As filed with the Securities and Exchange Commission on March 27, 2023

Registration No. 333-269706

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its certificate of incorporation)

Subsidiary Guarantors Listed on Schedule A Hereto

Ohio	3578	34-0183970
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Diebold Nixdorf, Incorporated

50 Executive Parkway, P.O. Box 2520

Hudson, Ohio 44236

Tel No.: (330) 490-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan B. Leiken, Esq.

Diebold Nixdorf, Incorporated

50 Executive Parkway, P.O. Box 2520

Hudson, Ohio 44236

Tel No.: (330) 490-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Catherine M. Clarkin

Ari Blaut

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Tel No.: (212) 558-4000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the exchange offer described in the enclosed prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A—SUBSIDIARY GUARANTORS

Exact Name Of Additional Registrants	State or Other Jurisdiction Of Incorporation Or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant’s Principal Executive Offices
Diebold Global Finance Corporation	Delaware	3578	34-1402596	50 Executive Parkway, P.O. Box 2520, Hudson, Ohio 44236 (330) 490-4000

Diebold Holding Company, LLC	Delaware	3578	34-1653478	50 Executive Parkway, P.O. Box 2520, Hudson, Ohio 44236 (330) 490-4000

Diebold SST Holding Company, LLC	Delaware	3578	34-1853595	50 Executive Parkway, P.O. Box 2520, Hudson, Ohio 44236 (330) 490-4000

Griffin Technology Incorporated	New York	3578	16-0864416	50 Executive Parkway, P.O. Box 2520, Hudson, Ohio 44236 (330) 490-4000

Diebold Self-Service Systems	New York	3578	34-1658298	50 Executive Parkway, P.O. Box 2520, Hudson, Ohio 44236 (330) 490-4000

Diebold Nixdorf Technology Finance, LLC	Delaware	3578	34-4189785	50 Executive Parkway, P.O. Box 2520, Hudson, Ohio 44236 (330) 490-4000

Diebold Nixdorf Canada, Limited	Canada	3578	N/A	6630 Campobello Road Mississauga, Ontario L5N 2L8, Canada (330) 490-4000

Diebold Canada Holding Company Inc.	Canada	3578	N/A	50 Executive Parkway Hudson, Ohio 44236 (330) 490-4000

Diebold Nixdorf BV	Belgium	3578	N/A	Brusselsesteenweg 494 1731 Zellik Belgium (330) 490-4000

Diebold Nixdorf Global Holding B.V.	Netherlands	3578	N/A	Papendorpseweg 100 3528 BJ Utrecht Netherlands (330) 490-4000

Diebold Nixdorf B.V.	Netherlands	3578	N/A	Papendorpseweg 100 3528 BJ Utrecht Netherlands (330) 490-4000

Diebold Nixdorf Dutch Holding B.V.	Netherlands	3578	N/A	Papendorpseweg 100 3528 BJ Utrecht Netherlands (330) 490-4000

Exact Name Of Additional Registrants	State or Other Jurisdiction Of Incorporation Or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant’s Principal Executive Offices

Diebold Nixdorf Software Partner B.V.	Netherlands	3578	N/A	Papendorpseweg 100 3528 BJ Utrecht Netherlands (330) 490-4000

Diebold Nixdorf Software C.V.	Netherlands	3578	N/A	Papendorpseweg 100 3528 BJ Utrecht Netherlands (330) 490-4000

Diebold Nixdorf Global Solutions B.V.	Netherlands	3578	N/A	Papendorpseweg 100 3528 BJ Utrecht Netherlands (330) 490-4000

Diebold Nixdorf S.A.S.	France	3578	N/A	6, avenue Morane Saulnier 3 Rue Paul Dautier 78140 Vélizy Villacoublay France (330) 490-4000

Diebold Nixdorf Holding Germany GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Wincor Nixdorf International GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Diebold Nixdorf Systems GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Diebold Nixdorf Deutschland GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Diebold Nixdorf Logistics GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Diebold Nixdorf Global Logistics GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Wincor Nixdorf Facility GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Exact Name Of Additional Registrants	State or Other Jurisdiction Of Incorporation Or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant’s Principal Executive Offices

Diebold Nixdorf Real Estate GmbH & Co. KG	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Diebold Nixdorf Business Administration Center GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

IP Management GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Diebold Nixdorf Vermögensverwaltungs GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Diebold Nixdorf Security GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Diebold Nixdorf Operations GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Diebold Nixdorf Finance Germany GmbH	Germany	3578	N/A	Heinz-Nixdorf-Ring 1 33106 Paderborn Germany (330) 490-4000

Diebold Nixdorf S.r.l.	Italy	3578	N/A	Via Ludovico il Moro 6/B Palazzo Torricelli 20079 Basiglio Milano Italy (330) 490-4000

Diebold Nixdorf Sp. z o.o.	Poland	3578	N/A	ul. ALEJE JEROZOLIMSKIE, 142B 02-305 WARSZAWA Poland (330) 490-4000

Diebold Nixdorf BPO Sp. z o.o.	Poland	3578	N/A	ul. ALEJE JEROZOLIMSKIE, 142B 02-305 WARSZAWA Poland (330) 490-4000

Diebold Nixdorf S.L.	Spain	3578	N/A	Avenida de Manoteras, 6 Building: Cetil II 28050 – Madrid Spain (330) 490-4000

Exact Name Of Additional Registrants	State or Other Jurisdiction Of Incorporation Or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant’s Principal Executive Offices

Diebold Nixdorf AB	Sweden	3578	N/A	Hemvärnsgatan 8 SE-171 74 Solna Sweden +46 (08) 470-09-00

Diebold Nixdorf (UK) Limited	England & Wales	3578	N/A	One, The Boulevard, Cain Road Bracknell, Berkshire RG12 1WP United Kingdom (330) 490-4000

The information in this prospectus may be changed. We may not sell securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 27, 2023.

PROSPECTUS

Diebold Nixdorf, Incorporated

OFFER TO EXCHANGE

Any and All 8.50% Senior Notes due 2024

for

Units Consisting of 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 and Warrants Exercisable for Common Shares

THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 7, 2023, UNLESS EXTENDED OR EARLIER TERMINATED BY US IN OUR SOLE DISCRETION (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”), SUBJECT TO APPLICABLE LAW. HOLDERS (AS DEFINED BELOW) WILL BE ENTITLED TO RECEIVE THE EARLY PARTICIPATION PREMIUM (AS SET FORTH BELOW) FOR THEIR 2024 SENIOR NOTES (AS DEFINED BELOW) ONLY IF THEY VALIDLY TENDER THEIR 2024 SENIOR NOTES AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON MARCH 3, 2023 (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EARLY DELIVERY TIME”) AND DO NOT VALIDLY WITHDRAW SUCH NOTES. 2024 SENIOR NOTES TENDERED MAY NOT BE WITHDRAWN AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE EXPIRATION TIME (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DEADLINE”), EXCEPT IN LIMITED CIRCUMSTANCES AS SET FORTH HEREIN. HOLDERS WHO TENDER THEIR 2024 SENIOR NOTES AFTER THE EARLY DELIVERY TIME WILL NOT RECEIVE ANY EARLY PARTICIPATION PREMIUM.

Upon the terms and subject to the conditions set forth in this prospectus, as it may be amended or supplemented, Diebold Nixdorf, Incorporated, an Ohio corporation (the “Issuer”), hereby offers each holder (“Holder”) of the Issuer’s 8.50% Senior Notes due 2024 (the “2024 Senior Notes”), issued pursuant to the Indenture, dated as of April 19, 2016 (as amended, the “2024 Senior Notes Indenture”), among the Issuer, the subsidiaries of the Issuer party thereto from time to time (together, the “Existing Subsidiary Guarantors”) and U.S. Bank Trust Company, National Association (formerly U.S. Bank National Association) (“U.S. Bank”), as trustee (in such capacity, the “2024 Senior Notes Trustee”), the opportunity to exchange any and all validly tendered (and not validly withdrawn) 2024 Senior Notes for units (the “New Units”). The New Units will be issued pursuant to the Unit Agreement, dated as of December 29, 2022 (the “Unit Agreement”), between the Issuer and U.S. Bank, as units trustee (in such capacity, the “Units Trustee”), as trustee of the Exchange Notes (in such capacity, the “Notes Trustee”) and as warrant agent of the Warrants (as defined below) (in such capacity, the “Warrant Agent”) . The New Units will consist of (1) new 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 to be issued by the Issuer (the “New Notes”) as additional notes pursuant to the Indenture, dated as of December 29, 2022, among the Issuer, the Issuer’s subsidiary guarantors party thereto, the Notes Trustee and GLAS Americas LLC, as notes collateral agent (the “Private Notes Indenture” and, as supplemented, the “New Notes Indenture”), and (2) warrants (the “New Warrants”) to purchase common shares, par value $1.25 per share, of the Issuer (“Common Shares”) to be reallocated on a pro rata basis between the participants in the Private Exchange Offer (as defined below) and the Exchange Offer pursuant to the Warrant Agreement, dated as of December 29, 2022, between the Issuer and the Warrant Agent (the “Warrant Agreement”). The terms of the New Units, New Notes and New Warrants (collectively, the “New Securities”) are described in this prospectus under “Description of the Units,” “Description of the New Notes” and “Description of the Warrants,” respectively.

On December 29, 2022, the Issuer completed a private exchange offer (the “Private Exchange Offer”) with respect to the 2024 Senior Notes, on substantially the same terms as this Exchange Offer, pursuant to which the Issuer accepted $327,888,000 aggregate principal amount of the 2024 Senior Notes (representing 81.97% of the aggregate principal amount then outstanding of the 2024 Senior Notes) tendered for exchange and issued $333,616,814 aggregate principal amount of units (the “Private Units” and, together with the New Units, the “Units”) consisting of $333,616,814 aggregate principal amount of 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 (the “Private Notes” and, together with the New Notes, the “Exchange Notes”) and 15,813,847 warrants (the “Private Warrants” and, as reallocated on a pro rata basis to account for the New Warrants, the “Warrants”) to purchase up to 15,813,847 Common Shares (as it may be adjusted from time to time). Pursuant to the terms of the Warrant Agreement, the number of Private Warrants will be reduced and reallocated on a pro rata basis to give effect to this Exchange Offer, as described herein. The terms of the New Notes and the Private Notes are identical in all material respects, although they will not be fungible for U.S. federal income tax purposes and the New Notes will have a separate CUSIP number and ISIN from the Private Notes, as described herein. In connection with the Private Exchange Offer, the Issuer also conducted a related consent solicitation to adopt certain proposed amendments to the 2024 Senior Notes Indenture, which with the consent of the holders of 81.97% of the aggregate principal amount then outstanding of the 2024 Senior Notes became effective and eliminated certain of the covenants, restrictive provisions and events of default. As a result, the holders of the 2024 Senior Notes only have limited rights under the 2024 Senior Notes Indenture.

Exchange Offer

Existing Securities	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Offer Consideration(1)	Early Participation Premium(1)	Total Offer Consideration(1)(3)
2024 Senior Notes (144A CUSIP No. 253651AA1 Reg S CUSIP No. U25316AA5 Registered CUSIP No. 253651AC7)	April 15, 2024	$72,112,000	$950 principal amount of New Units representing $950 principal amount of New Notes(1)(4) and the Unit Warrant Number of New Warrants(2)	$50 principal amount of New Units representing $50 principal amount of New Notes(1)(4) and the Unit Warrant Number of New Warrants(2)	$1,000 principal amount of New Units representing $1,000 principal amount of New Notes(1)(4) and the Unit Warrant Number of New Warrants(2)

(1)

Consideration representing the principal amount of New Units per $1,000 principal amount of 2024 Senior Notes validly tendered and not validly withdrawn, subject to any rounding as described herein. To ensure that the aggregate number of New Warrants and Private Warrants will not be exercisable for Common Shares in excess of the Maximum Number of Warrant Shares (as defined below), the number of Warrants corresponding to a Unit will be calculated as the Unit Warrant Number (as defined below).

(2)

Consideration representing New Warrants to purchase Common Shares. Each New Warrant will initially represent the right to purchase one Common Share, subject to adjustment as described herein, at an exercise price of $0.01 per share. The Warrants will, in the aggregate and upon exercise, be exercisable for up to 15,813,847 Common Shares (referred to herein, as it may be adjusted from time to time, as the “Maximum Number of Warrant Shares”).

The “Unit Warrant Number” means, for any principal amount of outstanding Exchange Notes represented by outstanding Units, the number of Warrants exercisable for an aggregate number of Common Shares equal to the product of (a) (i) such principal amount of Exchange Notes (including any payment-in-kind interest (“PIK Interest”), if applicable) divided by (ii) the aggregate principal amount of outstanding Exchange Notes part of all outstanding Units (including any PIK Interest, if applicable) and (b) the Maximum Number of Warrant Shares, in each case, as of any time of determination. The Maximum Number of Warrant Shares will be adjusted in the event a Termination Event (as defined below) occurs, in the event the Unit Split Date occurs with respect to some but not all outstanding Units prior to April 1, 2024 and/or as a consequence of an adjustment as set forth under “Description of the Warrants—Adjustment to the Warrant Shares.” Assuming 100% participation in this Exchange

Offer, including $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn (and including payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged), each $1,000 principal amount of Units would initially include approximately 39.187 Warrants. The Warrants are subject to automatic termination and cancellation in some circumstances. See “Description of the Warrants—Automatic Termination and Cancellation.”

(3)	Includes the Early Participation Premium for 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn.
(4)

The New Notes will accrue interest from December 29, 2022. Holders will receive payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged.

We refer to the offer to exchange the remaining 2024 Senior Notes as the “Exchange Offer.” In exchange for each $1,000 principal amount of 2024 Senior Notes that is validly tendered at or prior to the Early Delivery Time and not validly withdrawn, Holders will be entitled to receive the consideration set out in the table above under the heading “Total Offer Consideration.” The Total Offer Consideration represents the sum of the amounts set out in the table above (i) under the heading “Exchange Offer Consideration,” which consists of $950 principal amount of New Units representing $950 principal amount of New Notes that form a part thereof and the Unit Warrant Number of Warrants and which we refer to as the “Exchange Offer Consideration,” plus (ii) under the heading “Early Participation Premium,” which consists of $50 principal amount of New Units representing $50 principal amount of New Notes that form a part thereof and the Unit Warrant Number of Warrants and which we refer to as the “Early Participation Premium.”

In exchange for each $1,000 principal amount of 2024 Senior Notes that is validly tendered after the Early Delivery Time but at or prior to the Expiration Time and not validly withdrawn, Holders will be entitled to receive only the Exchange Offer Consideration. The Exchange Offer Consideration is equal to the difference between (i) the Total Offer Consideration minus (ii) the Early Participation Premium.

As of 5:00 p.m., New York City time, on March 24, 2023 (the “Prior Expiration Time”), $6,270,000 aggregate principal amount of the 2024 Senior Notes had been validly tendered and not validly withdrawn, including (a) $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn and (b) $2,925,000 aggregate principal amount of the 2024 Senior Notes validly tendered after the Early Delivery Time and at or prior to the Prior Expiration Time and not validly withdrawn.

The Issuer will use commercially reasonable efforts to file a registration statement to register the Common Shares underlying the Warrants prior to March 1, 2024, provided such Warrants have not been automatically terminated and cancelled prior to such date, and thereafter will use commercially reasonable efforts to effect such registration (subject to applicable securities laws) by April 1, 2024.

The New Notes to be issued in the Exchange Offer will accrue interest from December 29, 2022. Holders will receive payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged.

The tender of a 2024 Senior Note in the Exchange Offer will constitute an express waiver, to the extent such 2024 Senior Notes are accepted in the Exchange Offer and the Exchange Offer is consummated, by and as to the tendering Holder, with respect to any existing claims of such Holder against the Issuer, or any Existing Subsidiary Guarantor arising out of or relating to the 2024 Senior Notes being tendered, including any past or contemporaneous breach of the 2024 Senior Notes or the 2024 Senior Notes Indenture (including any breach alleged in connection with the Exchange Offer) that may otherwise arise under the 2024 Senior Notes Indenture, other than a default or event of default that cannot be waived without the consent of 100% of the holders of the 2024 Senior Notes (a “Holder Waiver”). For the avoidance of doubt, any Holder Waiver shall be effective solely as to the applicable tendering Holder, and not as to any other Holder.

If the Exchange Offer is consummated, the Issuer will pay a fee equal to $5.00 for each $1,000 in principal amount of 2024 Senior Notes that is validly tendered by Holders holding less than $500,000 aggregate principal amount of the 2024 Senior Notes and accepted for exchange pursuant to the Exchange Offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee (the “Soliciting Broker Fee”). See “Description of the Exchange Offer—Terms of the Exchange Offer—Soliciting Broker Fee.”

On the “Settlement Date”, which we expect will be the third business day following the Expiration Time, we will deliver (i) the Exchange Offer Consideration for 2024 Senior Notes accepted in the Exchange Offer and validly tendered after the Early Delivery Time and at or prior to the Expiration Time and not validly withdrawn and (ii) the Total Offer Consideration for 2024 Senior Notes accepted in the Exchange Offer and validly tendered at or prior to the Early Delivery Time and not validly withdrawn.

An investment in New Securities involves significant risks. There are also risks if you do not tender your 2024 Senior Notes. The limited trading markets for the 2024 Senior Notes could become even more limited or nonexistent due to the reduction in the amount of the 2024 Senior Notes outstanding after the consummation of the Exchange Offer, and this could negatively impact the trading price of such remaining 2024 Senior Notes. The 2024 Senior Notes Indenture does not require the Issuer’s existing or future non-guarantor subsidiaries to become guarantors of the 2024 Senior Notes if they incur or guarantee certain indebtedness. As a result, the 2024 Senior Notes are structurally subordinated to any indebtedness incurred or guaranteed by any such non-guarantor subsidiaries of the Issuer, including the New Notes and the other secured indebtedness incurred in connection with the Refinancing Transactions (as defined below) or in the future. The 2024 Senior Notes Indenture does not limit the transfer of assets to, or investments in, any such non-guarantor subsidiaries. There can be no assurance that the Issuer and the Existing Subsidiary Guarantors will not transfer significant amounts of assets to, or make significant investments in, such non-guarantor subsidiaries, or any other persons. See “Risk Factors—Risks to Non-Tendering Holders of 2024 Senior Notes in the Exchange Offer.”

The completion of the Exchange Offer is expressly conditioned upon the satisfaction or waiver by the Issuer of the conditions specified in “Description of the Exchange Offer—Conditions to the Exchange Offer.”

NONE OF THE ISSUER, THE 2024 SENIOR NOTES TRUSTEE, THE UNITS TRUSTEE, THE NOTES TRUSTEE, THE WARRANT AGENT, THE DEALER MANAGER (AS DEFINED BELOW), THE INFORMATION AND EXCHANGE AGENT (AS DEFINED BELOW), ANY FINANCIAL, TAX OR LEGAL ADVISOR TO ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKE ANY RECOMMENDATION AS TO WHETHER HOLDERS OF THE 2024 SENIOR NOTES SHOULD PARTICIPATE IN THE EXCHANGE OFFER, AND NONE OF THEM HAVE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”). Before making any decision regarding the Exchange Offer, you should read this prospectus, together with the documents incorporated by reference in this prospectus, the registration statement, the exhibits thereto and the additional information described under “Where You Can Find More Information.”

The Exchange Offer cannot be consummated until the registration statement of which this prospectus forms a part is declared effective.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES BEING OFFERED IN EXCHANGE FOR THE 2024 SENIOR NOTES OR THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

An investment in New Securities involves significant risks. See “Risk Factors” beginning on page 31 and incorporated by reference herein for a discussion of matters you should consider before you participate in the Exchange Offer.

Sole Dealer Manager

J.P. Morgan Securities LLC

                , 2023

The Issuer has provided and is solely responsible for the information contained or incorporated by reference in this prospectus. Neither the Issuer nor the Dealer Manager has authorized any person to provide you with any information other than that contained or incorporated by reference in this prospectus. Neither the Issuer nor the Dealer Manager takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained or incorporated by reference in this prospectus is as of the date of this prospectus (or in the case of information contained in a document incorporated by reference, as of the date of such document) and is subject to change, completion or amendment without notice. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any other date. Neither the delivery of this prospectus at any time nor the offer, exchange, sale or delivery of any security shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus. The business, financial condition, results of operations and prospects of the Issuer may have changed since such dates.

This prospectus incorporates by reference important business and financial information about us from documents filed with the SEC that have not been included herein or delivered herewith. Information incorporated by reference is available without charge at the website that the SEC maintains at http://www.sec.gov, as well as from other sources. See “Where You Can Find More Information.” We will provide you with a copy of any of these filings (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing to or telephoning us at the following address and telephone number:

Diebold Nixdorf, Incorporated

50 Executive Parkway, P.O. Box 2520

Hudson, OH 44236-1605

(330) 490-4000

Attn: Corporate Secretary

In order to receive timely delivery of those materials, you must make your requests no later than five business days before the Expiration Time, which is 5:00 p.m., New York City time, on April 7, 2023, unless extended or earlier terminated by the Issuer.

i

USE OF CERTAIN TERMS

As used in this prospectus, except where otherwise specified or unless the context otherwise requires:

•	the “Issuer” and “DNI” refer to Diebold Nixdorf, Incorporated, an Ohio corporation, excluding its subsidiaries;

•	“we,” “us,” “our,” “Diebold Nixdorf” and “the company” refer to the Issuer and its direct and indirect subsidiaries, collectively;

•	“GAAP” means accounting principles generally accepted in the U.S.;

•	“dollar” or “$” refer to the U.S. dollar;

•	“New Securities” refer to the New Units or, as the context otherwise requires, the New Units, together with the New Notes and New Warrants; and

•	“U.S.” means the United States.

Certain other capitalized terms used in this prospectus are defined in the Annual Report (as defined below), which is incorporated herein by reference, or elsewhere in this prospectus.

NOTICE TO INVESTORS

This prospectus contains important information concerning the Exchange Offer. You should read this prospectus (including the documents incorporated by reference herein) in its entirety before you make any decision regarding the Exchange Offer.

For holders outside the United States and in the European Economic Area (the “EEA”), the United Kingdom (the “UK”), Canada or certain other relevant jurisdictions, the Exchange Offer is only being made, and the New Securities are only being offered, to “non-U.S. qualified offerees”. In making your investment decision, you will be deemed to have made certain acknowledgements, representations and agreements as set forth in this prospectus under the caption “Offer Restrictions and Notices to Holders Outside the United States”. “Non-U.S. qualified offerees” means:

(1) Any person that is located and/or resident in a Member State of the EEA and is (x) a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and (y) not a retail investor. For the purposes of this paragraph (1), a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II;

(2) Any person that is located and/or resident in the UK and is:

(x) a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “UK Prospectus Regulation”);

(y) not a retail investor; and

(z) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or a high net worth entity or other person to whom it may be lawfully communicated, falling within Article 49(2)(a) to (d) of the Order. For the purposes of this paragraph (2), a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”);

(3) Any person that is resident in a province or territory of Canada and is (x) an accredited investor, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (ii) a permitted client as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”); or

(4) Any person outside the United States, the European Economic Area, the United Kingdom and Canada to whom the Exchange Offer may be made in compliance with all other applicable laws and regulations of any applicable jurisdiction.

NONE OF THE ISSUER, THE 2024 SENIOR NOTES TRUSTEE, THE UNITS TRUSTEE, THE NOTES TRUSTEE, THE WARRANT AGENT, THE DEALER MANAGER, THE INFORMATION AND EXCHANGE AGENT, ANY FINANCIAL, TAX OR LEGAL ADVISOR TO ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKE ANY RECOMMENDATION AS TO WHETHER HOLDERS OF THE 2024 SENIOR NOTES SHOULD PARTICIPATE IN THE EXCHANGE OFFER, AND NONE OF THEM HAS AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION.

This prospectus does not constitute an offer to participate in the Exchange Offer to or from any person in any jurisdiction where it is unlawful to make such an offer. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus as described in this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer presented in this prospectus does not extend to you.

No action has been or will be taken in any jurisdiction that would permit a public offering of the New Securities or the possession, circulation or distribution of this prospectus or any other material relating to us or the New Securities in any jurisdiction where action for that purpose is required. Accordingly, none of the New Securities may be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisement in connection with the New Securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. You are advised to inform yourself about this prospectus and to observe any restrictions relating to the Exchange Offer and the resale of any of the New Securities.

The Exchange Offer is being made on the basis of this prospectus in accordance with the terms and subject to the conditions described herein. Any decision to participate in the Exchange Offer must be based on the information contained in this prospectus or specifically incorporated herein by reference. In making an investment decision, prospective investors must rely on their own examination of us and the terms of the Exchange Offer and the New Securities, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as investment, legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and must comply with all applicable laws and regulations in force in any jurisdiction in which it participates in the Exchange Offer or in which it possesses or distributes this prospectus, and must obtain any consent, approval or permission required by it for participation in the Exchange Offer under the laws and regulations in force in any jurisdiction to which it is subject, and neither we, J.P. Morgan Securities LLC (the “Dealer Manager”), D.F. King & Co., Inc. (the “Information and Exchange Agent”), any financial, tax or legal advisor to any of the foregoing, nor any of our or their respective representatives shall have any responsibility therefor. Without limiting the foregoing, you should carefully consider the tax consequences of participating in the Exchange Offer. See “Certain U.S. Federal Income Tax Considerations.”

No representation or warranty, express or implied, is made by the Dealer Manager, the Information and Exchange Agent, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, any financial, tax or legal advisor to any of the foregoing (or to the Issuer), or any of their respective affiliates, as to the accuracy or completeness of any of the information set forth in this prospectus, and nothing contained in, or incorporated by reference into, this prospectus is or shall be relied upon as a promise or representation, whether as to the past or the future.

This prospectus contains summaries with respect to the terms of certain documents, but reference is made to the actual documents for complete information. All summaries are qualified in their entirety by this reference. Copies of documents referred to herein will be made available to prospective investors upon request to the Issuer or the Information and Exchange Agent. The New Units will be available in book-entry form only. We expect that the New Units received upon exchange pursuant to this prospectus will be issued in the form of one or more global certificates, which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the global certificates will be shown on and transfers of the global certificates will be effected only through records maintained by DTC and its participants.

In order to participate in the Exchange Offer, you will be required to submit or arrange to have submitted or arranged on your behalf valid tender and blocking instructions (“Tender Instructions”) at or prior to the Early Delivery Time or Expiration Time, as applicable in the form required by the relevant clearing system and in accordance with the procedures set forth below. There is no separate letter of transmittal in connection with the

Exchange Offer or this prospectus. The Issuer reserves the right to reject any Tender Instructions not received in the appropriate form.

You should be aware that none of the Issuer, the Dealer Manager, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Information and Exchange Agent, or any other person, or any of their respective affiliates, assumes any responsibility for technical or other difficulties you may encounter in submitting your Tender Instructions.

NOTICE TO EUROPEAN ECONOMIC AREA INVESTORS

This prospectus has been prepared on the basis that any offer of New Securities (“New Securities Offering”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for any offers. No New Securities Offering contemplated by this prospectus will be made other than to any legal entity which is a qualified investor as defined in Article 2(e) of the Prospectus Regulation. Accordingly, any person making or intending to make any New Securities Offering within the EEA should only do so in circumstances in which no obligation arises for the Issuer to produce a prospectus for such offer. The Issuer has not authorized, nor does it authorize, the making of any New Securities Offering through any financial intermediary.

IMPORTANT—EEA RETAIL INVESTORS—The New Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

NOTICE TO FRENCH INVESTORS

The Exchange Offer contemplated by this prospectus does not constitute an offer to the public in the Republic of France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Article 2(d) of the Prospectus Regulation, which is subject to the requirement to issue a prospectus in France approved by the French Autorité des Marchés Financiers or any other competent authority. This prospectus has not been or shall not be distributed in the Republic of France except to qualified investors (investisseurs qualifiés) as defined in Article 2(e) of the Prospectus Regulation. This prospectus has not been submitted for clearance to the French Autorité des Marchés Financiers.

NOTICE TO ITALIAN INVESTORS

This prospectus has not been, and will not be, registered with or approved by any securities regulator in Italy or elsewhere in the EEA. Accordingly, this document may not be made available, nor may the New Securities be offered for sale, in Italy except in circumstances that do not require a prospectus under Article 1(4) of the Prospectus Regulation. In accordance with Article 1(4)(a) of the Prospectus Regulation, an offer of New Securities in Italy is limited to persons who are “qualified investors” (as defined in Article 2(e) of the Prospectus Regulation).

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NOTICE TO UNITED KINGDOM INVESTORS

This prospectus has been prepared on the basis that any New Securities Offering will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to produce a prospectus for any offers. No New Securities Offering contemplated by this prospectus will be made other than to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation. Accordingly, any person making or intending to make any New Securities Offering within the UK should only do so in circumstances in which no obligation arises for the Issuer to produce a prospectus for such offer. The Issuer has not authorized, nor does it authorize, the making of any New Securities Offering through any financial intermediary.

IMPORTANT—UK RETAIL INVESTORS—The New Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of UK MiFIR; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the New Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the New Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus and any other material in relation to the Exchange Offer described herein are only being distributed to and are only directed at (i) persons who are outside the UK, (ii) investment professionals falling within Article 19(5) of the Order or (iii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2) (a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Exchange Offer is only being made to, and the New Securities are only available to, and any solicitation, invitation, offer or agreement to deliver 2024 Senior Notes or subscribe, purchase or otherwise acquire the New Securities, as applicable, will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

NOTICE TO SWEDISH INVESTORS

This prospectus is not a prospectus within the meaning of the Prospectus Regulation and has not been prepared in accordance with the prospectus requirements provided for in the Prospectus Regulation. Neither the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) nor any other Swedish public body has examined, approved or registered this prospectus or will examine, approve or register this prospectus. Accordingly, this prospectus may not be made available, nor may the New Securities otherwise be marketed and offered for sale, in Sweden other than in circumstances that constitute an exemption from the requirement to prepare a prospectus under the Prospectus Regulation.

NOTICE TO BELGIAN INVESTORS

This prospectus or Exchange Offer contemplated by this prospectus does not constitute a prospectus within the meaning of the Prospectus Regulation, the Prospectus Act of 11 July 2018 or the Act of 1 April 2007 on Takeover Bids for which an approval of the Belgian Financial Services and Markets Authority (“FSMA”) would be required. This prospectus was not filed with the FSMA. Consequently, the prospectus may not be made available, nor may the New Securities otherwise be marketed and offered for sale, in Belgium other than in circumstances (i) that constitute an exemption from the requirement to prepare a prospectus under the Prospectus

Regulation and Prospectus Act of 11 July 2018 and (ii) that do not constitute a public offer pursuant to Article 6, §3 of the Act of 1 April 2007 on Takeover Bids. The New Securities may not be offered, sold or otherwise made available in Belgium to, any person qualifying as a consumer (consommateur/consument) within the meaning of the Belgian code of economic law (Code de droit économique/Wetboek van economisch recht), as amended.

The Exchange Offer contemplated by this prospectus will not be made other than to qualified investors as defined in Article 2(e) of the Prospectus Regulation.

NOTICE TO POLISH INVESTORS

This prospectus is not a prospectus or information memorandum and, as such, has not been and will not be approved by the Polish Financial Supervision Authority (Komisja Nadzoru Finansowego) (the “KNF”) nor has any competent authority of another relevant Member State notified, nor will any competent authority of another relevant Member State notify the KNF of its approval. Accordingly, this prospectus may not be made available to the public, nor may the New Securities otherwise be offered for sale in Poland other than in circumstances that constitute an exemption from the requirement to prepare a prospectus or information memorandum under the Prospectus Regulation and/or the Act on Public Offering, Conditions Governing the Introduction of Financial Instruments to Organized Trading and Public Companies of July 29, 2005, as amended (the “Public Offering Act”).

NOTICE TO SPANISH INVESTORS

None of the New Securities, this prospectus or the Exchange Offer has been approved or registered with the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores) and, therefore, this prospectus is not intended to be used for any public offer of the New Securities in Spain. The New Securities may not be offered or sold or distributed in Spain, nor may any subsequent resale of the New Securities be carried out or publicity or marketing of any kind be made in Spain in relation to the New Securities, except (i) in circumstances that do not qualify as a public offer of securities in Spain in accordance with the Prospectus Regulation and the consolidated text of the Spanish Securities Market Act (Real Decreto Legislativo 4/2015, de 23 de octubre, por el que se aprueba el texto refundido de la Ley del Mercado de Valores) as amended and restated (the “Spanish Securities Market Act”), or pursuant to an exemption from registration under article 41 of Royal Decree 1310/2005, of November 4, partially implementing the Spanish Securities Market Act in matters affecting securities listings on official secondary markets, public offers for sale or subscription of securities, and the required prospectus for those purposes (Real Decreto 1310/2005, de 4 de noviembre por el que se desarrolla parcialmente la Ley 24/1988, de 28 de julio, del Mercado de Valores, en materia de admisión a negociación de valores en mercados secundarios oficiales, de ofertas públicas de venta o suscripción y del folleto exigible a tales efectos), and additional rules enacted under or in substitution of these regulations from time to time; and (ii) by institutions authorized to provide investment services in Spain under the Spanish Securities Market Act (and related legislation) and Royal Decree 217/2008 of 15 February on the legal regime applicable to investment services companies (Real Decreto 217/2008, de 15 de febrero, sobre el régimen jurídico de las empresas de servicios de inversión y de las demás entidades que prestan servicios de inversión).

NOTICE TO GERMAN INVESTORS

This prospectus has not been, and will not be, registered with or approved by any securities regulator in Germany or elsewhere in the EEA. Accordingly, this document may not be made available, nor may the New Securities be offered for sale, in Germany except in circumstances that do not require a prospectus under Article 1(4) of the Prospectus Regulation. In accordance with Article 1(4)(a) of the Prospectus Regulation, an offer of New Securities in Germany is limited to persons who are “qualified investors” (as defined in Article 2(e) of the Prospectus Regulation).

NOTICE TO CHILEAN INVESTORS

The offer of the New Securities is subject to CMF Rule 336. The New Securities being offered will not be registered under the Chilean Securities Market Law (Ley de Mercado de Valores) in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) both kept by the CMF and, therefore, the New Securities are not subject to the oversight of the CMF. As unregistered securities in Chile, we are not required to disclose public information about the New Securities in Chile. Accordingly, the New Securities cannot and will not be publicly offered to persons in Chile unless they are registered in the corresponding Securities Registry. The New Securities may only be offered in Chile in circumstances that do not constitute a public offering under Chilean law or in compliance with CMF Rule 336. Pursuant to the Chilean Securities Market Law, a public offering of securities is an offering that is addressed to the general public or to certain specific categories or groups thereof. Considering that the definition of public offering is quite broad, even an offering addressed to a small group of investors may be considered to be addressed to a certain specific category or group of the public and therefore be considered public under applicable law and, as such, subject to registration in Chile. However, pursuant to CMF Rule 336, the New Securities may be privately offered in Chile to certain “qualified investors” identified as such therein (which in turn are further described in General Rule No. 216, dated June 12, 2008, of the CMF, as amended). The Issuer of the New Securities will be responsible for adopting all measures and safeguards necessary to verify the identity and quality of the qualified investments and the fact that it has been learned that the New Securities to be acquired are not registered in the registries maintained by the CMF and, therefore, that no public offering of such New Securities may be made in Chile. CMF Rule 336 requires the following information to be provided to prospective investors in Chile:

1.	Date of commencement of the offer: November 28, 2022. The offer of the New Securities is subject to Rule (Norma de Carácter General) No. 336, dated June 27, 2012, issued by the CMF.

2.

The subject matter of this offer are securities not registered with the Securities Registry (Registro de Valores), nor with the Foreign Securities Registry (Registro de Valores Extranjeros) both kept by CMF. As a consequence, the New Securities are not subject to the oversight of the CMF.

3.	Since the New Securities are not registered in Chile, the Issuer are not obliged to provide publicly available information about the New Securities in Chile.

4.	The New Securities will not be subject to public offering in Chile unless registered with the relevant Securities Registry kept by the CMF.

NOTICE TO HONG KONG INVESTORS

The New Securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the New Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to New Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

NOTICE TO SWISS INVESTORS

This document is not intended to constitute an offer or solicitation to purchase or invest in the New Securities described herein. The New Securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the New Securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the New Securities constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the New Securities may be publicly distributed or otherwise made publicly available in Switzerland. This document and any other offering or marketing material relating to the New Securities may only be made available in or from Switzerland to professional clients within the meaning of the FinSA.

This document and any other offering or marketing material relating to the New Securities may only be made available in or from Switzerland to regulated financial intermediaries as defined in Article 10(3)(a) or (b) of the Swiss Federal Act on Collective Investment Schemes, i.e., banks, securities dealers, fund management companies, asset managers of collective investment schemes, central banks and insurance companies. Neither this document nor any other offering or marketing material relating to the New Securities may be copied, reproduced, distributed or passed on to third parties without the Dealer Manager’s prior written consent.

Neither this document nor any other offering or marketing material relating to the offering, nor the New Securities have been or will be filed with or approved by any Swiss regulatory authority. The New Securities are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the New Securities will not benefit from the protection or supervision by such authority.

NOTICE TO LUXEMBOURGIAN INVESTORS

In relation to the Grand Duchy of Luxembourg (“Luxembourg”), which has implemented the Prospectus Directive by the law of 10 July 2005 relative aux prospectus pour valeurs mobilières (the “Prospectus Law”), the New Securities may not be offered to the public in Luxembourg, except that the New Securities may be offered to the public in Luxembourg:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•

to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Law); or

•	any other circumstances which do not require the publication by Chile of a prospectus pursuant to Article 5 of the Prospectus Law.

For the purposes of this provision, the expression an “offer of bonds to the public” in relation to any New Securities in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the New Securities and the expression “Prospectus Directive” means Directive 2003/71/EC.

NOTICE TO SINGAPOREAN INVESTORS

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Dealer Manager has not offered or sold any New Securities or caused such New Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell such New Securities or cause such New Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such New Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the New Securities are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the New Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the New Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

NOTICE TO JAPANESE INVESTORS

The New Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The New Securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.

NOTICE TO CANADIAN INVESTORS

The New Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in NI 45-106 or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in NI 31-103, and by acquiring the New Securities, the Canadian acquirer thereof will be deemed to have represented and warranted as such to the Issuer and the Dealer Manager.

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Any resale of the New Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. The New Securities will be subject to the following legend restriction: “Unless permitted under securities legislation, the holder of the New Securities must not trade the security before the date that is 4 months and a day after the later of (i) the date of distribution of the New Securities, and (ii) the date the issuer became a reporting issuer in any province or territory.” In the event that no physical certificates representing the New securities are provided to the acquirer (including if the New Securities are entered into direct registration or other electronic book-entry system), the above constitutes written notice pursuant to, and as required by, Section 2.5(2)(3.1) of National Instrument 45-102 Resale of Securities (“NI 45-102”) of the legend requirement set out in section 2.5 of NI 45-102.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum contain a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Dealer Manager is relying on an exemption from, and not required to comply with, the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the Exchange Offer.

WHERE YOU CAN FIND MORE INFORMATION

The Issuer files or furnishes annual, quarterly and current reports, proxy statements and other information with the SEC. These documents are available to the public on the Internet on the SEC’s web site located at www.sec.gov. In addition, the Issuer makes available free of charge on or through its website its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such material has been filed with, or furnished to, the SEC. The Issuer also makes available on or through its website, www.diebold.com, its press releases, investor presentations, reports pursuant to Section 16 of the Exchange Act and certain corporate governance documents.

You may obtain copies of these documents from us, without charge, by calling or writing to us at:

Diebold Nixdorf, Incorporated

50 Executive Parkway, P.O. Box 2520

Hudson, OH 44236-1605

(330) 490-4000

Attn: Corporate Secretary

This prospectus, including the information incorporated by reference herein, contains summaries of certain agreements that the Issuer has filed as exhibits to various SEC filings. The descriptions of these agreements contained in this prospectus and the information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the full terms of the relevant definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the above address or telephone number. In order to receive timely delivery of those materials, you must make your requests no later than five business days before the Expiration Time.

Except to the extent expressly set forth under “Incorporation of Certain Documents by Reference,” none of the Issuer’s reports or any other information filed or furnished by the Issuer with the SEC is incorporated by reference into this prospectus. Information on the Issuer’s website is not a part of, and the contents of the Issuer’s website are not being incorporated into, this prospectus.

TRADEMARKS

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, the trademarks, trade names and service marks referred to in this prospectus may be listed without the applicable ®, ™ and SM, symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

In this prospectus, we “incorporate by reference” certain information filed by the Issuer with the SEC, which means that important information can be disclosed to you by referring to those documents. The Issuer incorporates by reference the documents listed below and any future documents that the Issuer files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the completion or the termination of the Exchange Offer (provided that, unless otherwise indicated in the applicable report, we will not incorporate by reference any filing that is “furnished” or deemed “furnished” to the SEC):

Diebold Nixdorf, Incorporated SEC Documents (File No. 1-4879)	Period and/or Date Filed or Furnished
Annual Report on Form 10-K	Fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023.

Current Reports on Form 8-K	Filed with the SEC on January 5, 2023, January 23, 2023, February 6, 2023 (Items 5.02 and 5.03 only), February 9, 2023 (Item 5.02 only), March 3, 2023, March 22, 2023 and March 24, 2023.

Definitive Proxy Statement on Schedule 14A	The information contained in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 16, 2023 and incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022.

Information that the Issuer files with the SEC on or after the date hereof that is incorporated by reference herein will automatically update and supersede the previously filed information. Any statement in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document being incorporated by reference.

We will provide you with a copy of any of these filings (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing to or telephoning us at the following address and telephone number:

Diebold Nixdorf, Incorporated

50 Executive Parkway, P.O. Box 2520

Hudson, OH 44236-1605

(330) 490-4000

Attn: Corporate Secretary

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that are not historical information and are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the company’s expected future performance (including expected results of operations and financial guidance), future financial condition, potential impact of the ongoing coronavirus (“COVID-19”) pandemic, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “believes,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements reflect the current views of the company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The factors that may affect the company’s results include, among others:

•

the overall impact of the global supply chain complexities on the company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the company’s reliance on suppliers, subcontractors and availability of raw materials and other components;

•	the ability of the company to raise necessary equity capital to pay the 2024 Senior Notes at maturity if there is insufficient participation in the Exchange Offer;

•

the ability of the company to generate sufficient cash or have sufficient access to capital resources to service its debt, which, if unsuccessful or insufficient, could force the company to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance its indebtedness;

•	the ability of the company to comply with the covenants contained in the agreements governing its debt and to successfully refinance its debt in the future;

•	our ability to successfully convert our backlog into sales, including our ability to overcome supply chain and liquidity challenges;

•

the ultimate impact of the ongoing COVID-19 pandemic and other public health emergencies, including further adverse effects to the company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations;

•

the company’s ability to successfully meet its cost-reduction goals and to continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as the current $150 million-plus cost savings plan;

•	the success of the company’s new products, including its DN Series line and EASY family of retail checkout solutions, and electronic vehicle charging service business;

•	the impact of a cybersecurity breach or operational failure on the company’s business;

•	the company’s ability to attract, retain and motivate key employees;

•	the company’s reliance on suppliers, subcontractors and availability of raw materials and other components;

•

changes in the company’s intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;

•	the company’s success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances;

•

the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the company’s favor at the lower court level in May 2022) and the merger/squeeze-out;

•

the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce the company’s customer base and/or adversely affect its customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	the impact of competitive pressures, including pricing pressures and technological developments;

•

changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the war between Russia and Ukraine and the tension between the United States and China), disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the company’s operations;

•	the company’s ability to maintain effective internal controls;

•	unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;

•	the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the company’s ability to comply with applicable laws and regulations; and

•	other factors discussed elsewhere in this prospectus or in documents incorporated by reference into this prospectus, including the section of this prospectus titled “Risk Factors.”

Except to the extent required by applicable law or regulation, the company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

NON-GAAP FINANCIAL MEASURES

This prospectus contains the following non-GAAP financial measures: EBITDA; Adjusted EBITDA; and Adjusted EBITDA margin. These are supplemental financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

In this prospectus, references to these terms will have the meanings specified below, unless the context otherwise requires:

•	references to “EBITDA” mean net loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense;

•

references to “Adjusted EBITDA” mean EBITDA excluding the effects of the following items: share-based compensation; amortization of cloud-based software implementation costs: foreign exchange gain/loss, net; miscellaneous, net; equity in earnings (loss) of unconsolidated subsidiaries; restructuring and transformation expenses; refinancing related costs; non-routine expenses and the 2022 adjusted EBITDA loss of our held for sale non-core European retail business; and

•	references to “Adjusted EBITDA margin” mean the corresponding non-GAAP measure as a percentage of net sales.

These non-GAAP financial measures are used by management, in addition to GAAP financial measures, to enhance the understanding of our operating results, evaluate operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals.

We believe providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. We also believe these non-GAAP financial measures may be useful to investors in comparing our performance to the performance of other companies. However, our non-GAAP financial measures are specific to us and similarly titled non-GAAP financial measures of other companies may not be calculated in the same manner, and any differences may be material. We provide EBITDA and Adjusted EBITDA because we believe that investors will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements.

Although we use these non-GAAP financial measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation or as a substitute for analysis of our results of operations as reported in accordance with GAAP.

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein include market share, ranking, industry data and forecasts that we obtained or derived from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information or information derived therefrom. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market, market position and ranking are based on market data currently available to us, management’s estimates and assumptions we have made regarding the size of our markets within our industry. While we are not aware of any misstatements regarding our industry data presented herein, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and incorporated by reference in this prospectus. None of the Issuer, the Dealer Manager, the Information and Exchange Agent, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, any financial, tax or legal advisor to any of the foregoing, or any of their respective affiliates can guarantee the accuracy or completeness of such information contained or incorporated by reference in this prospectus.

PRESENTATION OF FINANCIAL INFORMATION

The company’s financial statements incorporated by reference in this prospectus and the financial information for the company included or incorporated by reference in this prospectus have been prepared in accordance with GAAP, except as otherwise noted. The company’s financial information is presented in U.S. dollars.

Certain totals in the tables included in this prospectus may not calculate due to rounding. Negative amounts are presented in parentheses.

CURRENCY PRESENTATION

All references in this prospectus to “euro” and “€” refer to the currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended, and all references to “U.S. dollars” and “$” refer to the currency of the United States of America.

ASSISTANCE AND ADDITIONAL INFORMATION

Any questions or requests for assistance concerning the terms of the Exchange Offer may be directed to the Issuer, the Dealer Manager or the Information and Exchange Agent at their respective address and email address set forth below. For procedural or administrative questions regarding how to validly tender or validly withdraw your 2024 Senior Notes, you may contact the Information and Exchange Agent at its address and telephone number set forth below and on the back cover of this prospectus.

Diebold Nixdorf, Incorporated

50 Executive Parkway, P.O. Box 2520

Hudson, OH 44236-1605

(330) 490-4000

Attn: Corporate Secretary

Information and Exchange Agent:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call Toll Free: (866) 388-7535

Email: diebold@dfking.com

Sole Dealer Manager:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Liability Management Group

Toll-Free: (866) 834-4666

Collect: (212) 834-4087

IMPORTANT DATES

Please take note of the following important dates and times in connection with the Exchange Offer. The Issuer reserves the right to extend any of these dates with respect to the Exchange Offer, and consequently, the following dates are subject to change.

Dates Relating to the Exchange Offer
	Date and Time	Event
Launch Date	February 10, 2023.	Commencement of the Exchange Offer.

Early Delivery Time	5:00 p.m., New York City time, on March 3, 2023.

The deadline for Holders to validly tender their 2024 Senior Notes to receive the Total Offer Consideration.

DTC may in accordance with its normal procedures establish earlier deadlines for the receipt of the Tender Instructions from its participants, as described under “Description of the Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering 2024 Senior Notes.”

Withdrawal Deadline	5:00 p.m., New York City time, on April 7, 2023.	The deadline for Holders that validly tendered their 2024 Senior Notes to validly withdraw tenders of their 2024 Senior Notes.

Expiration Time	5:00 p.m., New York City time, April 7, 2023.

The deadline for Holders to validly tender their 2024 Senior Notes to receive the Exchange Offer Consideration.

DTC and custodians for the 2024 Senior Notes may in accordance with their normal procedures establish earlier deadlines for the receipt of the required documents from their participants, as described under “Description of the Exchange Offer.”

Settlement Date	Promptly after the Expiration Time, expected to be the third business day following the Expiration Time	If all conditions to the Exchange Offer have been satisfied or waived prior to the Expiration Time, the date on which the Total Offer Consideration or the Exchange Offer Consideration (as applicable) will be delivered in exchange for 2024 Senior Notes accepted in the Exchange Offer.

SUMMARY

You should read the following summary together with the more detailed information included elsewhere in this prospectus and the information and consolidated financial statements and their notes included in the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 16, 2023 (referred to as the “Annual Report”), which is incorporated in this prospectus by reference. Investing in the New Securities involves significant risks, as described in the “Risk Factors” section of this prospectus and in our Annual Report. Certain capitalized terms used in this prospectus are defined under “Use of Certain Terms” in the Annual Report, which is incorporated herein by reference, or elsewhere in this prospectus.

Overview

Diebold Nixdorf is a world leader in enabling Connected Commerce. The company automates, digitizes and transforms the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, the company’s integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 21,000 employees worldwide.

The company offers a broad portfolio of solutions designed to automate, digitize and transform the way people bank and shop. As a result, the company’s operating structure is focused on its two customer segments—Banking and Retail. Leveraging a broad portfolio of solutions, the company offers customers the flexibility to purchase combinations of services, software and products that drive the most value to their business.

The company’s registered and principal executive offices are located at 50 Executive Parkway, P.O. Box 2520, Hudson, Ohio 44236, and its telephone number at that location is +1 (330) 490-4000.

Recent Developments

Refinancing Transactions

On October 20, 2022, the Issuer, certain of its subsidiaries, including Diebold Nixdorf Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and a direct wholly owned subsidiary of the Issuer (the “Dutch Subsidiary”), and certain initial consenting holders entered into a Transaction Support Agreement (which was subsequently amended on November 28, 2022 and December 20, 2022), to which the other consenting holders have since become party (together with all exhibits, annexes and schedules thereto, and as so amended, the “Transaction Support Agreement”). As contemplated in the Transaction Support Agreement, the following refinancing transactions (the “Refinancing Transactions”) were completed on December 29, 2022:

•

The Issuer and certain of its subsidiaries obtained a new $250 million asset-based credit facility (the “ABL Facility”), which will mature in July 2026, subject to a springing maturity to a date that is 91 days prior to the maturity of certain indebtedness of the Issuer or its subsidiaries above a certain threshold amount. The ABL Facility is provided by, and replaces the commitments of, the Issuer’s existing revolving credit lenders under the Credit Agreement, dated as of November 23, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among the Issuer, as borrower, the Issuer’s subsidiary borrowers party thereto, the lenders party thereto from time to time and JPMorgan Chase Bank N.A., as administrative agent.

•

Diebold Nixdorf Holding Germany GmbH (the “German Borrower”), a wholly-owned subsidiary of the Issuer, obtained a new $400 million super-senior term loan credit facility (the “Super Senior Facility”), which will mature in July 2025.

•

Certain holders of the term loans (the “Existing Term Loans”) under the Existing Credit Agreement exchanged such Existing Term Loans at par into extended term loans (the “Extended Term Loans” and such exchange, the “Term Loan Exchange”), which will mature in July 2025.

•

The Issuer amended the Existing Credit Agreement to, among other things, permit the Refinancing Transactions, remove substantially all negative covenants and mandatory prepayments, and direct the collateral agent to release the liens on certain collateral securing the Issuer’s obligations under the Existing Credit Agreement and the Existing Subsidiary Guarantors’ obligations under the related guarantees (in each case, to the extent permitted, including under applicable law).

•	The Issuer consummated the Private Exchange Offer and the related consent solicitation and effected certain proposed amendments to the 2024 Senior Notes Indenture.

•

(i) Certain holders of the Issuer’s 9.375% Senior Secured Notes due 2025 (the “Existing 2025 USD Senior Notes”), issued pursuant to the Indenture, dated as of July 20, 2020 (as amended, the “2025 USD Senior Notes Indenture”) exchanged (the “2025 USD Senior Notes Exchange Offer”) such Existing 2025 USD Senior Notes for new 9.375% Senior Secured Notes due 2025 (the “Exchange USD Notes” and together with the Existing 2025 USD Senior Notes, the “2025 USD Senior Notes”), being issued under the 2025 USD Senior Notes Indenture and with identical terms to the Existing 2025 USD Senior Notes (after giving effect to the proposed amendments as described below), and (ii) certain holders of the Dutch Subsidiary’s 9.000% Senior Secured Notes due 2025 (the “Existing 2025 EUR Senior Notes” and, together with the Existing 2025 USD Senior Notes, the “Existing 2025 Senior Notes” and, together with the 2024 Senior Notes, the “Existing Notes”), issued pursuant to that certain Indenture, dated as of July 20, 2020 (the “2025 EUR Senior Notes Indenture” and, together with the 2025 USD Senior Notes Indenture, the “2025 Senior Notes Indentures”) exchanged (the “2025 EUR Senior Notes Exchange Offer” and together with the 2025 USD Senior Notes Exchange Offer, the

“2025 Senior Notes Exchange Offers”) such Existing 2025 EUR Senior Notes for new 9.00% Senior Secured Notes due 2025 (the “Exchange EUR Notes” and, together with the Existing 2025 EUR Senior Notes, the “2025 EUR Senior Notes”; the Existing 2025 Senior Notes, together with the Exchange USD Notes and the Exchange EUR Notes, the “2025 Senior Notes”). The Issuer also consummated the related consent solicitations and effected certain proposed amendments to the 2025 USD Senior Notes Indenture and the 2025 EUR Senior Notes Indenture.

On March 21, 2023 (the “ABL Amendment Date”), the Issuer and certain of its subsidiaries entered into an amendment and limited waiver (the “ABL Amendment”) to the ABL Facility.

The ABL Amendment provides for an additional tranche (the “FILO Tranche”) of commitments under the ABL Facility consisting of a senior secured “last out” term loan facility (the “FILO Facility”). Commitments under the FILO Facility were $55 million and were borrowed in full and cancelled on the ABL Amendment Date. Proceeds of the loans made under the FILO Facility will be used to finance the ongoing working capital requirements of the Issuer and its subsidiaries and for other general corporate purposes.

The FILO Facility will mature on June 4, 2023. Loans under the FILO Facility bear interest determined by reference to, at the Issuer’s option, either (x) adjusted term SOFR plus a margin of 8.00% or (y) an alternative base rate plus a margin of 7.00%. On the ABL Amendment Date, the Issuer paid an upfront fee to the lenders providing the FILO Facility, which fee was capitalized and added to the outstanding balance under the FILO Facility. The obligations of the Issuer under the FILO Facility benefit from the same guarantees and security as the existing obligations under the ABL Facility.

Pursuant to the ABL Amendment, among other things, for a 75-day period ending on June 4, 2023 (the “Waiver Period”), the Issuer will be permitted to maintain outstanding borrowings and letters of credit in excess of its then-current borrowing base in an amount not to exceed $233.8 million (inclusive of amounts outstanding under the FILO Facility, but before giving effect to any payment in kind of interest or fees added thereto). During the Waiver Period, the Issuer will not be permitted to borrow any additional amounts under the ABL Facility and must maintain an actual borrowing base of at least $140 million. In addition, during the Waiver Period, the Issuer will not be required to comply with certain reporting requirements under the ABL Facility.

Organizational and Financing Structure

The following diagram sets forth a simplified summary of our corporate and financing structure after giving effect to the completion of the Refinancing Transactions, the ABL Amendment and the Exchange Offer (assuming 100% participation in the Exchange Offer) and should be read together with the sections entitled “Capitalization” and “Description of Other Indebtedness.”

(1)	Issuer of Exchange Notes, 2025 USD Senior Notes and the Units. Guarantor of 2025 EUR Senior Notes. Borrower under Extended Term Loans and ABL Facility. Guarantor of Super Senior Facility.
(2)	Issuer of 2025 EUR Senior Notes. Guarantor of 2025 USD Senior Notes and the Exchange Notes. Guarantor of Extended Term Loans, ABL Facility and Super Senior Facility.
(3)	Guarantors of the Exchange Notes, 2025 USD Senior Notes, 2025 EUR Senior Notes, Extended Term Loans, ABL Facility and Super Senior Facility.
(4)

Guarantors of the Exchange Notes, 2025 USD Senior Notes, 2025 EUR Senior Notes, Extended Term Loans, ABL Facility and Super Senior Facility. Includes certain entities that will be borrowers under the ABL Facility.

(5)	Borrower under Super Senior Facility. Guarantor of the Exchange Notes, 2025 USD Senior Notes, 2025 EUR Senior Notes, Extended Term Loans and ABL Facility.
(6)	Borrower under ABL Facility. Guarantor of the Exchange Notes, 2025 USD Senior Notes, 2025 EUR Senior Notes, Extended Term Loans and Super Senior Facility.
(7)	Includes Diebold Self-Service Solutions S.a r.l., a borrower under the ABL Facility.

After giving effect to the ABL Amendment and the Exchange Offer, for the fiscal year ended December 31, 2022, the Issuer’s non-guarantor subsidiaries would have represented approximately 36% of our third-party net sales. As of December 31, 2022, after giving effect to the ABL Amendment and the Exchange Offer, the Issuer’s non-guarantor subsidiaries would have represented approximately 14% of our total assets (excluding intercompany assets) and would have had approximately $131 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Risk Factors

Participating in the Exchange Offer and investing in the New Securities, involves substantial risk and uncertainties. The following list of risk factors is not exhaustive. See “Risk Factors” beginning on page 31, and the risk factors contained in our public filings incorporated by reference in this prospectus, for a discussion of the factors you should consider before participating in the Exchange Offer.

•	The Exchange Offer may be canceled or delayed, and Holders will not be able to sell or otherwise transfer tendered 2024 Senior Notes during the pendency of the Exchange Offer.

•	Holders may not receive New Units in the Exchange Offer if the procedures for the Exchange Offer are not followed.

•	Tenders of 2024 Senior Notes are irrevocable after the Withdrawal Deadline.

•	Holders are responsible for consulting with their advisors.

•	The Exchange Offer is subject to conditions and may not be completed or may be terminated or amended.

•	The New Units are expected to be subject to the rules governing contingent payment debt instruments for U.S. federal income tax purposes.

•

Holders who tender 2024 Senior Notes will release and waive any and all existing claims such Holders might otherwise have against us in connection with the 2024 Senior Notes or the 2024 Senior Notes Indenture (regardless of whether or not such 2024 Senior Note is accepted in the Exchange Offer).

•	We have and will continue to incur significant costs in conducting the Exchange Offer.

•	The liquidity and trading price of the 2024 Senior Notes may be further reduced if the Exchange Offer is completed.

•	We have not obtained a third-party determination that the Exchange Offer is fair to Holders of the 2024 Senior Notes.

•	The Issuer’s ability to make payments on the 2024 Senior Notes will be limited.

•

The 2024 Senior Notes held by Holders that are not exchanged for New Units will continue to be effectively subordinated to the Exchange Notes and the other secured indebtedness incurred in connection with the Refinancing Transactions to the extent of the value of the Collateral securing the Exchange Notes and such other secured indebtedness.

•

Existing and future subsidiaries of the Issuer that are not Existing Subsidiary Guarantors are not required to guarantee the 2024 Senior Notes and such existing and future subsidiaries may incur or guarantee indebtedness without guaranteeing the 2024 Senior Notes, and the Issuer and the Existing Subsidiary Guarantors may make investments in or transfer assets to such non-guarantor subsidiaries.

•

The Issuer will be required to raise equity capital to pay the 2024 Senior Notes at maturity if there is insufficient participation in the Exchange Offer. Such equity financing may not be available on favorable or acceptable terms or at all, and failure to raise such equity capital as required will constitute an event of default under the Superpriority Credit Facility, the Extended Term Loans and the 2025 Notes Indentures. Because of this contingency, substantial doubt will continue to exist regarding the Issuer’s ability to continue as a going concern.

•	The company’s failure to meet its debt service obligations could have a material adverse effect on the company’s business, financial condition and results of operations.

•

We may not be able to generate sufficient cash to service all of the company’s indebtedness, including the New Notes, and may be forced to take other actions to satisfy the company’s obligations under such indebtedness, which may not be successful.

•	The Exchange Notes are structurally subordinated to all indebtedness of the Issuer’s existing and future subsidiaries that are not and do not become guarantors of the Exchange Notes.

•

The company’s debt levels and challenges in the commercial and credit environment may materially adversely affect the company’s ability to issue debt on acceptable terms and the company’s future access to capital.

•	The Issuer may not be able to repurchase the Exchange Notes upon a change of control.

•

The New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes (as defined below), respectively. In addition, your ability to transfer the New Securities may be limited by the absence of active trading markets and active trading markets may not develop for the New Securities, in which case you may be unable to sell the New Securities or to sell them at a price you deem sufficient.

•	There are significant restrictions on your ability to transfer or resell your New Units and the New Notes and New Warrants represented by the New Units in certain jurisdictions.

•

The value of the collateral securing the Exchange Notes and the related guarantees (the “Collateral”) may not be sufficient to satisfy the Issuer’s and the Guarantors’ obligations under the New Notes and the related guarantees.

•	Your right to receive payments on the New Notes is effectively subordinated to the right of certain lenders and holders of certain notes.

•

The security interests in the Collateral are in favor of the Notes Collateral Agent rather than directly in favor of the holders of the Exchange Notes and the concept of “trust” is not a recognized concept in certain jurisdictions.

•	The applicable Intercreditor Agreements limit the ability of the holders of the Exchange Notes to exercise rights and remedies with respect to the Collateral.

•

There are circumstances other than repayment or discharge of the Exchange Notes under which the Collateral securing the Exchange Notes and the note guarantees will be released automatically, without your consent or the consent of the Units Trustee or the Notes Collateral Agent, and you may not realize any payment upon disposition of such Collateral.

•	Rights of holders of the Exchange Notes in the Collateral may be adversely affected by the failure to create or perfect the security interests in the Collateral.

•	Receipt of payment on the Exchange Notes, and the enforcement of remedies, may be limited in bankruptcy.

•

In the event of a bankruptcy of the Issuer or any of its subsidiaries (including any of the Guarantors), holders of the Exchange Notes may be deemed to have an unsecured claim to the extent that obligations in respect of the Exchange Notes and all other obligations with equal and ratable security interests in the Collateral exceed the fair market value of the Collateral securing the Exchange Notes.

•	Bankruptcy laws may limit the ability of holders of the Exchange Notes to realize value from the Collateral.

•

If a bankruptcy petition were filed by or against the Issuer or the Guarantors in the U.S., a court could conclude that the allowed claim for the Exchange Notes may be less than the principal amount of the Exchange Notes stated in the New Notes Indenture.

•	Any future pledge of collateral or guarantees in favor of the holders of the Exchange Notes might be voidable in bankruptcy.

•

Federal and state fraudulent transfer laws may permit a court to void the Exchange Notes, the guarantees and the grant of liens, or to subordinate claims in respect of the Exchange Notes, the guarantees and the grant of liens to other debt of the Issuer or the Guarantors, as applicable, or require noteholders to return payments previously received in respect of the Exchange Notes and, if that occurs, you may not receive full (or any) repayment of the Exchange Notes.

•	The Exchange Notes could be wholly or partially voided as a preferential transfer.

•

Because each Guarantor’s liability under its guarantees may be reduced to zero, voided or released under certain circumstances, the holders of the Exchange Notes may not receive any payments from some or all of the Guarantors.

•	Laws or regulations relating to corporate benefit, financial assistance, capital maintenance and other limitations on the guarantees may adversely affect their validity and enforceability.

•	Security interests securing “parallel debt” obligations may not be enforceable.

•	Your rights in the Collateral may be adversely affected by the failure to perfect security interests in the Collateral.

•	The enforcement of the security interests in the Collateral may be limited by any limitation provisions set out in the relevant Collateral Documents.

•	You may be unable to enforce judgments obtained in U.S. courts against non-U.S. guarantors or other persons.

•	Security over certain Collateral, including real property, may not be in place on the Settlement Date, may not be perfected on the Settlement Date and may be invalidated following the Settlement Date.

•	The Warrants may not be separated from the Exchange Notes prior to April 1, 2024, except under limited circumstances.

•	The Warrants may only be exercised on and after April 1, 2024 and prior to the warrant expiration time.

•	The Warrants may only be exercised on a “net share” basis, and holders of the Warrants may receive fewer Common Shares from such exercise than if they were to exercise such Warrants for cash.

•	The Warrants may be cancelled prior to April 1, 2024.

•

The Issuer may not be able to file a resale registration statement with the SEC covering the Common Shares underlying the Warrants on or prior to March 1, 2024 and, even if such a resale registration statement has been filed, the Issuer may not be able to effect such registration.

•	There is no public market for the New Units or the New Warrants.

•	Holders of the Warrants will have no rights as shareholders until they acquire our Common Shares.

•	The number of warrant shares with respect to the Warrants may not be adjusted for all dilutive events.

•

The number of New Warrants that will be allocated to New Units will vary depending on the participation in the Exchange Offer and, as a result, the value of the Warrants Component of the New Units is unknown and may be lower than you expect.

•	The price of the Common Shares has been volatile, and an investment in the New Warrants and the Common Shares issuable upon exercise thereof could lose value.

Summary of the Exchange Offer

The summary below describes the principal terms of the Exchange Offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. See the “Description of the Exchange Offer” section of this prospectus for a more detailed description of the terms and conditions of the Exchange Offer.

Issuer	Diebold Nixdorf, Incorporated.

Existing Securities Subject to the Exchange Offer	The 2024 Senior Notes. As of the date of this prospectus, $72,112,000 aggregate principal amount of 2024 Senior Notes were outstanding.

Background	On December 29, 2022, the Issuer completed a private exchange offer pursuant to exemptions from the registration requirements of the Securities Act with respect to the outstanding 2024 Senior Notes validly tendered (and not validly withdrawn) by certain eligible holders in exchange for Private Units consisting of Private Notes and Private Warrants (the “Private Exchange Offer”). The Issuer accepted $327,888,000 aggregate principal amount of the 2024 Senior Notes (representing 81.97% of the aggregate principal amount then outstanding of the 2024 Senior Notes) tendered for exchange and issued $333,616,814 aggregate principal amount of Private Units consisting of $333,616,814 aggregate principal amount of 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 (the “Private Notes”) and Private Warrants.

Purpose	To exchange the remaining 2024 Senior Notes held by Holders for New Units upon the terms and subject to the conditions set forth in this prospectus.

Exchange Offer
Existing Securities	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Offer Consideration(1)	Early Participation Premium(1)	Total Offer Consideration(1)(3)
2024 Senior Notes (144A CUSIP No. 253651AA1 Reg S CUSIP No. U25316AA5 Registered CUSIP No. 253651AC7)	April 15, 2024	$72,112,000	$950 principal amount of New Units representing $950 principal amount of New Notes(1)(4) and the Unit Warrant Number of New Warrants(2)	$50 principal amount of New Units representing $50 principal amount of New Notes(1)(4) and the Unit Warrant Number of New Warrants(2)	$1,000 principal amount of New Units representing $1,000 principal amount of New Notes(1)(4) and the Unit Warrant Number of New Warrants(2)

(1)

Consideration representing the principal amount of New Units per $1,000 principal amount of 2024 Senior Notes validly tendered and not validly withdrawn, subject to any rounding as described herein. To ensure that the aggregate number of New Warrants and Private Warrants will not be exercisable for Common Shares in excess of the Maximum Number of Warrant Shares (as defined below), the number of Warrants corresponding to a Unit will be calculated as the Unit Warrant Number (as defined below).

(2)

Consideration representing New Warrants to purchase Common Shares. Each New Warrant will initially represent the right to purchase one Common Share, subject to adjustment as described herein, at an exercise price of $0.01 per share. The Warrants will, in the aggregate and upon exercise, be exercisable for up to 15,813,847 Common Shares (referred to herein, as it may be adjusted from time to time, as the “Maximum Number of Warrant Shares”).

The “Unit Warrant Number” means, for any principal amount of outstanding Exchange Notes represented by outstanding Units, the number of New Warrants exercisable for an aggregate number of Common Shares equal to the product of (a) (i) such principal amount of Exchange Notes (including any PIK Interest, if applicable) divided by (ii) the aggregate principal amount of outstanding Exchange Notes part of all outstanding Units (including any PIK Interest, if applicable) and (b) the Maximum Number of Warrant Shares, in each case, as of any time of determination. The Maximum Number of Warrant Shares will be adjusted in the event a Termination Event occurs, in the event the Unit Split Date occurs with respect to some but not all outstanding Units prior to April 1, 2024 and/or as a consequence of an adjustment as set forth under “Description of the Warrants—Adjustment to the Warrant Shares.” Assuming 100% participation in this Exchange Offer, including $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn (and including payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged), each $1,000 principal amount of Units would initially include approximately 39.187 Warrants. The Warrants are subject to automatic termination and cancellation in some circumstances. See “Description of the Warrants—Automatic Termination and Cancellation.”

(3)	Includes the Early Participation Premium for 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn.
(4)

The New Notes will accrue interest from December 29, 2022. Holders will receive payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged.

In exchange for each $1,000 principal amount of 2024 Senior Notes that is validly tendered at or prior to the Early Delivery Time and not validly withdrawn, holders will be entitled to receive the consideration set out in the table above under the heading Total Offer Consideration. In exchange for each $1,000 principal amount of 2024 Senior Notes that is validly tendered after the Early Delivery Time but at or prior to the Expiration Time and not validly withdrawn, holders will be entitled to receive only the Exchange Offer Consideration.

The Issuer will use commercially reasonable efforts to file a resale registration statement with respect to the Common Shares issuable upon exercise of the Warrants on or prior to March 1, 2024 (provided the Warrants have not been automatically terminated and cancelled prior to such date), and thereafter will use commercially reasonable efforts to effect such registration (subject to applicable securities laws) by April 1, 2024.

The “Unit Split Date” with respect to a given Unit will be April 1, 2024, or, if earlier, the date on which the Warrants forming a part of such Unit are separated from the related Exchange Notes in accordance with the Unit Agreement. Prior to April 1, 2024 (or, if earlier, the Unit Split Date), the Units, including any and all accrued interest on the Exchange Notes, will trade as a single unit, with each Unit issued in the Exchange Offer trading under a single CUSIP (unless separate CUSIPs are required in order to comply with applicable securities laws or because the New Units offered in this Exchange Offer will not be fungible for U.S. federal income tax purposes with the Private Units)

until April 1, 2024 (or if earlier, the Unit Split Date), at which time the underlying Exchange Notes and Warrants will automatically separate and begin trading separately under separate CUSIPs, in each case, if not earlier redeemed, repaid, terminated or otherwise cancelled, as the case may be. Prior to April 1, 2024, no Warrants may be sold, transferred or assigned to any person or exchanged by the holder of such Warrants separate from, and independent of, the related Exchange Notes held by such holder, except in limited circumstances. The Warrants may be exercised at any time on and after April 1, 2024 and prior to the warrant expiration time (as defined below), unless earlier cancelled and terminated in accordance with their terms. Unexercised Warrants will be automatically exercised for the benefit of a holder of such warrants at the warrant expiration time if such warrants are not exercised by such holder prior to the warrant expiration time.

For U.S. federal income tax purposes, the New Units and New Notes offered in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively, and, accordingly, will trade under different CUSIP numbers. The New Warrants to be reallocated on a pro rata basis in the Exchange Offer are expected to be fungible with the Private Warrants. See “Risk Factors—Risks Related to the New Securities and our Other Indebtedness—The New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively. In addition, your ability to transfer the New Securities may be limited by the absence of active trading markets and active trading markets may not develop for the New Securities, in which case you may be unable to sell the New Securities or to sell them at a price you deem sufficient.”

See “Description of the Units”, “Description of the New Notes” and “Description of the Warrants” for more information.

Accrued and Unpaid Interest	The New Notes offered in the Exchange Offer will accrue interest from December 29, 2022. Holders will receive payment in the form of an additional aggregate principal amount of the New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged.

Holder Waiver	Tendering of a 2024 Senior Note in the Exchange Offer will constitute a Holder Waiver to the extent such 2024 Senior Note is accepted in the Exchange Offer and the Exchange Offer is consummated.

No Partial Tenders	In order to tender 2024 Senior Notes pursuant to the Exchange Offer, Holders will be required, at the time of such tender, to certify to us that they (i) have validly tendered and not validly withdrawn any and all 2024 Senior Notes beneficially owned by them pursuant to the Exchange Offer and (ii) will not validly withdraw any such tender of any 2024 Senior Notes if they have not also validly withdrawn their tender of all 2024 Senior Notes. A Holder must tender all of its 2024 Senior Notes in the Exchange Offer in order to participate in the Exchange Offer.

Early Delivery Time	5:00 p.m., New York City time, on March 3, 2023, unless extended by the Issuer. Holders must validly tender their 2024 Senior Notes by the Early Delivery Time and not validly withdraw to receive the Total Offer Consideration.

Withdrawal Deadline	5:00 p.m., New York City time, on April 7, 2023, unless extended or earlier terminated by the Issuer. Holders that have validly tendered their 2024 Senior Notes may withdraw tenders of their 2024 Senior Notes on or before the Withdrawal Deadline. A Holder may only withdraw 2024 Senior Notes from the Exchange Offer if it also validly withdraws its tender of all 2024 Senior Notes pursuant to the Exchange Offer. After the Withdrawal Deadline, tenders of 2024 Senior Notes may not be withdrawn except in limited circumstances.

Expiration Time	The Exchange Offer will expire at 5:00 p.m., New York City time, on April 7, 2023, unless extended or earlier terminated by the Issuer.

Settlement Date	The Settlement Date will occur promptly following the Expiration Time and is expected to be the third business day following the Expiration Time. On the Settlement Date, if all conditions to the Exchange Offer have been satisfied or waived at or prior to the Expiration Time, the Issuer plans to deliver on the Settlement Date (i) the applicable Exchange Offer Consideration to Holders who validly tender their 2024 Senior Notes in the Exchange Offer after the Early Delivery Time and at or prior to the Expiration Time and do not validly withdraw and (ii) the applicable Total Offer Consideration to Holders who validly tender their 2024 Senior Notes in the Exchange Offer at or prior to the Early Delivery Time and do not validly withdraw.

Withdrawal of Tenders of 2024 Senior Notes

Holders who have tendered their 2024 Senior Notes may validly withdraw the tender of their 2024 Senior Notes at any time at or prior to the Withdrawal Deadline, but not thereafter, by delivering a written notice of withdrawal (or a Request Message (as hereinafter defined)) to the Information and Exchange Agent in conformity with the procedures set forth in “Description of the Exchange Offer—Terms of the Exchange Offer—Withdrawal of Tenders.” Any Holder who validly withdraws previously tendered 2024 Senior Notes and does not re-tender such 2024 Senior Notes at or prior to the Early Delivery Time will not receive the Total Offer Consideration.

A Holder may only withdraw 2024 Senior Notes from the Exchange Offer if it also validly withdraws its tender of all 2024 Senior Notes pursuant to the Exchange Offer.

Conditions to the Exchange Offer	Consummation of the Exchange Offer is conditioned upon the satisfaction or waiver of the conditions described under “Description of the Exchange Offer—Conditions to the Exchange Offer.” These conditions are solely for the Issuer’s benefit and may be asserted by the Issuer or may be waived by the Issuer at any time and from time to time, subject to applicable law and the terms set forth in this prospectus.

Amendment and Termination

The Issuer has the right to terminate, withdraw or amend the Exchange Offer at any time and for any reason, including if the conditions described under “Description of the Exchange Offer—Conditions to the Exchange Offer” are not met by the Expiration Time. The Issuer reserves the right (i) to waive any and all of such conditions to the Exchange Offer at or prior to the Expiration Time, in whole or in part, and (ii) to amend the terms of the Exchange Offer.

In the event that the Exchange Offer is terminated, withdrawn or otherwise not consummated at or prior to the Expiration Time, no consideration will be paid or become payable to holders who have tendered their applicable 2024 Senior Notes pursuant to the Exchange Offer. In any such event, the applicable 2024 Senior Notes previously tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders.

If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment in a manner reasonably calculated to inform Holders of such amendment and may extend the Expiration Time or Withdrawal Deadline. See “Description of the Exchange Offer—Terms of the Exchange Offer—Terms of the Exchange Offer—Early Delivery Time; Withdrawal Deadline; Expiration Time; Extensions; Amendments; Termination.”

Procedures for Tendering 2024 Senior Notes

See “Description of the Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering 2024 Senior Notes” for a description of the procedures to validly tender 2024 Senior Notes in the Exchange Offer. For further information, contact the Information and Exchange Agent or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

If Holders wish to participate in the Exchange Offer, and their 2024 Senior Notes are held by a custodial entity, such as a bank, broker, dealer, trust company or other nominee, the Holders must instruct that custodial entity to tender their 2024 Senior Notes on their behalf pursuant to the procedures of that custodial entity. Holders are encouraged to contact their custodial entity as soon as possible to give it sufficient time to meet the requested deadline. Custodial entities that are participants in DTC (“DTC Participants”) must tender 2024 Senior Notes through the Automated Tender Offer Program (“ATOP”) maintained by DTC, by which tender the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound by the terms and conditions set forth herein.

In order to tender 2024 Senior Notes pursuant to the Exchange Offer, each Holder will be required, at the time of such tender, to certify to us that it (i) has validly tendered and not validly withdrawn any and all 2024 Senior Notes beneficially owned by it pursuant to the Exchange Offer, and (ii) will not validly withdraw any such tender of any 2024 Senior Notes if it has not also validly withdrawn its tender of all 2024

Senior Notes. To validly tender 2024 Senior Notes, such 2024 Senior Notes must be actually transferred electronically pursuant to the procedures for book-entry transfer described herein via DTC (using the PTOP function in DTC’s ATOP system), in which case a VOI Number (as defined herein) must be generated by DTC’s ATOP system. Any tender of 2024 Senior Notes that does not comply with these provisions could result in the rejection of all tenders of all 2024 Senior Notes tendered by such Holder pursuant to the Exchange Offer. The Issuer reserves the absolute right to waive any defects or irregularities with respect to any such attestation or tender, subject to applicable law.

For more information on tendering your 2024 Senior Notes, please see “Description of the Exchange Offer—Terms of the Exchange Offer—Certification of Participation in the Exchange Offer” and “Description of the Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering 2024 Senior Notes.”

For further information, contact the Information and Exchange Agent or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

Consequences of Decision to Tender/Not Tender

The limited trading markets for the 2024 Senior Notes could become even more limited or nonexistent due to the reduction in the amount of the 2024 Senior Notes outstanding after the consummation of the Exchange Offer, and this could negatively impact the trading price of such remaining 2024 Senior Notes.

For a description of the consequences of failing to tender your 2024 Senior Notes, see “Risk Factors—Risks to Non-Tendering Holders of 2024 Senior Notes in the Exchange Offer.”

Soliciting Broker Fee	If the Exchange Offer is consummated, we have agreed to pay a Soliciting Broker Fee equal to $5.00 for each $1,000 in principal amount of 2024 Senior Notes that is validly tendered by Holders holding less than $500,000 aggregate principal amount of the 2024 Senior Notes and accepted for exchange pursuant to the Exchange Offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee. See “Description of the Exchange Offer—Terms of the Exchange Offer—Soliciting Broker Fee.”

Use of Proceeds	The Issuer will not receive any cash proceeds from the Exchange Offer.

Treatment of Tendered 2024 Senior Notes Upon Consummation of the Exchange Offer

The 2024 Senior Notes validly tendered (and not validly withdrawn) in the Exchange Offer and accepted upon the consummation of the Exchange Offer will be delivered to the 2024 Senior Notes Trustee by the Issuer for cancellation.

Other Fees and Expenses	The fees and expenses of soliciting tenders of the 2024 Senior Notes will be borne by us. Holders of the 2024 Senior Notes will not be required to pay any fee or commission to the Issuer, the Dealer Manager or the Information and Exchange Agent in connection with the Exchange Offer. However, if your 2024 Senior Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders such 2024 Senior Notes in respect thereof on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult with your broker or other nominee to determine whether any charges will apply.

No Recommendation	None of the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent, any financial, tax or legal advisor to any of the foregoing, or any of their respective affiliates, make any recommendation as to whether Holders should participate in the Exchange Offer, and none of them has authorized any person to make any such recommendation.

Risk Factors	Participating in the Exchange Offer and investing in the New Securities, involves substantial risk and uncertainties. See “Risk Factors” beginning on page 31, and the risk factors contained in our public filings incorporated by reference in this prospectus, for a discussion of the factors you should consider before participating in the Exchange Offer.

Taxation	Under the U.S. federal income tax rules applicable to the Units, all scheduled payments will be treated as original issue discount (“OID”) for U.S. federal income tax purposes. As a result, you will be required to include OID in gross income (as ordinary income) as it accrues (regardless of your method of accounting). For a summary of certain material income tax consequences of the Exchange Offer, see “Certain U.S. Federal Income Tax Considerations.”

Information and Exchange Agent	D.F. King & Co., Inc. is the Information and Exchange Agent for the Exchange Offer. Its address and telephone numbers are listed on the back cover page of this prospectus.

If you would like additional copies of this prospectus and other information incorporated by reference in this prospectus, please contact either the Information and Exchange Agent or the Issuer. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Dealer Manager	J.P. Morgan Securities LLC is the Dealer Manager for the Exchange Offer. Its address and telephone numbers are listed on the back cover page of this prospectus.

No Letter of Transmittal	In order to participate in the Exchange Offer, you will be required to submit or arrange to have submitted or arranged on your behalf Tender Instructions at or prior to the Early Delivery Time or Expiration Time, as applicable in the form required by the relevant clearing system and in accordance with the procedures set forth below. There is no separate letter of transmittal in connection with the Exchange Offer or this prospectus. The Issuer reserves the right to reject any Tender Instructions not received in the appropriate form.

Assistance and Additional Information

Any questions or requests for assistance concerning the terms of the Exchange Offer may be directed to the Issuer, the Dealer Manager or the Information and Exchange Agent at their respective address and email address set forth on the back cover of this prospectus. See “Assistance and Additional Information.” For procedural or administrative questions regarding how to validly tender or validly withdraw your 2024 Senior Notes, you may contact the Information and Exchange Agent at its address and telephone number set forth on the back cover of this prospectus. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

Summary of the Units

This section sets forth a brief description of the principal terms of the Units. Certain of the terms described below are subject to important limitations and exceptions. See the “Description of the Units” section of this prospectus for a more detailed description of the terms of the Units and for the definitions of certain capitalized terms used in this section.

Issuer	Diebold Nixdorf, Incorporated, an Ohio Corporation.

Units	Units comprised of Exchange Notes (the “Notes Component”) and, for any principal amount of Exchange Notes that is part of the Units, a number of warrants (the “Warrants Component”).

New Units Offered in the Exchange Offer

Up to $72,112,000 aggregate principal amount of New Units representing up to $72,112,000 aggregate principal amount of 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 and a number of Warrants, calculated as described under “Unit Warrant Number” below (subject to adjustment). The actual aggregate principal amount of New Units and New Notes offered will depend on the aggregate principal amount of 2024 Senior Notes validly tendered at or prior to the Early Delivery Time or the Expiration Time and not validly withdrawn.

Unit Split Date	On April 1, 2024, any outstanding Units shall be separated into the Notes Component and the Warrants Component, unless earlier separated as described under “Description of the Warrants – Transferability Prior to the Unit Split Date.”

Denominations	Because any principal amount of Units represents the principal amount of the applicable Notes Component, the Units shall be issued in minimum denominations of $2,000 principal amount and integral multiples of $1.00 principal amount in excess thereof.

Number of Warrants represented by Units (the “Unit Warrant Number”)

For any principal amount of outstanding Exchange Notes represented by outstanding Units, the number of Warrants exercisable for an aggregate number of Common Shares equal to the product of (a) (i) such principal amount of Exchange Notes (including any PIK Interest, if applicable) divided by (ii) the aggregate principal amount of outstanding Exchange Notes part of all outstanding Units (including any PIK Interest, if applicable) and (b) the Maximum Number of Warrant Shares, in each case, as of any time of determination. The Maximum Number of Warrant Shares will be adjusted in the event a Termination Event occurs, in the event the Unit Split Date occurs with respect to some but not all outstanding Units prior to April 1, 2024 and/or as a consequence of an adjustment as set forth under “Description of the Warrants—Adjustment to the Warrant Shares.”

Reallocation of Warrants	All of the Warrants will, in the aggregate and upon exercise, be exercisable for up to 15,813,847 Common Shares (representing 19.99% of the Common Shares outstanding on December 28, 2022), as adjusted from time to time. The Maximum Number of Warrant Shares of

15,813,847 Common Shares (as it may be adjusted from time to time) will not be increased in connection with the Exchange Offer. Instead, such Maximum Number of Warrant Shares will be reallocated on a pro rata basis among the holders of the Private Units and New Units, as calculated by reference to the Unit Warrant Number. Assuming 100% participation in this Exchange Offer, including $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn (and including payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged), each $1,000 principal amount of Units would initially include approximately 39.187 Warrants. The Warrants are subject to automatic termination and cancellation in some circumstances. See “Description of the Warrants—Automatic Termination and Cancellation.”

Agent	U.S. Bank Trust Company, National Association will act as Units Trustee for the Units, unless and until replaced by a successor Units Trustee in accordance with the provisions of the Unit Agreement.

Interest payment on the notes component

Any payments of PIK Interest on the Notes Component will result in a corresponding increase in the principal amount of Units representing such Notes Component, but will not result in a change to the Warrants Component.

Trading; No fungibility with the Private Units

The Notes Component and the Warrants Component may not be separately traded prior to April 1, 2024, subject to certain exceptions. On the Settlement Date, it is expected that the New Units will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.

For U.S. federal income tax purposes, the New Units and New Notes offered in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively, and, accordingly, will trade under different CUSIP numbers. The New Warrants to be reallocated on a pro rata basis in the Exchange Offer are expected to be fungible with the Private Warrants. See “Risk Factors—Risks Related to the New Securities and our Other Indebtedness—The New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively. In addition, your ability to transfer the New Securities may be limited by the absence of active trading markets and active trading markets may not develop for the New Securities, in which case you may be unable to sell the New Securities or to sell them at a price you deem sufficient.”

Cancellation of Warrants upon certain events	Any Permitted Equity Issuance Prepayment of the Exchange Notes (including any and all accrued PIK Interest on such Notes) and any refinancing of Exchange Notes (including any and all accrued PIK

Interest thereon) in connection with a Change of Control or a sale of all or substantially all of the Issuer’s assets prior to the Unit Split Date will result in the immediate cancellation of the Warrants Component.

Event of default under the New Notes Indenture

In the case of an Event of Default under the New Notes Indenture and the acceleration of the indebtedness under the New Notes Indenture, the Units will immediately split and the Units shall be cancelled, and the Issuer shall execute (and/or cause the Units Trustee to execute) the Unit Split Process.

Summary of the New Notes

This section sets forth a brief description of the principal terms of the New Notes. Certain of the terms described below are subject to important limitations and exceptions. See the “Description of the New Notes” section of this prospectus for a more detailed description of the terms of the New Notes and for the definitions of certain capitalized terms used in this section.

Issuer	Diebold Nixdorf, Incorporated, an Ohio Corporation.

New Notes Offered in the Exchange Offer

Up to $72,112,000 aggregate principal amount of 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026. The actual aggregate principal amount of New Notes offered will depend on the aggregate principal amount of 2024 Senior Notes held by Holders and whether such 2024 Senior Notes are validly tendered (and not validly withdrawn) at or prior to the Early Delivery Time or the Expiration Time.

The New Notes will be issued as components of the New Units described in this prospectus.

Maturity Date	October 15, 2026

Interest Rate

Fixed rate of 8.50% per annum (paid in the form of PIK Interest) through July 15, 2025, after which interest will accrue at the rate of 8.50% (if paid in cash) or 12.50% (if paid in the form of PIK Interest), subject to the applicable Interest Period Determination Election (as defined in “Description of the New Notes—Certain Definitions”) made for each applicable Interest Period after such date.

Subject to an immediate increase upon the occurrence of a Board Candidate Failure Event (as defined in “Description of the New Notes—Certain Definitions”), by an additional fixed rate of 2.50% (with such increase being solely in the form of PIK Interest) with respect to all remaining days in the Interest Period during which such Board Candidate Failure Event occurred and for all following Interest Periods.

Interest Payment Dates	January 15 and July 15, commencing July 15, 2023. Interest will accrue from December 29, 2022.

Denominations	The New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof. New Notes in denominations of less than $2,000 will not be issued.

Optional Redemption

The New Notes will be redeemable at DNI’s option, in whole or in part, at any time at 100% of their principal amount, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to certain restrictions.

See “Description of the New Notes—Optional redemption.”

Change of Control Offer	Upon the occurrence of specific kinds of changes of control, Diebold will be required to make an offer to repurchase some or all of the New Notes at 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date, subject to certain restrictions. See “Description of the New Notes—Repurchase at the option of holders—Change of control.”

Asset Disposition Offer

If Diebold or its Subsidiaries sell assets, under certain circumstances, Diebold will be required to use the net proceeds from such sales to make an offer to purchase New Notes at an offer price in cash in an amount equal to 100% of the principal amount of the New Notes plus accrued and unpaid interest to, but excluding, the repurchase date, subject to certain restrictions.

See “Description of the New Notes—Repurchase at the option of holders—Asset sales.”

Payment of Additional Amounts

All payments made by Diebold or the Guarantors will be made without withholding or deduction of taxes in any relevant taxing jurisdiction unless required by law. In the event that such taxes are required to be withheld or deducted from payments, the applicable entity will, subject to certain exceptions, pay such additional amounts as will result, after deduction or withholding of such taxes, in the payment of the amounts which would have been payable in respect of the New Notes or its note guarantee, as applicable, had no such withholding or deduction been required.

See “Description of the New Notes—Additional amounts.”

Note Guarantees for the New Notes

On the Settlement Date, the Covered Guarantors and, to the extent not otherwise included in the foregoing, all Subsidiaries that are (i) guarantors under the 2025 Credit Facility or the 2025 Notes or (ii) Subsidiaries of Diebold Germany (other than Excluded Subsidiaries) that are domiciled in Germany, and the other Subsidiaries of the Issuer (other than Excluded Subsidiaries) that are domiciled in the Specified Jurisdictions, to the maximum extent permitted by, but subject in all respects to, applicable law (including limitations as to capital maintenance, financial assistance, corporate benefit, exclusion of matters which might be deemed contra legem, director and officer fiduciary and other similar legal duties) and subject in all respects to customary enforcement limitation language and materiality considerations set forth in the New Note Indenture (the “Guaranty and Security Principles”), will provide note guarantees.

Ranking

The New Notes and the note guarantees will:

•  be effectively senior to (i) all unsecured Indebtedness and any future Junior Lien Indebtedness of Diebold and the Guarantors to the extent of the value of the Collateral (after giving effect to any Permitted Liens, including Liens securing any Priority Secured Indebtedness) and (ii) the ABL Indebtedness with respect to the value of Non-ABL Priority Collateral;

•  be effectively equal to Diebold’s and the Guarantors’ Obligations under any Pari Passu Secured Indebtedness;

•  be effectively junior to Diebold’s and the Guarantors’ Priority Secured Indebtedness to the extent of the value of the assets of Diebold or such Guarantors that are Collateral securing such obligations on a senior basis; provided that, solely for purposes of the intercreditor relationship between the Superpriority Credit Facility, the 2025 Notes, the 2025 Term Loans and the New Notes, all property and assets of Foreign Subsidiaries that are Guarantors and proceeds thereof will be deemed to constitute Collateral, regardless of whether a perfected security interest in and lien on such property or proceeds has been created;

•  be senior in right of payment to any future Subordinated Obligations of Diebold or any Guarantor; and

•  be structurally subordinated to all liabilities of any Non-Guarantor Subsidiary.

After giving effect to the ABL Amendment and the Exchange Offer, for the fiscal year ended December 31, 2022, the Issuer’s non-guarantor subsidiaries would have represented approximately 36% of our third-party net sales. As of December 31, 2022, after giving effect to the ABL Amendment and the Exchange Offer, the Issuer’s non-guarantor subsidiaries would have represented approximately 14% of our total assets (excluding intercompany assets) and would have had approximately $131 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Collateral

The New Notes and the Note Guarantees will be secured, to the maximum extent permitted by law (and regardless of the fact that the order of priority may be different on the face of security agreements in certain jurisdictions), by second-priority Liens on the Non-ABL Domestic Non-Released Collateral, third-priority Liens on the Non-ABL Domestic Released Collateral and the Non-ABL Foreign Collateral, and fourth-priority Liens on the ABL Priority Collateral (in each case, subject to Permitted Liens), subject to certain perfection requirements (including any actions required from time to time to perfect any pledge over assets subject to certificate of title (which actions will be limited to filing only)), on substantially all of the assets of Diebold and the Guarantors (with the exception of Excluded Property), subject to the Guaranty and Security Principles.

No appraisal of the value of the Collateral has been made in connection with this offering, and the value of the Collateral in the event of liquidation may be materially different from the book value.

Some of the assets of Diebold and the Guarantors are excluded from the Collateral, as described in “Description of the New Notes—Collateral—Assets pledged as collateral.” The New Notes and the note guarantees will not be secured by the assets of Non-Guarantor Subsidiaries.

In certain circumstances, the liens on the Collateral may be released without the consent of the holders of New Notes.

See “Description of the New Notes—Collateral—Use and release of Collateral.”

Intercreditor Agreements

On December 29, 2022, we entered into five intercreditor agreements that define certain rights among the holders of our Indebtedness under the ABL Facility, the Super Senior Facility, the Extended Term Loans, the Existing Term Loans, the 2025 Senior Notes and the Exchange Notes (the “Intercreditor Agreements”). Pursuant to the terms of the Intercreditor Agreements, the administrative agent under the Super Senior Facility will, under most circumstances, control all the rights and remedies with respect to the Collateral.

See “Description of the New Notes—Collateral—Intercreditor agreements.”

Covenants

The New Notes will be issued as additional notes under the New Notes Indenture. The New Notes Indenture, among other things, limits our ability and the ability of Diebold’s subsidiaries to:

•  incur additional Indebtedness and guarantee Indebtedness;

•  pay dividends or make other distributions or repurchase or redeem our capital stock;

•  prepay, redeem or repurchase certain debt;

•  issue certain preferred stock or similar equity securities;

•  make loans and investments;

•  sell assets;

•  incur liens;

•  enter into transactions with affiliates;

•  enter into agreements restricting DNI’s subsidiaries’ ability to pay dividends; and

•  consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. In addition, if for such period of time, if any, that the New Notes have received investment grade ratings from both Standard & Poor’s Global Ratings, a division of S&P Global Inc. (“S&P”), and Moody’s Investors Service, Inc. (“Moody’s”) and no default or event of default exists under the New Notes Indenture, we will not be subject to certain of the covenants listed above. For more details, see “Description of the New Notes.”

Amendments and Waivers	Except as otherwise described in “Description of the New Notes”, the New Notes Indenture, the New Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement may be amended or supplemented with the consent of the holders of a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes).

No fungibility with the Private Notes; Absence of a Public Market for the New Notes

For U.S. federal income tax purposes, the New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively, and, accordingly, will trade under different CUSIP numbers. The New Warrants to be reallocated on a pro rata basis in the Exchange Offer are expected to be fungible with the Private Warrants. See “Risk Factors—Risks Related to the New Securities and our Other Indebtedness—The New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively. In addition, your ability to transfer the New Securities may be limited by the absence of active trading markets and active trading markets may not develop for the New Securities, in which case you may be unable to sell the New Securities or to sell them at a price you deem sufficient.”

There is currently no established trading market for the New Notes offered in the Exchange Offer. Accordingly, a liquid market for the New Notes may not develop.

Use of Proceeds	The Issuer will not receive any cash proceeds from the Exchange Offer. The 2024 Senior Notes tendered to and accepted by the Issuer in connection with the terms and conditions of the Exchange Offer will be concurrently retired and cancelled and will not be reissued.

Governing Law	The New Notes Indenture will be governed by, and construed in accordance with, the laws of the State of New York. The Collateral Documents and the Intercreditor Agreements will be governed by, and construed in accordance with, the laws of the State of New York; however, (1) the Mortgages will be governed by, and construed in accordance with, the laws of the jurisdictions in which the applicable Premises are located, (2) the deeds of pledge of the Capital Stock of any Foreign Subsidiary will be governed by the laws of the applicable jurisdiction of incorporation or formation of each such entity and (3) the other deeds of pledge will be governed by the laws of the applicable jurisdiction where the relevant underlying asset is located.

Notes Trustee; Events of Default	U.S. Bank Trust Company, National Association is serving as the Notes Trustee for the Exchange Notes. If certain Events of Default occur and are continuing, the holders of the Exchange Notes of at least 25% in principal amount of the then outstanding Exchange Notes by notice to Diebold and the Notes Trustee, may, and the Notes Trustee at the request of such holders shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Exchange Notes to be due and payable. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of the Exchange Notes may pursue any remedy with respect to the New Notes

Indenture or the Exchange Notes (subject to the Intercreditor Agreements) unless, among other things, such holder has offered the Notes Trustee security or indemnity reasonably satisfactory to the Notes Trustee against any loss, liability or expense. See “Description of the New Notes—Events of Default.”

Risk Factors

In evaluating an investment in the New Notes, prospective investors should carefully consider, along with the other information in this prospectus, the specific factors set forth under “Risk Factors” for risks involved with an investment in the New Notes.

Summary of the Warrants

This section sets forth a brief description of the principal terms of the Warrants. Certain of the terms described below are subject to important limitations and exceptions. See the “Description of the Warrants” section of this prospectus for a more detailed description of the terms of the Warrants and for the definitions of certain capitalized terms used in this section.

Issuer	Diebold Nixdorf, Incorporated.

Warrants

Each Warrant will initially represent the right to purchase one Common Share, subject to adjustment as described herein, at an exercise price of $0.01 per share. The Warrants will, in the aggregate and upon exercise, be exercisable for up to 15,813,847 Common Shares (referred to herein, as it may be adjusted from time to time, as the “Maximum Number of Warrant Shares”).

To ensure that the aggregate number of New Warrants and Private Warrants will not be exercisable for Common Shares in excess of the Maximum Number of Warrant Shares, the number of Warrants corresponding to a Unit will be calculated as the Unit Warrant Number. The “Unit Warrant Number” means, for any principal amount of outstanding Exchange Notes represented by outstanding Units, the number of Warrants exercisable for an aggregate number of Common Shares equal to the product of (a) (i) such principal amount of Exchange Notes (including any PIK Interest, if applicable) divided by (ii) the aggregate principal amount of outstanding Exchange Notes part of all outstanding Units (including any PIK Interest, if applicable) and (b) the Maximum Number of Warrant Shares, in each case, as of any time of determination. The Maximum Number of Warrant Shares will be adjusted in the event a Termination Event occurs, in the event the Unit Split Date occurs with respect to some but not all outstanding Units prior to April 1, 2024 and/or as a consequence of an adjustment as set forth under “Description of the Warrants—Adjustment to the Warrant Shares.” Assuming 100% participation in this Exchange Offer, including $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn (and including payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged), each $1,000 principal amount of Units would initially include approximately 39.187 Warrants. The Warrants are subject to automatic termination and cancellation in some circumstances. See “Description of the Warrants—Automatic Termination and Cancellation.”

As component parts of the Units, the Warrants are issued in minimum denominations of one warrant and integral multiples of one warrant in excess thereof and we will not issue any fractional Warrants upon separation from the Units. If the Issuer would be required to issue a fractional Warrant, the Issuer will, in lieu of such issuance, pay cash to the applicable warrantholder based on the Fair Market Value (as defined under “Description of the Warrants”) of our Common Shares on the trading day immediately prior to the Unit Split Date.

Exercise of Warrants

Unless earlier cancelled in accordance with their terms, the Warrants can be exercised at any time on and after April 1, 2024 and prior to 5:00 p.m. New York city time on December 29, 2027 (or, if such day is not a business day, the next succeeding day that is a business day) (the “warrant expiration time”). Unexercised Warrants will be automatically exercised for the benefit of a holder of such warrants at the warrant expiration time if such warrants are not exercised by such holder prior to the warrant expiration time.

No cash shall be payable by a warrantholder in respect of the exercise price for a Warrant upon exercise; rather, upon exercise, a holder of the Warrants will receive, on the applicable settlement date, a number of Common Shares equal to the greater of (i) zero and (ii) the product of (a) the number of warrant shares for such Warrant as of the exercise date and (b) a fraction, the numerator of which is (x) the Fair Market Value (as defined under “Description of the Warrants”) per share of our Common Shares as of the Trading Day (as defined under “Description of the Warrants”) immediately prior to the exercise date minus (y) the exercise price of $0.01 per share, and the denominator of which is the Fair Market Value per share of our Common Shares as of the Trading Day immediately prior to the exercise date.

No fractional shares of our Common Shares will be issued upon any exercise of the Warrants. If any fractional share of our Common Shares would be issuable upon exercise by any holder of Warrants, we will pay such holder cash in lieu of the fractional share of our Common Shares issuable based on the Fair Market Value (as defined under “Description of the Warrants”) of our Common Shares on the Trading Day immediately prior to the relevant exercise date.

Automatic Termination and Cancellation

Notwithstanding anything to the contrary in the warrant agreement governing the Warrants, if a Termination Event occurs with respect to any Units prior to April 1, 2024, then the Warrants forming part of such Units will automatically terminate and become void without further legal effect and will be cancelled for no further consideration, and all rights thereunder and all rights in respect thereof under the warrant agreement will cease as of such time.

Transferability Prior to Unit Split Date

The Unit Split Date with respect to a given Unit will be April 1, 2024, or, if earlier, the date on which the Warrants forming a part of such Unit are separated from the related Exchange Notes in accordance with the Unit Agreement. Prior to April 1, 2024 (or, if earlier, the Unit Split Date), the Units, including any and all accrued interest on the Exchange Notes, will trade as a single unit with each Unit trading under a single CUSIP (unless separate CUSIPs are required in order to comply with applicable securities laws or because the New Units offered in this Exchange Offer will not be fungible for U.S. federal income tax purposes with the Private Units) until April 1, 2024 (or, if earlier, the Unit Split Date), at which time the underlying Exchange Notes and Warrants will automatically separate and begin trading separately under separate CUSIPs, in case, if not earlier redeemed, repaid, terminated or otherwise cancelled, as the case may be.

Prior to April 1, 2024, no Warrants may be sold, transferred or assigned to any person or exchanged by the holder of such Warrants separate from, and independent of, the related Exchange Notes held by such holder, except in limited circumstances. See “Description of the Warrants—Transferability Prior to Unit Split Date.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to participate in the Exchange Offer.

No Listing of Warrants; Listing of Underlying Common Shares

We will have no obligation to cause the Warrants to be listed or traded on any exchange or over-the-counter market or any other similar market of any kind.

To the extent the Common Shares are then listed on an Exchange, we will procure, at our sole expense, the listing of the warrant shares issuable upon exercise of the Warrants, subject to issuance or notice of issuance, on all Exchanges on which our Common Shares are then listed or traded prior to April 1, 2024.

Warrant Agent	U.S. Bank Trust Company, National Association.

Summary Historical Financial Data

The following table sets forth selected financial data of DNI for the periods and as of the dates indicated.

The summary historical financial data for the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020 and as of December 31, 2022 and December 31, 2021 were derived from DNI’s audited consolidated financial statements and accompanying notes incorporated by reference into this prospectus. This information should be read in conjunction with DNI’s audited consolidated financial statements and accompanying notes incorporated by reference in this prospectus.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

	Fiscal Year Ended
(in millions)	December 31, 2020	December 31, 2021	December 31, 2022
Statement of Income Data:
Net sales
Services	2,364.4	2,303.6	2,098.9
Products	1,537.9	1,601.6	1,361.8
Cost of sales
Services	1,666.2	1,577.3	1,480.8
Products	1,201.1	1,284.5	1,222.6

Gross profit	1,035.0	1,043.4	757.3
Selling, general and administrative	858.6	775.6	741.6
Research and development expenses	133.4	126.3	120.7
Loss (gain) on sale of assets, net	11.5	3.1	(5.1)
Impairment of assets	7.5	1.3	111.8

	1,011.0	906.3	969.0

Operating profit (loss)	24.0	137.1	(211.7)
Other income (expense)
Interest expense	(266.8)	(195.3)	(199.2)
Interest income	6.8	6.1	10.0
Foreign exchange loss, net	(14.4)	(2.0)	(7.8)
Miscellaneous, net	6.8	3.4	2.2
Loss on refinancing	(25.9)	—	(32.1)

Loss before taxes	(269.5)	(50.7)	(438.6)

	Fiscal Year Ended
(in millions)	December 31, 2020	December 31, 2021	December 31, 2022
Income tax expense (benefit)	(1.0)	27.7	149.2
Equity in earnings (loss) of unconsolidated subsidiaries, net	0.7	0.3	2.2

Net Loss	(267.8)	(78.1)	(585.6)
Net income (loss) attributable to noncontrolling interests	1.3	0.7	(4.2)

Net loss attributable to DNI	$(269.1)	$(78.8)	$(581.4)

Balance Sheet Data (at period end):
Cash, cash equivalents and restricted cash(1)		$388.9	$319.1
Short-term investments		34.3	24.6
Trade receivables, less allowance for doubtful accounts		595.2	612.2
Property, plant and equipment, net		138.1	120.7
Total assets		3,507.2	3,065.0
Debt (including current portion)		2,292.7	2,609.8
Total DNI Shareholders’ equity		(845.1)	(1,380.9)
Cash Flow Data
Net cash flow provided (used) by:
Operating activities	$18.0	$123.3	$(387.9)
Investing activities	(82.6)	(49.2)	(23.8)
Financing activities	16.9	(3.6)	349.8
Effect of exchange rate changes on cash and cash equivalents	(3.2)	(5.7)	(8.2)

Change in cash, cash equivalents and restricted cash	(50.9)	64.8	(70.1)

Other Financial Data:
Adjusted EBITDA	$453.0	$415.5	$265.4
Total capital expenditures	(27.5)	(20.2)	(24.4)

(1)	The company had $9.1 million, $0.0 and $0.0 of restricted cash as of December 31, 2022, December 31, 2021 and December 31, 2020, respectively.

The following table provides a reconciliation from DNI’s net income (loss) to EBITDA and Adjusted EBITDA:

	Fiscal Year Ended
(in millions)	December 31, 2020	December 31, 2021	December 31, 2022
Net income (loss)	$(267.8)	$(78.1)	$(585.6)
Income tax expense (benefit)	(1.0)	27.7	149.2
Interest income	(6.8)	(6.1)	(10.0)
Interest expense	266.8	195.3	199.2
Loss on refinancing	25.9	—	32.1
Depreciation and amortization	180.4	149.1	126.0

EBITDA(2)	197.5	287.9	(89.1)
Share-based compensation	14.9	13.8	13.4
Amortization of cloud-based software implementation costs	—	—	2.5
Foreign exchange (gain) loss, net	14.4	2.0	7.8
Miscellaneous, net	(6.8)	(3.4)	(2.2)
Equity in earnings of unconsolidated subsidiaries	(0.7)	(0.3)	(2.2)
Restructuring and transformation expenses	167.0	97.0	123.4
Refinancing related costs	—	—	32.0
Non-routine expenses, net	66.7	18.5	154.4
Held for sale non-core European retail business	—	—	25.4

Adjusted EBITDA(3)	$453.0	$415.5	$265.4

Adjusted EBITDA margin	11.6%	10.6%	7.7%

(2)	The company defines EBITDA as net loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense.
(3)

Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, amortization of cloud-based software implementation costs, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and transformation expenses, refinancing related costs, non-routine expenses, net and the 2022 adjusted EBITDA loss of our held for sale non-core European retail business.

To remain comparable to the U.S. GAAP depreciation and amortization measures, the company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the Adjusted EBITDA reconciliation of $69.6, $78.2 and $82.9 for the fiscal years ended December 31, 2022, 2021 and 2020, respectively. Additionally, accelerated depreciation expense of $0.0, $1.9 and $14.8 for the fiscal years ended December 31, 2022, 2021 and 2020, respectively, was excluded from restructuring and transformation expenses. Deferred financing fee amortization of $15.5, $17.3 and $45.4 for the fiscal years ended December 31, 2022, 2021 and 2020, respectively, is included in interest expense.

RISK FACTORS

You should carefully consider the following factors along with the information contained or expressly referred to elsewhere in this prospectus and in the documents incorporated by reference herein before making your decision regarding whether to participate in the Exchange Offer. Any of the risk factors described in this prospectus or in the documents incorporated by reference herein could significantly and adversely affect our business prospects, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not believed by us to be material may also negatively impact us. The risks described below and in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus, should be carefully considered. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for more information.

Risks Relating to the Exchange Offer

The Exchange Offer may be canceled or delayed, and Holders will not be able to sell or otherwise transfer tendered 2024 Senior Notes during the pendency of the Exchange Offer.

The Issuer could terminate or withdraw the Exchange Offer, including for failure to satisfy or, if permitted, waive any of the conditions described under “Description of the Exchange Offer—Conditions to the Exchange Offer.” In addition, the Issuer may, in its sole discretion, subject to applicable law, extend or amend the Exchange Offer. Even if the Exchange Offer is consummated, it may not be consummated on the schedule or in accordance with the terms described in this prospectus. Accordingly, Holders participating in the Exchange Offer may have to wait longer than expected to receive their New Units. As a result, Holders participating in the Exchange Offer will not be able to effect transfers or sales of their 2024 Senior Notes tendered pursuant to the Exchange Offer or any New Units to be issued in the Exchange Offer during the pendency of the Exchange Offer. Such Holders may not be able to promptly transfer or sell their 2024 Senior Notes or New Units or timely react to adverse trading conditions and could suffer losses as a result of these restrictions on transferability.

Holders may not receive New Units in the Exchange Offer if the procedures for the Exchange Offer are not followed.

A Holder may only participate in the Exchange Offer if such Holder tenders its 2024 Senior Notes and submits valid Tender Instructions and other required documents at or prior to the Expiration Time. Holders should allow sufficient time to ensure timely delivery of the necessary documents. None of the Issuer, the Dealer Manager, the Information and Exchange Agent, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent or any other person or entity is under any duty to give notification of defects or irregularities with respect to tenders of the 2024 Senior Notes. If a beneficial owner of the 2024 Senior Notes has its 2024 Senior Notes registered in the name of its broker, dealer, commercial bank, trust company or other nominee and the holder wishes to tender such 2024 Senior Notes in the Exchange Offer, such beneficial owner should promptly contact the person in whose name its 2024 Senior Notes are registered and instruct that person to tender on its behalf. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadline for participation in the Exchange Offer. Accordingly, beneficial owners wishing to participate in the Exchange Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the time by which such owner must take action in order to participate. Tenders of 2024 Senior Notes are irrevocable after the Withdrawal Deadline.

Tenders of 2024 Senior Notes are irrevocable after the Withdrawal Deadline.

Any 2024 Senior Notes validly tendered prior to the Withdrawal Deadline that are not validly withdrawn at or prior to the Withdrawal Deadline may not be subsequently withdrawn, and 2024 Senior Notes validly tendered on or after the Withdrawal Deadline may not be withdrawn, except in the limited circumstances set forth in this prospectus. See “Description of the Exchange Offer— Terms of the Exchange Offer—Withdrawal of Tenders.”

Holders are responsible for consulting with their advisors.

Holders of 2024 Senior Notes should consult their own tax, accounting, financial and legal advisors regarding the suitability for themselves of the tax, accounting, financial, legal or other consequences of participating or refraining to participate in the Exchange Offer. None of the Issuer, the Dealer Manager, the Information and Exchange Agent, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent or any director, officer, employee, agent or affiliate of any such person, is acting for any Holder, or will be responsible to any holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Exchange Offer, and accordingly none of the Issuer, the Dealer Manager, the Information and Exchange Agent, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent or any director, officer, employee, agent or affiliate of any such person, makes any recommendation as to whether holders should tender their 2024 Senior Notes pursuant to the Exchange Offer.

The Exchange Offer is subject to conditions and may not be completed or may be terminated or amended.

The Exchange Offer is subject to conditions, which must be satisfied or waived in order for the Exchange Offer to be consummated and for the New Securities to be delivered. See “Description of the Exchange Offer—Conditions to the Exchange Offer.” Until the Issuer announces whether it has accepted the 2024 Senior Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer, no assurance can be given that the Exchange Offer will be completed or that any failure to consummate either the Exchange Offer will not have a negative effect on the market price and liquidity of the 2024 Senior Notes. In addition, subject to applicable law and as provided in this prospectus, the Issuer may, in its sole discretion, extend, amend or terminate the Exchange Offer at any time before the Expiration Time. See “Description of the Exchange Offer.”

The New Units are expected to be subject to the rules governing contingent payment debt instruments for U.S. federal income tax purposes.

Although there is no direct authority regarding the U.S. federal tax treatment of the New Units, and therefore their proper treatment is not entirely clear, the New Units are expected to be subject to the rules governing contingent payment debt instruments for U.S. federal income tax purposes, and in particular, the rules applicable to contingent payment debt instruments issued in exchange for non-publicly traded property. Under these rules, all interest on the New Units (including stated interest) will be treated as original issue discount (“OID”) for U.S. federal income tax purposes. As a result, a holder subject to U.S. federal income taxation will be required to include OID in gross income (as ordinary income) as it accrues (regardless of such holder’s method of accounting) and may be subject to other special rules that may require the holder to recognize current income in excess of the current payments it receives. See “Certain U.S. Federal Income Tax Considerations.”

Dutch withholding tax may be due on (deemed) payments of interest under the New Notes.

Dutch withholding tax (at a rate equal to the highest Dutch corporate income tax rate) may be due on (deemed) payments of interest (including guarantee payments) under the New Notes (“(Deemed) Payment”) due by (verschuldigd door) any of the Dutch Guarantors (as defined below) pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) in the following situations:

(i)

in case any of the Dutch Guarantors is related (gelieerd) (within the meaning set out below) to the entity entitled to such (Deemed) Payment (voordeelgerechtigde) and such related recipient entity (i) is (deemed) resident in a low tax jurisdiction (laagbelastende jurisdictie) (within the meaning set out below) or (ii) has a permanent establishment in such low tax jurisdiction to which the (Deemed) Payment is allocated (worden toegerekend);

(ii)

in case the related recipient entity is not (deemed) resident in a low tax jurisdiction and (a) such entity is entitled to the (Deemed) Payment with the main purpose or one of the main purposes of avoiding the levy of tax (belasting) in the hands of another person or entity and (b) there is an artificial arrangement or transaction, or a series of artificial arrangements or transactions. An arrangement or transaction, or series of arrangements or transactions, shall be regarded as artificial to the extent that it is not put into place for valid commercial reasons, which reflect economic reality; and/or

(iii)

in case a related entity is from a Dutch tax perspective regarded the recipient of the (Deemed) Payment, whereas such related recipient entity is not regarded as the recipient (gerechtigde) thereof pursuant to the laws of the country in which such entity is (deemed) resident or pursuant to the laws of which such entity is established (opgericht).

Interest payments

The term ‘interest’ refers to any remuneration, payment or benefit of whatever nature for moneys advanced pursuant to a loan (geldlening) or equivalent agreement such as for instance financial lease. This includes interest accrual and the compensation of costs.

Related entities

Entities (lichamen) are related for purposes of the application of the Dutch Withholding Tax Act 2021 if (i) the recipient entity (alone or together with other entities forming a cooperating group) has a qualifying interest in any of the Dutch Guarantors if (ii) any of the Dutch Guarantors (alone or together with other entities forming a cooperating group) have a qualifying interest in the recipient entity or if (iii) a third party (alone or together with other entities forming a cooperating group) has a qualifying interest in both the recipient entity as well as any of the Dutch Guarantors. An interest in an entity is considered a ‘qualifying interest’ if directly or indirectly the influence in the decision making is such that the decisions of an entity and thus its activities can be determined. In any case, an interest is qualifying if it represents more than 50% of the statutory voting rights in an entity. Also, a pledge vested on shares that could give the pledgor more than 50% of the statutory voting rights in an entity upon a default event, may be considered a qualifying interest.

Low tax jurisdictions

A jurisdiction qualifies as a low tax jurisdiction for purposes of the Dutch Withholding Tax Act 2021 if it is listed in a ministerial decree published by the Dutch government which includes jurisdictions (i) with a profit tax applying a statutory rate of less than 9% (updated annually based on an assessment as per 1 October of the preceding year) or (ii) included on the EU list of non-cooperative jurisdictions in the preceding year.

No Additional Amounts

In practice, the Dutch Guarantors may not always be able to assess whether a holder of New Notes is a related entity or located in a low tax jurisdiction. If Dutch withholding tax is required by law, the Dutch Guarantors or the Paying Agent (as the case may be) will make the required withholding or deduction for the account of the holder of New Notes and shall not be obliged to pay any additional amounts to the holder of New Notes in respect of the withholding or deduction. See “Description of the New Notes—Additional Amounts”.

United Kingdom withholding tax may be due on payments by the English Guarantor in respect of interest under the New Notes.

Any payments made by the English Guarantor under the guarantee to holders of the New Notes may have a United Kingdom source for United Kingdom tax purposes.

Although the point is not free from doubt, a payment under the guarantee in respect of interest on the New Notes should be treated as a payment of interest and a payment under the guarantee in respect of principal should be treated as principal.

Consequently, guarantee payments by the English Guarantor in respect of principal on the New Notes should not be subject to withholding on account of United Kingdom income tax. Payments by the English Guarantor in respect of interest on the New Notes may, however, be subject to such withholding, subject to the exceptions referred to below.

If, at the time of a payment of interest on the New Notes, the New Notes are listed on a “recognised stock exchange” as defined in Section 1005 of the United Kingdom Income Tax Act 2007, the payment may be made without withholding or deduction for or on account of U.K. income tax.

A further exemption from withholding on interest payments is available for “qualifying private placements”, which may apply to interest payments on the New Notes if they are not or cease to be listed on such a “recognised stock exchange” and certain other conditions are met, including the provision of a certificate by the person beneficially entitled to the interest. This certificate would need to certify that the person was beneficially entitled to the interest for genuine commercial reasons and that it was resident in a “qualifying territory”, as defined in section 173 of the Taxation (International and Other Provisions) Act 2010. Subject to designation to the contrary, a territory is a “qualifying territory” if it has entered double taxation arrangements with the United Kingdom containing a non-discrimination provision as prescribed in that section.

Interest on the New Notes may also be paid without withholding or deduction on account of United Kingdom tax where it is paid to a person the English Guarantor reasonably believes (and any person by or through whom interest on the debt securities is paid reasonably believes) is the beneficial owner of, and is within the charge to United Kingdom corporation tax as regards the payment of interest at the time the payment is made, provided that His Majesty’s Revenue & Customs has not given a direction that it has reasonable grounds to believe that it is likely that the beneficial owner is not within the charge to United Kingdom corporation tax in respect of the payment of interest at the time the payment is made.

In all cases not falling within the three paragraphs above, subject to relief under an applicable double taxation treaty, payments by the English Guarantor in respect of interest on the New Notes may be paid under deduction of United Kingdom income tax at the basic rate (currently 20%).

Payments on the New Notes that, although not expressed to be interest, fall to be treated as interest for United Kingdom tax purposes will also be subject to the withholding tax rules described above. A premium payable on a redemption of a debt security may fall to be treated as interest for U.K. tax purposes.

If payments by the English Guarantor under the New Notes become subject to United Kingdom withholding tax (as described above), additional amounts may be due to cover the amounts so deducted as provided in “Description of the New Notes—Additional Amounts.” As a result, if the English Guarantor has to pay additional amounts to a holder of New Notes in respect of United Kingdom withholding taxes on payments under the New Notes, its financing costs of the New Notes may increase.

Holders are responsible for complying with the procedures of the Exchange Offer.

Each Holder is responsible for complying with all of the procedures for tendering their 2024 Senior Notes pursuant to the Exchange Offer or withdrawing such tender. None of the Issuer, the Dealer Manager, the Information and Exchange Agent, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee or the Warrant Agent assumes any responsibility for informing the Holders of irregularities with respect to any tender of 2024 Senior Notes. Tenders of 2024 Senior Notes may only be withdrawn as provided in this prospectus. See “Description of the Exchange Offer—Terms of the Exchange Offer.”

Holders who tender 2024 Senior Notes will release and waive any and all existing claims such Holders might otherwise have against us in connection with the 2024 Senior Notes or the 2024 Senior Notes Indenture (regardless of whether or not such 2024 Senior Note is accepted in the Exchange Offer).

Tendering of a 2024 Senior Note in the Exchange Offer will constitute a Holder Waiver to the extent such 2024 Senior Note is accepted in such Exchange Offer and the Exchange Offer is consummated, pursuant to which such Holder will release and waive any existing claims such Holder might have against the Issuer or any guarantor in connection with the 2024 Senior Note or the 2024 Senior Notes Indenture. Once the Withdrawal Deadline has passed, Holders who have tendered and not withdrawn their 2024 Senior Notes at or prior to the Withdrawal Deadline will not be able to revoke their Holder Waiver.

We have and will continue to incur significant costs in conducting the Exchange Offer.

The Exchange Offer has resulted, and will continue to result, in significant costs to us, including advisory and professional fees. These costs and fees have and will continue to reduce our available cash flow, which could have an adverse effect on our business prospects, financial condition and results of operations.

Risks to Non-Tendering Holders of 2024 Senior Notes in the Exchange Offer

The liquidity and trading price of the 2024 Senior Notes may be further reduced if the Exchange Offer is completed.

Trading markets for the 2024 Senior Notes today are limited. The trading markets for any 2024 Senior Notes not tendered in the Exchange Offer that remain outstanding could become further limited or nonexistent due to the reduction in the amount of the 2024 Senior Notes outstanding after the consummation of the Exchange Offer. If markets for non-tendered 2024 Senior Notes exist after the consummation of the Exchange Offer, such 2024 Senior Notes may trade at a discount to the price at which they would have traded if the Exchange Offer had not been consummated depending on prevailing interest rates, the market for similar securities and other factors. There can be no assurance that active markets in the non-tendered 2024 Senior Notes will exist or be maintained and there can be no assurance as to the prices at which the non-tendered 2024 Senior Notes may be traded.

Existing rating agency ratings for the 2024 Senior Notes may not be maintained.

There can be no assurance that, as a result of the Exchange Offer or otherwise, one or more rating agencies, including Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings (“S&P”), would not take action to downgrade or negatively comment upon their respective ratings on any series of the 2024 Senior Notes. In addition, the Issuer is not obligated under the 2024 Senior Notes Indenture to maintain rating agency ratings for the 2024 Senior Notes and may terminate its agreements with Moody’s and S&P to have the 2024 Senior Notes rated by such rating agencies. Any downgrade or negative comment by any rating agency would likely adversely affect the market price of the 2024 Senior Notes, and the market price of the 2024 Senior Notes could also be materially adversely affected if the 2024 Senior Notes cease to be rated by any rating agency.

We have not obtained a third-party determination that the Exchange Offer is fair to Holders of the 2024 Senior Notes.

We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the Holders of the 2024 Senior Notes for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. We cannot assure Holders of the 2024 Senior Notes that the value of the consideration received in the Exchange Offer will on the Settlement Date or any other date in the future be equal to or exceed the value of the 2024 Senior Notes tendered, and we do not take a position as to whether you ought to participate in the Exchange Offer.

None of the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent, any financial or legal advisor to any of the foregoing, or any of their respective affiliates, make any recommendation as to whether Holders should participate in the Exchange Offer, and none of them has authorized any person to make any such recommendation. Holders are urged to carefully evaluate all information in this prospectus and all documents incorporated herein by reference, consult their own investment and tax advisors and make their own decisions about whether to tender 2024 Senior Notes.

The Issuer’s ability to make payments on the 2024 Senior Notes will be limited.

The definitive documentation governing the Super Senior Facility, the Extended Term Loans, the 2025 Senior Notes and the Exchange Notes prohibits the Issuer from making repayments of the 2024 Senior Notes prior to their maturity, except pursuant to the Exchange Offer or with the proceeds of (i) junior financing that (1) is junior in security and payment priority to each of the ABL Facility, the Super Senior Facility, Extended Term Loans, the 2025 Notes, and the New Notes and (2) limits payment of interest on such financing to interest paid in kind or (ii) newly issued equity of or capital contributions in the Issuer. Following the consummation of the Exchange Offer, the Super Senior Facility, the Extended Term Loans and the 2025 Senior Notes will in addition require the Issuer to raise equity capital prior to the maturity date of the 2024 Senior Notes in an amount necessary to repurchase, redeem, prepay or pay in full the principal amount (and any other accrued and unpaid fees or expenses that remain unpaid at the time of repurchase, redemption, prepayment or payment in full) of any 2024 Senior Notes that failed to participate in either the Private Exchange Offer or the Exchange Offer in excess of $20 million aggregate principal amount of 2024 Senior Notes (such 2024 Notes in excess of $20 million, the “Excess Stub Notes”). The definitive documentation governing the ABL Facility also contains customary limitations on restricted payments and certain payments of indebtedness. Accordingly, it is likely that Holders of 2024 Senior Notes who do not participate in the Exchange Offer will not receive any offers to prepay or repurchase any of their 2024 Senior Notes until the maturity date of the 2024 Senior Notes.

The 2024 Senior Notes held by Holders that are not exchanged for New Units will continue to be effectively subordinated to the Exchange Notes and the other secured indebtedness incurred in connection with the Refinancing Transactions to the extent of the value of the Collateral securing the Exchange Notes and such other secured indebtedness.

If the Exchange Offer is consummated, Holders that do not validly tender their 2024 Senior Notes in the Exchange Offer will not be entitled to receive any consideration. The Exchange Notes and the other secured indebtedness incurred in connection with the Refinancing Transactions are senior secured obligations of the Issuer and its subsidiary guarantors and effectively rank senior to the 2024 Senior Notes to the extent of the value of the Collateral and are structurally senior to the 2024 Senior Notes with respect to the assets of the Issuer and the guarantors that guarantee the Exchange Notes and such other secured indebtedness (other than the Existing Subsidiary Guarantors).

Existing and future subsidiaries of the Issuer that are not Existing Subsidiary Guarantors are not required to guarantee the 2024 Senior Notes and such existing and future subsidiaries may incur or guarantee indebtedness without guaranteeing the 2024 Senior Notes, and the Issuer and the Existing Subsidiary Guarantors may make investments in or transfer assets to such non-guarantor subsidiaries.

The 2024 Senior Notes Indenture does not require the Issuer’s existing or future non-guarantor subsidiaries to become guarantors of the 2024 Senior Notes if they incur or guarantee certain indebtedness. As a result, the 2024 Senior Notes are structurally subordinated to any indebtedness incurred or guaranteed by any such non-guarantor subsidiaries of the Issuer, including the New Notes and the other secured indebtedness incurred in connection with the Refinancing Transactions. The 2024 Senior Notes Indenture does not limit the transfer of assets to, or investments in, any such non-guarantor subsidiaries. There can be no assurance that the Issuer and the Existing Subsidiary Guarantors will not transfer significant amounts of assets to, or make significant investments in, such non-guarantor subsidiaries, or any other persons.

Risks Related to the New Securities and our Other Indebtedness.

In addition to the risk factors in this section, you should read and consider risk factors specific to the New Securities and the Issuer’s other indebtedness, which are described in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2022 and in other documents that are incorporated by reference herein.

Our current and future operations, particularly the company’s ability to respond to changes or to pursue the company’s business strategies, are restricted by the documentation that governs our indebtedness.

The agreements that govern the terms of the company’s indebtedness, including the New Notes Indenture, contain, a number of restrictive covenants that impose significant operating and financial restrictions on the company and may limit the company’s ability to engage in acts that may be in Diebold Nixdorf’s long-term best interest, including limitations or restrictions on the company’s ability to:

•	incur, assume or guarantee additional indebtedness;

•	declare or pay dividends, make other distributions or repurchase or redeem capital stock;

•	prepay, redeem or repurchase certain debt;

•	issue certain preferred stock or similar equity securities;

•	make loans, advances and other investments;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	incur liens;

•	enter into transactions with affiliates;

•	alter the businesses the company conducts;

•	enter into agreements restricting DNI’s subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of the company’s assets.

In addition, the restrictive covenants under the ABL Facility require the Issuer to comply with a financial maintenance covenant under certain circumstances. Our ability to satisfy this financial maintenance covenant can be affected by events beyond the company’s control; therefore, we cannot assure you that the company will be able to comply. If the company is unable to meet such financial maintenance covenant, the company would be required to seek an amendment or waiver from its lenders. There can be no assurance that the company’s lenders would consent to any such amendment or waiver on commercially reasonable terms or at all.

A breach of the covenants or restrictions under the agreements that govern the terms of any of the company’s indebtedness could result in an event of default under the applicable indebtedness. Such a default may allow the applicable creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the ABL Facility would permit the lenders thereunder to terminate all commitments to extend further credit thereunder. Furthermore, if the company is unable to repay the amounts due and payable under any of its secured indebtedness, including the New Notes, those lenders or investors will be able to proceed against the collateral granted to them to secure that indebtedness. If the holders of any of the company’s debt accelerate the repayment of such debt, the company may not have sufficient assets to repay that indebtedness.

As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

Accordingly, these restrictions may affect our ability to operate in accordance with the company’s strategy. In addition, the company’s financial results, its substantial indebtedness and its credit ratings could adversely affect the availability and terms of its financing.

No recommendation has been made as to whether Holders should tender their 2024 Senior Notes pursuant to the Exchange Offer.

Holders should make an independent assessment of the terms of the Exchange Offer. None of the Issuer, the Dealer Manager, the Information and Exchange Agent, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee or the Warrant Agent has expressed any opinion as to whether the terms of the Exchange Offer are fair. None of the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent, any financial or legal advisor to any of the foregoing, or any of their respective affiliates, make any recommendation as to whether Holders should participate in the Exchange Offer, and none of them has authorized any person to make any such recommendation.

The Issuer will be required to raise equity capital to pay the 2024 Senior Notes at maturity if there is insufficient participation in the Exchange Offer. Such equity financing may not be available on favorable or acceptable terms or at all, and failure to raise such equity capital as required will constitute an event of default under the Superpriority Credit Facility, the Extended Term Loans and the 2025 Notes Indentures. Substantial doubt will continue to exist regarding the Issuer’s ability to continue as a going concern.

Under the terms of the agreements governing the Superpriority Credit Facility, the Extended Term Loans and the 2025 Notes, the Issuer will be required to raise equity capital prior to the maturity date of the 2024 Senior Notes in an amount necessary to repurchase, redeem, prepay or pay in full the principal amount (and any other accrued and unpaid fees or expenses that remain unpaid at the time of repurchase, redemption, prepayment or payment in full) of the Excess Stub Notes, and proceeds of such equity capital will be required to be used to repurchase, redeem, prepay or pay in full such Excess Stub Notes prior to the maturity date of the 2024 Notes.

As of the date of this prospectus, $72,112,000 aggregate principal amount of 2024 Senior Notes are outstanding. Therefore, if less than $52,112,000 aggregate principal amount of 2024 Senior Notes are not validly tendered and accepted in the Exchange Offer, the Issuer will be required to issue equity to repurchase, redeem, prepay or pay in full the Excess Stub Notes prior to the maturity date of the 2024 Senior Notes. The Issuer may be unable to obtain such equity capital on terms that are favorable or acceptable to the Issuer or at all. Failure to raise sufficient equity capital as required will constitute an event of default under the Superpriority Credit Facility, the Extended Term Loans and the 2025 Notes Indentures, which would permit the creditors thereunder to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. Even if no Excess Stub Notes exist after the completion of the Exchange Offer because $52,112,000 or more of the 2024 Senior Notes are validly tendered and accepted in the Exchange Offer, the Company may not have the liquidity to repay the remaining 2024 Senior Notes at maturity. Furthermore, if the obligors under such debt are unable to repay the amounts due and payable thereunder, those lenders and noteholders could proceed against the collateral granted them to secure that indebtedness. In the event the Company’s lenders or noteholders accelerate the repayment of its indebtedness, the Issuer and its subsidiaries may not have sufficient assets to repay that indebtedness.

Accordingly, if the Issuer fails to obtain the equity capital on favorable terms, it may be unable to meet its liquidity needs, which could have a material adverse effect on the company’s competitive position, business prospects, financial condition, results of operations, cash flow and ability to continue as a going concern.

Because the success of the Exchange Offer and the ability to raise necessary equity capital is not fully within the Issuer’s control under the provisions of Accounting Standards Codification 205-40, substantial doubt will continue to exist regarding the Issuer’s ability to continue as a going concern.

The company’s failure to meet its debt service obligations could have a material adverse effect on the company’s business, financial condition and results of operations.

As of December 31, 2022, after giving effect to the ABL Amendment (and the outstanding exposure under the ABL Facility as of the date thereof) and the Exchange Offer (assuming 100% participation in the Exchange Offer), the aggregate principal amount of the company’s outstanding debt would have been approximately $2,776 million, and the company would have had approximately $71 million of undrawn commitments under the ABL Facility (which, during the Waiver Period, may not be utilized). The company’s high level of indebtedness could adversely affect the company’s operations and liquidity and could, among other things:

•

make it more difficult for the company to pay or refinance its debts as they become due during adverse economic and industry conditions because the company may not have sufficient cash flows to make its scheduled debt payments;

•

cause the company to use a larger portion of its cash flow to fund interest and principal payments, reducing the availability of cash to fund working capital, capital expenditures, research and development (“R&D”) and other business activities;

•	limit the company’s ability to take advantage of significant business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;

•	cause the company to be more vulnerable to general adverse economic and industry conditions;

•	cause the company’s suppliers to limit trade credit, require pre-payments or other collateral;

•	cause the company to be disadvantaged compared to competitors with less leverage;

•	result in a downgrade in the credit rating of the company or indebtedness of the company or its subsidiaries, which could increase the cost of borrowings; and

•	limit the company’s ability to borrow additional monies in the future to fund working capital, capital expenditures, R&D and other business activities.

The company may also incur additional long-term debt and working capital lines of credit to meet future financing needs, which would increase its total indebtedness. Although the documents governing the company’s indebtedness contain restrictions on the company’s ability to incur additional debt, including secured debt, these restrictions are subject to important exceptions and the company can incur debt in compliance with these restrictions. If the company and its subsidiaries incur additional debt, the related risks that the company faces could intensify.

We may not be able to generate sufficient cash to service all of the company’s indebtedness, including the New Notes, and may be forced to take other actions to satisfy the company’s obligations under such indebtedness, which may not be successful.

The company’s ability to make scheduled payments or refinance its debt obligations depends on its financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond its control. The company may be unable to maintain a level of cash flows from operating activities sufficient to permit the payment of principal, premium, if any, and interest, on its indebtedness, including the New Notes, and other contractual obligations when due.

If the company’s cash flows and capital resources are insufficient to fund its contractual obligations, the company could face substantial liquidity issues and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance its indebtedness. The company’s liquidity needs fluctuate during the course of the year and as a result these liquidity issues may be more acute during certain times. The liquidity issues that the company faces could force the company to reduce or delay investments and capital expenditures or to strategically divest material assets or operations, extend payments to vendors, seek additional debt or equity capital or restructure or refinance its indebtedness. The company has in the past and may in the future take such actions and these actions could materially impact the company’s business. The company may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow the company to meet its scheduled payment obligations. In addition, the terms of the company’s existing or future debt arrangements may restrict it from effecting any of these alternatives. Upcoming debt maturities could create significant financial and operational challenges for the company. Following the consummation of the Refinancing Transactions, a significant portion of the company’s indebtedness matures in 2025. In addition, the ABL Facility will mature on July 20, 2026, subject to a springing maturity to a date that is 91 days prior to the maturity date of any indebtedness for borrowed money, with certain exceptions, in an aggregate principal amount of more than $25 million incurred by the company or any of its subsidiaries. The FILO Facility will mature on June 4, 2023 and includes a Waiver Period during which the company will not be permitted to borrow any additional amounts under the ABL Facility and must maintain an actual borrowing base of at least $140 million. The company’s ability to refinance its indebtedness ahead of upcoming maturities on commercially reasonable terms or at all depends on numerous factors, including the general condition of global financial markets and the company’s financial condition, recent operating performance and liquidity, which are each subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond the company’s control. These risks could be exacerbated by factors that affect us or the financial institutions with which we have banking or other relationships, including as a result of recent events involving liquidity constraints, defaults, bankruptcies, restructurings and consolidations and other adverse developments in the financial services industry. Any disruption to the capital or broader financial markets, or change in the financial condition of the company, could make it more difficult and expensive to refinance on commercially reasonable terms or at all.

Despite current and anticipated indebtedness levels, the company may still be able to incur substantially more debt. This could further exacerbate the risks described above.

The company may be able to incur substantial additional indebtedness. The company may also incur additional long-term debt and working capital lines of credit to meet future financing needs, which would increase its total indebtedness. Although agreements governing the terms of the company’s indebtedness restrict the incurrence of additional indebtedness, these restrictions are and will be subject to a number of qualifications and exceptions and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur additional indebtedness, the risks associated with our leverage, including those described above, would increase.

The Exchange Notes are structurally subordinated to all indebtedness of the Issuer’s existing and future subsidiaries that are not and do not become guarantors of the Exchange Notes.

The Exchange Notes are guaranteed jointly and severally by certain of the Issuer’s direct and indirect subsidiaries located in the United States, Canada, Belgium, France, Germany, Italy, the Netherlands, Poland, Spain, Sweden and the UK (collectively, the “Guarantors” and each such jurisdiction other than the United States, a “Specified Jurisdiction”). In addition, (i) each subsidiary (subject to certain exceptions) of the Issuer that in the future guarantees or becomes a borrower under any of the Super Senior Facility, the 2025 Credit Facility, the 2023 Credit Facility (each as defined in “Description of the New Notes”), the 2024 Senior Notes or the 2025 Senior Notes and (ii) each subsidiary (subject to certain exceptions) of the Issuer domiciled or organized in the United States or any Specified Jurisdiction that in the future guarantees any other indebtedness for borrowed money of (a) the Issuer or any Guarantors or (b) any non-guarantor subsidiaries of the Issuer (to the extent the indebtedness exceeds $10.0 million) will jointly and severally guarantee the Exchange Notes. See “Description of the New Notes.” Except for the Guarantors of the Exchange Notes, the Issuer’s subsidiaries, including certain non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Exchange Notes are structurally subordinated to all indebtedness and other obligations of any subsidiary of the Issuer that is not a Guarantor such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding-up of any such subsidiary, all of such subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary’s assets before holders of the Exchange Notes would be entitled to any payment.

After giving effect to the ABL Amendment and the Exchange Offer, for the fiscal year ended December 31, 2022, the Issuer’s non-guarantor subsidiaries would have represented approximately 36% of our third-party net sales. As of December 31, 2022, after giving effect to the ABL Amendment and the Exchange Offer, the Issuer’s non-guarantor subsidiaries would have represented approximately 14% of our total assets (excluding intercompany assets) and would have had approximately $131 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

In addition, the Issuer’s subsidiaries that provide, or will provide, note guarantees will be automatically released from those note guarantees upon the occurrence of certain events, including the following:

•

the sale, assignment, transfer, conveyance or other disposition (by merger, consolidation or otherwise) of the capital stock of such subsidiary guarantor after which such entity is no longer a subsidiary of the Issuer;

•	the applicable required consent of the holders;

•	the exercise of the Issuer of its legal defeasance option or covenant defeasance option; and

•	the satisfaction and discharge of the Issuer’s obligations under the New Notes Indenture.

If any note guarantee is released, no holder of the Exchange Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the Exchange Notes. See “Description of the New Notes—The Note Guarantees.”

Our variable-rate indebtedness exposes the company to interest rate risk, which could cause the company’s debt service obligations to increase significantly.

Certain of the company’s indebtedness, including borrowings under the ABL Facility and the Super Senior Facility, as well as the Extended Term Loans, is subject to variable rates of interest and expose the company to interest rate risk. If interest rates increased, the company’s debt service obligations on the variable-rate indebtedness would increase and the company’s net income would decrease, even though the amount borrowed under the facilities remained the same. As of December 31, 2022, after giving effect to the ABL Amendment and the Exchange Offer, the company would have had approximately $1,259 million aggregate principal amount of outstanding variable-rate debt. An unfavorable movement in interest rates, primarily the Secured Overnight Financing Rate (“SOFR”), could result in higher interest expense and cash payments for the company. Although the company may enter into interest rate swaps, involving the exchange of floating for fixed-rate interest payments, to reduce interest rate volatility, we cannot provide assurance that the company will enter into such arrangements or that they will successfully mitigate such interest rate volatility.

The company’s debt levels and liquidity as well as challenges in the commercial and credit environment may materially adversely affect the company’s ability to issue debt on acceptable terms or at all and the company’s future access to capital.

The company’s ability to issue debt or enter into other financing arrangements on acceptable terms or at all could be materially adversely affected by the company’s debt levels and liquidity or if there is a material decline in the demand for our products or in the solvency of the company’s customers or suppliers or other significantly unfavorable changes in economic conditions occur. In addition, continuing volatility in the world financial markets and recent events involving liquidity constraints, defaults, bankruptcies, restructurings and consolidations and other adverse developments in the financial services industry could increase borrowing costs, delay our access to deposits or other financial assets or cause the uninsured loss of deposits or other financial assets, and affect our ability to access the capital or broader financial markets, which could have a material adverse effect on our competitive position, business prospects, financial condition, results of operations and cash flows.

We may need additional financing in the future to meet the company’s capital needs, and such financing may not be available on favorable or acceptable terms or at all.

We may need to seek additional financing for general corporate purposes, including to meet liquidity needs. The company may be unable to obtain any desired additional financing on terms that are favorable or acceptable to the company or at all. Depending on market conditions, adequate funds may not be available to the company on acceptable terms or at all and the company may be unable to meet its liquidity needs, which could have a material adverse effect on our competitive position, business prospects, financial condition, results of operations and cash flows.

The Issuer may not be able to repurchase the Exchange Notes upon a change of control.

Upon the occurrence of certain change of control events with respect to the Exchange Notes, to the extent the Super Senior Facility, the Extended Term Loans and the 2025 Senior Notes have been paid in full in cash (or to the extent certain declined proceeds are available), the Issuer will be required to offer to repurchase all outstanding Exchange Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. Additionally, the definitive documentation governing the Super Senior Facility and the Extended Term Loans, and the 2025 Senior Notes Indentures explicitly prohibits such repurchase unless the obligations under the Super Senior Facility, the Extended Term Loans and the 2025 Senior Notes have first been repaid in full in cash or the repurchase is made with declined proceeds. The source of funds for any purchase and/or repayment of the Exchange Notes, the Super Senior Facility, the Extended Term Loans, the 2025 Senior Notes and/or any other indebtedness will be the Issuer or the Dutch Subsidiary’s available cash or cash generated from their respective subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. The Issuer may not be able to repurchase the Exchange Notes upon a change of control because it may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay the company’s other indebtedness that will become due. The company may require additional financing from third parties to fund any such purchases, and we cannot assure you that the company would be able to obtain financing on satisfactory terms or at all. Further, the Issuer’s ability to repurchase the Exchange Notes may be limited by law. In order to avoid the obligations to repurchase any Exchange Notes or repay any other indebtedness of the company, the company may have to avoid certain change of control transactions that would otherwise be beneficial to the company.

The definition of “Change of Control” in the New Notes Indenture includes a phrase relating to the sale of “all or substantially all” of the assets of the Issuer and its subsidiaries, taken as a whole. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Exchange Notes to require the Issuer to repurchase such notes as a result of a sale of less than all of the assets of the Issuer and its subsidiaries, taken as a whole, to another person may be uncertain. In addition, certain important corporate events may not, under the New Notes Indenture, constitute a “change of control” that would require the Issuer to repurchase the Exchange Notes, notwithstanding the fact that such corporate events could increase the level of the company’s indebtedness or otherwise adversely affect its capital structure, credit ratings or the value of the Exchange Notes. See “Description of the New Notes—Repurchase at the Option of Holders—Change of Control.”

The Issuer will only be able to redeem the Exchange Notes prior to maturity under limited circumstances.

With limited exceptions, the documentation governing the 2025 Senior Notes, the Super Senior Facility and the Extended Term Loans generally prohibits the Issuer from redeeming any Units or Exchange Notes prior to maturity, other than with up to $100 million of proceeds from new equity issuances consummated on or after December 29, 2022. Unless such restriction is amended, waived or removed, the Issuer will not be permitted to redeem any Units or Exchange Notes prior to maturity.

We expect trading of the New Units to be derived from the implied trading price of the New Notes, which may trade at a discount to their principal amount.

The 2024 Senior Notes are currently trading at a discount to their principal amount. While the market, if any, for the New Units will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects, the New Units may initially trade at a price that reflects a discount to the principal amount of the New Notes and any such discount may be significant. There can be no assurance that the New Units will trade based on an implied price of the New Notes at or above the principal amount thereof in the future.

The New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively. In addition, your ability to transfer the New Securities may be limited by the absence of active trading markets and active trading markets may not develop for the New Securities, in which case you may be unable to sell the New Securities or to sell them at a price you deem sufficient.

For U.S. federal income tax purposes, the New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively. The New Warrants to be reallocated on a pro rata basis in the Exchange Offer are expected to be fungible with the Private Warrants. The New Units and New Notes will trade under different CUSIP numbers and ISINs, as applicable, from the Private Units and Private Notes, respectively. Accordingly, the New Units and New Notes to be issued in the Exchange Offer will likely not have a robust trading market, which will likely have an adverse effect on the price and liquidity of the New Units and New Notes and may result in the New Units and New Notes trading at a discount to the Private Units and Private Notes, as applicable.

The securities issued in the Private Exchange Offer are not, and the New Securities to be issued or reallocated in the Exchange Offer will not be, listed on any securities exchange or automated quotation system. We cannot assure you that an active trading market will develop for the New Securities or, if one does develop, that it will be liquid.

The liquidity of any trading market for the New Securities and the market price quoted for the New Securities may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects of companies in our industry generally. We cannot give you any assurance as to:

•	the liquidity of the trading market for the New Securities;

•	the ability of holders to sell their New Securities; or

•	the price at which holders would be able to sell their New Securities.

Additionally, the New Securities may trade at higher or lower prices than the principal amount or purchase price depending on many factors, including:

•	prevailing interest rates;

•	the number of holders of the New Securities;

•	the interest of securities dealers in making a market for the New Securities;

•	the market for securities similar to the New Securities; and

•	our financial performance.

There are significant restrictions on your ability to transfer or resell your New Units and the New Notes and New Warrants represented by the New Units in certain jurisdictions.

For holders outside the United States and in the EEA, the UK, Canada or certain other relevant jurisdictions, the Exchange Offer is only being made, and the New Securities are only being offered, to “non-U.S. qualified offerees.” Accordingly, the New Securities may be transferred and resold in those jurisdictions subject to significant restrictions on transferability and resale.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Issuer’s securities could cause the liquidity or market value of the Units to decline, increase the company’s future borrowing costs and/or reduce the company’s access to capital.

In determining our credit ratings, the rating agencies consider a number of both quantitative and qualitative factors. These factors include earnings, fixed charges such as interest, cash flows, total debt outstanding, total secured debt, off balance sheet obligations and other commitments, total capitalization and various ratios calculated from these factors. Our debt securities and our debt facilities may in the future be rated by additional rating agencies. We cannot make any assurance that any rating so assigned, if any, will remain for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as an adverse change to our business, so warrant. Any lowering, suspension or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Units and make it more difficult or more expensive for the company to raise new funds or renew maturing debt.

The value of the collateral securing the Exchange Notes and the related guarantees (the “Collateral”) may not be sufficient to satisfy the Issuer’s and the Guarantors’ obligations under the New Notes and the related guarantees.

Obligations under the Exchange Notes and the related guarantees are secured by liens on the Collateral having the priority described under “Description of the New Notes.” No appraisal of the value of the Collateral has been made in connection with the Exchange Offer, and the fair market value of the Collateral will be subject to fluctuations based on factors that include, among others, changing economic conditions, competition and other future trends. By its nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value.

In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the holders of the Exchange Notes will be entitled to be repaid in full from the proceeds of the Collateral after any payment is made in respect of any indebtedness with a senior or prior security interest against such Collateral and before any payment is made in respect of any other indebtedness that is secured by a junior lien on such Collateral or that is unsecured. Moreover, the holders of any other additional indebtedness secured by an equal-priority lien on the Collateral will share proceeds of such Collateral ratably with the holders of the Exchange Notes, thereby diluting the collateral coverage available to holders of the Exchange Notes. In particular, the fair market value of the Collateral may not be sufficient to repay the holders of the Exchange Notes upon any foreclosure, liquidation, bankruptcy or similar proceeding and after the repayment of indebtedness with senior or prior security interests in the Collateral. As of December 31, 2022, after giving effect to the ABL Amendment (and the outstanding exposure under the ABL Facility as of the date thereof) and the Exchange Offer, the company would have had (i) approximately $2,155 million of outstanding indebtedness secured by liens on certain Non-ABL Priority Collateral (as defined in “Description of the New Notes”) that would have ranked senior to the liens on such collateral securing the Exchange Notes and (ii) approximately $2,346 million of outstanding indebtedness secured by liens on ABL Priority Collateral (as defined in “Description of the New Notes”) that would have ranked senior to the liens on such collateral securing the Exchange Notes (assuming the ABL Facility is fully drawn).

There also can be no assurance that the Collateral will be saleable, and even if saleable, the timing of its liquidation would be uncertain. Accordingly, there may not be sufficient Collateral to pay all or any of the amounts due on the Exchange Notes. Any claim for the difference between the amount, if any, realized by holders of the New Notes from the sale of the Collateral and the obligations due under the Exchange Notes will rank equally in right of payment with all of our unsecured unsubordinated indebtedness and other obligations, including trade payables. In addition, as discussed further below, the holders of the Exchange Notes would not be entitled to receive post-petition interest or applicable fees, costs, expenses, or charges to the extent the amount of the obligations due under the Exchange Notes exceeded the value of the applicable Collateral (after taking into account all other debt that was also secured by the applicable Collateral on a pari passu basis or senior basis, or any “adequate protection” on account of any undersecured portion of the New Notes). To the extent the Collateral is owned by subsidiaries of the Issuer that are organized under the laws of jurisdictions other than the United States, the validity of the security interests in such Collateral is subject to the laws of the relevant jurisdiction and may not be enforceable to the full extent of the Collateral or at all.

With respect to the Collateral, the security interest of GLAS Americas LLC, as notes collateral agent for the Exchange Notes (the “Notes Collateral Agent”) ranks junior to the security interest in the same assets securing the ABL Facility (other than with respect to the ABL Non-Priority Collateral (as defined in “Description of the New Notes—Certain Definitions”)), the Super Senior Facility, the Extended Term Loans and 2025 Senior Notes (and with respect to certain Collateral, the Existing Term Loans). The Notes Collateral Agent’s rights, including the ability to foreclose, are subject to the terms of the applicable Intercreditor Agreements and are also limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the Collateral or any recovery with respect thereto. We cannot assure you that any such required consents will be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain Collateral in any foreclosure or other auction and may delay any sale, either of which events may have an adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral may, without the appropriate consents and filings, be limited.

To the extent that preexisting liens, liens permitted under the New Notes Indenture and other rights, including higher-priority liens, encumber any of the Collateral securing the Exchange Notes and the related guarantees, those parties have or may exercise rights and remedies with respect to the Collateral that could adversely affect the value of the Collateral and the ability of the Notes Collateral Agent (acting at the direction of the Notes Trustee) to realize or foreclose on the Collateral.

The New Notes Indenture also permits the Issuer and its subsidiaries to create additional liens on the Collateral under specified circumstances, some of which liens may be pari passu with or senior to the liens securing the New Notes. Any obligations secured by such liens may further dilute the collateral coverage and limit the recovery from the realization of the collateral available to satisfy holders of the Exchange Notes. See “Description of the New Notes—Certain Definitions—“Permitted Liens.””

Your right to receive payments on the New Notes is effectively subordinated to the right of lenders under and holders of, as applicable, the Super Senior Facility, the Extended Term Loans, the Existing Term Loans and the 2025 Senior Notes with respect to certain collateral to the extent of the value of such collateral, and additionally, is effectively subordinated to the right of the lenders under the ABL Facility with respect to the ABL Priority Collateral to the extent of the value of the ABL Priority Collateral.

The Exchange Notes and the related guarantees are secured on a junior-lien basis with regard to certain Collateral. The lenders under the Super Senior Facility and the Extended Term Loans, the holders of the 2025 Senior Notes and the lenders under any other permitted debt secured on a senior-priority basis by the Collateral, including the Existing Term Loans to the extent of any unreleased Collateral, will have claims that are prior to the claims of holders of the New Notes with respect to such Collateral to the extent of the value of the Collateral securing that other indebtedness on a senior-priority basis. Additionally, the lenders under the ABL Facility will have claims that are prior to the claims of holders of the Exchange Notes with respect to the ABL Priority Collateral to the extent of the value of the ABL Priority Collateral. In the event of any distribution or payment of such assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, the lenders under the foregoing indebtedness will have a prior claim to the applicable Collateral. After the claims of such lenders have been satisfied in full, there may be no assets constituting Collateral remaining to be applied to satisfy the claims of holders of the New Notes. As a result, with respect to the Collateral granted by the Issuer and its subsidiaries, holders of the Exchange Notes may receive less, ratably, than the lenders under certain other indebtedness of the company. For a detailed description of the priority of the liens securing the Exchange Notes, see “Description of the New Notes—Collateral.”

As of December 31, 2022, after giving effect to the ABL Amendment (and the outstanding exposure under the ABL Facility as of the date thereof) and the Exchange Offer, the company would have had (i) approximately $2,155 million of outstanding indebtedness secured by liens on certain Non-ABL Priority Collateral that would have ranked senior to the liens on such collateral securing the New Notes and (ii) approximately $2,346 million of outstanding indebtedness secured by liens on ABL Priority Collateral that would have ranked senior to the liens on such collateral securing the Exchange Notes (assuming the ABL Facility is fully drawn).

The security interests in the Collateral are in favor of the Notes Collateral Agent rather than directly in favor of the holders of the Exchange Notes and the concept of “trust” is not a recognized concept in certain jurisdictions.

The ability of the Notes Collateral Agent (acting at the direction of the Notes Trustee) to enforce upon certain of the Collateral may be restricted by federal, state and foreign law. The security interests in the Collateral that secures the Exchange Notes and the related guarantees are not granted directly to the holders of the New Notes but are granted only for the benefit of the Notes Collateral Agent. The New Notes Indenture and related documents will provide that only the Notes Collateral Agent has the right to enforce upon the Collateral (subject to the terms of the applicable Intercreditor Agreements) in accordance with the terms of the security documents relating to the Exchange Notes. As a consequence, holders of the Exchange Notes will not have direct security interests and will not be entitled to take enforcement actions in respect of the Collateral, except through Notes Trustee under the New Notes Indenture, who will (subject to the provisions of the New Notes Indenture) provide instructions to the Notes Collateral Agent.

Under French law, the pledgee of a French law security interest and the creditor of the claim secured by such security interest are required to be the same person. Such security interests cannot be held on behalf of third parties who do not hold the secured claim, unless they act as agent (mandataire) under Article 1984 et. seq. of the French Civil Code (Code civil), as fiduciary (fiduciaire) under Article 2011 of the French Civil Code or as collateral agent (agent des sûretés) under Article 2488-6 et. seq. of the French Code Civil as modified by Ordinance n° 2017-748 of May 4, 2017 and by law n° 2019-486 of May 22, 2019. The beneficial holders of interests in the New Notes from time to time will not be parties to the security documents.

The Notes Collateral Agent holds all security interests to be pledged as Collateral. As regards the security interests to be pledged as Collateral governed by the laws of France, the Notes Collateral Agent holds such security interests to be pledged as Collateral as collateral agent for the beneficiaries under Articles 2488-6 et. seq. of the French Civil Code.

As regards the security interests to be pledged as Collateral governed by laws other than the laws of France and England and Wales, in order to permit the beneficial holders of the New Notes to benefit from a secured claim, the financing documents provide for the creation of “parallel debt” obligations in favor of the Notes Collateral Agent (the “Parallel Debt”) mirroring the obligations of the Issuer and the Guarantors (as principal obligors) towards the holders of the Exchange Notes under or in connection with the New Notes Indenture (the “Principal Obligations”). The Parallel Debt will at all times be in the same amount and payable at the same time as the Principal Obligations. Any payment in respect of the Principal Obligations shall discharge the corresponding Parallel Debt and any payment in respect of the Parallel Debt shall discharge the corresponding Principal Obligations. Pursuant to the Parallel Debt, the Notes Collateral Agent becomes the holder of a claim equal to each amount payable by an obligor under the Exchange Notes. The holders of the Exchange Notes will not be entitled to take enforcement actions in respect of such security interests except through the Notes Collateral Agent (even if they are in some instances direct beneficiaries of the security interests in the Collateral).

To the extent that the appointment of the Notes Collateral Agent as authorized representative of the holders of the Exchange Notes would not be respected by a competent court or a trustee in bankruptcy (or similar officer in any other insolvency proceeding) and the security interests in the Collateral created to the benefit of the holders of the Exchange Notes as represented by the Notes Collateral Agent as a result are successfully challenged by other parties or deemed invalid, holders of the Exchange Notes will not be entitled to receive on this basis any proceeds from an enforcement of the security interests in the Collateral. In addition, the holders of the Exchange Notes will bear the risks associated with the possible insolvency or bankruptcy of the Notes Collateral Agent as the beneficiary of the Parallel Debt.

In addition, for details on the recognition of the parallel debt in other jurisdictions please see “Limitations and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

The lien of the Notes Collateral Agent in the Collateral on behalf of the holders of the New Notes will be created pursuant to security documents entered into with the Notes Collateral Agent and perfected in a manner that, under the laws applicable to the creation and priority of liens in the jurisdictions in which the Collateral is pledged, will give it, in certain cases, as a matter of local law, junior priority to the rights of the Notes Collateral Agent on behalf of the holders of the Private Notes. In such cases, holders of the New Notes will have to rely on the Indenture and the Intercreditor Agreements to provide equal priority liens on such assets in such local jurisdictions, as the case may be.

The lien of the Notes Collateral Agent on behalf of the holders of the New Notes in some of the Collateral will be created pursuant to security documents entered into with the Notes Collateral Agent and perfected in a manner that, under the foreign laws applicable to the creation and priority of collateral in the foreign jurisdictions in which the Collateral is pledged, may give it, in certain cases, as a matter of local law, junior priority to the rights of the Notes Collateral Agent on behalf of the holders of the Private Notes. As a result, the equal priority lien of the holders of the New Notes and the Private Notes with respect to the Collateral will be dependent on the provisions of the Indenture and the Intercreditor Agreements, which provide that the proceeds of the Collateral be distributed to the holders of the Exchange Notes ratably. There can be no assurance that the provisions of the Indenture and the Intercreditor Agreements are sufficient to create such an equal priority lien.

The applicable Intercreditor Agreements limit the ability of the holders of the Exchange Notes to exercise rights and remedies with respect to the Collateral.

The rights of the holders of the Exchange Notes with respect to the Collateral are substantially limited by the terms of the lien ranking provisions in the Intercreditor Agreements that the Notes Collateral Agent entered into in such capacity. Under the terms of such Intercreditor Agreements, at any time that any senior lien obligations are outstanding, almost any action that may be taken in respect of the Collateral will be at the direction of an administrative agent or collateral agent under certain of such senior lien obligations, and the holders of the Exchange Notes will not have the ability to control or direct such actions, including, but not limited to, the right to exercise remedies with respect to, challenge the liens on, or object to actions taken by the controlling collateral agent for the senior lien obligations even if the rights of holders of the Exchange Notes are adversely affected, except after the expiration of certain standstill periods, so long as no collateral agent for any senior lien obligations is then exercising certain rights or remedies with respect to the Collateral. For a detailed description of the Intercreditor Agreements, see “Description of the New Notes—Intercreditor Agreements.”

Sales of assets by the Issuer and the Guarantors could reduce the Collateral and the related guarantees.

The security documents that relate to the Exchange Notes allow the Issuer and the Guarantors to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of any income from, the Collateral. To the extent the Issuer or any guarantor sells any assets that constitute Collateral, the proceeds from such sale will be subject to the liens securing the Exchange Notes and the related guarantees only to the extent such proceeds would otherwise constitute Collateral securing the Exchange Notes and the related guarantees under the security documents. Such proceeds will also be subject to the security interests of certain creditors other than the holders of the Exchange Notes (including the lenders under the ABL Facility, the Super Senior Facility, the Extended Term Loans and the Existing Term Loans, and the holders of the 2025 Senior Notes) some of which will be senior or prior to the liens held by the holders of the Exchange Notes, or may have a lien on those assets that is pari passu with the lien of the holders of the Exchange Notes. To the extent the proceeds from any sale of Collateral do not constitute Collateral under the security documents, the pool of assets securing the Exchange Notes and the related guarantees will be reduced, and the Exchange Notes and the related guarantees will not be secured by such proceeds.

There are certain categories of property that are excluded from the Collateral.

Not all of our properties and assets are or will be pledged to secure the Exchange Notes. The Collateral securing the Exchange Notes excludes certain customary categories of excluded property, and the assets constituting excluded property are not subject to liens in favor of the Notes Collateral Agent. In addition, the security documents relating to the Exchange Notes contain guaranty and security principles that will provide for further exclusions and limitations based on applicable local law. See “Description of the New Notes—Collateral.”

If an event of default occurs and the maturity of the Exchange Notes is accelerated, the Exchange Notes and the related guarantees will rank pari passu with the holders of other unsecured indebtedness (and other secured indebtedness not secured by such excluded assets) of the relevant obligor with respect to such excluded assets. As a result, if the value of the assets pledged as security for the Exchange Notes is less than the value of the claims of the holders of the Exchange Notes, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.

There are circumstances other than repayment or discharge of the Exchange Notes under which the Collateral securing the Exchange Notes and the note guarantees will be released automatically, without your consent or the consent of the Units Trustee or the Notes Collateral Agent, and you may not realize any payment upon disposition of such Collateral.

Under various circumstances, the Collateral securing the Exchange Notes will be released automatically (or there will be an automatic obligation to release with respect to certain kinds of Collateral), including:

•	in whole, upon payment in full of the principal of, accrued and unpaid interest, including premium, if any, on the Exchange Notes;

•	in whole, upon satisfaction and discharge of the New Notes Indenture;

•	in whole, upon a legal defeasance or covenant defeasance;

•

in respect of (A) Collateral with a Fair Market Value (as defined in “Description of the New Notes”) greater than $50.0 million (but, for the avoidance of doubt, less than all or substantially all of the Collateral), with the consent of holders of 66 2/3% in aggregate principal amount of the Exchange Notes and (B) all or substantially all of the Collateral, with the consent of each affected holder (in each case including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes);

•	in whole or in part, in accordance with the applicable provisions of the collateral documents, the Intercreditor Agreements and the New Notes Indenture;

•	the applicable required consent of the holders;

•	with respect to assets of a guarantor upon release of such guarantor from its note guarantee;

•	to enable the disposition of property or other assets that constitute Collateral to the extent not prohibited under certain asset sales covenants; and

•	automatically upon release of the guarantees provided by German-domiciled guarantors and the Liens on assets of such entities under the New Notes Indenture.

See “Description of the New Notes—Intercreditor Agreements—Use and release of collateral.”

The Collateral is subject to casualty risks and potential environmental liabilities.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses with respect to the Collateral that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any Collateral, the insurance proceeds may not be sufficient to satisfy all of our obligations, including the Exchange Notes and the note guarantees.

Moreover, the Notes Collateral Agent may need to evaluate the impact of potential liabilities before determining to foreclose on Collateral consisting of real property because secured creditors that take possession or control of real property under certain circumstances may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at that real property. Consequently, the Notes Collateral Agent may decline to foreclose on that Collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the Exchange Notes.

Lien searches may not reveal all liens on the Collateral.

We cannot guarantee that the lien searches on the Collateral that secures the Exchange Notes and note guarantees will reveal any or all existing liens on such Collateral. Any such existing lien, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the Exchange Notes and the note guarantees and could have an adverse effect on the ability of the Notes Collateral Agent (acting at the direction of the Notes Trustee) to realize or foreclose upon the Collateral securing the Exchange Notes and the note guarantees.

Certain laws and regulations may impose restrictions or limitations on foreclosure.

The Issuer’s obligations under the Exchange Notes and the Guarantors’ obligations under the guarantees are secured only by the Collateral described in this prospectus. The Notes Collateral Agent’s ability to foreclose on the Collateral on behalf of the holders of the Exchange Notes may be subject to perfection, priority issues, federal, state or foreign law requirements, applicable bankruptcy law, and practical problems associated with the realization of the Notes Collateral Agent’s security interests in or liens on the Collateral, including cure rights, foreclosing on the Collateral within the time periods permitted by third parties or prescribed by laws, obtaining third-party consents, making additional filings, statutory rights of redemption and the effect of the order of foreclosure. We cannot assure you that the consents of any third parties and approvals by governmental entities or courts of competent jurisdiction will be given when required to facilitate a foreclosure on such assets. Therefore, we cannot assure you that foreclosure on the Collateral will be sufficient to make all payments on the Exchange Notes.

Rights of holders of the Exchange Notes in the Collateral may be adversely affected by the failure to create or perfect the security interests in the Collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the

Collateral securing the Exchange Notes may not be perfected if we are not able to take the actions necessary to perfect any of these liens on or prior to the applicable date of the issuance of the Exchange Notes or thereafter. We have limited obligations to perfect the security interest of the holders of the Exchange Notes in specified Collateral. To the extent a security interest in certain Collateral is not properly perfected on or prior to the applicable issuance date of the Exchange Notes, such security interest might be avoidable in bankruptcy, which could impact the value of the Collateral. See “—Any future pledge of collateral or guarantees in favor of the holders of the Exchange Notes might be voidable in bankruptcy.”

If additional subsidiaries are formed or acquired and become guarantors under the New Notes Indenture, additional actions would be required to perfect the security interest in the assets of such guarantors. Depending on the type of the assets constituting after-acquired collateral, additional action may be required to perfect the security interest in such assets. Applicable law requires that certain property and rights acquired after the grant of a general security interest can be perfected only at the time such property and rights are acquired and identified. Neither the Notes Trustee, Units Trustee nor the Notes Collateral Agent will be responsible for monitoring, and there can be no assurance that we will inform the Notes Trustee, Units Trustee or the Notes Collateral Agent of, the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The Notes Collateral Agent will have no obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interests therein. Such inaction may result in the loss of the security interest in such Collateral or the priority of the security interest in favor of the Exchange Notes and the guarantees against third parties. Even if the Notes Collateral Agent does properly perfect liens on Collateral acquired or arising in the future, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “—Any future pledge of collateral or guarantees in favor of the holders of the New Notes might be voidable in bankruptcy.”

Receipt of payment on the Exchange Notes, and the enforcement of remedies, may be limited in bankruptcy.

An investment in the Exchange Notes, as in any security, involves insolvency and bankruptcy considerations that investors should carefully consider. If the Issuer or Guarantors become debtors subject to proceedings under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or any similar federal, state or foreign law for the relief of debtors, it is likely to result in delays in the payment of the Exchange Notes and in exercising enforcement remedies under the Exchange Notes, the guarantees or the liens on Collateral. Provisions under the Bankruptcy Code or under any similar federal, state or foreign law for the relief of debtors or general principles of equity that could cause the impairment of the rights of holders of the Exchange Notes include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, substantive consolidation, limitations of collectability of unmatured interest or attorneys’ fees and nonconsensual restructuring of the Exchange Notes.

If a bankruptcy court substantively consolidated the Issuer and/or any of its subsidiaries, the assets of each such entity would be subject to the claims of creditors of all such entities. This would expose holders of the Exchange Notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. See also “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

In the event of a bankruptcy of the Issuer or any of its subsidiaries (including any of the Guarantors), holders of the Exchange Notes may be deemed to have an unsecured claim to the extent that obligations in respect of the Exchange Notes and all other obligations with equal and ratable security interests in the Collateral exceed the fair market value of the Collateral securing the Exchange Notes.

In any bankruptcy case under Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors with respect to the Issuer or any of its subsidiaries (including any of the Guarantors), it is possible that the debtor-in-possession or similar official, any bankruptcy trustee or similar official, or competing creditors will assert that the value of the Collateral with respect to the Exchange Notes on the date of such valuation is less than the then-current principal amount of the Exchange Notes and all other obligations with equal and ratable security interests in the Collateral. Upon a finding by the bankruptcy court that the Exchange Notes are under-collateralized, the claims in the bankruptcy case with respect to the Exchange Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the Collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the holders of the Exchange Notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Exchange Notes to receive “adequate protection” under the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors. In addition, if any payments of post-petition interest had been made prior to the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Exchange Notes. See also “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

Bankruptcy laws may limit the ability of holders of the Exchange Notes to realize value from the Collateral.

The right of the Notes Collateral Agent (acting at the direction of the Notes Trustee) to repossess and dispose of the Collateral upon the occurrence of an event of default under the New Notes Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Issuer or any of its subsidiaries (including any of the Guarantors) before the Notes Collateral Agent repossessed and disposed of the Collateral. For example, under the Bankruptcy Code, pursuant to the automatic stay imposed upon the bankruptcy filing, a secured creditor is prohibited from repossessing its collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, or taking other actions to levy against a debtor, without bankruptcy court approval after notice and a hearing. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” is undefined in the Bankruptcy Code and may vary according to applicable facts and circumstances (and is within the discretion of the bankruptcy court), but it is intended in general to protect the secured creditor’s interest in the collateral from diminishing in value during the pendency of the bankruptcy case and may include periodic payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the automatic stay or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court could conclude that the secured creditor’s interest in its collateral is “adequately protected” against any diminution in value during the bankruptcy case without the need of providing any additional protection. Due to the imposition of the automatic stay, the lack of a precise definition of the term “adequate protection” and the broad powers of a bankruptcy court, it is impossible to predict (i) how long payments under the Exchange Notes could be delayed, or whether such payments will be made at all, following commencement of a bankruptcy case, (ii) whether or when the Notes Collateral Agent (acting at the direction of the Notes Trustee) could repossess or dispose of the collateral or (iii) whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.” The holders of the Exchange Notes may receive in exchange for their claims a recovery that could be substantially less than the amount of their claims (potentially even nothing) and any such recovery could be in the form of cash, new debt instruments or some other security.

In addition to the limitations described above, the Notes Collateral Agent’s ability to exercise remedies with respect to the Collateral on behalf of the holders of the Exchange Notes may also be challenged on the basis of the Notes Collateral Agent’s security interest not being perfected (or in the case of equity interests in foreign subsidiaries, obligations of foreign subsidiaries or the assets of the Issuer’s foreign subsidiaries included in the Collateral, on grounds that such security interests are not created or perfected in accordance with applicable foreign law), the consent of third parties, contractual restrictions, priority issues, state or foreign law requirements and practical problems associated with the realization of the Notes Collateral Agent’s security interest in the Collateral securing the Exchange Notes, including cure rights, foreclosing on the Collateral within the time periods permitted by third parties or prescribed by laws, statutory rights of redemption and the effect of the order of foreclosure. For example, the Notes Collateral Agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the Notes Collateral Agent will be able to obtain any such consent or transfer or maintain in effect any such contracts. Accordingly, the Notes Collateral Agent may not have the ability to foreclose upon those assets and the value of the Collateral may significantly decrease.

In addition, as noted herein, the Intercreditor Agreements that the Notes Collateral Agent entered into in its capacity as such restrict the ability of the Notes Collateral Agent and any other representative or agent for the Exchange Notes, on behalf of itself and the holders of the Exchange Notes, to object following the filing of a bankruptcy petition to proposed debtor-in-possession financing to be provided to the Issuer or the Guarantors that is secured by the Collateral or to the use of cash collateral, subject to certain conditions and limited exceptions. After such a filing, the value of the Collateral could materially deteriorate, and holders of the Exchange Notes may be unable to raise an objection.

Furthermore, any disposition of the Collateral during a bankruptcy case outside of the ordinary course of business would also require approval from the bankruptcy court (which may not be given under the circumstances).

See also “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

If a bankruptcy petition were filed by or against the Issuer or the Guarantors in the U.S., a court could conclude that the allowed claim for the Exchange Notes may be less than the principal amount of the Exchange Notes stated in the New Notes Indenture.

If a bankruptcy petition were filed by or against the Issuer or the Guarantors under the Bankruptcy Code after the issuance of the Exchange Notes, a court could conclude that the claim by any holder of the New Notes for the principal amount thereof may be allowed only in an amount equal to the sum of (i) the original issue price of the Exchange Notes and (ii) that portion of the stated principal amount of the Exchange Notes that exceeds the issue price thereof, if any, that does not constitute “unmatured interest” for the purposes of the U.S. Bankruptcy Code.

In the case of such a decision, any such discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest, which is not allowable as part of a bankruptcy claim under the Bankruptcy Code. Accordingly, holders of the Exchange Notes under these circumstances may receive an amount that is less than the principal amount thereof stated in the New Notes Indenture.

Any future pledge of collateral or guarantees in favor of the holders of the Exchange Notes might be voidable in bankruptcy.

Any future pledge of collateral or guarantees in favor of the holders of the Exchange Notes might be voidable in a bankruptcy case of the pledgor or guarantor if certain events or circumstances exist or occur, including, under the Bankruptcy Code, if the pledgor or guarantor is insolvent at the time of the pledge or guarantee, the pledge or guarantee enables the holders of the Exchange Notes to receive more than they would if the pledge or guarantee had not been made and the debtor were liquidated under Chapter 7 of the Bankruptcy Code, and a bankruptcy case in respect of the pledgor is commenced within 90 days following the pledge (or one year before commencement of a bankruptcy case if the creditor that benefited from the lien or guarantee is an “insider” under the Bankruptcy Code). See also “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

Federal and state fraudulent transfer laws may permit a court to void the Exchange Notes, the guarantees and the grant of liens, or to subordinate claims in respect of the Exchange Notes, the guarantees and the grant of liens to other debt of the Issuer or the Guarantors, as applicable, or require noteholders to return payments previously received in respect of the Exchange Notes and, if that occurs, you may not receive full (or any) repayment of the Exchange Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Exchange Notes, the incurrence of any guarantees of the Exchange Notes, including the guarantees by the Guarantors entered into upon issuance of the Exchange Notes and guarantees (if any) that may be entered into after the issue date under the terms of the New Notes Indenture and the granting of liens to secure the Exchange Notes and the guarantees. Under the Bankruptcy Code and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Exchange Notes, guarantees or any of the liens securing the Exchange Notes or the guarantees could be voided as a fraudulent transfer or conveyance if (1) either the Issuer or any of the Guarantors, as applicable, issued the Exchange Notes, incurred the guarantees or granted the liens with the intent of hindering, delaying or defrauding creditors or (2) either the Issuer or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the Exchange Notes, incurring the guarantees or granting the liens and, in the case of this clause (2) only, one of the following was also true at the time thereof:

•

the Issuer or any of the Guarantors, as applicable, were insolvent on the date of the issuance of the Exchange Notes, the incurrence of the guarantees or the granting of the liens or rendered insolvent by reason of the issuance of the Exchange Notes, the incurrence of the guarantees or the granting of the liens;

•

the issuance of the Exchange Notes, the incurrence of the guarantees or the granting of the liens left the Issuer or any of the Guarantors, as applicable, with an unreasonably small amount of capital to carry on the business; or

•	the Issuer or any of the Guarantors intended to, or believed that the Issuer or such guarantor would, incur debts beyond the Issuer’s or such Guarantor’s ability to pay such debts as they mature.

As a general matter, value may be determined to have been given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court could find that by virtue of the fact that the New Notes were issued by the Issuer for its direct benefit, and only indirectly for any Guarantor’s benefit, that a Guarantor did not receive reasonably equivalent benefit directly or indirectly from the issuance of the Exchange Notes or the applicable guarantee and/or lien.

The Issuer cannot be certain as to the standards a court would use to determine whether or not the Issuer or the Guarantors were solvent at the relevant time. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the Exchange Notes, the incurrence of a guarantee or the grant of a lien was a fraudulent transfer or conveyance, the court could void the payment obligations under the Exchange Notes or such guarantee or the grant of such lien or subordinate the Exchange Notes or such guarantee to presently existing and future indebtedness of the Issuer or of the related Guarantor, or require the holders of the Exchange Notes to repay any amounts received with respect to the Exchange Notes or such guarantee, or avoid and set aside such lien. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Exchange Notes (or the guarantees). Further, the voidance of the New Notes could result in an event of default with respect to our other debt that could result in acceleration of such debt.

Although each guarantee contains a provision intended to limit that Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that Guarantor’s obligation to an amount that effectively makes its guarantee worthless.

See also “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

The Exchange Notes could be wholly or partially voided as a preferential transfer.

Pursuant to the Bankruptcy Code, if one or more of the Issuer or Guarantors become the subject of a bankruptcy proceeding within 90 days after the applicable date of the issuance of the Exchange Notes (or, with respect to any insiders specified in bankruptcy law who are holders of Exchange Notes, within one year after the applicable issue date of the Exchange Notes), and the court determines that it was insolvent at the time of the closing (under the preference laws, we would be presumed to have been insolvent on and during the 90 days immediately preceding the date of filing of any bankruptcy petition), the court could find that the incurrence of the obligations under the Exchange Notes involved a preferential transfer. In addition, to the extent that certain security interests are not perfected until after closing, such 90-day preferential transfer period would begin on the date of perfection. If the court determined that the granting of the security interest was therefore a preferential transfer, which did not qualify for any defense under bankruptcy law, then holders of the Exchange Notes would be unsecured creditors with claims that ranked pari passu with all other unsecured creditors of the applicable obligor, including trade creditors. In addition, under such circumstances, the value of any consideration holders received pursuant to the Exchange Notes, including upon foreclosure of the collateral securing the Exchange Notes and the guarantees, could also be subject to recovery from such holders and possibly from subsequent assignees, or such holders might be returned to the same position they held as holders of the Exchange Notes.

Furthermore, in the event that a bankruptcy case were to be commenced under the Bankruptcy Code, the Issuer could be subject to claims, with respect to any payments made within 90 days prior to the commencement of such a case, that they or any of the Guarantors were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the Exchange Notes or the guarantees, might be deemed to constitute a preference under the Bankruptcy Code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate.

See also “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

Because each Guarantor’s liability under its guarantees may be reduced to zero, voided or released under certain circumstances, the holders of the Exchange Notes may not receive any payments from some or all of the Guarantors.

Holders of the Exchange Notes have the benefit of the guarantees of the Guarantors. However, as described above, the guarantees by the Guarantors are limited to the maximum amount that the Guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon (among other things) the amount of other obligations of such Guarantor. Further, as discussed above, a court under federal or state fraudulent conveyance and fraudulent transfer statutes or a foreign court under applicable foreign law could void the obligations under a guarantee (and any related security interest) or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances permitted under the New Notes Indenture.

Enforcing your rights as a holder of the Exchange Notes or under the guarantees across multiple jurisdictions may be difficult.

The Exchange Notes have and will be issued by the Issuer, an Ohio corporation, and are and will be guaranteed by certain of the Issuer’s other subsidiaries which are expected to be organized under the laws of various states of the U.S., Canada, Belgium, France, Germany, Italy, the Netherlands, Poland, Spain, Sweden and the UK. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of incorporation or organization of a future guarantor. Your rights under the Exchange Notes and the guarantees will therefore be subject to the laws of multiple jurisdictions, and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights. In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions may be materially different from or in conflict with one another and those of the U.S., including in respect of creditor’s rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved could trigger disputes over which jurisdiction’s law should apply, which could adversely affect your ability to enforce your rights and to collect payment in full under the Exchange Notes and the guarantees. See also “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

The guarantees will provide the holders of the Exchange Notes with a direct claim against the relevant Guarantors. In addition, the other Guarantors will secure the payment of the Exchange Notes by granting security under the relevant security documents. However, each security interest granted under a security document is limited in scope to the value of the relevant assets expressed to be subject to that security interest and the New Notes Indenture provides that the guarantees are limited to the maximum amount that can be guaranteed by the Guarantors, without rendering the guarantees/security interest voidable or otherwise ineffective under applicable law or without resulting in a breach of any applicable law, and enforcement of each guarantee/security document would be subject to certain generally available defenses. Although laws differ among these jurisdictions, these laws and defenses include those that relate to corporate benefit, fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally (such as those relating to bankruptcy, insolvency, arrangement, liquidation ad-hoc mandate, preventive concordat, moratorium or reorganization). As a result, a Guarantor’s liability under the relevant guarantee and any related collateral could be materially reduced or eliminated as of the issue date, depending on the amounts of its other obligations and applicable law.

Under the laws of certain jurisdictions, the validity and enforceability of guarantees (including any related security interests) are subject to the validity and enforceability of the guaranteed obligations. Notwithstanding the fact that certain jurisdictions may recognize independent guarantees, to the extent the parallel debt claim and/or the obligations of the applicable Issuer in relation to the Exchange Notes are invalidated, the obligations of a Guarantor under the relevant guarantees and the collateral may also be invalidated. See “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

Although laws differ among various jurisdictions, in general, under fraudulent conveyance and other laws, guarantees and security interests can be challenged (by the insolvency administrator in case of insolvency of the Guarantors, or by any of the creditors of the Guarantors outside insolvency), and a court could declare unenforceable against third parties (including the beneficiaries thereof) and/or void, any legal act performed by the Guarantors (including the granting by it of the guarantees or the security interests granted under the security documents, see “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”) and, if payment had already been made under the guarantees or enforcement proceeds applied under a security document, require that the recipient (and possibly, subsequent transferees thereof) return the payment to the relevant Guarantor, if the court found, among other things, that:

•	the amount paid or payable under the guarantees or the enforcement proceeds under the relevant security document was in excess of the maximum amount permitted under applicable law;

•

the guarantees or the relevant security interest under a security document was incurred with actual intent to hinder, delay or defraud creditors or shareholders of the Guarantors or, in certain jurisdictions, even when the recipient was simply aware that the Guarantor was insolvent when it granted the guarantee or relevant security interest;

•

the Guarantors did not receive fair consideration or reasonably equivalent value for granting the guarantees/relevant security interests and the Guarantors were: (i) insolvent or rendered insolvent because of the guarantees/relevant security interest; (ii) undercapitalized or became undercapitalized because of the relevant guarantees/security document or would become undercapitalized as a consequence of an enforcement thereunder; or (iii) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay at maturity; and/or

•

the guarantees/relevant security documents were held to exceed the corporate objects of the Guarantors or not to be in the best interests or for the corporate benefit of the Guarantors or security provider.

Under the German Insolvency Code (Insolvenzordnung), an insolvency administrator (Insolvenzverwalter) or custodian (Sachwalter) may challenge (anfechten) transactions (Rechtsgeschäft) or acts (Rechtshandlungen) that are deemed detrimental to insolvency creditors and which were effected prior to the opening of formal insolvency proceedings during applicable avoidance periods.

We cannot assure you which standard a court would apply in determining whether a Guarantor was “insolvent” at the relevant time or that, regardless of method of valuation, a court would not determine that a Guarantor was insolvent on that date, or that a court would not determine, regardless of whether or not a Guarantor was insolvent on the date a guarantee was issued, that payments to holders of the New Notes constituted preferences, fraudulent transfers or conveyances on other grounds.

The liability of each Guarantor under a guarantee will be limited to the amount that will result in such guarantee not constituting a preference, fraudulent conveyance or improper corporate distribution or otherwise being set aside. However, there can be no assurance as to what standard a court will apply in making a determination of the maximum liability of each Guarantor. There is a possibility that the entire note guarantee may be set aside, in which case the entire liability may be extinguished. If a court decided that a guarantee was a preference, fraudulent transfer or conveyance and voided such guarantee, or held it unenforceable for any other reason, you may cease to have any claim in respect of the relevant Guarantor and would be a creditor solely of the Issuer and, if applicable, of any other Guarantor under the relevant guarantee which has not been declared void. In the event that any is invalid or unenforceable, in whole or in part, or to the extent the agreed limitation of the note guarantee obligations apply, the New Notes would be effectively subordinated to all liabilities of the applicable Guarantor, and if we cannot satisfy our obligations under the Exchange Notes or any guarantee is found to be a preference, fraudulent transfer or conveyance or is otherwise set aside, we cannot assure you that we can ever repay in full any amounts outstanding under the Exchange Notes.

Further, pursuant to Article 2302 of the French Civil Code, if a beneficiary of the New Notes guarantees is a credit institution (établissement de crédit) or a financial institution (société de financement), then it is obliged to indicate in writing to the relevant French guarantor, prior to March 31 of each year, (i) the total of the sums guaranteed by the relevant guarantor pursuant to the New Notes Indenture as at December 31 of the preceding year, and (ii) the date of expiry of the obligations of such guarantors. In the event of lack of compliance with the requirements of Article 2302 of the French Civil Code, interest due under the relevant provisions of the New Notes Indenture will not be recoverable from the guarantors from the last date on which the beneficiaries provided such guarantors with the information mentioned in (i) and (ii) above until the next date on which the beneficiaries provide the guarantors with such information.

Laws or regulations relating to corporate benefit, financial assistance, capital maintenance and other limitations on the guarantees may adversely affect their validity and enforceability.

The laws of certain of the jurisdictions in which the Guarantors are incorporated or organized limit the ability of these subsidiaries to guarantee debt of a related company. These limitations and defenses arise under various provisions or principles of corporate and criminal law. These laws and defenses may include those that relate to financial assistance, corporate purpose or benefit, preservation of share capital, thin capitalization, capital maintenance or similar laws and regulations or defenses affecting the rights of creditors generally. If these limitations and defenses were not observed, the guarantees by these Guarantors could be subject to legal challenge. In these jurisdictions, including Canada, Belgium, France, Germany, Italy, the Netherlands, Poland, Spain, Sweden and the UK, the guarantees and grants of security interests may contain language limiting the amount of the guarantees as well as the circumstances under which the guarantees and grants of security interests can be enforced in order to mitigate the risk that the applicable local law restrictions will be violated. Accordingly, if you were to enforce the guarantees or the security interests granted by a Guarantor in one of these jurisdictions, your claims may be limited or you may not be able to enforce the guarantees or upon the security interests at all. In some cases, where the amount that can be guaranteed or secured is limited by reference to the net assets and legal capital of the guarantor or by reference to the outstanding debt owed by the relevant guarantor to us under intercompany loans, the amount that can be guaranteed or secured might have reached zero or close to zero at the time of any insolvency or enforcement. Furthermore, although we believe that the guarantees and grants of security interests by these Guarantors will be validly given in accordance with local law restrictions, there can be no assurance that a third-party creditor would not challenge these guarantees or grants of security interests and prevail in court. See “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

Insolvency laws of jurisdictions outside the U.S. may not be as favorable to you as the U.S. bankruptcy laws and may preclude holders of the Exchange Notes from recovering payments due under the Exchange Notes.

The Exchange Notes are and will be guaranteed by several non-U.S. guarantors, which are, or are expected to be incorporated or organized in Canada, Belgium, France, Germany, Italy, the Netherlands, Poland, Spain, Sweden and the UK. The insolvency laws of these jurisdictions may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest and the duration of the proceeding.

See “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations” for a description of the insolvency laws in Germany, Belgium, Canada, Spain, Italy, Poland, France, Netherlands and United Kingdom, which could limit the enforceability of the guarantees.

In the event that the Issuer, the other initial guarantors, any future guarantors, if any, or any other subsidiaries of the Issuer experienced financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. Guarantees provided by entities organized in jurisdictions not discussed in this prospectus are also subject to material limitations pursuant to their terms, by statute or otherwise. Any enforcement of the guarantees after bankruptcy or an insolvency event in such other jurisdictions may be subject to the insolvency laws of the relevant entity’s jurisdiction of organization or other jurisdictions. The insolvency and other laws of each of these jurisdictions may be materially different from, or in conflict with, each other, including in the areas of rights of secured and other creditors, the ability to void preferential transfer, priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceeding. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s laws should apply, adversely affect a noteholder’s ability to enforce its rights under the guarantees in these jurisdictions and limit any amounts that such noteholder may receive. For example, in France, applicable fraudulent transfer and conveyance and equitable principles, insolvency laws and limitations on the enforceability of judgments obtained in courts in

France could limit the enforceability of the guarantees and the security interests. In addition, in France, insolvency legislation tends to favor the continuation of a business and protection of employment over the payment of creditors. In the context of proceedings affecting creditors, including court-assisted proceedings (mandat ad hoc proceedings or conciliation proceedings (procédure de conciliation)), and court-administered proceedings (safeguard proceedings (sauvegarde or sauvegarde accélérée), judicial reorganization proceedings (redressement judiciaire) or judicial liquidation proceedings (liquidation judiciaire)), the ability of a noteholder to enforce its rights under the guarantees could be limited or suspended.

Under bankruptcy laws in the U.S., courts typically have jurisdiction over a debtor’s property, wherever located, including property situated in other countries. There can be no assurance, however, that courts outside the U.S. would recognize a U.S. bankruptcy court’s jurisdiction. Accordingly, difficulties may arise in administering a U.S. bankruptcy case involving a debtor organized outside of the U.S. with property located outside the U.S., and any orders or judgments of a bankruptcy court in the United States may not be enforceable outside of the U.S.

The granting of the security interests in the Collateral securing the New Notes may be subject to hardening periods.

The granting of security interests to secure the Exchange Notes and the Guarantees may be subject to “hardening periods” for such security interests, including in Belgium, France, Germany, Italy, Poland, Sweden and the UK. The applicable hardening period for such security interests may commence from the point in time such security interest is granted, perfected or recreated and, if such hardening period has not expired prior to the commencement of bankruptcy or insolvency proceedings, such security interests may be declared void or ineffective and/or they may not be enforceable. See “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

Security interests securing “parallel debt” obligations may not be enforceable.

Under the laws of Germany, Italy, Poland, the Netherlands and Spain, accessory security interests such as pledges over shares and accounts cannot be granted to a collateral agent, trustee or other party that is not the creditor of the claim which is purported to be secured by such security interests. In this respect, the financing documents will provide for the creation of a so-called “parallel debt” obligation in favor of the collateral agent mirroring the obligations of the Issuer and the Guarantors owed to the holders of the Exchange Notes in respect of the New Notes Indenture, the New Notes and the guarantees (the “Principal Obligations”). Under the provisions of the Intercreditor Agreements, the parallel debt will at all times be in the same amount and payable at the same times as the Principal Obligations and any payment in respect of the Principal Obligations discharges the corresponding parallel debt and any payment in respect of the parallel debt discharges the corresponding Principal Obligations, in each case, by the amount of such payment. Certain of the security interests in the Collateral created under the security documents will directly secure the parallel debt and may not directly secure the obligations under the New Notes Indenture, the Exchange Notes or the guarantees. In Germany, Italy, the Netherlands and Spain, there is no statutory or case law regarding the validity or enforceability of the parallel debt construct or the security provided for such parallel debt. To the extent the parallel debt construct would be successfully challenged by other parties, holders of the Exchange Notes will not be entitled to receive any proceeds from the enforcement of the guarantees and security interests in the relevant Collateral. In addition, holders of the Exchange Notes will bear the risk associated with the possible insolvency or bankruptcy of the Notes Collateral Agent or a breach of its obligations as Notes Collateral Agent towards the secured creditors. See also “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

See also “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations.”

Your rights in the Collateral may be adversely affected by the failure to perfect security interests in the Collateral.

Under applicable law, a security interest in certain assets can only be properly perfected, and its priority retained, through certain actions undertaken by the secured party and/or the grantor of the security, as applicable. The liens on the Collateral securing the Exchange Notes may not be perfected with respect to the claims of the Exchange Notes if we fail or are unable to take the actions required to perfect any of these liens. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at or promptly following the time such property and rights are acquired and identified.

Furthermore, it should be noted that the Notes Collateral Agent has no obligation to take any step or action to perfect any of the liens in the collateral securing the Exchange Notes.

The Notes Collateral Agent may not monitor, or the Issuer may not comply with its obligation to inform the Notes Collateral Agent of, any future acquisition of property and rights by us that is required to be pledged by the Issuer or the Guarantors, and the necessary action may not be taken to properly perfect the security interest in such after-acquired property or rights. Such failure may result in the invalidity of the security interest in the Collateral or adversely affect the priority of the security interest in favor of the holders of the Exchange Notes against third parties. The Notes Collateral Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis. The Notes Collateral Agent do not have any obligation to monitor the acquisition of additional property or rights by the Issuer or the Guarantor or the perfection of any security interest. The Notes Collateral Agent is under no obligation to exercise any of its rights or powers under the New Notes Indenture at the request of any holder of Exchange Notes, unless such holder has offered to the Notes Collateral Agent security and indemnity satisfactory to it in its sole discretion against any loss, liability or expense (including attorney’s fees and expenses).

Beyond the exercise of reasonable care in the custody thereof, the Notes Collateral Agent has no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent is not responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and will not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

The Notes Collateral Agent will not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created under the documents pertaining to the Collateral nor will it be obligated to make any investigation into, and will be entitled to assume, the adequacy and fitness of any security interest created under the documents pertaining to the Collateral.

You may be unable to enforce judgments obtained in U.S. courts against non-U.S. guarantors or other persons.

Certain Guarantors of the Exchange Notes are organized outside the United States and certain directors and officers of the Issuer and certain managers and officers of the Dutch Subsidiary and the Guarantors reside outside the United States. All or a substantial portion of the assets of these entities and persons are located outside the United States. As a result, you may not be able to effect service of process within the United States upon those persons or to enforce against them civil liability provisions of the federal or state securities laws of the United States. See “Enforceability of Civil Liabilities.”

Claims of holders under certain of our mortgages may be limited to a capped amount.

Certain of the real property Collateral securing the Exchange Notes may be located in jurisdictions that impose a mortgage recording tax. As is customary, in order to limit the amount of mortgage recording, intangibles, documentary stamp and similar taxes with respect to these properties, the maximum amount of obligations secured by the mortgage on each of such properties securing the Exchange Notes will be capped at an amount that is equal to what the company has estimated to be such property’s fair market value. We cannot assure you that our estimate of fair market value is accurate and even if these properties appreciate in value, your claim under each such mortgage will be limited to such capped amount.

Security over certain Collateral, including real property, may not be in place on the Settlement Date, may not be perfected on the Settlement Date and may be invalidated following the Settlement Date.

The Issuer and the Guarantors entered into collateral documents on December 29, 2022, pursuant to which substantially all security interests granted in the Collateral in the United States were perfected on such date, but security interests in certain other Collateral were neither in place nor perfected as of December 29, 2022. The New Notes Indenture requires us to (i) create and perfect a security interest with respect to Collateral other than intellectual property registered in any non-U.S. jurisdiction, no later than March 29, 2023, (ii) deliver the control agreements corresponding to each of their respective U.S. deposit accounts and securities accounts (other than certain excluded accounts), no later than March 29, 2023, (iii) in the case of non-U.S. Guarantors, and subject to the Guaranty and Security Principles, enter into customary foreign law governed security documentation under the law of the jurisdictions of such non-U.S. Guarantors, no later than March 29, 2023, (iv) create and perfect a security interest with respect to intellectual property registered in any non-U.S. jurisdiction, no later than March 29, 2023, and (v) create and perfect a security interest with respect to any real property forming part of the Collateral and located in the United States, no later than March 29, 2023, or, in each case, such later date as may be agreed to by the collateral agents under the Super Senior Facility or the ABL Facility, as applicable. For the avoidance of doubt, additional collateral documents may need to be entered into in certain jurisdictions, on or after the Settlement Date, in order to grant security interests to holders of the New Notes.

Liens recorded or perfected after the Settlement Date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. To the extent a security interest in certain Collateral is perfected following the Settlement Date, that security interest would remain at risk of having been a preference (in which case it might be voided by a trustee in bankruptcy) if granted within 90 days of a bankruptcy filing by the Issuer or the applicable Guarantor. Accordingly, if the Issuer or a Guarantor were to file for bankruptcy protection and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, or if the liens had not yet perfected at all, the liens securing the notes may be subject to challenge as a result of having not been perfected before the closing date of this offering. To the extent that such challenge succeeded, you would lose the benefit of the security that such Collateral was intended to provide.

In addition, mortgagee title insurance policies, where applicable, may not be in place at the Settlement Date to insure, among other things, (i) loss resulting from the entity represented by us to be the fee owner thereof not holding valid fee title to the properties or such fee being encumbered by unpermitted liens and (ii) the validity and applicable lien priority of the mortgage granted to the Notes Collateral Agent for its benefit, and for the benefit of the Notes Trustee and the holders of the Exchange Notes. There will be no independent assurance prior to the Settlement Date that all properties contemplated to be mortgaged as security for the Exchange Notes will be mortgaged, or that we hold the real property interests we represent we hold or that we may mortgage such interests, or that there will be no lien encumbering such real property interests other than those permitted by the New Notes Indenture. Moreover, land surveys, where applicable, may not be completed at the Settlement Date. As a result, there is no independent assurance that, among other things, no encroachments, adverse possession claims, zoning or other restricts exist with respect to the properties intended to be mortgaged which could result in a material adverse effect on the value or utility of such properties.

The title insurance process and surveys, where applicable, could reveal certain issues that we will not be able to resolve. If we are unable to resolve any issues raised by the surveys or that are otherwise raised in connection with obtaining the mortgages or title insurance policies, the mortgages and title insurance policies will be subject to such issues. Such issues could have a significant impact on the value of the Collateral or any recovery under the title insurance policies.

If we are unable to obtain any mortgage or title insurance policy, where applicable, on any of the real property intended to constitute Collateral for the Exchange Notes and related guarantees, the value of the Collateral securing the Exchange Notes and the related guarantees will be significantly reduced.

It may not be possible to provide and/or perfect a security interest in any Collateral or obtain such title insurance within the applicable time period specified in the collateral documents and the New Notes Indenture.

Under French law, you may be required to pay a “soulte” in the event you decide to enforce a pledge over the securities account by judicial or contractual foreclosure of the Collateral consisting of securities rather than by a sale of such Collateral in a public auction.

Security interests governed by French law may only secure payment obligations, may only be enforced following a payment default and may only secure up to the secured amount that is due and remains unpaid. Under French law, pledges over assets may generally be enforced at the option of the secured creditors either (i) pursuant to a judicial process (x) by way of a sale of the pledged assets in a public auction (with any proceeds of such sale being paid to the secured creditors) or (y) by way of the judicial foreclosure (attribution judiciaire) of the assets pledged or (ii) by way of contractual foreclosure (pacte commissoire) of the pledged assets to the secured creditors, following which the secured creditors become the legal owners of the pledged assets. If the secured creditors choose to enforce by way of foreclosure (whether a judicial foreclosure or private foreclosure), the secured liabilities would be deemed extinguished up to the value of the assets subject to foreclosure. Such value is determined either by the judge in the context of a judicial attribution (attribution judiciaire) or by an expert pre-contractually agreed or appointed by a judge in the context of a private attribution (pacte commissoire). In a proceeding regarding an attribution judiciaire or a pacte commissoire, an expert is appointed to value the collateral (for example, securities) and if the value of the collateral exceeds the amount of secured debt, the secured creditor may be required to pay the pledgor a “soulte” equal to the difference between the value of the securities as so determined and the amount of the secured debt. This is true regardless of the actual amount of proceeds ultimately received by the secured creditor from a subsequent sale of the Collateral. If the value of Collateral is less than the amount of the secured debt, the relevant amount owed to the relevant creditors will be reduced by an amount equal to the value of such Collateral, and the remaining amount owed to such creditors will be unsecured.

An enforcement of Collateral constituting pledged securities could be undertaken through a public auction in accordance with applicable law. Since such public auction procedures are not designed for a sale of a business as a going concern, however, it is possible that the sale price received in any such auction might not reflect the value of our business as a going concern. See “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations—France.”

The Warrants may not be separated from the Exchange Notes prior to April 1, 2024, except under limited circumstances.

The Unit Split Date with respect to a given Unit will be April 1, 2024, or, if earlier, the date on which the Warrants forming a part of such Unit are separated from the related Exchange Notes in accordance with the Unit Agreement. Prior to April 1, 2024 (or, if earlier, the Unit Split Date), the Units, including any and all accrued interest, will trade as a single unit, with each Unit trading under a single CUSIP (unless separate CUSIPs are required in order to comply with applicable securities laws or because the New Units offered in this Exchange Offer will not be fungible for U.S. federal income tax purposes with the Private Units) until April 1, 2024 (or, if earlier, the Unit Split Date), at which time the underlying Exchange Notes and Warrants will automatically separate and begin trading separately under separate CUSIPs, in each case, if not earlier redeemed, repaid, terminated or otherwise cancelled, as the case may be. Prior to April 1, 2024, no Warrants may be sold, transferred or assigned to any person or exchanged by the holder of such Warrants separate from, and independent of, the related Exchange Notes held by such holder, except in limited circumstances.

The Warrants may only be exercised on and after April 1, 2024 and prior to the warrant expiration time.

The Warrants may be exercised at any time on and after April 1, 2024 and prior to the warrant expiration time. The Warrants will expire on the warrant expiration time, which will be December 29, 2027 (or, if such day is not a business day, the next succeeding day that is a business day), and you will not be able to exercise the Warrants on or after such date. Unexercised Warrants will be automatically exercised for the benefit of a holder of such warrants at the warrant expiration time if such warrants are not exercised by such holder prior to the warrant expiration time.

The Warrants may only be exercised on a “net share” basis, and holders of the Warrants may receive fewer Common Shares from such exercise than if they were to exercise such Warrants for cash.

The Warrant Agreement provides that the holders of the Warrants who seek to exercise their warrants will not be permitted to do so for cash and will, instead, be required to do so on a “net share” basis. Under a “net share” basis, the number of Common Shares due upon exercise of the Warrants is computed as the greater of (i) zero and (ii) the product of (a) the number of warrant shares for such Warrant as of the exercise date and (b) a fraction, the numerator of which is (x) the Fair Market Value (as defined under “Description of the Warrants—Definitions of Certain Terms”) per share of our Common Shares as of the Trading Day (as defined under “Description of the Warrants—Definitions of Certain Terms”) immediately prior to the exercise date minus (y) the exercise price of $0.01 per share, and the denominator of which is the Fair Market Value per share of our Common Shares as of the Trading Day immediately prior to the exercise date, as described in “Description of the Warrants—Exercise and Settlement of the Warrants.” This calculation may result in holders of the Warrants receiving fewer Common Shares upon exercise of their Warrants than they would receive if they were to exercise such Warrants for cash.

The exercise of a Warrant constitutes a separate investment decision, the merits and risks of which may not have been fully addressed in this prospectus.

The information contained or incorporated in this prospectus may not contain all information to allow holders of the Warrants to make an informed decision with respect to the exercise of the Warrants on or after April 1, 2024 and prior to their expiration date. In particular, our prospects, business, financial condition and results of operations will change between the date of this prospectus and the exercise date of any Warrant, and the disclosures, including those related to the tax consequences of acquiring, holding, selling or otherwise transferring New Securities, included or incorporated by reference into this prospectus may no longer be accurate as of such exercise date. Any such changes may be important to you in making a decision whether to exercise Warrants at such time. You should consult your investment, tax and other advisors as needed to make your investment decision at such time.

The Warrants may be cancelled prior to April 1, 2024.

Any Permitted Equity Issuance Prepayment (as defined in “Description of the New Notes—Certain Definitions”) of Exchange Notes (including any and all accrued PIK Interest thereon), or any refinancing of Exchange Notes (including any and all accrued PIK Interest thereon) in connection (x) with a Change of Control (as defined under “Description of the New Notes—Repurchase at the Option of Holders—Change of Control”) or (y) a sale of all or substantially all of the Issuer’s assets, in each case prior to April 1, 2024 (or if earlier, the Unit Split Date) will result in the immediate cancellation of the Warrants attached thereto. In the event of the cancellation of the Warrants, you will no longer be entitled to any intrinsic value that such Warrants may have had prior to such cancellation, and you will no longer be able to sell, transfer, assign or exercise the Warrants. See “Description of the Warrants—Automatic Termination and Cancellation.”

The Issuer may not be able to file a resale registration statement with the SEC covering the Common Shares underlying the Warrants on or prior to March 1, 2024 and, even if such a resale registration statement has been filed, the Issuer may not be able to effect such registration.

The Issuer will use commercially reasonable efforts to file a resale registration statement with the SEC covering the Common Shares underlying the Warrants on or prior to March 1, 2024 (provided the Warrants have not been automatically terminated and cancelled prior to such date) and thereafter use commercially reasonable efforts to effect such registration by April 1, 2024. However, there is no assurance that the Issuer will be able to file such a resale registration statement and, even if the resale registration statement has been filed, to effect such registration, in which case the Common Shares underlying the Warrants will not be registered. In such case, the Common Shares underlying the Warrants may not be freely transferable by holders thereof, which could adversely affect your ability to sell or otherwise transfer the Common Shares underlying the Warrants on or after April 1, 2024.

There is no public market for the New Units or the New Warrants.

There is no established public trading market for the New Units or the New Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the New Units or the New Warrants on any securities exchange or other recognized trading system. Without an active market, the liquidity of the New Units and, following the Unit Split Date, the New Warrants will be limited. This may substantially limit the ability of holders of the New Units and, following the Unit Split Date, the New Warrants to sell them at the price and time which such holders want to sell them, and this may negatively affect the price of the New Units and, following the Unit Split Date, the New Warrants and the New Notes.

Holders of the Warrants will have no rights as shareholders until they acquire our Common Shares.

Until you acquire our Common Shares upon the exercise of the Warrants, you will have no rights with respect to our Common Shares issuable upon exercise of the Warrants, including the right to receive dividend payments, vote or respond to tender offers, as the case may be. Upon exercise of your Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

The number of warrant shares with respect to the Warrants may not be adjusted for all dilutive events.

The number of warrant shares with respect to the Warrants is subject to adjustment for certain events, including, but not limited to, the issuance of cash and stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets and certain Issuer tender or exchange offers as described below under “Description of the Warrants—Adjustments to the Warrant Shares.” The number of warrant shares will not be adjusted, however, for other events that may adversely affect the value of the Warrants or the market price of the Common Shares, such as a third-party tender or exchange offer, a merger or reorganization in which the Common Shares are acquired for cash or an issuance of Common Shares for cash, except under limited circumstances as described under “Description of the Warrants—Adjustments to the Warrant Shares—Reorganizations.” Other events that adversely affect the value of the Warrants may occur that do not result in an adjustment to the number of warrant shares, including if the number of Common Shares that may be issued under the Warrants for any reason would exceed the Maximum Number of Warrant Shares (as defined under “Description of the Units”). Subject to the terms of the warrant agreement, to the extent that the issuance of additional Common Shares would require the approval of the holders of our Common Shares under the shareholder approval rules of The New York Stock Exchange (or any other principal exchange on which the Common Shares are then listed), including New York Stock Exchange Listing Rule 312.03(c), no warrant shares in excess of the maximum number of Common Shares the Issuer may issue without such shareholder approval may be issued unless the requisite shareholder approval has been obtained. The foregoing restriction will continue to apply notwithstanding any failure of the Common Shares to continue to be listed on The New York Stock Exchange or any other principal exchange.

You may be subject to tax upon an adjustment to the number of warrant shares for the Warrants even though you do not receive a corresponding cash distribution. The terms of the Warrants provide for an adjustment to the number of Common Shares for which the Warrants may be exercised in certain events, as discussed in the section of this prospectus entitled “Description of the Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. You would, however, be treated as receiving a constructive distribution from the Issuer if, for example, the adjustment to the number of such Common Shares increases your proportionate interest in the Issuer’s assets or earnings and profits (e.g., through an increase in the number of Common Shares that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of the Issuer’s Common Shares, or as a result of the issuance of a stock dividend to holders of the Issuer’s Common Shares, in each case which is taxable to the holders of such shares as a distribution. See “Certain U.S. Federal Income Tax Considerations” in this prospectus.

The number of New Warrants that will be allocated to New Units will vary depending on the participation in the Exchange Offer and, as a result, the value of the Warrants Component of the New Units is unknown and may be lower than you expect.

All of the Warrants will, in the aggregate and upon exercise, be exercisable for up to 15,813,847 Common Shares (as it may be adjusted from time to time). The Maximum Number of Warrant Shares of 15,813,847 Common Shares (as it may be adjusted from time to time) will not be increased in connection with the Exchange Offer. Instead, such Maximum Number of Warrant Shares will be reallocated on a pro rata basis among the holders of the Private Units and New Units. The Unit Warrant Number will be adjusted and the aggregate number of Warrants represented by Units received by participants in the Exchange Offer will depend on the participation rate in the Exchange Offer by the remaining Holders. Assuming 100% participation in this Exchange Offer, including $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn (and including payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged), each $1,000 principal amount of Units would initially include approximately 39.187 Warrants. The Warrants are subject to automatic termination and cancellation in some circumstances. However, assuming 10% participation in this Exchange Offer, including $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn, tendering holders would receive approximately 46.407 New Warrants for each $1,000 principal amount of New Units. Accordingly, following the consummation of the Exchange Offer, the number of New Warrants represented by your New Units could be significantly smaller if there is significant participation in the Exchange Offer.

Risks Related to the Issuer’s Common Shares

In addition to the risk factors in this section, you should read and consider risk factors specific to the Issuer’s Common Shares, which are described in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2022 and in other documents that are incorporated by reference herein.

The price of the Common Shares has been volatile, and an investment in the New Warrants and the Common Shares issuable upon exercise thereof could lose value.

The risks discussed in this section as well as those incorporated by reference in this prospectus could adversely affect the price of the Common Shares. The timing of announcements in the public market regarding new products, product enhancements or technological advances by the Issuer or its competitors, and any announcements by the Issuer or its competitors of acquisitions, major transactions, including the results of the Exchange Offer, or management changes could also affect the price of the Common Shares. The price of the Common Shares is subject to speculation in the press and the analyst community, including with respect to changes in recommendations or earnings estimates by financial analysts, changes in investors’ or analysts’ valuation measures for the Common Shares, the Issuer’s credit ratings and market trends unrelated to the Issuer’s performance. Sales of Common Shares by the Issuer’s directors, officers, or other significant holders may also affect the value of the New Warrants and the price of the Common Shares issuable upon exercise thereof. A significant drop in the price of the Common Shares could also expose the Issuer to the risk of securities class actions lawsuits, which could result in substantial costs and divert management’s attention and resources, which could adversely affect our business prospects, financial condition and results of operations.

Risks Related to our Business

You should read and consider risk factors specific to our business, which are described in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2022 and in other documents that are incorporated by reference herein.

USE OF PROCEEDS

The Issuer will not receive any cash proceeds from the Exchange Offer. The 2024 Senior Notes tendered to and accepted by the Issuer pursuant to the terms and conditions of the Exchange Offer will be retired and cancelled on the Settlement Date and will not be reissued.

PRICE RANGE OF COMMON SHARES, THE 2024 SENIOR NOTES AND DIVIDEND POLICY

The Common Shares are listed for trading on the New York Stock Exchange under the symbol “DBD”. The following table sets forth, on a per share basis for the periods indicated, the high and low sales prices by calendar quarter for the periods indicated as reported by the New York Stock Exchange.

		High	Low
2020 –	First Quarter	$12.57	$3.52
	Second Quarter	$7.40	$3.06
	Third Quarter	$8.99	$5.40
	Fourth Quarter	$11.63	$6.09
2021 –	First Quarter	$17.17	$10.21
	Second Quarter	$15.40	$12.09
	Third Quarter	$12.80	$9.43
	Fourth Quarter	$11.14	$7.96
2022 –	First Quarter	$10.96	$6.73
	Second Quarter	$6.82	$2.27
	Third Quarter	$4.67	$2.30
	Fourth Quarter	$2.96	$1.26
2023 –	First Quarter (through March 24)	$3.85	$0.70

As of March 13, 2023, we had approximately 79,610,478 Common Shares outstanding and no shares of preferred shares outstanding.

The company has not paid a dividend since 2018. Any future determination as to the payment of dividends will depend upon the results of our operations, capital requirements, our financial condition and such other factors as our board of directors may deem relevant.

The 2024 Senior Notes are not listed on any national or regional securities exchange or authorized to be quoted in any inter-dealer quotation system of any national securities association. Reliable pricing information for the 2024 Senior Notes may not always be available. The company believes trading in the 2024 Senior Notes has been limited and sporadic. Quotations for securities that are not widely traded, such as the 2024 Senior Notes, may differ from actual trading prices and should be viewed as approximations. To the extent such information is available, holders of the 2024 Senior Notes are urged to contact their brokers or financial advisors or call the Information and Exchange Agent at the number set forth on the back cover of this prospectus with respect to current information regarding the trading price of the 2024 Senior Notes.

To the extent that the 2024 Senior Notes are tendered and accepted in the Exchange Offer, such 2024 Senior Notes will cease to be outstanding. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price and trade with greater volatility than would a comparable debt security with a greater float. Consequently, any 2024 Senior Notes that the company acquires in the Exchange Offer will reduce the float and may negatively impact the liquidity, market value and price volatility of the old notes that remain outstanding following the Exchange Offer.

We cannot assure you that a trading market will exist for the 2024 Senior Notes following the Exchange Offer. The extent of the market for the 2024 Senior Notes following the consummation of the Exchange Offer will depend upon, among other things, the remaining outstanding principal amount of the 2024 Senior Notes at such time, the number of holders of 2024 Senior Notes remaining at such time and the interest in maintaining a market in such 2024 Senior Notes on the part of securities firms.

CAPITALIZATION

The following table sets forth the company’s cash, cash equivalents, short term investments and restricted cash and capitalization as of December 31, 2022 (i) on an actual basis and (ii) on an as adjusted basis after giving effect to the ABL Amendment and the Exchange Offer assuming 100% participation in the Exchange Offer. The information in this table should be read in conjunction with the consolidated financial statements and the related notes contained in the Annual Report and the Quarterly Reports, incorporated by reference into this prospectus, and the sections entitled “Summary—Summary Historical Financial Data” and “Description of Other Indebtedness.”

	As of December 31, 2022	As adjusted for the ABL Amendment and Exchange Offer(1)
(in $ millions)
Debt (Aggregate Principal):
2023 Revolving Facility	—	—
Existing Term Loans—USD	12.9	12.9
Existing Term Loans—Euro(2)	5.1	5.1
2024 Senior Notes	72.1	—
2025 USD Senior Notes(3)	720.8	720.8
2025 EUR Senior Notes(2) (3)	384.4	384.4
Private
Notes offered pursuant to the Private Exchange Offer	333.6	333.6
New Notes offered pursuant to the Exchange Offer(4)	—	69.9
ABL Facility and FILO Facility(5)(6)	182.0	208.7
Super Senior Facility	400.6	400.6
Extended Term Loan Facility—USD	534.8	534.8
Extended Term Loan Facility—Euro(2)	96.6	96.6
Other	8.9	8.9

Total debt	2,751.8	2,776.3
Cash, cash equivalents, short term investments and restricted cash(7)(8)	343.7	343.7
Total DNI Shareholders’ equity(9)	(1,380.9)	(1,380.9)

Note: Debt amounts presented are face values and do not deduct unamortized discount or debt issuance costs.

(1)

Reflects an assumption of 100% participation in the Exchange Offer, including $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn.

(2)	Based on an exchange rate of $1.0666 = €1.00 as of December 31 2022.
(3)

Includes (i) $718.1 million aggregate principal amount of Exchange USD Notes issued pursuant to the 2025 USD Senior Notes Exchange Offer, (ii) €356.0 million aggregate principal amount of Exchange EUR Notes issued pursuant to the 2025 EUR Senior Notes Exchange Offer, (iii) outstanding Existing 2025 USD Senior Notes, and (iv) outstanding 2025 EUR Senior Notes, as applicable.

(4)

Includes the Early Participation Premium for the 2024 Senior Notes in the aggregate principal amount of $3,345,000 validly tendered at or prior to the Early Delivery Time (and not validly withdrawn); also includes additional aggregate principal amount of Exchange Notes issued on account of accrued and unpaid interest to, but excluding, December 29, 2022 on the 2024 Senior Notes tendered pursuant to the Exchange Offer.

(5)

As adjusted amount reflects $149,853,514 of borrowings under the ABL Facility as of the ABL Amendment Date and borrowings under the FILO Facility and the related capitalized fees of $58,850,000. Excludes issued but undrawn letters of credit of $28,958,045.

(6)

Aggregate commitments under the ABL Facility are $250 million. As of December 31, 2022, after giving effect to the ABL Amendment (and the outstanding exposure under the ABL Facility as of the date thereof)

and the Exchange Offer (assuming 100% participation in the Exchange Offer), the company would have had approximately $71 million of undrawn commitments under the ABL Facility (which, during the Waiver Period, may not be utilized).
(7)	Actual and as adjusted amounts include $24.6 million of short-term investments and $9.1 million of restricted cash.
(8)	As adjusted amount does not reflect a change in connection with the ABL Amendment and does not reflect the payment of fees and expenses paid or payable in connection with the Exchange Offer.
(9)	As adjusted amount does not reflect expenses and losses incurred in connection with the Exchange Offer.

DESCRIPTION OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions described in this prospectus, the Issuer is offering to exchange any and all validly tendered and accepted outstanding 2024 Senior Notes held by Holders for New Units.

No Recommendation Regarding the Exchange Offer

None of the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent, any financial, tax or legal advisor to any of the foregoing, or any of their respective affiliates, make any recommendation as to whether Holders should participate in the Exchange Offer, and none of them has authorized any person to make any such recommendation. Holders are urged to carefully evaluate all information in this prospectus and all documents incorporated herein by reference, consult their own investment and tax advisors and make their own decisions about whether to tender 2024 Senior Notes pursuant to the Exchange Offer and the amount of 2024 Senior Notes to tender.

Eligibility for Participation in the Exchange Offer

For Holders outside the United States and in the EEA, the UK, Canada or certain other relevant jurisdictions, the Exchange Offer is only being made, and the New Securities are only being offered to “non-U.S. qualified offerees.” See “Offer Restrictions and Notices to Holders outside the United States.”

Terms of the Exchange Offer

General

The Issuer is offering the opportunity to exchange any and all validly tendered (and not validly withdrawn) 2024 Senior Notes for New Units as described in, and for the consideration summarized in, the table below:

Exchange Offer

Existing Securities	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Offer Consideration(1)	Early Participation Premium(1)	Total Offer Consideration(1)(3)
2024 Senior Notes (144A CUSIP No. 253651AA1 Reg S CUSIP No. U25316AA5 Registered CUSIP No. 253651AC7)	April 15, 2024	$72,112,000	$950 principal amount of New Units representing $950 principal amount of New Notes(1)(4) and the Unit Warrant Number of New Warrants(2)	$50 principal amount of New Units representing $50 principal amount of New Notes(1)(4) and the Unit Warrant Number of New Warrants(2)	$1,000 principal amount of New Units representing $1,000 principal amount of New Notes(1)(4) and the Unit Warrant Number of New Warrants(2)

(1)

Consideration representing the principal amount of New Units per $1,000 principal amount of 2024 Senior Notes validly tendered and not validly withdrawn, subject to any rounding as described herein. To ensure that the aggregate number of New Warrants and Private Warrants will not be exercisable for Common Shares in excess of the Maximum Number of Warrant Shares, the number of Warrants corresponding to a Unit will be calculated as the Unit Warrant Number.

(2)

Consideration representing New Warrants to purchase Common Shares. Each New Warrant will initially represent the right to purchase one Common Share, subject to adjustment as described herein, at an exercise price of $0.01 per share. The Warrants will, in the aggregate and upon exercise, be exercisable for up to 15,813,847 Common Shares (referred to herein, as it may be adjusted from time to time, as the “Maximum Number of Warrant Shares”).

The “Unit Warrant Number” means, for any principal amount of outstanding Exchange Notes represented by outstanding Units, the number of Warrants exercisable for an aggregate number of Common Shares equal to the product of (a) (i) such principal amount of Exchange Notes (including any PIK Interest, if applicable) divided by (ii) the aggregate principal amount of outstanding Exchange Notes part of all outstanding Units (including any PIK Interest, if applicable) and (b) the Maximum Number of Warrant Shares, in each case, as of any time of determination. The Maximum Number of Warrant Shares will be adjusted in the event a Termination Event occurs, in the event the Unit Split Date occurs with respect to some but not all outstanding Units prior to April 1, 2024 and/or as a consequence of an adjustment as set forth under “Description of the Warrants—Adjustment to the Warrant Shares.” Assuming 100% participation in this Exchange Offer, including $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn (and including payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged), each $1,000 principal amount of Units would initially include approximately 39.187 Warrants. The Warrants are subject to automatic termination and cancellation in some circumstances. See “Description of the Warrants—Automatic Termination and Cancellation.”

(3)	Includes the Early Participation Premium for 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn.
(4)

The New Notes will accrue interest from December 29, 2022. Holders will receive payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged.

In exchange for each $1,000 principal amount of 2024 Senior Notes that is validly tendered at or prior to the Early Delivery Time and not validly withdrawn, Holders will be entitled to receive the consideration set out in the table above under the heading Total Offer Consideration. In exchange for each $1,000 principal amount of 2024 Senior Notes that is validly tendered after the Early Delivery Time but at or prior to the Expiration Time and not validly withdrawn, Holders will be entitled to receive only the Exchange Offer Consideration.

Delivery of the New Notes will be subject to the section entitled “Description of the New Notes—Additional Amounts” as if it were a payment in respect of the New Notes. Accordingly, if the delivery of the New Notes is subject to withholding tax imposed by a Non-U.S. Taxing Jurisdiction (as defined in “Description of the New Notes”), the relevant Holder will be entitled to additional amounts, subject to the limitations in “Description of the New Notes—Additional Amounts.”

Consummation of the Exchange Offer is conditioned upon the satisfaction or waiver of the conditions described under “—Conditions to the Exchange Offer.”

The Unit Split Date with respect to a given Unit will be April 1, 2024, or, if earlier, the date on which the Warrants forming a part of such Unit are separated from the related Exchange Notes in accordance with the Unit Agreement. Prior to April 1, 2024 (or, if earlier, the Unit Split Date), the Units, including any and all accrued interest, will trade as a single unit, with each Unit trading under a single CUSIP (unless separate CUSIPs are required in order to comply with applicable securities laws or because the New Units offered in this Exchange Offer will not be fungible for U.S. federal income tax purposes with the Private Units) until April 1, 2024 (or, if earlier, the Unit Split Date), at which time the underlying Exchange Notes and Warrants will automatically separate and begin trading separately under separate CUSIPs, in each case, if not earlier redeemed, repaid, terminated or otherwise cancelled, as the case may be. Prior to April 1, 2024, no Warrants may be sold, transferred or assigned to any person or exchanged by the holder of such Warrants separate from, and independent of, the related Exchange Notes held by such holder, except in limited circumstances. The Warrants may be exercised at any time on and after April 1, 2024 and prior to the warrant expiration time, unless earlier cancelled and terminated in accordance with their terms. Unexercised Warrants will be automatically exercised for the benefit of a holder of such warrants at the warrant expiration time if such warrants are not exercised by such holder prior to the warrant expiration time.

The New Notes to be issued in the Exchange Offer will accrue interest from December 29, 2022. Holders will receive payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes to be issued under the Exchange Offer that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged.

The 2024 Senior Notes may be tendered and accepted for exchange in the Exchange Offer only in principal amounts equal to minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof. No alternative, conditional or contingent tenders will be accepted. As component parts of the Units, the New Notes will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1.00 principal amount in excess thereof.

If, pursuant to the Exchange Offer, the Issuer would be required to issue, as a component part of a New Unit, a New Note in a denomination that is greater than $2,000, but less than a whole multiple of $1.00 in excess thereof, the Issuer will, in lieu of such issuance:

•	issue a New Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1.00 in excess of $2,000; and

•

pay a cash amount equal to the sum of the difference between (x) the principal amount of the New Notes to which the tendering holder would otherwise be entitled minus (y) the principal amount of the New Notes actually issued in accordance with this paragraph.

As component parts of the New Units, the New Warrants are issued in minimum denominations of one warrant and integral multiples of one warrant in excess thereof and we will not issue any fractional New Warrants. If the Issuer would be required to issue a fractional New Warrant, the Issuer will, in lieu of such issuance, round down to the nearest warrant.

New Units will be issued in principal amounts representing the aggregate principal amount of the New Notes that they represent. Accordingly, New Units will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1.00 principal amount in excess thereof.

The New Units will be available in book-entry form only and will be issued in the form of one or more global certificates, which will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., its nominee.

For U.S. federal income tax purposes, the New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively, and, accordingly, will trade under different CUSIP numbers. The New Warrants to be reallocated on a pro rata basis in the Exchange Offer are expected to be fungible with the Private Warrants. See “Risk Factors—Risks Related to the New Securities and our Other Indebtedness—The New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively. In addition, your ability to transfer the New Securities may be limited by the absence of active trading markets and active trading markets may not develop for the New Securities, in which case you may be unable to sell the New Securities or to sell them at a price you deem sufficient.”

Accrued and Unpaid Interest

The New Notes to be issued in the Exchange Offer will accrue interest from December 29, 2022. Holders will receive a payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes to be issued under the Exchange Offer that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged.

Early Delivery Time; Withdrawal Deadline; Expiration Time; Extensions; Amendments; Termination

The Early Delivery Time is 5:00 p.m., New York City time, on March 3, 2023, unless the Early Delivery Time is extended by the Issuer, in which case the Early Delivery Time will be the last date and time to which the Early Delivery Time is extended, or earlier terminated by the Issuer. The Withdrawal Deadline is 5:00 p.m., New York City time, on April 7, 2023, unless extended by the Issuer, in which case the Withdrawal Deadline will be the last date and time to which the Withdrawal Deadline is extended, or earlier terminated by the Issuer. The Expiration Time is 5:00 p.m., New York City time, on April 7, 2023, unless the Expiration Time is extended or earlier terminated, in which case the Expiration Time will be the last date and time to which the Expiration Time is extended or earlier terminated. The Issuer may extend the Withdrawal Deadline, the Expiration Time or the Early Delivery Time for any purpose including, without limitation, to permit the satisfaction or waiver, in whole or in part, of the applicable conditions set forth under “—Conditions to the Exchange Offer,” subject to applicable law and the terms set forth in this prospectus.

The Issuer expressly reserves the right, in its sole discretion subject to applicable law, (i) to delay acceptance of any 2024 Senior Notes, to extend the Early Delivery Time, the Withdrawal Deadline or the Expiration Time, or to terminate the Exchange Offer and not accept any 2024 Senior Notes, including if any of the applicable conditions set forth under “—Conditions to the Exchange Offer” shall not have been satisfied or waived by the Issuer at or prior to the Expiration Time and (ii) to amend at any time, or from time to time, the terms of the Exchange Offer. The Issuer expressly reserves the right to consummate the Exchange Offer upon any such amended terms without reinstating withdrawal or revocation rights, subject to applicable law and the terms set forth in this prospectus; however, there can be no assurance that the Issuer will exercise its right to extend, terminate or amend the Exchange Offer. Any amendment or modification of any of the Exchange Offer will apply to all 2024 Senior Notes tendered or delivered thereunder. If the Issuer exercises any such right, the Issuer will give oral or written notice thereof to the Information and Exchange Agent as promptly as practicable. If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment in a manner reasonably calculated to inform holders of the applicable 2024 Senior Notes of such amendment and extend the period of the Exchange Offer, as required by applicable law. See “—Announcements.” An extension of the Early Delivery Time or Expiration Time will not affect a holder’s withdrawal or revocation rights, unless otherwise provided or as required by applicable law.

The minimum period during which the Exchange Offer will remain open following a material change in the terms of the Exchange Offer or in the information concerning the Exchange Offer (other than a change in consideration or a change in percentage of 2024 Senior Notes sought) will depend upon the facts and circumstances of such change, including the relative materiality of the terms or information changes. With respect to any change in consideration for or percentage of 2024 Senior Notes sought in the Exchange Offer, a minimum of ten business days will be provided between the announcement of the change and the Expiration Time of the Exchange Offer, as the same may be extended. If any of the terms of the Exchange Offer are amended in a manner we determine in our sole judgment to constitute a material change adversely affecting holders, we will promptly disclose any such amendment in a manner reasonably calculated to inform such holders of such amendment and will extend any or all of the periods for the Exchange Offer for a time period which we deem appropriate (including any withdrawal or revocation rights, to the extent required by law and as the Issuer determines necessary), depending upon the significance of the amendment and the manner of disclosure to such holders, if the period for the Exchange Offer would otherwise expire during such time period.

Holder Waiver

Tendering of a 2024 Senior Note in the Exchange Offer will constitute a Holder Waiver to the extent such 2024 Senior Note is accepted in such Exchange Offer and the Exchange Offer is consummated.

No Partial Tenders

In order to tender 2024 Senior Notes pursuant to the Exchange Offer, Holders will be required, at the time of such tender, to certify to us that they (i) have validly tendered and not validly withdrawn any and all 2024 Senior Notes beneficially owned by them pursuant to the Exchange Offer, and (ii) will not validly withdraw any such tender of any 2024 Senior Notes if they have not also validly withdrawn their tender of all 2024 Senior Notes. A Holder must tender all of its 2024 Senior Notes in the Exchange Offer in order to participate in the Exchange Offer. To validly tender 2024 Senior Notes, such 2024 Senior Notes must be actually transferred electronically pursuant to the procedures for book-entry transfer described herein via DTC (using the PTOP function in DTC’s ATOP system), in which case a VOI Number (as defined below) must be generated by DTC’s ATOP system. Any tender of 2024 Senior Notes that does not comply with these provisions could result in the rejection of all tenders of all 2024 Senior Notes tendered by such Holder pursuant to the Exchange Offer. The Issuer reserves the absolute right to waive any defects or irregularities with respect to any such attestation or tender, subject to applicable law. For further details, see “—Certification of Participation in the Exchange Offer.”

Settlement Date

On the Settlement Date, which is expected to be the third business day following the Expiration Time, we will deliver (i) the Exchange Offer Consideration for 2024 Senior Notes accepted in the Exchange Offer and validly tendered after the Early Delivery Time and at or prior to the Expiration Time and not validly withdrawn and (ii) the Total Offer Consideration for 2024 Senior Notes accepted in the Exchange Offer and validly tendered at or prior to the Early Delivery Time and not validly withdrawn. We will not be obligated to deliver the Exchange Offer Consideration or Total Offer Consideration unless the Exchange Offer is consummated. On and after the Settlement Date, the tendering holders whose 2024 Senior Notes have been exchanged by the Issuer will cease to be entitled to receive interest on such 2024 Senior Notes. Such tendering holders will receive the Exchange Offer Consideration or Total Offer Consideration, as applicable, for the 2024 Senior Notes accepted for exchange. The Issuer will deliver the Exchange Offer Consideration or Total Offer Consideration, as applicable, for your validly tendered and not validly withdrawn and accepted 2024 Senior Notes by depositing the Units and cash in immediately available funds therefor with (i) the Information and Exchange Agent, which will act as your agent for the purpose of receiving the Exchange Offer Consideration or Total Offer Consideration, as applicable, from the Issuer and transmitting such consideration to you or (ii) DTC. Under no circumstances will any interest be payable because of any delay in the transmission of funds to you with respect to accepted 2024 Senior Notes or otherwise.

Representations, Warranties and Undertakings Relating to Tenders of 2024 Senior Notes

By validly tendering 2024 Senior Notes in the Exchange Offer, the holder and beneficial owner (as defined below) of those 2024 Senior Notes, and (if applicable) the relevant Direct Participant on such holder’s behalf, will make various acknowledgements, representations and warranties to the Issuer and the Information and Exchange Agent, including those set forth below:

•	it is, and will remain until the Settlement Date, a Holder, as such term is defined in this prospectus;

•

it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the 2024 Senior Notes tendered hereby, and it has the full power and authority to tender the 2024 Senior Notes;

•	it has received and reviewed this prospectus and all other documents delivered by or on behalf of the Issuer in their entirety;

•

it has tendered such 2024 Senior Notes pursuant to the Exchange Offer and accepts such New Units in respect of such 2024 Senior Notes, subject to the terms and conditions of the Exchange Offer as set forth in this prospectus;

•

subject to and effective upon exchange by the Issuer of such 2024 Senior Notes tendered pursuant to the Exchange Offer, it irrevocably (subject to the withdrawal rights granted hereunder) and unconditionally sells, assigns and transfers to or upon the order of the Issuer or its nominee all right, title, and interest in and to the 2024 Senior Notes tendered by it in the Exchange Offer, and such exchange will be deemed to constitute full performance by the Issuer of all of the Issuer’s obligations under such 2024 Senior Notes, such that thereafter it shall have no contractual or other rights or claims in law or in equity against the Issuer, or any fiduciary, trustee or other person connected with the Issuer arising under, from or in connection with such 2024 Senior Notes;

•

it waives any and all rights with respect to the Exchange Offer against the Issuer (and its affiliates), the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent, any financial or legal advisor to any of the foregoing, and any of their affiliates, agents, officials, officers, employees or advisors, and discharges and releases any and all of the foregoing from any and all claims such holder may have, now or in the future, arising out of or related to the Exchange Offer (other than solely with respect to the Issuer (and its affiliates), as expressly provided for in this prospectus);

•

all authority conferred or agreed to be conferred pursuant to its representations, warranties and undertakings and all of its obligations shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, its death or incapacity;

•

subject to the application of “Description of the New Notes—Additional Amounts” to the Notes and to the delivery of the New Notes, it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Exchange Offer and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent, or any other person in respect of such taxes and payments;

•

it constitutes and appoints the Information and Exchange Agent as its true and lawful agent and attorney-in-fact with respect to all 2024 Senior Notes tendered, with full power of substitution, to (a) present such 2024 Senior Notes and all evidences of transfer and authenticity to us, or upon our order, (b) present such 2024 Senior Notes for transfer or cancellation, as necessary and (c) receive on behalf of such holder and beneficial owner the Units issued upon and in exchange for the cancellation of the 2024 Senior Notes;

•

it constitutes and appoints the Information and Exchange Agent as its true and lawful agent and attorney-in-fact, and provides an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney and agent in relation to 2024 Senior Notes tendered thereby in favor of the Issuer or such other person or persons as the Issuer may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and agent’s opinion and/or the certificate(s) and other document(s) of title relating to such 2024 Senior Notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance and settlement of the Exchange Offer;

•

it is a person for whom it is lawful to participate in the Exchange Offer under applicable securities laws, it has full power and authority to submit the Tender Instructions, and has full power and authority to tender, sell, assign and transfer the 2024 Senior Notes tendered by it;

•

it (i) has validly tendered and not validly withdrawn any and all 2024 Senior Notes beneficially owned by it pursuant to the Exchange Offer, and (ii) will not validly withdraw any such tender of any 2024 Senior Notes if it has not also validly withdrawn its tender of all 2024 Senior Notes;

•

it has good and marketable title to all 2024 Senior Notes being tendered by it, free and clear of all liens, charges, claims, encumbrances, interests, rights of third parties and restrictions of any kind;

•	it is otherwise a person to whom it is lawful to make available this prospectus or to make the Exchange Offer in accordance with applicable laws;

•

it will not sell, pledge, hypothecate or otherwise encumber or transfer any tendered 2024 Senior Notes from the date of tender and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•

it holds, and will hold, until the time of cancellation for the purpose of settlement, the 2024 Senior Notes it has tendered blocked in the clearing system through which such securities are held and, in accordance with the requirements of such clearing system and by the deadline established by such clearing system, has taken all steps necessary to authorize the blocking of its tendered 2024 Senior Notes with effect on and from the date its Tender Instructions are received, has authorized any transfers of the 2024 Senior Notes by the clearing systems in furtherance of cancellation and settlement and, pending any such transfers relating to cancellation and settlement of such 2024 Senior Notes, it will not instruct or effect any transfers of such 2024 Senior Notes;

•

its 2024 Senior Notes are not the subject of any proceedings against the Issuer (or its affiliates), the 2024 Senior Notes Trustee, or any of their agents, officials, officers, employees or advisors before any court or arbitral tribunal (including claims for payment of past due interest, principal or any other amount sought in connection with its tendered 2024 Senior Notes or for compensation of lawyers’ costs and court fees);

•

in evaluating the Exchange Offer and in making its decision whether to participate therein by tendering its 2024 Senior Notes, it has made its own independent appraisal, to its satisfaction, concerning legal, regulatory, tax, business and financial considerations relating to the matters referred to herein and in any related communications, and it is not relying on any statement, representation or warranty, express or implied, made to such holder by the Issuer (other than those contained in this prospectus, as supplemented prior to the Expiration Time), or by any other person;

•

the tendering of its 2024 Senior Notes pursuant to the Exchange Offer shall constitute an undertaking to execute any further documents, authorize any transfers of such 2024 Senior Notes relating to the settlement of the Exchange Offer and give any further assurance that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in this prospectus;

•

it is assuming all the risks inherent in participating in the Exchange Offer and has undertaken all appropriate analyses of the implications of the Exchange Offer without reliance on the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent, or any of their respective affiliates or advisors;

•

it has received a copy of this prospectus and acknowledges it has had access to the financial and other information, and has been afforded the opportunity to ask questions of the Issuer and the Issuer’s representatives and receive answers to those questions, as it deemed necessary in connection with its decision to tender its 2024 Senior Notes in the Exchange Offer;

•

none of the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent, any financial or legal advisor to any of the foregoing, or any person acting on behalf of any of the foregoing has made any statement, representation, or warranty, express or implied, to it with respect to the Issuer or the Exchange Offer, as applicable, other than the information prepared by us that we have included (including by way of incorporation by reference) in this prospectus (and as supplemented to the Expiration Time);

•

the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent, and other persons will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and agrees that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its acquisition of the Units is no longer accurate, it will promptly notify the Issuer and withdraw its tender of 2024 Senior Notes; and

•

if it is acquiring any Units as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each of those accounts and that it has full power to make the above acknowledgments, representations and agreements on behalf of each account.

The representations, warranties and agreements of a person tendering 2024 Senior Notes shall be deemed to be repeated and reconfirmed on and as of the Withdrawal Deadline, the Expiration Time, and the Settlement Date.

For purposes of this prospectus, the “beneficial owner” of any 2024 Senior Notes shall mean any person or entity that exercises sole investment discretion with respect to such 2024 Senior Notes, except where the context indicates otherwise.

Certification of Participation in the Exchange Offer

In order to tender 2024 Senior Notes pursuant to the Exchange Offer, Holders will be required to certify to us, via DTC’s ATOP system (using the PTOP function), to the following statement at the time of their tender of 2024 Senior Notes:

“The tendering holder (i) is a Holder, (ii) has validly tendered and not validly withdrawn any and all 2024 Senior Notes beneficially owned by them that are subject to the Exchange Offer and (iii) will not validly withdraw any such tender of any 2024 Senior Notes if they have not also validly withdrawn their tender of all 2024 Senior Notes. To validly tender 2024 Senior Notes, such 2024 Senior Notes must be actually transferred electronically pursuant to the procedures for book-entry transfer described herein via DTC (using the PTOP function in DTC’s ATOP system), in which case a VOI Number (as defined below) must be generated by DTC’s ATOP system.”

We retain the right to request any such additional documentation from holders tendering 2024 Senior Notes to verify such attestation. In the event a holder tenders its 2024 Senior Notes, but does not deliver such attestations or additional requested documents, prior to the relevant date, or is not a Holder, such 2024 Senior Notes will not be accepted, and could result in the rejection of all tenders of all 2024 Senior Notes tendered by such holder pursuant to the Exchange Offer. Each completed tender of 2024 Senior Notes via DTC’s ATOP system (using the PTOP function in DTC’s ATOP system) will generate a unique transaction number, commonly referred to as a “VOI Number.” We may request the VOI Number for each tender as part of our request for additional documentation. The Issuer reserves the absolute right to waive any defects or irregularities with respect to any such attestation, tender or supporting documentation, subject to applicable law.

Procedures for Tendering 2024 Senior Notes

Holders who hold 2024 Senior Notes through DTC must tender their 2024 Senior Notes in accordance with DTC procedures. Beneficial owners whose 2024 Senior Notes are held through a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they wish to tender 2024 Senior Notes. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadline for participation in the Exchange Offer. Accordingly, beneficial owners wishing to participate in the Exchange Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the time by which such owner must take action in order to so participate.

Custodial entities that are participants in DTC (each, a “DTC Participant”) must tender 2024 Senior Notes for exchange with respect to such notes through DTC’s Automated Tender Offer Program, known as the “ATOP” system, the rules of which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound. In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offer and send an Agent’s Message (as defined below) to the Information and Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC, received by the Information and Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from the holder that it has (i) received the documents relating to the Exchange Offer, (ii) will abide by the terms of the Exchange Offer, and (iii) has made the confirmations or affirmations that are set forth herein.

If a Holder of 2024 Senior Notes transmits its acceptance of the Exchange Offer through ATOP, delivery of an Agent’s Message must be timely received by the Information and Exchange Agent. If a holder desires to tender for exchange its 2024 Senior Notes by the Expiration Time, such holder must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such dates. The Issuer will have the right, which may be waived, to reject the defective tender of 2024 Senior Notes as invalid and ineffective.

Effectiveness of Tenders

For your tender of the 2024 Senior Notes to be effective, your Tender Instructions must be received by the Information and Exchange Agent, via DTC, in accordance with the requirements of DTC, no later than the Expiration Time. You are responsible for arranging the valid and timely delivery of your tender. None of the Issuer, the Dealer Manager, the Information and Exchange Agent, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent or any other person will be responsible for the submission of tenders by:

•	holders (or brokers, dealers, banks, trust companies, trustees or other custodians on their behalf) to DTC Participants; or

•	DTC Participants (whether on their own behalf or on behalf of holders who are not DTC Participants) to DTC;

The Issuer can offer no assurance that DTC or any custodian or DTC Participant will follow the procedures outlined above for purposes of effecting your tender of 2024 Senior Notes, as these procedures are entirely within such parties’ discretion.

Irregularities

All questions regarding the validity, form and eligibility, including time of receipt or revocation or revision, of any tender of 2024 Senior Notes, will be determined by the Issuer in its sole discretion (subject to applicable law), which determination will be final and binding. The Issuer reserves the absolute right to reject any and all tenders of 2024 Senior Notes not timely made or in proper form or for which any corresponding agreement by the Issuer to exchange would, in the opinion of the Issuer’s counsel, be unlawful. The Issuer reserves the absolute right to waive any of the conditions of the Exchange Offer or defects in tenders. None of the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent or any other person shall be under any duty to give notice to you, as the tendering holder, of any irregularities in any tender, nor shall any of them incur any liability for the failure to give such notice.

Withdrawal of Tenders

Tenders of 2024 Senior Notes pursuant to the Exchange Offer may be validly withdrawn at any time at or prior to the Withdrawal Deadline by following the procedures described herein. Any 2024 Senior Notes tendered prior to the Withdrawal Deadline that are not validly withdrawn at or prior to such deadline may not be withdrawn thereafter, unless the Exchange Offer is terminated without any 2024 Senior Notes being accepted or as required by applicable law. If such a termination occurs, the 2024 Senior Notes will be returned to the tendering holder as promptly as practicable. If a holder validly withdraws previously tendered 2024 Senior Notes, such holder will not receive the Exchange Offer Consideration or Total Offer Consideration, as applicable, unless such 2024 Senior Notes are re-tendered at or prior to the Early Delivery Time (in which case a holder will be entitled to receive the Total Offer Consideration) or after the Early Delivery Time but at or prior to the Expiration Time (in which case a holder will only be entitled to receive the Exchange Offer Consideration). A Holder may only withdraw 2024 Senior Notes from the Exchange Offer if it also validly withdraws its tender of all 2024 Senior Notes pursuant to the Exchange Offer.

The DTC Participant acting on your behalf may withdraw your tender by requesting so to the Information and Exchange Agent. Upon the request of the DTC Participant, the Information and Exchange Agent will instruct DTC to release to you the 2024 Senior Notes you wish to withdraw.

To be effective, a notice of withdrawal must be received by the Information and Exchange Agent through ATOP, in each case not later than the Withdrawal Deadline.

This notice must specify:

•	the name of the person or entity having tendered the 2024 Senior Notes to be withdrawn; and

•	the 2024 Senior Notes to be withdrawn including the name and the participant account number of the participant entity at DTC to be credited with the withdrawn 2024 Senior Notes.

Holders of the 2024 Senior Notes are advised to inform themselves with the bank, securities broker or any other intermediary through which they hold their 2024 Senior Notes whether such intermediary would require receiving instructions to participate in, or withdraw their instruction to participate in, the Exchange Offer at or prior to the deadlines set out in this prospectus.

Any applicable 2024 Senior Note validly withdrawn will be deemed to be not validly tendered for purposes of the Exchange Offer. However, such applicable 2024 Senior Note may be tendered again, pursuant to the terms of the Exchange Offer.

We can offer no assurance that any custodian, DTC Participant or clearing system will follow the procedures necessary to withdraw your tender, as these procedures are entirely within such parties’ discretion.

All questions as to the validity, form, eligibility, time of receipt and acceptance of all withdrawals of 2024 Senior Notes will be determined by the Issuer, in its sole discretion (subject to applicable law), which determination will be final and binding. Alternative, conditional or contingent withdrawals will not be considered valid. The Issuer reserves the absolute right to reject any or all withdrawals of 2024 Senior Notes determined by the Issuer not to be in proper form or if the acceptance or exchange for such 2024 Senior Notes may, in the opinion of the Issuer’s counsel, be unlawful. The Issuer also reserves the absolute right to waive any defect, irregularity or condition of tenders to particular 2024 Senior Notes. A waiver of a defect with respect to one withdrawal will extend to that withdrawal or delivery only unless the Issuer expressly provides otherwise, and will not obligate the Issuer to waive the same or any other defect with respect to any other withdrawal unless the Issuer expressly provides otherwise. The Issuer’s interpretations of the terms and conditions of the Exchange Offer will be final and binding on all parties. Unless waived by the Issuer, any defects or irregularities in connection with withdrawals of 2024 Senior Notes must be cured within such time as the Issuer determines. Withdrawals of 2024 Senior Notes will not be considered to have been valid until all defects and irregularities have been waived by the Issuer or cured. None of the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent or any other person will be under any duty to give notice of any defects or irregularities in any withdrawal of 2024 Senior Notes nor shall any of them incur any liability for failure to give such notification.

Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of any 2024 Senior Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Issuer’s acceptance for exchange of the 2024 Senior Notes) or the Issuer extends an Exchange Offer or is unable to accept for exchange the remaining 2024 Senior Notes tendered pursuant to the Exchange Offer, then, without prejudice to its rights set forth herein, the Issuer may instruct the Information and Exchange Agent to retain tendered 2024 Senior Notes and those 2024 Senior Notes may not be withdrawn, except to the extent that you are entitled to the withdrawal rights set forth herein.

Appraisal Rights

You will not have any right to dissent and receive appraisal of your 2024 Senior Notes in connection with the Exchange Offer.

Transfer Taxes

Holders will generally not be obligated to pay any transfer, documentary, court, stamp or similar taxes (“transfer taxes”) imposed with respect to the tender of 2024 Senior Notes in the Exchange Offer unless a holder instructs the Issuer to register New Notes in the name of, or requests that 2024 Senior Notes not tendered or accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, such holder will be responsible for the payment of any applicable transfer taxes.

Soliciting Broker Fee

If the Exchange Offer is consummated, we have agreed to pay a Soliciting Broker Fee equal to $5.00 for each $1,000 in principal amount of 2024 Senior Notes that is validly tendered by Holders holding less than $500,000 aggregate principal amount of 2024 Senior Notes and accepted for exchange pursuant to the Exchange Offer to soliciting retail brokers that are appropriately designated by their clients to receive this fee. No Soliciting Broker Fees will be paid if such Exchange Offer is not consummated. Soliciting Broker Fees will only be paid to retail brokers upon consummation of the Exchange Offer, and the Soliciting Broker Fees will be payable thereafter upon request by the soliciting retail brokers and presentation of such supporting documentation as we may reasonably request, including the soliciting broker form, a copy of which may be obtained from the Information and Exchange Agent. The Issuer will, in its sole and absolute discretion, determine whether a broker has satisfied the criteria for being eligible to receive a Soliciting Broker Fee.

A soliciting broker is a broker or dealer in securities which is a member of any national securities exchange or of the Financial Industry Regulatory Authority, or a bank or trust company. Each soliciting broker will confirm that each Holder that it solicits has received a copy of this prospectus, or concurrently with such solicitation provides the Holder with a copy of this prospectus. No soliciting broker is required to make any recommendation to Holders as to whether to tender its 2024 Senior Notes or refrain from tendering its 2024 Senior Notes in the Exchange Offer. No assumption is made, in making payments to any soliciting broker, that its activities in connection with the Exchange Offer included any activities other than those described in this paragraph. For all purposes noted in materials relating to the Exchange Offer, the term “solicit” shall be deemed to mean no more than “processing tenders” or “forwarding to customers material regarding the Offers.”

Soliciting brokers are not eligible to receive a Soliciting Broker Fee with respect to 2024 Senior Notes beneficially owned by such soliciting broker or with respect to any 2024 Senior Notes that are registered in the name of a soliciting broker unless such 2024 Senior Notes are held by such soliciting broker as nominee and such 2024 Senior Notes are tendered on behalf of the beneficial owner of such notes.

Soliciting brokers should take care to ensure that proper records are kept to document their eligibility to receive any Soliciting Broker Fee. The Issuer and the Information and Exchange Agent reserve the right to require additional information at their discretion, as deemed warranted.

Announcements

Any extension, termination or amendment of any of the Exchange Offer will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension of the Exchange Offer to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Withdrawal Deadline or Expiration Time. Such announcement will state that the Issuer is extending the Withdrawal Deadline or Expiration Time, as the case may be, for a specified period. During any such extension, all 2024 Senior Notes previously tendered in an extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by us. Without limiting the manner in which the Issuer may choose to make such announcement, the Issuer will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement reasonably calculated to inform holders of the 2024 Senior Notes as the Issuer deem appropriate.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, the Issuer will not be required to, and shall not, accept for exchange 2024 Senior Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offer, and may terminate, amend or extend the Exchange Offer, subject in each case to the terms of this prospectus, or delay or refrain from accepting, or exchanging, such 2024 Senior Notes or transferring any applicable offer consideration, if at any time prior to the consummation of the Exchange Offer the Issuer determines, in its sole judgment, and, in each case, subject to applicable law, that any of the following conditions shall not have been satisfied or waived by the Issuer:

1.

the Exchange Offer has not been determined to violate any applicable law or interpretation of the staff of the SEC, and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the Issuer’s sole judgment, either (a) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer, or (b) is, or is reasonably likely to be, materially adverse to the company’s business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects;

2.

(a) neither any existing notes trustee under any existing indenture governing any Exchange Notes, 2024 Senior Notes or 2025 Senior Notes nor any holder of any Exchange Notes, 2024 Senior Notes or 2025 Senior Notes nor any holder of indebtedness of the Issuer or any of its subsidiaries (or any agent or trustee therefor) shall have (i) asserted in any fashion that a default or event of default exists with respect to such Exchange Notes, 2024 Senior Notes or 2025 Senior Notes or other indebtedness or would result from the consummation of the Exchange Offer or (ii) objected in any respect to, or taken action that could (in the Issuer’s sole judgment, as applicable) adversely affect, the consummation of the Exchange Offer or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Issuer in the making of the Exchange Offer or the acceptance of some or all of the 2024 Senior Notes pursuant to the Exchange Offer, and (b) there shall not have been instituted, threatened or be pending any action, proceeding or investigation (whether formal or informal) (and there shall not have been any material adverse development with respect to any action or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Exchange Offer that alleges that any director, officer, trustee, partner, managing member, employee, agent or fiduciary of the Issuer or any of their respective affiliates violated any law or duty that, in the Issuer’s sole judgment, as applicable, either (a) is, or is reasonably likely to be, materially adverse to the company’s business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects, or (b) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer;

3.

there does not exist, in the Issuer’s sole judgment, as applicable, any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the 2024 Senior Notes pursuant to the Exchange Offer, including the issuance of the New Securities;

4.

there has not occurred (a) any general suspension of, or limitation on prices for, trading in securities in the U.S. or other major securities or financial markets, (b) a material impairment in the trading market for debt securities, (c) a declaration of a banking moratorium or any suspension of payments with respect to banks in the U.S. or other major financial markets, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the Issuer’s sole judgment, as applicable, might affect the extension of credit by banks or other lending institutions, (e) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the U.S., or (f) in the case of any of the foregoing existing on the date hereof, in the Issuer’s sole judgment, as applicable, a material acceleration or worsening thereof;

5.

there shall not have occurred or be likely to occur any event or condition affecting the Issuer or any of its subsidiaries (including, without limitation, the consummation of the Exchange Offer) that, in the Issuer’s sole judgment, as applicable, (a) is, or could reasonably be expected to be, materially adverse to the company’s business, operations, properties, condition (financial or otherwise), assets, liabilities, or prospects, taken as a whole, (b) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer, (c) would materially impair the contemplated benefits of the Exchange Offer or (d) would result in a default or event of default under any indenture or agreement governing any other indebtedness of the Issuer or any of its subsidiaries or any other material agreement of the Issuer or any of its subsidiaries; and

6.	the SEC has declared the registration statement of which this prospectus forms a part effective and the Exchange Offer is consummated no later than June 30, 2023.

These conditions are solely for the Issuer’s benefit and may be asserted by the Issuer or may be waived by the Issuer at any time and from time to time, subject to applicable law and the terms set forth in this prospectus. Further, subject to applicable law and the terms set forth in this prospectus, the Issuer reserves the right to waive any and all conditions to the Exchange Offer, in whole or in part, and may do so without reinstating withdrawal or revocation rights. The Exchange Offer is expressly conditioned upon the satisfaction or waiver by the Issuer of the conditions specified herein.

If the Issuer determines, in its sole judgment, that any of the foregoing conditions shall not have been satisfied or waived with respect to the Exchange Offer, subject to the termination rights described above, the Issuer may, subject to applicable law, (i) return the 2024 Senior Notes tendered thereunder to the tendering holder, (ii) extend the Expiration Time and retain all 2024 Senior Notes tendered pursuant to the Exchange Offer until the expiration of the extended Exchange Offer or (iii) amend the Exchange Offer in any respect by giving oral or written notice of such amendment to the Information and Exchange Agent and making public disclosure of such amendment to the extent required by law. See “—Announcements.”

The Issuer has not made a decision as to what circumstances would lead them to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although the Issuer has no present plans or arrangements to do so, it reserves the right to amend, at any time, the terms of the Exchange Offer, subject to the terms of this prospectus and applicable law. The Issuer will give holders notice of such amendments as may be required by applicable law.

U.S. Federal Backup Withholding

To prevent backup withholding of U.S. federal income tax, holders and beneficial owners must comply with the requirements described under “Certain U.S. Federal Income Tax Considerations—Backup Withholding and Information Reporting.”

Information and Exchange Agent

The Issuer has retained D.F. King & Co., Inc. to act as the Information and Exchange Agent in connection with the Exchange Offer. The Information and Exchange Agent will assist with the delivery of this prospectus and related materials to Holders of the 2024 Senior Notes, respond to inquiries of and provide information to Holders of the 2024 Senior Notes or any agent bearing fiduciary duties to any such holder with respect to its participation in the Exchange Offer.

All required documents should be sent, and requests for additional copies of this prospectus or any other required documents may be directed, to the Information and Exchange Agent at its address and telephone number set forth on the back cover of this prospectus. Subject to the terms and conditions set forth in an agreement between the Issuer and the Information and Exchange Agent, the Issuer has agreed to pay the Information and Exchange Agent customary fees for its services in connection with the Exchange Offer. The Issuer has also agreed to reimburse the Information and Exchange Agent for its reasonable out-of-pocket expenses.

The Information and Exchange Agent does not assume any responsibility for the accuracy or completeness of the information concerning us contained in this prospectus or in the documents incorporated by reference herein or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of that information. Neither the Information and Exchange Agent nor any of its affiliates takes any position or makes any recommendation as to whether or not holders of the 2024 Senior Notes should participate in the Exchange Offer.

Dealer Manager

In connection with the Exchange Offer, the Issuer has retained J.P. Morgan Securities LLC as the Dealer Manager. The Issuer will pay a customary fee to the Dealer Manager for soliciting the tender of the 2024 Senior Notes in the Exchange Offer and reimburse the Dealer Manager in connection therewith. That fee will be payable on the Settlement Date.

The obligations of the Dealer Manager to perform its functions are subject to various conditions. The Issuer has agreed to indemnify the Dealer Manager against various liabilities, including various liabilities under the federal securities laws. The Dealer Manager may perform its functions through its designated affiliates. The Dealer Manager may contact Holders of the 2024 Senior Notes by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and other nominee holders to forward materials relating to the Exchange Offer to beneficial holders. Questions regarding the terms of the Exchange Offer may be directed to the Dealer Manager at the address and telephone numbers listed on the back cover of this prospectus. At any given time, the Dealer Manager may trade the 2024 Senior Notes or other of the Issuer’s and its subsidiaries’ securities for its own accounts or for the accounts of its customers and, accordingly, may hold a long or short position in the 2024 Senior Notes.

The Dealer Manager and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Dealer Manager and/or its affiliates has, from time to time, provided and/or is currently providing investment banking, commercial banking and financial advisory services to the Issuer and its affiliates. The Dealer Manager and/or its affiliates may in the future provide various investment banking and other services to us, and our affiliates, for which it would receive customary compensation from the Issuer and its affiliates.

To the extent the Dealer Manager and its affiliates have a lending relationship with us, the Dealer Manager or such affiliates are likely to hedge or otherwise reduce their credit exposure to us consistent with their customary risk management policies. Typically, the Dealer Manager or such affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially any of the 2024 Senior Notes, the Units, the Exchange Notes or the Warrants. Any such credit default swaps or short positions could adversely affect future trading prices of the 2024 Senior Notes, the Units, the Exchange Notes, the Warrants and/or the Common Shares issuable upon exercise of the Warrants.

In the ordinary course of their businesses, the Dealer Manager or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in debt or equity securities issued by the Issuer and its affiliates, including any of the Existing Notes or the New Securities. To the extent that the Dealer Manager or its affiliates own Existing Notes during the Exchange Offer, they may tender such Existing Notes pursuant to the terms of the Exchange Offer. The Dealer Manager and its affiliates may from time to time in the future engage in transactions with the Issuer and its affiliates and provide services to them in the ordinary course of their respective businesses.

Other Fees and Expenses

If the Exchange Offer is consummated, the Issuer will pay soliciting retail brokers a Soliciting Broker Fee and will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the Holders of the 2024 Senior Notes and in handling or forwarding tenders of the 2024 Senior Notes by their customers. See “Description of the Exchange Offer—Terms of the Exchange Offer—Soliciting Broker Fee.”

The expenses of soliciting tenders of the 2024 Senior Notes will be borne by the Issuer. The principal solicitation is being made by electronic mail; however, additional solicitations may be made by fax, telephone or in person by the Information and Exchange Agent, as well as by officers and other employees of the Issuer and its affiliates.

Holders of 2024 Senior Notes will not be required to pay any fee or commission to the Issuer, the Dealer Manager or the Information and Exchange Agent in connection with the Exchange Offer. However, if your 2024 Senior Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders the 2024 Senior Notes in respect thereof on your behalf, your broker or nominee may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

Governing Law and Jurisdiction

Each Tender Instruction submitted in a jurisdiction in which the Exchange Offer is being extended on the basis of this prospectus will be governed by, and construed in accordance with, the laws of the State of New York. By submitting a Tender Instruction, you (and the Direct Participant on your behalf) irrevocably and unconditionally agree for the benefit of the Issuer, the Dealer Manager and the Information and Exchange Agent that the New York state or U.S. federal courts sitting in the Borough of Manhattan, The City of New York, are to have jurisdiction to settle any disputes which may arise out of or in connection with the Exchange Offer or any of the documents referred to in this prospectus and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

Purchases of 2024 Senior Notes During or After the Pendency of the Exchange Offer

The Issuer and its affiliates reserve the right, in their absolute discretion, to purchase, exchange or offer to purchase or exchange any 2024 Senior Notes in the open market, in privately negotiated transactions or otherwise during the pendency of the Exchange Offer or thereafter. Any such purchase, exchange, offer to purchase or exchange will be made in accordance with applicable law. The terms of any such purchases, exchanges or offers could differ from the terms of the Exchange Offer.

DESCRIPTION OF OTHER INDEBTEDNESS

As of December 31, 2022, the company’s total outstanding third-party debt was approximately $2,752 million, prior to deductions of unamortized discount or debt issuance costs. After giving effect to the ABL Amendment (and the outstanding exposure under the ABL Facility as of such date) and the consummation of the Exchange Offer (assuming 100% participation in the Exchange Offer), the company’s total outstanding third-party debt is expected to be approximately $2,776 million. The principal terms of the company’s material indebtedness are described below. See “Capitalization” for additional information.

Private Notes

On December 29, 2022, pursuant to the Private Exchange Offer, the Issuer accepted $327,888,000 aggregate principal amount of the 2024 Senior Notes (representing 81.97% of the aggregate principal amount of the then outstanding 2024 Senior Notes) tendered for exchange and issued $333,616,814 aggregate principal amount of Private Units consisting of $333,616,814 aggregate principal amount of Private Notes and 15,813,847 Private Warrants to purchase up to 15,813,847 Common Shares (as it may be adjusted from time to time), which included, in the form of additional aggregate principal amount of Private Units and Private Notes, accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that were accepted for exchange in the Private Exchange Offer, with amounts less than the minimum denomination of $2,000 aggregate principal amount and integral multiples of $1.00 in excess thereof paid in cash.

The New Notes will be part of the same issue as the Private Notes, including for purposes of redemptions, offers to purchase, determining whether the required percentage of holders of the Exchange Notes have given approval or consent to an amendment, supplement or waiver or joined in directing the Trustee or the Notes Collateral Agent to take certain actions on behalf of all holders of the Exchange Notes. However, for U.S. federal income tax purposes, the New Notes will not be fungible with the Private Notes and, accordingly, will trade under different CUSIP numbers. See “Risk Factors—Risks Related to the New Securities and our Other Indebtedness—The New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively. In addition, your ability to transfer the New Securities may be limited by the absence of active trading markets and active trading markets may not develop for the New Securities, in which case you may be unable to sell the New Securities or to sell them at a price you deem sufficient.”

Existing Credit Agreement

The Issuer is party to the Existing Credit Agreement, under which the Issuer initially borrowed the Existing Term Loans and its existing revolving credit facility (the “Existing Revolving Credit Facility”). As of December 31, 2022, $12.9 million aggregate principal amount of dollar-denominated Existing Term Loans remain outstanding, $5.1 million (based on an exchange rate of $1.0666 = €1.00 as of December 31, 2022) aggregate principal amount of euro-denominated Existing Term Loans remain outstanding, and no commitments under the Existing Revolving Credit Facility remain outstanding. The Existing Term Loans bear interest at a rate based on the London Interbank Offered Rate plus a margin of 2.75% for Existing Term Loans denominated in dollars and 3.0% for Existing Term Loans denominated in euros, mature on November 6, 2023, and, as of the date of this prospectus, are secured by substantially all assets of the Issuer and the Existing Subsidiary Guarantors, other than the ABL Priority Collateral (as defined under “Description of the New Notes—Certain Definitions”), the Foreign Collateral (as defined under “Description of the New Notes—Certain Definitions”), intellectual property and certain other exclusions, and subject to permitted liens.

As part of the Refinancing Transactions, the Issuer amended the Existing Credit Agreement to, among other things, permit the Refinancing Transactions, remove substantially all negative covenants and mandatory prepayments, and direct the collateral agent thereunder to release the liens on certain collateral securing the Issuer’s obligations under the Existing Credit Agreement and the Existing Subsidiary Guarantors’ obligations under the related guarantees (in each case, to the extent permitted, including under applicable law).

The New Notes Indenture and the documentation governing the Super Senior Facility, Extended Term Loans and 2025 Senior Notes prohibit repayments of the Existing Term Loans other than at maturity, except with the proceeds of (A) junior financing that (x) is junior in security and priority to each of the ABL Facility, Super Senior Facility, Extended Term Loans and Exchange Notes and (y) limits payment of interest on such financing to interest paid in kind or (B) newly issued equity of or capital contributions in the company. The ABL Facility includes customary restrictions and exceptions to repayments of the Existing Term Loans as well.

ABL Facility

On December 29, 2022, the Issuer, and certain of its subsidiaries entered into the ABL Facility, which provides for $250 million of commitments with a letter of credit sublimit of $50 million. The ABL Facility will mature on July 20, 2026, subject to a springing maturity to a date that is 91 days prior to the maturity date of any indebtedness for borrowed money (other than any Existing Term Loans or 2024 Senior Notes that were not exchanged in connection with the Refinancing Transactions) in an aggregate principal amount of more than $25 million incurred by the Issuer or any of its subsidiaries. Loans under the ABL Facility bear interest determined by reference to a benchmark rate plus a margin of between 1.50% and 3.00%, in each case, depending on the amount of excess availability, the currency of the loans and the type of loans under the ABL Facility.

On the ABL Amendment Date, the Issuer and certain of its subsidiaries entered into the ABL Amendment, which provides for the FILO Tranche of commitments under the ABL Facility. Commitments under the FILO Facility were $55 million and were borrowed in full and cancelled on the ABL Amendment Date. Proceeds of the loans made under the FILO Facility will be used to finance the ongoing working capital requirements of the Company and its subsidiaries and for other general corporate purposes.

The FILO Facility will mature on June 4, 2023. Loans under the FILO Facility bear interest determined by reference to, at the Issuer’s option, either (x) adjusted term SOFR plus a margin of 8.00% or (y) an alternative base rate plus a margin of 7.00%. On the ABL Amendment Date, the Issuer paid an upfront fee to the lenders providing the FILO Facility, which fee was capitalized and added to the outstanding balance under the FILO Facility. The obligations of the Issuer under the FILO Facility benefit from the same guarantees and security as the existing obligations under the ABL Facility.

Pursuant to the ABL Amendment, among other things, for a 75-day period ending on June 4, 2023 (the “Waiver Period”), the Issuer will be permitted to maintain outstanding borrowings and letters of credit in excess of its then-current borrowing base in an amount not to exceed $233.8 million (inclusive of amounts outstanding under the FILO Facility, but before giving effect to any payment in kind of interest or fees added thereto). During the Waiver Period, the Issuer will not be permitted to borrow any additional amounts under the ABL Facility and must maintain an actual borrowing base of at least $140 million. In addition, during the Waiver Period, the Issuer will not be required to comply with certain reporting requirements under the ABL Facility.

The obligations of the borrowers under the ABL Facility are guaranteed, subject to certain exclusions and the Guaranty and Security Principles, by the Guarantors and secured (i) on a first-priority basis by the ABL Priority Collateral of the Issuer and the Guarantors, and (ii) on a junior-most priority basis by the Non-ABL Priority Collateral of the Issuer and the Guarantors.

The definitive documentation governing the ABL Facility provides that the borrowers under the ABL Facility may voluntarily repay outstanding loans thereunder at any time, without prepayment premium, subject to customary “breakage” costs with respect to SOFR rate loans. Amounts borrowed and repaid under the ABL Facility may be reborrowed.

The definitive documentation governing the ABL Facility contains affirmative and negative covenants customary for facilities of its type, including, but not limited to, delivery of financial information, limitations on mergers, consolidations and fundamental changes, limitations on sales of assets, limitations on investments and acquisitions, limitations on liens, limitations on transactions with affiliates, limitations on indebtedness, limitations on negative pledge clauses, limitations on restrictions on subsidiary distributions, limitations on restricted payments and limitations on certain payments of indebtedness. The definitive documentation governing the ABL Facility contains a customary “payment conditions” exception to certain of the negative covenants, which is based on satisfaction of a minimum fixed charge coverage ratio and certain other liquidity and availability based tests.

The definitive documentation governing the ABL Facility also requires the maintenance of a consolidated fixed charge coverage ratio of 1.00 to 1.00 on each date during any period (x) beginning on the date on which excess availability under the ABL Facility is less than the greater of (i) $25 million and (ii) 10% of the line cap then in effect and (y) ending on the date on which excess availability under the ABL Facility has been greater than the greater of (i) $25 million and (ii) 10% of the line cap then in effect, in each case, for a period of at least 30 consecutive days. Compliance with the foregoing financing covenant is not required during the Waiver Period.

The definitive documentation governing the ABL Facility contains certain customary events of default, including, but not limited to, nonpayment of principal, interest, fees or other amounts, breach of covenants, cross default and cross acceleration to material indebtedness, voluntary and involuntary bankruptcy or insolvency proceedings, unpaid material judgments and change of control.

Super Senior Facility

On December 29, 2022, Diebold Nixdorf Holding Germany GmbH (the “German Borrower”), a wholly-owned subsidiary of the Issuer, entered into the Super Senior Facility, which provided for $400 million of new term loans. Loans under the Super Senior Facility bear interest at a rate based on SOFR (subject to a 4.0% floor), plus a 0.10% credit spread adjustment, plus a margin of 6.40%, and mature on July 15, 2025.

The company used a portion of the proceeds of the Super Senior Facility to repay 15% of the Existing Term Loans that elected to exchange into Extended Term Loans on December 29, 2022 and expects to use a portion of the proceeds of the Super Senior Facility to repay an additional 5% of the Existing Term Loans that elected to exchange into Extended Term Loans (subject to certain liquidity conditions, as discussed below) on December 31, 2023 and to use the remaining proceeds for general corporate purposes (excluding for the avoidance of doubt, repayments of any other funded debt).

The German Borrower also paid a ticking fee to certain lenders who provided commitments to make loans under the Super Senior Facility, in an amount equal to $631,233 in the form of additional loans under the Super Senior Facility.

The obligations of the German Borrower under the Super Senior Facility are guaranteed, subject to certain exclusions and the Guaranty and Security Principles, by the Issuer and the Guarantors and secured (i) on a first-priority basis by certain Non-ABL Priority Collateral held by the Issuer and the Guarantors, (ii) on a first-priority basis, ranking pari passu with the Extended Term Loans, the Existing Notes and the Existing Term Loans (excluding released liens), by certain Non-ABL Priority Collateral held by the Issuer and those Guarantors that are organized in the United States and (iii) on a second-priority basis by the ABL Priority Collateral.

The definitive documentation governing the Super Senior Facility provides that the German Borrower may prepay the loans under the Super Senior Facility at any time; provided that voluntary prepayments and certain mandatory prepayments made (i) prior to the two-year anniversary of the closing date of the Super Senior Facility must be accompanied by a customary make-whole premium and (ii) on or after the two-year anniversary of the closing date of the Super Senior Facility must be accompanied by a premium of 5.0% of the aggregate principal amount of the loans being prepaid. The definitive documentation governing the Super Senior Facility additionally provides that the German Borrower shall be required to prepay the loans under the Super Senior Facility in certain circumstances, including with the proceeds of asset sales, which mandatory prepayments must be accompanied by a premium of 1.0% of the aggregate principal amount of the loans being prepaid, and in connection with change of control and certain other transformative transactions, which prepayments must be accompanied by a premium of 5.0% of the aggregate principal amount of the loans being prepaid. Amounts borrowed and repaid under the Super Senior Facility may not be reborrowed.

The definitive documentation governing the Super Senior Facility contains affirmative and negative covenants customary for facilities of its type, including, but not limited to, delivery of financial information, limitations on mergers, consolidations and fundamental changes, limitations on sales of assets, limitations on investments and acquisitions, limitations on liens, limitations on transactions with affiliates, limitations on indebtedness, limitations on negative pledge clauses, limitations on restrictions on subsidiary distributions, limitations on restricted payments and limitations on certain payments of indebtedness. The definitive documentation governing the Super Senior Facility also contains a restriction on making repayments of any Existing Term Loans or 2024 Senior Notes remaining outstanding after December 29, 2022 prior to their maturity, except with the proceeds of junior financing or newly issued equity as discussed above or in connection with this Exchange Offer.

The definitive documentation governing the Super Senior Facility also includes a covenant that requires the Issuer to raise equity capital prior to the maturity date of the 2024 Senior Notes in an amount necessary to repurchase, redeem, prepay or pay in full the principal amount (and any other accrued and unpaid fees/expenses that remain unpaid at the time of repurchase, redemption, prepayment or payment in full) of any 2024 Senior Notes that failed to participate in the Exchange Offer and the Private Exchange Offer in excess of $20 million (such 2024 Senior Notes in excess of $20 million, the “Excess Stub Notes”), and proceeds of such equity capital are required to be used to repurchase, redeem, prepay or pay in full the Excess Stub Notes prior to the maturity date of the 2024 Senior Notes. The foregoing covenants are referred to as the “Excess Stub Note Covenant.”

The definitive documentation governing the Super Senior Facility contains certain customary events of default, including, but not limited to, nonpayment of principal, interest, fees or other amounts, breach of covenants, cross default and cross acceleration to material indebtedness, voluntary and involuntary bankruptcy or insolvency proceedings, unpaid material judgments and change of control.

Extended Term Loans

As part of the Refinancing Transactions, holders of Existing Term Loans were offered the opportunity to exchange such Existing Term Loans at par into extended term loans (the “Extended Term Loans” and such exchange, the “Term Loan Exchange”) that mature in July 2025. $534.8 million aggregate principal amount of dollar-denominated Extended Term Loans and €90.5 million aggregate principal amount of euro-denominated Extended Term Loans were outstanding immediately following consummation of the Refinancing Transactions and the paydown of an agreed portion of the Extended Term Loans. Dollar-denominated Extended Term Loans bear interest at a rate based on SOFR (subject to a 1.5% floor), plus a 0.10% credit spread adjustment, plus a margin of 5.25%, and euro-denominated Extended Term Loans bear interest at a rate based on the Euro Interbank Offered Rate (subject to a 0.5% floor), plus a margin of 5.50%. The Extended Term Loans mature on July 15, 2025.

The obligations of the Issuer under the Extended Term Loans are guaranteed, subject to certain exclusions and the Guaranty and Security Principles, by the Guarantors and secured (i) on a first-priority basis, ranking pari passu with the Super Senior Facility, the Existing Notes and the Existing Term Loans (excluding released liens), by certain Non-ABL Priority Collateral held by the Issuer and those Guarantors that are organized in the United States, (ii) on a second-priority basis, ranking pari passu with the Existing 2025 Senior Notes, by certain other Non-ABL Priority Collateral held by the Issuer and the Guarantors and (iii) on a third-priority basis, ranking pari passu with the Existing 2025 Senior Notes, by the ABL Priority Collateral.

As part of the Refinancing Transactions, the company used a portion of the proceeds of the Super Senior Facility to repay 15% of the Existing Term Loans that elected to exchange into Extended Term Loans. In addition, the definitive documentation governing the Extended Term Loans provides that the Issuer is required to prepay the Extended Term Loans on December 31, 2023 in an amount equal to 5% of the principal amount of Existing Term Loans that elected to exchange into Extended Term Loans, subject to satisfaction of a specified minimum liquidity threshold, and that if such minimum liquidity threshold is not satisfied on December 31, 2023, such prepayment is instead required on December 31, 2024 subject to satisfaction of the same condition. Holders of Existing Term Loans who participated in the Term Loan Exchange received a transaction premium of 3% of Extended Term Loans received in exchange for Existing Term Loans, paid in the form of Extended Term Loans.

The definitive documentation governing the Extended Term Loans provides that the Issuer may prepay the Extended Term Loans at any time without premium or penalty, subject to restrictions contained in the documentation governing the company’s other indebtedness. The definitive documentation governing the Extended Term Loans additionally provides that the Issuer shall be required to prepay the Extended Term Loans in certain circumstances (without premium), including with the proceeds of asset sales and in connection with change of control transactions. Once repaid, Extended Term Loans may not be reborrowed.

The definitive documentation governing the Extended Term Loans contains affirmative and negative covenants customary for facilities of its type, including, but not limited to, delivery of financial information, limitations on mergers, consolidations and fundamental changes, limitations on sales of assets, limitations on investments and acquisitions, limitations on liens, limitations on transactions with affiliates, limitations on indebtedness, limitations on negative pledge clauses, limitations on restrictions on subsidiary distributions, limitations on restricted payments and limitations on certain payments of indebtedness. The definitive documentation governing the Extended Term Loans also contains a restriction on making repayments of any Existing Term Loans or 2024 Senior Notes remaining outstanding after the Settlement Date prior to their maturity, except with the proceeds of junior financing or newly issued equity as discussed above or in connection with this Exchange Offer.

The definitive documentation governing the Extended Term Loans also includes the Excess Stub Note Covenant.

The definitive documentation governing the Extended Term Loans contains certain customary events of default, including, but not limited to, nonpayment of principal, interest, fees or other amounts, breach of covenants, cross default and cross acceleration to material indebtedness, voluntary and involuntary bankruptcy or insolvency proceedings, unpaid material judgments and change of control.

2025 Senior Notes

On July 20, 2020, the Issuer issued $700.0 million aggregate principal amount of the 2025 USD Senior Notes and the Dutch Subsidiary issued €350.0 million aggregate principal amount of the 2025 EUR Senior Notes in private offerings exempt from registration under the Securities Act of 1933. The 2025 USD Senior Notes were issued at a price of 99.031 percent of their principal amount, and the 2025 EUR Senior Notes were issued at a price of 99.511 percent of their principal amount.

On December 29, 2022, the Issuer and the Dutch Subsidiary completed the 2025 Senior Notes Exchange Offers, pursuant to which holders of Existing 2025 Senior Notes were offered the opportunity to exchange each $1,000 or €1,000 principal amount of existing 2025 Senior Notes, as applicable, for $1,030 or €1,030 principal amount of the Issuer’s new 9.375% Senior Secured Notes due 2025 (the “Exchange USD Notes”) and the Dutch Subsidiary’s new 9.00% Senior Secured Notes due 2025 (the “Exchange EUR Notes”), as applicable. Pursuant to the 2025 Senior Notes Exchange Offers, the Issuer and the Dutch Subsidiary accepted $697,299,000 aggregate principal amount of the Existing 2025 USD Senior Notes (representing 99.61% of the aggregate principal amount of the Existing 2025 USD Senior Notes as of September 30, 2022) and €345,624,000 aggregate principal amount of the Existing 2025 EUR Senior Notes (representing 98.75% of the aggregate principal amount of the outstanding Existing 2025 EUR Senior Notes as of September 30, 2022) tendered for exchange and issued $718,137,000 aggregate principal amount of the Exchange USD Notes and €355,950,000 aggregate principal amount of the Exchange EUR Notes.

The obligations of the Issuer and the Dutch Subsidiary under the 2025 Senior Notes are guaranteed, subject to certain exclusions and the Guaranty and Security Principles, by the Issuer, with respect to the 2025 EUR Senior Notes, the Dutch Subsidiary, with respect to the 2025 USD Senior Notes, and the Guarantors and secured (i) on a first-priority basis, ranking pari passu with the Super Senior Facility, the Extended Term Loans and the Existing Term Loans (excluding released liens), by certain Non-ABL Priority Collateral held by the Issuer and those Guarantors that are organized in the United States, (ii) on a second-priority basis by certain other Non-ABL Priority Collateral held by the Issuer and the Dutch Subsidiary and the Guarantors and (iii) on a third-priority basis by the ABL Priority Collateral.

The Issuer may, on any one or more occasions, redeem the 2025 USD Senior Notes, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest on the 2025 USD Senior Notes, if any, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2022	104.688%
2023	102.344%
2024 and thereafter	100.000%

The Dutch Subsidiary may, on any one or more occasions, redeem the 2025 EUR Senior Notes, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest on the 2025 EUR Senior Notes, if any, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2022	104.500%
2023	102.250%
2024 and thereafter	100.000%

The indentures governing the 2025 Senior Notes (the “2025 Senior Notes Indentures”) include covenants that, among other things, limit the Issuer’s and its subsidiaries’ ability to incur indebtedness, pay dividends, repurchase or redeem capital stock or make other restricted payments, incur liens, sell assets, enter into transactions with our affiliates, merge or consolidate with other persons or transfer all or substantially all of our assets. The 2025 Senior Notes Indentures contain a restriction on making repayments of any Existing Term Loans or 2024 Senior Notes remaining outstanding after the Settlement Date prior to their maturity, except with the proceeds of junior financing or newly issued equity as discussed above or in connection with this Exchange Offer. The 2025 Senior Notes Indentures also include customary events of default, including payment defaults, covenant defaults, cross acceleration defaults to certain other indebtedness in excess of specified amounts, certain bankruptcy and insolvency events of default and judgment defaults in excess of specified amounts. If any such event of default occurs and is continuing under the New Notes Indenture (other than certain bankruptcy and insolvency events of default), the trustee or the holders of at least 25% in principal amount of the total outstanding 2025 USD Senior Notes or 2025 EUR Senior Notes, as applicable, may declare the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding 2025 USD Senior Notes or 2025 EUR Senior Notes, as applicable, to be due and payable immediately, subject to the terms of the applicable Intercreditor Agreements. If certain bankruptcy and insolvency events of default occur, the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding 2025 Senior Notes will become due and payable immediately without any declaration or other act on the part of the trustee or the holders of the 2025 Senior Notes.

The 2025 Senior Notes Indentures also include the Excess Stub Note Covenant.

Lines of Credit

As of December 31, 2022, the company had various international short-term uncommitted lines of credit with borrowing limits aggregating to $25.9 million. The weighted average interest rate on outstanding borrowings on the short-term uncommitted lines of credit as of December 31, 2022 and 2021 was 11.02 percent and 3.24 percent, respectively, and primarily relate to higher interest rate, short-term uncommitted lines of credit in Colombia and Brazil. Short-term uncommitted lines mature in less than one year. The remaining amount available under the short-term uncommitted lines at December 31, 2022 was $25.0 million.

DESCRIPTION OF THE UNITS

The Units will be issued pursuant to the Unit Agreement (the “Unit Agreement”), dated December 29, 2022, among the Issuer and U.S. Bank Trust Company, National Association, as units trustee (“Units Trustee”) for the Units, as the Notes Trustee under the New Notes Indenture and as the Warrant Agent under the Warrant Agreement. The following summary of certain provisions of the Unit Agreement does not purport to be complete, and is qualified in its entirety by the provisions of, the Unit Agreement. You should read the Unit Agreement for a complete description of the terms thereof. The Issuer will make copies of the Unit Agreement available to prospective investors upon request. You will find the definitions of capitalized terms used but not defined in this description under the heading “Description of the New Notes.”

General

The term “Unit” refers to a “unit security” comprised of Exchange Notes (the “Notes Component”) and, for any principal amount of outstanding Exchange Notes that is part of the outstanding Units, a number of Warrants (the “Warrants Component”) equal to the Unit Warrant Number. Because any principal amount of Units represents the principal amount of the applicable Notes Component, the Units shall be issued in minimum denominations of $2,000 principal amount and integral multiples of $1.00 principal amount in excess thereof. To ensure that the aggregate number of New Warrants and Private Warrants may not be exercisable for Common Shares in excess of the Maximum Number of Warrant Shares, the number of Warrants corresponding to a Unit will be calculated as the Unit Warrant Number. For purposes hereof, the “Unit Warrant Number” means, for any principal amount of outstanding Exchange Notes represented by outstanding Units, the number of Warrants exercisable for an aggregate number of Common Shares equal to the product of (a) (i) such principal amount of Exchange Notes (including any PIK Interest, if applicable) divided by (ii) the aggregate principal amount of outstanding Exchange Notes part of all outstanding Units (including any PIK Interest, if applicable) and (b) the Maximum Number of Warrant Shares, in each case, as of any time of determination. The “Maximum Number of Warrant Shares” means 15,813,847 Common Shares (as it may be adjusted from time to time). In the event a Termination Event occurs with respect to any portion of the principal amount of any Units prior to April 1, 2024, the Maximum Number of Warrant Shares will be reduced proportionately to reflect the cancellation of the Warrants attached to such Units. In the event the Unit Split Date occurs with respect to a portion but not all of the aggregate principal amount of Units, the Maximum Number of Warrant Shares will be proportionately reduced by a number equal to the product of (a) the sum of (i) the number of Warrants separated as a result of the applicable Unit Split Date and (ii) the number of Warrants cancelled on account of any cash paid in lieu of delivery of any fractional Warrants as described in “—Unit Split Date”, and (b) the then applicable number of warrant shares. The Maximum Number of Warrant Shares shall also be adjusted at the same time, and in the same manner, as the number of warrant shares is adjusted as described below under “Description of the Warrants—Adjustment to the Warrant Shares.”

All of the Warrants will, in the aggregate and upon exercise, be exercisable for up to 15,813,847 Common Shares (as it may be adjusted from time to time). The Maximum Number of Warrant Shares of 15,813,847 Common Shares (as it may be adjusted from time to time) will not be increased in connection with the Exchange Offer. Instead, such Maximum Number of Warrant Shares will be reallocated on a pro rata basis among the holders of the Private Units and New Units. The Unit Warrant Number will be adjusted and the aggregate number of Warrants represented by Units received by participants in the Exchange Offer will depend on the participation rate in the Exchange Offer by the remaining Holders. Assuming 100% participation in this Exchange Offer, including $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn (and including payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged), each $1,000 principal amount of Units would initially include approximately 39.187 Warrants. The Warrants are subject to automatic termination and cancellation in some circumstances. See “Description of the Warrants—Automatic Termination and Cancellation.”

Other information on underlying securities

Because the Units represent underlying securities, investors should also review the information in this prospectus under “Description of the New Notes” regarding the Notes Component and under “Description of the Warrants” regarding the Warrants Component.

Issuance; form; agent

Other than the Private Units, no Units will be issued other than on the Settlement Date. The Units will all be designated as one series. However, the New Units to be issued in the Exchange Offer will not be fungible for U.S. federal income tax purposes with the Private Units and, accordingly, will trade under different CUSIP numbers. See “Risk Factors—Risk Related to the New Securities and our Other Indebtedness—The New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes. In addition, your ability to transfer the New Securities may be limited by the absence of active trading markets and active trading markets may not develop for the New Securities, in which case you may be unable to sell the New Securities or to sell them at a price you deem sufficient.” Units may be certificated or uncertificated, and in each case will be in registered form.

On the Settlement Date, it is expected that the New Units will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC’s nominee will be the only registered holder of the Units. Your beneficial interest in the Units will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.

U.S. Bank Trust Company, National Association will act as Units Trustee for the Units, unless and until replaced by a successor Units Trustee in accordance with the provisions of the Unit Agreement.

Interest payments on the Notes Component

Any payments of PIK Interest on the Notes Component will result in a corresponding increase in the principal amount of Units representing such Notes Component, but will not result in a change to the Warrants Component. See “Description of the New Notes—Payments on the Notes; paying agent and registrar.”

Trading: The cancellation of Warrants

The Notes Component and the Warrants Component may not be separately traded prior to April 1, 2024. Any Permitted Equity Issuance Prepayment of the Exchange Notes (including any and all accrued PIK Interest on such Exchange Notes) prior to the Unit Split Date will result in the immediate cancellation of the Warrants Component. In addition, any refinancing of Exchange Notes (including any and all accrued PIK Interest thereon) in connection with a Change of Control or a sale of all or substantially all of the Issuer’s assets prior to the Unit Split Date will result in the immediate cancellation of the Warrants Component. In the event of any other repayment, repurchase, redemption or other retirement of the Exchange Notes, the Warrants Component will not be cancelled and a number of Warrants equal to the Unit Warrant Number corresponding to the principal amount of such Exchange Notes as of the time of such separation will immediately detach and be freely transferrable, provided that the Issuer will not issue fractional Warrants upon separation from the Exchange Notes. On the Unit Split Date, the number of Warrants equal to the Unit Warrant Number will detach automatically, without any action by the holders thereof, from the Exchange Notes and such Warrants will be separately transferable as of the Unit Split Date (subject to applicable securities laws). See “Description of the Warrants—Transferability Prior to Unit Split Date.”

Unit Split Date

The Unit Split Date will be April 1, 2024, or, if earlier, the date on which the New Warrants are separated from the New Notes in accordance with the Unit Agreement. On April 1, 2024, all Units that have not been split prior to the Unit Split Date shall be split automatically, and without any action required on the part of the holders. On such day, your book-entry interest in the Units will be exchanged into a book-entry interest in the aggregate principal amount of New Notes and the number of New Warrants equal to the Unit Warrant Number you hold, generally within one business day of the Unit Split Date, and the Issuer shall take commercially reasonable efforts to have them issued on such date, and will have used commercially reasonable efforts to procure CUSIPs, and to have such CUSIPs made eligible for DTC, for such purpose prior to such date, in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC (collectively, the “Unit Split Process”).

As early as practical preceding any Unit Split Date, the Issuer will calculate and transmit to the Warrant Agent, and the Warrant Agent will have no obligation under the Warrant Agreement to calculate, the Unit Warrant Number and the Warrants Component for each Unit on the Unit Split Date. The number of Warrants to be issued upon separation of the Exchange Notes and Warrants on the Unit Split Date will be determined by the Issuer, with written notice thereof to the Warrant Agent. The Issuer will make all these calculations in good faith and in a commercially reasonable manner. Neither the Units Trustee nor Warrant Agent will have any duty or obligation to investigate or confirm whether the Issuer’s determination of the number of warrant shares to be issued upon such exercise is accurate or correct. The Issuer will not issue fractional Warrants upon separation from the Exchange Notes. The Issuer will at all times aggregate the number of Warrants deliverable upon separation held by the same warrantholder. If any fractional Warrant would be issuable upon separation, the Issuer will pay the warrantholder cash in lieu of the fractional Warrant based on the Fair Market Value (as defined under “Description of the Warrants—Definitions of Certain Terms”) of our common shares on the Trading Day (as defined under “Description of the Warrants—Definitions of Certain Terms”) immediately prior to the applicable Unit Split Date.

Payments on units and underlying securities

We will pay the principal, premium, if any, and interest on, the Notes Component in global form registered in the name of or held by DTC or its nominee in immediately available funds (or, in the case of a PIK Payment, by increasing the outstanding aggregate principal amount of such Notes Component or issuing PIK Notes (as defined in “Description of the New Notes”)) to DTC or its nominee, as the case may be, as the registered holder of such global note. All payments under the New Notes Indenture in respect of the Exchange Notes, including cash interest, will be made to the Units Trustee, as the holder of the Exchange Notes, and will be distributed ratably to the holders of the Units (calculated as of the applicable record date).

A holder may transfer or exchange Units in accordance with the Unit Agreement, including the restrictions on transfer described therein. The Units Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by Issuer or the Units Trustee for any registration of transfer or exchange of Units, but Issuer may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Unit Agreement.

The registered holder of a Unit will be treated as the owner of it for all purposes.

Events of default under the notes indenture

In the case of an Event of Default under the New Notes Indenture and the acceleration of the indebtedness under the New Notes Indenture, the Units will immediately split and the Units shall be cancelled, and the Issuer shall execute (and/or cause the Units Trustee to execute) the Unit Split Process. All other consequences of an Event of Default under the New Notes Indenture are described in “The Description of the New Notes—Events of Default.”

Registration of Common Shares underlying the Warrants

The Issuer will provide Holders who exchange the 2024 Senior Notes for New Units in the Exchange Offer with certain customary resale registration rights with respect to the Common Shares issuable upon exercise of the New Warrants following the Unit Split Date. The Company will use its commercially reasonable efforts to file, on or before March 1, 2024 (provided the Warrants have not been automatically terminated and cancelled prior to such date), a registration statement with the SEC to register the resale of such shares so as to permit the public resale thereof by the holders, subject to customary suspension rights, and thereafter will use commercially reasonable efforts to effect such registration (subject to applicable securities laws) by April 1, 2024.

DESCRIPTION OF THE NEW NOTES

Description of new notes

On the settlement date for the Exchange Offer (the “Issue Date”), Diebold will issue up to $72,112,000 aggregate principal amount (plus any additional principal amounts required to be paid in kind to pay accrued and unpaid interest to, but excluding, December 29, 2022 on Diebold’s existing 2024 Notes that are validly tendered and accepted in the Exchange Offer) of 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 (the “New Notes”) under the Indenture (the “Indenture”), dated as of December 29, 2022 (the “Original Issue Date”), among itself, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and GLAS Americas LLC, as collateral agent (in such capacity, the “Notes Collateral Agent”).

The New Notes will constitute “Additional Notes,” as defined in the Indenture, and other than the Notes issued in the Private Exchange Offer (the “Private Notes”) and the New Notes issued in the Exchange Offer, no additional notes (other than any PIK Notes (as defined below) issued in connection with the payment of interest or as otherwise set forth herein) may be issued under the Indenture. The New Notes, together with the Private Notes and any PIK Notes issued under the Indenture, are referred to collectively as the “Notes.” The New Notes will be part of the same issue as the Private Notes, including for purposes of redemptions, offers to purchase, determining whether the required percentage of holders of the Notes (each a “Noteholder”) have given approval or consent to an amendment, supplement or waiver or joined in directing the Trustee or the Notes Collateral Agent to take certain actions on behalf of all Noteholders. However, for U.S. federal income tax purposes, the New Notes will not be fungible with the Private Notes and, accordingly, will trade under different CUSIP numbers. See “Risk Factors—Risks Related to the New Securities and our Other Indebtedness—The New Units and New Notes to be issued in the Exchange Offer will not be fungible with the Private Units and Private Notes, respectively. In addition, your ability to transfer the New Securities may be limited by the absence of active trading markets and active trading markets may not develop for the New Securities, in which case you may be unable to sell the New Securities or to sell them at a price you deem sufficient.”

This Description of New Notes is intended to be a useful overview of the material provisions of the Notes, the Indenture, the Collateral Documents and the Intercreditor Agreements. Since this Description of New Notes is only a summary, it does not contain all of the details found in the full text of, and is qualified in its entirety by the provisions of, the Notes, the Indenture, the Collateral Documents and the Intercreditor Agreements. You should refer to the Indenture, the Collateral Documents and the Intercreditor Agreements for a complete description of the obligations of Diebold, the Guarantors and your rights. Diebold will make copies of the Indenture, the Collateral Documents and the Intercreditor Agreements available to the Noteholders and to prospective investors upon request.

You will find the definitions of capitalized terms used in this description under the heading “—Certain Definitions.” For purposes of this “Description of the New Notes,” references to “Diebold,” the “Company,” “we,” “our” and “us” refer only to Diebold Nixdorf, Incorporated and not to any of its Subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in other sections of this prospectus, the Indenture, or the Intercreditor Agreements, as applicable.

General

The Notes

The Notes are (or, with respect to the New Notes, will be) general senior obligations of Diebold and will:

•

be limited to an aggregate principal amount of up to $405,728,814 (including the Private Notes and the New Notes, plus any PIK Interest paid in accordance with the terms of the Indenture plus any additional principal amounts required to be paid in kind to pay accrued and unpaid interest to, but excluding, December 29, 2022 on Diebold’s existing 2024 Notes that are validly tendered and accepted in the Exchange Offer);

•	mature on October 15, 2026;

•

be unconditionally Guaranteed on a senior basis by each Guarantor and any other Non-Guarantor Subsidiary that guarantees other Indebtedness for borrowed money above a threshold of Diebold or any Subsidiary domiciled in any Specified Jurisdiction, subject to the Guaranty and Security Principles (as defined below). See “—Note guarantees”;

•	be issued in denominations of $2,000 and integral multiples of $1.00 in excess thereof;

•

be secured by Liens, with the priority of such Liens conforming to the Lien Priority Principles (as defined below), subject to Permitted Liens, on the Collateral (as defined below) (which Collateral will also secure the ABL Facility, the Superpriority Credit Facility, the 2025 Notes, the 2025 Credit Facility and, other than with respect to the Released Domestic Collateral and the Foreign Collateral, the 2023 Credit Facility, with the priority of such Liens in each case conforming to the Lien Priority Principles) and the Guaranty and Security Principles;

•	rank equally in right of payment with any existing and future senior Indebtedness of Diebold;

•

be effectively senior to (i) all unsecured Indebtedness and any future Junior Lien Indebtedness of Diebold to the extent of the value of the Collateral (after giving effect to any Permitted Liens, including Liens securing any Priority Secured Indebtedness) and (ii) the ABL Indebtedness with respect to the value of Non-ABL Priority Collateral;

•	be effectively equal to Diebold’s Obligations under any Pari Passu Secured Indebtedness;

•

be effectively junior to Diebold’s Priority Secured Indebtedness to the extent of the value of the assets of Diebold that are Collateral securing such obligations on a senior basis; provided that, solely for purposes of the intercreditor relationship between the Superpriority Credit Facility, the 2025 Notes, the 2025 Term Loans and the Notes, all property and assets of Foreign Subsidiaries that are Guarantors and proceeds thereof will be deemed to constitute Collateral, regardless of whether a perfected security interest in and lien on such property or proceeds has been created;

•	be senior in right of payment to any future Subordinated Obligations of Diebold;

•	be structurally subordinated to all liabilities of any Non-Guarantor Subsidiary; and

•

be represented by one or more Attached Notes (as defined below) in definitive form and registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form (other than the Attached Notes). See “Book-entry settlement and clearance.”

The designation of a Subsidiary as an “unrestricted subsidiary” or similar Subsidiary that is not subject to the covenants summarized under “—Certain Covenants” or the Events of Default summarized under “—Events of Default” is not permitted under the Indenture, and all of our Subsidiaries are expected to be subject to the restricted covenants in the Indenture, as applicable.

As of December 31, 2022, after giving effect to the ABL Amendment (and the outstanding exposure under the ABL Facility as of the date thereof) and the Exchange Offer (assuming 100% participation in the Exchange Offer):

•	we would have had approximately $2,776 million of total Indebtedness (including the Notes);

•	we would have had approximately $71 million of undrawn commitments under the ABL Facility (which, during the Waiver Period, may not be utilized); and

•

our Non-Guarantor Subsidiaries would have had approximately $131 million of liabilities (including debt and trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the Notes.

Although the Indenture will restrict the incurrence of additional Indebtedness, these restrictions are and will be subject to a number of qualifications and exceptions and the additional Indebtedness incurred in compliance with these restrictions could be substantial.

The Note Guarantees

Each of the Note Guarantees will:

•	be a general senior obligation of each Guarantor;

•

be secured by Liens, with the priority of such Liens conforming to the Lien Priority Principles, subject to Permitted Liens, on the Collateral of each applicable Guarantor (which Collateral will also secure the ABL Facility, the Superpriority Credit Facility, the 2025 Notes, the 2025 Credit Facility and, other than with respect to the Released Domestic Collateral and the Foreign Collateral, the 2023 Credit Facility, with the priority of such Liens in each case conforming to the Lien Priority Principles), subject to the Guaranty and Security Principles;

•	rank equally in right of payment with any existing and future senior Indebtedness of each such Guarantor;

•

be effectively senior to (i) all unsecured Indebtedness and any future Junior Lien Indebtedness of each such Guarantor to the extent of the value of the assets of such Guarantor that are Collateral (after giving effect to any Permitted Liens, including Liens securing any Priority Secured Indebtedness) and (ii) the ABL Indebtedness with respect to the value of Non-ABL Priority Collateral;

•	be effectively equal to each such Guarantor’s Obligations under any Pari Passu Secured Indebtedness;

•

be effectively junior to each such Guarantor’s Priority Secured Indebtedness to the extent of the value of the assets of each such Guarantor that are Collateral securing such obligations; provided that, solely for purposes of the intercreditor relationship between the Superpriority Credit Facility, the 2025 Notes, the 2025 Term Loans and the Notes, all property and assets of Foreign Subsidiaries that are Guarantors and proceeds thereof will be deemed to constitute Collateral, regardless of whether a perfected security interest in and lien on such property or proceeds has been created;

•	be senior in right of payment to any future Guarantor Subordinated Obligations of the applicable Guarantor; and

•	be structurally subordinated to all liabilities of any Non-Guarantor Subsidiary.

Although the Indenture will limit the amount of Indebtedness that Diebold and its Subsidiaries may Incur, they may Incur additional Indebtedness, a portion of which may be secured or structurally senior to the Notes.

After giving effect to the ABL Amendment and the Exchange Offer, for the fiscal year ended December 31, 2022, Diebold’s non-guarantor subsidiaries would have represented approximately 36% of our third-party net sales. As of December 31, 2022, after giving effect to the ABL Amendment and the Exchange Offer, Diebold’s non-guarantor subsidiaries would have represented approximately 14% of our total assets (excluding intercompany assets) and would have had approximately $131 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Interest

Interest on the Notes will:

•

accrue at the fixed rate of 8.50% per annum through July 15, 2025, after which it shall accrue at the rate of 8.50% (if paid in cash) or 12.50% (if in the form of PIK Interest), subject to the applicable Interest Period Determination Election (as defined below) made for each applicable Interest Period after such date;

•

increase immediately, upon the occurrence of a Board Candidate Failure Event, by an additional fixed rate of 2.50% (with such increase being solely in the form of PIK Interest) with respect to all remaining days in the Interest Period during which such Board Candidate Failure Event occurred and for all following Interest Periods;

•	accrue from the Original Issue Date or, if interest has already been paid, from the most recent interest payment date;

•

be payable in the form of PIK Interest semi-annually in arrears on January 15 and July 15, commencing on July 15, 2023; provided that, beginning with the first Interest Period commencing on or after July 15, 2025, and at the Company’s option upon notice to the Trustee no later than 15 days prior to the relevant interest payment date (the “Interest Period Determination Election”), interest on the Notes for the relevant Interest Period may accrue and be payable at (i) a fixed rate of 8.50% in cash per annum or (ii) a fixed rate of 12.50% per annum in the form of PIK Interest;

•	be payable to the Noteholders of record at the close of business on January 1 and July 1 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Attached Notes and Attached Warrants

At issuance and until their separation on April 1, 2024 (or an earlier Unit Split Date (as defined under “Description of the Warrants”), if any), the Notes will trade together with the Warrants as a “unit security.” As such, the Notes and the Warrants will not be separately transferable until such date. Any Permitted Equity Issuance Prepayment of the Notes (including any and all accrued PIK Interest on such Notes) prior to April 1, 2024 shall result in the immediate cancellation of the Warrants attached thereto. In addition, any refinancing of Notes (including any and all accrued PIK Interest thereon) in connection with a Change of Control prior to April 1, 2024 shall result in the immediate cancellation of the Warrants attached thereto. In the event of any other repayment, repurchase, redemption or other retirement of the Notes, the Warrants shall not be cancelled and shall immediately detach and be freely transferable. On April 1, 2024, the Warrants shall detach automatically, without any action by the holders thereof, from the Notes and shall be separately transferable as of April 1, 2024 (subject to applicable securities laws).

At the settlement of the Exchange Offer, we will reallocate and deposit with the Units Trustee, as initial custodian for the beneficial owners, attached New Warrants forming part of Units as provided in the Warrant Agreement (the “Attached Warrants”) and one or more attached New Notes forming part of Units as provided in the Indenture (the “Attached Notes”), each in definitive form. The Attached Warrants and Attached Notes will remain in such form until such New Warrants and New Notes become separable on the relevant Unit Split Date as provided in the Unit Agreement (such New Notes, thereinafter, the “Separated Notes” and such New Warrants, thereinafter, the “Separated Warrants”). From and after the Unit Split Date, with certain exceptions, Separated Warrants and Separated Notes, including Separated Warrants and Separated Notes issued upon any transfer or exchange thereof, will be issued in the form of global Warrants in registered form and global Notes in registered form, respectively, which will be deposited on our behalf with DTC (as defined below) (or, at the direction of DTC, with the U.S. Bank Trust Company, National Association, as custodian, or such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC. See “Description of the Units” and “Description of the New Warrants” for additional information regarding the unit securities and the Warrants.

Payments on the Notes; paying agent and registrar

We will pay, or cause to be paid, the principal, premium, if any, and cash interest (in accordance with the terms hereof) on the Notes at the office or agency designated by Diebold, except that we may, at our option, pay any such cash interest on the Notes by check mailed to Noteholders at their registered address set forth in the registrar’s books. In the event we are required (or have properly elected) to pay PIK Interest for any particular Interest Period in accordance with the terms hereof, we will pay the interest due for such Interest Period for all outstanding Notes by increasing the outstanding aggregate principal amount of the Notes or issuing additional Notes (the “PIK Notes”) under the Indenture having the same terms as the Notes (in each case, a “PIK Payment”). Any increase to the outstanding aggregate principal amount of the Notes will be recorded on each

Note by the Registrar on the applicable interest payment date. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the New Notes” include any PIK Notes that are actually issued, and references to “principal amount” or “aggregate principal amount” of the Notes include any increase in the principal amount or aggregate principal amount of the Notes as a result of a PIK Payment. For the avoidance of doubt, any PIK Notes will be part of the same issue as the Notes, including for purposes of determining whether the required percentage of Noteholders have given approval or consent to an amendment, supplement or waiver or joined in directing the Trustee or the Notes Collateral Agent. We have initially designated the corporate trust office of the Trustee to act as our paying agent (the “Paying Agent”) and registrar (the “Registrar”). We may, however, change the Paying Agent or Registrar without prior notice to the Noteholders, and Diebold or any of its Subsidiaries may act as Paying Agent or Registrar.

We will pay the principal, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds (or, in the case of a PIK Payment, by increasing the outstanding aggregate principal amount of such Notes or issuing PIK Notes) to DTC or its nominee, as the case may be, as the registered Noteholder of such global Note. Payments of principal, premium (if any) and interest with respect to the Attached Notes received by the Units Trustee, as the holder of the Attached Notes, under the Indenture, will be distributed ratably to the holders of the Units (calculated as of the applicable record date).

Transfer and exchange

A Noteholder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by Diebold, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but Diebold may require a Noteholder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. Diebold is not required to transfer or exchange any Note selected for redemption or tendered for repurchase in connection with an offer to purchase all of the Notes in connection with a Change of Control Offer or Asset Disposition Offer (each as defined below), except for the unredeemed portion of any Note being redeemed or repurchased in part. Also, Diebold is not required to transfer or exchange any Note for a period of 15 days before the day of any selection of Notes to be redeemed.

The registered Noteholder of a Note will be treated as the owner of it for all purposes.

Additional amounts

All payments by any or each of the Company and the Guarantors in respect of the Notes or any Note Guarantee will be made free and clear of and without any withholding or deduction for or on account of any present or future Taxes (as defined below), unless the withholding or deduction of such Taxes is required by law or the official interpretation thereof, or by the administration thereof. If the Company or any Guarantor shall be required by any Non-U.S. Taxing Jurisdiction (as defined below) to withhold or deduct any Taxes from or in respect of any sum payable or treated as payable under the Notes or any Note Guarantee (including, for the avoidance of doubt, any such Taxes arising by reason of the separation of the Warrants being treated as a payment with respect to the Notes in such jurisdiction), it will (a) pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by beneficial owners of any Notes after such withholding or deduction equal the respective amounts which would have been receivable by such beneficial owners in the absence of such withholding or deduction, (b) make such withholding or deduction, and (c) pay the full amount withheld or deducted to the relevant tax or other authority in accordance with applicable law, except that no such Additional Amounts will be payable in respect of any Note:

(1)

to the extent that such Taxes are imposed or levied by reason of the Noteholder (or the beneficial owner) having some connection with the Non-U.S. Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Note or receiving principal or interest payments on the Note or enforcing rights with respect to the Notes (including but not limited to citizenship, nationality, residence, domicile, or existence of a business, permanent establishment, a dependent agent, a place of business or a place of management present or deemed present in the Non-U.S. Taxing Jurisdiction);

(2)	to the extent that any Tax is imposed other than by deduction or withholding from payments of principal of or premium, if any, or interest on the Notes;

(3)

to the extent that any Tax would not have been imposed but for the failure of the Noteholder (or beneficial owner) to comply with any certification, identification or other reporting requirement concerning its nationality, residence, identity or connection with the Non-U.S. Taxing Jurisdiction if (i) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or part of the Tax, and (ii) the Company, any applicable Guarantor or the Trustee, as the case may be, has given the Noteholders (or beneficial owners) at least 30 days prior notice that they will be required to comply with such requirement;

(4)

to the extent that any Tax would not have been imposed but for the failure of the Noteholder to surrender (where surrender is required) the Note for payment within 30 days after the Company or the applicable Guarantor, as the case may be, has made available a payment of principal or interest, provided that the Company or such Guarantor, as the case may be, will pay Additional Amounts to which a Noteholder would have been entitled had the Note been surrendered on the last day of such 30-day period;

(5)	to the extent that such Taxes are imposed by reason of an estate, inheritance, gift, personal property, value added, use or sales tax or any similar taxes, assessments or other governmental charges;

(6)

to the extent that such Taxes could have been avoided if the Noteholder had presented the relevant Note (where presentation is required) to another Paying Agent in a member state of the European Union;

(7)	to the extent that such Taxes arise pursuant to section 50a para. 7 of the German Income Tax Act (Einkommensteuergesetz – EstG);

(8)

to the extent such Tax is imposed by France on a payment made to a Noteholder solely because (i) the Noteholder is incorporated, domiciled or established in, or acting through an office situated in, a non-cooperative state or territory (État ou territoire non-coopératif) as set out in the lists referred to in Article 238-0 A of the French tax code, as such lists may be amended from time to time (a “Non-Cooperative Jurisdiction”) or (ii) this payment is made to an account opened in the name of or for the benefit of that Noteholder or in a financial institution situated in a Non-Cooperative Jurisdiction; or

(9)	any combination of items (1) through (8) above.

Notwithstanding the foregoing, no Additional Amounts will be paid (i) to a Noteholder that is a fiduciary or a partnership or not the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Noteholder, (ii) with respect to any Dutch Taxes withheld or deducted pursuant to the Dutch Withholding Tax Act (Wet bronbelasting 2021), as in effect on November 28, 2022, in respect of interest payments made (or deemed to be made) to “affiliated entities” (within the meaning of the Dutch Withholding Tax Act (Wet bronbelasting 2021)) or (iii) with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing, FATCA or any law, regulation or official guidance enacted or issued in any jurisdiction with respect thereto.

“Taxes” means all taxes, withholdings, duties, assessments or governmental charges of whatever nature (including any penalties, interest and other liabilities relating thereto) imposed or levied by or on behalf of the jurisdiction of incorporation or tax residency of the Company or any applicable Guarantor or the jurisdiction of incorporation or tax residency of any successor entity to the Company or any such Guarantor, or the jurisdictions of any Paying Agents, or any other jurisdiction through which payment is made, in each case other than the United States, or, in each case, any political subdivision thereof or any authority or agency therein or thereof having power to tax (each, a “Non-U.S. Taxing Jurisdiction”).

At least 10 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 10th day prior to such date, in which case it shall be promptly thereafter), if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, it will deliver to the Trustee and the Paying Agent an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information necessary to enable the Paying Agent to pay such Additional Amounts to Noteholders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters. The Company or any Guarantor, as applicable, will provide the Paying Agent with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, other reasonable documentation) evidencing any payment of any Taxes in respect of which the Company or the Guarantor has paid any Additional Amounts. Copies of such documentation will be made available to the Noteholders or the Paying Agents, as applicable, upon request therefor.

The Company and each Guarantor will also pay any present or future stamp, issue, registration, court or documentary taxes or any excise or property taxes, charges or similar levies (including any penalties, interest and other liabilities relating thereto) which arise in any jurisdiction from the execution, delivery, registration, enforcement or the making of payments in respect of the Notes or its Note Guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not either (i) the United States (or a political subdivision thereof) or (ii) a Non-U.S. Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or its Note Guarantee following the occurrence of any Default or Event of Default (as defined below).

All references in this prospectus to principal of and premium, if any, and interest on the Notes will include any Additional Amounts payable by the Company or any Guarantor in respect of such principal, premium, if any, and interest.

Optional redemption

Diebold may, on any one or more occasions, redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ notice mailed or otherwise sent to each Noteholder in accordance with the applicable procedures of DTC, at the redemption price of 100% (expressed as a percentage of principal amount of the Notes to be redeemed), plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable date of redemption.

If the optional redemption date is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest in respect of Notes subject to redemption will be paid on the redemption date to the Person in whose name the Note is registered at the close of business, on such record date, and no additional interest will be payable to Noteholders whose Notes will be subject to redemption by Diebold.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot in accordance with the applicable procedures of DTC or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, although no Note of $2,000 in principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Noteholder thereof upon cancellation of the original Note.

Any redemption notice may, at Diebold’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Diebold’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Unless Diebold defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Without limiting the generality of the foregoing, in the event the Notes are accelerated or otherwise become due and payable prior to October 15, 2026 as a result of an Event of Default, the Applicable Premium will also be due and payable and shall constitute part of the Obligations under the Notes, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Noteholder’s lost profits as a result thereof. Any premium (including the Applicable Premium) payable above shall be the liquidated damages sustained by each Noteholder as the result of the early redemption and the Company agrees that it is reasonable under the circumstances currently existing. The premium (including the Applicable Premium) shall also be payable in the event the Notes (and/or the Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, exercise of remedies and/or sale of Collateral following Events of Default or any sale of Collateral in an insolvency proceeding, any restructuring, reorganization or compromise of the Obligations under the Notes or other Obligations under the Indenture or any other termination of the Indenture or Notes as a result of any such events.

Mandatory redemption; open market purchases

Diebold is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, Diebold may be required to offer to purchase the Notes as described under the caption “—Repurchase at the Option of Noteholders.”

Diebold may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Note guarantees

On the Issue Date, the Covered Guarantors, and, to the extent not otherwise included in the foregoing, all Subsidiaries that are, (i) as of the Issue Date, guarantors under the 2025 Credit Facility or the 2025 Notes or (ii) Subsidiaries of Diebold Germany (other than Excluded Subsidiaries) that are domiciled in Germany, and the other Subsidiaries of the Company (other than Excluded Subsidiaries) that are domiciled in the Specified Jurisdictions, to the maximum extent permitted by, but subject in all respects to, applicable law (including limitations as to capital maintenance, financial assistance, corporate benefit, exclusion of matters which might be deemed contra legem, director and officer fiduciary and other similar legal duties) and subject in all respects to customary enforcement limitation language and materiality considerations set forth in the Indenture (the “Guaranty and Security Principles”), will Guarantee the Notes. The Guarantors will, jointly and severally, irrevocably and unconditionally (subject to the Guaranty and Security Principles) guarantee, on a senior basis, Diebold’s Obligations under the Notes and all Obligations under the Indenture. Such Guarantors will, jointly and severally, agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Paying Agent or the Notes Collateral Agent in enforcing any rights under the Note Guarantees. The Note Guarantees will be secured by Liens, with the priority of such Liens conforming to the Lien Priority Principles, subject to Permitted Liens, on the Collateral of each applicable Guarantor (which Collateral will also secure the ABL Facility, the Superpriority Credit Facility, the 2025 Notes, the 2025 Credit Facility and, other than with respect to the Released Domestic Collateral and the

Foreign Collateral, the 2023 Credit Facility, with the priority of such Liens in each case conforming to the Lien Priority Principles). Notwithstanding the foregoing, with respect to any Covered Guarantor that is restricted or prohibited from guaranteeing the Notes on the Issue Date due to applicable works council or similar ongoing processes, such Covered Guarantor will promptly execute a supplemental indenture following the completion of such processes to provide Guarantee of the Notes to the extent permitted following such processes and required by the terms of the Indenture.

Any entity that makes a payment under its Note Guarantee will be entitled upon payment in full of all Obligations that are Guaranteed under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a preference, fraudulent conveyance or fraudulent transfer under applicable law. In particular, the Note Guarantee granted by the Spanish Guarantor will not cover those obligations or liabilities which, if guaranteed, will constitute an infringement of Spanish financial assistance laws in accordance with Articles 143 and 150 of the Spanish Companies Act or in any other legal provision that may substitute such Articles 143 and/or 150 or be applicable to any Spanish Guarantor in respect of such financial assistance. If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such Indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the New Securities and Other Indebtedness—Federal and state fraudulent transfer laws may permit a court to void the Exchange Notes, the guarantees and the grant of liens, or to subordinate claims in respect of the Exchange Notes, the guarantees and the grant of liens to other debt of the U.S. Issuer or the Subsidiary Guarantors, as applicable, or require noteholders to return payments previously received in respect of the Exchange Notes and, if that occurs, you may not receive full (or any) repayment of the Exchange Notes.”

The Indenture will provide that each Note Guarantee by a Guarantor will be automatically and unconditionally released and discharged upon:

(1)

(a)any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation or otherwise) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of the Indenture;

(b)	[reserved];

(c)	[reserved];

(d)	the consent of the Noteholders in accordance with the provisions under the caption “—Amendments and Waivers”;

(e)	Diebold’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance”; or

(f)	the satisfaction and discharge of Diebold’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2)

in the case of clauses (1)(a), (d), (e) and (f) only, such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release have been complied with.

At the written request of Diebold, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release and discharge in respect of the applicable Guarantee.

In the event that any released Guarantor (in the case of clause 1(d) above) thereafter borrows money or guarantees any other Indebtedness for borrowed money of Diebold or any Guarantor, the terms of the consent described in clause 1(d) may provide that such former Guarantor will again provide a Note Guarantee if required pursuant to the covenant described under “Certain Covenants—Future Guarantors.”

Collateral

Assets pledged as collateral

The Notes will be secured, to the maximum extent permitted by law, by second-priority Liens on the Non-ABL Domestic Non-Released Collateral, third-priority Liens on the Non-ABL Domestic Released Collateral and the Non-ABL Foreign Collateral, and fourth-priority Liens on the ABL Priority Collateral, in each case, subject to Permitted Liens (collectively, the “Lien Priority Principles”), subject to certain perfection requirements (including any actions required from time to time to perfect any pledge over assets subject to certificate of title (which actions will be limited to filing only)), on substantially all of the assets of Diebold and the Guarantors (with the exception of Excluded Property (as defined below)), subject to the Guaranty and Security Principles.

The Collateral will exclude certain property (the “Excluded Property”) including, without limitation:

(1)

any fee-owned real property located outside the United States (i) that is excluded to the extent that security interests over such assets would result in material adverse tax treatment or (ii) that is not Material Real Property;

(2)	any fee-owned real property located in the United States that is not Material Real Property;

(3)

leasehold interests (it being understood that there shall be no requirement to obtain leasehold mortgages/deeds of trusts, landlord waivers, estoppels, collateral access letters or similar third- party agreements or consents);

(4)

those assets over which the granting of security interests in such assets would be prohibited by applicable law or regulation (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or the PPSA, as applicable), or to the extent that such security interests would result in material adverse tax consequences to Diebold and its Subsidiaries, taken as a whole, as reasonably determined in good faith by Diebold;

(5)

those assets as to which the Superpriority Credit Facility Administrative Agent (acting at the direction of the Required Superpriority Lenders) and Diebold reasonably determine that the costs of obtaining a security interest in such assets or perfection thereof, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) are excessive in relation to the benefit to the holders of Priority Secured Indebtedness under the Superpriority Credit Facility of the security to be afforded thereby;

(6)	any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(7)

to the extent requiring the consent of one or more third parties or prohibited by (including by triggering a change of control provision or, repurchase obligation under) the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement (in each case after taking commercially reasonable efforts to obtain such consent or have such prohibition waived to the extent such actions are reasonably requested by the Superpriority Credit Facility Administrative Agent (acting at the direction of the Required Superpriority Lenders)), equity interests in any person other than Wholly Owned Subsidiaries;

(8)	margin stock;

(9)

letter of credit rights, chattel paper, promissory notes (other than intercompany notes (it being understood and agreed that Diebold and its Subsidiaries may deliver a global intercompany note and allonge in lieu of taking any creation, perfection, priority or other actions with respect to any individual intercompany notes)) and commercial tort claims below a threshold to be mutually and reasonably agreed (except to the extent perfection can be achieved by the filing of a Uniform Commercial Code financing statement or PPSA financing statement in the state of Diebold or such Guarantor’s jurisdiction of organization);

(10)

any governmental licenses or state, provincial, territorial or local franchises, charters and authorizations to the extent security interest is prohibited thereby (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and the PPSA, as applicable, and excluding the proceeds and receivables thereof);

(11)

any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than Diebold or a Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and the PPSA, as applicable, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or the PPSA notwithstanding such prohibition; and

(12)	any property excluded pursuant to the Guaranty and Security Principles;

provided, however, that Excluded Property shall not include any property that is pledged to secure obligations arising in respect of the ABL Facility, Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, or the 2025 Notes Indentures (whether pursuant to the terms at such time of the foregoing or any related documents and other than in accordance with the Guaranty and Security Principles).

In addition, the Notes are not secured by any of the assets of any Non-Guarantor Subsidiary. See “Risk Factors—Risks Related to the Units, the New Warrants, the New Notes and Other Indebtedness— The New Notes will be structurally subordinated to all indebtedness of the U.S. Issuer’s existing and future subsidiaries that do not become guarantors of the New Notes.”

Consistent with the Guaranty and Security Principles, separate agents have been or will be designated to hold security interests on the applicable collateral, in each case, for each of the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, the 2025 Notes and the Notes, resulting in separate liens which will be subject to the applicable lien priorities described below under “Intercreditor Agreements”. To the extent the creation of separate security interests on the same property is not possible, customary or practicable under applicable local law with respect to certain property (including, without limitation, in the case of security established by way of transfer of title), or for administrative purposes (or any other reason) as agreed by the applicable parties, one single agent will hold a single lien on such property to secure all obligations with respect to the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, the 2025 Notes and the Notes, and the applicable lien priorities described below under “Intercreditor Agreements” will be established through contractual arrangements.

Collateral documents

Diebold, the Guarantors and the Notes Collateral Agent entered into the Collateral Documents setting out the terms of the security interests that secure the payment and performance when due of all of the Obligations of Diebold and the Guarantors under the Notes, the Indenture and the Note Guarantees and the Collateral Documents, as provided in the Collateral Documents. Certain security interests in the Collateral may not be in place on the Issue Date or may not be perfected on the Issue Date. Diebold and the Guarantors will do or cause to be done all acts and things that may be required to have all security interests in the personal and real property Collateral duly created and enforceable and perfected on or promptly following the Issue Date, but in any event (i) with respect to Collateral other than intellectual property registered in any non-U.S. jurisdiction, no later than March 29, 2023, (ii) in the case of the delivery of control agreements corresponding to each of their respective U.S. deposit accounts and securities accounts (other than certain excluded accounts), no later than March 29, 2023, (iii) in the case of non-U.S. Guarantors, and subject to the Guaranty and Security Principles, by way of entry into customary foreign law governed security documentation under the law of the jurisdictions of such non-U.S. Guarantors, no later than March 29, 2023, (iv) with respect to intellectual property registered in any non-U.S. jurisdiction, no later than March 29, 2023 and (v) with respect to any real property forming part of the

Collateral and located in the United States, no later than March 29, 2023; provided, however, that with respect to the creation and perfection of the security interests in property with respect to which a Lien may be perfected by the filing of a Uniform Commercial Code or PPSA financing statement (or equivalent), such creation and the filing of the Uniform Commercial Code or PPSA financing statement (or equivalent) was required on the Original Issue Date. Notwithstanding anything to the contrary in the foregoing, no actions in any non-Specified Jurisdiction or required by the laws of any non-Specified Jurisdiction shall be required in order to create any security interests in assets located, titled, registered or filed outside of the Specified Jurisdiction or to perfect such security interests in any such assets (it being understood that there shall be no Collateral Document (or other security agreements, pledge agreements, or share charge (or mortgage) agreements) governed under the laws of any non-Specified Jurisdiction). For the avoidance of doubt, additional Collateral Documents may need to be entered into in certain jurisdictions, on or after the Settlement Date, in order to grant security interests to holders of the New Notes.

To the extent that the Superpriority Credit Facility Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the Collateral or makes any determination in respect of any matters relating to the Collateral, including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Original Issue Date and including with respect to any time periods described in the immediately preceding paragraph), the Notes Collateral Agent, the 2025 Credit Facility Collateral Agent and each of the 2025 Notes Collateral Agents shall be deemed to be satisfied with such deliveries, extensions or waivers, and/or documents and the judgment of the Superpriority Credit Facility Collateral Agent in respect of any such matters under the Superpriority Credit Facility will be deemed to be the judgment of the Notes Collateral Agent the 2025 Credit Facility Collateral Agent and each of the 2025 Notes Collateral Agents in respect of such matters.

When entering into the Collateral Documents, each collateral agent will act in its own name for the benefit of the secured parties, but also (except where the Collateral Documents only secure the “parallel debt” created under the applicable Intercreditor Agreement and owed to such collateral agent) as a representative of the secured parties (including the holders from time to time).

In particular, Collateral Documents granted by the Spanish Guarantor will not cover those obligations or liabilities which, if guaranteed, will constitute an infringement of Spanish financial assistance laws in accordance with Articles 143 and 150 of the Spanish Companies Act or in any other legal provision that may substitute such Articles 143 and/or 150 or be applicable to any Spanish Guarantor in respect of such financial assistance. In addition, Spanish law neither expressly recognizes the concept of collateral agent nor the concept of trustee and, therefore, the collateral agent or trustee structure may not be recognized by Spanish courts. Therefore, the Collateral Documents granted by any Spanish Guarantor must be validly created in favor of all of the secured parties. Otherwise, validity and enforceability of security interests granted in favor of the secured parties through the collateral agent, and enforcement thereof by the collateral agent, may be subject to a due and express power of attorney granted by each of the secured parties in favor of the collateral agent for such purpose, duly notarized and legalized (and, if applicable, duly apostilled in accordance with the Hague Convention of October 5, 1961).

See “Risk Factors—Risks Related to the Units, the New Warrants, the New Notes and Other Indebtedness—Rights of holders of the New Notes in the Collateral may be adversely affected by the failure to create or perfect the security interests in the Collateral.”

Intercreditor agreements

The statements under this section are summaries of the material terms and provisions of the Intercreditor Agreements. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the applicable Intercreditor Agreements.

First Lien Pari Passu Intercreditor Agreement

On the Original Issue Date, the Superpriority Credit Facility Collateral Agent, the Superpriority Credit Facility Administrative Agent, each of the 2025 Notes Collateral Agents, the 2025 Notes Trustees, the 2025 Credit Facility Collateral Agent, the 2025 Credit Facility Administrative Agent, the 2023 Credit Facility Administrative Agent and the 2023 Credit Facility Collateral Agent entered into an intercreditor agreement (as the same may be amended from time to time, the “First Lien Pari Passu Intercreditor Agreement”) which governs the rights and obligations of the Superpriority Credit Facility Collateral Agent, each of the 2025 Notes Collateral Agents, 2025 Credit Facility Collateral Agent and the 2023 Credit Facility Collateral Agent as well as the holders of loans under the Superpriority Credit Facility (the “Superpriority Term Loans”), the holders of the 2025 Notes under the 2025 Notes Indentures, the holders of loans under the 2025 Credit Facility (“2025 Term Loans”) and the holders of loans under the 2023 Credit Facility (the “2023 Term Loans”) with respect to the Non-ABL Domestic Non-Released Collateral (the “First Lien Pari Passu ICA Shared Collateral”). Upon the Discharge (as defined below) of the Obligations under the 2023 Credit Facility, the rights and obligations with respect to the Superpriority Term Loans, the 2025 Term Loans and the 2025 Notes with respect to the Non-ABL Domestic Non-Released Collateral will be governed by the Junior Lien Pari Passu Intercreditor Agreement and the Multi Lien Intercreditor Agreement. The First Lien Pari Passu ICA Shared Collateral includes any property or assets on which a Lien is created or purported to be created, regardless of the enforceability of, any actual or alleged avoidance of, any actual or alleged subordination (equitable or otherwise) of, or any other alleged defects whatsoever with respect to any Lien thereof, and includes any property or assets subject to replacement Liens or adequate protection Liens in favor of any Secured Party.

The First Lien Pari Passu Intercreditor Agreement may be amended from time to time to add other parties holding First Lien Pari Passu Indebtedness permitted to be incurred under the Superpriority Credit Facility without the consent of (i) the holders of the Superpriority Term Loans, (ii) the holders of the 2025 Notes, (iii) the holders of 2025 Term Loans and (iv) the holders of 2023 Term Loans. “First Lien Pari Passu Indebtedness” shall mean all obligations under the Superpriority Term Loans, 2025 Notes Indentures, 2025 Term Loans and 2023 Term Loans, and any other debt that is secured on an equal and ratable basis with the foregoing.

The “Controlling Secured Parties” shall mean, with respect to the First Lien Pari Passu ICA Shared Collateral, (i) at any time when the Superpriority Credit Facility Collateral Agent is the Controlling Collateral Agent, the Superpriority Credit Facility Secured Parties and (ii) at any other time, the Series of First Lien Priority Secured Parties (as defined in the First Lien Pari Passu Intercreditor Agreement) whose Authorized Representative is the Applicable Authorized Representative for such First Lien Pari Passu ICA Shared Collateral. The “Non-Controlling Secured Parties” shall mean, with respect to any First Lien Pari Passu ICA Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such First Lien Pari Passu ICA Shared Collateral. Under the First Lien Pari Passu Intercreditor Agreement, only the “Controlling Collateral Agent” will have the right to act or refrain from acting with respect to the First Lien Pari Passu ICA Shared Collateral, or to take any Enforcement Actions (as defined below). The Controlling Collateral Agent is initially the Superpriority Credit Facility Collateral Agent and will remain the Superpriority Credit Facility Collateral Agent until the earlier of (1) the Discharge of Obligations under the Superpriority Credit Facility, and (2) the First Lien Pari Passu ICA Non-Controlling Authorized Representative Enforcement Date (as defined below) (such earlier date, the “First Lien Pari Passu ICA Controlling Collateral Agent Change Date”). After the First Lien Pari Passu ICA Controlling Collateral Agent Change Date, the Controlling Collateral Agent will be the collateral agent for that series of First Lien Indebtedness (as defined in the First Lien Pari Passu Intercreditor Agreement) which is represented by the First Lien Pari Passu ICA Major Non-Controlling Authorized Representative (as defined below). “Discharge” shall mean (i) payment in full in cash of the principal of, interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding (as defined below) at the rate set forth in the applicable debt documents, whether or not allowed or allowable in such proceeding) and premium (if any) on all applicable obligations outstanding under the applicable debt documents, (ii) payment in full in cash of all other applicable priority obligations that are due and payable or otherwise accrued and owing under or in connection with the applicable debt documents at or prior to the time such principal and interest are paid or commitments referred to in the following clause (iii) are terminated (other than any contingent obligations for which no demand or claim has been made), and (iii) termination of all other commitments of the applicable Secured Parties to extend credit under the applicable debt documents, in each case without giving effect to any limitations on the enforceability thereof, or the enforceability or allowance of the applicable obligations under applicable Bankruptcy Laws or otherwise (including, without limitation, with respect to interest, fees, or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws).

At any time that any of the 2025 Notes Collateral Agents, 2025 Credit Facility Collateral Agent and 2023 Credit Facility Collateral Agent is not the Controlling Collateral Agent, no holder of the 2025 Notes, 2025 Term Loans or 2023 Term Loans shall, or shall instruct any collateral agent to, (A) initiate any Insolvency or Liquidation Proceeding against any Grantor (as defined in the First Lien Pari Passu Intercreditor Agreement) or any Subsidiary of any Grantor, (B) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any First Lien Pari Passu ICA Shared Collateral, any other property of any Grantor or any subsidiary of any Grantor, or otherwise in any manner, or institute any action or proceeding with respect to such rights and remedies (including any action of foreclosure), or (C) contest, protest or object to any foreclosure proceeding or other action brought with respect to the First Lien Pari Passu ICA Shared Collateral or any other property of any Grantor or Subsidiary of any Grantor by the Controlling Collateral Agent, the exercise of any right by the Controlling Collateral Agent (or any agent or sub-agent on behalf thereof) under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Controlling Collateral Agent either is a party or may have rights as a third party beneficiary, or any other exercise by the Controlling Collateral Agent of any rights and remedies relating to the First Lien Pari Passu ICA Shared Collateral, of any Grantor or Subsidiary of any Grantor, or otherwise in respect of the First Lien Pari Passu ICA Shared Collateral (for purposes of this section, each, an “Enforcement Action”), including without limitation the commencement of any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, interim receiver, monitor, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any First Lien Pari Passu ICA Shared Collateral.

The “First Lien Pari Passu ICA Non-Controlling Authorized Representative Enforcement Date” is the date that is 180 days (throughout which 180-day period the applicable Authorized Representative was the First Lien Pari Passu ICA Major Non-Controlling Authorized Representative (as defined below)) after the occurrence of both (a) an Event of Default, as defined in the 2025 Credit Facility or other applicable indenture, credit facility or other agreement evidencing the applicable series of First Lien Pari Passu Indebtedness, and (b) each applicable collateral agent’s and each other Authorized Representative’s receipt of written notice from the Authorized Representative for the applicable series of First Lien Pari Passu Indebtedness certifying that (i) such Authorized Representative is the First Lien Pari Passu ICA Major Non-Controlling Authorized Representative and that an Event of Default, as defined in the 2025 Credit Facility or other applicable indenture, credit facility or other agreement evidencing that series of First Lien Pari Passu Indebtedness has occurred and is continuing and (ii) the First Lien Pari Passu Indebtedness of that series is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the 2025 Credit Facility or other applicable indenture, credit facility or other agreement evidencing that series of First Lien Pari Passu Indebtedness; provided that the First Lien Pari Passu ICA Non-Controlling Authorized Representative Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to any First Lien Pari Passu ICA Shared Collateral (1) at any time the Superpriority Credit Facility Collateral Agent has commenced and is diligently pursuing any Enforcement Action with respect to any First Lien Pari Passu ICA Shared Collateral or (2) at any time Diebold or any applicable guarantor under any applicable Indebtedness that has granted a Lien on such First Lien Pari Passu ICA Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

The Controlling Collateral Agent will only act or refrain from acting with respect to the First Lien Pari Passu ICA Shared Collateral upon the instruction of the Applicable Authorized Representative, and will not follow any instructions with respect to such First Lien Pari Passu ICA Shared Collateral from any representative of any Non-Controlling Secured Party or any other holder of First Lien Pari Passu Indebtedness (other than the Applicable Authorized Representative), and no Authorized Representative of any Non-Controlling Secured Party or any other holder of First Lien Indebtedness (other than the Applicable Authorized Representative) will be entitled to instruct the Controlling Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, interim receiver, monitor, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the First Lien Pari Passu ICA Shared Collateral.

The “Applicable Authorized Representative” is initially the Superpriority Credit Facility Administrative Agent, and each of the 2025 Notes Trustees, 2025 Credit Facility Administrative Agent and the 2023 Credit Facility Administrative Agent, as Authorized Representative in respect of the applicable 2025 Notes Secured Parties, the 2025 Credit Facility Secured Parties and 2023 Credit Facility Secured Parties, as applicable, will have no rights to instruct the Controlling Collateral Agent to take any action under the First Lien Pari Passu Intercreditor Agreement, as applicable, unless and until it becomes the Applicable Authorized Representative.

The Superpriority Credit Facility Administrative Agent will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of Obligations under the Superpriority Credit Facility and (2) the First Lien Pari Passu ICA Non-Controlling Authorized Representative Enforcement Date (such earlier date, the “First Lien Pari Passu ICA Applicable Authorized Agent Change Date”). After the First Lien Pari Passu ICA Applicable Authorized Agent Change Date, the Applicable Authorized Representative will be (i) until the Discharge of the Obligations under the 2025 Credit Facility, the 2025 Credit Facility Administrative Agent, and (ii) after the Discharge of the Obligations under the 2025 Credit Facility, the Authorized Representative of the series of First Lien Pari Passu Indebtedness that constitutes the largest outstanding principal amount of any then outstanding series of First Lien Pari Passu Indebtedness, other than the Superpriority Credit Facility, with respect to the applicable Collateral ((i) or (ii), as applicable, the “First Lien Pari Passu ICA Major Non-Controlling Authorized Representative”).

Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent may deal with the First Lien Pari Passu ICA Shared Collateral as if the Controlling Collateral Agent had a senior Lien on such First Lien Pari Passu ICA Shared Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, Applicable Authorized Representative or Controlling Secured Party (in each case, as defined in the applicable Intercreditor Agreement). Each of the holders of First Lien Pari Passu Indebtedness also will agree that it will not contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the holders of First Lien Pari Passu Indebtedness in all or any part of the Shared Collateral (as defined in the First Lien Pari Passu Intercreditor Agreement), or the provisions of the First Lien Pari Passu Intercreditor Agreement.

If an Event of Default (as defined in the First Lien Pari Passu Intercreditor Agreement) has occurred and is continuing and the Controlling Collateral Agent is taking any Enforcement Action, or any distribution is made with respect to any claims secured by any First Lien Pari Passu ICA Shared Collateral (including any adequate protection claims) in any Insolvency or Liquidation Proceeding of Diebold or any applicable guarantor under any applicable Indebtedness, or any holder of First Lien Pari Passu Indebtedness receives any payment pursuant to any Intercreditor Agreement (other than the First Lien Pari Passu Intercreditor Agreement) with respect to any First Lien Pari Passu ICA Shared Collateral, the proceeds of such Enforcement Action in respect of any such First Lien Pari Passu ICA Shared Collateral by the Controlling Collateral Agent or any such payment received by any other holder of First Lien Pari Passu Indebtedness (or received pursuant to any other Intercreditor Agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Lien Pari Passu Indebtedness is entitled under any other

Intercreditor Agreement shall be applied, subject to the terms of the First Lien Pari Passu Intercreditor Agreement, among the holders of First Lien Pari Passu Indebtedness to the payment in full of the First Lien Pari Passu Indebtedness on a ratable basis, after payment of all amounts owing to each collateral agent of First Lien Pari Passu Indebtedness.

Notwithstanding the foregoing, with respect to any applicable Collateral for which a third party (other than a holder of First Lien Pari Passu Indebtedness) has a Lien that is junior in priority to the security interest of any series of First Lien Pari Passu Indebtedness but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other series of First Lien Pari Passu Indebtedness (such third party, a “First Lien Pari Passu ICA Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such First Lien Pari Passu ICA Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the series of First Lien Pari Passu Indebtedness with respect to which such impairment exists.

None of the holders of First Lien Pari Passu Indebtedness may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other holder of First Lien Pari Passu Indebtedness seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any First Lien Pari Passu ICA Shared Collateral. In addition, none of the holders of First Lien Pari Passu Indebtedness may seek to have any First Lien Pari Passu ICA Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such First Lien Pari Passu ICA Shared Collateral. If any holder of First Lien Pari Passu Indebtedness obtains possession of any First Lien Pari Passu ICA Shared Collateral or realizes any proceeds or payment in respect thereof (including any distribution with respect to any claims secured by any First Lien Pari Passu ICA Shared Collateral (including any adequate protection claims) in any Insolvency or Liquidation Proceeding of Diebold or any Guarantor), at any time prior to the discharge of all of the First Lien Pari Passu Indebtedness, then it must hold such First Lien Pari Passu ICA Shared Collateral, proceeds, payment or distribution in trust for the other holders of First Lien Pari Passu Indebtedness and promptly transfer such First Lien Pari Passu ICA Shared Collateral, proceeds or payment to the Controlling Collateral Agent to be distributed in accordance with the First Lien Pari Passu Intercreditor Agreement.

If Diebold or any Guarantor becomes subject to any Insolvency or Liquidation Proceeding, the First Lien Pari Passu Intercreditor Agreement provides that if Diebold or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing to be provided by one or more lenders (“DIP Lenders”) under section 363 or 364 of the Bankruptcy Code (as defined below), including for the avoidance of doubt, any such financing provided by the Secured Parties as permitted under the First Lien Pari Passu Intercreditor Agreement (“DIP Financing”), or any similar or equivalent provision of any similar Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar or equivalent provision of any similar Bankruptcy Law, each Non-Controlling Secured Party will agree not to object to any such financing or to the Liens on the First Lien Pari Passu ICA Shared Collateral securing the same, or to the use of cash collateral that constitutes First Lien Pari Passu ICA Shared Collateral, unless the Applicable Authorized Representative with respect to such First Lien Pari Passu ICA Shared Collateral opposes or objects to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such First Lien Pari Passu ICA Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any holder of First Lien Pari Passu Indebtedness constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the First Lien Pari Passu Indebtedness of the Controlling Secured Parties), each Non-Controlling Secured Party will confirm the priorities with respect to such Collateral as set forth in the First Lien Pari Passu Intercreditor Agreement, in each case so long as:

(A)

the holders of First Lien Pari Passu Indebtedness retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other holders of First Lien Pari Passu Indebtedness (other than any

Liens of any holder of First Lien Pari Passu Indebtedness constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency or Liquidation Proceeding;

(B)

the holders of First Lien Pari Passu Indebtedness are granted Liens on any additional collateral pledged to any other holders of First Lien Pari Passu Indebtedness as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the other holders of First Lien Pari Passu Indebtedness as set forth in the First Lien Pari Passu Intercreditor Agreement;

(C)

if any amount of such DIP Financing or cash collateral is applied to repay or exchange (including, for the avoidance of doubt, pursuant to a “roll up”) any of the First Lien Indebtedness, such amount is applied or exchanged pursuant to the First Lien Pari Passu Intercreditor Agreement; and

(D)

if any holder of First Lien Pari Passu Indebtedness is granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the First Lien Pari Passu Intercreditor Agreement; provided that the holders of First Lien Pari Passu Indebtedness receiving adequate protection shall not object to any other holder of First Lien Pari Passu Indebtedness receiving adequate protection comparable to any adequate protection granted to such holders of First Lien Pari Passu Indebtedness in connection with a DIP Financing or use of cash collateral.

Notwithstanding the foregoing, each of the 2025 Term Loan Facility Administrative Agent, any holders of 2025 Term Loans, the 2025 Notes Trustees and any holders of the 2025 Notes shall be permitted to propose and support DIP Financing secured by Liens on the First Lien Pari Passu ICA Shared Collateral so long as the holders of 2025 Term Loans and the 2025 Notes are provided a reasonable opportunity to participate pro rata in any such DIP Financing on identical terms. After the occurrence of the First Lien Pari Passu ICA Controlling Collateral Agent Change Date, if the holders of the 2025 Notes are Non-Controlling Secured Parties, then nothing in the First Lien Pari Passu Intercreditor Agreement shall restrict the holders of the 2025 Notes, the 2025 Notes Collateral Agents or the 2025 Notes Trustees from objecting to any DIP Financing proposed by any party that is not the 2025 Term Loan Facility Administrative Agent, a holder of 2025 Term Loans, the 2025 Notes Trustees or a holder of the 2025 Notes. Notwithstanding anything to the contrary in the First Lien Pari Passu Intercreditor Agreement, neither the 2023 Credit Facility Administrative Agent nor holders of the 2023 Term Loans shall be permitted to propose or support a DIP Financing.

The holders of First Lien Pari Passu Indebtedness acknowledge that the First Lien Pari Passu Indebtedness of any series may, subject to the limitations set forth in the Superpriority Credit Facility, 2025 Notes Indentures, 2025 Credit Facility, 2023 Credit Facility or other applicable indenture or credit facility or loan agreement for the applicable series of First Lien Pari Passu Indebtedness, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Pari Passu Intercreditor Agreement defining the relative rights of the holders of First Lien Pari Passu Indebtedness of any series.

Junior Lien Pari Passu Intercreditor Agreement

On the Original Issue Date, each of the 2025 Notes Collateral Agents and the 2025 Notes Trustees entered into an intercreditor agreement (as the same may be amended from time to time, the “Junior Lien Pari Passu Intercreditor Agreement”) with the 2025 Credit Facility Collateral Agent and the 2025 Credit Facility Administrative Agent, which governs the rights and obligations of each of the 2025 Notes Collateral Agents and the 2025 Credit Facility Collateral Agent as well as the holders of the 2025 Notes under the 2025 Notes Indentures and the holders of 2025 Term Loans under the 2025 Credit Facility with respect to the ABL Priority Domestic Collateral, Non-ABL Domestic Released Collateral, ABL Priority Foreign Collateral and Non-ABL Foreign Collateral, (the “Junior Lien Pari Passu ICA Shared Collateral”). The rights and obligations of the foregoing parties with respect to the Non-ABL Domestic Non-Released Collateral shall be governed by the First Lien Pari Passu Intercreditor Agreement. Upon the Discharge of the Obligations under the 2023 Credit Facility, the rights and obligations with respect to the Non-ABL Domestic Non-Released Collateral will be governed by the Junior Lien Pari Passu Intercreditor Agreement. The Junior Lien Pari Passu ICA Shared Collateral includes any property or assets on which a Lien is created or purported to be created, regardless of the enforceability of, any actual or alleged avoidance of, any actual or alleged subordination (equitable or otherwise) of, or any other alleged defects whatsoever with respect to any Lien thereof, and includes any property or assets subject to replacement Liens or adequate protection Liens in favor of any Secured Party.

The Junior Lien Pari Passu Intercreditor Agreement may be amended from time to time to add other parties holding Pari Passu Indebtedness permitted to be incurred under the 2025 Notes Indentures without the consent of either (i) the holders of the 2025 Notes, or (ii) the holders of the 2025 Term Loans under the 2025 Credit Facility. “Pari Passu Indebtedness” shall mean all obligations under the 2025 Notes Indentures and 2025 Term Loans, and any other debt that is secured on an equal and ratable basis with the foregoing.

The “Controlling Secured Parties” shall mean, with respect to the Junior Lien Pari Passu ICA Shared Collateral, (i) at any time when the 2025 Credit Facility Collateral Agent is the Controlling Collateral Agent, the 2025 Credit Facility Secured Parties and (ii) at any other time, the Series of Junior Lien Priority Secured Parties (as defined in the Junior Lien Pari Passu Intercreditor Agreement) whose Authorized Representative is the Applicable Authorized Representative for such Junior Lien Pari Passu ICA Shared Collateral. The “Non-Controlling Secured Parties” shall mean, with respect to any Junior Lien Pari Passu ICA Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Junior Lien Pari Passu ICA Shared Collateral. Under the Junior Lien Pari Passu Intercreditor Agreement, only the Controlling Collateral Agent will have the right to act or refrain from acting with respect to the Junior Lien Pari Passu ICA Shared Collateral, or to take any Enforcement Actions (as defined below). The Controlling Collateral Agent is initially the 2025 Credit Facility Collateral Agent and will remain the 2025 Credit Facility Collateral Agent until the earlier of (1) the Discharge of Obligations under the 2025 Credit Facility, and (2) the Junior Lien Pari Passu ICA Non-Controlling Authorized Representative Enforcement Date (such earlier date, the “Junior Lien Pari Passu ICA Controlling Collateral Agent Change Date”). After the Junior Lien Pari Passu Controlling Collateral Agent Change Date, the Controlling Collateral Agent will be the collateral agent for that series of Pari Passu Secured Indebtedness which is represented by the Junior Lien Pari Passu ICA Major Non-Controlling Authorized Representative (as defined below). “Discharge” shall mean (i) payment in full in cash of the principal of, interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the applicable debt documents, whether or not allowed or allowable in such proceeding) and premium (if any) on all applicable obligations outstanding under the applicable debt documents, (ii) payment in full in cash of all other applicable priority obligations that are due and payable or otherwise accrued and owing under or in connection with the applicable debt documents at or prior to the time such principal and interest are paid or commitments referred to in the following clause (iii) are terminated (other than any contingent obligations for which no demand or claim has been made), and (iii) termination of all other commitments of the applicable Secured Parties to extend credit under the applicable debt documents, in each case without giving effect to any limitations on the enforceability thereof, or the enforceability or allowance of the applicable obligations under applicable Bankruptcy Laws or otherwise (including, without limitation, with respect to interest, fees, or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws).

At any time that the 2025 Notes Collateral Agent is not the Controlling Collateral Agent, no holder of the 2025 Notes shall, or shall instruct any collateral agent to, (A) initiate any Insolvency or Liquidation Proceeding against any Grantor or any Subsidiary of any Grantor, (B) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Junior Lien Pari Passu ICA Shared Collateral, any other property of any Grantor or any subsidiary of any Grantor, or otherwise in any manner, or institute any action or proceeding with respect to such rights and remedies (including any action of foreclosure), or (C) contest, protest or object to any foreclosure proceeding or other action brought with respect to the Junior Lien Pari Passu ICA Shared Collateral or any other property of any Grantor or Subsidiary of any Grantor by the Controlling Collateral Agent, the exercise of any right by the Controlling Collateral Agent (or any agent or sub-agent on behalf thereof) under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Controlling Collateral Agent either is a party or may have rights as a third party beneficiary, or any other exercise by the Controlling Collateral Agent of any rights and remedies relating to the Junior Lien Pari Passu ICA Shared Collateral, of any Grantor or Subsidiary of any Grantor, or otherwise in respect of the Junior Lien Pari Passu ICA Shared Collateral (for purposes of this section, each, an “Enforcement Action”), including without limitation the commencement of any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, interim receiver, monitor, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Junior Lien Pari Passu ICA Shared Collateral.

The “Junior Lien Pari Passu ICA Non-Controlling Authorized Representative Enforcement Date” is the date that is 180 days (throughout which 180-day period the Applicable Authorized Representative was the Junior Lien Pari Passu ICA Major Non-Controlling Authorized Representative) after the occurrence of both (a) an Event of Default, as defined in the 2025 Notes Indentures or other applicable indenture, credit facility or other agreement evidencing the applicable series of Pari Passu Secured Indebtedness, and (b) each applicable collateral agent’s and each other Authorized Representative’s receipt of written notice from the Authorized Representative for the applicable series of Pari Passu Secured Indebtedness certifying that (i) such Authorized Representative is the Junior Lien Pari Passu ICA Major Non-Controlling Authorized Representative and that an Event of Default, as defined in the 2025 Notes Indenture or other applicable indenture, credit facility or other agreement evidencing that series of Pari Passu Secured Indebtedness has occurred and is continuing and (ii) the Pari Passu Secured Indebtedness of that series is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the 2025 Credit Facility or other applicable indenture, credit facility or other agreement evidencing that series of Pari Passu Secured Indebtedness; provided that the Junior Lien Pari Passu ICA Non-Controlling Authorized Representative Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to any Junior Lien Pari Passu ICA Shared Collateral (1) at any time the 2025 Credit Facility Collateral Agent has commenced and is diligently pursuing any Enforcement Action with respect to any Junior Lien Pari Passu ICA Shared Collateral or (2) at any time Diebold or any applicable guarantor under any applicable Indebtedness that has granted a Lien on such Junior Lien Pari Passu ICA Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

The Controlling Collateral Agent will only act or refrain from acting with respect to the Junior Lien Pari Passu ICA Shared Collateral upon the instruction of the Applicable Authorized Representative, and will not follow any instructions with respect to such Junior Lien Pari Passu ICA Shared Collateral from any representative of any Non-Controlling Secured Party or any other holder of Pari Passu Indebtedness (other than the Applicable Authorized Representative), and no Authorized Representative of any Non-Controlling Secured Party or any other holder of Pari Passu Secured Indebtedness (other than the Applicable Authorized Representative) will be entitled to instruct the Controlling Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, interim receiver, monitor, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Junior Lien Pari Passu ICA Shared Collateral.

The Applicable Authorized Representative is initially the 2025 Credit Facility Administrative Agent, and the 2025 Notes Trustee, as Authorized Representative in respect of the applicable 2025 Notes Secured Parties, will have no rights to instruct the Controlling Collateral Agent to take any action under the Junior Lien Pari Passu Intercreditor Agreement unless and until it becomes the applicable Authorized Representative.

The 2025 Credit Facility Administrative Agent will remain the applicable Authorized Representative until the earlier of (1) Discharge of Obligations under the 2025 Credit Facility and (2) the Junior Lien Pari Passu ICA Non-Controlling Authorized Representative Enforcement Date (such earlier date, the “Junior Lien Pari Passu

ICA Applicable Authorized Agent Change Date”). After the Junior Lien Pari Passu ICA Applicable Authorized Agent Change Date, the Applicable Authorized Representative will be the Authorized Representative of the series of Pari Passu Secured Indebtedness that constitutes the largest outstanding principal amount of any then outstanding series of Pari Passu Indebtedness, other than the 2025 Credit Facility, with respect to the applicable Collateral (the “Junior Lien Pari Passu ICA Major Non-Controlling Authorized Representative”).

Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent may deal with the Junior Lien Pari Passu ICA Shared Collateral as if the Controlling Collateral Agent had a senior Lien on such Junior Lien Pari Passu ICA Shared Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, Applicable Authorized Representative or Controlling Secured Party. Each of the holders of Pari Passu Secured Indebtedness also will agree that it will not contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the holders of Pari Passu Secured Indebtedness in all or any part of the Junior Lien Pari Passu ICA Shared Collateral, or the provisions of the Junior Lien Pari Passu Intercreditor Agreement.

If an Event of Default (as defined in the Junior Lien Pari Passu Intercreditor Agreement) has occurred and is continuing and the Controlling Collateral Agent is taking any Enforcement Action to enforce rights in respect of any Junior Lien Pari Passu ICA Shared Collateral, or any distribution is made with respect to any claims secured by any Junior Lien Pari Passu ICA Shared Collateral (including any adequate protection claims) in any Insolvency or Liquidation Proceeding of Diebold or any Guarantor, or any holder of Pari Passu Secured Indebtedness receives any payment pursuant to any intercreditor agreement (other than the Junior Lien Pari Passu Intercreditor Agreement) with respect to any Junior Lien Pari Passu ICA Shared Collateral, the proceeds of any such Enforcement Action in respect of any such Junior Lien Pari Passu ICA Shared Collateral by the Controlling Collateral Agent, or any such payment received by any other holder of Pari Passu Secured Indebtedness (or received pursuant to any other Intercreditor Agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the Pari Passu Secured Indebtedness is entitled under any other Intercreditor Agreement shall be applied, subject to the terms of the Junior Lien Pari Passu Intercreditor Agreement, among the holders of Pari Passu Secured Indebtedness to the payment in full of the Pari Passu Secured Indebtedness on a ratable basis, after payment of all amounts owing to each collateral agent of Pari Passu Secured Indebtedness.

Notwithstanding the foregoing, with respect to any applicable Collateral for which a third party (other than a holder of Pari Passu Secured Indebtedness) has a Lien that is junior in priority to the Lien of any series of Pari Passu Secured Indebtedness but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other series of Pari Passu Secured Indebtedness (such third party, a “Junior Lien Pari Passu ICA Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Junior Lien Pari Passu ICA Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the series of Pari Passu Secured Indebtedness with respect to which such impairment exists.

None of the holders of Pari Passu Secured Indebtedness may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other holder of Pari Passu Secured Indebtedness seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Junior Lien Pari Passu ICA Shared Collateral. In addition, none of the holders of Pari Passu Secured Indebtedness may seek to have any Junior Lien Pari Passu ICA Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Junior Lien Pari Passu ICA Shared Collateral. If any holder of Pari Passu Secured Indebtedness obtains possession of any Junior Lien Pari Passu ICA Shared Collateral or realizes any proceeds or payment in respect thereof (including any distribution with respect to any claims secured by any Junior Lien Pari Passu ICA Shared Collateral (including any adequate protection claims) in any Insolvency or Liquidation Proceeding of Diebold or any Guarantor), at any time prior to the discharge of all of the Pari Passu Secured Indebtedness, then it must hold such Junior Lien Pari Passu ICA Shared Collateral, proceeds, payment or distribution in trust for the other holders of Pari Passu Secured Indebtedness and promptly transfer such Junior Lien Pari Passu ICA Shared Collateral, proceeds or payment to the Controlling Collateral Agent to be distributed in accordance with the Junior Lien Pari Passu Intercreditor Agreement.

If Diebold or any Guarantor becomes subject to any Insolvency or Liquidation Proceeding, the Junior Lien Pari Passu Intercreditor Agreement provides that if Diebold or any Guarantor shall, as debtor(s)-in-possession, move for approval of DIP Financing to be provided by one or more DIP Lenders under Section 363 or 364 of the Bankruptcy Code or any similar or equivalent provision of any similar Bankruptcy Law, including for the avoidance of doubt, any such financing provided by the Secured Parties as permitted under the Junior Lien Pari Passu Intercreditor Agreement, or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar or equivalent provision of any similar Bankruptcy Law, each Non-Controlling Secured Party will agree not to object to any such financing or to the DIP Financing Liens with respect to Junior Lien Pari Passu ICA Shared Collateral or to any use of cash collateral that constitutes Junior Lien Pari Passu ICA Shared Collateral, unless the Applicable Authorized Representative with respect to such Junior Lien Pari Passu ICA Shared Collateral opposes or objects to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Junior Lien Pari Passu ICA Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any holder of Pari Passu Indebtedness constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the Pari Passu Secured Indebtedness of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Collateral as set forth in the Junior Lien Pari Passu Intercreditor Agreement), in each case so long as:

(A)

the holders of Pari Passu Secured Indebtedness retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other holders of Pari Passu Secured Indebtedness (other than any Liens of any holder of Pari Passu Secured Indebtedness constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency or Liquidation Proceeding;

(B)

the holders of Pari Passu Secured Indebtedness are granted Liens on any additional collateral pledged to any other holders of Pari Passu Secured Indebtedness as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the other holders of Pari Passu Secured Indebtedness as set forth in the Junior Lien Pari Passu Intercreditor Agreement;

(C)

if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Secured Indebtedness, such amount is applied pursuant to the Junior Lien Pari Passu Intercreditor Agreement; and

(D)

if any holder of Pari Passu Secured Indebtedness is granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the Junior Lien Pari Passu Intercreditor Agreement; provided that the holders of Pari Passu Secured Indebtedness receiving adequate protection shall not object to any other holder of Pari Passu Secured Indebtedness receiving adequate protection comparable to any adequate protection granted to such holders of Pari Passu Secured Indebtedness in connection with a DIP Financing or use of cash collateral.

Notwithstanding the foregoing, each of the 2025 Term Loan Facility Administrative Agent, any holders of 2025 Term Loans, the 2025 Notes Trustees and any holders of the 2025 Notes shall be permitted to propose or support DIP Financing secured by Liens on the Junior Lien Pari Passu ICA Shared Collateral so long as the holders of 2025 Term Loans or the 2025 Notes are provided a reasonable opportunity participate pro rata in any DIP Financing on identical terms; provided that the ability of the 2025 Credit Facility Administrative Agent, any holders of 2025 Term Loans, the 2025 Notes Trustee and any holders of the 2025 Notes, in each case, to propose or support DIP Financing shall be subject to the requirements set forth in the First Lien Pari Passu Intercreditor Agreement and the Multi Lien Intercreditor Agreement. If the holders of the 2025 Notes are Non-Controlling Secured Parties, then nothing in the Junior Lien Pari Passu Intercreditor Agreement shall restrict the holders of the 2025 Notes, the 2025 Notes Collateral Agents or the 2025 Notes Trustees from objecting to any DIP Financing proposed by any party that is not the 2025 Term Loan Facility Administrative Agent, a holder of 2025 Term Loans, the 2025 Notes Trustees or a holder of the 2025 Notes.

Any Junior Lien Pari Passu ICA Shared Collateral, proceeds thereof, payment with respect thereto or distribution in respect of a claim secured thereby received by the Controlling Collateral Agent in accordance with the Junior Lien Pari Passu Intercreditor Agreement shall be applied by the Controlling Collateral Agent in accordance with the Multi Lien Intercreditor Agreement and subject, in the case of ABL Priority Domestic Collateral and ABL Priority Foreign Collateral, to the ABL Intercreditor Agreement.

The holders of Pari Passu Secured Indebtedness acknowledge that the Pari Passu Secured Indebtedness of any series may, subject to the limitations set forth in the 2025 Notes Indentures, the 2025 Credit Facility or other applicable indenture or credit facility or loan agreement for the applicable series of Pari Passu Secured Indebtedness, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Junior Lien Pari Passu Intercreditor Agreement defining the relative rights of the holders of Pari Passu Secured Indebtedness of any series.

Non-Released Multi Lien Intercreditor Agreement

The Notes are (or, with respect to the New Notes will be) subject to that certain intercreditor agreement (as the same may be amended from time to time, the “Non-Released Multi Lien Intercreditor Agreement”), dated as of the Original Issue Date, among the Superpriority Credit Facility Administrative Agent, Superpriority Credit Facility Collateral Agent, the 2025 Notes Trustees, each of the 2025 Notes Collateral Agents, the 2025 Credit Facility Administrative Agent, the 2025 Credit Facility Collateral Agent, the 2023 Credit Facility Administrative Agent and the 2023 Credit Facility Collateral Agent (together the “Non-Released Multi Lien ICA First Priority Representatives”) for the holders of Superpriority Term Loans under the Superpriority Credit Facility, the holders of applicable 2025 Notes, the lenders under the 2025 Credit Facility and the lenders under the 2023 Credit Facility, respectively (together, the “Non-Released Multi Lien ICA First Priority Secured Parties”), and the Trustee and Collateral Agent (the “Non-Released Multi Lien ICA Second Priority Representative”) for the holders of Notes (the “Non-Released Multi Lien ICA Second Priority Secured Parties”). The Non-Released Multi Lien Intercreditor Agreement establishes the priority status of the Liens securing the obligations under the Superpriority Credit Facility, 2025 Notes, 2025 Credit Facility and 2023 Credit Facility (“First Priority Obligations”) and the relative junior priority status of the Liens securing the obligations under the Notes (“Second Priority Obligations”) on the Non-ABL Domestic Non-Released Collateral, prior to the Discharge of the Obligations under the 2023 Credit Facility (the “Non-Released Multi Lien ICA Shared Collateral”). The Non-Released Multi Lien ICA Shared Collateral includes any property or assets on which a Lien is created or purported to be created, regardless of the enforceability of, any actual or alleged avoidance of, any actual or alleged subordination (equitable or otherwise) of, or any other alleged defects whatsoever with respect to any Lien thereof, and includes any property or assets subject to replacement Liens or adequate protection Liens in favor of any Secured Party.

Notwithstanding (w) the date, time, manner or order of grant, filing or recordation of any document or instrument, actual or alleged avoidance, enforceability, attachment or perfection of any Liens granted to the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party on the Non-Released Multi Lien ICA Shared Collateral, or of any Liens granted or purported to be granted to the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party on the Non-Released Multi Lien ICA Shared Collateral (or any actual or alleged defect in any of the foregoing), (x) any provision of the UCC, any applicable law (including any Bankruptcy Law), any Second Priority Debt Document or any First Priority Debt Document, (y) whether the applicable Non-Released Multi Lien ICA First Priority Representative or the Non-Released Multi Lien ICA Second Priority Representative, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Non-Released Multi Lien ICA Shared Collateral, or (z) any other circumstance whatsoever, the Non-Released Multi Lien ICA Second Priority Representative, on behalf of itself and each other Non-Released Multi Lien ICA Second Priority Secured Party agrees that:

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any Lien on the Non-Released Multi Lien ICA Shared Collateral securing or purporting to secure any First Priority Obligations now or hereafter held by or on behalf of the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Non-Released Multi Lien ICA Shared Collateral securing or purporting to secure any Second Priority Obligations;

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any Lien on the Non-Released Multi Lien ICA Shared Collateral securing or purporting to secure any Second Priority Obligations now or hereafter held by or on behalf of the Non-Released Multi Lien ICA Second Priority Representative, any other Non-Released Multi Lien ICA Second Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Non-Released Multi Lien ICA Shared Collateral securing or purporting to secure any First Priority Obligations; and

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all Liens on the Non-Released Multi Lien ICA Shared Collateral securing or purporting to secure any First Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Non-Released Multi Lien ICA Shared Collateral securing or purporting to secure any Second Priority Obligations for all purposes, whether or not such Liens securing or purporting to secure any First Priority Obligations are subordinated (including by way of equitable subordination) to any Lien securing any other obligation of Diebold, any Grantor or any other Person or otherwise subordinated (including by way of equitable subordination), voided, avoided, invalidated or lapsed.

The Non-Released Multi Lien ICA Second Priority Representative, on behalf of itself and each other Non-Released Multi Lien ICA Second Priority Secured Party, acknowledges that (a) the terms of the First Priority Debt Documents and the First Priority Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the First Priority Obligations, or a portion thereof, may be refinanced from time to time and (b) the aggregate amount of the First Priority Obligations may be increased, in each case, without notice to or consent by the Non-Released Multi Lien ICA Second Priority Representative or the other Non-Released Multi Lien ICA Second Priority Secured Parties, and without affecting the provisions of the Non-Released Multi Lien Intercreditor Agreement, except as otherwise expressly set forth in the Non-Released Multi Lien Intercreditor Agreement or in the Second Priority Debt Documents, as the case may be. The Lien priorities provided for in the Non-Released Multi Lien Intercreditor Agreement shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of the First Priority Obligations or the Second Priority Obligations, or any portion thereof. As between Diebold and the other Grantors and the Non-Released Multi Lien ICA Second Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of Diebold and the other Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional First Priority Obligations.

So long as the Discharge of First Priority Obligations has not occurred, whether or not an assignment for the benefit of creditors relating to Diebold or any Grantor, whether or not voluntary; or any case commenced by or against Diebold or any Grantor under the Bankruptcy Code or any similar Bankruptcy Law, whether or not voluntary; or any proceeding by or against Diebold or any Grantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, dissolution, marshaling of assets or liabilities, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, in each case, whether or not voluntary and whether or not involving bankruptcy or insolvency, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, monitor, trustee, administrator or other similar official for it or for any substantial part of its property and assets, whether or not voluntary; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth in this definition (other than a solvent reorganization) under the law of any jurisdiction applicable to Diebold or any Grantor (an “Insolvency or Liquidation Proceeding”) has been commenced by or against Diebold or any other Grantor, neither the Non-Released Multi Lien ICA Second Priority Representative nor any other Non-Released Multi Lien ICA Second Priority Secured Party will (A) initiate any Insolvency or Liquidation Proceeding against any Grantor or any Subsidiary of any Grantor, (B) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Non-Released Multi Lien ICA Shared Collateral, any other property of any Grantor or any subsidiary of any Grantor, or otherwise in any manner in respect of any Second Priority Obligations, or institute any action or proceeding with respect to such rights and remedies (including any action of foreclosure), or (C) contest, protest or object to any foreclosure proceeding or other action brought with respect to the Non-Released Multi Lien ICA Shared Collateral or any other First Priority Collateral (as defined below) or any other property of any Grantor or Subsidiary of any Grantor by the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party in respect of the First Priority Obligations, the exercise of any right by the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party (or any agent or sub-agent on behalf thereof) in respect of the First Priority Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party of any rights and remedies relating to the Non-Released Multi Lien ICA Shared Collateral, of any Grantor or Subsidiary of any Grantor, or otherwise in respect of the First Priority Collateral or the First Priority Obligations (for purposes of this section, each, an “Enforcement Action”).

Pursuant to the Non-Released Multi Lien Intercreditor Agreement, regardless of whether an Insolvency or Liquidation Proceeding has been commenced and regardless of the enforceability of, any actual or alleged avoidance of, any actual or alleged subordination (equitable or otherwise) of or any other actual or alleged defects whatsoever with respect to any Liens granted or purported to be granted to any Representative or any other Secured Party on the Non-Released Multi Lien ICA Shared Collateral, or any Proceeds (in each case, as defined in the applicable Intercreditor Agreement) realized from the Non-Released Multi Lien ICA Shared Collateral by the applicable Non-Released Multi Lien ICA First Priority Representative or in an Insolvency or Liquidation Proceeding, including distributions received in respect of claims secured by the Non-Released Multi Lien ICA Shared Collateral (including any adequate protection claims) will be applied in accordance with the terms of the First Priority Debt Documents (in each case, as defined in the applicable Intercreditor Agreement), subject to the terms of the First Lien Pari Passu Intercreditor Agreement, until the Discharge of First Priority Obligations has occurred. “Discharge” shall mean (i) payment in full in cash of the principal of, interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the applicable Debt Documents, whether or not allowed or allowable in such proceeding) and premium (if any) on all applicable Obligations outstanding under the applicable Debt Documents, (ii) payment in full in cash of all other applicable Priority Obligations that are due and payable or otherwise accrued and owing under or in connection with the applicable debt documents at or prior to the time such principal and interest are paid or commitments referred to in the following clause (iii) are terminated (other than any contingent obligations for which no demand or claim has been made), and (iii) termination of all other commitments of the applicable Secured Parties to extend credit under the applicable Debt Documents, in each case without giving effect to any limitations on the enforceability thereof, or the enforceability or allowance of the applicable Obligations under applicable Bankruptcy Laws or otherwise (including, without limitation, with respect to interest, fees, or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws). Upon the Discharge of First Priority Obligations, the applicable Non-Released Multi Lien ICA First Priority Representative shall deliver promptly to the Non-Released Multi Lien ICA Second Priority Representative any Non-Released Multi Lien ICA Shared Collateral, the proceeds of any sale, collection, disposition or other liquidation of Non-Released Multi Lien ICA

Shared Collateral and any payment or distribution made in respect of, or attributable to, the Non-Released Multi Lien ICA Shared Collateral or the value thereof, including in an Insolvency or Liquidation Proceeding (including, for the avoidance of doubt, any distribution of equity or debt securities or other instruments or any additional or replacement collateral provided during any Insolvency or Liquidation Proceeding) and any amounts received by the First Priority Representative or any First Priority Secured Party from a Second Priority Secured Party in respect of Non-Released Multi Lien ICA Shared Collateral (“Proceeds”) or distributions held by it in the same form as received, to be applied by the Non-Released Multi Lien ICA Second Priority Representative to the Second Priority Obligations in such order as specified in the Second Priority Debt Documents. Upon the Discharge of the Second Priority Obligations, any Non-Released Multi Lien ICA Shared Collateral, Proceeds or distributions held by the Non-Released Multi Lien ICA Second Priority Representative in the same form as received shall be applied in such order as specified in the ABL Intercreditor Agreement.

The Non-Released Multi Lien ICA Second Priority Representative, for itself and on behalf of each other Non-Released Multi Lien ICA Second Priority Secured Party, agrees that it shall not (and hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability or enforceability of any Lien securing, or claim asserted with respect to, any First Priority Obligations held (or purported to be held) by or on behalf of the Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party or other agent or trustee therefor. The Non-Released Multi Lien ICA First Priority Representative, for itself and on behalf of each other Non-Released Multi Lien ICA First Priority Secured Party, agrees that it shall not (and hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, or enforceability of any Lien securing, or claim asserted with respect to, any Second Priority Obligations held (or purported to be held) by or on behalf of any of the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party. Notwithstanding the foregoing, no provision in the Non-Released Multi Lien Intercreditor Agreement shall be construed to prevent or impair the rights of the Non-Released Multi Lien ICA First Priority Representative to enforce the Non-Released Multi Lien Intercreditor Agreement (including the priority of the Liens securing the First Priority Obligations as provided in the Non-Released Multi Lien ICA) or any of the First Priority Debt Documents.

In addition to the provisions described above, the Non-Released Multi Lien Intercreditor Agreement imposes certain other customary restrictions and agreements, including the restrictions and agreements described below.

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So long as the First Priority Obligations are outstanding, the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party agree that if any of the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party holds any Lien on any assets or property of any Guarantor or any other Person (in each case, as defined in the applicable Intercreditor Agreement) securing any Second Priority Obligations, that are not also subject to Liens securing all First Priority Obligations under the First Priority Collateral Documents (in each case, as defined in the applicable Intercreditor Agreement), the Non-Released Multi Lien ICA Second Priority Representative or other Non-Released Multi Lien ICA Second Priority Secured Party shall assign such Lien to the applicable Non-Released Multi Lien ICA First Priority Representative as security for the First Priority Obligations for the benefit of the Non-Released Multi Lien ICA First Priority Secured Parties with the Lien and relative Lien priorities and rights of the Non-Released Multi Lien ICA First Priority Lien Representative set forth in the Non-Released Multi Lien Intercreditor Agreement, subject to the terms of the First Lien Pari Passu Intercreditor Agreement.

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So long as the Discharge of First Priority Obligations has not occurred, the Non-Released Multi Lien ICA Second Priority Representative, on behalf of itself and each other Non-Released Multi Lien ICA Second Priority Secured Party, agrees that it will not take or receive any Non-Released Multi Lien ICA Shared Collateral or Proceeds in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Second Priority Obligations. The Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party agree that if they receive Proceeds from the Non-Released Multi Lien ICA Shared Collateral (including any distributions with respect to any claims secured by any Non-Released Multi Lien ICA Shared Collateral (including any adequate protection claims) in any Insolvency or Liquidation Proceeding of Diebold or any applicable guarantor under any applicable Indebtedness in contravention of the Non-Released Multi Lien Intercreditor Agreement), they will turn such Proceeds over to the applicable Non-Released Multi Lien ICA First Priority Representative as required by the Non-Released Multi Lien Intercreditor Agreement.

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So long as the Discharge of First Priority Obligations has not occurred, except as otherwise provided in the Non-Released Multi Lien Intercreditor Agreement, the applicable Non-Released Multi Lien ICA First Priority Representative and the other Non-Released Multi Lien ICA First Priority Secured Parties shall have the exclusive right to take any Enforcement Action and make determinations regarding the release, disposition or restrictions with respect to the Non-Released Multi Lien ICA Shared Collateral or any other First Priority Collateral (in each case, as defined in the applicable Intercreditor Agreement) without any consultation with or the consent of the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party, and the Non-Released Multi Lien ICA Second Priority Representative, on behalf of itself and each Non-Released Multi Lien ICA Second Priority Secured Party, will agree not take any action to hinder any of the foregoing, waive all rights as a junior lien creditor or otherwise to object to any of the foregoing and will not take any action to hinder, delay or interfere with any of the foregoing.

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In the event that the applicable Non-Released Multi Lien ICA First Priority Representative and/or the Non-Released Multi Lien ICA First Priority Secured Parties enter into any amendment, waiver or consent in respect of any of the First Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of the applicable Non-Released Multi Lien ICA First Priority Representative, the other Non-Released Multi Lien ICA First Priority Secured Parties, Diebold, or any applicable guarantor thereunder (including the release of any Liens in First Priority Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document (in each case, as defined in the applicable Intercreditor Agreement), to the maximum extent permitted by the relevant governing law, (unless such automatic application would not comply with formal requirements for amending or changing documents under applicable law) without the consent of the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party and without any action by the Non-Released Multi Lien ICA Second Priority Representative, Diebold or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Collateral Document, except (A) to the extent that a release of such Lien is provided for in the Non-Released Multi Lien Intercreditor Agreement or (B) following an Event of Default or in connection with or in lieu of any exercise of remedies by the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party so long as any proceeds are applied in a manner that is consistent with the Non-Released Multi Lien Intercreditor Agreement, and (ii) no such amendment shall impose any additional duties on the Non-Released Multi Lien ICA Second Priority Representative without its consent. The Non-Released Multi Lien ICA First Priority Secured Parties shall give written notice of such amendment, waiver or consent to the Non-Released Multi Lien ICA Second Priority Representative within ten (10) Business Days after the effectiveness of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent.

•	The Non-Released Multi Lien ICA Second Priority Representative and the other Non-Released Multi Lien ICA Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against Diebold or any applicable guarantor under any applicable Indebtedness in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate or are not otherwise inconsistent with any provision in the Non-Released Multi Lien Intercreditor Agreement (including any provision prohibiting or restricting the Non-Released Multi Lien ICA Second Priority Representative or the other Non-Released Multi Lien ICA Second Priority Secured Parties from taking various actions or making various objections, which actions or objections the Non-Released Multi Lien ICA Second Priority Representative and other Non-Released Multi Lien ICA Second Priority Secured Parties shall not pursue whether acting in such capacities or in any other capacity). Nothing in the Non-Released Multi Lien Intercreditor Agreement shall impair or otherwise adversely affect any rights or remedies the applicable Non-Released Multi Lien ICA First Priority Representative or the Non-Released Multi Lien ICA First Priority Secured Parties may have with respect to the First Priority Collateral.

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The Non-Released Multi Lien ICA Second Priority Representative, for itself and on behalf of each other Non-Released Multi Lien ICA Second Priority Secured Party, agrees that, in the event of a Disposition of any specified item of Non-Released Multi Lien ICA Shared Collateral (x) following an Event of Default, (y) in connection with or in lieu of the exercise of remedies in respect of Collateral by the applicable Non-Released Multi Lien ICA First Priority Representative or (z) if not following an Event of Default or in connection with or in lieu of the exercise of remedies in respect of Collateral by the applicable Non-Released Multi Lien ICA First Priority Representative, so long as such Disposition or release is permitted by the terms of the Second Priority Debt Documents, the Liens upon such Non-Released Multi Lien ICA Shared Collateral (but not on the proceeds thereof) granted to the Non-Released Multi Lien ICA Second Priority Representative and the other Non-Released Multi Lien ICA Second Priority Secured Parties to secure Second Priority Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Non-Released Multi Lien ICA Shared Collateral to secure First Priority Obligations. Upon delivery to the Non-Released Multi Lien ICA Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the First Priority Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Representative and the other Non-Released Multi Lien ICA Second Priority Secured Parties) and any necessary or proper instruments of termination or release prepared by Diebold or any other Grantor, the Non-Released Multi Lien ICA Second Priority Representative will promptly execute, deliver or acknowledge, at Diebold’s or the other Grantor’s sole cost and expense and without any representation or warranty, such instruments to evidence such termination and release of the Liens. Nothing in the Non-Released Multi Lien Intercreditor Agreement will be deemed to affect any agreement of the Non-Released Multi Lien ICA Second Priority Representative, for itself and on behalf of the other Non-Released Multi Lien ICA Second Priority Secured Parties, to release the Liens on the Second Priority Collateral in other circumstances as set forth in the relevant Second Priority Debt Documents.

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Neither the applicable Non-Released Multi Lien ICA First Priority Representative nor any of the other Non-Released Multi Lien ICA First Priority Secured Parties shall be required to marshal any present or future collateral security for any obligations of Diebold or any Subsidiary to the applicable Non-Released Multi Lien ICA First Priority Representative or any Non-Released Multi Lien ICA First Priority Secured Party under the First Priority Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

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The Non-Released Multi Lien ICA Second Priority Representative and any other Non-Released Multi Lien ICA Second Priority Secured Party agree that the applicable Non-Released Multi Lien ICA First Priority Representative and the other Non-Released Multi Lien ICA First Priority Secured Parties have no duties to them in respect of the perfection or maintaining the perfection of Liens with respect to the

Collateral (other than, in the case of the applicable Non-Released Multi Lien ICA First Priority Representative, a duty to hold certain possessory Collateral as bailee of the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party for purposes of perfecting the Liens thereon). In addition, the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party, may waive any claim against the holders of the First Priority Obligations in connection with the manner in which they seek to enforce or collect against the Non-Released Multi Lien ICA Shared Collateral.

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The Non-Released Multi Lien ICA Second Priority Representative, for itself and on behalf of each other Non-Released Multi Lien ICA Second Priority Secured Party, irrevocably constitute and appoint the applicable Non-Released Multi Lien ICA First Priority Representative and any officer or agent of the applicable Non-Released Multi Lien ICA First Priority Representative, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place of the Non-Released Multi Lien ICA Second Priority Representative or such other Non-Released Multi Lien ICA Second Priority Secured Party, or in the applicable Non-Released Multi Lien ICA First Priority Representative’s own name, from time to time in the applicable Non-Released Multi Lien ICA First Priority Representative’s discretion, for the purpose of carrying out the terms of certain sections of the Non-Released Multi Lien Intercreditor Agreement (including those relating to the release of the Liens on the Non-Released Multi Lien ICA Shared Collateral as permitted thereby, including releases upon sales due to any Enforcement Action), to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary or desirable to accomplish the purposes of such sections of the Non-Released Multi Lien Intercreditor Agreement, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments or transfer or release of such Liens.

In addition, if Diebold or any Guarantor is subject to any Insolvency or Liquidation Proceeding, then the Non-Released Multi Lien ICA Second Priority Representative for itself and on behalf of each other Non-Released Multi Lien ICA Second Priority Secured Party agrees that:

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if the applicable Non-Released Multi Lien ICA First Priority Representative shall desire to consent (or not object) to the sale, use or lease of cash or other Collateral, they will affirmatively consent to (if requested by the applicable Non-Released Multi Lien ICA First Priority Representative) raise no objection to and will not otherwise contest or oppose (or support any other Person in raising an objection or otherwise contesting or opposing) such sale, use or lease of such cash or other Collateral;

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if the applicable Non-Released Multi Lien ICA First Priority Representative shall desire to consent (or not object) to Diebold’s or any Guarantor’s or applicable Subsidiary’s obtaining DIP Financing under section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, it will (i) raise no objection to and will not otherwise contest or oppose (or support any other Person in raising an objection or otherwise contesting or opposing) such DIP Financing, and (ii) not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any First Priority Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing, subordinate (and will be deemed hereunder to have subordinated) its Liens on the Second Priority Collateral (as defined in the Non-Released Multi Lien Intercreditor Agreement) to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Obligations are so subordinated to the Liens securing First Priority Obligations under the Non-Released Multi Lien Intercreditor Agreement, (y) any “carve-out” for professional and United States trustee fees agreed to by the applicable Non-Released Multi Lien ICA First Priority Representative, and (z) any adequate protection Liens granted to the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party;

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it will not (in its capacity as a secured or unsecured creditor) directly or indirectly, propose, support or vote in favor of any plan of reorganization or arrangement, liquidating plan, proposal or other dispositive restructuring plan unless such plan (i) pays off, in cash in full, all First Priority Obligations and results in the Discharge of First Priority Obligations, or (ii) provides that acceptance by the class of holders of First Priority Obligations voting thereon in accordance with section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law is an unwaivable condition precedent to such plan’s confirmation and consummation;

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it will not object, contest or support any other Person objecting to or contesting (a) any request by the applicable Non-Released Multi Lien ICA First Priority Representative or any Non-Released Multi Lien ICA First Priority Secured Parties for adequate protection in any form, (b) any objection by the applicable Non-Released Multi Lien ICA First Priority Representative or any Non-Released Multi Lien ICA First Priority Secured Parties to any motion, relief, action or proceeding based on the applicable Non-Released Multi Lien ICA First Priority Representative’s or any Non-Released Multi Lien ICA First Priority Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of interest, fees, expenses or other amounts of the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (as adequate protection or otherwise);

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it will raise no objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any lawful exercise by any Non-Released Multi Lien ICA First Priority Secured Party of the right to credit bid First Priority Obligations at any sale in foreclosure of First Priority Collateral (including, without limitation, pursuant to section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under section 1111(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) with respect to the First Priority Collateral;

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the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party are prohibited from providing DIP Financing to Diebold or any other Grantor unless (i) any liens securing such DIP Financing are junior in priority to the Liens securing any First Priority Obligations and (ii) the order approving such DIP Financing (A) includes customary stipulations as to the validity, priority, perfection, enforceability and non-avoidability of the First Priority Obligations and the Liens securing the First Priority Obligations and (B) provides for adequate protection of the Liens securing the First Priority Obligations that includes (1) periodic cash payments to the Non-Released Multi Lien ICA First Priority Representative, for the benefit of the Non-Released Multi Lien ICA First Priority Secured Parties, in the amount of interest (including any default interest) accruing on the First Priority Obligations; (2) payment of the reasonable fees and expenses of the Non-Released Multi Lien ICA First Priority Secured Parties to the extent provided under the Non-Released Multi Lien ICA First Priority Debt Documents; (3) customary superpriority claims for diminution in value of the First Priority Collateral, senior in right of payment to such DIP Financing and any superpriority claim provided to the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party; (4) customary adequate protection Liens securing such superpriority claims on all collateral that secures such DIP Financing, senior in priority to such DIP Financing and to any adequate protection liens granted to the Non-Released Multi Lien ICA Second Priority Representative, any other Non-Released Multi Lien ICA Second Priority Secured Party; (5) any other right granted to the Non-Released Multi Lien ICA Second Priority Representative or any of the Non-Released Multi Lien ICA Second Priority Secured Parties as adequate protection including, for the avoidance of doubt, the right to terminate the consent to the use of collateral or cash collateral upon the occurrence of agreed termination events. Notwithstanding the foregoing, the right of the Multi Lien ICA First Priority Representative and the other Multi Lien ICA First Priority Secured Parties to object to such DIP Financing for any reason is expressly preserved;

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it will not (x) raise an objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Obligations or the First Priority Collateral made by the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party and (y) until the Discharge of the First Priority Obligations has occurred, seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof without the prior written consent of the applicable Non-Released Multi Lien ICA First Priority Representative;

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it will not oppose or seek to challenge any claim by the applicable Non-Released Multi Lien ICA First Priority Representative or any Non-Released Multi Lien ICA First Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Priority Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise (for this purpose ignoring all claims and Liens held by the Non-Released Multi Lien ICA Second Priority Secured Parties on the Non-Released Multi Lien ICA Shared Collateral);

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until the Discharge of the First Priority Obligations has occurred, it will not assert or enforce any claim under section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Non-Released Multi Lien ICA Shared Collateral;

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to the extent the Non-Released Multi Lien ICA Second Priority Representative or any other Non-Released Multi Lien ICA Second Priority Secured Party has or acquires rights under section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Non-Released Multi Lien ICA Shared Collateral and Proceeds, the Non-Released Multi Lien ICA Second Priority Representative, on behalf of itself and each other Non-Released Multi Lien ICA Second Priority Secured Party, agrees not to assert any such rights in contravention of the Non-Released Multi Lien Intercreditor Agreement without the prior written consent of the applicable Non-Released Multi Lien ICA First Priority Representative, provided that, if requested by the applicable Non-Released Multi Lien ICA First Priority Representative, the Non-Released Multi Lien ICA Second Priority Representative, shall timely exercise such rights in the manner requested by the applicable Non-Released Multi Lien ICA First Priority Representative, including any rights to payments in respect of such rights;

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nothing contained in the Non-Released Multi Lien Intercreditor Agreement, except as expressly provided therein, shall prohibit or in any way limit the applicable Non-Released Multi Lien ICA First Priority Representative or any other Non-Released Multi Lien ICA First Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Non-Released Multi Lien ICA Second Priority Secured Party, including the seeking by any Non-Released Multi Lien ICA Second Priority Secured Party of adequate protection or the asserting by any Non-Released Multi Lien ICA Second Priority Secured Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise; and

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it will raise no objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any Disposition (in each case, as defined in the applicable Intercreditor Agreement) (including pursuant to section 363 of the Bankruptcy Code or any similar provision under any other Bankruptcy Law) of assets of any Guarantor for which the applicable Non-Released Multi Lien ICA First Priority Representative has consented or not objected that provides, to the extent such Disposition is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Second Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Non-Released Multi Lien ICA Shared Collateral securing the First Priority Obligations rank to the Liens on the Non-Released Multi Lien ICA Shared Collateral

securing the Second Priority Obligations pursuant to the Non-Released Multi Lien Intercreditor Agreement, and further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the requisite Non-Released Multi Lien ICA First Priority Representative has consented to such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets.

Multi Lien Intercreditor Agreement

The Notes are (or, with respect to the New Notes, will be) subject to that certain intercreditor agreement (as the same may be amended from time to time, the “Multi Lien Intercreditor Agreement”), dated as of the Original Issue Date, among the Superpriority Credit Facility Administrative Agent and the Superpriority Credit Facility Collateral Agent (the “Multi Lien ICA First Priority Representative”) for the holders of Superpriority Term Loans under the Superpriority Credit Facility (the “Multi Lien ICA First Priority Secured Parties”), the 2025 Notes Trustees, each of the 2025 Notes Collateral Agents, the 2025 Credit Facility Administrative Agent and the 2025 Credit Facility Collateral Agent (together, the “Multi Lien ICA Second Priority Representatives”) for the holders of 2025 Notes and the holders of 2025 Term Loans, respectively (together, the “Multi Lien ICA Second Priority Secured Parties”), and the Trustee and Collateral Agent (the “Multi Lien ICA Third Priority Representative”) for the holders of Notes (the “Multi Lien ICA Third Priority Secured Parties”). The Multi Lien Intercreditor Agreement establishes the priority status of the Liens securing the First Priority Obligations and the relative junior priority status of the Liens securing the Second Priority Obligations and Third Priority Obligations (in each case for purposes hereof, as defined in the Multi Lien Intercreditor Agreement) on the Non-ABL Domestic Released Collateral and the Non-ABL Foreign Collateral (and upon the Discharge of the Obligations under the 2023 Credit Facility, the Non-ABL Domestic Non-Released Collateral) (the “Multi Lien ICA Shared Collateral”). Subject to the terms of the ABL Intercreditor Agreement, as between the Multi Lien ICA First Priority Secured Parties, the Multi Lien ICA Second Priority Secured Parties and the Multi Lien ICA Third Priority Secured Parties, the Multi Lien ICA Shared Collateral shall include the ABL Priority Collateral and the provisions of the Multi Lien Intercreditor Agreement shall apply to the ABL Priority Collateral.

The initial Controlling Non-ABL Representative (as defined in the ABL Intercreditor Agreement) is the Multi Lien ICA First Priority Representative. Upon the Discharge of the First Priority Obligations, the Controlling Non-ABL Representative will be the Applicable Authorized Representative as defined in the First Lien Pari Passu Intercreditor Agreement, unless the Discharge of the Obligations under the 2023 Credit Facility shall have first occurred, in which case the Controlling Non-ABL Representative will be the Applicable Authorized Representative as defined in the Junior Lien Pari Passu Intercreditor Agreement. After the Discharge of the First Priority Obligations, upon the Discharge of the Second Priority Obligations, the Controlling Non-ABL Representative will be the Multi Lien ICA Third Priority Representative.

The Multi Lien ICA Shared Collateral includes any property or assets on which a Lien is created or purported to be created, regardless of the enforceability of, any actual or alleged avoidance of, any actual or alleged subordination (equitable or otherwise) of, or any other alleged defects whatsoever with respect to any Lien thereof, and includes any property or assets subject to replacement Liens or adequate protection Liens in favor of any Secured Party.

Solely for purposes of the intercreditor relationship between the Superpriority Credit Facility, the 2025 Notes, the 2025 Term Loans and the Notes, all property and assets of Foreign Loan Parties and proceeds thereof will be deemed to constitute Foreign Collateral, regardless of whether a perfected security interest in and lien on such property or proceeds has been created.

Notwithstanding (w) the date, time, manner or order of grant, filing or recordation of any document or instrument, actual or alleged avoidance, enforceability, attachment or perfection of any Liens granted to the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party on the Multi Lien ICA Shared Collateral, any Liens granted to the Multi Lien ICA Second Priority Representative or any other

Multi Lien ICA Second Priority Secured Party on the Multi Lien ICA Shared Collateral, or of any Liens granted or purported to be granted to the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party on the Multi Lien ICA Shared Collateral (or any actual or alleged defect in any of the foregoing), (x) any provision of the UCC, any applicable law (including any Bankruptcy Law), any Third Priority Debt Document, Second Priority Debt Document or any First Priority Debt Document, (y) whether the Multi Lien ICA First Priority Representative, the Multi Lien ICA Second Priority Representative or the Multi Lien ICA Third Priority Representative, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Multi Lien ICA Shared Collateral, or (z) any other circumstance whatsoever:

(a) each of the Multi Lien ICA Second Priority Representative, on behalf of itself and each other Multi Lien ICA Second Priority Secured Party, and the Multi Lien ICA Third Priority Representative, on behalf of itself and each other Multi Lien ICA Third Priority Secured Party, respectively, hereby agrees that:

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any Lien on the Multi Lien ICA Shared Collateral securing or purporting to secure any First Priority Obligations, now or hereafter held by or on behalf of the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Multi Lien ICA Shared Collateral securing or purporting to secure any Second Priority Obligations or any Third Priority Obligations;

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any Lien on the Multi Lien ICA Shared Collateral securing or purporting to secure (A) any Second Priority Obligations now or hereafter held by or on behalf of the Multi Lien ICA Second Priority Representative, any other Multi Lien ICA Second Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, or (B) any Third Priority Obligations now or hereafter held by or on behalf of the Multi Lien ICA Third Priority Representative, any other Multi Lien ICA Third Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Multi Lien ICA Shared Collateral securing or purporting to secure any First Priority Obligations;

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all Liens on the Multi Lien ICA Shared Collateral securing or purporting to secure any First Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Multi Lien ICA Shared Collateral securing or purporting to secure any Second Priority Obligations or Third Priority Obligations for all purposes, whether or not such Liens securing or purporting to secure any First Priority Obligations are subordinated (including by way of equitable subordination) to any Lien securing any other obligation of Diebold, any Grantor or any other Person or otherwise subordinated (including by way of equitable subordination), voided, avoided, invalidated or lapsed; and

(b) the Multi Lien ICA Third Priority Representative, on behalf of itself and each other Multi Lien ICA Third Priority Secured Party, hereby agrees that:

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any Lien on the Multi Lien ICA Shared Collateral securing or purporting to secure any Second Priority Obligations, now or hereafter held by or on behalf of the Multi Lien ICA Second Priority Representative or any other Multi Lien ICA Second Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Multi Lien ICA Shared Collateral securing or purporting to secure any Third Priority Obligations;

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any Lien on the Multi Lien ICA Shared Collateral securing or purporting to secure any Third Priority Obligations now or hereafter held by or on behalf of the Multi Lien ICA Third Priority Representative, any other Multi Lien ICA Third Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Multi Lien ICA Shared Collateral securing or purporting to secure any Second Priority Obligations; and

Each of the Multi Lien ICA Second Priority Representative, on behalf of itself and each other Multi Lien ICA Second Priority Secured Party, and the Multi Lien ICA Third Priority Representative, on behalf of itself and each other Multi Lien ICA Third Priority Secured Party, acknowledges that (a) the terms of the First Priority Debt Documents and the First Priority Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the First Priority Obligations, or a portion thereof, may be Refinanced from time to time and (b) the aggregate amount of the First Priority Obligations may be increased, in each case, without notice to or consent by the Multi Lien ICA Second Priority Representative or the other Multi Lien ICA Second Priority Secured Parties, the Multi Lien ICA Third Priority Representative or the other Multi Lien ICA Third Priority Secured Parties, and without affecting the provisions of the Multi Lien Intercreditor Agreement, except as otherwise expressly set forth in the Multi Lien Intercreditor Agreement or in the Second Priority Debt Documents or Third Priority Debt Documents, as the case may be. The Lien priorities provided for in the Multi Lien Intercreditor Agreement shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of the First Priority Obligations, the Second Priority Obligations or the Third Priority Obligations, or any portion thereof. As between Diebold and the other Grantors and the Multi Lien ICA Second Priority Secured Parties or the Multi Lien ICA Third Priority Secured Parties, as applicable, the foregoing provisions will not limit or otherwise affect the obligations of Diebold and the other Grantors contained in any Second Priority Debt Document or Third Priority Debt Document with respect to the incurrence of additional First Priority Obligations.

The Multi Lien ICA Third Priority Representative, on behalf of itself and each other Multi Lien ICA Third Priority Secured Party, acknowledges that (a) the terms of the Second Priority Debt Documents and the Second Priority Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Second Priority Obligations, or a portion thereof, may be Refinanced from time to time and (b) the aggregate amount of the Second Priority Obligations may be increased, in each case, without notice to or consent by the Multi Lien ICA Third Priority Representative or the other Multi Lien ICA Third Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth in the Multi Lien Intercreditor Agreement or in the Third Priority Debt Documents. The Lien priorities provided for in the Multi Lien Intercreditor Agreement shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of the First Priority Obligations, the Second Priority Obligations or the Third Priority Obligations, or any portion thereof. As between Diebold and the other Grantors and the Multi Lien ICA Third Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of Diebold and the other Grantors contained in any Third Priority Debt Document with respect to the incurrence of additional Second Priority Obligations.

So long as the Discharge of First Priority Obligations has not occurred, whether or not an assignment for the benefit of creditors relating to Diebold or any Grantor, whether or not voluntary; or any case commenced by or against Diebold or any Grantor under the Bankruptcy Code or any similar Bankruptcy Law, whether or not voluntary; or any proceeding by or against Diebold or any Grantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, dissolution, marshaling of assets or liabilities, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, in each case, whether or not voluntary and whether or not involving bankruptcy or insolvency, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, monitor, trustee, administrator or other similar official for it or for any substantial part of its property and assets, whether or not voluntary; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth in this definition (other than a solvent reorganization) under the law of any jurisdiction applicable to Diebold or any Grantor (an “Insolvency or Liquidation Proceeding”) has been commenced by or against Diebold or any other Grantor, none of the Multi Lien ICA Second Priority Representative, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party will (A) initiate any Insolvency or Liquidation Proceeding against any Grantor or any Subsidiary of any Grantor, (B) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Multi Lien ICA Shared Collateral, any other property of any Grantor or any subsidiary of any Grantor, or otherwise in any manner in respect of any Second Priority Obligations, or institute any action or proceeding with respect to such rights and remedies (including any action of foreclosure), or (C) contest, protest or object to any foreclosure proceeding or other action brought with respect to the Multi Lien ICA Shared Collateral or any other First Priority Collateral or any other property of any Grantor or Subsidiary of any Grantor by the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party in respect of the First Priority Obligations, the exercise of any right by the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party (or any agent or sub-agent on behalf thereof) in respect of the First Priority Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party of any rights and remedies relating to the Non-Released Multi Lien ICA Shared Collateral, of any Grantor or Subsidiary of any Grantor, or otherwise in respect of the First Priority Collateral or the First Priority Obligations (for purposes of this section, each, an “Enforcement Action”).

Pursuant to the Multi Lien Intercreditor Agreement, regardless of whether an Insolvency or Liquidation Proceeding has been commenced and regardless of the enforceability of, any actual or alleged avoidance of, any actual or alleged subordination (equitable or otherwise) of or any other actual or alleged defects whatsoever with respect to any Liens granted or purported to be granted to any Representative or any other Secured Party on the Multi Lien ICA Shared Collateral, or any Proceeds (in each case, as defined in the applicable Intercreditor Agreement) realized from the Multi Lien ICA Shared Collateral by the Multi Lien ICA First Priority Representative or in an Insolvency or Liquidation Proceeding, including distributions received in respect of claims secured by the Multi Lien ICA Shared Collateral (including any adequate protection claims), will be applied in accordance with the terms of the First Priority Debt Documents until the Discharge of First Priority Obligations has occurred. “Discharge” shall mean (i) payment in full in cash of the principal of, interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the applicable Debt Documents, whether or not allowed or allowable in such proceeding) and premium (if any) on all applicable Obligations outstanding under the applicable Debt Documents, (ii) payment in full in cash of all other applicable Obligations that are due and payable or otherwise accrued and owing under or in connection with the applicable debt documents at or prior to the time such principal and interest are paid or commitments referred to in the following clause (iii) are terminated (other than any contingent obligations for which no demand or claim has been made), and (iii) termination of all other commitments of the applicable Secured Parties to extend credit under the applicable Debt Documents, in each case without giving effect to any limitations on the enforceability thereof, or the enforceability or allowance of the applicable Obligations under applicable Bankruptcy Laws or otherwise (including, without limitation, with respect to interest, fees, or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws). Upon the Discharge of First Priority Obligations, the Multi Lien ICA First Priority Representative shall deliver promptly to the Multi Lien ICA Second Priority Representatives any Multi Lien ICA Shared Collateral, the proceeds of any sale, collection, disposition or other liquidation of Non-Released Multi Lien ICA Shared Collateral and any payment or distribution made in respect of, or attributable to, the Multi Lien ICA Shared Collateral or the value thereof, including in an Insolvency or Liquidation Proceeding (including, for the avoidance of doubt, any distribution of equity or debt securities or other instruments or any additional or replacement collateral provided during any Insolvency or Liquidation Proceeding) and any amounts received by the Multi Lien ICA First Priority Representative or any Multi Lien ICA First Priority Secured Party from a Multi Lien ICA Second Priority Secured Party in respect of Non-Released Multi Lien ICA Shared Collateral (“Proceeds”) or distributions held by it in the same form as received, to be applied by the Multi Lien ICA Second Priority Representatives to the Second Priority Obligations in such order as specified in the Second Priority Debt Documents, subject to the terms of the Junior Lien Pari Passu Intercreditor Agreement. Upon the Discharge of Second Priority Obligations, the Multi Lien ICA Second Priority Representatives shall deliver promptly to the Multi Lien ICA Third Priority Representative any Multi

Lien ICA Shared Collateral, Proceeds or distributions held by it in the same form as received, to be applied by the Multi Lien ICA Third Priority Representative to the Third Priority Obligations in such order as specified in the Third Priority Debt Documents. Upon the Discharge of Third Priority Obligations, any Multi Lien ICA Shared Collateral, Proceeds or distributions held by it in the same form as received shall be applied in such order as specified in the ABL Intercreditor Agreement.

The Multi Lien ICA Third Priority Representative, for itself and on behalf of each other Multi Lien ICA Third Priority Secured Party, agrees that it shall not (and hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability or enforceability of any Lien securing, or claim asserted with respect to, (i) any First Priority Obligations held (or purported to be held) by or on behalf of the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party or other agent or trustee therefor or (ii) any Second Priority Obligations held (or purported to be held) by or on behalf of any of the Multi Lien ICA Second Priority Representative or any other Multi Lien ICA Second Priority Secured Party. The Multi Lien ICA Second Priority Representative, for itself and on behalf of each other Multi Lien ICA Second Priority Secured Party, agrees that it shall not (and hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability or enforceability of any Lien securing, or claim asserted with respect to, (i) any First Priority Obligations held (or purported to be held) by or on behalf of the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party or other agent or trustee therefor or (ii) any Third Priority Obligations held (or purported to be held) by or on behalf of any of the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party. The Multi Lien ICA First Priority Representative, for itself and on behalf of each other Multi Lien ICA First Priority Secured Party, agrees that it shall not (and hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, or enforceability of any Lien securing, or claim asserted with respect to, (i) any Second Priority Obligations held (or purported to be held) by or on behalf of any of the Multi Lien ICA Second Priority Representative or any other Multi Lien ICA Second Priority Secured Party or (ii) any Third Priority Obligations held (or purported to be held) by or on behalf of any of the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party. Notwithstanding the foregoing, no provision in the Multi-Lien Intercreditor Agreement shall be construed to prevent or impair the rights of the Multi Lien ICA First Priority Representative or the Multi Lien ICA Second Priority Representative to enforce the Multi Lien Intercreditor Agreement (including the priority of the Liens securing the First Priority Obligations or Second Priority Obligations, in each case as provided in the Multi Lien Intercreditor Agreement) or any of the First Priority Debt Documents or Second Priority Debt Documents, as applicable.

In addition to the provisions described above, the Multi Lien Intercreditor Agreement imposes certain other customary restrictions and agreements, including the restrictions and agreements described below.

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So long as the First Priority Obligations are outstanding, (x) the Multi Lien ICA Second Priority Representatives and any other Multi Lien ICA Second Priority Secured Party agree that if any of the Multi Lien ICA Second Priority Representatives or any other Multi Lien ICA Second Priority Secured Party shall hold any Lien on any assets or property of any applicable guarantor under any applicable Indebtedness or any other Person securing any Second Priority Obligations that are not also subject to Liens securing all First Priority Obligations under the First Priority Collateral Documents, the Multi Lien ICA Second Priority Representatives or other Multi Lien ICA Second Priority Secured Party, as applicable, shall assign such Lien to the Multi Lien ICA First Priority Representative as security for the First Priority Obligations for the benefit of the Multi Lien ICA First Priority Secured Parties with the Lien and relative Lien priorities and rights of the Multi Lien ICA First Priority Lien Representative set forth in the Multi Lien Intercreditor Agreement, and (y) the Multi Lien ICA Third Priority Representative and any other Multi Lien ICA Third Priority Secured Party agree that if any of the Multi

Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party shall hold any Lien on any assets or property of any applicable guarantor under any applicable Indebtedness or any other Person securing any Third Priority Obligations that are not also subject to Liens securing all First Priority Obligations under the First Priority Collateral Documents or all Second Priority Obligations under the Second Priority Collateral Documents, the Multi Lien ICA Third Priority Representatives or other Multi Lien ICA Third Priority Secured Party, as applicable, shall assign such Lien to the Multi Lien ICA First Priority Representative as security for the First Priority Obligations for the benefit of the Multi Lien ICA First Priority Secured Parties and to the Multi Lien ICA Second Priority Representative as security for all Second Priority Obligations for the benefit of the Multi Lien ICA Second Priority Secured Parties with the Lien and relative Lien priorities and rights of the Multi Lien ICA First Priority Lien Representative set forth in the Multi Lien Intercreditor Agreement.

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So long as the Discharge of First Priority Obligations or Second Priority Obligations has not occurred, each of the Multi Lien ICA Second Priority Representative, on behalf of itself and each other Multi Lien ICA Second Priority Secured Party, and the Multi Lien ICA Third Priority Representative, on behalf of itself and each other Multi Lien ICA Third Priority Secured Party and, agrees that it will not take or receive any Multi Lien ICA Shared Collateral or Proceeds in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Second Priority Obligations or Third Priority Obligations, respectively. The Multi Lien ICA Second Priority Representatives, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative, and any other Multi Lien ICA Third Priority Secured Party agree that if they receive Proceeds from the Multi Lien ICA Shared Collateral (including any distributions with respect to any claims secured by any Multi Lien ICA Shared Collateral (including any adequate protection claims) in any Insolvency or Liquidation Proceeding of Diebold or any Guarantor) in contravention of the Multi Lien Intercreditor Agreement, they will turn such Proceeds or distributions over to the Multi Lien ICA First Priority Representative as required by the Multi Lien Intercreditor Agreement.

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So long as the Discharge of First Priority Obligations has not occurred, except as otherwise provided in the Multi Lien Intercreditor Agreement, the Multi Lien ICA First Priority Representative and the other Multi Lien ICA First Priority Secured Parties shall have the exclusive right to take any Enforcement Action and make determinations regarding the release, disposition or restrictions with respect to the Multi Lien ICA Shared Collateral or any other First Priority Collateral without any consultation with or the consent of the Multi Lien ICA Second Priority Representatives, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party, and each of the Multi Lien ICA Second Priority Representative, on behalf of itself and each Multi Lien ICA Second Priority Secured Party, and the Multi Lien ICA Third Priority Representative, on behalf of itself and each Multi Lien ICA Third Priority Secured Party, will agree not take any action to hinder any of the foregoing, waive all rights as a junior lien creditor or otherwise to object to any of the foregoing and will not take any action to hinder, delay or interfere with any of the foregoing; provided, however, the Multi Lien ICA Second Priority Representatives may commence an Insolvency or Liquidation Proceeding or otherwise exercise any or all such rights or remedies described in the Multi Lien Intercreditor Agreement after the passage of a period of at least 180 days has elapsed since the later of (i) the date on which the Multi Lien ICA Second Priority Representatives declared the existence of any Event of Default under (and as defined in) any Second Priority Debt Documents and demanded the repayment of all the principal amount of any Second Priority Obligations thereunder in full as a result of acceleration and (ii) the date on which the Multi Lien ICA First Priority Representative received from such Multi Lien ICA Second Priority Representatives notice of such declarations of such Event of Default and demand for repayment (the “Standstill Period”); provided, further, that notwithstanding anything in the Multi Lien Intercreditor Agreement to the contrary, in no event shall any Multi Lien ICA Second Priority Representatives or any Multi Lien ICA Second Priority Secured Party commence any Insolvency or Liquidation Proceeding or otherwise exercise any or all rights or remedies described in the Multi Lien Intercreditor Agreement with respect to the Multi Lien ICA Shared Collateral if, notwithstanding the expiration of the Standstill Period,

(x) any Multi Lien ICA First Priority Representative or the applicable Multi Lien ICA First Priority Secured Parties shall have commenced and be diligently pursuing an exercise of their rights or remedies with respect to all or any portion of the Multi Lien ICA Shared Collateral (prompt notice of such exercise to be given to the Multi Lien ICA Second Priority Representatives) or (y) any Guarantor shall be subject to an Insolvency or Liquidation Proceeding.

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In the event that the Multi Lien ICA First Priority Representative and/or the Multi Lien ICA First Priority Secured Parties enter into any amendment, waiver or consent in respect of any of the First Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of the Multi Lien ICA First Priority Representative, the other Multi Lien ICA First Priority Secured Parties, Diebold or any applicable guarantor thereunder (including the release of any Liens in First Priority Collateral), then such amendment, waiver or consent shall apply automatically (unless such automatic application would not comply with formal requirements for amending or changing documents under applicable law), to the maximum extent permitted by the relevant governing law, to any comparable provision of each comparable Second Priority Collateral Document and Third Priority Collateral Document (as defined in the Multi Lien Intercreditor Agreement) without the consent of the Multi Lien ICA Second Priority Representatives, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative, any other Multi Lien ICA Third Priority Secured Party and without any action by the Multi Lien ICA Second Priority Representatives, the Multi Lien ICA Third Priority Representative, Diebold or any applicable guarantor thereunder; provided, however, that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Collateral Document or Third Priority Debt Document, except (A) to the extent that a release of such Lien is provided for in the Multi Lien Intercreditor Agreement or (B) following an Event of Default or in connection with or in lieu of any exercise of remedies by the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party so long as any proceeds are applied in a manner that is consistent with the Multi Lien Intercreditor Agreement, and (ii) no such amendment shall impose any additional duties on the Multi Lien ICA Second Priority Representative or Multi Lien Third Priority Representative without its consent. The Multi Lien ICA First Priority Secured Parties shall give written notice of such amendment, waiver or consent to the Multi Lien ICA Second Priority Representative and Multi Lien ICA Third Priority Representative within ten (10) Business Days after the effectiveness of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent.

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The Multi Lien ICA Second Priority Representatives, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative and any other Multi Lien ICA Third Priority Secured Party may exercise rights and remedies as unsecured creditors against Diebold or any applicable guarantor under any applicable Indebtedness in accordance with the terms of the Second Priority Debt Documents and Third Priority Debt Documents, as applicable, and applicable law so long as such rights and remedies do not violate or are not otherwise inconsistent with any provision in the Multi Lien Intercreditor Agreement (including any provision prohibiting or restricting the Multi Lien ICA Second Priority Representatives, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative and any other Multi Lien ICA Third Priority Secured Party from taking various actions or making various objections, which actions or objections the Multi Lien ICA Second Priority Representatives, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative and any other Multi Lien ICA Third Priority Secured Party shall not pursue whether acting in such capacities or in any other capacity). Nothing in the Multi Lien Intercreditor Agreement shall impair or otherwise adversely affect (x) any rights or remedies the Multi Lien ICA First Priority Representative or the Multi Lien ICA First Priority Secured Parties may have with respect to the First Priority Collateral or (y) any rights or remedies the Multi Lien ICA Second Priority Representative or the Multi Lien ICA Second Priority Secured Parties may have with respect to the Second Priority Collateral.

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Each of the Multi Lien ICA Second Priority Representative, for itself and on behalf of each other Multi Lien ICA Second Priority Secured Party, and the Multi Lien ICA Third Priority Representative, for itself and on behalf of each other Multi Lien ICA Third Priority Secured Party agrees that, in the event of a Disposition of any specified item of Multi Lien ICA Shared Collateral (x) following an Event of Default, (y) in connection with or in lieu of the exercise of remedies in respect of Collateral by the Multi Lien ICA First Priority Representative or the Second Priority Representative, as applicable, or (z) if not following an Event of Default or in connection with or in lieu of the exercise of remedies in respect of Collateral by the Multi Lien ICA First Priority Representative or the Second Priority Representative, as applicable, so long as such Disposition or release is permitted by the terms of the Second Priority Debt Documents or the Third Priority Debt Documents, respectively, the Liens upon such Multi Lien ICA Shared Collateral (but not on the proceeds thereof) granted to the Multi Lien ICA Second Priority Representative and the other Multi Lien ICA Second Priority Secured Parties, or to the Multi Lien ICA Third Priority Representative and the other Multi Lien ICA Third Priority Secured Parties, to secure Second Priority Obligations or Third Priority Obligations, respectively, shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Multi Lien ICA Shared Collateral to secure First Priority Obligations or the Second Priority Obligations, as applicable. Upon delivery to the Multi Lien ICA Second Priority Representative or Multi Lien ICA Third Priority Representative, as applicable, of an Officer’s Certificate stating that any such termination and release of Liens securing the First Priority Obligations or Second Priority Obligations, as applicable, has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Multi Lien ICA Second Priority Representative and the other Multi Lien ICA Second Priority Secured Parties, or the Multi Lien ICA Third Priority Representative and the other Multi Lien ICA Third Priority Secured Parties) and any necessary or proper instruments of termination or release prepared by Diebold or any other Grantor, the Multi Lien ICA Second Priority Representative or the Multi Lien ICA Third Priority Representative, respectively, will promptly execute, deliver or acknowledge, at Diebold’s or the other Grantor’s sole cost and expense and without any representation or warranty, such instruments to evidence such termination and release of the Liens. Nothing in the Multi Lien Intercreditor Agreement will be deemed to affect any agreement of the Multi Lien ICA Second Priority Representative, for itself and on behalf of the other Multi Lien ICA Second Priority Secured Parties, or the Multi Lien ICA Third Priority Representative, for itself and on behalf of the other Multi Lien ICA Third Priority Secured Parties, as applicable, to release the Liens on the Second Priority Collateral or Third Priority Collateral, respectively, in other circumstances as set forth in the relevant Second Priority Debt Documents or Third Priority Debt Documents.

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Neither the Multi Lien ICA First Priority Representative nor any of the other Multi Lien ICA First Priority Secured Parties shall be required to marshal any present or future collateral security for any obligations of Diebold or any Subsidiary to the Multi Lien ICA First Priority Representative or any Multi Lien ICA First Priority Secured Party under the First Priority Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

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The Multi Lien ICA Second Priority Representatives, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party agree that the Multi Lien ICA First Priority Representative or the other Multi Lien ICA First Priority Secured Parties have no duties to them in respect of the perfection or maintaining the perfection of Liens with respect to the Collateral (other than, in the case of the Multi Lien ICA First Priority Representative, a duty to hold certain possessory collateral as bailee of the Multi Lien ICA Second Priority Representatives, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party for purposes of perfecting the Liens thereon). In addition, any Multi Lien ICA Second

Priority Representative, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party waive any claim against the holders of the First Priority Obligations in connection with the manner in which they seek to enforce or collect against the Multi Lien ICA Shared Collateral.

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Each Multi Lien ICA Second Priority Representative, for itself and on behalf of each other Multi Lien ICA Second Priority Secured Party, and the Multi Lien ICA Third Priority Representative, for itself and on behalf of each other Multi Lien ICA Third Priority Secured Party, irrevocably constitute and appoint the Multi Lien ICA First Priority Representative and any officer or agent of the Multi Lien ICA First Priority Representative, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place of the Multi Lien ICA Second Priority Representatives or such other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative or such other Multi Lien ICA Third Priority Secured Party or in the Multi Lien ICA First Priority Representative’s own name, from time to time in the Multi Lien ICA First Priority Representative’s discretion, for the purpose of carrying out the terms of certain sections of the Multi Lien Intercreditor Agreement (including those relating to the release of the Liens on the Multi Lien ICA Shared Collateral as permitted thereby, including releases upon sales due to any Enforcement Action), to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary or desirable to accomplish the purposes of such sections of the Multi Lien Intercreditor Agreement, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments or transfer or release of such Liens.

In addition, if Diebold or any Guarantor is subject to any Insolvency or Liquidation Proceeding, then each of the Multi Lien ICA Second Priority Representatives for itself and on behalf of each other Multi Lien ICA Second Priority Secured Party, and the Multi Lien ICA Third Priority Representative, for itself and on behalf of each other Multi Lien ICA Third Priority Secured Party agree that:

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if the Multi Lien ICA First Priority Representative shall desire to consent (or not object) to the sale, use or lease of cash or other Collateral, they will affirmatively consent to (if requested by the Multi Lien ICA First Priority Representative), raise no objection to and will not otherwise contest or oppose (or support any other Person in raising an objection or otherwise contesting or opposing) such sale, use or lease of such cash or other Collateral;

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if the Multi Lien ICA First Priority Representative shall desire to consent (or not object) to Diebold’s or any Guarantor’s or applicable Subsidiary’s obtaining DIP Financing under section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, they will (i) raise no objection to and will not otherwise contest or oppose (or support any other Person in raising an objection or otherwise contesting or opposing) such DIP Financing and (ii) not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any First Priority Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens on the Second Priority Collateral or its Liens on the Third Priority Collateral (each as defined in the Multi Lien Intercreditor Agreement), as applicable, to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Obligations and the Third Priority Obligations are so subordinated to the Liens securing First Priority Obligations under the Multi Lien Intercreditor Agreement, (y) any “carve-out” for professional and United States Trustee fees agreed to by the Multi Lien ICA First Priority Representative, and (z) any adequate protection Liens granted to the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party;

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they will not (in their capacity as a secured or unsecured creditor) directly or indirectly, propose, support or vote in favor of any plan of reorganization or arrangement, liquidating plan, proposal or other dispositive restructuring plan unless such plan (i) pays off, in cash in full, all First Priority Obligations and results in the Discharge of First Priority Obligations, or (ii) provides that acceptance by the class of holders of First Priority Obligations voting thereon in accordance with section 1126(c)

of the Bankruptcy Code or any similar provision of any other Bankruptcy Law is an unwaivable condition precedent to such plan’s confirmation and consummation;

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they will not object, contest or support any other Person objecting to or contesting (a) any request by the Multi Lien ICA First Priority Representative or any Multi Lien ICA First Priority Secured Parties for adequate protection in any form, (b) any objection by the Multi Lien ICA First Priority Representative or any Multi Lien ICA First Priority Secured Parties to any motion, relief, action or proceeding based on the Multi Lien ICA First Priority Representative’s or any Multi Lien ICA First Priority Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of interest, fees, expenses or other amounts of the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (as adequate protection or otherwise);

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they will raise no objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any lawful exercise by any Multi Lien ICA First Priority Secured Party of the right to credit bid First Priority Obligations at any sale in foreclosure of First Priority Collateral (including, without limitation, pursuant to section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under section 1111(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) with respect to the First Priority Collateral;

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the Multi Lien ICA Second Priority Representative or any other Multi Lien ICA Second Priority Secured Party are prohibited from providing DIP Financing to Diebold or any other Grantor unless (i) any liens securing such DIP Financing are junior in priority to the Liens securing any First Priority Obligations and (ii) the order approving such DIP Financing (A) includes customary stipulations as to the validity, priority, perfection, enforceability and non-avoidability of the First Priority Obligations and the Liens securing the First Priority Obligations and (B) provides for adequate protection of the Liens securing the First Priority Obligations that includes (1) periodic cash payments to the Multi Lien ICA First Priority Representative, for the benefit of the Multi Lien ICA First Priority Secured Parties, in the amount of interest (including any default interest) accruing on the First Priority Obligations, (2) payment of the reasonable fees and expenses of the Multi Lien ICA First Priority Secured Parties to the extent provided under the Multi Lien ICA First Priority Debt Documents; (3) customary superpriority claims for diminution in value of the First Priority Collateral, senior in right of payment to such DIP Financing and any superpriority claim provided to the Multi Lien ICA Second Priority Representative, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party; (4) customary adequate protection Liens securing such superpriority claims on all collateral that secures such DIP Financing, senior in priority to such DIP Financing and to any adequate protection liens granted to the Multi Lien ICA Second Priority Representative, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party; (5) any other right granted to the Multi Lien ICA Second Priority Representative or any of the Multi Lien ICA Second Priority Secured Parties or Multi Lien ICA Third Priority Secured Parties as adequate protection including, for the avoidance of doubt, the right to terminate the consent to the use of collateral or cash collateral upon the occurrence of agreed termination events. Notwithstanding the foregoing, the right of the Multi Lien ICA First Priority Representative and the other Multi Lien ICA First Priority Secured Parties to object to such DIP Financing for any reason is expressly preserved;

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the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party are prohibited from providing DIP Financing to Diebold or any other Grantor unless (i) any liens securing such DIP Financing are junior in priority to the Liens securing any First Priority Obligations and Second Priority Obligations and (ii) the order approving such DIP Financing (A) includes customary stipulations as to the validity, priority, perfection, enforceability and non-avoidability of the First Priority Obligations, the Liens securing the First Priority Obligations, the Second Priority

Obligations and the Liens securing the Second Priority Obligations and (B) provides for adequate protection of the Liens securing the First Priority Obligations and the Liens securing the Second Priority Obligations that includes (1) periodic cash payments to (x) the Multi Lien ICA First Priority Representative, for the benefit of the Multi Lien ICA First Priority Secured Parties, in the amount of interest (including any default interest) accruing on the First Priority Obligations and (y) the Multi Lien ICA Second Priority Representative, for the benefit of the Multi Lien ICA Second Priority Secured Party, in the amount of interest (including any default interest) accruing on the Second Priority Obligations, (2) payment of the reasonable fees and expenses of the Multi Lien ICA First Priority Secured Parties and Multi Lien ICA Second Priority Obligations to the extent provided under the Multi Lien ICA First Priority Debt Documents and Multi Lien ICA Second Priority Debt Documents, respectively; (3) customary superpriority claims for diminution in value of the First Priority Collateral and Second Priority Collateral, senior in right of payment to such DIP Financing and any superpriority claim provided to the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party; (4) customary adequate protection Liens securing such superpriority claims on all collateral that secures such DIP Financing, senior in priority to such DIP Financing and to any adequate protection liens granted to the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party; (5) any other right granted to the Multi Lien ICA Third Priority Representative or any of the Multi Lien ICA Third Priority Secured Parties as adequate protection including, for the avoidance of doubt, the right to terminate the consent to the use of collateral or cash collateral upon the occurrence of agreed termination events. Notwithstanding the foregoing, the right of the Multi Lien ICA First Priority Representative, the other Multi Lien ICA First Priority Secured Parties, the Multi Lien ICA Second Priority Representative, the other Multi Lien ICA Second Priority Secured Parties to object to such DIP Financing for any reason is expressly preserved;

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they will not (x) raise an objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Obligations or the First Priority Collateral made by the Multi Lien ICA First Priority Representative or any other First Priority Secured Party and (y) until the Discharge of the First Priority Obligations has occurred, seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof without the prior written consent of the Multi Lien ICA First Priority Representative;

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they will not oppose or seek to challenge any claim by the Multi Lien ICA First Priority Representative or any Multi Lien ICA First Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Priority Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise (for this purpose ignoring all claims and Liens held by the Multi Lien ICA Second Priority Secured Parties or the Multi Lien ICA Third Priority Secured Parties on the Multi Lien ICA Shared Collateral);

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until the Discharge of the First Priority Obligations has occurred, they will not assert or enforce any claim under section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Multi Lien ICA Shared Collateral;

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to the extent the Multi Lien ICA Second Priority Representatives, any other Multi Lien ICA Second Priority Secured Party, the Multi Lien ICA Third Priority Representative or any other Multi Lien ICA Third Priority Secured Party has or acquires rights under section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Multi Lien ICA Shared Collateral and Proceeds, each of the Multi Lien ICA Second Priority Representatives, on behalf of itself and each other Multi Lien ICA Second Priority Secured Party, and the Multi Lien ICA Third Priority Representative, on behalf of itself and each other Multi Lien ICA Third Priority Secured Party, agrees not to assert any such rights in contravention of the Multi Lien Intercreditor Agreement without the prior written consent of the Multi Lien ICA First Priority Representative, provided that, if requested by the Multi Lien ICA First Priority Representative, the Multi Lien ICA Second Priority Representatives or the Multi Lien ICA Third Priority Representative, as applicable, shall timely exercise such rights in the manner requested by the Multi Lien ICA First Priority Representative, including any rights to payments in respect of such rights;

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nothing contained in the Multi Lien Intercreditor Agreement, except as expressly provided therein, shall prohibit or in any way limit the Multi Lien ICA First Priority Representative or any other Multi Lien ICA First Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Multi Lien ICA Second Priority Secured Party or Multi Lien ICA Third Priority Secured Party, including the seeking by any Multi Lien ICA Second Priority Secured Party or Multi Lien ICA Third Priority Secured Party of adequate protection or the asserting by any Multi Lien ICA Second Priority Secured Party or Multi Lien ICA Third Priority Secured Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise; and

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they will raise no objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any Disposition (including pursuant to section 363 of the Bankruptcy Code or any similar provision under any other Bankruptcy Law) of assets of any Guarantor for which the Multi Lien ICA First Priority Representative has consented or not objected that provides, to the extent such Disposition is to be free and clear of Liens, that the Liens securing the First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Multi Lien ICA Shared Collateral securing the First Priority Obligations rank to the Liens on the Multi Lien ICA Shared Collateral securing the Second Priority Obligations and the Third Priority Obligations pursuant to the Multi Lien Intercreditor Agreement, and further agree that they will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the requisite Multi Lien ICA First Priority Representative has consented to such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets.

Upon the Discharge of First Priority Obligations, the rights of the Multi Lien ICA First Priority Representative and the Multi Lien ICA First Priority Secured Parties provided in the Multi Lien ICA, including but not limited to exercising remedies, proposing amendments, approving actions in bankruptcy, will pass to the Multi Lien ICA Second Priority Representative and Multi Lien ICA Second Priority Secured Parties.

ABL Intercreditor Agreement

The relative priorities on the Non-ABL Priority Collateral and the ABL Priority Collateral, as between the holders of Non-ABL Secured Indebtedness, on the one hand, and the holders of ABL Indebtedness, on the other hand, are established by the terms of the ABL Intercreditor Agreement. The statements under this section are summaries of the material terms and provisions of the ABL Intercreditor Agreement. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the ABL Intercreditor Agreement.

The Non-ABL Priority Collateral and the ABL Priority Collateral will each also serve as collateral to secure the obligations of Diebold and the Guarantors under any future Non-ABL Secured Indebtedness and any future ABL Indebtedness in accordance with the Lien Priority Principles. The rights and remedies under the ABL Intercreditor Agreement in respect of the Non-ABL Priority Collateral and the ABL Priority Collateral, respectively, will be directed by (x) in the case of the Non-ABL Priority Collateral, the applicable representative as determined under the Multi Lien Intercreditor Agreement (the “Controlling Non-ABL Representative”), which shall initially be the Multi Lien ICA First Priority Representative (as defined in the Multi Lien Intercreditor Agreement) and (y) in the case of the ABL Priority Collateral, initially the ABL Collateral Agent.

The Notes are (or, with respect to the New Notes, will be) subject to that certain intercreditor agreement (as the same may be amended from time to time, the “ABL Intercreditor Agreement”), dated as of the Original Issue Date, among the Superpriority Credit Facility Collateral Agent, 2025 Notes Collateral Agents, 2025 Credit Facility Collateral Agent, 2023 Credit Facility Collateral Agent, the Superpriority Credit Facility Administrative Agent, the 2025 Notes Trustees, the 2025 Credit Facility Administrative Agent, the 2023 Credit Facility Administrative Agent, the Trustee and the Notes Collateral Agent (collectively, “Non-ABL Collateral Agents”), on behalf of the holders of Superpriority Term Loans, the holders of 2025 Notes, the holders of 2025 Term Loans, the holders of 2023 Term Loans and the holders of Notes, respectively, Diebold, the Guarantors, the ABL Collateral Agent, on behalf of the secured parties in respect of the ABL Facility and the administrative agent under the ABL Facility. The ABL Intercreditor Agreement governs the relationship of the holders of Non-ABL Secured Indebtedness, on the one hand, and the holders of ABL Indebtedness, on the other hand, with respect to the Non-ABL Priority Collateral, the ABL Priority Collateral and certain other matters. Although the holders of Superpriority Term Loans, the holders of 2025 Notes, the holders of 2025 Term Loans and the holders of Notes are not party to the ABL Intercreditor Agreement, by their acceptance of the Superpriority Credit Facility, 2025 Notes, 2025 Credit Facility, 2023 Credit Facility and the Notes (collectively, “Non-ABL Secured Indebtedness”) they agree to be bound thereby. The holders of the Non-ABL Secured Indebtedness also specifically authorized their respective Non-ABL Collateral Agents and the Controlling Non-ABL Representative to enter into the ABL Intercreditor Agreement on their behalf and to take all actions provided for under the terms of the ABL Intercreditor Agreement and the holders of Non-ABL Secured Indebtedness agree to be bound by such actions. Pursuant to the terms of the ABL Intercreditor Agreement, the Controlling Non-ABL Representative determines the time and method by which the security interests in the Non-ABL Priority Collateral will be enforced and the ABL Collateral Agent determines the time and method by which the security interests in the ABL Priority Collateral will be enforced.

All or a portion of the obligations secured on a first-priority basis by the ABL Priority Collateral consists, or may consist, of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased, reduced or repaid and subsequently re-borrowed. The lien priorities provided for in the ABL Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the obligations secured by the ABL Priority Collateral or the obligations secured by the Non-ABL Priority Collateral (in accordance with the Lien Priority Principles).

In addition, the ABL Intercreditor Agreement provides that, so long as there is ABL Indebtedness outstanding (whether incurred prior to, on or after the Original Issue Date), (1) the holders of ABL Indebtedness may direct the ABL Collateral Agent to take certain actions with respect to the ABL Priority Collateral (including the release of ABL Priority Collateral and the manner of realization) without the consent of the holders of Non-ABL Secured Indebtedness; (2) all Collateral that is subject to a Lien in favor of any Non-ABL Representative shall also be subject to a Lien in favor of the ABL Collateral Agent, in the relative priority based on whether such Collateral is Non-ABL Priority Collateral or ABL Priority Collateral; and (3) Diebold, the Guarantors and each Non-ABL Representative, each on behalf of itself and the holders of Non-ABL Secured Indebtedness, agree that they will not at any time execute or deliver any amendment or other modification to any of the Non-ABL Agreements inconsistent with or in violation of the ABL Intercreditor Agreement. In the event that the ABL Collateral Agent enters into any amendment, waiver or consent in respect of the ABL Facility (to the extent not materially adverse to the holders of the Non-ABL Secured Indebtedness) for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Non-ABL Documents without the consent of or action by any Non-ABL Representative (with all such amendments, waivers and modifications subject to the terms hereof), subject to notice requirements and certain restrictions against amendments reducing or releasing Collateral or adversely affecting rights, duties or obligations of each Non-ABL Representative or the holders of Non-ABL Secured Indebtedness.

In addition, the ABL Intercreditor Agreement provides that, so long as there is Non-ABL Secured Indebtedness outstanding (whether incurred prior to, on or after the Original Issue Date), (1) the Controlling Non-ABL Representative may take certain actions with respect to the Non-ABL Priority Collateral (including the release of Non-ABL Priority Collateral and the manner of realization) without the consent of the holders of the ABL Indebtedness; (2) all Collateral that is subject to a Lien in favor of the ABL Collateral Agent shall also be subject to a Lien in favor of each Non-ABL Representative, in the relative priority based on whether such Collateral is Non-ABL Priority Collateral or ABL Priority Collateral; and (3) Diebold, the Guarantors and the ABL Collateral Agent, on behalf of itself and the holders of the ABL Indebtedness, agrees that they will not at any time execute or deliver any amendment or other modification to any of the documents relating to the ABL Facility inconsistent with or in violation of the ABL Intercreditor Agreement. In the event any Non-ABL Representative enters into any amendment, waiver or consent in respect of the Non-ABL Secured Indebtedness, including any applicable debt, guarantee or collateral documents related thereto, or any other Non-ABL Documents (to the extent not materially adverse to the ABL Secured Parties) for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Non-ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable document for the ABL Facility without the consent of or action by the ABL Collateral Agent (with all such amendments, waivers and modifications subject to the terms hereof), subject to notice requirements and certain restrictions against amendments reducing or releasing Collateral or adversely affecting rights of the ABL Collateral Agent or the lenders under the ABL Facility or holders of any other ABL Indebtedness.

The ABL Intercreditor Agreement provides that each Non-ABL Representative and the holders of the Non-ABL Secured Indebtedness it represents may not exercise any rights and remedies with respect to the ABL Priority Collateral, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the PPSA, the Bankruptcy Code or under any other applicable Bankruptcy Law, at any time when any ABL Indebtedness remains outstanding, and only the ABL Collateral Agent (acting at the direction of the Required Lenders (as defined in the ABL Agreement)) shall be entitled to take any such actions or exercise any such rights and remedies, subject to the following paragraph.

Notwithstanding the preceding paragraph, pursuant to the ABL Intercreditor Agreement, any Non-ABL Representative may exercise its rights and remedies in respect of the ABL Priority Collateral after the passage of a period of 180 days from the date of delivery of a written notice to the ABL Collateral Agent of such Non-ABL Representative’s intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of or during the continuation of an “event of default” under and as defined under any Non-ABL Documents; provided, however, that the such Non-ABL Representative may not exercise any such rights and remedies if, notwithstanding the expiration of such 180-day period, (1) the ABL Collateral Agent (acting at the direction of the Required Lenders ) shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to the ABL Priority Collateral or is diligently attempting to vacate any stay or prohibition against such exercise or (2) an Insolvency or Liquidation Proceeding in respect of any Grantor shall have been commenced.

The ABL Intercreditor Agreement provides that the ABL Collateral Agent and the holders of ABL Indebtedness it represents may not exercise any rights and remedies with respect to the Non-ABL Priority Collateral, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the PPSA, the Bankruptcy Code or under any other applicable Bankruptcy Law, at any time when any Non-ABL Secured Indebtedness remains outstanding, and only the Non-ABL Representatives shall be entitled to take any such actions or exercise any such rights and remedies, subject to the following paragraph.

Notwithstanding the preceding paragraph, the ABL Collateral Agent (acting at the direction of the Required Lenders) may exercise its rights and remedies in respect of the Non-ABL Priority Collateral after the passage of a period of 180 days from the date of delivery of a notice to each Controlling Non-ABL Representative of the ABL Collateral Agent’s intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of or during the continuation of an “event of default” under and as defined under any ABL Documents; provided, however, that the ABL Collateral Agent may not exercise any such rights and remedies if, notwithstanding the expiration of such 180 day period, (1) any Non-ABL Representative shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to the Non-ABL Priority Collateral or is diligently attempting to vacate any stay or prohibition against such exercise or (2) an Insolvency or Liquidation Proceeding in respect of any Grantor shall have been commenced.

Each Non-ABL Representative agrees in the ABL Intercreditor Agreement for itself and on behalf of the holders of Non-ABL Secured Indebtedness, including any applicable guarantee related thereto (and each holder of Non-ABL Secured Indebtedness agrees by its acceptance of Non-ABL Secured Indebtedness), that it will not contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the priority, validity or enforceability of any Lien held by the holders of any ABL Indebtedness secured by any ABL Priority Collateral, or demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such ABL Priority Collateral or the Liens of the ABL Collateral Agent thereon, except to the extent that such rights are expressly granted in the ABL Intercreditor Agreement; it will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on the ABL Priority Collateral pari passu with or senior to, or to give itself any preference or priority relative to, the Liens of the ABL Collateral Agent on the ABL Priority Collateral; it will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency or Liquidation Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer of other disposition of the ABL Collateral by the ABL Collateral Agent or any holder of ABL Indebtedness; it will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, monitor, receiver, interim receiver, administrator, liquidator or similar official appointed for or over, attempt any action to take possession of any ABL Priority Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the ABL Priority Collateral; it will not seek, and waives any right, to have the ABL Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of the ABL Priority Collateral; it will have no right to (x) direct the ABL Collateral Agent or any holder of ABL Indebtedness to exercise any right, remedy or power with respect to the ABL Priority Collateral or (y) consent or object to the exercise by the ABL Collateral Agent or any holder of ABL Indebtedness of any rights, remedy or power with respect to such ABL Priority Collateral or to the timing or manner in which any such right is exercised or not exercised; and it will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the ABL Collateral Agent seeking damages from other relief by way of specific performance, instructions or otherwise, with respect to, and neither the ABL Collateral Agent nor any holder of ABL Indebtedness will be liable for, any action taken or omitted to be taken by the ABL Collateral Agent or any such holder of ABL Indebtedness with respect to the ABL Collateral. The ABL Collateral Agent, for itself and on behalf of the holders of ABL Indebtedness, agrees to similar limitations with respect to their rights in the Non-ABL Priority Collateral.

The ABL Intercreditor Agreement provides that each Non-ABL Representative, on behalf of itself and the holders of the Non-ABL Secured Indebtedness, agrees that each of them shall take such actions as the ABL Collateral Agent (acting at the direction of the Required Lenders ) shall request in connection with the exercise by the holders of the ABL Indebtedness of their rights set forth herein in respect of the ABL Priority Collateral. The ABL Collateral Agent, on behalf of itself and the other holders of the ABL Indebtedness, agrees that each of them shall take such actions as any Non-ABL Representative shall request in connection with the exercise by the holders of the Non-ABL Secured Indebtedness of their rights set forth herein in respect of the Non-ABL Priority Collateral.

Except as otherwise expressly set forth in the ABL Intercreditor Agreement, the holders of ABL Indebtedness may exercise rights and remedies as unsecured creditors against Diebold or any applicable guarantor in accordance with the terms of the documents for the ABL Facility to which such holders of ABL Indebtedness are party and applicable law (including in any Insolvency or Liquidation Proceeding, filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of Diebold or any applicable guarantor), in each case to the extent not inconsistent with the provisions of the ABL Intercreditor Agreement. Except as otherwise expressly set forth in the ABL Intercreditor Agreement, pursuant to the ABL Intercreditor Agreement, the holders of Non-ABL Secured Indebtedness may exercise rights and remedies as unsecured creditors against Diebold or any applicable guarantor in accordance with the terms of the documents governing the Non-ABL Secured Indebtedness to which such holders of Non-ABL Secured Indebtedness are party and applicable law (including in any Insolvency or Liquidation Proceeding, filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of Diebold or any applicable guarantor), in each case to the extent not inconsistent with the provisions of the ABL Intercreditor Agreement.

Also, the ABL Intercreditor Agreement shall include a provision that in the event that the ABL Collateral Agent shall, in the exercise of its rights under the documents for the ABL Facility or otherwise, receive possession or control of any books and records of Diebold or any Guarantor which contain information identifying or pertaining to the Non-ABL Priority Collateral, the ABL Collateral Agent shall upon request from the Controlling Non-ABL Representative and as promptly as practicable thereafter, either make available to the Controlling Non-ABL Representative such books and records for inspection and duplication or provide to the Controlling Non-ABL Representative copies thereof. In the event that any Non-ABL Representative shall, in the exercise of its rights under the applicable Non-ABL Secured Indebtedness security documents or otherwise, receive possession or control of any books and records of Diebold or any Guarantor which contain information identifying or pertaining to any of the ABL Priority Collateral, such Non-ABL Representative shall, subject to any confidentiality restrictions, upon request from the ABL Collateral Agent and as promptly as practicable thereafter, either make available to the ABL Collateral Agent such books and records for inspection and duplication or provide the ABL Collateral Agent copies thereof.

The ABL Intercreditor Agreement also provides that each Non-ABL Representative irrevocably grants the ABL Collateral Agent a non-exclusive worldwide license or right to use, consistent with applicable law, to the extent of such Non-ABL Representative’s interest therein and reasonably requested by the ABL Collateral Agent (acting at the direction of the Required Lenders ), exercisable without payment of royalty or other compensation, any of the intellectual property now or hereafter owned by, licensed to, or otherwise used by any of the Grantors in order for the ABL Collateral Agent (acting at the direction of the Required Lenders ) to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition or realization upon the ABL Priority Collateral in accordance with the terms of the ABL Documents. Each Non-ABL Representative agrees that any sale, transfer or other disposition of any of the intellectual property constituting Non-ABL Priority Collateral (whether by foreclosure or otherwise) will be subject to rights of the ABL Collateral Agent as described above.

The ABL Intercreditor Agreement provides that if any Non-ABL Representative obtains possession or physical control of any Non-ABL Priority Collateral pursuant to the exercise of its rights under the applicable Collateral Documents or under applicable law, it shall promptly notify the ABL Collateral Agent in writing of that fact, and the ABL Collateral Agent shall, within ten Business Days thereafter, notify such Non-ABL Representative in writing as to whether the ABL Collateral Agent wishes to exercise its access rights under the ABL Intercreditor Agreement. In addition, if the ABL Collateral Agent obtains possession or physical control of any Non-ABL Priority Collateral pursuant to the exercise of its rights under the applicable Collateral Documents or under applicable law, it shall promptly notify the Controlling Non-ABL Representative in writing that the ABL Collateral Agent is exercising its access rights under the ABL Intercreditor Agreement.

Upon delivery of such notice, the Controlling Non-ABL Representative shall confer with the ABL Collateral Agent (acting at the direction of the Required Lenders ) in good faith to coordinate with respect to the ABL Collateral Agent’s exercise of such access rights, to enable the ABL Collateral Agent during normal business hours to arrange to convert any ABL Priority Collateral consisting of raw materials or work-in-process into saleable finished goods and/or to arrange to transport such ABL Priority Collateral to a point where such conversion can occur, to otherwise prepare ABL Priority Collateral for sale and/or to arrange or effect the sale of ABL Priority Collateral (including conducting of auctions), all in accordance with the manner in which such matters are completed in the ordinary course of business. During any such access period, the ABL Collateral Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Non-ABL Priority Collateral for the purposes described above. The ABL Collateral Agent shall be obligated to reimburse the applicable Non-ABL Representative for all operating costs of such Non-ABL Priority Collateral (not including insurance) incurred after the commencement of the relevant access period to the extent incurred as a result of the exercise by the ABL Collateral Agent of its access rights, and actually paid by such Non-ABL Representative (or any holder of Non-ABL Secured Indebtedness). The ABL Collateral Agent shall take proper and reasonable care under the circumstances of any Non-ABL Priority Collateral that is used by the ABL Collateral Agent during the access period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Collateral Agent or its agents, representatives or designees, and leave the Non-ABL Priority Collateral in substantially the same condition as it was at the commencement of the occupancy, use or control by the ABL Collateral Agent or its agents, representatives or designees (ordinary wear-and-tear excepted) and the ABL Collateral Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the ABL Priority Collateral. The ABL Collateral Agent shall indemnify and hold harmless each Non-ABL Representative for any injury or damage to Persons or property (ordinary wear-and-tear excepted) and for any losses, claims, liabilities or expenses directly resulting from the occupancy, use or control by the ABL Collateral Agent or its agents, representatives or designees or by the acts or omissions of Persons under its control; provided, however, that the ABL Collateral Agent will not be liable for any diminution in the value of Non-ABL Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. The ABL Collateral Agent and each Non-ABL Representative shall cooperate and use reasonable efforts to ensure that their activities during the access period as described above do not interfere materially with the activities of the other as described above, including the right of any Non-ABL Representative to show the Non-ABL Priority Collateral to prospective purchasers and to ready the Non-ABL Priority Collateral for sale. No Non-ABL Representative shall foreclose or otherwise sell, remove or dispose of any of the Non-ABL Priority Collateral during the access period with respect to such Collateral if the ABL Collateral Agent (acting in good faith) informs the Controlling Non-ABL Representative in writing that such Collateral is reasonably necessary to enable the ABL Collateral Agent to arrange to convert, transport or arrange to sell the ABL Priority Collateral as described above; provided, however, that nothing contained in the ABL Intercreditor Agreement restricts the rights of any Non-ABL Representative from selling, assigning or otherwise transferring any Non-ABL Priority Collateral prior to the expiration of such access period if the purchaser, assignee or transferee thereof agrees to be bound by the applicable provisions of the ABL Intercreditor Agreement. Each such access period shall last for a maximum of 180 days; provided if any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction or is in effect due to an Insolvency or Liquidation Proceeding, such 180-day period shall be tolled during the pendency of any such stay or other order.

If any Grantor becomes subject to a case or proceeding under the Bankruptcy Code or any other applicable Bankruptcy Law at any time when any ABL Obligation remains outstanding, and if the ABL Collateral Agent or the other holders of ABL Indebtedness desire to consent (or not object) to the use of cash collateral that is ABL Priority Collateral, or to provide financing to any Grantor under the Bankruptcy Code or any other applicable Bankruptcy Law or to consent (or not object) to the provision of such financing to any Grantor by any third party (any such financing, an “ABL DIP Financing”), each Non-ABL Representative agrees in the ABL Intercreditor Agreement for itself and on behalf of the holders of Non-ABL Secured Indebtedness, including in respect of the Notes and the Note Guarantees (and each holder of the Notes will agree by its acceptance of the Notes), that it will be deemed to have consented to, and will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on any grounds, including failure to provide “adequate protection” of any Non-ABL Representative’s Lien on the Collateral, and will not request any adequate protection solely as a result of such ABL DIP Financing except as set forth below, and will subordinate (and will be deemed hereunder to have subordinated) its Liens on any ABL Priority Collateral to (A) the Liens securing such ABL DIP Financing on the same terms as the Liens of the ABL Collateral Agent are subordinated thereto (and such subordination will not alter in any manner the terms of the ABL Intercreditor Agreement), (B) any adequate protection to the ABL Collateral Agent and (C) any “carve-out” agreed to by the ABL Collateral Agent or the other holders of ABL Indebtedness, so long as (x) each Non-ABL Representative retains its Lien on the Collateral (in each case, including Proceeds (as defined below) thereof arising after the commencement of the case or proceeding under the Bankruptcy Code or any other applicable Bankruptcy Law) and, as to the Non-ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case or proceeding under the Bankruptcy Code or any other applicable Bankruptcy Law and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the each Non-ABL Representative on the Non-ABL Priority Collateral and (y) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Collateral Agent securing the ABL Indebtedness on ABL Priority Collateral. In no event will the ABL Collateral Agent or any of the holders of ABL Indebtedness seek to obtain a priming Lien on any of the Non-ABL Priority Collateral and nothing contained in the ABL Intercreditor Agreement shall be deemed to be a consent by the Controlling Non-ABL Representative or any of the holders it represents to any adequate protection payments using Non-ABL Priority Collateral.

If any Grantor becomes subject to a case or proceeding under the Bankruptcy Code or any other applicable Bankruptcy Law at any time when any Non-ABL Secured Indebtedness remains outstanding, and if the Controlling Non-ABL Representative or the other holders of Non-ABL Secured Indebtedness desire to consent (or not object) to the use of cash collateral that is Non-ABL Priority Collateral, or to provide financing to any Grantor under the Bankruptcy Code or any other applicable Bankruptcy Law or to consent (or not object) to the provision of such financing to any Grantor by any third party (any such financing, a “Non-ABL DIP Financing”), the ABL Representative agrees in the ABL Intercreditor Agreement for itself and on behalf of the holders of ABL Indebtedness, that it will be deemed to have consented to, and will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Non-ABL DIP Financing on any grounds, including failure to provide “adequate protection” of any ABL Collateral Agent’s Lien on the Collateral, and will not request any adequate protection solely as a result of such Non-ABL DIP Financing except as set forth below, and will subordinate (and will be deemed hereunder to have subordinated) its Liens on any Non-ABL Priority Collateral to (A) the Liens securing such Non-ABL DIP Financing on the same terms as the Liens of the Controlling Non-ABL Representative are subordinated thereto (and such subordination will not alter in any manner the terms of the ABL Intercreditor Agreement), (B) any adequate protection to any Non-ABL Representatives and (C) any “carve-out” agreed to by the Controlling Non-ABL Representative or the other holders of Non-ABL Secured Indebtedness, so long as (x) each ABL Collateral Agent retains its Lien on the Collateral (in each case, including Proceeds (as defined below) thereof arising after the commencement of the case or proceeding under the Bankruptcy Code or any other applicable Bankruptcy Law) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code or any other Bankruptcy Law and any Lien securing such Non-ABL DIP Financing is junior and subordinate to the Lien of the each ABL Collateral Agent on the ABL Priority Collateral and (y) all Liens on Non-ABL Priority Collateral securing any such Non-ABL DIP Financing shall be senior to or on a parity with the Liens of the Non-ABL Representatives securing the Non-ABL Secured Indebtedness on Non-ABL Priority Collateral, as applicable. In no event will the Non-ABL Representatives or any of the holders of Non-ABL Secured Indebtedness seek to obtain a priming Lien on any of the ABL Priority Collateral and nothing contained in the ABL Intercreditor Agreement shall be deemed to be a consent by the ABL Collateral Agent or any of the holders it represents to any adequate protection payments using ABL Priority Collateral.

Each Non-ABL Representative agrees in the ABL Intercreditor Agreement (and each holder of Notes will agree by its acceptance of the Notes) that it will not oppose any sale or disposition of any ABL Priority Collateral that is supported by the ABL Collateral Agent and the holders of ABL Indebtedness, and each Non-ABL Representative and the holders of Non-ABL Secured Indebtedness, including in respect of the Notes and the Note Guarantees, will be deemed to have consented under Section 363 of the Bankruptcy Code or equivalent provisions under other applicable Bankruptcy Laws (and otherwise) to such sale or disposition. The ABL Collateral Agent and the holders of ABL Indebtedness agree to similar limitations with respect to their right to oppose such a sale of Non-ABL Priority Collateral, except that the foregoing shall not apply to any case of a sale or disposition of real property unless the ABL Collateral Agent has received at least 30 days’ prior notice of the consummation of any such sale. Diebold and the Guarantors will also give each of the Non-ABL Representatives and the ABL Collateral Agent at least 90 days’ prior written notice of any disposition of any real property owned by Diebold or any such Guarantor at which ABL Priority Collateral is stored or otherwise located.

The ABL Intercreditor Agreement provides that each Non-ABL Representative, for itself and on behalf of the holders of Non-ABL Secured Indebtedness, including in respect of the Notes and the Note Guarantees, will not object, contest or support any other Person objecting or contesting, any request by the ABL Collateral Agent or the other holders of ABL Indebtedness for adequate protection of its interest in the Collateral or any adequate protection provided to the ABL Collateral Agent or the other holders of ABL Indebtedness, or any objection by the ABL Collateral Agent or any other holder of ABL Indebtedness to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral. If the ABL Collateral Agent or any of the holders of ABL Indebtedness are granted adequate protection consisting of additional collateral that constitutes ABL Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any ABL DIP Financing or use of cash collateral, and do not object to the adequate protection being provided to them, then in connection with any such ABL DIP Financing or use of cash collateral, each Non-ABL Representative, on behalf of itself and the holders of Non-ABL Secured Indebtedness, including in respect of the Notes and the Note Guarantees, may, as adequate protection of its junior Liens in ABL Priority Collateral, seek or accept (and the ABL Collateral Agent and the other holders of ABL Indebtedness shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the ABL Indebtedness and such ABL DIP Financing on the same basis as the other Liens of such Non-ABL Representative on the ABL Priority Collateral are so subordinated to the ABL Indebtedness under the ABL Intercreditor Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL Collateral Agent and the other holders of ABL Indebtedness.

The ABL Intercreditor Agreement provides that the ABL Representative, for itself and on behalf of the holders of ABL Indebtedness will not object, contest or support any other Person objecting or contesting, any request by the Non-ABL Collateral Agents or the other holders of Non-ABL Secured Indebtedness for adequate protection of its interest in the Collateral or any adequate protection provided to the Non-ABL Collateral Agents or the other holders of Non-ABL Secured Indebtedness, or any objection by the Controlling Non-ABL Representative or any other holder of Non-ABL Secured Indebtedness to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral. If the Non-ABL Collateral Agents or any of the holders of Non-ABL Secured Indebtedness are granted adequate protection consisting of additional collateral that constitutes Non-ABL Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any Non-ABL DIP Financing or use of cash collateral, and do not object to the adequate protection being provided to them, then in connection with any such Non-ABL DIP Financing or use of cash collateral, the ABL Representative, on behalf of itself and the holders of ABL Indebtedness may, as adequate protection of its junior Liens in Non-ABL Priority Collateral, seek or accept (and the Non-ABL Collateral Agents and the other holders of Non-ABL Secured Indebtedness shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Non-ABL Secured Indebtedness and such Non-ABL DIP Financing on the same basis as the other Liens of the ABL Representative on the Non-ABL Priority Collateral are so subordinated to the Non-ABL Secured Indebtedness under the documents governing such Non-ABL Secured Indebtedness and (y) superpriority claims junior in all respects to the superpriority claims granted to the Non-ABL Collateral Agents and the other holders of Non-ABL Secured Indebtedness.

Each Non-ABL Representative, on behalf of itself and the holders of Non-ABL Secured Indebtedness, including in respect of the Notes and the Note Guarantees, agrees that it shall not seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any ABL Priority Collateral without the prior written consent of the ABL Collateral Agent (acting at the direction of the Required Lenders ). The ABL Collateral Agent agrees to similar provisions in respect of the Non-ABL Priority Collateral and the Collateral.

Upon the occurrence and during the continuance of an “Event of Default” under the ABL Documents, if such Event of Default remains uncured or unwaived for at least forty-five (45) consecutive days and the required lenders under the ABL Documents have not agreed to forbear from the exercise of remedies (or, if earlier, within five Business Days after the ABL Collateral Agent (acting at the direction of the Required Lenders ) notifies the Controlling Non-ABL Representative that it shall exercise remedies) or upon termination of the commitments under and acceleration of the obligations under the ABL Documents, all or a portion of the holders of the Non-ABL Secured Indebtedness, acting through the Controlling Non-ABL Representative as determined in accordance with the Multi Lien Intercreditor Agreement, shall have the option at any time upon five (5) Business Days’ prior written notice (which shall be irrevocable) to the ABL Collateral Agent to purchase all of the ABL Indebtedness from the ABL Secured Parties.

Upon the date of such purchase and sale, the relevant purchasers shall (a) pay to the ABL Collateral Agent, for the benefit of the holders of the ABL Indebtedness, as the purchase price therefor the full amount of all the ABL Indebtedness then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) furnish cash collateral to the ABL Collateral Agent in a manner and in such amounts as the ABL Collateral Agent or such representative, as applicable, determines is reasonably necessary to secure the holders of the ABL Indebtedness and the Obligations in respect of letter of credit issuing banks and applicable affiliates in connection with any issued and outstanding letters of credit, hedging obligations and cash management obligations secured by the ABL Documents, (c) agree to reimburse the holders of the ABL Indebtedness and the Obligations in respect of letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Indebtedness and the Obligations as to which the ABL Collateral Agent has not yet received final payment, (d) agree to reimburse the holders of the ABL Indebtedness and letter of credit issuing banks in respect of indemnification obligations of Diebold and the Guarantors under the ABL Documents as to matters or circumstances known to the ABL Collateral Agent at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the holders of the ABL Indebtedness, and (e) agree to indemnify and hold harmless the ABL Collateral Agent and the holders of the ABL Indebtedness and letter of credit issuing banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Indebtedness as a direct result of any acts by any holder of the Non-ABL Secured Indebtedness occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the ABL Collateral Agent may designate in writing for such purpose.

Any Obligations covered by the ABL Intercreditor Agreement may be refinanced or replaced, in whole or in part; provided, however, that the holders of any such refinancing or replacement indebtedness that will be secured by Liens on the Collateral with the same priority (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the ABL Intercreditor Agreement.

The ABL Intercreditor Agreement provides that, if in connection with any release, sale or disposition of any ABL Priority Collateral permitted under the terms of the ABL Documents or in connection with the exercise of the ABL Collateral Agent’s remedies in respect of the ABL Priority Collateral, the ABL Collateral Agent, for itself or on behalf of any holder of ABL Indebtedness, releases any of its Liens on any part of the ABL Priority Collateral, or releases any Guarantor from its obligations under its guaranty (in each case other than in connection with the discharge of all ABL Indebtedness) then the Liens of each Non-ABL Representative, for itself and for the benefit of the holders of Non-ABL Secured Indebtedness, including in respect of the Notes and the Note Guarantees, on such ABL Priority Collateral, shall be automatically, unconditionally and simultaneously released. The ABL Collateral Agent agrees to similar provisions in respect of the Non-ABL Priority Collateral.

All proceeds, as defined in Article 9 of the Uniform Commercial Code (or, with respect to Foreign Collateral, similar or equivalent foreign laws), with respect to the ABL Priority Collateral, and whatever is recoverable or recovered when any ABL Priority Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily (including any insurance proceeds of any insurance policy), and including in an Insolvency and Liquidation proceeding (including, for the avoidance of doubt, any distribution of equity or debt securities or other instruments or any additional or replacement collateral provided during any Insolvency and Liquidation Proceeding on account of secured claims) received by any Non-ABL Representative or the ABL Collateral Agent shall be applied:

FIRST, to the ratable payment of fees, costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the ABL Collateral Agent,

SECOND, to the ratable payment of the ABL Indebtedness, in accordance with the ABL Documents until payment in full of such Obligations, and

THIRD, to the Non-ABL Secured Indebtedness in the order set forth in the Multi Lien Intercreditor Agreement until payment in full of such Obligations.

All proceeds, as defined in Article 9 of the Uniform Commercial Code (or, with respect to Foreign Collateral, similar or equivalent foreign laws), with respect to the Non-ABL Priority Collateral, and whatever is recoverable or recovered when any Non-ABL Priority Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily (including any insurance proceeds of any insurance policy), and including in an Insolvency and Liquidation proceeding (including, for the avoidance of doubt, any distribution of equity or debt securities or other instruments or any additional or replacement collateral provided during any Insolvency and Liquidation Proceeding on account of secured claims) received by any Non-ABL Representative or the ABL Collateral Agent shall be applied:

FIRST, to the Non-ABL Secured Indebtedness in the order set forth in the Multi Lien Intercreditor Agreement until payment in full of such Obligations,

SECOND, to the ratable payment of fees, costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the ABL Collateral Agent, and

THIRD, to the ratable payment of the ABL Indebtedness, in accordance with the ABL Documents until payment in full of such Obligations.

Sufficiency of collateral

No appraisal of the value of the Collateral has been made in connection with this offering of New Notes, and the value of the Collateral in the event of liquidation may be materially different from the book value. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of Diebold’s industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous other factors, including the actual fair market value of the Collateral at such time and the timing and the manner of the sale. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time (or at all) or in an orderly manner. In addition, the proceeds received in connection with such sale may not be sufficient to satisfy the Notes or any other Pari Passu Secured Indebtedness. In addition, the Indenture will permit the sale of Collateral to the extent set forth under “—Repurchase at the option of holders—Asset Sales.” Upon the sale of Collateral, any cash received may not be subject to a Lien in favor of the holders of the Notes. Finally, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes, the Noteholders (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of Diebold and the Guarantors. The Indenture permits other Liens on the Collateral, including Liens securing certain Indebtedness as described under “— Certain covenants—Limitation on Liens” and “—Certain definitions—Permitted Liens” and, without limitation, Liens securing obligations that do not constitute Indebtedness. To the extent that Liens (including any senior Liens on the Collateral), rights or easements granted to third parties encumber assets located on property owned by Diebold or the Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Notes Collateral Agent, the Trustee or the Noteholders to realize or foreclose on the Collateral. See “Risk Factors—Risks Related to the Units, the New Warrants, the New Notes and Other Indebtedness—The value of the collateral securing the New Notes and the related guarantees (the “Collateral”) may not be sufficient to satisfy the U.S. Issuer’s and the Subsidiary Guarantors’ obligations under the New Notes and the related guarantees.”

To the extent that third parties hold Liens permitted by the Collateral Documents and the Indenture, such third parties will have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Notes Collateral Agent to realize or foreclose on the Collateral. See “—Collateral—Certain limitations on the collateral.” In addition, the ability of the Notes Collateral Agent to realize on the Collateral may be subject to certain federal, state- and foreign law restrictions. See “Risk Factors—Risks Related to the Units, the New Warrants, the New Notes and Other Indebtedness—Certain laws and regulations may impose restrictions or limitations on foreclosure.”

Certain covenants with respect to the collateral

The Collateral has been and will be pledged pursuant to the Collateral Documents and the Indenture. The Intercreditor Agreements, the Collateral Documents and the Indenture contain provisions relating to the administration, preservation and disposition of the Collateral. The following is a summary of some of the covenants and provisions set forth in the Intercreditor Agreements, the Collateral Documents and the Indenture as they relate to the Collateral.

Maintenance of collateral. The Indenture, subject to certain exceptions, provides that Diebold and the Guarantors shall maintain the Collateral that is material to the conduct of their respective businesses in good working order, condition and repair. The Indenture, the Intercreditor Agreements and/or the applicable Collateral Documents, subject to certain exceptions, also provides that Diebold and the Guarantors shall pay all real estate and other taxes before the same become delinquent (except such as are contested in good faith and by appropriate negotiations or proceedings or as would not result in a material adverse effect), and maintain in full force and effect all material permits and certain insurance coverages.

Impairment of collateral. Subject to the rights of the holders of any senior Liens and to the provisions governing the release of Collateral as described under “—Use and release of Collateral,” Diebold will not, and will not permit any of its Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Noteholders, unless such action or failure to take action is otherwise permitted by the Indenture, Intercreditor Agreements or the Collateral Documents.

After-Acquired collateral. Subject to the Guaranty and Security Principles, from and after the Original Issue Date, if Diebold or any Guarantor acquires any property or asset required to be pledged as Collateral, including any Material Real Property in the United States, it must promptly execute and deliver, as applicable, such security instruments and financing statements, and, with respect to any Material Real Property in the United States, Mortgages, opinions of counsel, surveys and title insurance policies as required under the section below entitled “—Real estate mortgages and filings” as are required under the Indenture and Collateral Documents, to the extent, and substantially in the form, delivered on the Original Issue Date or, in the case of Mortgages, on the date first delivered (but no greater scope) as may be necessary to vest in the Notes Collateral Agent a perfected security interest with the priority, in each case, in the manner and to the extent set forth in the Intercreditor Agreements upon such property or asset as security for the Notes and the Note Guarantees and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such after-acquired Collateral to the same extent and with the same force and effect.

Further assurances. Diebold and the Guarantors shall, at their sole expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions which may be necessary, including those the Notes Collateral Agent may from time to time reasonably request, to create, better assure, preserve, protect, defend and perfect the security interest and the rights and remedies created under the applicable Collateral Documents for the benefit of the Trustee, the Notes Collateral Agent and the Noteholders (subject to Permitted Liens). Such security interests and Liens will be created under the Collateral Documents and, to the extent necessary, other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Notes Collateral Agent.

Real estate mortgages and filings. With respect to any Material Real Property owned by Diebold or a Guarantor in the United States on the Original Issue Date or acquired by Diebold or a Guarantor in the United States after the Original Issue Date that forms a part of the Collateral (individually and collectively, the “Premises”), by March 29, 2023 or the date of acquisition (or such longer period as may be permitted under the Superpriority Credit Facility), as applicable:

(1)

Diebold or such Guarantor shall deliver to the Notes Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Noteholders, counterparts of each Mortgage with respect to each such Premises, in accordance with the requirements of the Indenture and/or the Collateral Documents, duly executed by Diebold or such Guarantor, suitable for recording in all recording offices that the Notes Collateral Agent may reasonably deem necessary to create a valid and enforceable mortgage lien (and to perfect such lien) at the time of recordation thereof, with the priority required by the Indenture, the Collateral Documents and the Intercreditor Agreements;

(2)

the Notes Collateral Agent shall have received a mortgagee’s title insurance policy insuring (or committing to insure) in favor of the Notes Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgage, to insure that the interest created by such Mortgage constitutes valid mortgage liens on the applicable Premises, with the priority required by the Indenture, the Collateral Documents and the Intercreditor Agreements, free and clear of all Liens, defects and encumbrances, other than Permitted Liens. Any such title policy shall be in amounts equal to the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such customary endorsements and reinsurance as are available in the applicable jurisdiction and as the Notes Collateral Agent may reasonably request which are available at commercially reasonable rates in the jurisdiction where the applicable Premises is located; and

(3)

Diebold or the Guarantors shall deliver to the Notes Collateral Agent with respect to such Premises, surveys of each Premises, local counsel opinions, along with such other documents, instruments, certificates and agreements, and any other documents necessary to comply with clauses (1) and (2) above and as the Trustee or Notes Collateral Agent may reasonably request.

With respect to any fee interest in any Premises owned by Diebold or a Guarantor outside the United States on the Original Issue Date or acquired by Diebold or a Guarantor outside the United States after the Original Issue Date that forms a part of the Collateral, Diebold or such Guarantor will be required to take such steps to grant a perfected security interest therein and provide such deliverables as are customary under applicable local law, in each case, to the extent and within the time periods set forth in the Guaranty and Security Principles.

Conflicts

Notwithstanding any contrary provision in the Indenture, the Indenture is subject to the provisions of the Collateral Documents and the Intercreditor Agreements. Diebold, the Guarantors, the Trustee, the Notes Collateral Agent and, by their acceptance of the Notes, the Noteholders have and will acknowledge and agree to be bound by the provisions of the Collateral Documents and the Intercreditor Agreements.

Foreclosure

Upon the occurrence and during the continuance of an Event of Default, the Collateral Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the Notes Collateral Agent and the distribution of the net proceeds of any such sale to the Noteholders of the Notes, subject to any prior Liens on the Collateral and the provisions of the Intercreditor Agreements. The Intercreditor Agreements impose restrictions upon the ability of the Notes Collateral Agent to pursue foreclosure. See “—Intercreditor Agreements.” In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full Diebold’s and the Guarantors’ obligations under the Notes and the Note Guarantees. Security interests governed by French law may only secure payment obligations and may only be enforced following a payment default (including following acceleration) and up to the secured amount that is due and remaining unpaid and may not be enforced by way of private sale.

Information regarding collateral

Diebold will furnish to the Notes Collateral Agent, with respect to Diebold or any Guarantor, promptly (and in any event within 10 days of such change or such longer period as then permitted under that facility (for purposes of this paragraph, the “controlling facility”) governing that series of Indebtedness for which the Controlling Collateral Agent for any applicable Intercreditor Agreement acts as “collateral agent”) written notice of any change in such Person’s (i) corporate or organization name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) organizational identification number. Diebold and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within 10 days following such change (or such longer period as then permitted under the controlling facility) or within any applicable statutory period, under the Uniform Commercial Code and any other applicable laws that are required in the Collateral Documents in order for the Collateral to be made subject to the Lien of the Notes Collateral Agent under such Collateral Documents in the manner and to the extent required by the Indenture or any of the Collateral Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by such Collateral Documents. Diebold also agrees promptly to notify the Notes Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned in a manner which would reasonably be expected to have a material adverse effect.

Certain bankruptcy limitations

The rights of the Notes Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy or other insolvency laws in the event that a bankruptcy case were to be commenced by or against Diebold or any Guarantor prior to the Notes Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or certain other Bankruptcy Laws, a secured creditor such as the Notes Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, or from exercising other remedial action, without bankruptcy court approval. Moreover, the Bankruptcy Code and certain Bankruptcy Laws permit the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad equitable powers of a U.S. and foreign bankruptcy courts, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Notes Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the provision of “adequate protection.”

The Bankruptcy Code and certain Bankruptcy Laws permit only the payment and/or accrual of post-petition or post-filing interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if Diebold or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the debtor in a bankruptcy case, including, without limitation, transfers held to be preferences, fraudulent transfers, transfers at undervalue or fraudulent conveyances.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes after payment of any priority claims, the Noteholders would hold secured claims only to the extent of the value of the Collateral to which the Noteholders are entitled, and unsecured claims with respect to such shortfall.

Use and release of collateral

Unless an Event of Default shall have occurred and be continuing, Diebold and the Guarantors will be entitled to exercise any voting, dividend and other consensual rights pertaining to all Capital Stock pledged pursuant to the Collateral Documents and to remain in possession, to the maximum extent permitted by the relevant governing law, and retain exclusive control over the Collateral (other than as set forth in the Collateral Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The Collateral Documents will, however, generally require Diebold and the Guarantors to deliver to the Controlling Collateral Agent (and any other applicable Collateral Agent) to maintain in its possession certificates evidencing stock pledged and instruments evidencing Indebtedness (in excess of certain monetary thresholds) pledged, in which the Controlling Collateral Agent (or any such other Collateral Agent) has a perfected security interest, on behalf of the secured parties, and the Intercreditor Agreements will provide for the Controlling Collateral Agent (and/or any other such Collateral Agent) to act as bailee to perfect the Lien on such stock and instruments and any other Multi Lien ICA Shared Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Noteholders solely for the purpose of perfecting the security interest granted under the applicable security documents. The above is subject to local law requirements which might in some respects deviate from the general rules described.

The Liens on the Collateral will be released with respect to the Notes and the applicable Note Guarantees:

(1)	in whole, upon payment in full of the principal of, accrued and unpaid interest, including premium, if any, on such Notes;

(2)	in whole, upon satisfaction and discharge of the Indenture;

(3)	in whole, upon a legal defeasance or covenant defeasance as set forth under “—Defeasance”;

(4)	in whole or in part, in accordance with the applicable provisions of the Collateral Documents, the Intercreditor Agreements and the Indenture;

(5)

in respect of (A) Collateral with a Fair Market Value greater than $50.0 million (but, for the avoidance of doubt, less than all or substantially all of the Collateral), with the consent of holders of 66 2/3% in aggregate principal amount of the Notes and (B) all or substantially all of the Collateral, with the consent of each affected Noteholder (in each case including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes);

(6)	with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee, as set forth under “—Note guarantees”;

(7)	to enable the disposition of property or other assets that constitute Collateral to the extent not prohibited under the covenant discussed under “Certain covenants—Asset Sales”; and

(8)	automatically upon release of the Guarantees provided by German-domiciled Guarantors and the Liens on assets of such entities pursuant to the directly following paragraph;

provided that, in the case of any release in whole pursuant to clauses (1), (2), (3) and (4) above, all amounts owing to the Trustee and Notes Collateral Agent under the Indenture, the Notes, the Note Guarantee, the Collateral Documents and the Intercreditor Agreements have been paid.

In addition, solely in immediate contemplation of or following commencement of bankruptcy, insolvency or reorganization proceedings with respect to Diebold and its material Domestic Subsidiaries, the Guarantees provided by German-domiciled Guarantors and the Liens on assets of such entities, in each case with respect to the Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes and the Notes, may be released with the consent of (i) lenders holding in excess of 66 2/3% of the outstanding loans under the Superpriority Credit Facility, (ii) lenders holding in excess of 66 2/3% of the outstanding loans under the 2025 Credit Facility, and (iii) holders holding in excess of 66 2/3% of the issued and outstanding 2025 Notes, solely in the event that such lenders and holders determine in good faith that the release of such Guarantees and Liens is necessary to avoid material value deterioration of the German-domiciled Guarantors. Upon and simultaneously with such release, the priority of Liens on the pledged equity of Diebold Germany shall automatically be changed such that the Lien in favor of the Superpriority Credit Facility is senior to the Lien in favor of the 2025 Credit Facility, the 2025 Notes and (for the avoidance of doubt) the Notes (it being understood that the Lien on the pledged equity of Diebold Germany securing the Notes shall at all times be junior to the Liens securing the Superpriority Credit Facility, the 2025 Credit Facility and the 2025 Notes); provided that, no such release will be effective until the applicable proceeding is actually commenced.

Diebold and each Guarantor will furnish to the Notes Collateral Agent the documents, certificates and opinions that may be required, if any, under the Indenture and Collateral Documents in connection with any such release, filing or other action without recourse, warranty or representation of any kind (express or implied).

Upon compliance by Diebold or the Guarantors, as the case may be, with the conditions precedent for any release of Collateral as set forth above, the Trustee or Notes Collateral Agent shall promptly cause to be released and reconveyed to Diebold or the Guarantors, as the case may be, the released Collateral and take all other actions reasonably requested by Diebold in connection therewith.

Refinancings of certain facilities and the notes

The obligations under the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, the 2025 Notes and the 2025 Notes Indentures, and the obligations under the Indenture and the Notes may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the foregoing facilities or any security document related thereto or under the Indenture and the Collateral Documents) of any Administrative Agent or the Trustee, all without affecting the Lien priorities provided for in the Collateral Documents; provided, however, that the lenders providing or holders of any such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreements pursuant to such documents or agreements required by the terms of the Intercreditor Agreements.

In connection with any refinancing contemplated by the foregoing paragraph, the Intercreditor Agreements and the Collateral Documents may be amended at the request and sole expense of Diebold, and without the consent of the lenders under the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit

Facility, holders of the 2025 Notes, holders of the Notes, the Administrative Agents, the Controlling Collateral Agent, the Trustee, the 2025 Trustees, the Notes Collateral Agents or the Noteholders or holders of, or representative in respect of, any other Secured Indebtedness, (a) to add parties (or any authorized agent or trustee therefor) (provided that any such refinancing Indebtedness is in compliance with the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, the 2025 Notes Indentures, the Indenture and any agreements governing any other Priority Secured Indebtedness) or (b) to establish that Liens on any Collateral securing such refinancing Indebtedness shall have the same (or more junior) priority as the Liens on any Collateral securing the Indebtedness being refinanced, all on the terms provided for immediately prior to such refinancing.

Repurchase at the option of holders

Change of Control

If a Change of Control occurs, Diebold will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the right of Noteholders of record on a record date to receive any interest due on the Change of Control Payment Date (as defined below).

Within 30 days following any Change of Control, unless Diebold has exercised its right to redeem all of the Notes as described under “—Optional Redemption,” Diebold will mail a notice of such Change of Control Offer to each Noteholder or otherwise send notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(1)

that a Change of Control Offer is being made, the expiration time for such Change of Control Offer (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise sent in accordance with the applicable procedures of DTC) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by Diebold at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Noteholders of record on the applicable record date to receive interest due on the Change of Control Payment Date (as defined below));

(2)	the purchase date (which shall be no later than five Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”);

(3)

if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control; and

(4)	the procedures determined by Diebold, consistent with the Indenture, that a Noteholder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, Diebold will, to the extent lawful:

(1)

accept for payment all Notes or portions of Notes (in integral multiples of $1.00) validly tendered and not validly withdrawn pursuant to the Change of Control Offer, provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(2)

deposit with the Paying Agent (or, if Diebold or any Subsidiary is acting as Paying Agent, segregate and hold in trust) an amount sufficient to make the Change of Control Payment in respect of all Notes or portions of Notes so validly tendered and not validly withdrawn; and

(3)

deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Diebold.

The Paying Agent will promptly mail (or otherwise send in accordance with the applicable procedures of DTC) to each Noteholder so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or otherwise send in accordance with the applicable procedures of DTC) (or cause to be transferred by book-entry) to each Noteholder a new Note (it being understood that, notwithstanding anything in the Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or send such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1.00 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to, but excluding, the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date. Unless Diebold defaults in the payment of the Change of Control Payment, interest will cease to accrue on the Notes or portions thereof purchased on the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Noteholders to require that Diebold repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Certain of Diebold’s credit facilities provide, and future credit agreements or other agreements relating to Indebtedness to which Diebold or any of its Subsidiaries becomes a party may provide, that certain change of control events with respect to Diebold would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under any such Indebtedness, we could seek a waiver of such default or seek to refinance such Indebtedness. In the event we do not obtain such a waiver or do not refinance such Indebtedness, such default could result in amounts outstanding under such Indebtedness being declared due and payable.

Our ability to pay cash to the Noteholders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. Moreover, and notwithstanding the foregoing, Diebold will not be permitted to make a Change of Control Offer unless (i) it has first repaid, in cash, all Obligations under each of the Superpriority Credit Facility, the 2025 Credit Facility and the 2025 Notes, or (ii) if any Obligations under such facilities have not been so repaid, only to the extent the Change of Control Offer is made using amounts offered to holders of such Obligations, in accordance with the terms and conditions of the applicable facility, which amounts were declined by such holders. For the avoidance of doubt, any Warrants attached to the Notes as of the date of consummation of any purchase of Notes pursuant to a Change of Control Offer shall be cancelled.

Diebold will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Diebold and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer or (2) Diebold has exercised its right to redeem all of the Notes as described under “—Optional Redemption.” Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. Diebold will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, Diebold will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

If Noteholders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in a Change of Control Offer and Diebold, or any third party making a Change of Control Offer in lieu of Diebold as described above, purchases all of the Notes validly tendered and not validly withdrawn by such Noteholders, Diebold or such third party will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

The Change of Control provisions described above may deter certain mergers, amalgamations, tender offers and other takeover attempts involving Diebold by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of Diebold and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Noteholder may require Diebold to make an offer to repurchase the Notes as described above.

Certain provisions under the Indenture relative to Diebold’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Noteholders of a majority in principal amount of the Notes.

Asset sales

Diebold will not, and will not permit any of its Subsidiaries to, cause or make any Asset Disposition unless:

(1)

Diebold or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(2)

100% of the consideration from such Asset Disposition received by Diebold or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (and with respect to any securities, notes or other obligations received by Diebold or any Subsidiary from the transferee that are “Cash Equivalents,” only to the extent such instruments are converted by Diebold or such Subsidiary into cash (to the extent of the cash received)) within 180 days following the closing of such Asset Disposition; and

(3)

to the extent that any consideration received by Diebold or any Subsidiary in such Asset Disposition constitutes securities or other assets that are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the Notes and the Note Guarantees, as applicable, in the manner and to the extent required by the Indenture or any of the Collateral Documents with the Lien on such Collateral securing the Notes and the Note Guarantees, as applicable, being of the same priority with respect to the Notes and the Note Guarantees, as applicable, as the Lien on the assets disposed of in the Asset Disposition.

Any Net Available Cash from (a) any transaction or series of related transactions constituting an Asset Disposition in excess of $25.0 million and (b) any transactions (other than those referred to in (a)) involving the sale of assets within the most recent four consecutive fiscal quarters ending prior to any date of determination for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available (to be calculated at the end of each fiscal quarter, with respect to such quarter and the prior three fiscal quarters), which transactions in aggregate are in excess of $25.0 million for such four quarter period, shall constitute “Asset Disposition Proceeds”.

Within five Business Days from (i) the date Diebold or any of its Subsidiaries receives Asset Disposition Proceeds or (ii) the delivery of the most recent such financial statements (solely in connection with (b) above), as applicable (such date, the “Proceeds Trigger Date”), an amount equal to 100% of the Asset Disposition Proceeds shall be applied by Diebold or such Subsidiary, as the case may be, as follows:

(a)

if any of the assets disposed of in the Asset Disposition were ABL Priority Collateral, to reduce (and to, if required, permanently reduce commitments with respect thereto) (i) ABL Priority Secured Indebtedness (other than any such Indebtedness owed to or held by Diebold or any Affiliate of Diebold) and, (ii) solely to the extent the applicable Asset Disposition Proceeds have not been exhausted pursuant to sub-clause (i), Priority Secured Indebtedness (and if such Priority Secured Indebtedness being reduced is revolving credit Indebtedness, to permanently reduce commitments with respect thereto) Incurred under the Superpriority Credit Facility and, (iii) solely to the extent the applicable Asset Disposition Proceeds have not been exhausted pursuant to sub-clauses (i) and (ii), to reduce (and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce commitments with respect thereto) other Priority Secured Indebtedness (other than any such Indebtedness owed to or held by Diebold or any Affiliate of Diebold) Incurred under the 2025 Credit Facility or the 2025 Notes, to the extent required by the ABL Facility and/or such other Priority Secured Indebtedness;

(b)

if any of the assets disposed of in the Asset Disposition do not constitute ABL Priority Collateral, to reduce (and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce commitments with respect thereto) (i) Priority Secured Indebtedness (other than any Priority Secured Indebtedness owed to or held by Diebold or any Affiliate of Diebold) Incurred under the Superpriority Credit Facility; and, (ii) solely to the extent the applicable Asset Disposition Proceeds have not been exhausted pursuant to sub-clause (i), Priority Secured Indebtedness (other than any such Indebtedness owed to or held by Diebold or any Affiliate of Diebold) Incurred under the 2025 Credit Facility or the 2025 Notes, to the extent required by the Superpriority Credit Facility and/or such other Priority Secured Indebtedness;

(c)

solely to the extent the applicable Asset Disposition Proceeds have not been exhausted pursuant to clause (a) and clause (b), reduce (and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce commitments with respect thereto) solely if required by its terms or applicable law, Pari Passu Secured Indebtedness (other than any Pari Passu Secured Indebtedness owed to or held by Diebold or any Affiliate of Diebold) or Indebtedness of a Non-Guarantor Subsidiary; provided that if Diebold elects to repay any Pari Passu Secured Indebtedness other than the Notes, Diebold may (i) equally and ratably reduce Obligations under the Notes, as provided under “—Optional Redemption” or through open market purchases at or above 100% of the principal amount thereof or (ii) make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Noteholders to purchase their Notes on a ratable basis with such Pari Passu Secured Indebtedness at 100% of the principal amount thereof, in each case plus the amount of accrued but unpaid interest on the Notes that are purchased or redeemed; provided, further, and notwithstanding the foregoing, Diebold will not be permitted to repay the Notes or any other Pari Passu Secured Indebtedness unless (i) it has first repaid, in cash, all Obligations under each of the Superpriority Credit Facility, the 2025 Credit Facility and the 2025 Notes or (ii) if any Obligations under such facilities have not been so repaid, only to the extent the repayment of any Notes or any such Pari Passu Secured Indebtedness is made using amounts previously offered to holders of such Priority Secured Indebtedness, in accordance with the terms and conditions of the applicable facility, which amounts were declined by such holders;

(d)

in the case of an Asset Disposition by a Non-Guarantor Subsidiary, to reduce (and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce commitments with respect thereto) Indebtedness of (i) such Non-Guarantor Subsidiary (other than Indebtedness owed to Diebold or a Guarantor) or (ii) Diebold or a Guarantor, in each case solely to the extent required by the terms of the

Priority Secured Indebtedness or to the extent required by applicable local law or the terms of Indebtedness of any such Non-Guarantor Subsidiary;

(e)

to maintain, develop, construct, improve, upgrade, or repair assets, or replace disposed-of-assets (in each case, other than current assets), used or useful in such entity’s business or to replace assets sold in such Asset Disposition; provided that, to the extent that any newly acquired assets are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the Notes and the Note Guarantees, as applicable, in the manner and to the extent required by the Indenture or any of the Collateral Documents with the Lien on such Collateral securing the Notes and the Note Guarantees, as applicable, being of the same priority with respect to the Notes and the Note Guarantees, as applicable, as the Lien on the assets disposed of in the Asset Disposition; or

(f)	any combination of the foregoing;

provided that, pending the final application of any such Net Available Cash in accordance with clause (a), (b), (c), (d), (e) or (f) above, Diebold and its Subsidiaries may temporarily reduce Indebtedness (including under the ABL Facility or a revolving Debt Facility) or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture; provided, further, that in the case of clause (e) (including as part of clause (f)), any such expenditures must be made within 90 days of the Proceeds Trigger Date.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraphs will be deemed to constitute “Excess Proceeds.” On the 91st day after a Proceeds Trigger Date, Diebold will be required to make an offer (an “Asset Disposition Offer”) to all Noteholders and, to the extent required by the terms of any outstanding Priority Secured Indebtedness or Pari Passu Secured Indebtedness, to all holders of such Priority Secured Indebtedness and Pari Passu Secured Indebtedness, to purchase the maximum aggregate principal amount of Notes and any such Priority Secured Indebtedness or Pari Passu Secured Indebtedness, as the case may be, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Noteholders of record on a record date to receive interest due on the Asset Disposition Purchase Date (as defined below)), in accordance with the procedures set forth in the Indenture or the agreements governing the Priority Secured Indebtedness or the Pari Passu Secured Indebtedness, as applicable, in the case of the Notes in integral multiples of $1.00; provided that, notwithstanding the foregoing, Diebold will not be permitted to make an Asset Disposition Offer to any Noteholders or with respect to any other Pari Passu Secured Indebtedness unless (i) it has first repaid, in cash, all Obligations under each of the Superpriority Credit Facility, the 2025 Credit Facility and the 2025 Notes or (ii) if any Obligations under such facilities have not been so repaid, only to the extent the Asset Disposition Offer is made using amounts offered to holders of such Priority Secured Indebtedness, in accordance with the terms and conditions of the applicable facility, which amounts were declined by such holders; provided, further, that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. Diebold shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the applicable procedures of DTC) the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable) validly tendered and not validly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, Diebold may use any remaining Excess Proceeds to reduce any Indebtedness and for other general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes and Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable) validly tendered and not validly withdrawn pursuant to an Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Priority Secured Indebtedness (and such Pari Passu Secured Indebtedness, as applicable) to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable) (provided that the selection of such Priority Secured Indebtedness and Pari Passu Secured Indebtedness shall be made pursuant to the terms of such Priority Secured Indebtedness and Pari Passu Secured Indebtedness, as applicable). Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), Diebold will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, any applicable Priority Secured Indebtedness and other Pari Passu Secured Indebtedness (on a pro rata basis, if applicable) required to be offered for purchase pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount of Notes has been so validly tendered, all Notes and Priority Secured Indebtedness and Pari Passu Secured Indebtedness validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Asset Disposition Purchase Date is on or after an applicable interest record date and on or before the related interest payment date, any accrued and unpaid interest to, but excluding, the Asset Disposition Purchase Date will be paid, in cash (irrespective of whether PIK Interest would otherwise have been payable on such Note), on the Asset Disposition Purchase Date to the Person in whose name a Note is registered at the close of business on such record date. Unless Diebold defaults in the payment of the purchase price for Notes accepted by Diebold for purchase pursuant to this covenant, interest will cease to accrue on the Notes or portions thereof purchased on the Asset Disposition Purchase Date.

On or before the Asset Disposition Purchase Date, Diebold will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable) or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or, if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable) so tendered, in the case of the Notes in integral multiples of $1.00; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. Diebold will deliver, or cause to be delivered, to the Trustee the Notes so accepted and to the Trustee and the Paying Agent an Officer’s Certificate stating the aggregate principal amount of Notes so accepted and that such Notes were accepted for payment by Diebold in accordance with the terms of this covenant. In addition, Diebold will deliver all certificates and instruments required, if any, by the agreements governing the Priority Secured Indebtedness and Pari Passu Secured Indebtedness, as applicable. The Paying Agent or Diebold, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail (or otherwise send in accordance with the applicable procedures of DTC) to each tendering Noteholder or holder or lender of Priority Secured Indebtedness or Pari Passu Secured Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Priority Secured Indebtedness or Pari Passu Secured Indebtedness so validly tendered and not validly withdrawn by such holder or lender, as the case may be, and accepted by Diebold for purchase, and Diebold will promptly issue a new Note, and the Trustee, upon delivery of an authentication order from Diebold, will authenticate and mail (or otherwise send in accordance with the applicable procedures of DTC) (or cause to be transferred by book entry) such new Note to such Noteholder (it being understood that, notwithstanding anything in the Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or send such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1.00 in excess thereof. In addition, Diebold will take any and all other actions required by the agreements governing the Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable). Any Note not so accepted will be promptly mailed or sent by Diebold to the Noteholder thereof.

Diebold will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, Diebold will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Certain covenants

Effectiveness of covenants

Following the first day (such date, a “Suspension Date”):

(a)	the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(b)	no Default has occurred and is continuing under the Indenture,

Diebold and its Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings:

•	“—Repurchase at the Option of Noteholders—Asset Sales” (but only with respect to any Asset Disposition of assets that are not or not required to be Collateral),

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Indebtedness,”

•	“—Limitation on Restrictions on Distributions from Subsidiaries,”

•	“—Limitation on Affiliate Transactions,” and

•	clause (4) of the first paragraph of “—Merger and Consolidation”

(collectively, the “Suspended Covenants”). If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of Diebold or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.” In addition, during any Suspension Period, the amount of Excess Proceeds shall be reset at zero.

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to one of the clauses set forth in the second paragraph of “—Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the second paragraph of “—Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Original Issue Date, so that it is classified under clause (3) of the second paragraph of “—Limitation on Indebtedness.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted

Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Original Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.”

Promptly following the occurrence of any Suspension Date or Reinstatement Date, Diebold will provide an Officer’s Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Noteholders of any Suspension Date or Reinstatement Date. There can be no assurance that the Notes will ever achieve an Investment Grade Rating.

Limitation on restricted payments

Diebold will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

(1)

declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Subsidiaries’ Capital Stock (including any payment in connection with any merger, amalgamation or consolidation involving Diebold or any of its Subsidiaries) other than:

(a)	dividends or distributions payable solely in Capital Stock of Diebold (other than Disqualified Stock); and

(b)

dividends or distributions by a Subsidiary to Diebold or another Subsidiary (including by a Subsidiary that is not a Wholly Owned Subsidiary); provided that with respect to a dividend or distribution to either (a) a Subsidiary, the Capital Stock of which is not 100% pledged as Collateral, or (b) a Non-Guarantor Subsidiary, such transferee Subsidiary shall receive no more than such Subsidiary’s ratable share of such dividend or distribution.

(2)

purchase, redeem, retire or otherwise acquire for value, including in connection with any merger, amalgamation or consolidation, any Capital Stock of Diebold or any direct or indirect parent of Diebold held by Persons other than Diebold or a Subsidiary;

(3)

make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(a)

Indebtedness of Diebold owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by Diebold or any other Guarantor permitted under clause (5) of the second paragraph of the covenant “—Limitation on Indebtedness;” or

(b)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations of any Guarantor purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4)	make any Restricted Investment

(all such payments and other actions referred to in clauses (1) through (4) above (other than any exception thereto) shall be referred to as a “Restricted Payment”).

The provisions of the preceding paragraph will not prohibit:

(1)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Disqualified Stock of Diebold or Subordinated Obligations of Diebold or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Diebold (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by Diebold or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(2)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of Diebold or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of Diebold or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations of any Guarantor made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations of a Guarantor, so long as such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” and constitute Refinancing Indebtedness;

(3)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of Diebold or a Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of Diebold or such Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” and constitutes Refinancing Indebtedness;

(4)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or Guarantor Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation or Guarantor Subordinated Obligation, as applicable, in the event of a Change of Control in accordance with provisions similar to the “—Repurchase at the Option of Noteholders—Change of Control” covenant or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “—Repurchase at the Option of Noteholders—Asset Sales” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, Diebold has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(5)

any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under “—Repurchase at the Option of Noteholders— Asset Sales;”

(6)	dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this covenant;

(7)

the purchase, redemption or other acquisition (including by cancellation of indebtedness), cancellation or retirement for value of Capital Stock or equity appreciation rights of Diebold held by any future, present or former directors, officers, employees, management or consultants or advisors of Diebold or any Subsidiary of Diebold or their assigns, estates, heirs, family members or former family members or any other permitted transferee, in each case in connection with the repurchase provisions under stock option or stock purchase agreements or other agreements to compensate such persons approved by the Board of Directors of Diebold; provided that such redemptions or repurchases pursuant to this clause will not exceed $2.5 million in the aggregate during any fiscal year, with any unused amounts in any fiscal year being carried over to the succeeding fiscal year (the “Carryover Amount” and, for purposes of calculating the Carryover Amount for any fiscal year, the unused amounts from the prior fiscal year shall be deemed to have been utilized first by making any Restricted Payment pursuant to this clause (7) in such fiscal year), although such amount in any fiscal year may be increased by an amount not to exceed:

(a)

the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of Diebold to future, existing or former employees, directors, consultants or members of management of Diebold or any of its Subsidiaries that occurs after the Original Issue Date; plus

(b)	the cash proceeds of key man life insurance policies received by Diebold or its Subsidiaries after the Original Issue Date; less

(c)	the amount of any Restricted Payments made since the Original Issue Date with the Net Cash Proceeds described in clauses (a) and (b) of this clause (7);

provided, further, that the cancellation of Indebtedness owing to Diebold from employees, directors, officers or consultants or members of management of Diebold or any of its Subsidiaries (including their permitted transferees) in connection with any repurchase of Capital Stock will not be deemed to constitute a Restricted Payment under the Indenture;

(8)

the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Diebold issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(9)

repurchases of Capital Stock deemed to occur (A) upon the exercise, conversion or exchange of stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or portion of the exercise price thereof or (B) as a result of Capital Stock being utilized to satisfy tax withholding obligations upon (a) the exercise of stock options or (b) the vesting of other equity awards that constitute Capital Stock;

(10)

any payment of cash in respect of fractional shares of Diebold’s Capital Stock upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities of Diebold;

(11)

any repayments of Indebtedness (a) of Diebold or any Guarantor owing to and held by Diebold or any Guarantor or Indebtedness of a Non-Guarantor Subsidiary owing to and held by Diebold or any other Subsidiary, and (b) owing to any Non-Guarantor Subsidiary in connection with ordinary course cash management operations; provided, that Diebold delivers regular updates regarding intercompany repayments to the Board of Directors of Diebold; provided, further, that any intercompany repayments that exceeds $10.0 million will only be permitted to the extent that Diebold reports such repayments to the Board of Directors of Diebold in the regular fiscal quarter reporting immediately following the repayment that caused aggregate intercompany repayments to exceed $10.0 million;

(12)	any payments required to be made to former holders of Wincor Nixdorf Shares in connection with any appraisal proceeding (Spruchverfahren);

(13)	[reserved];

(14)	[reserved];

(15)

Restricted Payments made pursuant to the Diebold, Incorporated 2014 Non-Qualified Stock Purchase Plan (or any successor thereto) in an aggregate amount (net of employee contributions) not to exceed $2.0 million in any fiscal year;

(16)	the repurchase or redemption of Diebold’s Capital Stock or rights to purchase such Capital Stock issued in connection with any future shareholder rights plan of Diebold;

(17)	Restricted Payments required to be made pursuant to the terms of the Domination Agreement;

(18)	[reserved];

(19)	Restricted Payments in connection with the China JV Restructuring; and

(20)

other Restricted Payments (excluding non-cash Restricted Payments consisting of Collateral) in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (20) (as reduced by the amount of capital returned from any such Restricted Payments (exclusive of items reflected in Consolidated Net Income)) not to exceed $15.0 million (with the Fair Market Value of each Restricted Payment being measured at the time made and without giving effect to subsequent changes in value);

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (5), (8) and (20), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For the avoidance of doubt, the Company shall not, and shall not permit any Subsidiary to, make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to the respective scheduled maturity, any Stub Obligations, except either (i) with the cash proceeds of (A) Indebtedness that (x) is junior with respect to security (including by way of being unsecured) and payment priority to each of the ABL Facility, Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes and the Notes and (y) with respect to which Indebtedness interest may not be paid in cash and may only be paid in kind or (B) newly issued equity of or capital contributions in the company, or (ii) 2024 Notes in connection with the Exchange Offer.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment (without giving effect to subsequent changes in value) of the assets or securities proposed to be transferred or issued by Diebold or such Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

To the extent any cash or any other property is paid or distributed by Diebold or any of its Subsidiaries upon the conversion or exchange of any Indebtedness of Diebold or its Subsidiaries convertible or exchangeable for Capital Stock of Diebold or upon any other acquisition or retirement of any Indebtedness of Diebold or any of its Subsidiaries for an amount based on the value of such Capital Stock, (1) any amount of such cash or property that exceeds the principal amount of the Indebtedness that is converted, exchanged, acquired or retired and any accrued interest paid thereon (and only such excess amount) shall be deemed to be a Restricted Payment and (2) the amount of such cash or property up to an amount equal to the principal amount of the Indebtedness that is converted, exchanged, acquired or retired shall be deemed to be a Restricted Payment if such Indebtedness is a Subordinated Obligation or Guarantor Subordinated Obligation. If Diebold or any of its Subsidiaries repurchases any Indebtedness of Diebold or its Subsidiaries convertible or exchangeable for Capital Stock of Diebold in the open market at a price in excess of the principal amount of such Indebtedness and any accrued and unpaid interest thereon, such excess amount shall be deemed to be a Restricted Payment.

Limitation on indebtedness

Diebold will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness).

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)

the incurrence by the Company or its Guarantors of Indebtedness under the ABL Facility, the guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount or liquidation preference, if applicable, not to exceed at any one time outstanding $250.0 million;

(2)

Indebtedness of Diebold represented by the Notes (including any New Notes issued in connection with this Exchange Offer) and Indebtedness of any Guarantor represented by a Note Guarantee (including in respect of any such New Notes issued in connection with this Exchange Offer);

(3)

Indebtedness of Diebold and its Subsidiaries in existence on the Original Issue Date (other than Indebtedness described in clauses (1), (2), (4), (5), (6), (8), (10), (11), (15), (16), (19), (20) and (22) of this paragraph), provided that any amounts of any such Indebtedness paid down in connection with any purchases, repurchases, redemptions or otherwise (other than in connection with a substantially concurrent refinancing by way of Refinancing Indebtedness) shall be reduced from any amount of Indebtedness Incurred under this clause (3) that would otherwise be permitted to be Incurred using Refinancing Indebtedness;

(4)

Guarantees by (a) Diebold or any Guarantor of (i) Indebtedness Incurred by Diebold or a Guarantor on or before the Original Issue Date or (ii) Indebtedness of Non-Guarantor Subsidiaries subject to clause (3) of the definition of Permitted Investments, provided that in the event such Indebtedness that is being Guaranteed under this clause (a) is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be; and (b) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of the Indenture;

(5)

Indebtedness (a) of Diebold or any Guarantor owing to and held by Diebold or any Subsidiary or Indebtedness of a Non-Guarantor Subsidiary owing to and held by Diebold or any other Subsidiary, provided that any Indebtedness of Diebold or a Guarantor owing to and held by any Non-Guarantor Subsidiaries shall be in an aggregate amount outstanding not to exceed $10.0 million at the time any such Indebtedness is Incurred, and (b) in connection with ordinary course cash management operations; provided, that Diebold delivers regular updates regarding intercompany Indebtedness to the Board of Directors of Diebold; provided, further, that any intercompany Indebtedness that exceeds $10.0 million will only be permitted to the extent that Diebold reports such Indebtedness to the Board of Directors of Diebold in the regular fiscal quarter reporting immediately following the Incurrence of Indebtedness that caused aggregate intercompany Indebtedness to exceed $10.0 million; provided, further, that

(a)

if Diebold is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)	if a Guarantor is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Note Guarantee of such Guarantor; and

(c)

(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than Diebold or a Subsidiary of Diebold; and (ii) any sale or other transfer of any such Indebtedness to a Person other than Diebold or a Subsidiary of Diebold shall be deemed, in each case under this clause (5)(c), to constitute an Incurrence of such Indebtedness by Diebold or such Subsidiary, as the case may be;

(6)	Preferred Stock of a Subsidiary held by Diebold or any other Subsidiary; provided, however, that

(a)	any subsequent issuance or transfer of Capital Stock or any other event which results in such Preferred Stock being beneficially held by a Person other than Diebold or a Subsidiary of Diebold; and

(b)	any sale or other transfer of any such Preferred Stock to a Person other than Diebold or a Subsidiary of Diebold shall be deemed in each case under this clause (6) to constitute an Incurrence of such Preferred Stock by such Subsidiary;

(7)	[reserved];

(8)	Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(9)

Indebtedness (including Capitalized Lease Obligations) of Diebold or a Subsidiary Incurred to finance the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of Diebold or such Subsidiary through the direct purchase of such property, plant or equipment, and any Indebtedness of Diebold or a Subsidiary which serves to refinance any Indebtedness Incurred pursuant to this clause (9), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (9) and then outstanding, will not exceed $20.0 million;

(10)

Indebtedness Incurred by Diebold or its Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(11)

Indebtedness (other than Indebtedness for borrowed money) arising from agreements of Diebold or a Subsidiary providing for indemnification, contribution, earn-out, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of Diebold or any business, assets or Capital Stock of a Subsidiary;

(12)	[reserved];

(13)

the Incurrence by Diebold or any Subsidiary of Refinancing Indebtedness that serves to refinance any Indebtedness Incurred as permitted under clauses (2) and (3) and this clause (13) of the second paragraph of this covenant;

(14)	[reserved];

(15)

Indebtedness consisting of avals by any of Diebold or its Subsidiaries for the benefit of, and with respect to obligations that are not classified as Indebtedness of, any of Diebold or its Subsidiaries which are entered into in the ordinary course of business and consistent with standard business practices;

(16)

Indebtedness arising from (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(17)	[reserved];

(18)	[reserved];

(19)

Indebtedness Incurred in the ordinary course of business in connection with cash pooling arrangements and cash management arrangements in respect of netting services and similar arrangements in each case in connection with cash management and deposit accounts, but only to the extent, with respect to any such arrangements, that the total amount of deposits subject to such arrangements equals or exceeds the total amount of overdrafts or similar obligations subject to such arrangements;

(20)	Indebtedness consisting of the financing of insurance premiums;

(21)	[reserved];

(22)

Indebtedness Incurred under Bi-lateral LC/WC Agreements in an aggregate principal amount outstanding at any one time not to exceed $55.0 million (such amount will be calculated exclusive of any bank guarantee or the like issued in connection with a squeeze-out of any minority shareholders of Wincor Nixdorf (i) in accordance with Sec. 327b(3) of the German Stock Corporation Act (Aktiengesetz), (ii) in accordance with Sec. 62 of the German Transformation Act (Umwandlungsgesetz) in conjunction with 327b(3) of the German Stock Corporation Act (Aktiengesetz), (iii) in relation to a squeeze-out pursuant to 39a and 39b of the German Takeover Code (Wertpapiererwerbs- und Ubernahmegesetz) or (iv) a delisting offer pursuant to Sec. 39(2) of the German Stock Exchange Act (Borsengesetz) or similar corporate restructurings); and

(23)

in addition to the items referred to in clauses (1) through (22) above, Indebtedness of Diebold and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (23) and then outstanding, will not exceed $50.0 million at any time outstanding.

Diebold will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of Diebold unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Guarantor will Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Subsidiary (other than a Guarantor) may Incur any Indebtedness if such Indebtedness is used, directly or indirectly, to refinance Indebtedness of Diebold or a Guarantor.

For purposes of determining compliance with this covenant:

(1)

in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the second paragraph of this covenant, Diebold, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with the second paragraph of this covenant and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under the second paragraph of this covenant;

(2)

if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and relate to other Indebtedness, then such letters of credit shall be treated as Incurred pursuant to such Debt Facility and such other Indebtedness shall not be included; and

(3)

except as provided in clause (2) of this paragraph, Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Diebold or any Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

For purposes of the Indenture, no Indebtedness will be deemed to be contractually subordinated or junior in right of payment to any other Indebtedness solely by virtue of (1) being unsecured or (2) its having a junior priority with respect to the same collateral.

Limitation on Liens

Diebold will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Original Issue Date or acquired after that date, which Lien is securing any Indebtedness.

In addition, if Diebold or any Guarantor, directly or indirectly, creates, Incurs, assumes or suffers to exist any Lien (other than customary Liens on cash collateral in connection with the ABL Facility) securing any funded Indebtedness, a representative of which is required to become a party to an applicable Intercreditor Agreement, Diebold or such Guarantor, as the case may be, must concurrently grant a Lien (subject to Permitted Liens) upon such property as security for the Notes and the Note Guarantees, with the Lien upon such property being of the same priority as the other Liens on the Collateral securing the Notes (in accordance with the Lien Priority Principles).

Future guarantors

Diebold will cause (i) each Non-Guarantor Subsidiary (other than an Excluded Subsidiary) that, on the Original Issue Date or any time thereafter, becomes a borrower or Guarantees the Obligations under any of the Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, the 2024 Notes or the 2025 Notes and (ii) each Non-Guarantor Subsidiary (other than an Excluded Subsidiary or an Immaterial Subsidiary) domiciled or organized in the United States or any Specified Jurisdiction that, on the Original Issue Date or any time thereafter, Guarantees any other Indebtedness for borrowed money of (a) Diebold or any Guarantor or (b) any a non-Guarantor Subsidiary (and with respect to sub-clause (ii)(b), only to the extent such Indebtedness exceeds $10.0 million), to promptly execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture to the Indenture pursuant to which such Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including additional interest, if any) in respect of the Notes on a senior basis and all other Obligations under the Indenture, in each case, subject to the Guaranty and Security Principles.

Each Subsidiary that becomes a Guarantor on or after the Original Issue Date will also become a party to the applicable Collateral Documents and the applicable Intercreditor Agreements and will as promptly as practicable execute and deliver such joinder documents, security instruments and financing statements, and, with respect to any Material Real Property located in the United States, Mortgages, opinions of counsel, surveys and title insurance policies as required under the section above entitled “—Real estate mortgages and filings,” under the Indenture and Collateral Documents to the extent, and substantially in the form, delivered on the Original Issue Date or, if later, on the date first delivered (but no greater scope) as may be necessary to vest in the Notes Collateral Agent a perfected security interest with the priority described in any applicable Intercreditor Agreement, in each case, subject to no Liens other than Permitted Liens and otherwise in the manner and to the extent set forth in the Collateral Documents and the Indenture and, subject to the terms of the applicable Intercreditor Agreements, in the properties and assets of such new Guarantor constituting Collateral as security for the Notes or the Note Guarantees, and thereupon all provisions of the Indenture and the applicable Intercreditor Agreements relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

At each time of distribution of annual or quarterly financial information pursuant to clauses (1) or (2) of the covenant described below under “—Reports,” Diebold shall calculate the total assets and total revenues of all Immaterial Subsidiaries of Diebold. In the event that the total assets or total revenues of all Immaterial Subsidiaries of Diebold that Guarantee any Indebtedness of Diebold or any Guarantor for borrowed money (other than Priority Secured Indebtedness or Pari Passu Secured Indebtedness) would exceed 10.0% of the total assets or total revenues (after intercompany eliminations) of Diebold and its Subsidiaries, in each case determined in accordance with GAAP and as shown on Diebold’s consolidated balance sheet as of the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available and its consolidated statement of operations for the period of the most recent four consecutive fiscal quarters ending on such balance sheet date, Diebold shall, within 30 days of the date of distribution of such financial information, cause one or more Immaterial Subsidiaries of Diebold that Guarantee any Indebtedness of Diebold or any Guarantor for borrowed money to provide Note Guarantees as and to the extent required to cause the total assets and total revenues of all Immaterial Subsidiaries of Diebold not to exceed 10.0% of the total assets or total revenues (after intercompany eliminations) of Diebold and its Subsidiaries, in each case, subject to the Guaranty and Security Principles.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees of the Priority Secured Indebtedness or Pari Passu Secured Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution Obligations under the Indenture, result in the Obligations of such Guarantor under its Note Guarantee not constituting a preference, fraudulent conveyance or fraudulent transfer under federal or state law or any applicable foreign law.

Each Note Guarantee of a Guarantor shall be released in accordance with the provisions of the Indenture described under “—Note Guarantees.”

Limitation on Restrictions on Distributions from Subsidiaries

Diebold will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock to Diebold or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to Diebold or any Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)

make any loans or advances to Diebold or any Subsidiary (it being understood that the subordination of loans or advances made to Diebold or any Subsidiary to other Indebtedness Incurred by Diebold or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)

sell, lease or transfer any of its property or assets to Diebold or any Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding paragraph will not prohibit encumbrances or restrictions existing under or by reason of:

(1)

contractual encumbrances or restrictions pursuant to the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes Indentures and the 2025 Notes and related guarantees, the 2024 Notes Indenture and the 2024 Notes and related guarantees, the 2023 Credit Facility and related documentation and other agreements or instruments in effect at or entered into on the Original Issue Date;

(2)	the Indenture, the Notes, the Note Guarantees, the Collateral Documents, and the Intercreditor Agreements;

(3)

any agreement or other instrument of a Person acquired by Diebold or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

(4)

any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2) or (3) of this paragraph or this clause (4); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith determination of Diebold, taken as a whole, no more restrictive with respect to encumbrances and restrictions of the nature described in clauses, (1), (2) and (3) of the first paragraph of this covenant contained in the agreements referred to in clauses (1), (2) or (3) of this paragraph on the Original Issue Date, the date such Subsidiary became a Subsidiary or was merged into, or amalgamated or consolidated with, a Subsidiary, whichever is applicable;

(5)

in the case of clause (3) of the first paragraph of this covenant, Liens permitted to be Incurred under the provisions of the covenant described under “—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(6)

purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations permitted under the Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(7)

contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Diebold pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(8)

restrictions on cash or other deposits or net worth imposed by customers, suppliers, lessors or landlords or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

(9)	any customary provisions in leases, subleases or licenses and other agreements entered into by Diebold or any Subsidiary in the ordinary course of business and consistent with past practices;

(10)

restrictions on cash or other deposits to secure the performance of bids, trade contracts, tenders, government contracts, leases, statutory obligations, surety, stay, custom, performance and appeal bonds or other obligations of a like nature (including standby letters of credit or completion guarantees), in each case in the ordinary course of business;

(11)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(12)	[reserved];

(13)

any customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, other similar agreements and related governance documents entered into in the ordinary course of business;

(14)

to the extent required by the minority shareholders thereof, any restriction with respect to a Foreign Subsidiary of which less than 90% of the Voting Stock is owned by Diebold or any of its Subsidiaries; and

(15)

other Indebtedness Incurred or Preferred Stock issued by a Subsidiary permitted to be Incurred pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” that, in the good faith determination of Diebold, are not more restrictive with respect to encumbrances and restrictions of the nature described in clauses (1), (2) and (3) of the first paragraph of this covenant, taken as a whole, than those applicable to Diebold in the Indenture, the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, the 2024 Notes and the 2024 Notes Indenture, or the 2025 Notes and the 2025 Notes Indentures on the Original Issue Date (which results in encumbrances or restrictions at a Subsidiary level comparable to those applicable to Diebold).

Limitation on affiliate transactions

Diebold will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of Diebold (an “Affiliate Transaction”) involving an aggregate consideration in excess of $5.0 million, unless:

(1)

the terms of such Affiliate Transaction are not materially less favorable to Diebold or such Subsidiary, as the case may be, than those that could have been obtained by Diebold or such Subsidiary in a comparable transaction at the time of such transaction in arms’ length dealings with a Person that is not an Affiliate;

(2)

in the event such Affiliate Transaction involves an aggregate consideration in excess of $30.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of Diebold and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3)

in the event such Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, Diebold has received a written opinion from an Independent Financial Advisor stating that such Affiliate Transaction is fair to Diebold or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that could have been obtained by Diebold or such Subsidiary in a comparable transaction at such time on an arms’-length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1)

any transaction among Non-Guarantor Subsidiaries and Non-Borrower Subsidiaries and any Guarantees issued by any Non-Guarantor Subsidiary for the benefit of any Non-Guarantor Subsidiary, as the case may be, in accordance with “—Limitation on Indebtedness;”

(2)

Restricted Payments permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments,” or Permitted Investments, provided that any Investment made in a Non-Guarantor Subsidiary shall be made on commercially reasonable terms;

(3)	issuances or sales of Capital Stock (other than Disqualified Stock) of Diebold in connection with any contribution to the capital of Diebold;

(4)	[reserved];

(5)

any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of Diebold, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors of Diebold;

(6)	the payment of reasonable and customary fees and reimbursed expenses paid to, and indemnity provided on behalf of, directors of Diebold or any Subsidiary;

(7)	loans or advances to employees, officers, directors or consultants of Diebold or any Subsidiary in the ordinary course of business consistent with past practices;

(8)	any transaction with a Person that would constitute an Affiliate Transaction solely because Diebold or a Subsidiary owns Capital Stock in or otherwise controls such Person;

(9)

any agreement as in effect as of the Original Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Noteholders in any material respect in the good faith judgment of the Board of Directors of Diebold, when taken as a whole, than the terms of the agreements in effect on the Original Issue Date;

(10)

any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into, or amalgamated or consolidated with, Diebold or a Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition, amalgamation, consolidation or merger, and any amendment thereto, so long as any such amendment is not disadvantageous to the Noteholders in the good faith judgment of the Board of Directors of Diebold, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition, amalgamation, consolidation or merger;

(11)

transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of Diebold and its Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of Diebold, such transactions are on terms that are no less favorable to Diebold or the relevant Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by Diebold or such Subsidiary with an unrelated Person;

(12)	any grant, issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of Diebold and the granting of registration and other customary rights in connection therewith;

(13)	[reserved]; and

(14)

transactions in which Diebold or any Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Diebold or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that could have been obtained by Diebold or such Subsidiary in a comparable transaction at such time on an arms’-length basis from a Person that is not an Affiliate.

Reports

Notwithstanding that Diebold may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the SEC, Diebold will file with the SEC within the time periods specified in the SEC’s rules and regulations that are then applicable to Diebold (or if Diebold is not then subject to the reporting requirements of the Exchange Act, then deliver to the Trustee for delivery to the Noteholders (in lieu of filing with the SEC) within the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations) (in either case, including any extension as would be permitted by Rule 12b-25 under the Exchange Act):

(1)

all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” section and a report on the annual financial statements by Diebold’s independent registered public accounting firm;

(2)

all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section; and

(3)	all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if Diebold were required to file such reports,

in each case in a manner that complies in all material respects with the requirements specified in such form provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

Notwithstanding the foregoing, (i) Diebold will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as Diebold provides such information to the Trustee and the Noteholders and makes available such information to prospective purchasers of the Notes, in each case at Diebold’s expense and by the applicable date Diebold would be required to file such information pursuant to the preceding paragraph and (ii) Diebold will not be obligated to provide to the Trustee or the Noteholders or make available to prospective purchasers of the Notes any materials for which it has sought and received confidential treatment by the SEC. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, Diebold will furnish to Noteholders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The requirements set forth in this paragraph and the preceding paragraph may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by Diebold or a third party) to which access will be given to Noteholders and prospective purchasers of the Notes.

In addition, no later than five Business Days after the date the annual and quarterly financial information for the prior fiscal period have been filed or furnished pursuant to clauses (1) or (2) above, Diebold shall also hold live quarterly conference calls with the opportunity to ask questions of management for the benefit of the Trustee, the Noteholders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions (any such call, a “Bondholder Call”); provided that, so long as Diebold holds quarterly conference calls for investors of its Common Stock, it shall not be required to hold separate or additional Bondholder Calls. If Diebold holds any Bondholder Call, no fewer than five calendar days prior to the date such Bondholder Call is to be held, Diebold shall issue a press release to the appropriate U.S. wire services announcing such Bondholder Call for the benefit of the Trustee, the Noteholders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such Bondholder Call and direct the recipients thereof to contact an individual at Diebold (for whom contact information shall be provided in such notice) to obtain information on how to access such Bondholder Call.

Merger and consolidation

Diebold. Diebold will not consolidate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1)	the resulting, surviving or transferee Person shall be Diebold;

(2)

to the extent any assets of the Person who is merged, consolidated or amalgamated with or into Diebold are assets of the type that would constitute Collateral under the Collateral Documents, Diebold will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a)	Diebold would be in compliance with the Pro Forma Test Conditions; or

(b)	the Consolidated Coverage Ratio of Diebold and its Subsidiaries would be equal to or greater than such ratio for Diebold and its Subsidiaries immediately prior to such transaction;

(5)

each Guarantor (unless it is the other party to the transactions described above, in which case clause (1) of the second succeeding paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to Diebold’s obligations under the Indenture, Notes, Collateral Documents and the Intercreditor Agreements; and

(6)

Diebold shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding-up or disposition, and such supplemental indenture and any other supplemental agreements comply with the Indenture.

Notwithstanding clause (4) of the preceding paragraph, to the extent that Diebold is the surviving Person:

(1)

Diebold may consolidate with, merge with or into or transfer all or part of its properties and assets to any Subsidiary, and any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to Diebold, so long as no Capital Stock of the Subsidiary is distributed to any Person other than Diebold; provided that, in the case of a Subsidiary that merges into Diebold, Diebold will not be required to comply with clause (6) of the preceding paragraph; and

(2)

Diebold may merge with an Affiliate of Diebold solely for the purpose of reincorporating or forming Diebold in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of Diebold and its Subsidiaries is not increased thereby.

Guarantors. In addition, Diebold will not permit any Guarantor to consolidate with, amalgamate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to Diebold or another Guarantor) unless:

(1) (a)	if such entity remains a Guarantor, the resulting, surviving, continuing or transferee Person (if not such Guarantor) expressly assume, by a supplemental indenture to the Indenture and the applicable

Collateral Documents in a form reasonably satisfactory to the Trustee and/or the Notes Collateral Agent, as applicable, all the obligations of such Guarantor under its Guarantee;

(b)

to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the successor Guarantor are assets of the type that would constitute Collateral under the Collateral Documents, the successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(c)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d)

Diebold shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition and such supplemental indenture and any other supplemental agreements comply with the Indenture; or

(2)

in the event the transaction results in the release of the Guarantor’s Note Guarantee under clause (1)(a) under “—Note Guarantees,” the transaction is made in compliance with the covenant described under “—Repurchase at the Option of Noteholders—Asset Sales” (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time).

For purposes of this covenant, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Diebold or a Guarantor, as the case may be, which properties and assets, if held by Diebold or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Diebold or such Guarantor on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of Diebold or such Guarantor, as applicable.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Payments for consent

Diebold will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Noteholders and is paid to all Noteholders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Noteholders who are “qualified institutional buyers,” within the meaning of Rule 144A, institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, or non-U.S. Persons, within the meaning of Regulation S then such consideration need only be offered to all Noteholders to whom the exchange offer is made and to be paid to all such Noteholders that consent, waive or agree to amend in such time frame.

Events of Default

Each of the following is an “Event of Default”:

(1)	default in any payment of interest on any Note when due, continued for 30 days;

(2)	default in the payment of principal or premium, if any, on any Note when due at its Stated Maturity, upon mandatory or optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	failure by Diebold or any Guarantor to comply with its obligations under “—Certain Covenants— Merger and Consolidation”;

(4)

failure by Diebold or any Guarantor to comply for 30 days after notice as provided below with any of their obligations under the covenants described under “—Repurchase at the Option of Noteholders” or “—Certain Covenants” (in each case, other than (a) a failure to purchase Notes, which constitutes an Event of Default under clause (2) above, (b) a failure to comply with “—Certain Covenants— Merger and Consolidation” which constitutes an Event of Default under clause (3) above or (c) a failure to comply with “—Certain Covenants—Reports” or “—Certain Covenants—Payments for Consent,” which constitutes an Event of Default under clause (5) below);

(5)

failure by Diebold or any Guarantor to comply for 60 days (or, in the case of a failure to comply with “—Certain Covenants—Reports,” 120 days) after notice as provided below with its other agreements contained in the Indenture or the Notes;

(6)

default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Diebold or any of its Subsidiaries (or the payment of which is Guaranteed by Diebold or any of its Subsidiaries), other than Indebtedness owed to Diebold or a Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Original Issue Date, which default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness; or

(b)	results in the acceleration of such Indebtedness prior to its maturity.

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(7)

failure by Diebold or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of Diebold and its Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $75.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final;

(8)

certain events of bankruptcy, insolvency or reorganization of Diebold or a Significant Subsidiary or any group of Subsidiaries (excluding any Immaterial Subsidiaries) that, taken together (as of the date of the latest audited consolidated financial statements of Diebold and its Subsidiaries), would constitute a Significant Subsidiary;

(9)

any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Diebold and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Diebold and its Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Note Guarantee; or

(10)

with respect to any Collateral having a Fair Market Value in excess of $50.0 million, individually or in the aggregate, (A) the security interest under the Collateral Documents, at any time, ceases to be a valid and perfected Lien (perfected as or having the priority required by the Collateral Documents and applicable Indenture) and in full force and effect for any reason other than in accordance with their terms and the terms of the Indenture and such failure continues for 60 days and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations or the application thereof, or from the failure of the Notes Collateral Agent (or the applicable Controlling Collateral Agent) to maintain possession of certificates or instruments actually delivered to it representing securities pledged under the Collateral Documents or (B) Diebold or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Diebold and its Subsidiaries), would constitute a Significant Subsidiary asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and such Person fails to rescind such assertion within 60 days.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the Noteholders of at least 25% in principal amount of the then outstanding Notes notify Diebold of the default and Diebold does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (8) above) occurs and is continuing, the Trustee by written notice to Diebold, specifying the Event of Default, or the Noteholders of at least 25% in principal amount of the then outstanding Notes by notice to Diebold and the Trustee, may, and the Trustee at the request of such Noteholders shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under “—Events of Default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by Diebold or a Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (8) above occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Noteholders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Noteholder may pursue any remedy with respect to the Indenture or the Notes (subject to the Intercreditor Agreements) unless:

(1)	such Noteholder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	the Noteholders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such Noteholders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)

the Noteholders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions and the terms of the Indenture and the applicable Intercreditor Agreements, the Noteholders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent.

The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, the Indenture, the Notes or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Noteholder or that would involve the Trustee in personal liability.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes and the Note Guarantees at the request or direction of any of the Noteholders unless such Noteholders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

The Indenture provides that if a Default occurs and is continuing and is actually known to a responsible officer of the Trustee, the Trustee will mail to each Noteholder a notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Noteholders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Noteholders. In addition, Diebold is required to deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Original Issue Date, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Diebold also is required to deliver to the Trustee, within ten Business Days after the occurrence thereof following the date on which Diebold becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable, a certificate specifying any events which would constitute a Default, their status and what action Diebold is taking or proposing to take in respect thereof.

Amendments and waivers

Except as provided in the next two succeeding paragraphs (and subject to the terms of the Intercreditor Agreements), the Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement may be amended or supplemented with the consent of the Noteholders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Noteholders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each affected Noteholder, no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Noteholder), among other things:

(1)	reduce the principal amount of Notes whose Noteholders must consent to an amendment, supplement or waiver;

(2)	reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)

waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Noteholders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)

reduce the premium payable upon the redemption or repurchase of any Note or change the date on which any Note may be redeemed or repurchased as described above under “—Optional Redemption,” “—Repurchase at the Option of Noteholders—Change of Control” or “—Repurchase at the Option of Noteholders— Asset Sales” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Asset Disposition” and “Change of Control”);

(6)	make any Note payable in a currency other than that stated in the Note;

(7)	amend the contractual right expressly set forth in the Indenture or the Notes of any Noteholder to institute suit for the enforcement of any payment on or with respect to such Noteholder’s Notes;

(8)	make any change in the amendment or waiver provisions which require each Noteholder’s consent;

(9)	modify the Note Guarantees in any manner materially adverse to the Noteholders;

(10)

modify or change any provision of the Indenture, any Intercreditor Agreement or the Collateral Documents that (i) adversely affects the ranking as to right of payment (it being understood that the “right of payment” here refers to contractual ranking), Lien priority or payment priority, (ii) has the effect of permitting the creation of any “unrestricted subsidiary” or similar Subsidiary that is not subject to the covenants summarized under “—Certain Covenants” or the Events of Default summarized under “—Events of Default”, or (iii) has the effect of permitting (to the extent not otherwise permitted by the terms of the Indenture as in effect on the Original Issue Date) the Incurrence of additional Indebtedness in the form of “additional notes” for the purpose of influencing voting thresholds;

(11)

modify or change any provision in the Indenture or any Intercreditor Agreement relating to the payment terms or application of proceeds in connection with the Notes, including any payment or application of proceeds waterfalls; or

(12)	release all or substantially all of the Collateral or the Guarantees.

In addition, and subject to clause (10) under “—Amendments and Waivers”, without the consent of Noteholders of 66 2/3% in aggregate principal amount of the Notes outstanding, no amendment, supplement or waiver may modify any Collateral Document or the provisions in the Indenture relating to the Notes dealing with the Collateral Documents in any matter, taken as a whole, materially adverse to the Noteholders or otherwise release Collateral in excess of $50.0 million from the Liens securing the Notes other than in accordance with the Indenture, the Collateral Documents and the Intercreditor Agreements. Notwithstanding anything to the contrary herein, to the extent, and solely in immediate contemplation of or following commencement of bankruptcy, insolvency or reorganization proceedings with respect to Diebold and its material Domestic Subsidiaries, the Guarantees provided by German-domiciled Guarantors and the Liens on assets of such entities, in each case with respect to the Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes and the Notes, may be released with the consent of (i) lenders holding in excess of 66 2/3% of the outstanding loans under the Superpriority Credit Facility, (ii) lenders holding in excess of 66 2/3% of the outstanding loans under the 2025 Credit Facility, and (iii) holders holding in excess of 66 2/3% of the aggregate principal amount of the outstanding 2025 Notes, solely in the event that such lenders and holders determine in good faith that the release of such Guarantees and Liens is necessary to avoid material value deterioration of the German-domiciled Guarantors. Upon and simultaneously with such release, the priority of Liens on the pledged equity of Diebold Germany shall automatically be changed such that the Lien in favor of the Superpriority Credit Facility is senior to the Lien in favor of the 2025 Credit Facility, the 2025 Notes and (for the avoidance of doubt) the Notes (it being understood that the Lien on the pledged equity of Diebold Germany securing the Notes shall at all times be junior to the Liens securing the Superpriority Credit Facility, the 2025 Credit Facility and the 2025 Notes); provided that, no such release will be effective until the applicable proceeding is actually commenced. In addition, and notwithstanding the foregoing, additional Indebtedness that may be secured by Liens senior to the Liens securing the 2025 Credit Facility and the 2025 Notes may be permitted with the consent of Noteholders holding at least 66 2/3% of the aggregate principal amount of the Notes outstanding.

In addition, without the consent of Noteholders of 75% in aggregate principal amount of the Notes outstanding, no amendment, supplement or waiver may modify or waive any of the Guarantor Release Protection Provisions.

Notwithstanding the foregoing, without the consent of any Noteholder, Diebold, the Guarantors (except that no existing Guarantor will be required to execute any amendment or supplement of the Indenture that solely relates to changes described in clause (5) below), the Trustee and the Notes Collateral Agent may amend the Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements (subject to the terms of the Intercreditor Agreements) to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)

provide for the assumption by a successor entity of the obligations of Diebold or any Guarantor under the Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement in accordance with “—Certain Covenants—Merger and Consolidation;”

(3)

provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(4)	to comply with the rules of any applicable depositary;

(5)

add Guarantors with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or the Indenture, in each case, in accordance with the applicable provisions of the Indenture;

(6)	secure the Notes and the Note Guarantees;

(7)

to confirm and evidence the release, termination or discharge of any Lien securing the Notes or the Note Guarantees in accordance with the terms of the Indenture, the Collateral Documents or Intercreditor Agreement;

(8)

add covenants of Diebold and its Subsidiaries or Events of Default for the benefit of Noteholders or to make changes that would provide additional rights to the Noteholders or to surrender any right or power conferred upon Diebold or any Guarantor;

(9)

make any change that does not materially adversely affect the legal rights under the Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements of any Noteholder;

(10)	comply with any requirement of the SEC in connection with any required qualification of the Indenture under the Trust Indenture Act;

(11)

evidence and provide for the acceptance of an appointment of a successor trustee (provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture) or successor notes collateral agent;

(12)

conform the text of the Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements to any provision of this “Description of the New Notes” to the extent that such provision in this “Description of the New Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements, as confirmed in an Officer’s Certificate delivered to the Trustee; or

(13)

make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes (including the New Notes); provided, however, that (A) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Noteholders to transfer Notes.

In addition, the Intercreditor Agreements will provide that, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to the Superpriority Credit Facility will also apply automatically to the comparable Collateral Documents with respect to the Notes, to the maximum extent permitted by the relevant governing law (unless such automatic application would not comply with formal requirements for amending or changing documents under applicable law).

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any Noteholder given in connection with a tender of such Noteholder’s Notes will not be rendered invalid by such tender.

In addition, the Noteholders will be deemed to have consented for purposes of the Collateral Documents and the applicable Intercreditor Agreements to any of the following amendments, waivers and other modifications to the Collateral Documents and the applicable Intercreditor Agreements:

(1)

(A) to add other parties (or any authorized agent thereof or trustee therefor) holding Secured Indebtedness that is Incurred in compliance with the Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes Indentures, the 2023 Credit Facility, the 2024 Notes Indenture, the Indenture and the Collateral Documents and (B) to establish the priority of the Liens on any Collateral securing such Secured Indebtedness under the applicable Intercreditor Agreement with the Liens on such Collateral securing the Obligations under the Indenture, the Notes and the Note Guarantees, and (C) to establish that the Liens on any ABL Priority Collateral securing any Indebtedness replacing the ABL Facility permitted to be incurred under the Indenture shall be senior to the Liens on such ABL Priority Collateral securing any Obligations under the Indenture, the Notes and the Note Guarantees, and that the Liens on any Non-ABL Priority Collateral securing any such Indebtedness shall be junior to the Liens on such Non-ABL Priority Collateral securing any Obligations under the Indenture, the Notes and the Note Guarantees, all on the terms provided for in the ABL Intercreditor Agreement in effect immediately prior to such amendment or other modification; and all proceeds of the Collateral shall be payable to the Notes Collateral Agent and such representatives for any other Pari Passu Secured Indebtedness then outstanding on a pro rata basis based on the aggregate outstanding principal amount of Obligations under the Indenture and the Notes and under any other Pari Passu Secured Indebtedness then outstanding, all on the terms provided for in the applicable Intercreditor Agreement in effect immediately prior to such amendment;

(2)

to effectuate the release of assets included in the Collateral from the Liens securing the Notes in accordance with the Indenture or the Collateral Documents if those assets are (i) owned by a Guarantor and that Guarantor is released from its Note Guarantee in accordance with the terms of the Indenture or (ii) sold, transferred or otherwise disposed of in a transaction permitted or not otherwise prohibited by the Indenture;

(3)

to establish that the Liens on any Collateral securing any Indebtedness refinancing any Secured Indebtedness permitted to be incurred under the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” shall rank pari passu with the Liens on such Collateral securing the Obligations under such replaced Secured Indebtedness and otherwise conform to the Lien Priority Principles; and

(4)

upon any cancellation or termination of the ABL Facility without a replacement thereof, to establish that the ABL Priority Collateral (in addition to the Non-ABL Priority Collateral) shall secure the Obligations under the Indenture, the Notes and the Note Guarantees on the same basis as the Non-ABL Priority Collateral pursuant to the Lien Priority Principles, subject to the terms of the applicable Intercreditor Agreements in effect immediately prior to such amendment or other modification.

Any such additional party and the applicable administrative agent, as applicable, under any of the Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes Indentures, the 2023 Credit Facility, the 2024 Notes Indenture, the Trustee and the Notes Collateral Agent shall be entitled to rely upon an Officer’s Certificate certifying that such Indebtedness was issued or borrowed in compliance with each of the Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes Indentures, the 2023 Credit Facility, the 2024 Notes Indenture, the Indenture and the Collateral Documents.

See also “—Collateral—Refinancings of secured indebtedness.”

Defeasance

Diebold may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the Indenture and the outstanding Notes and the Note Guarantees issued under the Indenture (“legal defeasance”) except for:

(1) the rights of Noteholders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust referred to below;

(2) Diebold’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and Diebold’s obligations in connection therewith; and

(4) the legal defeasance provisions of the Indenture.

If Diebold exercises the legal defeasance option, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

Diebold and the Guarantors at any time may be released from their respective obligations described under “—Repurchase at the Option of Noteholders” and under the covenants described under “—Certain Covenants” (other than “—Merger and Consolidation”), and clause (4) of the first paragraph under “— Certain Covenants— Merger and Consolidation” above (“covenant defeasance”).

If Diebold exercises the covenant defeasance option, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

Diebold may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Diebold exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If Diebold exercises its covenant defeasance option, an Event of Default specified in clause (3) that resulted solely from the failure of Diebold to comply with clause (4) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above, clause (4) (only with respect to covenants that are released as a result of such covenant defeasance), clause (5) (only with respect to covenants that are released as a result of such covenant defeasance), clause (6), clause (7), clause (8) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of Diebold and its Subsidiaries) would constitute a Significant Subsidiary), clause (9) or clause (10) under “—Events of Default” above, in each case, shall not constitute an Event of Default.

In order to exercise either legal defeasance or covenant defeasance under the Indenture:

(1)

Diebold must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Noteholders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest, if any, due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Diebold must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)

in the case of legal defeasance, Diebold has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) Diebold has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Original Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Noteholders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)

in the case of covenant defeasance, Diebold has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Noteholders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility, Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes Indentures, the 2023 Credit Facility, the 2024 Notes Indenture or any other material agreement or material instrument (other than the Indenture) to which Diebold or any Guarantor is a party or by which Diebold or any Guarantor is bound;

(5)

Diebold has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by Diebold with the intent of defeating, hindering, delaying or defrauding any creditors of Diebold, any Guarantor or others;

(6)

Diebold has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(7)

Diebold has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

In the event of a bankruptcy of Diebold within 90 days of the defeasance of the notes issued under a high-yield indenture, creditors of the bankrupt estate may allege that the deposit to defease the notes constituted a “preference” under U.S. bankruptcy laws.

Satisfaction and discharge

The Indenture will be discharged, and will cease to be of further effect as to all Notes and Note Guarantees issued thereunder, when either:

(1)

all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by Diebold) have been delivered to the Trustee for cancellation; or

(2) (a)

all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Diebold, and Diebold or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent, as trust funds in trust solely for the benefit of the Noteholders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)	Diebold or any Guarantor has paid or caused to be paid all sums payable by Diebold under the Indenture; and

(d)	Diebold has delivered irrevocable instructions to the Trustee and the Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, Diebold shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

No personal liability of directors, officers, employees and shareholders

No past, present or future director, officer, employee, incorporator, member, partner or shareholder of Diebold or any Guarantor, as such, shall have any liability for any obligations of Diebold or any Guarantor (other than Diebold in respect of the Notes and each Guarantor in respect of its Note Guarantee) under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities law.

Notices

Notices given by publication will be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to any Noteholder of an interest in a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable procedures of DTC or such depositary. Where the Indenture or any Note provides for notice of any event to a Noteholder of an Attached Note, such notice will be sufficiently given if given to the Units Trustee and the holders of Units.

Concerning the trustee

U.S. Bank Trust Company, National Association is the Trustee under the Indenture and was appointed by Diebold as initial Registrar and Paying Agent with regard to the Notes.

If the Trustee becomes a creditor of Diebold or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

U.S. Bank Trust Company, National Association, by acceptance of its duties as Trustee under the Indenture, has not reviewed this prospectus (other than this “Description of the New Notes” section) and has made no representations whatsoever as to the information contained herein.

Consent to Jurisdiction and Service of Process

The Indenture provides that Diebold and each Guarantor will appoint an agent for service of process in any suit, action or proceeding with respect to the Indenture, the Notes and the Note Guarantees brought in any federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction.

Governing law

The Indenture provides that it, the Notes and any Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York. The Collateral Documents and the Intercreditor Agreements are and will be governed by, and construed in accordance with, the laws of the State of New York; however, (1) the Mortgages will be governed by, and construed in accordance with, the laws of the jurisdictions in which the applicable Premises are located, (2) the deeds of pledge of the Capital Stock of any Foreign Subsidiary will be governed by the laws of the applicable jurisdiction of incorporation or formation of each such entity and (3) the other deeds of pledge will be governed by the laws of the applicable jurisdiction where the relevant underlying asset is located.

Certain definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein.

“2023 Credit Facility” means that certain credit agreement, dated as of November 23, 2015, among Diebold, the guarantors parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto from time to time, as amended and as the same may be further amended, restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder).

“2023 Credit Facility Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as the administrative agent under the 2023 Credit Facility, or any successor representative acting in such capacity.

“2023 Credit Facility Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as the collateral agent under the 2023 Credit Facility, or any successor representative acting in such capacity.

“2024 Notes” means the Company’s 8.5% Senior Notes due 2024 issued pursuant to the 2024 Notes Indenture.

“2024 Notes Indenture” means that certain indenture, dated as of April 19, 2016, among Diebold, as issuer, the subsidiary guarantors party thereto from time to time, and the 2024 Trustee, as amended or supplemented from time to time, relating to the Company’s 8.5% Senior Notes due 2024.

“2024 Trustee” means U.S. Bank Trust Company, National Association.

“2025 Credit Facility” means that certain credit agreement, dated as of the Original Issue Date, among Diebold, the guarantors parties thereto, the 2025 Credit Facility Administrative Agent, the 2025 Credit Facility Collateral Agent, and the lenders parties thereto from time to time, as amended and as the same may be further amended, restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder).

“2025 Credit Facility Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as the administrative agent under the 2025 Credit Facility, or any successor representative acting in such capacity.

“2025 Credit Facility Collateral Agent” means GLAS Americas LLC, in its capacity as the collateral agent under the 2025 Credit Facility, or any successor representative acting in such capacity.

“2025 Euro Notes” means the Dutch Issuer Guarantor’s 9.000% Senior Secured Notes due 2025 issued pursuant to the 2025 Euro Notes Indenture.

“2025 Euro Notes Collateral Agent” means GLAS Americas LLC, in its capacity as the collateral agent under the 2025 Euro Notes Indenture, or any successor representative acting in such capacity.

“2025 Euro Notes Indenture” means that certain indenture, dated as of July 20, 2020, among the Dutch Issuer Guarantor, as issuer, Diebold, as guarantor, the subsidiary guarantors from time to time, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, the 2025 Euro Notes Trustee and the 2025 Euro Notes Collateral Agent, as amended, amended and restated, or supplemented from time to time, relating to the Dutch Issuer Guarantor’s 9.000% Notes due 2025.

“2025 Euro Notes Trustee” means U.S. Bank Trust Company, National Association, until such time, if any, that a successor replaces such party in accordance with the applicable provisions of the 2025 Euro Notes Indenture and thereafter means the successor serving thereunder.

“2025 Notes” means the 2025 U.S. Notes and the 2025 Euro Notes.

“2025 Notes Collateral Agents” means the 2025 U.S. Notes Collateral Agent and the 2025 Euro Notes Collateral Agent.

“2025 Notes Indentures” means the 2025 U.S. Notes Indenture and the 2025 Euro Notes Indenture.

“2025 Notes Trustees” means the 2025 U.S. Notes Trustee and the 2025 Euro Notes Trustee.

“2025 U.S. Notes” means the Company’s 9.375% Senior Secured Notes due 2025 issued pursuant to the 2025 U.S. Notes Indenture.

“2025 U.S. Notes Collateral Agent” means GLAS Americas LLC, in its capacity as the collateral agent under the 2025 U.S. Notes Indenture, or any successor representative acting in such capacity.

“2025 U.S. Notes Indenture” means that certain indenture, dated as of July 20, 2020, among Diebold, as issuer, the subsidiary guarantors from time to time, the 2025 U.S. Notes Trustee and the 2025 U.S. Notes Collateral Agent, as amended, amended and restated, or supplemented from time to time, relating to the Company’s 9.375% Notes due 2025.

“2025 U.S. Notes Trustee” means U.S. Bank Trust Company, National Association, until such time, if any, that a successor replaces such party in accordance with the applicable provisions of the 2025 U.S. Notes Indenture and thereafter means the successor serving thereunder.

“ABL Agreement” means the collective reference to (a) the ABL Facility, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been Incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the ABL Facility (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Collateral Agent” means (a) in the case of any ABL Priority Collateral owned or hereinafter acquired by any ABL Loan Party other than an ABL Loan Party incorporated under the laws of a Specified Jurisdiction (other than Canada), JPMorgan Chase Bank, N.A. (together with its successors and assigns), as collateral agent for the ABL Secured Parties, (b) in the case of any ABL Priority Collateral owned or hereinafter acquired by any ABL Loan Party incorporated under the laws of a Specified Jurisdiction (other than Canada), GLAS Americas LLC (together with its successors and assigns) as collateral agent for the ABL Secured Parties and (c) in the case of any Replacement ABL Agreement or any other ABL Agreement, the Person identified as such in such agreement.

“ABL Creditors” means collectively, the “Lenders” and the “Secured Parties,” each as defined in the ABL Agreement or any Persons that are designated under the ABL Agreement as the “ABL Creditors” for purposes of the ABL Intercreditor Agreement.

“ABL Documents” means, collectively, the ABL Facility, the ABL Intercreditor Agreement and the indenture, credit agreement or other agreement governing other ABL Indebtedness and ABL Security Documents related to the foregoing.

“ABL Facility” means that credit agreement with respect to an asset-based revolving credit facility, dated the Original Issue Date, among Diebold, certain of its Subsidiaries, the ABL Facility Administrative Agent, the ABL Collateral Agent, and the lenders parties thereto from time to time, as amended and as the same may be further amended, restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder), and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified or refinanced from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), amended, restated, modified or refinanced from time to time, including (if designated by the Company) by any agreement or indenture or commercial paper facility with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures increasing the amount loaned or issued thereunder expressly permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness or adding Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.”

“ABL Facility Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as the administrative agent under the ABL Facility, or any successor representative acting in such capacity.

“ABL Indebtedness” means (a) Indebtedness (including letters of credit and reimbursement obligations with respect thereto) and other obligations Incurred by the ABL Loan Parties under or in respect of the ABL Facility and/or (b) guarantees by any Subsidiary in respect of any of the obligations described in the foregoing clause (a).

“ABL Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Original Issue Date, by and among the ABL Collateral Agent, the Superpriority Credit Facility Collateral Agent, the 2023 Credit Facility Collateral Agent, the 2025 Credit Facility Collateral Agent, the Notes Collateral Agent, the 2025 Euro Notes Collateral Agent, the 2025 U.S. Notes Collateral Agent and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, as may be amended, restated, supplemented or replaced, in whole or in part, from time to time.

“ABL Loan Parties” means, collectively, the borrowers and guarantors from time to time party to the ABL Documents.

“ABL Non-Priority Collateral” means all Collateral that is not ABL Priority Collateral.

“ABL Obligations” means (a) all principal of and interest (including, without limitation any post-petition interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing (as defined in the ABL Intercreditor Agreement) by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any post-petition interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Swap Obligations (as defined in the ABL Intercreditor Agreement), (d) all Banking Services Obligations (as defined in the ABL Intercreditor Agreement) and (e) all guarantee obligations, indemnities, fees, expenses (including, without limitation, all fees and disbursements of counsel to the ABL Representatives (as defined in the ABL Intercreditor Agreement) or any ABL Creditors) and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an insolvency proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any ABL Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Notes Secured Party (as defined in the ABL Intercreditor Agreement), receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of the Indenture and the rights and obligations of the ABL Secured Parties and the Notes Secured Parties (as defined in the ABL Intercreditor Agreement), be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Priority Collateral” means, collectively the ABL Priority Domestic Collateral and the ABL Priority Foreign Collateral.

“ABL Priority Domestic Collateral” means that portion of the Collateral that is held by the Company or a Domestic Subsidiary and which constitutes “ABL Priority Collateral” under the ABL Facility; provided, that any ABL Priority Domestic Collateral that is for any reason after the Original Issue Date no longer “Collateral” under the ABL Facility shall be deemed as of such date to be Non-ABL Domestic Released Collateral.

“ABL Priority Foreign Collateral” means that portion of the Collateral that is held by a Foreign Subsidiary of the Company and which constitutes “ABL Priority Collateral” under the ABL Facility; provided, that any ABL Priority Foreign Collateral that is for any reason after the Original Issue Date no longer “Collateral” under the ABL Facility shall be deemed as of such date to be Non-ABL Foreign Collateral.

“ABL Priority Secured Indebtedness” means (a) ABL Indebtedness secured pursuant to the ABL Security Documents by Liens on the ABL Priority Collateral, which Liens are senior in priority to the Liens on the ABL Priority Collateral securing the Non-ABL Secured Indebtedness pursuant to the terms of the ABL Intercreditor Agreement or other intercreditor agreement that is substantially similar to such intercreditor agreement (regardless of any priority level among such Non-ABL Secured Indebtedness).

“ABL Secured Parties” means the ABL Collateral Agent, the ABL Facility Administrative Agent, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company, any or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the Uniform Commercial Code or the PPSA, as applicable) in favor of the ABL Collateral Agent, for the benefit of any of the holders of ABL Indebtedness, in each case, as amended, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the applicable ABL Documents subject to the terms of the ABL Intercreditor Agreement, as applicable.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary, (2) Indebtedness assumed in connection with the acquisition of assets from such Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional ABL Agreement” means any agreement evidencing or governing the incurrence of additional indebtedness that is permitted to be secured by the Collateral securing any ABL Indebtedness on a pari passu basis with other ABL Indebtedness and treated as an ABL Agreement pursuant to the ABL Agreement and any agreement approved for designation as such by each ABL Collateral Agent and each Non-ABL Representative.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such Note, and

(2)

the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on October 14, 2026 (such redemption price being described under “—Optional Redemption”) plus (ii) all required remaining scheduled interest payments due on such Note through October 14, 2026 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal amount of such Note.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than operating leases entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by Diebold or any of its Subsidiaries, including any disposition by means of a merger, amalgamation, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)

dispositions of assets, including by means of a merger, amalgamation, consolidation or similar transaction, by (a) a Guarantor to Diebold or by Diebold or a Guarantor to a Guarantor or (b) a Guarantor or Diebold to a Non-Guarantor Subsidiary, provided that all such dispositions under clause (b) of this paragraph (excluding dispositions which are Permitted Investments or permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments”) (i) in the aggregate do not exceed $25.0 million (with the Fair Market Value of each such disposition being measured at the time made and without giving effect to subsequent changes in value) and (ii) are for cash consideration only;

(2)	the sale or other disposition of cash or Cash Equivalents in the ordinary course of business or in connection with cash management activities;

(3)	a disposition of inventory or equipment in the ordinary course of business;

(4)	dispositions of obsolete, damaged, worn out or surplus assets, in each in the ordinary course of business;

(5)

the disposition of all or substantially all of the assets of Diebold in a manner permitted pursuant to ”—Certain Covenants—Merger and Consolidation” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(6)	an issuance of Capital Stock by a Subsidiary to Diebold or to a Wholly Owned Subsidiary;

(7)

for purposes of “—Repurchase at the Option of Noteholders—Asset Sales” only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or

Cash Equivalents by Diebold or its Subsidiaries (but excluding any securities, notes or other obligations that are subsequently converted into cash)) or a disposition that is permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments;”

(8)	[reserved];

(9)	[reserved];

(10)

dispositions of assets in any single transaction or series of related transactions with an aggregate Fair Market Value equal to or less than $5.0 million, provided that in any fiscal year, the aggregate sum of dispositions under this clause (10) shall not exceed $15.0 million;

(11)	the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(12)

discounts, adjustments or forgiveness of accounts receivable and other contract claims in the ordinary course of business or in connection with collection or compromise thereof and sales of accounts receivable in the ordinary course of business and at the request of the account debtor thereon to facilitate the processing and payment thereof, in each case exclusive of factoring or similar arrangements;

(13)	the issuance by a Subsidiary of Disqualified Stock or Preferred Stock that is permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness;”

(14)

(i) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property, in each case, in the ordinary course of business and (ii) the abandonment or allowance to lapse of intellectual property which, in the case of this clause (ii), in the good faith determination of Diebold is not material to Diebold and its Subsidiaries, taken as a whole;

(15)	foreclosure on assets;

(16)	dispositions resulting from (i) any taking, expropriation or condemnation of any property of Diebold or any Subsidiary by any governmental authority or (ii) any casualty;

(17)	[reserved];

(18)

sales and exchanges of assets in connection with the concurrent purchase of assets useful in a Similar Business to the extent that (i) the assets received by Diebold or its Subsidiaries are of equivalent or greater Fair Market Value than the assets transferred and, (ii) if a Subsidiary transfers any such assets without receiving assets in exchange as set forth in clause (i), such Subsidiary must receive cash consideration equal to or greater than the Fair Market Value of the transferred assets;

(19)	[reserved]

(20)	any surrender or waiver of contract rights or the settlement, release or surrender of any contract, tort or other litigation claims;

(21)

dispositions of machinery, equipment or other fixed assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets that are purchased within 180 days, (ii) such assets are exchanged within 180 days for machinery, equipment or other fixed assets having a Fair Market Value equal to or greater than the assets being traded in or (iii) the proceeds of such disposition are applied to the purchase price of replacement assets within 180 days;

(22)	the unwinding of any Hedging Obligations;

(23)	dispositions of Common Stock of Diebold held by any Subsidiary in connection with any acquisition made by Diebold or any Subsidiary;

(24)	dispositions in connection with the China JV Restructuring;

(25)	sales and/or transfers of joint venture equity interests and assets pursuant to the terms of the China Joint Venture; and

(26)	sales and/or transfers of joint venture equity interests and assets pursuant to the terms of the Wincor Joint Venture.

“Authorized Representative” means in the case of (i) the Superpriority Credit Facility or the holders of Obligations thereunder, the Superpriority Credit Facility Administrative Agent, (ii) the ABL Facility or the holders of Obligations thereunder, the ABL Facility Administrative Agent, (iii) the 2025 Credit Facility or the holders of Obligations thereunder, the 2025 Credit Facility Administrative Agent, (iv) the 2023 Credit Facility or the holders of Obligations thereunder, the 2023 Credit Facility Administrative Agent, (v) the 2025 U.S. Notes or the holders thereof, the 2025 U.S. Notes Trustee, (vi) the 2025 Euro Notes or the holders thereof, the 2025 Euro Notes Trustee, and (vii) of the Notes or the Noteholders thereof, the Trustee and (viii) in the case of any series of additional Secured Indebtedness or the holders thereof that become subject to any Intercreditor Agreement, the Authorized Representative named for such series in the applicable joinder agreement.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)

the sum of the products obtained by multiplying (a) the amount of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock by (b) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment; by

(2)	the sum of the amounts of all such payments.

“Bankruptcy Laws” shall mean, as applicable, (a) the Bankruptcy Code and (b) and any similar federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the Canada Business Corporations Act (or any other Canadian corporate statute where such statute is used by a Person to propose an arrangement involving a compromise of claims of any class of its creditors), the UK Insolvency Act 1986, the German Insolvency Code (Insolvenzordnung), the Italian Bankruptcy Law or Italian Crisis and Insolvency Code, the Dutch Bankruptcy Act (Faillissementswet), Book XX of the Belgian Economic Law Code (Wetboek Economisch Recht/Code de droit économique), the Spanish Insolvency Law, the Swedish Reorganisation Act (Sw. lag (2022:964) om företagsrekonstruktion) and Swedish Bankruptcy Act (Sw. Konkurslag (1987:672)), the Polish Insolvency Law dated 28 February 2003 (Prawo upadlosciowe), the Polish Restructuring Law dated 15 May 2015 (Prawo restrukturyzacyjne), the Council of the European Union Regulation 2015/848 on insolvency proceedings, the provisions of Book VI (Livre Sixième) of the French Commercial Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, receivership, insolvency, restructuring, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect (including any applicable corporations or companies legislation to the extent the relief sought under such legislation relates to or involves the compromise, settlement, adjustment, restructuring or arrangement of debt).

“Bi-lateral LC/WC Agreement” means an agreement between Diebold and/or any of its Subsidiaries and a financial institution providing for foreign and/or domestic revolving credit facilities and/or the issuance of letters of credit, bank guarantees and/or similar obligations, which agreement has been designated in writing as a Bi-lateral LC/WC Agreement pursuant to an Officer’s Certificate delivered to the Trustee setting forth the maximum principal amount available or permitted to be Incurred under such agreement. Diebold may rescind such designation or decrease or increase the maximum principal amount available or permitted to be Incurred under any such agreement pursuant to an Officer’s Certificate delivered to the Trustee. Liens on the collateral in respect of any credit facility securing obligations in respect of any Bi-lateral LC/WC Agreements shall be required to be secured pursuant to clauses (34) and/or (35) of the definition of “Permitted Liens.”

“Board Candidate Failure Event” means (i) either of Marjorie L. Bowen and Emanuel R. “Manny” Pearlman (or both) not being timely and/or otherwise properly nominated by the Company’s Board of Directors with respect to its next annual general meeting following the Original Issue Date to serve as directors on the Company’s Board of Directors or (ii) either or both of such persons not being elected by the shareholders of Diebold at such annual general meeting to serve as directors on the Company’s Board of Directors.

“Board of Directors” means:

(1)	with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any duly authorized committee of the Board of Directors;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or North Canton, Ohio are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)

U.S. dollars, Canadian dollars, Swiss Francs, Pounds Sterling, Japanese Yen, Euros or any national currency of any participating member state of the EMU or, in the case of a Foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(2)

securities issued or directly and fully Guaranteed or insured by the U.S. government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof);

(3)

marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof or issued by any foreign government or any political subdivision or any public instrumentality thereof, in each case having an Investment Grade Rating;

(4)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by any commercial bank having a combined capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million, in the case of non-U.S. banks;

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)	bonds with an Investment Grade Rating and Preferred Stock issued by Persons with an Investment Grade Rating, including municipal bonds, corporate bonds and treasury bonds;

(7)

(i) commercial paper issued by any bank meeting the qualifications specified in clause (4) above or by the parent company of any such bank, (ii) commercial paper with a short-term commercial paper rating of at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized

Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and (iii) marketable short-term money market and similar funds having the equivalent of an Investment Grade Rating;

(8)	interests in any money market fund substantially all of the assets of which are comprised of instruments of the type specified in clauses (1) through (7) above;

(9)	other securities and financial instruments which offer a security comparable to the instruments specified in clauses (1) through (8) above; and

(10)

in the case of any Foreign Subsidiary, investments of the type and maturity described in clauses (1) through (9) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“Cash Management Agreement” means any agreement providing cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services that is in effect on the Original Issue Date or thereafter and is by and among Diebold or any of its Subsidiaries and a Cash Management Bank.

“Cash Management Bank” means the administrative agent and any lender under the ABL Facility or any Affiliate or branch thereof that is a party to a Cash Management Agreement with Diebold or any of its Subsidiaries and, with respect to any Cash Management Agreement entered into prior to the Original Issue Date, any Person that was the administrative agent, a lender under the ABL Facility or any Affiliate thereof at the time it entered into a Cash Management Agreement with Diebold or any of its Subsidiaries.

“Change of Control” means:

(1)

any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Diebold or any of its direct or indirect parent entities (or their successors by merger, amalgamation, consolidation or purchase of all or substantially all of their assets);

(2)

the merger or consolidation of Diebold with or into another Person or the merger of another Person with or into Diebold or the merger or amalgamation of any Person with or into a Subsidiary of Diebold, unless the holders of a majority of the aggregate voting power of the Voting Stock of Diebold, immediately prior to such transaction, hold securities of the surviving, continuing or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

(3)	the first day on which a majority of the members of the full Board of Directors of Diebold or any direct or indirect parent entity of Diebold are not Continuing Directors;

(4)

the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Diebold or any direct or indirect parent entity of Diebold and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(5)	the adoption by the shareholders of Diebold or any direct or indirect parent entity of Diebold of a plan or proposal for the liquidation or dissolution of Diebold; or

(6)

the occurrence of any event or circumstance that constitutes a “change of control” (as such term (or any reasonably synonymous term) is defined under any of the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, the 2025 Notes Indentures or the 2024 Notes Indenture (or under any documents governing any Indebtedness that has refinanced any of the foregoing)).

“China Joint Venture” means Diebold’s joint venture with Inspur Group, Inspur Financial Technology Service Co., Ltd. (including any successor entity thereto).

“China JV Restructuring” means a transaction or series of related transactions restructuring the ownership holdings of (i) Diebold Financial Equipment Company (“DFEC”), an entity formed under the laws of the People’s Republic of China and owned by Diebold Nixdorf Switzerland Holding Company Sarl, a limited liability company formed under the laws of Switzerland (“Swiss Holdco”) and IFIT, and (ii) Inspur Financial Information Technology Co., Ltd. (“IFIT”), an entity formed under the laws of the People’s Republic of China and as of the Original Issue Date owned by Swiss Holdco and a third-party joint venture partner (the “IFIT Partner”), pursuant to which Swiss Holdco will continue to hold ownership interests in IFIT directly and in DFEC indirectly and, for the avoidance of doubt, any Asset Dispositions, Investments and Restricted Payments made and/or received by DFEC, IFIT, Swiss Holdco and the IFIT Partner for the purpose of consummating such restructuring transactions; provided that no assets of Diebold or any Subsidiary of Diebold (other than those of DFEC and IFIT and Capital Stock of such entities) shall be subject to the China JV Restructuring and no assets shall be transferred to the IFIT Partner in connection therewith except for Restricted Payments made on a ratable basis otherwise permitted by the Indenture (without reference to this definition).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the assets and property (including Capital Stock) and interests therein and proceeds thereof, whether now owned or hereafter acquired, other than Excluded Property, in or upon which a Lien is granted pursuant to the Collateral Documents as security for the Obligations under the Indenture, the Notes, the Note Guarantees and any related Obligations.

“Collateral Documents” means, collectively, the security agreements, pledge agreements, deeds of hypothec, agency agreements, Mortgages, deeds of trust, collateral assignments, collateral agency agreements, control agreements, debentures, and other instruments and documents executed and delivered by Diebold or any Guarantor pursuant to the Indenture or any of the foregoing (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state or the PPSA of the relevant provinces or territories), as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Notes Collateral Agent for the ratable benefit of the holders of the Notes and the Trustee or perfected or notice of such pledge, assignment or grant is given.

“Commodity Agreement” means, with respect to any Person, any commodity future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is a party or beneficiary.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Original Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if Diebold or any Subsidiary:

(a)

has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)

has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)

if since the beginning of such period, Diebold or any Subsidiary will have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a)

the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)

Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Diebold or any Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to Diebold and its continuing Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent Diebold and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)

if since the beginning of such period Diebold or any Subsidiary (by merger, amalgamation or otherwise) will have made an Investment in any Subsidiary (or any Person that becomes a Subsidiary or is merged or amalgamated with or into Diebold or a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)

if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged or amalgamated with or into Diebold or any Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by Diebold or a Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations (and, for the avoidance of doubt, all other calculations to be made pursuant to this definition) shall be made in good faith by a responsible financial or accounting officer of Diebold. Without duplication of clauses (h) and (i) under section (1) of the definition of “Consolidated EBITDA,” any such calculation shall give effect to the Synergies, Costs of Synergies and other non-recurring costs, charges, accruals, reserves or expenses that have been incurred or realized or are reasonably anticipated to be incurred or realized in good faith subject, in any calculation of pro forma Consolidated EBITDA, to the applicable limitations on such Synergies, Costs of Synergies and other non-recurring costs, charges, accruals, reserves or expenses set forth in the definition of “Consolidated EBITDA.”

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of twelve months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of Diebold, the interest rate shall be calculated by applying such optional rate chosen by Diebold. In making any pro forma calculation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of determination (other than any Indebtedness Incurred under such facility in connection with the transaction giving rise to the need to calculate the Consolidated Coverage Ratio) will be deemed to be:

(i)	the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii)

if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such determination.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)	Consolidated Interest Expense; plus

(b)	Consolidated Income Taxes; plus

(c)	consolidated depreciation and amortization expense; plus

(d)	goodwill, long-lived assets and other impairment charges; plus

(e)

other non-cash charges, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment); plus

(f)

(i) any fees, costs, expenses or charges related to any Equity Offering, Asset Disposition or other Investment permitted under the Indenture, recapitalization or incurrence or amendments of Indebtedness permitted to be made under the Indenture (whether or not successful) and (ii) any fees, costs, expenses or charges Incurred by Diebold or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Diebold or Net Cash Proceeds of an issuance of Capital Stock of Diebold; plus

(g)

any fees, expenses, charges or losses that are covered by indemnification or other reimbursement provisions or insurance in connection with any Asset Disposition, Investment, sale, conveyance, transfer or other disposition of assets permitted hereunder, to the extent actually reimbursed, or, so long as Diebold has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); plus

(h)

synergies and cost savings of Diebold and its Subsidiaries related to operational changes, restructuring, reorganizations, operating expense reductions, operating improvements and similar restructuring initiatives (“Synergies”) and costs, charges, accruals, reserves or expenses of Diebold and its Subsidiaries attributable or related to such Synergies (“Costs of Synergies”), in each case relating to any Asset Disposition by Diebold or its Subsidiaries outside the ordinary course of business or any initiatives relating to restructuring, reorganization, operating expense reductions, operating improvements and similar restructuring initiatives enacted after the date hereof (it being understood any such increases pursuant to this clause (h) related to an Asset Disposition shall only be available subject to the consummation of the Asset Disposition and not in contemplation thereof), in each case, that are set forth in an Officer’s Certificate and that are factually supportable (in the good faith determination of Diebold, as certified in the applicable certificate) and, in the case of Synergies, are reasonably anticipated by Diebold in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken within 18 months following the consummation of the Asset Disposition or the decision to implement such restructuring initiative (calculated on a pro forma basis in a manner consistent with the definition of “Consolidated Coverage Ratio” and net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Net Income for such period); provided that the aggregate amount added back in reliance on this clause (h) in any four-fiscal quarter period shall not exceed 10.0% of Consolidated EBITDA for such four-fiscal quarter period (calculated before giving effect to any add-backs and adjustments in this clause (h) and in clause (i) below); plus

(i)

non-recurring costs, charges, accruals, reserves or expenses attributable or related to Diebold’s DN Now transformation program Incurred by Diebold and its Subsidiaries that are set forth in an Officer’s Certificate and are factually supportable (in the good faith determination of Diebold, as certified in the applicable certificate); provided that (x) the aggregate amount added back in reliance on this clause (i) in the year ending December 31, 2020 shall not exceed $80.0 million, (y) the aggregate amount added back in reliance on this clause (i) in the year ending December 31, 2021 shall not exceed $50.0 million and (z) no amount shall be added back in reliance on this clause (i) in any period after December 31, 2021; and

(2)

decreased (without duplication) by non-cash items increasing such Consolidated Net Income (excluding any such items which represent the recognition of deferred revenue, the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period, and any such items for which cash was received in a prior period that did not increase Consolidated EBITDA in any prior period) and if Consolidated Income Taxes is a benefit, by the amount of such benefit.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or any of its consolidated Subsidiaries or other payments required to be made by such Person or any of its consolidated Subsidiaries to any governmental authority, which taxes or other payments are calculated by reference to the income or profits or capital of such Person or any of its consolidated Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, provincial, territorial, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, with respect to any Person for any period, the total interest expense of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, whether paid or accrued, plus, to the extent not included in such interest expense (without duplication):

(1)	interest expense attributable to Capitalized Lease Obligations;

(2)

amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance costs; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)

non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)	the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries;

(6)	the net costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7)	interest expense of such Person and its Subsidiaries that was capitalized during such period; and

(8)

the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock or on Preferred Stock of Non-Guarantor Subsidiaries payable to a party other than Diebold or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial, territorial and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP. For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by Diebold and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income on the balance sheet of Diebold. Notwithstanding anything to the contrary contained herein, subject to the proviso above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which Diebold or its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of Diebold and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(1)	any net income (loss) of any Person if such Person is not a Subsidiary or that is accounted for by the equity method of accounting, except that:

(a)

subject to the limitations contained in clauses (3) through (9) below, Diebold’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Diebold or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (2) below); and

(b)

Diebold’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Diebold or a Subsidiary;

(2)

any net income (but not loss) of any Subsidiary (other than a Guarantor) if such Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been obtained or waived), directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to Diebold, except that:

(a)

subject to the limitations contained in clauses (3) through (9) below, Diebold’s equity in the net income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to Diebold or another Subsidiary as a dividend (subject, in the case of a dividend to another Subsidiary, to the limitation contained in this clause); and

(b)	Diebold’s equity in a net loss of any such Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)	any gain or loss (excluding all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of Diebold or such Subsidiary outside the ordinary course of business;

(4)

any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity-based awards, including any such charge or expense Incurred in connection with any merger, amalgamation, consolidation or acquisition;

(5)	any income or loss from the early extinguishment of Indebtedness or early termination of Hedging Obligations or other derivative instruments;

(6)	any extraordinary gain or loss;

(7)	any net after-tax effect of gains or losses attributable to disposed or discontinued operations;

(8)	any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests; and

(9)	the cumulative effect of a change in accounting principles.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Diebold or any direct or indirect parent company of Diebold who: (1) was a member of such Board of Directors on the Original Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Controlling Non-ABL Representative” means, initially, the Multi Lien ICA First Priority Representative (as defined in the Multi Lien Intercreditor Agreement), and upon the Discharge of the First Priority Obligations, the Applicable Authorized Representative as defined in the First Lien Pari Passu Intercreditor Agreement, unless the Discharge of the Obligations under the 2023 Credit Facility shall have first occurred, in which case the Controlling Non-ABL Representative will be the Applicable Authorized Representative as defined in the Junior Lien Pari Passu Intercreditor Agreement. After the Discharge of the First Priority Obligations, upon the Discharge of the Second Priority Obligations, the Controlling Non-ABL Representative will be the Multi Lien ICA Third Priority Representative.

“Covered Guarantors” means Diebold Global Finance Corporation, Diebold Holding Company, LLC, Diebold SST Holding Company, LLC, Diebold Nixdorf Technology Finance, LLC, Griffin Technology Incorporated, Diebold Self Service Systems, Diebold Nixdorf Canada, Limited, Diebold Canada Holding Company Inc., Diebold Nixdorf BV, Diebold Nixdorf Global Holding, B.V., the Dutch Issuer Guarantor, Diebold Nixdorf B.V., Diebold Nixdorf Software Partner B.V., Diebold Nixdorf Software C.V., Diebold Nixdorf Global Solutions B.V., Diebold Nixdorf Holding Germany GmbH, Wincor Nixdorf International GmbH, Diebold Nixdorf Systems GmbH, Diebold Nixdorf Deutschland GmbH, Diebold Nixdorf Logistics GmbH, Diebold Nixdorf Global Logistics GmbH, Wincor Nixdorf Facility GmbH, Diebold Nixdorf Real Estate GmbH & CoKG, Diebold Nixdorf Business Administration Center GmbH, IP Management GmbH, Diebold Nixdorf Vermögensverwaltungs GmbH, Diebold Nixdorf Security GmbH, Diebold Nixdorf Operations GmbH, Diebold Finance Germany GmbH, Diebold Nixdorf S.r.l., Diebold Nixdorf sp. z o.o., Diebold Nixdorf BPO sp. z o.o., Diebold Nixdorf S.L., Diebold Nixdorf AB, Diebold Nixdorf (UK) Limited and Diebold Nixdorf S.A.S.

“Currency Agreement” means, with respect to any Person, any foreign exchange future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

“Debt Facility” means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee of such Debt Facility).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Diebold Germany” means Diebold Nixdorf Holding Germany GmbH.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)

is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of Diebold (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Diebold or its Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that Diebold or its Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by Diebold with the provisions of the Indenture described under the captions “—Repurchase at the Option of Noteholders—Change of Control” and “—Repurchase at the Option of Noteholders—Asset Sales” and such repurchase or redemption complies with “—Certain Covenants—Limitation on Restricted Payments.” Notwithstanding the foregoing, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Diebold or any Subsidiary, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of Diebold (or any Subsidiary) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, shareholder agreement or similar agreement that may be in effect from time to time.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Domination Agreement” means a domination agreement (Beherrschungvertrag) within the meaning of Sec 291(1) of the German Stock Corporation Act (Aktiengesetz) among Diebold (or any of its direct or indirect Wholly Owned Subsidiaries), Wincor Nixdorf and the other parties thereto.

“Dutch Issuer Guarantor” means Diebold Nixdorf Dutch Holding B.V.

“EMU” means the European Economic and Monetary Union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

“Equity Offering” means an offering for cash by Diebold of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (1) public offerings with respect to Diebold’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (2) an issuance to any Subsidiary or (3) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Euro” means the single currency unit of the member states of the European Union that have the euro as their lawful currency in accordance with the EMU Legislation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means any (i) Foreign Subsidiary that is not domiciled or organized in a Specified Jurisdiction, (ii) Domestic Subsidiary of a Foreign Subsidiary that is not domiciled or organized in a Specified Jurisdiction, (iii) Domestic Subsidiary substantially all of the assets of which are Capital Stock or Indebtedness of Excluded Subsidiaries under clause (i) of this definition, (iv) other Subsidiary in respect of which the guaranteeing by such Subsidiary of the Obligations of any U.S. Person could reasonably be expected to, in the good faith judgment of Diebold, result in material adverse tax consequences to Diebold and any of its Subsidiaries that is a U.S. Person, taken as a whole or, (v) any non-Wholly Owned Subsidiary to the extent the provision of a Guarantee or granting of a Lien thereby is restricted or prohibited pursuant to applicable local law or contractual requirements and (vi) Immaterial Subsidiaries.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Diebold in good faith (including as to the value of all non-cash assets and liabilities).

“Foreign Collateral” means, collectively, the Non-ABL Foreign Collateral and the ABL Priority Foreign Collateral.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Original Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Unless otherwise specified, all ratios and computations, contained in the Indenture will be computed in conformity with GAAP, except that (1) in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture and (2) all obligations of Diebold and its Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP prior to January 1, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease Obligation) for purposes of the Indenture regardless of any change in GAAP on or after January 1, 2019 (or any change in the implementation in GAAP for future periods that are contemplated as of such date) that would otherwise require such obligation to be recharacterized as a Capitalized Lease Obligation or otherwise as Indebtedness.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Grantor” means, collectively, Diebold and the Guarantors.

“Guarantee” means (1) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and (2) any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Subsidiary in existence on the Original Issue Date that provides a Note Guarantee on the Original Issue Date (and any other Subsidiary that provides a Note Guarantee after the Original Issue Date); provided that upon release or discharge of such Subsidiary from its Note Guarantee in accordance with the Indenture, such Subsidiary ceases to be a Guarantor.

“Guarantor Release Protection Provisions” mean (a) each of the provisions under (i) “The note guarantees,” (ii) “Future guarantors,” and (iii) “Merger and consolidation,” and (b) the Event of Default described in clause (9) under “Events of Default.”

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Original Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that, together with its Subsidiaries on a consolidated basis, accounts for not more than (1) 5.0% of the total assets of Diebold and its

Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available (the “balance sheet date”) or (2) 5.0% of the total revenues (after intercompany eliminations) of Diebold and its Subsidiaries for the period of the most recent four consecutive fiscal quarters ending on such balance sheet date; provided that the aggregate total assets or revenues for all Immaterial Subsidiaries shall not at any time exceed 10.0% of the total assets or revenues (after intercompany eliminations) of Diebold and its Subsidiaries; provided further that, irrespective of the foregoing, a Subsidiary shall not be considered to be an Immaterial Subsidiary if it is a borrower or Guarantees any Priority Secured Indebtedness or Pari Passu Secured Indebtedness or Guarantees any other Indebtedness for borrowed money of Diebold or any Guarantor.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms ”Incurred,” “Incurring” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)

all reimbursement obligations of such Person in respect of letters of credit (other than letters of credit that are secured by cash or Cash Equivalents), bankers’ acceptances or other similar instruments (excluding reimbursement obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables, unless such obligation remains unsatisfied for more than five Business Days);

(4)

the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due more than three months after the date of placing such property in service or taking delivery and title thereto, except (a) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, and (b) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5)	Capitalized Lease Obligations of such Person;

(6)

the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)

the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)

the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of such Person in accordance with GAAP); and

(9)

to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time).

Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest.

Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of Preferred Stock, dividends) thereon that is more than 30 days past due. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Capital Stock of Diebold outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options).

For purposes of clause (6) above, the “maximum mandatory redemption or repurchase price” of any Disqualified Stock or Preferred Stock, as applicable, that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock, as applicable, were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Diebold, qualified to perform the task for which it has been engaged.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement, the First Lien Pari Passu Intercreditor Agreement, the Junior Lien Pari Passu Intercreditor Agreement, the Non-Released Multi Lien Intercreditor Agreement and the Multi Lien Intercreditor Agreement.

“Interest Period” means, with respect to any Note, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next Interest Payment Date, with the exception that the first Interest Period with respect to any Note shall commence on and include the issue date of the applicable Notes and end on and exclude the first Interest Payment Date to occur after the issue date of the applicable Notes (the Interest Payment Date for any Interest Period shall be the interest payment date occurring on the date immediately following the last day of such Interest Period).

“Interest Payment Date” means January 15 and July 15 of each year commencing with July 15, 2023, to the Stated Maturity of the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding (i) accounts receivable and other extensions of trade credit and/or accrued expenses, in each case arising in the ordinary course of business and payable in accordance with customary practices and (ii) any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business;

(3)	an acquisition of assets, Capital Stock or other securities by Diebold or a Subsidiary for consideration to the extent such consideration consists of Common Stock of Diebold;

(4)	the acquisition of property and other assets from suppliers and other vendors in the ordinary course of business; and

(5)	prepaid expenses and workers’ compensation, utility, lease and similar deposits in the ordinary course of business.

For purposes of “—Certain Covenants—Limitation on Restricted Payments”:

(1)	any property transferred to or from a Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(2)

if Diebold or any Subsidiary sells or otherwise disposes of any Voting Stock of any Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of Diebold, Diebold shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Junior Lien” means a Lien, junior to the Liens on the Collateral securing Pari Passu Secured Indebtedness pursuant to the Junior Lien Pari Passu Intercreditor Agreement, granted by Diebold or any Guarantor to secure Junior Lien Obligations. Liens on the Collateral securing ABL Indebtedness shall be deemed not to be Junior Liens.

“Junior Lien Documents” means, collectively, any indenture, note, security document and each of the other agreements, documents and instruments providing for or evidencing any Junior Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Junior Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Junior Lien Indebtedness.

“Junior Lien Indebtedness” means any Indebtedness of Diebold or any Guarantor that is secured by a Junior Lien; provided that, in the case of any Indebtedness referred to in this definition:

(1)

such Indebtedness does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to the maturity date of the Notes (except as a result of customary change of control or asset sale repurchase offer provisions; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, Diebold or such Guarantor has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer);

(2)

on or before the date on which the first such Indebtedness is Incurred by Diebold or any Guarantor, Diebold shall deliver to each Authorized Representative complete copies of each applicable Junior Lien Document (which shall provide that each secured party with respect to such Indebtedness shall be subject to and bound by the Junior Lien Pari Passu Intercreditor Agreement), along with an Officer’s Certificate certifying as to such Junior Lien Documents and identifying the obligations constituting Junior Lien Obligations;

(3)

on or before the date on which any such Indebtedness is Incurred by Diebold or any Guarantor, such Indebtedness is designated by Diebold, in an Officer’s Certificate delivered to the Junior Lien Representative and each Authorized Representative, as “Junior Lien Indebtedness” under the Indenture;

(4)

a Junior Lien Representative is designated with respect to such Indebtedness and executes and delivers the Junior Lien Pari Passu Intercreditor Agreement (including, as applicable, a joinder thereto) on behalf of itself and all holders of such Indebtedness; and

(5)

all other requirements set forth in the Junior Lien Pari Passu Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Indebtedness to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Junior Lien Obligations” means Junior Lien Indebtedness and all other Obligations in respect thereof.

“Junior Lien Pari Passu Intercreditor Agreement” means an intercreditor agreement which subordinates the Lien on the Collateral of the holders of the Junior Lien Indebtedness to the Lien on the Collateral of each of the holders of Pari Passu Secured Indebtedness and the terms of which are consistent with market terms (in the view of the Administrative Agent (as defined therein)) governing security arrangements for the subordination and sharing of Liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Junior Lien Representative” means in the case of any series of Junior Lien Indebtedness, the trustee, agent or representative of the holders of such series of Junior Lien Indebtedness who is appointed as a representative of the Junior Lien Indebtedness (for purposes related to the administration of security interests) pursuant to the applicable Junior Lien Document governing such series of Junior Lien Indebtedness, together with its successors and assigns in such capacity.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code or the PPSA (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Material Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee by Diebold or any Guarantor having a Fair Market Value at the time in excess of $10.0 million.

“Moody’s” means Moody’s Investors Services, Inc. or any successor to its rating agency business.

“Mortgages” means the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents in legally sufficient form to secure Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received (including after release from any required escrow), but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)

all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, territorial, foreign and local taxes required to be paid or reasonably expected to be paid or accrued as a liability under GAAP (after taking into account any tax credits or deductions that are available or reasonably expected to be available and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)

all payments made on any Indebtedness (a) that is secured by any assets (excluding any Collateral), to the extent of the value of such assets being sold subject to such Asset Disposition and only to the extent such assets are held and sold by Non-Guarantor Subsidiaries, or (b) made by Guarantors to the extent required by (i) the terms of any applicable Priority Secured Indebtedness, (ii) any Non-Guarantor Subsidiary Indebtedness and/or (iii) applicable law;

(3)	all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4)

the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Diebold or any Subsidiary after such Asset Disposition;

(5)	payments of unassumed liabilities (not constituting Indebtedness) relating to the assets subject to such Asset Disposition at the time of, or within 30 days after, such Asset Disposition; and

(6)

with respect to any Asset Disposition involving a disposition of assets of a Foreign Subsidiary and solely to the extent the proceeds have not been applied to reduce Indebtedness or make capital or other permitted expenditures or investments in accordance with the covenant described under ”—Repurchase at the Option of Noteholders—Asset Sales,” the Net Available Cash attributable to such assets of such Foreign Subsidiary to the extent that the repatriation of such Net Available Cash to Diebold or any of its Domestic Subsidiaries (i) is prohibited, restricted or delayed by applicable laws, rules or regulations or (ii) could reasonably be expected to result in adverse tax consequences to Diebold and its Subsidiaries; provided that Diebold will use commercially reasonable efforts to overcome or eliminate any such restrictions and/or minimize any costs to comply with the covenant described under “—Repurchase at the Option of Noteholders—Asset Sales.”

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Non-ABL Agreement” means the collective reference to (a) the Indenture and the 2025 Notes Indentures (each, a “Notes Indenture”), (b) the 2023 Credit Facility, the 2025 Credit Facility and the Superpriority Credit Facility (each, a “Term Credit Facility”), (c) any Additional Term Debt Agreement (as defined in the ABL Intercreditor Agreement) and (d) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been Incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under any Notes Indenture, any Term Credit Facility, any Additional Notes Agreement or any other agreement or instrument referred to in this clause (d) unless such agreement or instrument expressly provides that it is not intended to be and is not a Non-ABL Agreement hereunder. Any reference to the Non-ABL Agreement hereunder shall be deemed a reference to any Non-ABL Agreement then extant.

“Non-ABL Documents” means each Non-ABL Agreement, each Non-ABL Security Document, each Guarantee of the obligations under the Non-ABL Agreement and each other “Notes Document” (as defined in the Non-ABL Agreement).

“Non-ABL Domestic Non-Released Collateral” means that portion of the Collateral that is held by the Company or a Domestic Subsidiary and which (i) constitutes “Collateral” under the 2023 Credit Facility (as in existence on the Original Issue Date) but (ii) does not constitute “ABL Priority Collateral” under the ABL Facility; provided, that any Non-ABL Domestic Non-Released Collateral that is for any reason after the Original Issue Date no longer “Collateral” under the 2023 Credit Facility shall be deemed as of such date to be Non-ABL Domestic Released Collateral.

“Non-ABL Domestic Released Collateral” means that portion of the Collateral that is held by the Company or a Domestic Subsidiary and which does not constitute (i) “ABL Priority Collateral” under the ABL Facility nor (ii) “Collateral” under the 2023 Credit Facility (as in existence on the Original Issue Date).

“Non-ABL Foreign Collateral” means that portion of the Collateral that is held by a Foreign Subsidiary of the Company and which does not constitute “ABL Priority Collateral” under the ABL Facility.

“Non-ABL Priority Collateral” means that portion of the Collateral that is held by the Company or a Guarantor and which does not constitute “ABL Priority Collateral” under the ABL Facility.

“Non-ABL Representative” means each of the Superpriority Credit Facility Collateral Agent, the 2023 Credit Facility Collateral Agent, the 2025 Credit Facility Collateral Agent, the Notes Collateral Agents, and the 2025 Notes Collateral Agents.

“Non-ABL Secured Indebtedness” means all Obligations other than any ABL Indebtedness that are secured by a Lien on any part of the Collateral.

“Non-ABL Security Documents” means the “Security Documents” as defined in the Non-ABL Agreements and any documents that are designated under the Non-ABL Agreement as “Notes Security Documents” for purposes of the ABL Intercreditor Agreement.

“Non-Borrower Subsidiary” means any Subsidiary that is not a borrower under any of the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility and the 2023 Credit Facility.

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Noteholder” means a Person in whose name a Note is registered on the Registrar’s books.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and Diebold’s other Obligations under the Indenture by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, territorial, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Co-President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President,

the Chief Administrative Officer, the Chief Legal Officer, the Treasurer or Assistant Treasurer or the Secretary of Diebold or any other person authorized by the Board of Directors or, if Diebold is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of Diebold. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of Diebold or a Guarantor, as applicable, and delivered to the Trustee or the Notes Collateral Agent, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee or the Notes Collateral Agent, as applicable. The counsel may be an employee of or counsel to Diebold.

“Pari Passu Secured Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Obligations under the Notes or the Note Guarantees and is secured by a Lien on the Collateral that has equal Lien priority with respect to the different categories of Collateral under the Lien priorities in any applicable Intercreditor Agreement relative to the Notes and the Note Guarantees and is senior in priority to the Liens securing any Junior Lien Indebtedness; provided, that, in each case, an Authorized Representative of such Indebtedness shall have executed a joinder to the applicable Intercreditor Agreements in the form provided therein.

“Permitted Equity Issuance Prepayment” means any repayment, repurchase or redemption of Notes prior to April 1, 2024, using the Permitted Equity Proceeds Prepayment Amount.

“Permitted Equity Proceeds Prepayment Amount” means Net Cash Proceeds from any Equity Offering subsequent to the Original Issue Date in an aggregate amount of up to $100.0 million (excluding, for the avoidance of doubt, any Net Cash Proceeds related to the Structuring Premium (as defined in the Transaction Support Agreement)).

“Permitted Investment” means an Investment:

(1)

by Diebold or any of its Subsidiaries in Diebold or a Guarantor (including any Persons that become Guarantors or are merged, amalgamated or consolidated into Diebold or a Guarantor as a result of such Investment and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer);

(2)

by a Non-Guarantor Subsidiary in a Non-Guarantor Subsidiary (including any Persons that become Non-Guarantor Subsidiaries as a result of such Investment and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer);

(3)

by Diebold or a Guarantor in a Non-Guarantor Subsidiary (a) using cash proceeds received on or after October 20, 2022 from one or more Non-Guarantor Subsidiaries or (b) made on or after October 20, 2022 in an aggregate amount outstanding at the time of each such Investment not to exceed $10.0 million (as reduced by the amount of capital returned from any such Permitted Investment (exclusive of items reflected in Consolidated Net Income), which reductions may not exceed in aggregate amount the amount originally invested);

(4)

by Diebold or any of its Subsidiaries (a) in cash and Cash Equivalents and (b) in connection with ordinary course cash management operations; provided, that Diebold delivers regular updates regarding intercompany Investments to the Board of Directors of Diebold; provided, further that any Investment in respect of cash management operations that exceeds $10.0 million will only be permitted to the extent that Diebold reports such Investment to the Board of Directors of Diebold in the regular fiscal quarter reporting immediately following such Investment;

(5)

by Diebold or any of its Subsidiaries in exchange for consideration consisting only of Capital Stock (other than Disqualified Stock) of Diebold or Net Cash Proceeds of a substantially concurrent sale of Capital Stock of Diebold;

(6)	by Diebold or any of its Subsidiaries in receivables owing to Diebold or any Subsidiary and extensions of trade credit in the ordinary course of business;

(7)

by Diebold or any of its Subsidiaries in payroll, commission, travel and similar advances to cover matters that are reasonably expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(8)

by Diebold or any of its Subsidiaries in the form of loans or advances to employees, Officers or directors of Diebold or any Subsidiary (i) in the ordinary course of business or (ii) in an aggregate amount not to exceed $5.0 million (including, for the avoidance of doubt, any such Investments existing as of the Original Issue Date) at any one time outstanding to fund the purchase of Capital Stock of Diebold by such persons;

(9)	acquired by Diebold or any of its Subsidiaries:

(a)	as part of the settlement of litigation or arbitration;

(b)

in exchange for any other Investment or accounts receivable held by Diebold or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable; or

(c)	as a result of a foreclosure by Diebold or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)	by Diebold or any of its Subsidiaries as a result of the receipt of settlement of amounts due to Diebold or any Subsidiary effected in the ordinary course of business;

(11)

by Diebold or any of its Subsidiaries as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “—Repurchase at the Option of Noteholders—Asset Sales” or any other disposition of assets not constituting an Asset Disposition;

(12)

by Diebold or any of its Subsidiaries in existence on the Original Issue Date or made pursuant to binding commitments existing on the Original Issue Date or an Investment consisting of any extension, modification or replacement of any such Investment or binding commitment existing on the Original Issue Date but, in each case, only to the extent not involving additional advances, contributions or other Investments or other increases thereof;

(13)

by Diebold or any of its Subsidiaries in Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness;”

(14)	by Diebold or any of its Subsidiaries in respect of Guarantees issued in accordance with “—Certain Covenants—Limitation on Indebtedness;”

(15)

by Diebold or any of its Subsidiaries in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by Diebold and its Subsidiaries in connection with such plans;

(16)

by Diebold or any of its Subsidiaries, together with all other Investments pursuant to this clause (16), to repay, repurchase or redeem Notes issued under the Indenture, in an aggregate amount at the time of each such Investment not to exceed the Permitted Equity Proceeds Prepayment Amount;

(17)

by Diebold or any of its Subsidiaries in the ordinary course of business consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; provided that such licensing, subleasing, or contributions of intellectual property must either be (a) non-exclusive or (b) exclusive only within the granted territory;

(18)

by Diebold or any of its Subsidiaries consisting of cash deposits (including escrowed deposits) pursuant to binding commitments of Diebold or its Subsidiaries in effect with respect to refinancings of Indebtedness otherwise permitted under the Indenture;

(19)

by Diebold or any of its Subsidiaries in prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(20)

by Diebold or any of its Subsidiaries to the extent constituting Investments, transactions made pursuant to the terms of the China Joint Venture in an aggregate amount at the time of each such Investment not to exceed $100.0 million;

(21)

by Diebold or any of its Subsidiaries to the extent constituting Investments, transactions made pursuant to the terms of the Wincor Joint Venture in an aggregate amount at the time of each such Investment not to exceed $100.0 million; and

(22)

by Diebold or any of its Subsidiaries, in cash or in the form of Investments that do not constitute transfers of Collateral, together with all other Investments pursuant to this clause (22), in an aggregate amount outstanding (as reduced by the amount of capital returned from any such Permitted Investment (exclusive of items reflected in Consolidated Net Income), which reductions may not exceed in aggregate amount the amount originally transferred in connection with any Permitted Investment hereunder) at the time of each such Investment not to exceed $35.0 million.

“Permitted Liens” means, with respect to any Person:

(1)

Liens securing (x) Indebtedness and other obligations permitted to be Incurred under clause (2) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness” and (y) any Refinancing Indebtedness in respect thereof (and any subsequently Incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness); provided, that the Liens incurred pursuant to this clause (1) shall rank equal to or junior to the Liens securing the Notes (including any New Notes issued in connection with the Exchange Offer) pursuant to the terms of the applicable Intercreditor Agreements, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements (in the case of any Junior Liens, with the Notes being treated as senior priority obligations thereunder), as applicable, in all cases subject to the Lien Priority Principles;

(2)

pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, Incurred in the ordinary course of business;

(4)

Liens for taxes, assessments or other governmental charges or levies that are not yet overdue for more than 45 days or that are being contested in good faith by appropriate proceedings, provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)

Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations (including standby letters of credit and completion guarantees) issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)

encumbrances, ground leases, easements or reservations (including reservations in any original grant from any government of any water or mineral rights or interests therein) of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not secure any monetary obligations and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)	Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(8)

leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of Diebold or any of its Subsidiaries and do not secure any Indebtedness;

(9)	judgment Liens not giving rise to an Event of Default or that secure appeal or surety bonds related to such judgments;

(10)

Liens for the purpose of securing the payment of all or a part of the purchase price of, or mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that:

(a)

the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(b)

such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of Diebold or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)

Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off, revocation, refund, chargeback or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)

such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Diebold in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit account is not intended by Diebold or any Subsidiary to provide collateral to the depository institution;

(12)

rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions (i) in relation to the establishment, maintenance or administration of deposit accounts, securities accounts or arrangements relating to a Cash Management Agreement or (ii) in relation to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of Diebold or any Subsidiary;

(13)

Liens in favor of financial institutions against cash pooling arrangements or bank account deposits in foreign bank accounts at such financial institution granted in the ordinary course of business and consistent with standard business practices in such foreign jurisdiction; provided that any such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Diebold or its Subsidiaries;

(14)

Liens in favor of a commodity, brokerage or security intermediary who holds a commodity, brokerage or, as applicable, a security account on behalf of Diebold or a Subsidiary provided such Lien encumbers only the related account and the property held therein and relates to the security for the activities associated with such account;

(15)

Liens arising from Uniform Commercial Code or PPSA (or similar law of any foreign jurisdiction) financing statement filings or similar public filings, registrations or agreements in foreign jurisdiction regarding leases and consignment or bailee arrangements in the ordinary course of business and Liens securing liabilities in respect of indemnification obligations thereunder as long as each such Lien only encumbers the assets that are the subject of the related lease (or contained in such leasehold) or consignment or bailee, and other precautionary statements, filings or agreements;

(16)

Liens existing on the Original Issue Date (other than Liens permitted under clause (1)) and Liens securing the Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes, and the 2023 Credit Facility and other secured obligations permitted to be incurred under clause (3) of the second paragraph under”—Certain Covenants—Limitation on Indebtedness”, in each case subject to the Lien Priority Principles;

(17)

Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by Diebold or any Subsidiary;

(18)

Liens on property at the time Diebold or a Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into Diebold or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by Diebold or any Subsidiary;

(19)	deposits in the ordinary course of business to secure liability to insurance carriers;

(20)	options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like permitted to be made under the Indenture;

(21)

Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by Diebold or any of its Subsidiaries in the ordinary course of business;

(22)	Liens securing Indebtedness or other obligations of a Subsidiary owing to Diebold or another Subsidiary;

(23)	[reserved];

(24)

Liens securing Refinancing Indebtedness Incurred to refinance, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (16), (17) and (18) and this clause (24) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced; provided, further, that any such Liens shall rank equal to or junior to the Liens securing Indebtedness being refinanced or Incurred in compliance with the Indenture pursuant to the terms of the applicable Intercreditor Agreements, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements (in the case of any Junior Liens, with any ABL Indebtedness and the Notes being treated as senior priority obligations thereunder), as applicable, in all cases subject to the Lien Priority Principles;

(25)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(26)	Liens in favor of Diebold or any Subsidiary;

(27)	Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(28)	[reserved]

(29)	[reserved];

(30)

Liens on assets and property of Non-Guarantor Subsidiaries that are Foreign Subsidiaries that secure Indebtedness and other obligations of Non-Guarantor Subsidiaries that are Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed $10.0 million;

(31)	[reserved];

(32)

Liens on assets of the Company or any of its Subsidiaries securing Indebtedness and other Obligations and related Hedging Obligations and related banking services or cash management obligations that were Incurred pursuant to clause (1) of the second paragraph of the covenant “—Limitation on Indebtedness”; provided, that such Liens shall be junior to the Liens on the ABL Non-Priority Collateral securing the Notes shall be subject to the ABL Intercreditor Agreement;

(33)	Liens on cash or Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(34)

Liens on the collateral in respect of the 2025 Credit Facility (or any other applicable credit facility) securing obligations in respect of any Bi-lateral LC/WC Agreement permitted to be Incurred under clause (22) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”; and

(35)

Liens securing Indebtedness in an aggregate principal amount outstanding at any one time not to exceed $25.0 million; provided, that (a) the aggregate principal amount of any Liens Incurred hereunder securing any funded Indebtedness outstanding at any one time shall not exceed $10.0 million and (b) any such Liens securing any funded Indebtedness shall rank junior to the Liens securing the Superpriority Credit Facility, the 2025 Credit Facility, and the 2025 Notes pursuant to the terms of the applicable Intercreditor Agreements, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements, as applicable.

“Person” means any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means the payment of interest (including Additional Amounts, if any) on the Notes on an Interest Payment Date, which is paid, at the Company’s election, in accordance with the terms hereof (including upon timely notice), by increasing the amount of outstanding Notes or, with respect to any Definitive Note, by issuing additional PIK Notes.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations and Minister’s orders thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created under the Collateral Documents on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Priority Secured Indebtedness” means the Obligations under each of the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes, and the 2023 Credit Facility, in each case, solely to the extent secured by a Lien on any part of the Collateral, which Lien is senior in priority to the Lien securing the Notes or the Note Guarantees on such part of the Collateral.

“Pro Forma Test Conditions” means, if on the date of a transaction or series of transactions and after giving effect thereto on a pro forma basis, (1) the Consolidated Coverage Ratio for Diebold and its Subsidiaries is at least 2.00 to 1.00 and (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring any Indebtedness in connection with entering into such transaction(s).

“Purchased Entities” means Wincor Nixdorf and its Subsidiaries.

“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Diebold (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Refinancing Indebtedness” means Indebtedness that is Incurred in exchange or replacement for, or to refund, refinance, replace, exchange, renew, repay, prepay, purchase, redeem, defease, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, ”refinance,” “refinances,” “refinanced” and “refinancing” shall each have a correlative meaning) any Indebtedness existing on the Original Issue Date or Incurred in compliance with the Indenture (including additional Indebtedness Incurred to pay premiums (including tender premiums), defeasance costs, accrued interest and fees and expenses (including fees and expenses relating to the Incurrence of such Refinancing Indebtedness) in connection with any such refinancing) including Indebtedness that refinances Refinancing Indebtedness or Incurred in connection with a repurchase, redemption or similar transaction, whether by tender offer, open market purchases, negotiated transactions or otherwise, in each case including by exchange offers and private exchanges; provided, however, that:

(1)

(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity later than the Stated Maturity of the Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay premiums required by the instruments governing such existing Indebtedness or tender premiums, defeasance costs, accrued interest and fees and expenses in connection with any such refinancing);

(4)

if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Noteholders as those contained in the documentation governing the Indebtedness being refinanced;

(5)

if the Indebtedness being refinanced is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being refinanced (and if the Indebtedness being refinanced is unsecured, the Refinancing Indebtedness Incurred in respect of such Indebtedness may not be secured with any Liens);

(6)	Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of Diebold or a Guarantor; and

(7)	Refinancing Indebtedness shall not be Guaranteed or secured by additional guarantors or collateral, respectively, relative to the refinanced Indebtedness.

“Released Domestic Collateral” means the ABL Priority Domestic Collateral and the Non-ABL Domestic Released Collateral.

“Required Superpriority Lenders” has the meaning assigned to it in the Superpriority Credit Facility.

“Restricted Investment” means any Investment other than a Permitted Investment.

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of Diebold or any of its Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more series of Secured Indebtedness (or their respective Authorized Representative) hold a valid and perfected security interest at such time.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of Diebold within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business similar in nature to any business conducted or proposed to be conducted by Diebold and its Subsidiaries on the Original Issue Date or any business that is reasonably related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion of, the business conducted by Diebold and its Subsidiaries on the Original Issue Date, in each case, as determined in good faith by Diebold.

“Specified Jurisdiction” means any of Belgium, Canada, France, Germany, Italy, the Netherlands, Poland, Spain, Sweden and England and Wales.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Stub Obligations” means any 2024 Notes or Obligations under the 2023 Credit Facility.

“Subordinated Obligation” means any Indebtedness of Diebold (whether outstanding on the Original Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes (including any New Notes issued in connection with the Exchange Offer) pursuant to its terms.

“Subsidiary” of any Person means (1) any corporation, unlimited liability company, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Diebold.

“Superpriority Credit Facility” means that certain credit agreement, dated on the Original Issue Date, among Diebold Germany, the guarantors parties thereto from time to time, the Superpriority Credit Facility Administrative Agent, the Superpriority Credit Facility Collateral Agent and the lenders parties thereto from time to time, as amended and as the same may be further amended, restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder).

“Superpriority Credit Facility Administrative Agent” means GLAS USA LLC in its capacity as the administrative agent under the Superpriority Credit Facility, or any successor representative acting in such capacity.

“Superpriority Credit Facility Collateral Agent” means GLAS Americas LLC in its capacity as the collateral agent under the Superpriority Credit Facility, or any successor representative acting in such capacity.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to October 14, 2026; provided, however, that if the period from the redemption date to October 14, 2026 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to October 14, 2026 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Warrants” mean those certain warrants, with a five-year term from issuance, exercisable on or after April 1, 2024 for that number of shares of Common Stock of the Company that will represent, in aggregate, 19.99% of the number of shares of Common Stock of the Company issued and outstanding as of December 28, 2022.

“Wholly Owned Subsidiary” means a Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or a de minimis amount of shares held by Affiliates) is owned by Diebold or another Wholly Owned Subsidiary regardless of Affiliate ownership status.

“Wincor Joint Venture” means any single joint venture that may be entered into by one or more of the Purchased Entities.

“Wincor Nixdorf” means Wincor Nixdorf Aktiengesellschaft.

“Wincor Nixdorf Shares” means the Capital Stock of Wincor Nixdorf.

DESCRIPTION OF THE WARRANTS

The warrants were issued pursuant to the warrant agreement (the “warrant agreement”), dated December 29, 2022, between the Issuer and U.S. Bank Trust Company, National Association, as warrant agent (the “Warrant Agent”). The following summary of certain provisions of the warrant agreement does not purport to be complete and is qualified in its entirety by reference to the warrant agreement, including the definitions therein of certain terms used below. You should read the warrant agreement (including the form of warrant certificate attached thereto) because it, and not this description, defines your rights in respect of the warrants. The Issuer will make copies of the warrant agreement available to prospective investors upon request.

General

On December 29, 2022, we issued warrants pursuant to the warrant agreement to purchase our common shares, which warrants will prior to the Unit Split Date form a part of Units to be issued by the Issuer on the Settlement Date, with Units issued in amounts representing the underlying principal amount of Exchange Notes and that number of warrants corresponding to such principal amount from time to time, as set forth in the Unit Agreement. See “Description of the Units.”

Upon the consummation of the Exchange Offer, we will not issue additional warrants and the Maximum Number of Warrant Shares will not be increased. Instead, the Maximum Number of Warrant Shares will be reallocated on a pro rata basis between holders of the Private Units and the New Units. For any principal amount of the Exchange Notes forming a part of any Unit (including any PIK Interest, if applicable) specified on the face of a Unit certificate representing definitive units or in the applicable schedule attached to any Unit certificate representing “global units,” the number of warrants exercisable for an aggregate number of common shares will be adjusted as described below in “—Unit Warrant Number.”

Each warrant initially represents the right to purchase one fully paid and non-assessable common share (the “warrant shares”) at an exercise price of $0.01 per common share. The number of warrant shares underlying each warrant is subject to adjustment in certain cases referred to below. The warrants will, in the aggregate and upon exercise, entitle holders to purchase up to 15,813,847 common shares (referred to herein, as it may be adjusted from time to time, as the “Maximum Number of Warrant Shares”).

In this “Description of the Warrants,” (i) references to “warrants” refer to the Warrants issued pursuant to the warrant agreement, (ii) references to our “common shares” mean the common shares, $1.25 par value per share, of Diebold Nixdorf, Incorporated, and (iii) references to “business day” mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental actions to close. Definitions of certain capitalized terms used in this “Description of the Warrants” are found below in “—Definitions of Certain Terms.”

Unit Warrant Number

To ensure that the aggregate number of New Warrants and Private Warrants will not be exercisable for Common Shares in excess of the Maximum Number of Warrant Shares, the number of Warrants corresponding to a Unit will be calculated as the Unit Warrant Number. The “Unit Warrant Number” means, for any principal amount of outstanding Exchange Notes represented by outstanding Units, the number of warrants exercisable for an aggregate number of Common Shares equal to the product of (a) (i) such principal amount of Exchange Notes (including any PIK Interest, if applicable) divided by (ii) the aggregate principal amount of outstanding Exchange Notes part of all outstanding Units (including any PIK Interest, if applicable) and (b) the Maximum Number of Warrant Shares, in each case, as of any time of determination. The Maximum Number of Warrant Shares will be adjusted in the event a Termination Event occurs, in the event the Unit Split Date occurs with respect to some but not all outstanding Units prior to April 1, 2024 and/or as a consequence of an adjustment as set forth under “Description of the Warrants—Adjustment to the Warrant Shares”. Assuming 100% participation in this Exchange Offer, including $3,345,000 aggregate principal amount of the 2024 Senior Notes validly tendered at or prior to the Early Delivery Time and not validly withdrawn (and including payment in the form of an additional aggregate principal amount of New Units based on, and representing, the principal amount of New Notes that form a part thereof, for any amounts of accrued and unpaid interest to, but excluding, December 29, 2022, on the 2024 Senior Notes that are exchanged), each $1,000 principal amount of Units would initially include approximately 39.187 Warrants.

As a component of the Units, the warrants were issued in minimum denominations of one warrant and integral multiples of one warrant in excess thereof and we will not issue any fractional warrants upon separation from the Units. If the Issuer would be required to issue a fractional warrant, the Issuer will, in lieu of such issuance, pay cash to the applicable warrantholder based on the Fair Market Value of our common shares on the Trading Day immediately prior to the Unit Split Date.

Exercise and Settlement of the Warrants

Unless earlier cancelled in accordance with their terms, the warrants will be exercisable at any time on or after April 1, 2024. Unless exercised, the warrants will expire and become void at 5:00 p.m. New York City time on December 29, 2027 or, if such day is not a business day, the next succeeding day that is a business day (the “warrant expiration time”). An unexercised warrant will be automatically exercised for the benefit of a warrantholder at the warrant expiration time if such warrant is not exercised by such warrantholder prior to the warrant expiration time (provided that, in the case of global warrants, such automatic exercise is permitted by the applicable procedures of DTC), in which case the exercise date for such automatically exercised warrant will be the warrant expiration time.

To exercise a warrant, (i) if the warrants are in global form, any exercise must be in accordance with the practices and procedures of the depositary and the relevant securities brokers and dealers, banks and trust companies, clearing organizations and other similar organizations that are participants in its system, and (ii) if the warrants are in definitive form, the warrantholder must surrender the warrant certificate evidencing such warrant to the Warrant Agent, complete and manually sign the exercise notice on the back of the warrant, and deliver the exercise notice to the Warrant Agent. We refer to the date on which a warrantholder satisfies these conditions as the “exercise date” (unless, in the case of warrants in definitive form, such surrender and delivery occur after 5:00 p.m. New York City time on a business day or on a date that is not a business day, in which event the exercise date will be the next following business day).

No cash shall be payable by a warrantholder in respect of the exercise price for a warrant upon exercise; rather, the number of warrant shares issuable in respect of an exercise of a warrant shall equal the greater of (i) zero and (ii) the product of (a) the number of warrant shares for which such warrant is exercisable as of the exercise date and (b) a fraction, the numerator of which is (x) the Fair Market Value per common share as of the Trading Day immediately prior to the exercise date minus (y) the exercise price as of the exercise date, and the denominator of which is the Fair Market Value per common share as of the Trading Day immediately prior to the exercise date. If less than all of the warrants evidenced by a warrant certificate are to be exercised, at the request of the warrantholder, the warrantholder will be entitled to receive a new warrant certificate representing the number of warrants remaining after such exercise.

We will not issue fractional common shares upon any exercise of the warrants. If a fractional common share would be issuable upon exercise by any warrantholder, we will pay the warrantholder cash in lieu of the fractional common share issuable based on the Fair Market Value of our common shares on the Trading Day immediately prior to the relevant exercise date. We will at all times aggregate the number of common shares deliverable for the warrants exercised by the same warrantholder on the same day.

To the extent applicable, we will calculate and transmit to the Warrant Agent, and the Warrant Agent will have no obligation under the warrant agreement to calculate, the number of warrant shares deliverable pursuant to any exercise of warrants. The number of warrant shares to be issued upon such exercise will be determined by us, with written notice thereof to the Warrant Agent. We will make all these calculations in good faith and in a commercially reasonable manner. The Warrant Agent will have no duty or obligation to investigate or confirm whether our determination of the number of warrant shares to be issued upon such exercise is accurate or correct.

In connection with the delivery of our common shares to an exercising warrantholder, we will, subject to the terms and conditions in the warrant agreement:

•

in the case of warrants in global form (or in the case of warrants in definitive form if the warrant holder so elects), deliver our common shares by electronic transfer in book-entry format to such warrantholder’s account as such warrantholder may designate at DTC or the relevant DTC participant no later than two business days following the applicable exercise date; or

•

in the case of warrants in definitive form if the warrant holder so elects, requisition from the transfer agent of our common shares and deliver, at our option, through direct registration on the books and records of such transfer agent or physical certificates for, in each case, the number of our common shares to which such warrantholder is entitled, registered in such name or names as may be directed by such warrantholder, as promptly as practical but in any event no later than four business days following the applicable exercise date.

A holder will not be required to pay any documentary, stamp or similar issue or transfer taxes relating to the issue of our common shares upon exercise of the warrants but will be required to pay to us a sum sufficient to cover any documentary, stamp or similar issue or transfer taxes due because the holder requests our common shares to be issued in a name other than of such holder. We may refuse to deliver any such common shares until we receive a sum sufficient from such holder to pay such taxes.

We will use commercially reasonable efforts to file a resale registration statement with respect to the common shares issuable upon exercise of the warrants on or prior to March 1, 2024 (provided the Warrants have not been automatically terminated and cancelled prior to such date), and thereafter will use commercially reasonable efforts to effect such registration (subject to applicable securities laws) by April 1, 2024.

We will not issue fractional warrants upon separation from the Exchange Notes. We will at all times aggregate the number of warrants deliverable upon separation held by the same warrantholder. If any fractional warrant would be issuable upon separation, we will pay the warrantholder cash in lieu of the fractional warrant based on the Fair Market Value of our common shares on the Trading Day immediately prior to the Unit Split Date.

Attached Warrants and Transferability Prior to Unit Split Date

The Unit Split Date will be April 1, 2024, or, if earlier, the date on which the warrants are separated from the Exchange Notes in accordance with the Unit Agreement. Prior to April 1, 2024 (or, if earlier, the Unit Split Date), a warrant may not be transferred, assigned or exchanged by the warrantholder separately from, but may be transferred, assigned or exchanged only together with, the principal amount of Exchange Notes to which such warrant is attached in the applicable Unit as provided in the Unit Agreement (the “Attached Warrants”). On and after the Unit Split Date for a warrant, the foregoing limitation will not apply, and such warrant may be transferred, assigned or exchanged by the warrantholder separately from the Exchange Notes. Notwithstanding the foregoing, if we repay, repurchase, redeem or otherwise retire any principal amount of Exchange Notes prior to the Unit Split Date (other than in connection with a Termination Event), the warrants attached to such principal amount of Exchange Notes will immediately be separated from such principal amount of Exchange Notes in accordance with the Unit Agreement and such warrants may be transferred, assigned or exchanged by the warrantholder separately from such principal amount of Exchange Notes (and, for the avoidance of doubt, such warrants will not be subject to cancellation as described under “—Automatic Termination and Cancellation”). Any such separated warrants described in this paragraph will be assigned one or more CUSIP number different from those assigned to the Units, to the warrants comprising a part of any Units and, for the avoidance of doubt, to the Exchange Notes.

Automatic Termination and Cancellation

Notwithstanding anything to the contrary in the warrant agreement, if a Termination Event occurs with respect to any Units prior to April 1, 2024, then the warrants forming part of such Units will automatically terminate and become void without further legal effect and will be cancelled for no further consideration, and all rights thereunder and all rights in respect thereof under the warrant agreement will cease as of such time.

Adjustment to Maximum Number of Warrant Shares

In the event a Termination Event occurs with respect to any Units prior to April 1, 2024, the Maximum Number of Warrant Shares will be reduced proportionately to reflect the cancellation of the warrants attached to such Units. In the event the Unit Split Date occurs with respect to some but not all Units, the Maximum Number of Warrant Shares will be proportionately reduced by the number of common shares into which warrants that have separated from Units would be exercisable into. The Maximum Number of Warrant Shares shall also be adjusted at the same time, and in the same manner, as the number of warrant shares is adjusted as described below under “—Adjustments to the Warrant Shares.”

Adjustment to the Warrant Shares

The number of warrant shares underlying each warrant will initially be one, but will be subject to adjustment from time to time as set forth below; provided that no single event will give rise to an adjustment under more than one subsection of this “—Adjustment to the Warrant Shares” (other than in the case of a dividend or other distribution of different types of property, in which case subsections (a), (b) or (c), below, as the case may be, will apply to the appropriate parts of each such dividend or distribution); provided further that any issuance of our common shares upon exercise of the warrants will not itself give rise to any adjustment under this “—Adjustment to the Warrant Shares.”

Anti-Dilution Adjustments

(a)

The number of warrant shares underlying each warrant will be adjusted pursuant to the formula below in the event we (i) pay a dividend or make any other distribution with respect to the common shares solely in common shares, (ii) subdivide or reclassify the outstanding common shares into a greater number of shares or (iii) combine or reclassify the outstanding common shares into a smaller number of shares. Such adjustment will become effective (x) in the case of clause (i) above, at the open of business on the ex-date for such dividend or distribution or (y) in the case of clause (ii) or clause (iii) above, at the open of business on the effective date of such event. In the event that a dividend or distribution described in clause (i) above is not so paid or made, the number of warrant shares will be readjusted, effective as of the date when our board of directors determines not to make such dividend or distribution, as the case may be, to be the number of warrant shares that would be in effect if such dividend or distribution had not been declared.

Na = Nb ×	Oa
Ob

Where:

Nb = Number of warrant shares before the adjustment

Na = Number of warrant shares after the adjustment

Oa   =  Number of our common shares outstanding immediately before the transaction in question

Ob  =  Number of our common shares outstanding immediately after the transaction in question

(b)

If we dividend or distribute shares of securities, evidences of indebtedness, assets, property, cash, rights, options or warrants (other than (i) dividends, distributions or issuances for which an adjustment is made pursuant to paragraph (a) above; and (ii) spin-offs as to which the provisions of paragraph (c) below will apply) to all or substantially all holders of our common shares, the number of warrant shares will be adjusted pursuant to the formula below. Such adjustment will become effective at the open of business on the ex-date for such dividend or distribution.

In the event that such dividend or distribution is not so paid or made, the number of warrant shares will be readjusted, effective as of the date when our board of directors determines not to make such dividend or distribution, as the case may be, to be the number of warrant shares that would be in effect if such dividend or distribution had not been declared.

Na = Nb ×	M
M — D

Where:

Nb  =  Number of warrant shares before the adjustment

Na  =  Number of warrant shares after the adjustment

M  =  Average of the Fair Market Values of one of our common shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date for such dividend or distribution

D  =  Fair Market Value of such dividend or distribution made per common share as of the ex-date; provided that if such Fair Market Value is determined by reference to the actual or when-issued trading market for any securities, such determination will consider the prices in such market over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such ex-date. For purposes of this adjustment, the Fair Market Value of such dividend or distribution (if in the form of securities other than our common shares) will be determined as if it were our common shares pursuant to the definition of Fair Market Value.

(c)

If we pay a dividend or make any other distribution on our common shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of us, that are, or, when issued, will be, listed or admitted for trading on a Principal Exchange (a “spin-off”), the number of warrant shares will be adjusted pursuant to the formula below. Such adjustment will become effective at the close of business on the last Trading Day of the ten (10) consecutive Trading Day period beginning on, and including, the first Trading Day following ex-date for such spin-off on which the capital stock of such subsidiary or other business unit begins to trade regular way on such Principal Exchange (the “valuation period”).

Na = Nb ×	D + M
M

Where:

Nb  =  Number of warrant shares before the adjustment

Na  =  Number of warrant shares after the adjustment

M  =  Average of the Fair Market Values of one common share over the valuation period

D  =  Average of the Fair Market Values of such capital stock or similar equity interest distributed to holders of our common shares applicable to one common share over the valuation period. For purposes of this adjustment, the Fair Market Value of such distribution will be determined as if it were our common shares pursuant to the definition of Fair Market Value.

If the exercise date for any exercise of warrants occurs during the valuation period, the reference in the definition of “valuation period” to “ten (10)” will be deemed replaced with such lesser number of Trading Days as have elapsed between the beginning of the valuation period and such exercise date in determining the number of warrant shares.

(d)

If a publicly-announced tender or exchange offer, or other repurchase offer made by us or any of our affiliates for our common shares (other than a Reorganization) is consummated, to the extent that the cash and Fair Market Value of any other consideration included in the payment per common share exceeds the average of the Fair Market Values of our common shares over the ten (10) consecutive Trading Day period ending on, and including, the tenth (10th) Trading Day immediately following the date on which such tender or exchange offer is consummated, then the number of warrant shares will be adjusted pursuant to the formula below; provided that the number of warrant shares will not be decreased as a result of this subsection (d). Such adjustment will be determined at the close of business on the tenth (10th) Trading Day immediately following the date on which such tender or exchange offer is consummated, but will become effective as of the date on which such tender or exchange offer expires.

Na = Nb ×	(Oa × M) + C
Ob × M

Where:

Nb = Number	of warrant shares before the adjustment

Na = Number	of warrant shares after the adjustment

M  =  Average of the Fair Market Values of one common share over the ten (10) consecutive Trading Day period ending on, and including, the tenth (10th) Trading Day immediately following the date on which such tender or exchange offer is consummated

C  =  Aggregate Fair Market Value of all cash and any other consideration paid or payable for our common shares in such tender or exchange offer

Ob  =  Number of our common shares outstanding immediately before giving effect to such tender or exchange offer

Oa  =  Number of our common shares outstanding immediately after giving effect to such tender or exchange offer.

If any exercise of warrants occurs on or after the date on which such tender or exchange offer expires and prior to the tenth (10th) Trading Day immediately following the date on which such tender or exchange offer is consummated, references in this subsection (d) to “tenth (10th) Trading Day immediately following the date on which such tender or exchange offer is consummated” will be deemed replaced by references to such exercise date and references in this subsection (d) to “ten (10)” will be deemed replaced with such lesser number of Trading Days as have elapsed between the date on which such tender or exchange offer is consummated and such exercise date, in each case, in determining the number of warrant shares.

If (i) an adjustment to the number of warrant shares becomes effective on the ex-date for any dividend, distribution or other event, and (ii) a warrantholder exercises its warrants on or after such ex-date and on or prior to the related record date for such dividend, distribution or other event, then, notwithstanding the provisions in this “—Adjustment to the Warrant Shares,” the number of warrant shares adjustment relating to the dividend, distribution or other event to which such ex-date corresponds will not be made with respect to the warrants exercised by the warrantholder as aforesaid and instead, such warrantholder will be treated as if such warrantholder were the record owner of our common shares issuable upon exercise of such warrants on the record date, and, as such record holder, will participate in the related dividend, distribution or other event otherwise giving rise to such adjustment.

We may, for a period of not less than 20 business days, make such increases in the number of warrant shares as (i) our board of directors deems advisable in good faith or (ii) in order to avoid or diminish any income tax to holders of our common shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

If we have a shareholder rights plan in effect at the time of any exercise of warrants, then each of our common shares issued upon such exercise will be entitled to receive the appropriate number of rights, if any, and the certificates representing our common shares issued upon such exercise will bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exercise of warrants, the rights have separated from our common shares in accordance with the provisions of the applicable shareholder rights plan, the number of warrant shares will be adjusted at the time of separation as if we made a distribution of the type for which an adjustment is made pursuant to subsection (b) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

All calculations under this “—Adjustment to the Warrant Shares” will be made to the nearest one-hundredth (1/100th) of a share. Notwithstanding the foregoing, no adjustment in the number of warrant shares will be made if the amount of such adjustment would be less than one-tenth (1/10th) of one of our common shares, but any such amount will be carried forward, and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate one-tenth (1/10th) of one of our common shares, or more, or, if earlier, any Unit Split Date or exercise date. We will make all calculations under this “—Adjustment to the Warrant Shares” in good faith and in a commercially reasonable manner. As a condition precedent to the taking of any action which would require any adjustment pursuant to this “—Adjustment to the Warrant Shares”, we will take any action which may be necessary, including obtaining regulatory, The New York Stock Exchange, The Nasdaq Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that we may thereafter validly and legally issue as fully paid and nonassessable all of our common shares that a warrantholder is entitled to receive upon exercise of a warrant pursuant to the warrant agreement, after giving effect to such adjustment. Notwithstanding anything to the contrary in the warrant agreement (but without limiting the preceding sentence), the number of common shares that may be issued under the warrants for any reason may not exceed the maximum number of common shares which we may issue without approval of the holders of our common shares under the shareholder approval rules of The New York Stock Exchange or any other Principal Exchange on which the common shares are then listed, including New York Stock Exchange Listing Rule 312.03(c), unless the requisite shareholder approval has been obtained. The foregoing restriction will continue notwithstanding any failure of the common shares to continue to be listed on The New York Stock Exchange or any other Principal Exchange.

Reorganizations

In the case of any Reorganization, other than a Reorganization that results in a Termination Event, following the effective time of such Reorganization, a warrantholder’s right to acquire our common shares upon exercise of the warrants will be converted into the right to acquire, upon exercise of such warrants, one Unit of Exchange

Property with respect to each of our common shares for which one warrant was previously exercisable. With respect to any exercise of warrants following the effective time of such Reorganization, the number of Units of Exchange Property issuable upon exercise of a warrant will be calculated in accordance with the provisions set forth under “—Exercise and Settlement of the Warrants” above; provided that with respect to each exercise date following such Reorganization, each reference therein to a “share” or a “common share” will be deemed to refer to a Unit of Exchange Property; provided, further that if the Exchange Property consists solely of cash, on the effective date of such Reorganization, each warrantholder will receive, in respect of each warrant it holds, at the same time and upon the same terms as holders of our common shares receive the cash in exchange for their common shares, an amount of cash equal to the greater of (i) (x) the amount of cash that such warrantholder would have received if such warrantholder owned, as of the record date for such Reorganization, a number of our common shares equal to the number of warrant shares in effect on such record date, minus (y) the exercise price in effect on such record date, multiplied by the number of warrant shares in effect on such record date and (ii) $0, and upon our delivery of such cash (if any) in respect of such warrant, such warrant will be deemed to have been exercised in full and canceled. For the avoidance of doubt, if, in connection with any Reorganization in which the Exchange Property is comprised of solely cash, the per share amount of cash received by holders of our common shares is less than the exercise price, the warrants will be deemed to have expired for no consideration.

In the case of any Reorganization in which holders of our common shares may make an election as between different types of Exchange Property, warrantholders will be deemed to have elected (unless a majority of warrantholders otherwise notify us prior to the deadline for elections applicable to holders of our common shares) to receive upon exercise of the warrants the weighted average of the types and amounts of consideration actually received by the holders of our common shares.

We will not consummate any Reorganization unless we first will have made appropriate provision to ensure that applicable provisions of the warrant agreement (including, without limitation, the applicable provisions of the warrant agreement described in “—Adjustment to the Warrant Shares”) will immediately after giving effect to such Reorganization be assumed by and binding on the other party to such Reorganization (or the surviving entity, successor, parent company and/or issuer of the Exchange Property, as appropriate) and applicable to any Exchange Property deliverable upon the exercise of warrants, pursuant to a customary assumption agreement. Any such assumption agreement will also include any amendments to the warrant agreement necessary to effect the changes to the terms of the warrants described in this paragraph and preserve the intent of the provisions of the warrant agreement (including, without limitation, the adjustment provisions described in “—Adjustment to the Warrant Shares”). The provisions described in this paragraph will similarly apply to successive Reorganizations.

The provisions described in the immediately preceding paragraph are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder. Where there is any inconsistency between the requirements of the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder and the requirements described in the immediately preceding paragraph, the requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder will supersede. In addition, the warrants are subject to cancellation upon certain repayments of the Exchange Notes in connection with a Reorganization as described under “—Automatic Termination and Cancellation”. If the warrants are cancelled before warrantholders are entitled to exercise them, you will lose the value of your investment in the warrants, including any potential beneficial impact on the value of our common shares that a Reorganization may have.

No Impairment

We have agreed in the warrant agreement to not, by amendment of our articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid the observance or performance of any of the terms to be observed or performed by us under the warrant agreement, but will at all times in good faith assist in the carrying out of all the provisions of the warrant agreement and each warrant certificate.

Amendments

Notwithstanding the immediately following paragraph, the warrant agreement and warrants may be amended, modified and/or supplemented by us and the Warrant Agent, at our expense, without notice to or the consent of any warrantholder for the purpose of:

•

curing any ambiguity, omission, inconsistency or mistake contained in the warrant agreement or the warrants in a manner that is not inconsistent with the provisions of the warrant agreement and that does not adversely affect the rights of the warrantholders or the owners of a beneficial interest in any global warrant (including, if applicable, the owners of a beneficial interest in any Unit) in any material respect (as determined in good faith by our board of directors or any committee thereof);

•	adding covenants for the benefit of warrantholders;

•	adding a guarantor of our performance obligations or other security for the benefit of warrantholders;

•	surrendering any right or power conferred upon us;

•	evidencing and providing for the acceptance of an appointment under the warrant agreement by a successor warrant agent;

•

for the purposes of providing for compliance with applicable securities laws, including with respect to the transfer restrictions set forth in the warrant agreement, on account of any changes in law occurring on or after the date of the warrant agreement; or

•

making any other change that does not adversely affect the rights of the warrantholders or the owners of a beneficial interest in any global warrant (including, if applicable, the owners of a beneficial interest in any Unit) in any material respect (as determined in good faith by our board of directors or any committee thereof).

With the consent of the warrantholders of a majority of the then outstanding warrants (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, warrants), we and the Warrant Agent may from time to time, at our expense, amend, modify and/or supplement the warrant agreement or the warrants, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the warrant agreement or the warrants or of modifying in any manner the rights of the warrantholders thereunder, or waive the observance of any term of the warrant agreement or the warrants; provided, however, that, without the consent of each warrantholder of an outstanding warrant affected, no such amendment, supplement, modification or waiver will:

•	increase the exercise price;

•

decrease the number of warrant shares or change or decrease the kind or amount of other property issuable upon exercise of the warrants, as applicable (in each case, other than pursuant to adjustments provided for in “—Adjustment to the Warrant Shares”);

•	reduce the term of the warrants or the time period during which the warrants are exercisable;

•

make any change to the anti-dilution or reorganization adjustments described in “—Adjustment to the Warrant Shares” that would be adverse to a warrantholder or owner of a beneficial interest in a global warrant (including, if applicable, holders of a beneficial interest in any Unit);

•	make a material and adverse change that does not equally affect all warrants;

•

make any change that would otherwise materially impair a warrantholder’s right to exercise the warrants and receive warrant shares upon such exercise, or the ability of any warrantholder or participant in the depositary’s system (on behalf of itself or any owner of a beneficial interest in a global warrant, including, if applicable, any owner of a beneficial interest in any Unit) to enforce such right;

•	impair the right to institute suit for enforcement of any payment or delivery with respect to the exercise and settlement of any warrant;

•

make any change that has the effect of changing or relates to certain provisions of the warrant agreement relating to automatic exercise, to the matters set forth under “—Transferability Prior to Unit Split Date” or to the matters set forth under “—Automatic Termination and Cancellation”; or

•	reduce the percentage of warrantholders required to amend the warrant agreement or the warrants or grant a waiver under the warrant agreement or the warrants.

In determining whether the warrantholders of the required number of warrants have concurred in any direction, waiver or consent, warrants owned by us or by any affiliate of us will be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent will be protected in relying on any such direction, waiver or consent, only warrants that the Warrant Agent knows are so owned will be so disregarded. Also, subject to the foregoing, only warrants outstanding at the time will be considered in any such determination.

We and the Warrant Agent may set a record date for any such direction, waiver or consent and only the warrantholders as of such record date will be entitled to make or give such direction, waiver or consent. It is not necessary for warrantholders or owners of a beneficial interest in a global warrant to approve the particular form of any proposed amendment, modification, supplement or waiver if their consent approves the substance thereof. A consent to any amendment, modification, supplement or waiver by any warrantholder given in connection with tender of such warrantholder’s warrants will not be rendered invalid by such tender.

Reservation of Shares

We will at all times reserve and keep available, out of our common shares authorized and issued but held in treasury, a number of our common shares sufficient for the exercise in full of all outstanding warrants, and we will settle exercises of the warrants by delivery of such shares held in treasury. We will not take any action that would require an adjustment of the number of warrant shares if as a result thereof (i) the aggregate number of our common shares issuable upon exercise of the outstanding warrants, together with all of our common shares then outstanding and all of our common shares then issuable upon the exercise of, or underlying, all outstanding options, warrants, conversion and other rights (without duplication), would exceed the total number of our common shares then authorized by our articles of incorporation or (ii) the aggregate number of common shares issuable upon exercise of the outstanding warrants would exceed the total number of common shares then held in treasury and not reserved for other purposes.

No Rights as Shareholders

Warrantholders will not be entitled, by virtue of holding warrants, to the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of ours or any other matter, or any rights whatsoever, including the right to receive dividends or other distributions, as shareholders, or the right to share in our assets in the event of a liquidation, dissolution or winding up of us, except on and after the exercise date with respect to our common shares received following an exercise of warrants. In addition, the warrant agreement provides that nothing contained therein or in the warrants will be construed as imposing any liabilities on warrantholders as a shareholder of us, whether such liabilities are asserted by us or by creditors of us.

The warrant shares (or other securities or property to which the exercising warrantholder is entitled pursuant to the warrant agreement) issuable or deliverable upon the exercise of warrants will be deemed to have been issued or delivered for all purposes as of the close of business on the applicable exercise date, notwithstanding that our stock transfer books may then be closed or certificates or other evidence of ownership representing such warrant shares (or other securities or property) may not be actually delivered or entered on such date.

Reports

In the event that our common shares are deregistered or become otherwise not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will provide to warrantholders, on a continuous basis for so long as any warrants remain outstanding, any and all quarterly and annual financial and other information with respect to us and our subsidiaries as is provided to the holders of our common shares, in each case, in the form in which such information is so provided to the holders of our common shares (which may include, without limitation, posting such information to our public website or a password-protected website created by us for such purpose).

Listing

To the extent our common shares are then listed on an Exchange, we will procure, at our sole expense, the listing of the warrant shares issuable upon exercise of the warrants, subject to issuance or notice of issuance, on all Exchanges on which our common shares are then listed or traded. For the avoidance of doubt, we will have no obligation to cause the warrants to be listed or traded on any Exchange or Over-the-Counter Market or any other similar market of any kind.

Governing Law

The warrants and the warrant agreement are governed by, and construed in accordance with, New York law.

Information Regarding the Warrant Agent

Under the warrant agreement, U.S. Bank Trust Company, National Association is appointed to act as the Warrant Agent on our behalf in connection with the registration, transfer, exchange, exercise and cancellation of the warrants and required to maintain a registry recording the names and addresses of all registered holders of warrants. The Warrant Agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving gross negligence, willful misconduct, fraud or bad faith and arising out of its service as Warrant Agent. The Warrant Agent and its affiliates will serve as the Notes Trustee for the Exchange Notes and the Units Agent for the Units, and may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Form and Book-Entry Procedures

The warrants were issued in the form of global warrants, and warrants may be issued in the form of global or definitive warrants in the future, as specified in the warrant agreement. The Attached Warrants shall remain in the form of Initial Warrant Certificates until such Warrants become separable on the relevant Unit Split Date as provided in the Unit Agreement (thereinafter, “Separated Warrants”), at which time the number of Warrants represented by the relevant Initial Warrant Certificate shall be decreased to reflect the increase in the number of Separated Warrants represented by global warrant certificates from and after the relevant Unit Split Date. Each global warrant will be registered in the name of DTC, or its nominee, and delivered by the Warrant Agent to DTC, or its custodian, for crediting to the accounts of its participants pursuant to the DTC procedures. A global warrant registered in the name of DTC or its nominee will be exchanged for definitive warrants only if (i) DTC notifies us that it is unwilling or unable to continue as depositary for such global warrant or if at any time it ceases to be a clearing agency registered under Section 17A of the Exchange Act and, in each such case, a successor depositary is not able to be appointed by us within 90 days of such notice or (ii) a default by us under the warrant agreement or the warrants has occurred and is continuing and the Warrant Agent has received a request from DTC.

Definitions of Certain Terms

Set forth below are definitions of certain capitalized terms used in this “Description of the Warrants.”

“Attached Notes” means the Exchange Notes forming part of Units in definitive form.

“Exchange” means The New York Stock Exchange or, if our common shares are not then listed on The New York Stock Exchange, the principal U.S. national or regional securities exchange on which our common shares are then listed or, if our common shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which our common shares are then traded.

“Exchange Property” means, with respect to any Reorganization, the cash, securities or other property that our common shares are converted into, are exchanged for or become the right to receive, in each case, in such Reorganization.

“Fair Market Value” means, with respect to any date of determination:

(i) with respect to our common shares:

(w) if the shares are listed on a Principal Exchange on the day as of which Fair Market Value is being determined, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DBD <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on the applicable Trading Day (or if such volume-weighted average price is unavailable, the market value of one of our common shares on such Trading Day determined, using a volume-weighted average method, by the Valuation Bank); provided that in all cases, such volume-weighted average price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours; or

(x) if the shares are not listed on a Principal Exchange on the day as of which Fair Market Value is being determined, but are listed on any other Exchange, the per share volume-weighted average price of such stock on such Exchange, as reported by such Exchange, or, if not so reported, a service reporting such information as will be selected by us; or

(y) if the shares are not traded on an Exchange on the day as of which Fair Market Value is being determined but are traded on an Over-the-Counter Market, the average of the high bid price and the low ask price for the shares on such day in such Over-the-Counter Market, as reported by such Over-the-Counter Market or, if not so reported, a service reporting such information as will be selected by us; or

(z) in the case of securities not covered by clauses (w) through (y) above, the Fair Market Value of such securities will be determined in good faith and a commercially reasonable manner by the Valuation Bank, using one or more valuation methods that the Valuation Bank in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all factors deemed relevant by the Valuation Bank;

provided that, with respect to any determination of Fair Market Value pursuant to clauses (w) through (y) above, we, in our good faith determination, will make appropriate adjustments to the per share volume-weighted average price, or bid and ask stock price, to account for any stock split, reverse stock split, dividend, distribution or other event requiring any adjustments to the number of warrant shares, so as to provide for a consistent determination of Fair Market Value over any period of Trading Days as may be specified in the warrant agreement;

(ii) in the case of cash, the amount thereof (or its U.S. dollar equivalent determined in good faith and in a commercially reasonable manner by our board of directors or a committee of members of our board of directors to whom the board of directors expressly delegates authority to make determinations of Fair Market Value hereunder); and

(iii) in the case of other property, the Fair Market Value of such property will be determined in good faith and in a commercially reasonable manner by our board of directors or a committee of members of our board of directors to whom the board of directors expressly delegates authority to make determinations of Fair Market Value hereunder.

“Initial Warrant Certificate” means the warrant certificates in definitive form deposited with the Units Trustee so long as any warrant forms a part of the Units.

“Market Disruption Event” means (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any day on which the Exchange is open for trading for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in our common shares or in any options contracts or futures contracts relating to our common shares.

“Over-the-Counter Market” means OTCQX or OTCQB of OTC Markets and the Over- the-Counter Bulletin Board of Financial Industry Regulatory Authority (or any of their respective successors).

“Principal Exchange” means each of the following Exchanges: The New York Stock Exchange, NYSE American, The Nasdaq Global Market and The Nasdaq Global Select Market (or any of their respective successors).

“Reorganization” means any consolidation, merger, statutory share exchange, business combination or similar transaction with a person, any sale, lease or other transfer to a person of all or substantially all of the consolidated assets of us and our subsidiaries substantially as an entirety, or any recapitalization, reclassification or transaction that results in a change of our common shares (other than as described in subsection (a) under “—Adjustment to the Warrant Shares”), in each case, in which our common shares are converted into, are exchanged for or become the right to receive Exchange Property.

“Termination Event” means, with respect to the applicable principal amount of Units or Exchange Notes, any (i) Permitted Equity Issuance Prepayment (as defined in the New Notes Indenture), or (ii) refinancing (as defined in the New Notes Indenture) in connection with (x) a Change of Control (as defined in the New Notes Indenture) or (y) a sale of all or substantially all of the Issuer’s assets, in each case prior to the Unit Split Date.

“Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) the trading in our common shares occurs on the Exchange; provided that if our common shares are not so listed or traded, “Trading Day” means a business day.

“Unit of Exchange Property” means, with respect to any Reorganization, the type and amount of Exchange Property that the holder of one of our common shares is entitled to receive in such Reorganization.

“Unit Split Date” means April 1, 2024; provided that, with respect to any warrant, if the Unit of which such warrant has theretofore formed a part has separated prior to such date as provided in the Unit Agreement, the Unit Split Date for such warrant will be the day of such separation as provided in the Unit Agreement (or, if such day is not a business day, the next succeeding business day).

“Valuation Bank” means an independent, nationally recognized investment bank selected by us.

DESCRIPTION OF THE COMMON SHARES

The following is a description of the material terms of the Common Shares, which are set forth in DNI’s amended and restated articles of incorporation (the “Articles”) and the amended and restated code of regulations (the “Regulations”). Because it is only a summary, it does not purport to be complete nor does it purport to contain all the information that may be important to you, and it is subject to, and qualified in its entirety by reference to, the provisions of the Articles and the Regulations, copies of which have been filed with the SEC, and applicable provisions of Ohio law.

Common Shares

Under the Articles, DNI is authorized to issue up to 125,000,000 Common Shares, $1.25 par value per share. Holders of Common Shares are entitled to:

•	cast one vote for each Common Share held on all matters presented to the shareholders;

•	receive dividends if and as declared by DNI’s Board of Directors from funds legally available therefor, subject to the rights of holders of the Serial Preferred Shares, if any; and

•

share ratably in DNI’s net assets, legally available to the DNI’s shareholders in the event of DNI’s dissolution, liquidation or winding up, after provision for distribution to the holders of any Serial Preferred Shares and to the payment in full of all amounts required to be paid to creditors or provision for such payment.

Holders of Common Shares have no preemptive rights with respect to any sale, exchange, offering or issuance of shares of DNI now or hereafter authorized. Holders of Common Shares have no right to cumulative voting. No conversion, redemption or sinking fund provisions apply to the Common Shares. DNI’s outstanding Common Shares are fully paid and nonassessable.

The Regulations include a proxy access provision, which allows a shareholder, or a group of up to 20 shareholders in aggregate, owning 3% or more of the outstanding Common Shares continuously for at least three years to nominate and include in DNI’s annual meeting proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Regulations.

DNI’s board of directors (the “DNI Board of Directors”) may authorize the issuance of Serial Preferred Shares (as defined below) with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Shares. The issuance of Serial Preferred Shares could have the effect of decreasing the market price of the Common Shares. The issuance of Serial Preferred Shares also could have the effect of delaying, deterring or preventing a change in control of DNI without further action by DNI’s shareholders.

Serial Preferred Shares

Under the Articles, the DNI Board of Directors is authorized to issue, by resolution and without any action by shareholders, subject to certain limitations prescribed by Ohio law and the rules and regulations of the New York Stock Exchange, up to 1,000,000 serial preferred shares, in one or more series (the “Serial Preferred Shares”). With respect to any such series, DNI’s Board of Directors is authorized to fix the designation, the number of shares, the dividend rate, dates payable and the date from which they shall be cumulative, redemption rights and price, any sinking fund requirements, liquidation rights, conversion rights and restrictions on the issue of additional shares within such series.

Holders of Serial Preferred Shares are entitled to one vote for each share of such stock upon all matters presented to the shareholders. Except as provided below or required by law, the holders of Serial Preferred

Shares and Common Shares vote together as one class on all matters. The holders of Serial Preferred Shares are entitled to vote separately as a class to:

•	elect two (2) members of the Board of Directors, if DNI is in default in the payment of six (6) quarterly dividends;

•	approve any amendment to the Articles or the Regulations that adversely affects the voting power, rights or preferences of the holders of the Serial Preferred Shares;

•	authorize the creation of; or increase, any class of securities ranking prior to the Serial Preferred Shares; and

•	approve the redemption of less than all of the then outstanding Serial Preferred Shares.

Holders of Serial Preferred Shares have no right to cumulative voting.

Series A Junior Participating Preferred Stock

DNI’s Board of Directors has established a series of Serial Preferred Shares designated as Series A Junior Participating Preferred Stock (“Series A Shares”), consisting of 125,000 shares. Holders of the Series A Shares are entitled to:

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receive cumulative quarterly dividends, when and as declared by the Board of Directors in an amount per share equal to the greater of: (i) $1.00 per share or (ii) subject to the provisions for adjustment set forth in the Articles, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, on the Common Shares; and

•	receive a preferred distribution in the event of DNI’s dissolution, liquidation or winding up, after the payment in full of all amounts required to be paid to creditors or provision for such payment.

Series A Shares are not redeemable or convertible into Common Shares.

Anti-Takeover Effects of the Articles, Regulations and Ohio Law

Certain provisions in the Articles and Regulations, as well as certain provision of the Ohio Revised Code, could discourage potential takeover attempts, even if desired by holders of a majority of DNI’s capital stock. A description of these provisions is set forth below.

Advance Notice Requirements for Shareholder Proposals and Nominations for Election as Directors

Under the Regulations, shareholders seeking to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting must provide timely notice thereof in writing to DNI. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive office of DNI (i) with respect to business to be brought before an annual meeting, not less than 60 nor more than 90 calendar days, and (ii) with respect to nominations of candidates for election as directors, not less than 120 nor more than 150 calendar days, prior to the first anniversary of the date on which DNI first mailed its proxy materials for the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, the shareholder’s notice must be received no later than the close of business on the later of (x) with respect to business to be brought before an annual meeting, the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public announcement of the date of such meeting is first made, and (y) with respect to nominations of candidates for election as directors, the 180th calendar day prior to such annual meeting and the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

Shareholder Action by Unanimous Written Consent

Under Ohio law, any action required or permitted to be taken by DNI’s shareholders that may be effected at a duly called meeting of the shareholders may also be effected by consent of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose; provided that such consent must be in a writing or writings signed by all such shareholders.

Special Meetings of Shareholders

The Regulations provide that special meetings of shareholders may be called by the chairman of the Board of Directors, the chief executive officer, the president, the Board of Directors, by written order of a majority of the members of the Board of Directors or by the Executive Committee, or, when requested in writing by a holders of at least 50% of all shares entitled to vote in election of directors, by the chairman of the Board of Directors, the chief executive officer, the president, the vice president or the secretary.

Supermajority Voting

Under Ohio law, in the case of most mergers and sales of all or substantially all the assets of a corporation, the affirmative vote of two-thirds of the voting power of the corporation is required unless the corporation’s articles of incorporation provide for a lower amount but not less than a majority. The Articles do not specify a lower amount.

Control Share Acquisition Act

The Ohio “Control Share Acquisition Act” requires prior authorization of the shareholders of an “issuing public corporation” in order for any person to acquire, either directly or indirectly, shares of that corporation that would entitle the acquirer to exercise or direct the exercise of one-fifth or more of the voting power of that corporation in the election of directors or to exceed one-third or majority ownership thresholds. In the event an acquirer proposes to make such an acquisition, the acquirer is required to deliver to the corporation a statement disclosing, among other things, the number of shares owned, directly or indirectly, by the acquirer, the range of voting power that may result from the proposed acquisition and the identity of the acquirer. Within ten days after receipt of this statement, the corporation must call a special meeting of shareholders to vote on the proposed acquisition. The acquirer may complete the proposed acquisition only if the acquisition is approved by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote in the election of directors represented at the meeting excluding the voting power of all “interested shares.” Interested shares include any shares held by the acquirer and those held by officers and directors of the corporation. The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations state that the statute does not apply to that corporation. DNI is an “issuing public corporation” for purposes of the statute and DNI has not opted out of the application of the Control Share Acquisition Act. The application of the Control Share Acquisition Act may have the effect of delaying, deferring or preventing a change of control involving DNI.

Merger Moratorium Statute

The Ohio “Merger Moratorium Statute” prohibits “issuing public corporations” from engaging in “chapter 1704 transactions” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, among other things:

•	the articles of incorporation expressly provide that the corporation is not subject to the statute; or

•	the board of directors of the corporation approves the chapter 1704 transaction or the acquisition of shares before the date the shares were acquired.

After the three-year moratorium period, the corporation may not consummate a chapter 1704 transaction unless, among other things, it is approved by the affirmative vote of the holders of at least two-thirds of the voting power in the election of directors and the holders of a majority of the voting shares, excluding all shares beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder, or the shareholders receive certain minimum consideration for their shares. A chapter 1704 transaction includes certain mergers, sales of assets, consolidations, combinations and majority-share acquisitions involving an interested shareholder. An interested shareholder is defined to include, with limited exceptions, any person who, together with affiliates and associates, is the beneficial owner of a sufficient number of shares of the corporation to entitle the person, directly or indirectly, alone or with others, to exercise or direct the exercise of 10% or more of the voting power in the election of directors after taking into account all of the person’s beneficially owned shares that are not then outstanding. DNI has not opted out of the application of the Merger Moratorium Statute in the Articles. The application of the Merger Moratorium Statute may have the effect of delaying, deferring or preventing a change of control involving DNI.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Shares is EQ Shareowner Services.

Exchange Listing

The Common Shares are listed on the New York Stock Exchange and the Frankfurt Stock Exchange under the trading symbol “DBD.”

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF THE GUARANTEES AND THE SECURITY INTERESTS AND CERTAIN INSOLVENCY CONSIDERATIONS

The following is a brief description of certain limitations on the validity and enforceability of the guarantees and certain aspects of insolvency law in the European Union, England and Wales, Belgium, Canada, France, Germany, Italy, the Netherlands, Poland, Spain and Sweden where the Dutch Subsidiary and certain Guarantors are organized.

European Union

Certain of the Guarantors are organized under the laws of an EU Member State (the “EU Guarantors”). Pursuant to the recast Regulation (EU) 2015/848 of May 20, 2015 on insolvency proceedings, as amended (the “EU Insolvency Regulation”), which applies to insolvencies opened after June 26, 2017 (subject to certain exceptions) within the European Union, other than Denmark, the courts of the EU Member State in which a company’s “centre of main interests” (as that term is used in Article 3(1) of the EU Insolvency Regulation) is situated have jurisdiction to open main insolvency proceedings. The determination of where a company has its “centre of main interests” is a question of fact on which the courts of the different EU Member States may have differing and even conflicting views. In the event that the Issuer experiences financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings.

Pursuant to Article 3(1) of the EU Insolvency Regulation, there is a presumption that in the absence of proof to the contrary a company has its “centre of main interests” in the EU Member State in which it has its registered office. However, such assumption only applies if the registered office has not been moved to another EU Member State within the three month period prior to the petition for the opening of insolvency proceedings. Article 3(1) also states that the “centre of main interests” of a debtor should correspond to the place where the debtor conducts the administration of its interests on a regular basis and “which is ascertainable by third parties.” The courts have taken into consideration a number of factors in determining the “centre of main interests” of a company, including in particular where board meetings are held, the location where the company conducts the majority of its business or has its head office and the location where the majority of the company’s creditors are established. A company’s “centre of main interests” may change from time to time but is determined for the purposes of deciding which courts have competent jurisdiction to open insolvency proceedings at the time of the filing of the insolvency petition.

The EU Insolvency Regulation applies to insolvency proceedings which are collective insolvency proceedings as well as to restructuring proceedings, in each case of the types referred to in Annex A to the EU Insolvency Regulation.

If the “centre of main interests” of a company is in one EU Member State (other than Denmark) under Article 3(2) of the EU Insolvency Regulation, the courts of another EU Member State (other than Denmark) have jurisdiction to open territorial insolvency proceedings against that company only if such company has an “establishment” in the territory of such other EU Member State, with “establishment” being defined as any place of operations where a debtor carries out or has carried out in the three month period prior to the petition to open main insolvency proceedings a non-transitory economic activity with human means and assets. If the Issuer and the EU Guarantors do not have an establishment in any other EU Member State, no court of any other EU Member State has jurisdiction to open territorial proceedings in respect of such company under the EU Insolvency Regulation. The effects of those insolvency proceedings opened in that other EU Member State are restricted to the assets of the company situated in such other EU Member State.

Where main proceedings have been opened in the EU Member State in which the company has its “centre of main interests,” any proceedings opened subsequently in another EU Member State in which the company has an establishment will be secondary proceedings. Where main proceedings in the EU Member State in which the company has its “centre of main interests” have not yet been opened, territorial insolvency proceedings can only be opened in another EU Member State where the company has an establishment where either (a) insolvency proceedings cannot be opened in the EU Member State in which the company’s centre of main interests is situated under that EU Member State’s law or (b) the territorial insolvency proceedings are opened at the request of (i) a creditor whose claim arises from or is in connection with the operation of the establishment in the other EU Member State, or (ii) a public authority of the other EU Member State has the right to request the opening of the proceedings. The courts of all EU Member States (other than Denmark) must recognize the judgment of the court opening main proceedings which will be given the same effect in the other EU Member States so long as no territorial proceedings have been opened there. The insolvency practitioner appointed by a court in an EU Member State which has jurisdiction to open main proceedings (because the company’s centre of main interests is there) may exercise the powers conferred on him by the law of that EU Member State in another EU Member State (such as to remove assets of the company from that other EU Member State) subject to certain limitations so long as no other insolvency proceedings have been opened in that other EU Member State or any preservation measure has been taken to the contrary further to a request to open insolvency proceedings in that other EU Member State where the company has assets.

However, the insolvency practitioner in the main insolvency proceedings may attempt to avoid the opening of secondary insolvency proceedings in another EU Member State by giving a unilateral undertaking in respect of the assets located in the EU Member State in which secondary insolvency proceedings could be opened that the distribution of those assets or of the proceeds received as a result of their realization will comply with the distribution and priority rights that would apply under the relevant national law if secondary insolvency proceedings were opened in such other EU Member State. Such undertaking must be made in writing and is subject to approval by a qualified majority of known local creditors, determined in accordance with the local law of such other EU Member State. If approved, the undertaking is binding on the insolvency estate and if a court is requested to open secondary insolvency proceedings, it shall, at the request of the insolvency practitioner in the main insolvency proceedings, refuse to open such proceedings if it is satisfied that the undertaking adequately protects the general interests of local creditors.

Additionally, where a temporary stay of individual enforcement proceedings has been granted in order to allow for negotiations between a company and its creditors, the court, at the request of the company or of the insolvency practitioner in the main insolvency proceedings, may stay the opening of secondary insolvency proceedings for a period not exceeding three months, provided that suitable measures are in place to protect the interests of local creditors.

Furthermore, the court that opened the secondary insolvency proceedings will also stay the process of realization of assets in whole or in part upon receipt of a request from the insolvency practitioner in the main insolvency proceedings, for a period of up to three months, unless such a request is manifestly of no interest to the creditors in the main insolvency proceedings. Such stay may be continued or renewed for similar periods. Where the court stays the process of realization of the assets, the court may require the insolvency practitioner in the main insolvency proceedings to take any suitable measure to guarantee the interests of the creditors in the secondary insolvency proceedings and of individual classes of creditors.

The EU Insolvency Regulation provides for a cooperation and communication mechanism in the event that insolvency proceedings concerning two or more members of a group of companies are opened. Insolvency practitioners appointed in proceedings concerning a member of the group shall cooperate with any insolvency practitioner appointed in proceedings concerning another member of the group to the extent that such cooperation is appropriate. Similarly, the court which has opened proceedings shall also cooperate with any other court before which a request is made to open proceedings concerning another member of the group to the extent that cooperation is appropriate to facilitate the effective administration of the proceedings, is not incompatible with the rules applicable to them and does not entail any conflict of interest. In this respect, the courts may, where appropriate, appoint a third party, provided that this is not incompatible with the rules applicable to them.

England and Wales

The applicable legal framework and jurisdiction of the English courts

While the UK was a member state of the European Union (“EU”), insolvency processes opened in the UK were subject to both EU and applicable UK domestic legislation. Following the UK’s departure from the EU on 31 January 2020 and the expiry of the subsequent transition period (the “Transition Period”) on 31 December 2020, in accordance with the EUWA, EU law as directly applicable in the UK at the end of the Transition Period (subject to certain exceptions) was transposed into UK domestic law subject to significant amendments. The Insolvency (Amendment) (EU Exit) Regulations 2019 (SI 2019/146) (as amended) effected key amendments to both EU insolvency laws previously directly applicable in the UK, including Council Regulation (EC) No 1346/2000 of 29 May 2000 on Insolvency Proceedings and EC Regulation No. 2015/848 on Insolvency Proceedings (the “Recast Insolvency Regulation”), and domestic insolvency laws, including the Insolvency Act 1986 (the “Insolvency Act”), the Insolvency (England and Wales) Rules 2016 (SI 2016/1024) and the Cross-Border Insolvency Regulations 2006 (SI 2006/1030) (the “Cross-Border Insolvency Regulations”).

One of the Guarantors is a company incorporated under English law (the “English Guarantor”). As a general rule, insolvency proceedings with respect to an English company would likely (subject to the location of the Guarantor’s centre of main interest (“COMI”) at the time of filing) be governed by English insolvency laws. Although the scope of the English courts’ jurisdiction varies for the different insolvency proceedings available in England and Wales, English courts generally have jurisdiction to open insolvency proceedings in respect of any company which has its COMI in the UK or which has its COMI in an EU member state (other than Denmark) and an “establishment” in the UK. While this allows English courts to assume jurisdiction over certain foreign companies in respect of certain insolvency proceedings, the efficacy of such proceedings will significantly depend on the likelihood and extent of subsequent recognition of such proceedings in relevant other jurisdictions.

However, pursuant to the Recast Insolvency Regulation, which applies within the EU, other than Denmark, to insolvency proceedings opened on or after 26 June 2017, where an English company has its COMI in a member state of the European Union (other than Denmark) (a “Member State”), then the main insolvency proceedings for that company could, pursuant to the Recast Insolvency Regulation and subject to certain exceptions, be opened in the Member State in which its COMI is located and be subject to the laws of that Member State. There are a number of factors that are taken into account to ascertain COMI, which should correspond to the place where the company conducts the administration of its interests on a regular basis and is therefore ascertainable by third parties. There is in most cases a rebuttable presumption that a corporate debtor’s COMI is the location of the company’s registered office. However, if the registered office has been moved to another Member State within the three month period prior to the request for the opening of insolvency proceedings, that presumption would not apply. The point at which this issue falls to be determined is at the time that the relevant insolvency proceedings are opened.

The Cross-Border Insolvency Regulations, which implement the UNCITRAL Model Law (“Model Law”) on Cross Border Insolvency in the UK and which apply to foreign insolvency proceedings (subject to certain exceptions) anywhere in the world without any condition of reciprocity, provide that certain collective foreign (i.e., non-English) proceedings may be recognized by the English courts as foreign main proceedings where any English company has its COMI in that foreign jurisdiction, or as foreign non-main proceedings where it has an “establishment” in such foreign jurisdiction (being a place of operations where it carries out a non-transitory economic activity with human means and assets or services). As such, should any English company have its COMI in a jurisdiction that is neither within the UK nor is a Member State of the EU, and insolvency proceedings are opened in that jurisdiction and afforded recognition by the English courts, any proceedings opened in England and Wales would be foreign non-main proceedings and their effects would be limited to the assets that the relevant company has in the UK Upon recognition of foreign main proceedings, an automatic stay, equivalent to the stay in an English compulsory liquidation (see below), will apply to prevent certain types of creditor action in the UK, including commencement of proceedings concerning the debtor’s assets, rights, obligations or liabilities (but the automatic stay will not affect a creditor’s rights to enforce security over the debtor’s property (albeit such a stay may be requested from the English court)). No automatic stay applies in relation to foreign non-main proceedings (albeit such a stay may be requested from the English court).

Recognition in the EU

Following the UK’s departure from the EU and the expiry of the Transition Period, UK proceedings no longer benefit from automatic and guaranteed recognition in EU member states. As the trade and cooperation terms agreed between the EU and the UK do not include a replacement regime for the current automatic recognition of UK insolvency procedures across the EU (and vice versa) or otherwise address insolvency matters, cross-border insolvencies involving the UK and one or more EU member states will be subject to a degree of uncertainty and increased complexity.

As a result, it is likely to be more problematic for UK restructuring and insolvency proceedings to be recognized in EU member states and for UK office holders to effectively deal with assets located in EU member states than it was during and prior to the Transition Period. The general position outlined above will apply and recognition will depend on the Model Law (if relevant), comity (if available) or the private international law rules adopted in the relevant EU member state and the need may well arise to open parallel proceedings, increasing the element of risk as well as costs. In particular, in cases where the appointment of a UK office holder is made in reliance on a UK domestic approach rather than COMI rules, it is much less certain that such appointment will be recognized in other EU member states.

The recognition of English courts’ jurisdiction and orders in respect of schemes of arrangement and restructuring plan processes, will be subject to treaties regarding matters relating to the jurisdiction of courts in civil proceedings and the enforcement of civil judgments such as the Hague Convention on Choice of Court Agreements 2005 and the Lugano Convention 2007 (subject to the UK’s pending accession to the latter) where these apply, and where they do not, potentially Rome I or the private international law rules adopted in the relevant EU member state.

As a consequence, the recognition of English insolvency and restructuring proceedings across the EU member states may be different from what investors may have experienced in the past when the UK was a member state of the EU or during the Transition Period. It is not possible to predict with certainty if and to what extent proceedings will be recognized and whether investors may adversely affected as a result.

England & Wales

The description of certain aspects of English insolvency law, included below, is not intended to summarize all the different insolvency rules and procedures or any other considerations which may be relevant to the holders of the New Notes. Insolvency rules and procedures are complex and it is difficult to anticipate their application and outcomes with certainty.

Under the Insolvency Act, certain types of English companies may file for or become subject to certain formal insolvency processes which include administration and liquidation.

The distinction between administration and liquidation is discussed further below but, in essence, administration is designed to provide a tool to rescue the company or its business as a going concern where the company is or is likely to become insolvent, whereas liquidation is a termination procedure designed to distribute the company’s assets to its creditors.

In addition to administration and liquidation, there are three other insolvency regimes under the Insolvency Act for certain types of English companies, namely a standalone moratorium under Part A1 of the Insolvency Act, company voluntary arrangements and administrative receivership. Certain secured creditors may also have the ability to appoint a receiver (in contrast to an administrative receiver) which is a self-help remedy often granted within the documents granting the security interests over the collateral. Save for receivership and administrative receivership, all of these insolvency procedures under the Insolvency Act are collective remedies for the benefit of all creditors.

Administration

The English courts have jurisdiction to make an administration order in respect of, amongst others, (i) a company registered under the Companies Act 2006 in England and Wales or Scotland, (ii) a company incorporated in a member state of the European Economic Area (iii) a company not incorporated in a member state of the European Economic Area but having its centre of main interests in an EU member state (other than Denmark) or in the UK (iv) a company with its COMI in the UK and (v) a company with COMI in an EU member state (other than Denmark) where there is an establishment in the UK.

Without limitation and subject to specific conditions, an administration order can be made if the court is satisfied that the relevant company is or is likely to become “unable to pay its debts” and that the administration order is reasonably likely to achieve the stated purpose of the administration. A company is unable to pay its debts if it is insolvent on a “cash flow” basis (unable to pay its debts as they fall due) or if it is insolvent on a “balance sheet” basis (the value of the company’s assets is less than the amount of its liabilities, taking into account its contingent and prospective liabilities). Such insolvency is presumed if, among other matters, the company fails either to satisfy a creditor’s statutory demand for a debt exceeding £750 within 21 days of service or to satisfy in full or in part a judgment debt (or similar court order). Without limitation and subject to specific conditions, a company (falling within the definition set out in the Companies Act 2006), the directors of such company or the holder of a qualifying floating charge where the floating charge has become enforceable, may also appoint an administrator via an out of court process, and different procedures apply according to the identity of the appointor.

In addition, upon the application of the holder of a qualifying floating charge (who would otherwise be entitled to appoint an administrator via an out of court process), the court may make an administration order if it is satisfied that the administration order is reasonably likely to achieve the stated purpose of the administration (and without having regard to whether the relevant company is or is likely to become “unable to pay its debts”).

The administration of a company must achieve one of the following statutory objectives: (1) the rescue of the company (as distinct from the business carried on by the company) as a going concern (the first objective); (2) the achievement of a better result for the company’s creditors as a whole than would be likely if the company were wound up (without first being in administration) (the second objective); or (3) the realisation of some or all of the company’s property to make a distribution to one or more secured or preferential creditors (the third objective). An administrator must attempt to achieve the first objective of administration, unless they think either that it is not reasonably practicable to achieve the first objective, or that the second objective would achieve a better result for the company’s creditors as a whole. The administrator cannot pursue the third objective unless they think that it is not reasonably practicable to achieve either the first objective or the second objective and that it will not unnecessarily harm the interests of the creditors of the company as a whole to pursue the third objective. Subject to this, the administrator must perform their functions in the interests of the company’s creditors as a whole. The order of priority which applies to any distribution to creditors is set out below (see “Priority of claims”).

Certain rights of creditors, including secured creditors, are curtailed in an administration pursuant to the statutory moratorium imposed under the Insolvency Act. For example, upon the appointment of an administrator, no step may be taken to enforce security over the company’s property except with the consent of the administrator or permission of the court. If the English Guarantor were to enter into administration proceedings, it is therefore possible that security granted by it to secure payment of the guarantee may not be enforced while it was in administration. The same requirements for consent or permission apply to the institution or continuation of legal process (including legal proceedings, execution, distress and diligence) against the company or property of the company. In either case, a court will consider a range of discretionary factors in determining any application for leave in light of the hierarchy of statutory objectives of administration described above.

However, whilst the restrictions of the moratorium are extensive, they are not total. For example, contractual set-off rights may continue to be exercised, at least until the administrator makes an authorised distribution and certain creditors of a company in administration may, in certain defined circumstances, be able to enforce their security over certain of that company’s property notwithstanding the statutory moratorium. This is by virtue of the disapplication of the moratorium in relation to a “security financial collateral arrangement” (generally, this can include a charge over cash or financial instruments, such as shares, bonds or tradeable capital market debt instruments and credit claims) under the Financial Collateral Arrangements (No. 2) Regulations 2003 (as amended).

While an administrator is in office, the powers of the board of directors of the relevant company cease (save for those powers that do not interfere with the exercise of the administrators’ powers, or where permitted by the administrator) and the administrator has primary responsibility for managing the company’s affairs. An administrator is given wide powers to conduct the business and, subject to certain requirements under the Insolvency Act, dispose of the property of a company in administration that is either not subject to security, or is subject to a floating charge—however an administrator may only dispose of property of a company subject to a fixed charge with the leave of the court. The administrator also has the ability to challenge certain antecedent transactions.

Ordinary corporate administration terminates automatically after a year (albeit the administration may be extended by court order or, subject to a limit of one year, by consent of the creditors).

A company may exit administration if the administrator is satisfied that one or more of the statutory objectives have been achieved (upon application to and order of the court if the administration is pursuant to an administration order). On exiting administration, the company may resume normal business. However, the administrator also has the power, should they conclude that there is no reasonable prospect of rescuing the company, to either place the company into liquidation or use their powers under, and in accordance with, the Insolvency Act to realise and distribute the company’s assets to its creditors and thereby achieve substantially the same result as a liquidation.

Liquidation

Under the Insolvency Act, liquidation is a procedure pursuant to which the assets of the company are realised and distributed by the liquidator to creditors in the statutory order of priority prescribed by the Insolvency Act, which we will not describe in detail. Once the liquidator has completed this task, the company will be dissolved and removed from the register of companies.

There are two forms of winding up: (a) compulsory liquidation, by order of the court; and (b) voluntary liquidation, by resolution of the company’s members, and which is in turn divided into members’ voluntary liquidation (“MVL”) and creditors’ voluntary liquidation (“CVL”). A CVL (other than as an exit from administration) is initiated by a resolution of the members, not the creditors, but once in place is subject to some degree of control by the creditors.

Companies registered in England and Wales or foreign companies with their COMI in England and Wales, with their COMI in an EU member state (other than Denmark) and an “establishment” in England and Wales or which have a “sufficient connection” with England and Wales to justify the court exercising its jurisdiction may be wound up via compulsory liquidation. Only companies registered in England and Wales may be subject to voluntary liquidation (save that a foreign company where its COMI is in England and Wales or in an EU Member State (except Denmark) but which has an establishment in England and Wales may enter a creditors’ voluntary liquidation).

A creditor, the company or in certain circumstances a shareholder, among others, can present a winding-up petition to the Court for the compulsory winding-up of a company. The most common grounds for the compulsory winding up of a company is that either it is unable to pay its debts (as defined in Section 123 of the Insolvency Act) or the court is of the opinion that it is just and equitable for the company to be wound up.

The effect of a compulsory liquidation differs in a number of respects from that of a voluntary liquidation. In a compulsory liquidation, under Section 127 of the Insolvency Act, any disposition of the relevant company’s property made after the commencement of the winding up is, unless sanctioned by the court, void. Subject to certain exceptions, when an order is made for the winding-up of a company by the court, it is deemed to have commenced from the time of the presentation of the winding up petition. Once a winding up order is made by the court, a stay of all proceedings against the company will be imposed. No action or proceeding may be continued or commenced against the company without permission of the court although there is no stay on the enforcement of security.

In the context of a voluntary liquidation however, there is no equivalent to the retrospective effect of a winding-up order; the winding-up commences on the passing of the members’ resolution to wind up. As a result, there is no equivalent of Section 127 of the Insolvency Act. There is also no automatic stay in the case of a voluntary liquidation—it is for the liquidator, or any creditor or contributory of the company, to apply for a stay.

An MVL is a solvent liquidation that is controlled by the shareholders. It commences when the shareholders pass a special resolution to place the company into liquidation and there is no involvement by the court. Not more than five weeks prior to the making of the winding up resolution, the directors must swear a statutory declaration of solvency stating that, after having made full enquiry into the company’s affairs, they have formed the opinion that it will be able to pay its debts, including interest and the costs of the MVL process in full, within a stated period not exceeding twelve months from the start of the liquidation.

A CVL is also commenced by the shareholders resolving to place the company into liquidation and has no court involvement. In contrast to an MVL, however, the directors do not swear a statutory declaration of solvency for a CVL (meaning the company can be solvent or insolvent). If the creditors choose a different person to act as liquidator from that appointed by the shareholders, the creditors’ choice will prevail.

On the appointment of a liquidator, the directors’ powers to bind the company automatically cease, save for those powers that are sanctioned by the liquidator or creditors (as appropriate). A liquidator has, among other things, the power to bring or defend legal proceedings on behalf of the company, to carry on the business of the company as far as it is necessary for its beneficial winding up, to sell the company’s property (provided that in respect of the sale of any property that is secured by a charge in favour of a creditor, if that sale is made without the secured creditor’s consent, it will be made subject to that security, as the creditor’s consent will be needed to the release of the security), execute documents in the name of the company and to challenge antecedent transactions.

Under English insolvency law, with some exceptions a liquidator has the power to disclaim any onerous property, which includes unprofitable contracts and any other property of the company that cannot be sold, readily sold or may give rise to a liability to pay money or perform any other onerous act. A contract may be unprofitable if it gives rise to prospective liabilities and imposes continuing financial obligations on the company that may be detrimental to creditors. However, this power does not apply to a contract where all of the obligations have been performed nor can it be used to disturb accrued rights and liabilities, and if a contract is disclaimed the contractual counterparty has a right to sue for damages in respect of the terminated contract.

Moratorium

Under Part A1 of the Insolvency Act, registered and unregistered UK companies liable to be wound up under part 5 of the Insolvency Act, subject to certain exclusions may file for a standalone moratorium. The moratorium’s initial duration will be for a period of 20 business days, but this can be extended (i) by the directors, for a period of 20 business days, (ii) with creditor consent, for a total period of a year (including the initial 20 business day period), and (iii) by the court, for an unlimited period.

To obtain the benefit of the moratorium, the directors of the company must file with the court (unless it is an overseas company or already subject to a winding up petition, in which case an application to court is required) certain documents, including a notice that the directors wish to obtain a moratorium, a statement from the directors that, in their view, that the company is or is likely to become unable to pay its debts and a statement from the proposed monitor(s) (who must be a licensed insolvency practitioner) that, from their point of view, it is likely that a moratorium would result in the rescue of the company as a going concern. Despite the existence of a “payment holiday” in respect of certain pre-moratorium debts which exists throughout the moratorium, the company will still be expected to pay all amounts falling due under loan agreements and other financial services contracts as well as certain debts incurred whilst the moratorium is in force under an obligation incurred before the moratorium commenced, including the costs of goods and services, employees and rent.

The moratorium is not available to a company which has entered into or formed part of a “capital market arrangement” (whereby the company has incurred, or is expected to incur, a debt of at least £10 million under the arrangement and the arrangement involves the issue of a capital market investment, as detailed in Schedule ZA1 to the Insolvency Act). The definition of a “capital market arrangement” is broad and includes the granting of security to a trustee who is holding a capital investment issued by a party to the arrangement and where at least one party guarantees the performance of obligations of another party. The definition of a “capital market investment” is also broad and includes the issue of a rated, listed or traded debt instrument. The Secretary of State may modify the criteria by reference to which a company otherwise eligible for a moratorium is excluded from being so eligible.

Company Voluntary Arrangement

A company voluntary arrangement (“CVA”) is a procedure intended to allow English companies to avoid potentially terminal insolvency proceedings and to address their financial difficulties by obtaining a binding agreement or compromise with their unsecured creditors. Even though such procedure does not result in the insolvency of a company, it is implemented through the supervision of an insolvency practitioner who will act as the nominee before the CVA proposals are approved, and as the supervisor afterwards. The proposal for a CVA would generally include a rescheduling or reduction of the company’s unsecured debts, but may also form part of more complex arrangements that seek to balance the interests of many different creditor groups. When approved by the required majority of unsecured creditors, a CVA will bind all the unsecured creditors of a company. CVAs may also be used as a tool alongside a formal insolvency procedure such as administration in order to implement a compromise between the company and its creditors.

A company is eligible to propose a CVA if it is (i) registered under the Companies Act 2006 (or the preceding legislation) in England and Wales or Scotland (ii) if it is incorporated in a member state of the European Economic Area or (iii) if the company is not incorporated in a member state of the European Economic Area but has its COMI in a member state of the European Union (other than Denmark) or in the UK The CVA can be proposed by the relevant company’s directors (if the relevant company is not in administration or liquidation) or, if the relevant company is in administration or liquidation, by the administrator or the liquidator (as applicable).

If the proposals under the CVA are approved by the requisite majority of creditors (i.e. a majority in excess of 75% in value of unsecured creditors present or acting by proxy, provided that those creditors include more than 50% by value of unconnected creditors), a CVA will bind all unsecured creditors of a company—however a CVA will not affect the rights of secured creditors or preferential creditors unless they agree to the proposals. Shareholders of the company will also be asked to vote on the CVA but whether or not they do so, the CVA will be implemented if the requisite majority of creditors approve the proposal.

Administrative Receivership and Receivership

There are, broadly speaking, two different types of receiver: (i) an ‘administrative receiver’ (being a receiver or manager of the whole or substantially the whole of a company’s property appointed by a holder of a charge which as created was a floating charge, or by such a charge and one or more other securities and who normally takes over the running of the company’s business) and (ii) a receiver (often described as a “fixed charge receiver”). The latter are not administrative receivers and are mostly used to sell land or other specific assets subject to a fixed charge. The ability to appoint a receiver over secured assets (in contrast to an administrative receiver) is typically provided for in English law security documents. Specific rules apply to the appointment of the administrative receiver or receiver and to their duties during the procedure.

Schemes of Arrangement (Part 26 of the Companies Act 2006)

In addition to the above and although it is not an insolvency proceeding, pursuant to Part 26 of the Companies Act 2006, the English courts have jurisdiction to sanction a scheme of arrangement (a “Scheme”) that effects a compromise or arrangement between a company and its creditors (or any class of them), including secured creditors, or members (or any class of them) outside of a formal insolvency process.

An English company may be able to pursue a Scheme in respect of its financial liabilities. The proposed compromise or arrangement must be voted on by the affected creditors or members (the convening of which is approved by the court). The affected creditors or members will vote in respect of their claims in a single class or in a number of classes, depending on the rights of such creditors that will be affected by the proposed Scheme and any new rights that such creditors are given under the Scheme. Classes must be comprised of those persons whose rights are not so dissimilar as to make it impossible for them to consult together with a view to their common interest.

If the Scheme is approved by the required majorities (being 75% in value and a majority in number of those present and voting in person or by proxy in respect of each class, irrespective of the terms and approval thresholds contained in the finance documents), it must then be considered by the court again at a sanction hearing where the court will consider the fairness of the Scheme and whether it is reasonable. The court will have discretion to sanction the Scheme as approved, make an order conditional upon modifications being made or reject the Scheme. If sanctioned by the court, a Scheme will be binding on each class of creditors (both secured and unsecured) and members including any dissenting or abstaining party.

Restructuring Plan (Part 26A Companies Act 2006)

Pursuant to Part 26A of the Companies Act 2006, a company can propose a restructuring plan which is similar to a Scheme under Part 26 the Companies Act 2006 but with a few key differences, including an ability for a cross-class cramdown to bind dissenting stakeholders to the proposed Restructuring Plan.

Like the Scheme, the Restructuring Plan is available to any company that is liable to be wound up under the Insolvency Act, excluding certain financial market participants and any other company excluded by the Secretary of State. The company must: (i) have encountered, or be likely to encounter, financial difficulties that are affecting, or will or may affect, its ability to carry on business as a going concern; and (ii) have proposed a compromise or arrangement with its creditors or members for the purpose of eliminating, reducing, preventing or mitigating such financial difficulties. Other than the foregoing, there is no financial eligibility criteria, thereby making it available to both solvent and insolvent companies (in the latter case, the plan would be proposed by the incumbent insolvency practitioner). Where a convening application is made within 12 weeks after the end of the new standalone moratorium, any creditors in respect of “moratorium debts” and “priority pre-moratorium debts” may not participate in the vote and may not be compromised under the Restructuring Plan without their consent.

The overall Restructuring Plan process closely resembles that for a Scheme. As an initial step, the company will seek leave of the court to convene meetings of the relevant classes of its creditors or members (as applicable). Creditors and members whose rights against the company would be affected by the Restructuring Plan must be permitted to participate in a meeting ordered by the court, provided that this will not apply in relation to a class of creditors or members of the company if the court is satisfied that none of the members of that class has a genuine economic interest in the company.

At the relevant class meetings, the Restructuring Plan will be approved if a number representing 75% in value of the creditors or class of creditors or members or class of members present vote in favour of it. In contrast to a Scheme, there is no requirement that a majority in number must also vote in favour of the Restructuring Plan. Following the creditors’ or members’ meeting(s), a sanction hearing will be held. Here, the court will consider if the necessary plan requirements have been met and decide whether to sanction the Restructuring Plan. The court has discretion to sanction a plan, even if one or more classes of creditors or members did not vote in favour of it, thereby “cramming down” dissenting classes, if: (i) the court is satisfied that none of the members of the dissenting class would be any worse off than they would be in the event of the “relevant alternative” (i.e. what the court considers the most likely to occur in relation to the company if the Restructuring Plan were not sanctioned); and (ii) the Restructuring Plan has been approved by a number representing 75% in value of a class of creditors or members who would receive a payment, or have a genuine economic interest in the company, in the event of the relevant alternative referred to in (i) above. A Restructuring Plan sanctioned by the court will be binding on all affected parties, whether they initially voted in favour of it or not.

Avoidance of Transactions

There are circumstances under English insolvency law in which the granting by an English company of guarantees and/or security can be challenged. In most cases this will only arise if the company is placed into administration or liquidation within a specified period of the granting of the guarantee and/or security. Therefore, if during the specified period, determined by applying certain rules which are not described herein, an administrator or liquidator is appointed to an English company, they (or an assignee of the cause of action from them) may challenge the validity of the guarantee or security given by the company, or certain transactions entered into by that company and, as such, it cannot be certain that, in the event that the onset of a company’s insolvency (as described below) is within any of the requisite time periods, the grant of a guarantee or security in respect of the New Notes would not be challenged or that a court would uphold the transaction as valid.

Connected persons

If a transaction at an undervalue or preference (see below), has been entered into by the company with a “connected person,” then particular specified time periods and presumptions will apply to any challenge by an administrator or liquidator (as set out below).

A “connected person” of a company granting a security interest or guarantee for the purposes of transactions at an undervalue, preferences or invalid floating charges is a party who is: (a) a director of the company; (b) a shadow director; (c) an associate of such director or shadow director; or (d) an associate of the relevant company.

The term “associate” is very widely defined; key “associates” are defined below (as set out in section 435 of the Insolvency Act).

A person is an associate of an individual if they are: (a) a relative of the individual; (b) the individual’s husband, wife or civil partner; (c) a relative of the individual’s husband, wife or civil partner; or (d) the husband, wife or civil partner of a relative of the individual or the individual’s husband, wife or civil partner.

A person is an associate of any person with whom he is in partnership and of the husband, wife or civil partner or relative of any individual with whom he is in partnership.

A person is associated with a company if they are employed by that company (and in this case directors of a company are treated as employees of that company). A person is also an associate of any person whom he employs. A company is an associate of another person if that person has control of it or if that person and persons who are his associates together have control of it.

A company is associated with another company if the same person has control of both companies, or a person has control of one and persons who are his associates, or he and persons who are his associates, have control of the other, or if a group of two or more persons has control of each company, and the groups either consist of the same persons or could be regarded as consisting of the same persons by treating (in one or more cases) a member of either group as replaced by a person of whom he is an associate.

A person is to be taken as having control of a company if the directors of the company or of another company which has control of it (or any of them) are accustomed to act in accordance with his directions or instructions, or he is entitled to exercise, or control the exercise of, one third or more of the voting power at any general meeting of the company or of another company which has control of it. Where two or more persons together satisfy either of these conditions, they are to be taken as having control of the company.

The potential grounds for challenge available under the English insolvency legislation that may apply to any security interest or guarantee granted by a company include, without limitation, the following described below:

Transaction at an undervalue

Under English insolvency law, a liquidator or administrator of a company could apply to the court for an order to set aside the creation of a security or guarantee (or grant other relief) if such liquidator or administrator believed that the creation of such guarantee constituted a transaction at an undervalue. It will only be a transaction at an undervalue if at the time of the transaction or as a result of the transaction, the company was or became insolvent (as defined in the Insolvency Act).

The transaction can be challenged if the transaction was entered into within a period of two years ending with the date of the onset of the company’s insolvency, which date depends on the insolvency proceeding in question. A transaction might be subject to being set aside as a transaction at an undervalue if the company made a gift to a person, if a company received no consideration or if a company received consideration of significantly less value, in money or money’s worth, than the consideration given by such company in return.

However, a court generally will not intervene if it is satisfied that the company entered into the transaction in good faith and for the purpose of carrying on its business, and that at the time it did so there were reasonable grounds for believing the transaction would benefit it.

If the court determines that the transaction was a transaction at an undervalue the court can make such order as it thinks fit to restore the company to the position it would have been in had it not entered into the transaction. It is for the administrator or liquidator to demonstrate that the company was insolvent at the time or became so as a result of the transaction, unless a beneficiary of the transaction was a connected person, in which case there is a rebuttable presumption that the company was insolvent at that time.

Preference

Under the Insolvency Act, a liquidator or administrator of a company could apply to the court for an order to set aside the creation of a guarantee or security (or grant other relief) if such liquidator or administrator believed that the creation of such guarantee or security constituted a preference. It will only be a preference if at the time of the transaction or as a result of the transaction, the company was or became insolvent. The transaction can be challenged if the transaction was entered into within a period of six months (if the beneficiary of the guarantee is not a connected person) or two years (if the beneficiary is a connected person) ending with the date of the onset of the company’s insolvency, which date depends on the insolvency proceeding in question. A transaction may constitute a preference if it has the effect of putting a creditor, guarantor or surety of the company in a better position (in the event of the company going into insolvent liquidation) than such creditor, guarantor or surety would otherwise have been in had that transaction not been entered into.

If the court determines that the transaction was a preference, the court can make such order as it thinks fit to restore the company to the position it would have been in had it not entered into the transaction. However, for the court to determine a preference, it must be shown that the company was influenced by a desire to put that creditor, guarantor or surety in a better position. In any proceedings, it is for the administrator or liquidator to demonstrate that the English company was insolvent and that there was such influence, unless a beneficiary of the transaction was a connected person, in which case the connected person must demonstrate in such proceedings that there was no such influence.

Transaction defrauding creditors

Under the Insolvency Act, where it can be shown that a transaction was at an undervalue and was made for the purposes of putting assets beyond the reach of a person who is making, or may make, a claim against a company, or of otherwise prejudicing the interests of a person in relation to the claim, which that person is making or may make, the transaction may be set aside by the court as a transaction defrauding creditors. This provision may be used by any person who claims to be a “victim” of the transaction and is not therefore limited to liquidators or administrators and, subject to certain conditions, the UK Financial Conduct Authority, the UK Prudential Regulation Authority and the UK Pensions Regulator. There is no statutory time limit in the English insolvency legislation within which the challenge must be made (subject to the normal statutory limitation periods) and the relevant company does not need to be insolvent at the time of, or as a result of, the transaction. If the court determines that the transaction was a transaction defrauding creditors, the court can make such orders as it thinks fit to restore the position to what it would have been if the transaction had not been entered into and to protect the interests of the victims of the transaction. The relevant court order may affect the property of, or impose any obligation on, any person, whether or not he is the person with whom the transaction was entered into. However, such an order will not prejudice any interest in property which was acquired from a person other than the company in good faith, for value and without notice of the relevant circumstances, and will not require a person who received a benefit from such transaction in good faith, for value and without notice of the relevant circumstances to pay any sum unless such person was a party to the transaction.

Limitation on enforcement

The grant of a guarantee and security by an English company in respect of the obligations of another company must satisfy certain legal requirements. More specifically, such a transaction must be allowed by the respective company’s memorandum and articles of association. To the extent that these documents do not allow such an action, there is the risk that the grant of the guarantee or security can be found to be void and the respective creditor’s rights unenforceable. Some comfort may be obtained for third parties if they are dealing with an English company in good faith; however, the relevant legislation is not without difficulties in its interpretation. Further, corporate benefit must be established for the company in question by virtue of entering into the proposed transaction. The Companies Act 2006 provides that a director of a company must act in the way that he considers, in good faith, would be most likely to promote the success of that company for the benefit of its members as a whole. If the directors enter into a transaction where there is no or insufficient commercial benefit, they may be found to be in breach of director duties and such a transaction may be vulnerable to being set aside by a court.

Recharacterization of fixed charges

There is a possibility under English law that a court could find that fixed security interests expressed to be created by a security document governed by English law properly take effect as floating charges as the description given to them as fixed charges is not determinative. Whether the purported fixed security interests will be upheld as fixed security interests rather than recharacterized as floating security interests will depend, among other things, on whether the secured party has the requisite degree of control over the charging company’s ability to deal with the relevant assets and the proceeds thereof and, if so, whether such control is exercised by the security holder in practice. Where the charging company is free to deal with the assets that are the subject of a purported fixed charge in its discretion and without the consent of the chargee (for example if the purported fixed charge is over a bank account, but in practice the chargor has freedom to operate the account at will by making deposits and withdrawals without restriction by the chargee), the court would be likely to hold that the security interest in question constitutes a floating charge, notwithstanding that it may be described as a fixed charge. Consequently, in an administration or liquidation, any recoveries from the recharacterised floating charge will be subject to the priority claims of the expenses of the insolvency, the preferential creditors and the prescribed part (see “—Priority of claims” below).

Priority of claims

One of the primary functions of liquidation (and, where the company cannot be rescued as a going concern, one of the possible functions of administration) under English law is to realise the assets of the insolvent company and to distribute the cash realisations made from those assets to its creditors. Under the Insolvency Act, creditors are placed into different classes and, with the exceptions and adjustments noted below, the proceeds from the realisation of the insolvent company’s property applied in descending order of priority, as set out below. Subject to certain exceptions, distributions generally cannot be made to a class of creditors until the claims of the creditors in a prior ranking class have been repaid in full. Unless creditors have agreed otherwise, distributions are made on a pari passu basis, that is, the cash is distributed in proportion to the debts due to each creditor within a class.

The general priority of claims on insolvency is as follows (in descending order of priority) and subject to certain circumstances in which super priority is afforded to moratorium debts and priority pre-moratorium debts and related costs and expenses in accordance with Sections 174A and paragraph 64A of Schedule B1 of the Insolvency Act:

First ranking: holders of fixed charge security, who are entitled to the proceeds of those secured assets up to the value of their secured claim, and creditors with a proprietary interest in specific assets in the possession (but not full legal and beneficial ownership) of the company are entitled to the assets in which they have a proprietary interest;

Second ranking: expenses of the insolvent estate incurred during the relevant insolvency proceedings (there is a further statutory order of priority setting out the order in which expenses are paid);

Third ranking: preferential creditors. Preferential debts include (but are not limited to) debts owed by the insolvent company in relation to: (i) contributions to occupational and state pension schemes; (ii) wages and salaries of employees for work done in the four months before the insolvency date, up to a maximum of £800 per person; (iii) holiday pay due to any employee whose contract has been terminated, whether the termination takes place before or after the insolvency date; and (iv) bank and building deposits eligible for compensation under the Financial Services Compensation Scheme up to the statutory limit. As between one another, ordinary preferential debts rank equally. Secondary preferential debts include claims by HMRC for taxes including VAT, PAYE income tax, employee National Insurance contributions and Construction Industry Scheme deductions but excluding corporation tax and employers’ National Insurance contributions, and in each case rank for payment after the discharge of the ordinary preferential debts. As between one another, secondary preferential debts rank equally;

Fourth ranking: the unsecured creditors in respect of the prescribed part. Where the company’s assets are subject to a floating charge or floating charges, the liquidator or administrator must carve out the prescribed part for distribution to the company’s unsecured creditors from the value of the company’s assets which are subject to floating charges. The prescribed part is calculated as a percentage of the value of the company’s property which is subject to floating charges, with 50% of the first £10,000 of net floating charge realisations plus 20% of anything after that, subject to a cap of the amount payable to those entitled of £800,000 where the first ranking floating charge is created on or after 6 April 2020 (£600,000 where it was created before then);

Fifth ranking: holders of floating charge security to the extent of the realisations from those secured assets, according to the priority of their security and subject to the prescribed part. This would include any floating charge that was stated to be a fixed charge in the document that created it but which, on a proper interpretation, was rendered a floating charge;

Sixth ranking:

firstly, provable debts of unsecured creditors and any secured creditor to the extent of any unsecured shortfall, in each case including accrued and unpaid interest on those debts up to the date of commencement of the relevant insolvency proceedings. In the case of any unsecured shortfall for secured creditors, the insolvency officeholder can only use realisations from unsecured assets and is not permitted to make a distribution from the prescribed part to such secured creditors unless the prescribed part is sufficient to first pay out all unsecured creditors;

secondly, interest on the company’s debts (at the higher of the applicable contractual rate and the official rate) in respect of any period after the commencement of liquidation, or after the commencement of any administration which had been converted into a distributing administration. However, in the case of interest accruing on amounts due under the New Notes or the note guarantees, such interest due to the holders of the New Notes may, if there are sufficient realisations from the secured assets, be discharged out of such security recoveries; and

thirdly, non-provable liabilities, being liabilities that do not fall within any of the categories above and therefore are only recovered in the (unusual) event that all categories above are fully paid; and

Seventh ranking: shareholders. If after the repayment of all unsecured creditors in full, any remaining funds exist, these will be distributed to the shareholders of the insolvent company.

Subject to the above order of priority, subordinated creditors are ranked according to the terms of the subordination language in the relevant documentation (and provided that such terms do not contravene the Insolvency Act).

The requirement for an administrator, liquidator or receiver (including administrative receiver) to set aside a prescribed part of the company’s property which is subject to a floating charge, and make it available for unsecured creditors, will not apply to any charge created or otherwise arising under a financial collateral arrangement (as described in the Financial Collateral Arrangements (No 2) Regulations 2003 (SI 2003/3226)).

Ipso Facto Termination Clauses

Where a company is subject to most formal rescue or insolvency proceedings in England and Wales, there is a so-called ipso facto regime, which ensures that certain critical supplies such as gas, electricity, water and IT, and other supplies of goods and services continue to be available to a company post-insolvency. The provision restricts the supplier’s ability to terminate on grounds of insolvency, subject to receiving payment for the post-insolvency supplies.

Belgium

Insolvency

As a general principle, reorganization and insolvency proceedings may be initiated in Belgium against any business, which is broadly defined as either any individual (natural person) who exercises a self-employed professional activity, or any legal entity, or even any organization without legal personality (Article I.1 of the Belgian Code of Economic Law).

To the extent any Guarantor has its registered seat in Belgium (a “Belgian Guarantor”), or to the extent Belgium is the territory in which the centre of such Belgian Guarantor’s main interests is situated, main insolvency proceedings may be initiated in Belgium. This also applies to any debtor for which Belgium is the territory in which the centre of such debtor’s main interests is situated. Belgian law would then govern such proceedings.

Under certain circumstances, the Belgian law also allows territorial bankruptcy proceedings to be opened in Belgium over the assets of companies whose centre of main interests is not situated in Belgium. The effects of those territorial bankruptcy proceedings are restricted to the assets situated in Belgium. The following is a brief description of certain aspects of Belgian insolvency law to the extent relevant in the context of the present transaction.

The insolvency proceedings and their effects shall be governed by the applicable law of the insolvency proceeding (lex concursus creditorum).

Belgian insolvency laws provide for two main insolvency proceedings for enterprises: judicial reorganization proceedings (gerechtelijke reorganisatie/réorganisation judiciaire) and bankruptcy proceedings (faillissement/faillite).

Both types of insolvency proceedings are governed by Book XX “Insolvency of enterprises” of the Belgian Code of Economic Law (the “Belgian Insolvency Act”).

Belgium is currently implementing the Directive (EU) 2019/1023 on restructuring and insolvency. The implementation will have an impact on the available reorganization proceedings. However, the date of implementation is still uncertain and no official legal texts are available yet.

Judicial Reorganization

A debtor (and in limited circumstances, its creditors, interested third parties or the public prosecutor) may file a petition for judicial reorganization if the continuity of the enterprise is at risk, whether immediately or in the future. If the net assets of the company have fallen under 50% of the company’s registered capital (kapitaal/capital), the continuity of the enterprise is always presumed to be at risk. A state of bankruptcy of the debtor does not exclude that a petition for judicial reorganization is filed.

As from the filing of the petition and as long as the court overseeing a judicial reorganization has not issued a ruling on the reorganization petition, the debtor cannot be declared bankrupt (save in case the debtor files a declaration of bankruptcy itself) or wound up by court order. In addition, during the period between the filing of the petition and the court’s decision, with few exceptions, none of the debtor’s assets may be disposed of by any of its creditors as a result of the enforcement of any security interests that such creditors may hold with respect to such assets. The filing of the petition does not, however, have a suspensory effect if the debtor requested the opening of judicial reorganization proceedings less than six months ago (unless the court decides otherwise).

The Belgian Insolvency Act provides that, within a period of 15 days as from the filing of the petition, the court will examine such petition, and within eight days following such examination and subject to the satisfaction of the filing conditions, the court will declare the judicial reorganization procedure open, allowing a temporary moratorium for a maximum period of six months. At the request of the debtor (or of the judicial trustee in case of a procedure of transfer under judicial authority) and pursuant to the report issued by the delegated judge, the moratorium period can thereafter be extended up to twelve-months as from the start of the moratorium period. In exceptional circumstances (such as due to the size of the business, the complexity of the case or the impact of the procedure on employment), and in the interest of the creditors, the court may order an additional extension of the moratorium period for six months. Special rules apply when a debtor has already requested and obtained a judicial reorganization procedure in the last three years before the new request.

The granting of the temporary moratorium operates as a stay. No enforcement measures with respect to preexisting claims (i.e. for debts incurred before the judgment opening the judicial reorganization procedure) in the moratorium can be continued or initiated against any of the debtor’s movable and immovable assets from the time that the moratorium is granted until the end of the period, with few exceptions. During the moratorium, no attachments can be made with regard to preexisting claims. During the moratorium, the debtor can also not be declared bankrupt, except upon declaration of the debtor itself and, if the debtor is a legal entity, judicial dissolution will not be possible during this period.

Conservatory attachments that existed prior to the opening of the judicial reorganization retain their conservatory character, but the court may order their release, provided that such release does not have a material adverse effect on the situation of the creditor concerned. If the date for the forced sale of moveable or immovable property has already been set, such sale may, under certain conditions, be continued.

If receivables are pledged by the debtor in favor of a creditor prior to the opening of the judicial reorganization procedure, such pledge will not be affected by the moratorium, provided that the receivables are pledged specifically to that creditor from the moment when the pledge is created. The holder of such pledged receivables is permitted to take enforcement measures against the estate of the initial counterparty of the debtor (such as the debtor’s customers) during the moratorium. A pledge on financial instruments within the meaning of the Financial Collateral Act of December 15, 2004 (the “Belgian Financial Collateral Act”), such as shares in the Belgian Guarantor, can be enforced notwithstanding the enforcement prohibition imposed by the moratorium (unless considered an abuse of right). In the case of a pledge on bank accounts, the enforcement prohibition applies, save in the event of payment default or if certain other conditions are met. Personal guarantees granted by third parties in favor of the debtor’s creditors are not covered by the enforcement prohibition imposed by the moratorium, nor are the debts payable by co debtors, subject to certain exceptions or qualifications in respect of guarantees granted by individuals. The moratorium also does not prevent the voluntary payment by the debtor of claims covered by the moratorium, to the extent such payment is necessary for the continuity of the enterprise.

During the judicial reorganization proceedings, the board of directors and management of the debtor continue to exercise their management functions, albeit under the limited supervision of the court. However, upon request of the debtor, the court may appoint a judicial mediator (ondernemingsbemiddelaar/médiateur d’entreprise) to facilitate the restructuring of all or part of its assets or its activities. In addition, upon request of any interested party or the public prosecutor, in the event of manifestly grave shortcomings of the debtor or one of its corporate bodies threatening the continuity of the enterprise facing difficulties or its economic activities and provided such measure can preserve such continuity, the court may appoint a judicial administrator (gerechtsmandataris/mandataire de justice). Finally, in the event of manifestly gross error of the debtors or one of its corporate bodies, the court may replace them with a temporary administrator (voorlopig bewindvoerder/administrateur provisoire) for the duration of the moratorium.

The reorganization procedure aims to preserve the continuity of a company as a going concern. Consequently, the initiation of the procedure does not terminate any contracts, and contractual provisions which provide for the early termination or acceleration of the contract upon the initiation or approval of a reorganization procedure, and certain contractual terms such as default interest, may not be enforceable during such a procedure. Such enforcement prohibition applies, with a few exceptions, to close out netting provisions as well, if the judicial reorganization procedure affects (i) a corporate debtor which is not a public or financial legal entity in the meaning of the Belgian Financial Collateral Act or (ii) a public or financial legal entity where the creditor is not such an entity. Moreover, the Belgian Insolvency Act provides that a creditor may not terminate a contract on the basis of a debtor’s default that occurred prior to the reorganization procedure if the debtor remedies such default within a 15 day period following the notification of such default after granting of the moratorium.

As an exception to the general rule of continuity of contracts, the debtor may cease performing a contract during the reorganization proceedings, provided that the debtor notifies the creditor and the decision is necessary for the debtor to be able to propose a reorganization plan to its creditors or to transfer all or part of the company or its assets. The exercise of this right does not prevent the creditor from suspending the performance of its own obligations. The creditor can however not terminate the agreement solely on the ground that the debtor has suspended the performance of its own obligations.

The Belgian Insolvency Act provides for three types of reorganization: (i) an amicable settlement between the debtor and two or more of its creditors; (ii) a collective agreement; or (iii) the transfer of (part of) the activities. The type of reorganization may change during the proceedings and may also depend on the position of the court and/or third parties.

In the case of an amicable settlement, only the parties to such amicable settlement will be bound by the terms they have agreed. Such in court agreement requires unanimity among the creditors concerned. The debtor may petition the court to grant a grace period in respect of its payment obligations, e.g., in relation to interest payments, pending the negotiation of the agreement. Once agreement is reached, the court will record it. The court order confirming the existence of an amicable settlement will be published, without disclosing the content of the agreement, and its terms will only be binding upon the creditors that have agreed to it.

In the case of a judicial reorganization by collective agreement, the creditors agree to a reorganization plan during the reorganization procedure. The plan may include measures such as the reduction or rescheduling of liabilities and interest obligations and the swap of debt into equity. The reorganization plan must be filed with the electronic registry managed by the Belgian bar associations (www.regsol.be) at least 20 days in advance of the date on which the creditors will vote its approval. The court needs to ratify the reorganization plan prior to it taking effect. A reorganization plan approved by a double majority of the creditors (both in headcount and in value of the claims) and by the court will bind all creditors, including those who voted against it or did not vote and whether secured or not, although only limited measures can be imposed by such reorganization plan on secured creditors without their individual consent. The court may refuse ratification if the formalities were not complied with, or if the proposed reorganization plan violates public policy.

Pursuant to article XX.73 of the Belgian Insolvency Act, the proposed plan must include a payment proposal for all creditors of not less than 20 percent of the principal amount of the claim. Moreover, the Belgian Insolvency Act states that if the plan provides for differential treatment between creditors, it is forbidden to treat public creditors with a general lien less favorably than the treatment granted to the most favored outstanding unsecured creditors (best behandelde gewone schuldeisers/créanciers sursitaires ordinaires les plus favorisés). In other words, public creditors with a general lien (i.e. mainly the tax authorities and the National Social Security Office (NSSO)) should benefit from the most favourable treatment accorded to outstanding unsecured creditors.

To enable the court to correctly invite all creditors to the vote, within a period of eight days following the ruling declaring the judicial reorganization proceedings open, the debtor must inform each of its creditors individually of the amount of their claims against the debtor as recorded in the books of the debtor, as well as of details regarding security interests, if applicable. Creditors with preexisting claims, as well as any other interested party that claims to be a creditor, can challenge the amounts and the ranking of the secured claims declared by the debtor. The court can determine the disputed amounts and the ranking of such claims on a preliminary basis for the purpose of the reorganization procedure. In addition, the court can at any moment, in case of absolute necessity and upon request by the debtor or the creditor, change its decision determining the amount or the ranking of the claim on the basis of new elements. If a creditor has not challenged the amount and the ranking of its claim at least one month in advance of the date on which the creditors will vote on the approval of the reorganization plan, the amount of its claim will remain unchanged for voting purposes as well as for the purposes of the reorganization plan.

The debtor must use the moratorium period to complete and finalize a reorganization plan, with the assistance of the court appointed administrator, if applicable. The plan may include measures such as the reduction or rescheduling of liabilities and interest obligations and the swap of debt into equity and may be based on a limited (justified) differentiated treatment of certain various categories of liabilities.

The court ordered transfer of all or part of the debtor’s enterprise can be requested by the debtor in its petition or at a later stage in the procedure. It can be requested by the public prosecutor, by a creditor or by any party who has an interest in acquiring, in whole or in part, the debtor’s enterprise, and the court can order such transfer in specific circumstances.

The court ordered transfer will be organized by a judicial administrator (gerechtsmandataris/mandataire de justice) appointed by the court. Following the transfer, the recourse of the creditors will be limited to the transfer price, subject to some limited exceptions.

On 21 March 2021, the Belgian Parliament adopted a new act amending the Belgian Insolvency Act introducing a number of new measures, most notably a “pre-packaged insolvency” (voorbereidend akkoord/accord préparatoire) (the “Pre-Pack”) procedure, where the debtor may discretely prepare for judicial reorganisation proceedings under the supervision of a judicial administrator. These measures were initially adopted for a limited period ending on 30 June 2021. Pursuant to a Royal Decree those measures were extended until 17 July 2022. On 3 June 2022, it was decided by the Council of Ministers to further extend the measures until 31 December 2022. In the meantime, a new Royal Decree published on 15 July 2022 further extended the measures until 31 March 2023.

The purpose of the Pre-Pack is to confidentially test the possibility of an amicable or collective arrangement with a debtor’s most important creditors prior to formal insolvency proceedings.

This occurs during a Pre-pack phase, i.e. a court supervised preparatory negotiation phase. If the negotiations in this Pre-pack phase are successful, the Pre-pack phase will be converted into the formal judicial reorganisation proceedings (aimed at obtaining either an amicable agreement with two or more creditors, or a collective reorganisation agreement that is approved by the majority of creditors representing the majority of the claims and binding on dissenting creditors).

The Pre-pack consists of the following features. A debtor may initiate the Pre-pack procedure by filing a petition with the President of the competent enterprise court, substantiating that its continuity is at risk immediately or in the short term.

To ensure confidentiality, the petition is “unilateral” (meaning that creditors are not summoned to share their views on the petition) and will be decided upon by the President in a hearing behind closed doors (held within 8 days from the date of the petition). The subsequent decision of the President is not published in the Belgian Official Gazette. Opposition by third parties is not possible.

If the President decides to refuse the Pre-pack petition, the debtor may appeal such decision within 8 business days after being notified of that decision.

If the President decides to approve the Pre-pack petition, the President will appoint a judicial administrator. After the appointment of the judicial administrator (which is not published), the debtor must produce a list of creditors and disclose such list to the judicial administrator.

The judicial administrator will subsequently assist the debtor in negotiating an amicable agreement, or a collective restructuring plan with either all or some of the creditors.

During the Pre-pack phase, the debtor remains in control and may terminate the Pre-pack procedure at any time.

If the negotiations conducted by the judicial administrator are successful, the President of the enterprise court will refer the matter to the insolvency chamber of the enterprise court for the formal opening of judicial reorganisation proceedings. Subsequently, an amicable agreement might be sanctioned (“homologated”) by the court, or the collective restructuring plan might be put to the creditors’ vote.

Once referred, the judicial reorganisation proceedings are carried out in an expedited manner. Within 5 business days after referral, the enterprise court will initiate formal judicial reorganisation proceedings.

In the event of an amicable agreement, the enterprise court will decide on confirming or rejecting the amicable settlement within one month.

In the event of a collective restructuring agreement, the creditors will vote on a restructuring plan and the court will decide on confirming or rejecting the collective agreement within 3 months.

At the request of the judicial administrator, during the Pre-pack procedure, the President of the enterprise court may subject unwilling or malicious creditors to payment terms and/or payment conditions as well as stay enforcement measures for a maximum period of four months.

As soon as the matter is referred to the insolvency chamber of the enterprise court, the debtor-company will enjoy the full suspension period (moratorium) offered by the formal judicial reorganisation proceedings (i.e., during which enforcement measures against the company’s assets—for debts incurred before the opening of the judicial reorganisation proceedings—will be suspended).

Bankruptcy

Bankruptcy proceedings may be initiated by the debtor, by unpaid creditors, upon the initiative of the public prosecutor’s office, by the provisional administrator of the debtor’s assets, by the liquidator of the debtor’s assets or by the liquidator of “main insolvency proceedings” opened in another EU Member State (other than Denmark) in accordance with the EU Insolvency Regulation. Once the court ascertains that the requirements for bankruptcy are met, the court will establish a date by which all creditors’ claims must be submitted to the court for verification.

Conditions for a bankruptcy order (faillietverklaring/déclaration de faillite) are that the debtor must be in a situation of sustained cessation of payments (op duurzame wijze opgehouden hebben te betalen/cessation de paiements de manière persistante) and be unable to obtain further credit (wiens krediet geschokt is/ébranlement de crédit). Cessation of payments is generally accepted to mean that the debtor is not able to pay its debts as they fall due. Such a situation must be persistent and not merely temporary. In bankruptcy, the debtor loses all authority and decision rights concerning the management of the bankrupt business. The bankruptcy receiver (curator/curateur), appointed by the court, becomes responsible for the operation of the business and implements the sale of the debtor’s assets, the distribution of the sale proceeds to creditors and the liquidation of the debtor. The rights of creditors in the process are limited to being informed of the course of the bankruptcy proceedings on a regular basis by the receiver. Creditors may oppose the sale of assets by bringing an action before the court, or may request the temporary continued operation of the business.

The receiver must decide whether or not to continue performance of ongoing contracts (i.e., contracts existing before the bankruptcy order). The receiver may only decide not to continue performance of one or several ongoing contracts when the administration of the estate requires this and such decisions will not impair any rights in rem of third parties that are enforceable against the estate. The other party to an ongoing contract may demand the receiver to take a decision within fifteen days. If no extension of the 15 days term is agreed upon or if the receiver does not take any decision, the ongoing contract is presumed to be terminated after the expiration of the 15 days term. If the receiver decides not to continue performance of an ongoing contract or if an ongoing contract is terminated due to the expiration of the fifteen days term, the other party to the contract may be entitled to claim damages, in which case its claim will rank pari passu with claims of all other unsecured creditors.

The receiver may elect to continue the business of the debtor, provided the receiver obtains the authorization of the court and such continuation does not cause any prejudice to the creditors. However, two exceptions apply:

•	the parties to an agreement may contractually agree that the occurrence of a bankruptcy constitutes an early termination or acceleration event; and

•

intuitu personae contracts (i.e., contracts whereby the identity of the other party constitutes an essential element upon the signing of the contract) are automatically terminated as of the bankruptcy judgment since the debtor is no longer responsible for the management of the company. Parties can agree to continue to perform under such contract.

As a general rule, the enforcement rights of individual creditors are suspended upon the rendering of the court order opening bankruptcy proceedings, and after such order is made, only the bankruptcy trustee may proceed against the debtor and liquidate its assets. However, such suspension does not apply to a pledge on financial instruments or cash held on account falling within the scope of the Belgian Financial Collateral Law. Further exceptions exist with regard to estate debts (boedelschulden/dettes de la masse).

For creditors with claims secured by movable assets, such suspension would normally be limited to the period required for the verification of the claims. At the request of the bankruptcy receiver, the suspension period may be extended for up to one year from the bankruptcy judgment. Such extension requires a specific order of the court which can only be made if the further suspension will allow for a realization of the assets in the interest of all creditors without prejudicing the secured creditors and provided that those secured creditors have been given the opportunity to be heard by the court.

For creditors with claims secured by immovable assets, the intervention of the bankruptcy receiver is necessary to pursue the sale of the assets. The receiver will do so upon an order of the court, given either at its request or at the request of a mortgagee. A first-ranking mortgagee will generally be entitled to pursue the enforcement of its mortgage as soon as the report of claims has been finalized; the court may suspend such enforcement for a period of not more than one year from the date of the bankruptcy if the suspension will allow for a realization of the assets without prejudicing the mortgagee provided that the mortgagee has been given the opportunity to be heard by the court. However, a pledge on financial instruments or cash held on accounts can be enforced during the suspension period.

If a security interest, such as a pledge, has been granted over assets that, at the time of opening of an insolvency proceeding, are located in another EU Member State, the rights the creditor has under such security shall, in accordance with the EU Insolvency Regulation, not be affected by the opening of such insolvency proceedings.

As from the date of the bankruptcy judgment, no further interest accrues against the bankrupt debtor on its unsecured debt, or debts secured by a general privilege, like tax administration or social security. The debts of the bankrupt estate generally will be ranked as to priority on the basis of complex rules. The following is a general overview of only the main principles:

•

Estate debt: Costs and indebtedness incurred by the receiver during the bankruptcy proceedings, the so called “estate debts,” have senior priority. In addition, if the receiver has contributed to the realization and enforcement of secured assets, such costs will be paid to the receiver in priority out of the proceeds of the realized assets before distributing the remainder to the secured creditors.

•	Security interests: Creditors that hold a security interest have a priority right over the secured asset (whether by means of appropriation of the asset or on the proceeds upon realization).

•

Privileges: Creditors may have a particular privilege on certain or all assets (such as tax claims, claims for security premiums, etc.). Privileges on specific assets rank before privileges on all assets of the debtor. Certain privileges prevail over the security interests.

•

Unsecured creditors (pari passu): Once all estate debts and creditors having the benefit of security interests and privileges have been satisfied, the proceeds of the remaining assets will be distributed by the receiver among the unsecured creditors who rank pari passu (unless a creditor agreed to be subordinated).

•	Subordinated creditors will receive the remainder (if any).

Guarantee/Collateral

Belgian law requires that any transaction entered into by a Belgian company (including the granting of a guarantee securing the obligations of a group company) meets the following conditions: (i) it must be part of the statutory purpose of companies (i.e., distribution or provision of, direct or indirect capital gain to its shareholders), (ii) it must fall within the corporate object (voorwerp / objet) as included in its bylaws (“statuts / statuten”), (iii) it must serve the corporate benefit (vennootschapsbelang / intérêt social) of the Belgian company, and (iv) it must comply with any applicable financial assistance rules.

Corporate benefit is not a well-defined term under Belgian law and its interpretation is left to the courts. The corporate benefit rules and their application in the context of guarantees granted for the benefit of a group company are not clearly established under Belgian law and there is only limited case law on the subject.

The question of corporate benefit must be determined on a case-by-case basis by reference to the prevailing factual circumstances and consideration has to be given to any direct and/or indirect benefit that the company would derive from the transaction and is particularly relevant for upstream or cross stream guarantees and collateral. It is generally taught by legal scholars that two principles apply to this evaluation: (i) the risk taken by the company in issuing the guarantee must be proportional to the direct and/or indirect benefit derived from the transaction; and (ii) the financial support granted by the company should not exceed its financial capabilities.

Whether or not the corporate benefit requirement is met is a matter of fact, which must be assessed by the board of directors of the company granting the guarantee and is ultimately subject to the appreciation of the court.

If a court in Belgium determined that actual benefit is not established, the guarantee by the Belgian Guarantor could be declared null and void and, under certain circumstances, the creditor that benefits from the Guarantee could be held liable if the corporate benefit requirement is not met and the creditor knew or should have known this. Alternatively, the guarantee could be reduced to an amount corresponding to the corporate benefit or the creditor may be held liable for any guarantee amount in excess of such amount. If the corporate benefit requirement is not met, the directors of the Belgian Guarantor may also be held liable (i) by the company for negligence in the management of the company and (ii) by third parties in tort. These rules have been seldom tested under Belgian law, and there is only limited case law on this issue.

In order to enable the Belgian Guarantor to guarantee liabilities of a direct or indirect parent or sister company without the risk of violating Belgian rules on corporate benefit, it is standard market practice for indentures, credit agreements, guarantees and security documents to contain so-called “limitation language” in relation to such subsidiaries. Accordingly, the guarantee by the Belgian Guarantor will contain such limitation language. Including such limitation language is, however, not conclusive in determining the corporate benefit.

The grant of a guarantee by a Belgian company must further be within or serve the corporate object of the Belgian company as described in its bylaws.

Financial Assistance

Any guarantee granted by a Belgian Guarantor shall not include and shall not extend to cover any payment obligation in respect of the proceeds of the New Notes arising out of amounts used to fund directly or indirectly the acquisition of shares of such Belgian Guarantor to the extent that by assuming such obligation the Belgian Guarantor would be deemed to be providing prohibited financial assistance to the acquisition of its own shares or capital participations, as prohibited under Article 5:152, 6:118 or 7:227 of the Belgian Code of Companies and Associations. Therefore, such payment obligations shall be excluded from the concept of guarantee by a Belgian Guarantor. Any guarantees or security interest granted by a Belgian Guarantor which constitute a breach of the provisions on financial assistance as defined by Article 5:152, 6:118 or 7:227 of the Belgian Code of Companies and Associations are not enforceable.

Hardening Period and Fraudulent Transfer

In the event of bankruptcy proceedings governed by Belgian law, the bankruptcy receiver may challenge certain transactions that have been concluded or performed by the debtor during the so called “hardening period.”

In principle, the cessation of payments (which constitutes a condition for filing for bankruptcy) is deemed to have occurred as of the date of the bankruptcy order. The court issuing the bankruptcy order may determine, based on serious and objective indications, that the cessation of payments occurred on an earlier date. Such earlier date may not be earlier than six months before the date of the bankruptcy order, except in the case where the bankruptcy order relates to a company that was dissolved more than six months before the date of the bankruptcy order in circumstances suggesting an intent to defraud its creditors, in which case the date of cessation of payments may be determined as being the date of such decision to dissolve the company. The period from the date of cessation of payments up to the declaration of bankruptcy is referred to as the “hardening period” (verdachte periode/période suspecte).

The transactions entered into or performed during the hardening period which may be declared ineffective against third parties include, among others, (i) gratuitous transactions or transactions entered into at an undervalue, (ii) payments for debts which are not due, (iii) payments other than in cash for debts due, and (iv) security interests provided for preexisting debts (save for any security granted during the suspension period of judicial reorganization proceedings).

Other transactions entered into or performed during the hardening period may be declared ineffective against third parties provided that the counterparty was aware of the debtor’s cessation of payment.

In particular, a guarantee or security interests entered into during the hardening period may be declared ineffective against third parties (i) if it is regarded as having been granted gratuitously, unbalanced or at an undervalue, (ii) if the beneficiaries of the guarantee or security interests were aware of the Belgian Guarantor’s cessation of payments or (iii) if it is granted to secure preexisting debts.

If the guarantee or security interests granted by the Belgian Guarantor were successfully voided (based on the above), noteholders would cease to have any claim in respect thereof and could be under an obligation to repay any amounts received pursuant to such guarantee or the enforcement proceeds of the security interests.

Furthermore, even in the absence of bankruptcy proceedings, a third-party creditor may obtain a court ruling that an act or transaction (such as a guarantee) is not enforceable against it if it can establish that the challenged act or transaction was effected with the fraudulent intent to adversely affect its position as an existing creditor (actio pauliana).

Regardless of fraudulent intent, registration of a security interest after cessation of payments can also be declared ineffective against third parties, when more than 15 days have passed in between the date of the deed and the date of registration.

Recognition and Enforcement

The granting of security interests over movable or immovable, tangible or intangible, assets may be subject to validity and/or enforceability conditions. The breach of any of such conditions may render such security interests invalid or unenforceable. The foreclosure of security interests may be subject to formalities (e.g. judicial or non-judicial consent) and may be time consuming in the event that the foreclosure takes place under judicial control or in the event of a legal dispute. Courts may condition the enforcement of a security interest and/or guarantee upon the evidence that the creditor has a final and undisputed claim triggering the foreclosure of the security interest and/or guarantee. Enforcement of security interests and/or guarantees may be hindered by conflict of law and/or conflict of jurisdiction issues and may breach any public policy provision and/or mandatory legal provisions. Courts may require a sworn translation in French or Dutch of the English documents which they may review.

Security interests

Any security interest may be enforced only with respect to a due and payable (opeisbaar / exigible) debt. In addition, enforcement or foreclosure in respect of the security agreements may also require (i) governmental authorization such as under Book IV (Protection of Competition) of the Belgian Code of Economic Law or (ii) notification to certain governmental authorities.

Save for the pledges on (i) financial instruments as defined in article 3, 1° of the Belgian law of 15 December 2004 on financial collateral (the “Belgian Financial Collateral Law”), (ii) cash as defined in article 3, 2° of the Belgian Financial Collateral Law, (iii) bank claims as defined in article 3, 10° of the Belgian Financial Collateral Law or (iv) movable assets granted by a pledgor which is not a consumer as defined under and pursuant to the terms the Law on Security Interests on Movable Assets, under Belgian law a security interest can only be enforced under the supervision of the court, i.e. a sale of the pledged or mortgaged assets by a court-appointed trustee and under the control of the court.

The Law on Security Interests on Movable Assets requires that the enforcement of a pledge must occur in good faith and in an economical responsible manner.

The Belgian Financial Collateral Law provides that the proceeds of enforcement of pledged financial instruments, cash or bank claims shall be used for the payment of the debt secured thereby, including principal, interest and costs. Therefore, the order of application of proceeds as provided for in the guarantees and security interests may be unenforceable under Belgian law.

The Law on Security Interests on Movable Assets provides that the proceeds of enforcement of pledged movable assets shall be used for the payment of the debt secured thereby and reasonable costs of enforcement. Therefore, the order of application of proceeds as laid down in the guarantees and security interests may be unenforceable under Belgian law.

In the case where the benefit of the pledges created pursuant to a pledge of registered shares would be transferred in part or in total, such transfer, including the identity of the transferee, must be recorded in the share register of the company whose shares are being pledged to make such transfer enforceable.

In the case where the benefit of the pledges created pursuant to a non-possessory pledge on movable assets agreement would be transferred in part or in total, such transfer, including the identity of the transferee, must be registered in the National Pledge Registry (Nationaal Pandregister / Registre National des Gages) to make such transfer enforceable (tegenwerpelijk / opposable) against third parties.

The pledges created pursuant to a pledge of receivables agreement shall only be enforceable (tegenwerpelijk / opposable) against the relevant underlying counterparties upon receipt by such counterparty of a notice in accordance with the relevant pledge of receivables agreement or the acknowledgment of such pledge by that counterparty. Such notice can be given after the pledges are enforced and during the “hardening period” (verdachte periode / période suspecte), although it would remain uncertain what the effect of such notice would be in relation to the rights against the counterparty. As long as no such notice is given to such counterparty, third parties acting in good faith that have obtained or been granted a concurrent or conflicting (security) right on the receivables and if such third party has notified such counterparty of its concurrent or conflicting right (or such counterparty formally acknowledges such other right of a third party) before the pledgee has delivered a notice in accordance with the relevant pledge of receivables agreement to the relevant counterparty, such third party will have a prior ranking right.

Notwithstanding any provision to the contrary in any security agreements falling under the scope of the Law on Security Interests on Movable Assets or any provision stating that the pledge purported to be created thereby is first ranking, (i) a pledge based on a retention right (retentierecht / droit de rétention) for costs incurred to preserve the assets (kosten voor behoud van de zaak / frais pour la conservation de la chose) will rank ahead any other pledge and (ii), subject to (i) above, the unpaid seller who is entitled to invoke a retention of title (eigendomsvoorbehoud / réserve de propriété), the privileged seller (bevoorrechte verkoper / vendeur privilégié) and the privileged subcontractor (voorrecht van de onderaannemer / privilège du sous-traitant) will rank ahead any other pledgee.

Any of the provisions of the security agreements that state that, following the release of the pledge, if any payment or satisfaction of the secured obligations is avoided, declared invalid, becomes repayable or has not effectively been received, such release would be null and void, may not be enforceable towards third parties and may be treated among the parties as a commitment for the relevant pledgor to grant a new pledge on the relevant collateral and such pledge would be subject to a new hardening period.

A registration of a pledge on movable assets under the Law on Security Interests on Movable Assets will expire after 10 years unless renewed beforehand.

The “trust” concept does not exist under Belgian law but a trust which is subject to other laws than Belgian law, is recognized by articles 122 et seq. of the Belgian Code for International Private Law, to the extent that such trust agreement is valid under the foreign law applicable to it. To the extent that any of the security agreements imposes obligations on finance parties in certain circumstances to hold moneys in trust, such obligations do not necessarily create a valid and enforceable security or proprietary interest over such moneys under Belgian law except if recognized under Belgian law further to the aforementioned provisions of the Belgian Code for International Private Law.

Assets that are not either (i) financial instruments as defined in article 3, 1° of the Belgian Financial Collateral Law (such as cash dividends, etc.) or (ii) cash as defined in article 3, 2° of the Belgian Financial Collateral Law or (iii) bank claims as defined in article 3, 10° of the Belgian Financial Collateral Law may not be subject to the Belgian Financial Collateral Law.

Pledges over future shares may not be enforceable (as a pledge) until the perfection requirements as included in the relevant agreement have been satisfied. Therefore, these provisions only create a right to require the pledgor to create the pledge on these future rights when they will exist and in which case, such pledgor needs to comply with the perfection requirements as included in the relevant agreement in order to effect and perfect the pledge.

Moreover, a pledge over current and/or future receivables validly creates the security interests purported to be created thereby and such pledge is enforceable and is perfected towards third parties, other than the underlying debtors or counterparts, by the entry into of such pledge. However, such pledge over current and/or future receivables is only enforceable and perfected towards the relevant underlying debtors or counterparties by the notification of such pledge to those debtors or counterparties or by the acknowledgment thereof by those debtors or counterparties (as described above), subject to any attachment on, or notification of assignment or pledge of, the receivable in the meantime, and a pledge over a receivable is not effective as against a third party creditor of the pledgor to whom the debtor would, in good faith, have paid the receivable before having received notice of the pledge.

The Law on Security Interests on Movable Assets only applies to assets that are either (i) tangible or intangible movable assets or (ii) assets which by nature are movable but have become immovable as a result of their intended use (onroerend door bestemming / immeubles par destination), with the exception of seagoing vessels and registered ships and vessels within the meaning of the Wetboek van bepaalde voorrechten op zeeschepen en diverse bepalingen / Code des privilèges maritimes déterminés et des dispositions diverses.

Under Belgian law, a security interest may only secure future debts if those are sufficiently determined or determinable on the date of the granting of the security interest.

Canada

Two corporations are incorporated under provincial laws of Canada (collectively, the “Canadian Guarantors”). Given the Issuer and other Guarantors are incorporated in other jurisdictions, including the U.S., the European Union, England and Wales and the Netherlands, proceedings of bankruptcy, insolvency or restructuring involving the Canadian Guarantors could be initiated in one or more of those jurisdictions and in Canada. In the event that the Issuer or Guarantors experience financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced.

In the event of a foreign insolvency proceeding, both the Companies’ Creditors Arrangement Act (Canada) or the Bankruptcy and Insolvency Act (Canada) (collectively “Canadian Insolvency Laws”) allow a representative, authorized in a foreign proceeding in respect of a debtor company, to seek recognition of the foreign insolvency proceeding in Canada (collectively, the “Recognition Provisions”). The Recognition Provisions allow an authorized representative to apply for recognition of the foreign insolvency proceeding as either a “foreign main proceeding” or a “foreign non-main proceeding”. The determination of the type of proceeding is based upon the centre of main interest of the debtor company. The determination of where a company has its “centre of main interest” is a question of fact. If the court determines that the foreign proceeding is a “foreign main proceeding”, the court must grant a stay of proceedings in Canada and may grant additional relief permitted under Canadian Insolvency Laws. If the court determines that the foreign proceeding is a “foreign non-main proceeding”, the court may, but is not required to, grant a stay of proceedings in Canada and any other relief permitted under Canadian Insolvency Laws. In the event a recognition order is granted, certain restrictions could be imposed on the debtor company and its creditors and other stakeholders. In the event that the foreign proceeding results in the approval of a restructuring plan, the Canadian court may grant an order providing that such plan shall have full force and recognition in Canada.

To the extent that any Guarantor becomes subject to proceedings under Canadian Insolvency Laws, it is likely those proceedings will impair payment of the New Notes and exercising enforcement remedies under the New Notes and guarantees or the liens on Collateral. Provisions under Canadian Insolvency Laws or general principles of equity that could cause the impairment of the rights of holders of the New Notes include the automatic stay, avoidance of preferential transfers or transfers at under value by a trustee or a court-appointed monitor or other insolvency official, substantive consolidation, limitations of collectability of unmatured interest or attorneys’ fees and nonconsensual restructuring of the New Notes.

In a case under Canadian Insolvency Laws, it is possible that the debtor company, any bankruptcy trustee or other insolvency official, or competing creditors will assert that the value of the collateral with respect to the New Notes on the date of such valuation is less than the then-current principal amount of the New Notes and all other obligations with equal and ratable security interests in the Collateral. Upon a finding by the court that the New Notes are under-collateralized, the claims in the case with respect to the New Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the holders of the New Notes to receive or claim post-petition interest.

Under Canadian Insolvency Laws, a trustee, monitor or other insolvency official and, in certain circumstances, a creditor, could attempt to challenge the granting of the guarantees and any related liens on the

Collateral as a preferential transaction in circumstances where the grant of the guarantees or Collateral was made (i) at the time the Guarantor was insolvent, (ii) during the period that is 90 days before the date of the initial filing under Canadian Insolvency Laws (or one (1) year in the case of a creditor who is not dealing at arm’s length), and (iii) with a view to giving that creditor a preference over other creditors. If the transaction involving a transfer of property, a provision of services, a charge on property, a payment or the incurrence of an obligation has the effect of giving a creditor a preference, the required intent to prefer that creditor is presumed, absent evidence to the contrary. If a court determined that granting of guarantees or security interests was preferential, then the transactions could be held to be void.

A guarantee or grant of liens in Collateral to a party dealing with the grantor at arm’s length could be voided as a transfer at undervalue if (1) the applicable Guarantor issued the applicable guarantee and security with the intent of defeating, delaying or defrauding creditors, (2) the Guarantor was insolvent or rendered insolvent by reason of the issuance of the applicable guarantee, or (3) the applicable Guarantor did not receive any consideration for issuing the applicable guarantee or granting the liens or if the consideration received by the issuer of the guarantee was conspicuously less than the fair market value of the consideration received. Different rules apply with respect to a party who is not dealing at arm’s length with the insolvent Guarantor, including the elimination of requirement to establish the insolvency and intent requirements if the transfer at undervalue occurred within 1 year of the filing date and extending the maximum look back period to 5 years, subject to establishing the insolvency and intent requirements discussed above.

Under federal and provincial corporate law, a security holder and certain other proper complainants could seek to challenge the granting of the guarantees and the related liens as being oppressive to their interests. A challenge could include an allegation that the granting of the guarantee or related security by the corporation or its affiliates effects or threatens to effect a result that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder or creditor.

If a court were to find that the issuance of a guarantee or the granting of the liens in the Collateral was either preferential, a transfer at undervalue or oppressive, the court could void the payment obligations under such guarantee or subordinate such guarantee to presently existing and future indebtedness of the applicable Guarantor, or require the holders of the New Notes to repay any amounts received with respect to such guarantee.

France

Insolvency

To the extent that the registered office of any of the EU Guarantors or its main center of interests within the meaning of Article R. 600-1 of the French Commercial Code (Code de commerce) is deemed to be in France, they could be subject to French court-assisted proceedings (i.e., mandat ad hoc or conciliation proceedings), which do not fall within the scope of the EU Insolvency Regulation. The mandat ad hoc and conciliation proceedings are confidential proceedings (save for, with respect to the mandat ad hoc proceedings, the disclosure of the court decision appointing the mandataire ad hoc to the statutory auditors, if any, and, with respect to the conciliation proceedings, the disclosure of the court decision commencing the proceedings to the statutory auditors, if any, and, if applicable, the homologation of the conciliation agreement). In addition, to the extent that (i) their COMI is deemed to be in France or they have an establishment in France or, (ii) in cases where the EU Insolvency Regulation does not apply, their registered office or their main center of interests within the meaning of Article R. 600-1 of the French Commercial Code, is deemed to be in France, they could also be subject to French court-administered proceedings affecting creditors, i.e. either safeguard proceedings or accelerated safeguard proceedings (sauvegarde or sauvegarde accélérée), judicial reorganization proceedings (redressement judiciaire) or judicial liquidation proceedings (liquidation judiciaire).

Annex A of the EU Insolvency Regulation lists safeguard, accelerated safeguard, accelerated financial safeguard (which does no longer exist and was replaced by one single proceeding namely accelerated safeguard proceedings by Ordinance No. 2021-1193 dated September 15, 2021), judicial reorganization and judicial liquidation proceedings as insolvency proceedings within the meaning of the EU Insolvency Regulation. Any company having its COMI in France could be subject to French main insolvency proceedings within the meaning of the EU Insolvency Regulation and any company having an establishment in France and its COMI in another EU Member State (other than Denmark) could be subject to French secondary insolvency proceedings within the meaning of the EU Insolvency Regulation (it being specified that in this case, the effects of those proceedings shall be restricted to the assets of the debtor situated in France, Article 3, 2°).

Pursuant to Article L. 721-8 of the French Commercial Code, specialized courts exist for (i) conciliation or court-administered proceedings with respect to debtors that meet or exceed (on a stand-alone basis or together with the companies under their control) (y) at least €20 million in annual net turnover and 250 employees or (z) at least €40 million in annual net turnover, (ii) commencement of proceedings with respect to which the court’s international jurisdiction results from the application of the EU Insolvency Regulation or (iii) in cases where the EU Insolvency Regulation does not apply, from the debtor having its main center of interests within the jurisdiction of such specialized courts.

In addition, the French court that commences preventive or insolvency proceedings with respect to the member of a corporate group has jurisdiction over all the other members of the group (subject to French courts having international jurisdiction with respect to such entities, in accordance with the rules outlined above, and to specific thresholds), accordingly, a court can supervise the insolvency proceedings of the whole group and may, for this purpose, appoint the same administrator (administrateur judiciaire) and creditors’ representative (mandataire judiciaire) for all proceedings in respect of members of a group.

In general, French insolvency legislation favors the continuation of a business and protection of employment over the payment of creditors and could limit your ability to enforce your rights under the New Notes and corresponding security interests in the Collateral.

The following is a general discussion of preventive and insolvency proceedings governed by French law for informational purposes only and does not address all the French legal considerations that may be relevant to holders of the New Notes.

Grace periods

In addition to the insolvency legislation discussed below, you could, like any other creditors, be subject to Article 1343-5 of the French Civil Code (Code civil).

Pursuant to the provisions of this article, French courts may, in any civil or commercial proceedings involving the debtor, whether initiated by the debtor or the creditor, taking into account the debtor’s financial position and the creditor’s needs, defer or otherwise reschedule over a maximum period of two years the payment dates of payment obligations that are due and decide that any amounts, the payment date of which is thus deferred or rescheduled, will bear interest at a rate that is lower than the contractual rate (but not lower than the legal rate, as published semi-annually by the French government) or that payments made shall first be allocated to the repayment of principal. A court order made under Article 1343-5 of the French Civil Code will suspend any pending enforcement measures, and any contractual default interest or penalty for late payment will not accrue or be due during the grace periods ordered by the relevant judge.

If the debtor is engaged in conciliation proceedings or has reached a conciliation agreement that is in the course of being executed, special rules apply to the grant of grace periods (see “—Court-assisted proceedings” below).

Insolvency test

Under French law, a debtor is considered to be insolvent (en état de cessation des paiements) when it is unable to pay its due debts (passif exigible) with its immediately available assets (actif disponible) taking into account available credit lines, existing debt rescheduling agreements and moratoria.

The date of insolvency (date d’état de cessation des paiements) is generally deemed to be the date of the court ruling commencing the judicial reorganization or judicial liquidation proceedings, unless the court sets an earlier date, which may be carried back up to 18 months before the date of such court ruling. Except for fraud, the date of insolvency may not be fixed at an earlier date than the date of the final court decision that approved an agreement (homologation) in the context of conciliation proceedings. The date of insolvency marks the beginning of the hardening period (période suspecte).

Warning Procedure (procédure d’alerte)

In order to anticipate a debtor’s difficulties to the extent possible, French law provides for warning procedures. Indeed, if a company is incorporated as a société anonyme, when there are elements which they believe are likely to jeopardize the continuity of the company’s operations (des faits de nature à compromettre la continuité de l’exploitation), the statutory auditors of a company must inform the chairman of the board of directors (conseil d’administration) or the chairman of the management board (directoire) to provide an explanation. Failing satisfactory explanations or appropriate corrective measures within 15 calendar days, the auditors must request that a meeting of the board of directors or a meeting of the supervisory board (conseil de surveillance) be convened and may request to be heard by the president of the relevant commercial court (tribunal de commerce). The minutes of the meeting of the board of directors or of the supervisory board are sent to the president of the relevant commercial court and to the social and economic committee (comité économique et social). Such warning procedure is not applicable if a conciliation proceeding or a safeguard proceeding (sauvegarde) has already been initiated by the management of the company.

If, despite of the auditors’ request, the meeting of the board of directors or of the supervisory board has not been convened, or if the auditors have not been convened to such meeting, or failing satisfactory explanations or appropriate corrective measures, a shareholders’ meeting shall be convened and the auditors present a special report on this occasion (which is also addressed to the social and economic committee (comité économique et social).

Further to the shareholders’ meeting, if the auditors consider that the decisions taken do not enable the continuity of the company’s operations, the auditors must inform the president of the relevant commercial court of the warning procedure and may request to be heard by the president of the relevant commercial court (articles L. 234-1 and R. 234-4 of the French Commercial Code). As regards companies not incorporated as sociétés anonymes, similar warning procedures exist even if the practical details slightly differ.

In addition, pursuant to article L. 611-2 of the French Commercial Code, where it results from any document or procedure that the continuity of the company’s operations is likely to be jeopardized (des faits de nature à compromettre la continuité de l’exploitation), the management of the company may be summoned by the president of the relevant commercial court to a confidential meeting in order to consider the appropriate measures to improve the situation. As soon as such notice is sent, the president of the relevant commercial court may obtain from the auditors, the social and economic committee and public administrations, among others, information likely to provide an accurate update of the economic and financial situation of the company. When the annual financial statements of the company are not filed within the time limits provided by law, the president of the relevant commercial court may order the management to do so as soon as possible, subject to a fine.

The president of the commercial court cannot force the management to take measures to put an end to the difficulties encountered by the company (article L. 611-2 of the French Commercial Code, according to which measures are only “contemplated” during the meeting). In particular, the president of the commercial court cannot impose the appointment of a mandataire ad hoc, the opening of a conciliation or of a safeguard (sauvegarde judiciaire) proceedings, as these measures can only be implemented at the initiative of the management (articles L. 611-3, L. 611-6 and L. 620-1 of the French Commercial Code). The court may not ex officio initiate safeguard proceedings (sauvegarde), judicial reorganization proceedings (redressement judiciaire) or judicial liquidation proceedings (liquidation judiciaire). However, if the president of the commercial court becomes aware of information showing that the company meets the conditions for a reorganization or a judicial liquidation proceeding (through information collected during the interview or the investigation or communicated by the auditor), the president of the commercial court informs the public prosecutor (articles L. 631-3-1 and L. 640-3-1 of the French Commercial Code), who may request the opening of such proceedings.

Pursuant to the provisions of article L. 611-2-1 of the French Commercial Code, the competent civil court (tribunal judiciaire) will also be able to exercise the emergency procedure for debtors subject to its jurisdiction.

In addition, where warning procedure is initiated in accordance with articles L. 234-1, L. 234-2, L. 251-15 and L. 612-3 of the French Commercial Code, if the statutory auditors consider that the situation of the relevant company requires immediate actions, and has determined that the management is refusing to take such actions or is taking insufficient measures, the statutory auditors may inform the president of the relevant commercial court concurrently with his or her initial report made to the management, to the chairman of the board of directors (conseil d’administration) or to the chairman of the supervisory board (conseil de surveillance), as the case may be. In such case, the statutory auditor may communicate by any means and without delay to the president of the relevant commercial court his or her findings and proceedings, and may produce copies of any relevant documents (article L. 611-2-2 of the French Commercial Code). A statutory auditor who takes these measures would no longer be subject to professional confidentiality requirements (secret professionnel) with respect to the president of the relevant commercial court (article L. 822-15 of the French Commercial Code).

Additionally, in sociétés anonymes, sociétés par actions simplifiées and sociétés en commandite par actions, one or more shareholders representing at least 5% of the share capital or, in the case of a company whose shares are admitted to trading on a regulated market, an association of shareholders of the company, may twice a year, ask questions in writing about any fact likely to jeopardize the continuity of the company’s operations (“sur tout fait de nature à compromettre la continuité de l’exploitation”, articles L. 225-232 and L. 22-10-69 of the French Commercial Code for sociétés anonyme and, by reference to article L. 226-1, paragraph 2 and L. 227-1, paragraph 3 of the French Commercial Code, for sociétés en commandite par actions and sociétés par actions simplifiées). The questions are submitted, as the case may be, to the chairman of the board of directors (conseil d’administration) or the management board (directoire) or to the president or the manager (gérant), who must, within one month, give an answer in writing and send a copy of the questions and the answers to the statutory auditor, if the company has one (articles L. 225-232 and R. 225-164 of the French Commercial Code). There is no legal provision allowing shareholders to refer a matter to the board of directors (conseil d’administration), the supervisory board (conseil de surveillance), or the shareholders’ meeting. However, as these answers are communicated to the statutory auditors, the latter may themselves initiate the alert procedure if they are not satisfied with the answers given by the management.

Finally, when the social and economic committee (comité économique et social) is aware of elements which are likely to materially affect the economic situation of the company (de faits de nature à affecter de manière préoccupante la situation économique de l’entreprise), the social and economic committee (comité économique et social) can request explanations from the employing company. Failing satisfactory explanations from the company, or if the company confirms the material extent (caractère préoccupant) of the situation, the social and economic committee (comité économique et social) establishes a report, which is sent to the employing company and to the statutory auditors of the company (article L. 2312-63 of the French Labour Code). In this report, the social and economic committee (comité économique et social) concludes by issuing an opinion about the opportunity (i) of referring its conclusions to the administrative or supervision bodies of the company (as applicable) or (ii) informing the shareholders of the other companies. In light of this report, the social and economic committee (comité économique et social) can decide, by a majority of the members present, to (i) proceed with referring its conclusions to the administrative or supervision bodies of the company or (ii) inform the shareholders of the other companies (article L. 2312-65 of the French Labour Code). In this case, the opinion of the chartered accountant is attached to the referral or to the information. The information about the company that is communicated in application of the warning procedure of the social and economic committee (comité économique et social) is by nature confidential, and any person who has access to such information is bound by an obligation of discretion (article L. 2312-67 of the French Labour Code).

Court-assisted proceedings

A French debtor facing difficulties may in certain conditions request the commencement of court-assisted proceedings (mandat ad hoc or conciliation), the aim of which is to reach an agreement with the debtor’s main creditors and stakeholders e.g., an agreement to reduce or reschedule its indebtedness.

Mandat ad hoc proceedings are optional and may only be initiated by the debtor itself, in its sole discretion, provided that the debtor is not insolvent (see “—Insolvency test” above). The proceedings consist of informal negotiations between a company and its major creditors and are confidential by law (save for the disclosure of the court decision appointing the mandataire ad hoc to the statutory auditors, if any). They are carried out under the aegis of a court-appointed officer (mandataire ad hoc), whose name may be suggested by the debtor itself, under the supervision of the president of the court. The proceedings are not limited in time but the process usually lasts from one month to one year. The duties of the mandataire ad hoc are determined by the president of the court (usually the commercial court) who appoints him or her, usually to facilitate negotiations with creditors. Any agreement between the debtor and its creditors will be negotiated on a purely consensual and voluntary basis: those dissenting creditors not willing to take part cannot be bound by the agreement nor forced to accept it (no cram-downs can be imposed). Mandat ad hoc proceedings do not automatically stay any pending proceedings and creditors are not barred from taking legal action against the debtor to recover their claims but those who have accepted to take part in the proceedings usually accept not to do so for their duration. In any event, the debtor retains the right to petition the relevant judge for a grace period under Article 1343-5 of the French Civil Code (see “—Grace periods” above). The agreement reached is reported to the president of the court but is not formally approved by it. The debtor is not required to inform the social and economic committee of the appointment of the court-appointed officer (mandataire ad hoc).

Conciliation proceedings are optional and may only be initiated by a debtor itself if it faces actual or foreseeable difficulties of a legal, economic or financial nature but (at the time the conciliation proceedings are commenced) is not insolvent (see “Insolvency test” above) or has not been insolvent for more than 45 calendar days. Conciliation proceedings are confidential by law (save for the disclosure of the court decision commencing the proceedings to the statutory auditors, if any, and, if applicable, the homologation of the conciliation agreement). They are carried out under the aegis of a court-appointed conciliator (conciliateur), whose name may be suggested by the debtor itself, under the supervision of the president of the court. The debtor is not required to inform the social and economic committee of the opening of the conciliation proceedings.

The proceedings may last up to five months (after an initial period of a maximum of four months, upon request of the conciliateur, the president of the court may extend the conciliation period up to the absolute maximum of five months). If the debtor intends to have the conciliation agreement approved (homologué) or acknowledged (constaté), its request must be filed by the end of this five-month period, even though the hearing can take place afterwards, in which case the conciliation period will be extended until the decision of the president of the court or the court itself.

The duties of the conciliateur are to assist the debtor in negotiating an agreement with all or part of its creditors and/or trade partners and/or other stakeholders that puts an end to its difficulties, e.g., providing for the restructuring of its indebtedness. Any agreement between the debtor and its creditors/stakeholders will be negotiated on a purely consensual and voluntary basis: (i) those dissenting creditors not willing to take part cannot be bound by the agreement nor forced to accept it (no cram-downs can be imposed, unless an accelerated safeguard proceeding (sauvegarde accelérée) is subsequently opened). Conciliation proceedings do not automatically stay any pending proceedings and creditors are not barred from taking legal action against the debtor to recover their claims but those that have accepted to take part in the proceedings usually accept not to do so for their duration and (ii) creditors may not request the opening of insolvency proceedings (redressement judiciaire or liquidation judiciaire) against the debtor, for the duration of the conciliation proceedings.

Pursuant to Article L. 611-7 of the French Commercial Code, during the proceedings, the debtor retains the right to petition the judge that commenced them for a grace period (debt rescheduling for a maximum of two years) in accordance with Article 1343-5 of the French Civil Code (see “Grace periods” above) provided that (i) a creditor has formally put the debtor on notice to pay, or is suing for payment, or if the debtor faces enforcement measures from a creditor, or (ii) if a creditor does not accept, by the deadline set by the conciliateur, a request made by the conciliateur to defer payment of his claim.

Moreover, if a creditor does not accept, by the deadline set by the conciliateur, a request made by the conciliateur to defer payment of its unmatured claim, the judge may defer or reschedule the payment of this unmatured claim for the duration of the conciliation proceedings (i.e. a maximum period of five months), whereas claims that are due may be deferred in accordance with Article 1343-5 of the French Civil Code. The judge will take his or her decision after having heard the conciliateur and may condition the duration of the measures it orders to reaching an agreement in the conciliation proceedings.

The conciliation agreement reached between the debtor and its creditors and/or trade partners and/or other stakeholders may be acknowledged (constaté) by the president of the Commercial Court at the request of the parties, which makes the agreement binding upon them (in particular, performance of the conciliation agreement prevents any action by the creditors party thereto against the debtor to obtain payment of claims governed by the conciliation agreement) and enforceable without further recourse to a judge (force exécutoire), but the conciliation proceedings remain confidential.

Alternatively, the conciliation agreement may be approved (homologué) by the court at the request of the debtor following a hearing held for that purpose, to which the social and economic committee, as the case may be, must be convened, if (i) the debtor is not insolvent or the conciliation agreement has the effect of putting an end to the debtor’s insolvency, (ii) the conciliation agreement effectively ensures that the company will survive as a going concern and (iii) the conciliation agreement does not impair the rights of the non-signatory creditors. The approved conciliation agreement is subject to challenges by third parties (tierce opposition) and appeal. Such approval by the court will have the same effect as its acknowledgement (constatation) as described above and, in addition:

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the decision of approval by the relevant Civil or Commercial court, which should only disclose the amount of any New Money Lien (see below) and the guarantees and security interests granted to secure the same, will be public but the agreement itself should otherwise remain confidential except vis-à-vis the social and economic committee that is informed of the content of the conciliation agreement and may have access to the full conciliation agreement at the clerk’s office (greffe) of the court;

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creditors that, in the context of the conciliation proceedings, provide new money, goods or services designed to ensure the continuation of the business of the debtor (other than shareholders providing new equity in the context of a capital increase) will enjoy a priority of payment over all pre-commencement and post-commencement claims (subject to certain exceptions including certain pre-commencement or post-commencement employment claims and procedural costs) (the “New Money Lien”), in the event of subsequent safeguard proceedings, accelerated safeguard proceedings, judicial reorganization proceedings or judicial liquidation proceedings;

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in the event of subsequent safeguard, accelerated safeguard, judicial reorganization or judicial liquidation proceedings, the claims benefiting from the New Money Lien may not, without their holders’ consent, be rescheduled or written off by a safeguard or reorganization plan (although such claims will not be paid before the safeguard or reorganization plan is adopted) or be affected by a debt-to-equity swap, not even by the classes of affected parties;

•	when the debtor is submitted to statutory auditing, the conciliation agreement is communicated to its statutory auditors; and

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in the event of subsequent judicial reorganization proceedings or judicial liquidation proceedings, the date of insolvency (see “—Insolvency test” above), and therefore the starting date of the hardening period (période suspecte) (as defined below, see “The hardening period (période suspecte) in judicial reorganization and liquidation proceedings”) in judicial reorganization and liquidation proceedings, cannot be set by the court as of a date earlier than the date of the approval (homologation) of the agreement by the court (except in case of fraud).

Whether the conciliation agreement is acknowledged or approved, the court may, at the request of the debtor, appoint the conciliateur to monitor the implementation of the agreement (mandataire à l’exécution de l’accord) during its performance and while it is in force:

•	interest accruing on the affected claims that are the subject to the conciliation agreement may not be compounded;

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pursuant to Article L. 611-10-1 of the French Commercial Code, the debtor retains the right, during the performance period of a conciliation agreement, to petition the judge having commenced conciliation proceedings to impose grace periods on creditors who were asked to participate in the conciliation proceedings (other than the tax and social security administrations) and have formally put the debtor on notice to pay or who are suing for payment of claims that were not dealt with in the conciliation agreement, such decision being made after hearing the conciliateur if he or she has been appointed to monitor the implementation of the agreement, and taking into account the conditions of its performance; and

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pursuant to Article L. 611-10-2 of the French Commercial Code, a joint-debtor and a third party having previously granted credit support (a guarantee (sûreté personnelle) or security interest (sûreté réelle)) with respect to the debtor’s obligations may benefit from the provisions of the conciliation agreement as well as from grace periods granted to the debtor in the context of conciliation proceedings and during the performance of the conciliation agreement.

In the event of a breach of the conciliation agreement, any party to it may petition the president of the court or the court (depending on whether the agreement was acknowledged or approved) for its termination. If such termination is granted, grace periods granted in relation to the conciliation proceedings may be revoked. Conversely, provided the conciliation agreement is duly performed, any individual proceedings by creditors with respect to obtaining payment of the claims dealt with by the conciliation agreement are suspended and/or prohibited. The commencement of subsequent safeguard or insolvency proceedings will automatically put an end to the conciliation agreement, in which case the creditors will recover their claims (decreased by the payments already received) and pre-existing security interests or guarantees. Nevertheless, the termination of the conciliation agreement does not invalidate the provisions the purpose of which is to organize the consequences arising out of the termination of the conciliation agreement.

Conciliation proceedings, in the context of which a draft plan has been negotiated and is supported by a majority of creditors large enough to render likely to meet the threshold requirements for creditors’ consent in safeguard, is a mandatory preliminary step of accelerated safeguard proceedings, as described below.

At the request of the debtor and after the participating creditors have been consulted on the matter, mandat ad hoc and conciliation proceedings may also be used to organize the partial or total sale of the debtor, in particular through a “plan for the disposal of the business” (Prepack sale—plan de cession) which would be implemented, as applicable, in the context of subsequent safeguard, judicial reorganization or liquidation proceedings. Provided that they comply with certain requirements, any offers received in this context by the mandataire ad hoc or the conciliateur may be directly considered by the court in the context of safeguard, judicial reorganization or judicial liquidation proceedings after consultation of the public prosecutor.

As a matter of law, two types of contractual provisions are deemed null and void: (i) any provision that modifies the conditions for the continuation of an ongoing contract by reducing the debtors’ rights or increasing its obligations simply by reason of the appointment of a mandataire ad hoc or of the commencement of conciliation proceedings or of a request submitted to this end and (ii) any provision forcing the debtor to bear, by reason only of the appointment of a mandataire ad hoc or of the commencement of conciliation proceedings, more than three-quarters of the fees of the professional advisers whom the creditors have retained in connection with these proceedings.

Where the debtor cannot manage to reach an agreement with its creditors within the maximum time period allotted to court-assisted proceedings, the court will terminate those proceedings. The termination of amicable proceedings does not, in and of itself entail specific legal consequences for the debtor, in particular it does not result in the automatic commencement of insolvency proceedings. New conciliation proceedings cannot be commenced enduring a three-month period following the termination of the previous ones.

Court-administered proceedings—safeguard

A debtor that experiences difficulties that it is not able to overcome may, in its sole discretion, initiate safeguard proceedings (procédure de sauvegarde) with respect to itself, provided that it is not insolvent (see “Insolvency test”). In particular, as established by case law, to be granted the benefit of safeguard proceedings, the debtor cannot be requested to characterize the difficulties as affecting its business activities. Where it is not demonstrated that the debtor is experiencing difficulties that it is not able to overcome, the court may invite the debtor to request the opening of conciliation proceedings. Creditors of the debtor are not notified of, nor invited to attend the hearing before the court at which the commencement of safeguard proceedings is requested even if they have a limited right to challenge the court decision commencing the proceedings through a third-party appeal.

Following the commencement of safeguard proceedings, a court-appointed administrator (administrateur judiciaire) is appointed (except for small companies where the court considers that such appointment is not necessary) within the list of judicial administrators (whose name can be proposed by the debtor or the public prosecutor). At the request of the debtor or the public prosecutor, or by the court on its own, two or more administrators can be appointed. The appointment of several administrators becomes mandatory when the debtor (i) owns at least three establishments outside the jurisdiction of the court where it is registered, or (ii) holds or controls (as provided by Articles L. 233-1 or L. 233-3 of the French Commercial Code) at least two companies subject to court-administered proceedings, or (iii) is held or controlled (as provided by the same articles) by a company subject to court-administered proceedings, such company itself holding or controlling another company subject to such proceedings, and (iv) generates at least €20 million of annual net turnover (for (ii) and (iii)). In case mandat ad hoc or conciliation proceedings were commenced in the eighteen months preceding the commencement of court-administered proceedings, the public prosecutor can object to the appointment of the mandataire ad hoc or conciliateur as administrator. The administrator is appointed to investigate the business of the debtor during an “observation period” (being the period starting on the date of the court decision commencing the proceedings and ending on the date on which the court takes a decision on the outcome of the proceedings), which may last up to twelve months (a first six months period which can be renewed once at the request of either the debtor, the court-appointed administrator or the public prosecutor). The role of the court-appointed administrator is also to assist the debtor in preparing a draft safeguard plan (projet de plan de sauvegarde) that it will circularize to its creditors that may include a partial sale of the business. Creditors or Equity Holders (as defined below) do not have effective control over the proceedings, which remain in the hands of the debtor, assisted by the court-appointed administrator. The court-appointed administrator will either, in accordance with the terms of the judgment appointing him or her, exercise ex-post facto control over decisions made by the debtor (mission de surveillance) or assist the debtor with making some or all of the management decisions (mission d’assistance), under the supervision of the court.

A supervisory judge (juge-commissaire) and a creditors’ representative (mandataire judiciaire) are also appointed at the beginning of the proceedings, alongside the court-appointed administrator. Disposal decisions that fall outside the scope of the ordinary course of business, as well as decisions considered to be important under statute, require the prior approval of the supervisory judge (e.g., granting security interests or settling disputes). The supervisory judge can appoint one to five controllers (contrôleurs) among the creditors who have filed a request, provided they meet certain conditions (in particular no affiliation to the debtor). Controllers (contrôleurs) assist the creditors’ representative in his functions and the supervisory judge in his duty of supervising the progress of the insolvency proceedings. In order to protect creditors’ interests and under certain conditions, the controllers may act in the interests of the creditors when the creditors’ representative fails to take sufficient action.

If, after commencement of the proceedings, it appears that the debtor was insolvent (see “Insolvency test”) before their commencement, at the request of the debtor, the administrator, the creditors’ representative or the public prosecutor but, in any event, after having heard the debtor, the court may convert the safeguard proceedings into judicial reorganization proceedings.

In addition, at any time during the observation period, at the request of the debtor, the court-appointed administrator, the creditors’ representative or the public prosecutor or on its own initiative, the court may convert safeguard proceedings into (i) judicial reorganization proceedings (a) if the debtor is insolvent or (b) if the approval of a safeguard plan is manifestly impossible and if the company would shortly become insolvent should safeguard proceedings end, or (ii) judicial liquidation proceedings if the debtor is insolvent and its recovery is manifestly impossible.

The court may decide on the conversion upon its own initiative or at the request of the debtor, the administrator, the creditors’ representative or the public prosecutor, save in the case of (i) (b) above. In case of (i) (b) above, the court may decide the conversion (i) at the request of the administrator, the creditors’ representative or the public prosecutor if no draft plan was approved by the relevant classes of affected parties or (ii) at the sole request of the debtor in all other circumstances.

In these two conversion cases, the court’s decision is only taken after having heard the debtor, the court-appointed administrator, the creditors’ representative, the creditors of the debtor appointed by the supervisory judge as controllers (contrôleurs) (if any), the public prosecutor and the social and economic committee (if any).

As soon as safeguard proceedings are commenced, any unpaid amount of share capital of the debtor becomes immediately due and payable.

Ordinance No. 2021-1193, dated September 15, 2021, created a new post money privilege as an incentive for new financings granted to debtors in the context of safeguard or reorganization proceedings (the “Post Money Lien”).

The Post Money Lien applies exclusively to proceedings commenced from October 1, 2021. The Post Money Lien also applies in the event of an amendment to the safeguard plan or reorganization plan adopted in proceedings commenced before May 22, 2020.

The Post Money Lien is distinct from the existing statutory preference enjoyed by financing granted, with the approval of the supervisory judge (juge-commissaire), after commencement of the proceedings, for the needs of the proceedings or of the observation period:

•	The Post Money Lien applies to all new cash contributions made, with the exception of those made through a share capital increase, by any person:

•	in order to ensure the continuity of debtor’s business during the observation period, in which case such cash contributions must be authorized by the supervisory judge and are published, or

•

for the implementation of the safeguard or reorganization plan, i.e., within the plan as approved or amended by the court, and for the purposes of its performance, it being specified that both the draft plan on which the affected parties are called upon to vote and the judgment must mention all claims benefiting from the privilege, as well as the relevant amounts.

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Claims benefiting from the Post Money Lien enjoy a priority of payment over pre-commencement and post-commencement claims (subject to certain exceptions including certain pre-commencement or post-commencement employment claims, procedural costs, claims benefiting of the New Money Lien as defined above and pre-petition claims secured by a real estate security interest (in judicial liquidation proceedings only)) in the event of on-going or subsequent safeguard proceedings, judicial reorganization proceedings or judicial liquidation proceedings.

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Such claims may not be termed-out or written-off without the consent of the relevant creditors (although such claims will not be paid before the safeguard or reorganization plan is adopted) in subsequent safeguard proceedings, judicial reorganization proceedings or liquidation proceedings.

Once safeguard proceedings have been commenced, there will be an automatic stay on certain claims. Payment by the debtor of any debts incurred (i) prior to the commencement of the proceedings or (ii) after the commencement of the safeguard proceedings and if they do not relate to expenses necessary for the debtor’s business activities during the observation period, are not for the requirements of the proceedings, or not in consideration for services rendered or goods delivered to the debtor during this period is prohibited, subject to very limited exceptions. For example, the supervisory judge can authorize payments for pre-commencement debts in order to discharge a lien on property needed to continue the debtor’s operation or to recover goods or rights transferred as collateral in a fiduciary estate (patrimoine fiduciaire) (see “—Status of creditors during safeguard, accelerated safeguard, judicial reorganization or judicial liquidation proceedings”). This automatic stay does not apply to claims secured by a security interest conferring a retention right, claims assigned by way of Dailly assignment of receivables and claims secured by a trust (fiducie).

During the safeguard proceedings, any increase in the perimeter of a contractual security interest or a contractual right of retention, regardless of the method used, is prohibited. Consequently, margin call provisions are neutralized. This prohibition does not apply to any assignment of receivables as set forth in Articles 313-23 et. seq. of the French Monetary and Financial Code if the framework master agreement was entered into before the commencement of the proceedings.

Creditors (and, if applicable, Equity Holders) must be consulted on the manner in which the debtor’s liabilities will be settled under the plan (debt write-offs, payment terms or debt-for-equity-swaps) prior to the plan being approved by the court. The rules governing consultation vary according to the size of the business.

Liabilities to be taken into account in the draft plan shall include, provided that they are established on the basis of a certificate prepared by a chartered accountant or the statutory auditor, those claims admitted and not challenged as well as those “identifiable.”

Standard consultation: for debtors which have (i) less than 250 employees and less than an annual net turnover of at least €20 million or (ii) less than an annual net turnover of at least €40 million. This also applies in respect of debtors which own or control other entities within the meaning of Articles L. 233-1 and L. 233-3 of the French Commercial Code, who fall below these thresholds. If so requested by the debtor and with the consent of the supervisory judge, creditors may also be subject to the class-based consultation.

In the framework of a standard consultation, the administrator notifies the proposals for the settlement of debts to the court-appointed creditors’ representative, who seeks the agreement of each creditor who filed a claim, regarding the debt write-offs and payment schedules proposed. Creditors are consulted individually or collectively.

French law does not state whether the debt settlement proposals can vary according to the creditor and whether the principle of equal treatment of creditors is applicable at the consultation stage. According to legal commentaries and established practice, in the absence of a specific legislative prohibition, differing treatment as between creditors is possible, provided that it is justified by the specific position of the creditors and approved by the court-appointed creditors’ representative. In practice, it is also possible at the consultation stage to make a proposal for a partial payment of the claim over a shorter time period instead of a full payment of such claim over the length of the plan.

Creditors whose payment terms are not affected by the plan or who are paid in cash in full as soon as the plan is approved do not need to be consulted.

Creditors that do not respond within 30 days of their receipt of the debt settlement proposal (other than debt-for-equity-swap) made to them are deemed to have accepted it. The creditors’ representative keeps a list of the responses from creditors, which is notified to the debtor, the court-appointed administrator and the controllers.

Within the framework of a standard consultation, if the creditors refuse the proposals that were submitted to them, the court that approves the safeguard plan (plan de sauvegarde) can impose on them a uniform rescheduling of their claims (subject to specific regimes such as the one applicable to claims benefiting from the New Money Lien or the Post Money Lien) over a maximum period of ten years (except for agricultural businesses where the maximum is fifteen years and for claims with maturity dates of more than the deferral period set by the court, in which case the maturity date shall remain the same), but no write-off of any claim or debt-for-equity swap may be imposed without the relevant creditor’s individual acceptance.

Following a court imposed rescheduling, the first payment must be made within a year of the judgment adopting the plan (in the third and subsequent years, the amount of each annual instalment must be at least 5% of the amount of each claim and from the sixth year onwards, at least 10% (except for agricultural businesses)) or on the first payment date following the initial maturity of the claim if it is later than the first payment date provided for by the plan, in which case the amount of such first payment is equal to what the creditor would have received had he or she been paid in accordance with the uniform payment rescheduling applying to the other creditors.

If the draft plan provides for a modification of the share capital or the by-laws, the court may decide that the shareholders general meeting and, as the case may be, the general meetings of the holders of securities giving access to the share capital of the company shall vote, the first time the relevant meeting is convened, at a simple majority of the votes of the shareholders attending, or represented at, the meeting, provided that they hold at least half of the shares with voting rights. The second time the meeting is convened, the usual applicable legal provisions relating to quorum and majority shall apply.

If the plan provides for a share capital increase, the shareholders may pay up their subscription to such share capital increase by way of a set-off against their admitted claims against the debtor (as such claims may be reduced according to the provisions of the plan).

If the court adopts a safeguard plan, it can set a time-period (which cannot exceed the duration of the plan) during which the assets that it deems to be essential to the continuation of the business of the debtor may not be disposed of without the court’s consent.

The plan adopted by the court may be modified during its implementation. However, when the modification is substantial and relates to the terms and conditions of the discharge of liabilities, the interested parties are consulted by registered letter with acknowledgment of receipt sent by the court clerk. Such interested parties shall answer to this consultation no later than 21 calendar days following the receipt. Failure to respond shall constitute acceptance of the proposed changes, except if they relate to debt write-offs or debt-to-equity swaps.

Class-based consultation

This applies to large companies with (i) at least 250 employees and an annual net turnover of at least €20 million or (ii) with an annual net turnover of at least €40 million, in both cases on a standalone basis or together with other entities they hold or control, within the meaning of Articles L. 233-1 and L. 233-3 of the French Commercial Code, or, in the case of a debtor that does not meet the aforementioned thresholds, upon said debtor’s request and with the consent of the supervisory judge.

Are considered as “affected parties” (i) any creditors whose rights are directly affected by the restructuring plan, or (ii) any stakeholders which hold an instrument giving access either immediately or on a deferred basis to the debtor’s share capital in the event of their stake in the debtor’s capital, the debtor’s articles of association, or such stakeholder’s rights are modified by the draft plan (the “Equity Holders”).

Only the affected parties can vote on the draft plan.

The affected parties shall inform the court-appointed administrator (administrateur judiciaire), within 10 days from the notice sent by the court-appointed administrator, of any intercreditor agreements entered into before the commencement of the proceedings. Failing this, these intercreditor agreements are unenforceable towards the proceedings.

The composition of the classes of affected parties are determined in light of the claims and rights arising prior to the date of the judgment commencing the proceedings. The court-appointed administrator divides the affected parties into classes, which reflect sufficient commonality of economic interest, based on objective and verifiable criteria, provided that the following conditions are satisfied:

•	creditors holding security interests over the debtor’s assets, for their secured claims, and unsecured creditors are members of separate classes;

•	composition of classes respects intercreditor agreements concluded before the commencement of the proceedings;

•	Equity Holders and creditors are treated as separate classes.

Claims arising under employment contracts, pension rights acquired under a professional retirement scheme and essential needs claims (créances alimentaires) are excluded from the class-based consultation and therefore are not affected by the plan.

At least 21 days before the date of the vote on the draft plan, the court-appointed administrator must submit to each affected party the rules governing the class formation criteria and the voting rights with respect to the class or classes to which affected parties belong and the claims or rights that enable them to cast a vote. The amount of the claims taken into account shall be the amount indicated by the debtor and certified by its statutory auditor or, where no statutory auditor has been appointed, established by its chartered accountant. In the case of affected parties which are beneficiaries of a trust (fiducie) set up as a guarantee by the debtor, only the amounts of their claims not guaranteed by such a security shall be taken into account. Where there is an indexation clause, the amount of interest remaining due on the date of the judgment commencing the proceedings is calculated at the rate applicable on the date of that judgment. Foreign currency receivables are converted into euros at the exchange rate on the date of the judgment. In the event of disagreement, each affected party, the debtor, the public prosecutor, the creditors’ representative or the court-appointed administrator can challenge the rules governing the class formation criteria or the voting rights before the supervisory judge (juge-commissaire), within 10 days from the notification or publication of such rules.

The supervisory judge must rule on such challenge within 10 days. In the absence of a decision by the supervisory judge in the 10 days period, the matter may be referred to the court. Appeal against the supervisory judge’s decision (or the court’s decision as the case may be) has to be filed within 5 days of his/her order. The court of appeal then has 15 days to rule. There is no possibility to submit a challenge before the French Supreme Court.

The debtor, with the assistance of the court-appointed administrator, is in charge of preparing the draft plan. The draft plan shall be sent to the classes for a vote of affected parties for a vote. Affected parties may not submit alternative draft plans. The draft plan may, in particular, provide for rescheduling or cancellation of debts and/or debt-for-equity swaps. Where the thresholds applicable to specialized commercial courts are not met, the debtor’s Equity Holders which are affected by the draft plan can make a non-monetary contribution to the restructuring (e.g. by providing their experience, reputation or professional contacts). The classes of affected parties must approve or reject the safeguard plan within 20 to 30 days of its submission. The period may be extended or shortened by the supervisory judge upon request from the debtor or the court-appointed administrator but may never be shorter than 15 days. The plan must be approved by a majority vote of each class of affected parties (two-thirds of the votes held by the members casting a vote).

The class or classes of Equity Holders vote in accordance with the provisions applicable to either extraordinary general meetings, shareholders’ meetings and special meetings or bondholders’ general meetings, as the case may be. Within a class, the vote on the adoption of the plan may be replaced by an agreement which, after consultation with its members, has received the approval of two-thirds of the voting rights. There are no quorum requirements, including for classes of Equity Holders.

When the classes have adopted the draft plan, the court rules upon it and verifies that the following conditions are met:

•	the plan has been adopted in accordance with the rules regarding the affected parties and their classification into classes;

•	the affected parties sharing a sufficient community of interest within the same class benefit from equal treatment and are treated in proportion to their claim or right;

•	all affected parties have been duly notified of the plan;

•

if some affected parties have voted against the draft plan, none of these affected parties is worse off under the restructuring plan than such a creditor would be if the normal ranking of liquidation priorities were applied, either in the event of liquidation, whether piecemeal or by sale as a going concern, or in the event of the next-best-alternative scenario if the restructuring plan were not confirmed (the “Best Interest of Creditors Test”). If a party voting against a draft plan argues the judgment does not satisfy the Best Interest of Creditors Test, the court will determine the value of the company on a going concern basis; and

•	where applicable, any new financing is necessary to implement the plan and does not excessively affect the interests of the affected parties.

The court may refuse to approve the plan if it does not offer a reasonable prospect of avoiding the debtor’s insolvency or of ensuring the viability of the business. The court must check that the interests of all creditors are “sufficiently protected.” The judgement adopting the plan renders the plan enforceable against all (including the affected parties who did not vote or voted against the adoption of the plan).

As for plans adopted through a standard consultation, if the plan provides for a share capital increase, the shareholders may pay up their subscription to such share capital increase by way of a set-off against their admitted claims against the debtor (as such claims may be reduced according to the provisions of the plan).

If the plan is not approved by the required majority of each class of affected parties, it may be approved (arrêté) by the court at the request of the debtor or the court-appointed administrator with the agreement of the debtor and be imposed on the parties that voted against the draft plan (“Cross-Class Cram-Down”), where the plan meets the following conditions:

•	the plan complies with the conditions for the adoption of the plan by the court mentioned above;

•	the plan has been approved by:

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a majority of the classes of affected parties entitled to vote, including at least one class of secured creditors or a class ranking higher than the class of unsecured creditors; or, if such condition is not met,

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by at least one of the classes of affected parties entitled to vote, other than a class of Equity Holders or any other class which, after determination of the value of the debtor as a going concern, it may reasonably be assumed it would not be entitled to any payment, if the order of priority of creditors for the distribution of the assets in liquidation proceedings or of the sale plan (plan de cession) were applied;

•

the claims of a dissenting class of affected creditors shall be paid in full (by identical or equivalent means) if a more junior class receives any distribution or keeps any interest under the restructuring plan (the “absolute priority rule”). However, at the request of (i) the debtor or (ii) the court-appointed administrator with the agreement of the debtor, the court may decide to deviate from the application of the absolute priority rule where such deviations are necessary in order to achieve the aims of the restructuring plan and where such restructuring plan does not excessively prejudice the rights or interest of any affected party. In particular, claims of the debtor’s suppliers of goods or services, the Equity Holders and claims arising from the debtors’ tort liability may receive special treatment;

•	under the safeguard plan, no class of affected parties may receive or retain more than the total amount of its claims or interests;

•	in the case of one or more dissenting classes of Equity Holders:

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the formation of classes of affected parties was compulsory regarding the thresholds met by the debtor (i.e., 250 employees and an annual net turnover of at least €20 million or with an annual net turnover of at least €40 million at the group level);

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it may reasonably be assumed, after determination of the value of the debtor as a going concern, that the dissenting classes of Equity Holders would not be entitled to any payment or retain any interest if the order of priority of creditors for the distribution of the assets in liquidation proceedings or of the sale plan (plan de cession) were applied;

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if the draft plan provides for a share capital increase subscribed in cash (including by way of set off with payable claims), the shares to be issued are offered in preference to the existing shareholders, in proportion to the part of the share capital represented by their shares; and

•	the plan does not provide for the sale of all or part of the rights of the dissenting class or classes of Equity Holders (only forced dilution is possible).

The decision of the court shall constitute approval of the changes to the shareholding structure or to the rights of the Equity Holders or to the articles of association provided for in the plan. The court may appoint an agent to carry out the acts necessary for the implementation of these amendments.

As for plans adopted through a standard consultation, if the court adopts a safeguard plan, it can set up a time-period (which cannot exceed the duration of the plan) during which the assets that it deems to be essential to the continuation of the business of the debtor may not be disposed of without the court’s consent.

At the latest within 10 days from the vote of the classes on the draft plan, any affected party having voted against the draft plan and considering that:

•	the Best Interest of Creditors Test criterion has not been met; or

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the condition relating to the adoption of the draft plan by at least one of the classes of affected parties entitled to vote (other than a class of Equity Holders or any other class which, after determining the value of the debtor as a going concern, it is reasonable to assume would not be entitled to any payment if the order of payment in a judicial liquidation was applied (whether in the event of a piecemeal sale or, a court-ordered sale plan)) has not been met; or

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in the event of a cross class-cram-down on Equity Holders, the condition relating to the debtor’s value criterion has not been met (i.e., it is reasonable to assume, after determining the value of the debtor as a going concern, that the Equity Holders of the dissenting class or classes would not be entitled to any payment or retain any interest if the order of payment applicable in a judicial liquidation was applied (whether in the event of a piecemeal sale or, of a court-ordered sale plan)), may petition the court to dispute the same. Following a hearing and after receiving the public prosecutor’s opinion, the court will, in the same decision, determine the value of the debtor (in respect of which the court is entitled to order the appointment of an expert) and rule on compliance with the aforementioned conditions and on the adoption of the plan.

The decision made by the court regarding the adoption of the plan may be appealed under the ordinary procedure within 10 days from its notification (or of its communication if the appeal was lodged by the public prosecutor). The decision of the court of appeal may be challenged before the French Supreme Court.

In case of failure to adopt the plan in safeguard proceedings, the alternatives are either the termination of these proceedings or the conversion into judicial reorganization proceedings. The imposition of an alternative plan and payment terms is not possible.

Specific case—Creditors that are public institutions: public creditors (financial administrations, social security and unemployment insurance organizations) may agree to grant debt write-offs under conditions that are similar to those that would be granted under normal market conditions by a private economic operator placed in a similar position. Public creditors may also decide to enter into subordination agreements for liens or mortgages, or relinquish these security interests. Public creditors examine possible debt write-offs within the framework of a local administrative committee (Commission des Chefs de Services Financiers). The tax authorities may grant relief from all direct taxes. As regards indirect taxes, relief may only be granted from default interest, adjustments, penalties or fines.

Where the plan provides for debt write-offs or rescheduling affecting secured public creditors’ claims, the court-appointed administrator can decide to gather those public creditors within a class (or classes) of affected parties called upon to vote on the proposed plan.

Court-administered proceedings—accelerated safeguard

A debtor that is engaged in conciliation proceedings may request the commencement of accelerated safeguard proceedings (procédure de sauvegarde accélérée). The accelerated safeguard proceedings are designed to “fast-track” difficulties faced by any debtor under Ordinance No. 2021-1193 dated September 15, 2021.

If the debtor does not meet the conditions that require the classes of affected parties to be constituted, the court opening accelerated safeguard proceedings must order such formation. In that regard, the court shall authorize such constitution for the commencement of accelerated safeguard proceedings.

To be eligible for accelerated safeguard proceedings, the debtor must fulfil the following conditions:

•	its financial statements must have been certified by an auditor (commissaire aux comptes) or drawn-up by a chartered certified accountant (expert-comptable);

•	the debtor must be subject to ongoing conciliation proceedings when it applies for the commencement of the proceedings;

•

the debtor must have prepared a draft safeguard plan ensuring the continuation of its business as a going concern which is supported by enough affected parties involved in the proceedings to render its adoption by the relevant classes of affected parties likely within a maximum of two months, extendable for two months, following the commencement of accelerated safeguard proceedings;

•	the debtor must not have been insolvent for more than 45 days when it initially applied for commencement of conciliation proceedings; and

•	as is the case for regular safeguard proceedings, the debtor must face difficulties which it is not in a position to overcome.

The opening of accelerated safeguard proceedings only has effects with regards to the affected parties, i.e. those parties directly affected by the draft safeguard plan prepared by the debtor in the context of its conciliation proceedings.

When the debtor’s accounts show that the nature of the indebtedness makes it likely that a plan will be adopted only by creditors having the status of finance companies, credit institutions and equivalent, as well as by all holders of a claim acquired from them or from a supplier of goods or services and, where applicable, bondholders, the debtor may request the commencement of safeguard proceedings, the effects of which are limited to these creditors. In such case, creditors that are not concerned by the procedure are therefore not affected by the plan. Such creditors will neither be subject to majority rules, nor to the rescheduling or cancellation of their debts.

The debtor will be prohibited from paying, to any creditor to whom the accelerated safeguard proceedings apply, any amounts (including interest) in respect of debts incurred (i) prior to the commencement of the proceedings or (ii) after the commencement of the proceedings if not incurred for the purposes of the proceedings or the observation period or in consideration of services rendered/goods delivered to the debtor (post-commencement non-privileged debts). Such amounts may be paid only after the judgment of the court approving the safeguard plan and in accordance with its terms. The other creditors’ debts will continue to be due and payable in the ordinary course of business according to their contractual or legal terms.

The regime applicable to standard safeguard proceedings in relation to the constitution of classes of affected parties is broadly applicable to accelerated safeguard proceedings (for example, affected parties will be consulted by way of a class-based consultation on a draft accelerated safeguard plan (projet de plan de sauvegarde accélérée) and affected parties may not prepare alternative draft plans as described above (see “—Class-based consultation”)), to the extent compatible with the accelerated timing, since the maximum duration of accelerated safeguard proceedings is four months (provided the court has decided to extend the initial two-month period).

However, certain provisions relating to ongoing contracts and to the recovery of assets by their owners do not apply in accelerated safeguard proceedings.

The plan in the context of accelerated safeguard proceedings is adopted following the same majority rules as in standard safeguard proceedings when classes of affected parties are set up and may notably provide for rescheduling, debt cancellation and conversion of debt into equity capital of the debtor (debt-for-equity swaps requiring relevant shareholder consent).

If a plan is not adopted by the affected parties and approved by the court within the applicable deadlines, the court shall terminate the proceedings. If the debtor then becomes insolvent, it must file for judicial reorganization (redressement judiciaire) or liquidation proceedings (liquidation judiciaire).

The list of claims (which shall also mention the subordination agreements communicated to the debtor by the creditors prior to the opening of the insolvency proceeding) of affected parties to the conciliation proceedings established by the debtor and certified by the statutory auditor or the chartered-accountant shall be deemed to constitute the filing of such claims for the purpose of accelerated safeguard proceedings, unless the affected parties otherwise elect to make such a filing (see “Status of creditors during safeguard, accelerated safeguard, judicial reorganization or judicial liquidation proceedings” below).

Court-administered proceedings—judicial reorganization or liquidation proceedings

Judicial reorganization (redressement judiciaire) or liquidation proceedings (liquidation judiciaire) may be initiated against (i.e., by the public prosecutor or by a creditor, whether secured or unsecured and regardless of the amount of its claims) or by a debtor only if it is insolvent and, with respect to liquidation proceedings only, if the debtor’s recovery is manifestly impossible. The debtor is required to petition for judicial reorganization or liquidation proceedings within 45 days of becoming insolvent if it does not file for conciliation proceedings. If it does not, de jure managers (including directors) and, as the case may be, de facto managers are exposed to civil liability.

Where the debtor requested the commencement of judicial reorganization proceedings and the court, after having heard the debtor, considers that judicial liquidation proceedings would be more appropriate, it may propose to the debtor the commencement of judicial liquidation proceedings. The same would apply if the debtor requested the commencement of judicial liquidation proceedings and the court considered that judicial reorganization proceedings would be more appropriate. In addition, at any time during the observation period, upon request of the debtor, the court-appointed administrator, the creditors’ representative (mandataire judiciaire), a controller, the public prosecutor or upon its own initiative, the court may convert reorganization proceedings into liquidation proceedings if it appears that the debtor’s recovery is manifestly impossible. In all cases, the court’s decision is only taken after having heard the debtor, the court-appointed administrator, the creditors’ representative, the controllers, the public prosecutor and the social and economic committee (if any).

The objectives of judicial reorganization proceedings are the sustainability of the business, the preservation of employment and the payment of creditors, in that order.

As soon as judicial reorganization or judicial liquidation proceedings are commenced, any unpaid amount of share capital of the debtor becomes immediately due and payable.

In the event of judicial reorganization proceedings, an administrator (administrateur judiciaire) is usually appointed by the court to investigate the business of the debtor during an observation period, which may last up to 18 months (instead of a maximum of 12 months under safeguard proceedings), and make proposals either for the reorganization of the debtor (by helping the debtor to elaborate a draft judicial reorganization plan, which is similar to a safeguard plan) or, unlike safeguard proceedings, if it appears that a reorganization plan is not possible, the sale of the business (which will occur through an open bid process organized by the administrator) or the liquidation of the debtor. The court-appointed administrator will assist the debtor in making management decisions (mission d’assistance) or may be empowered by the court to take over the management and control of the debtor (mission d’administration). Judicial reorganization proceedings broadly take place in a manner that is similar to safeguard proceedings, subject to certain specificities.

In particular, the rules relating to creditor consultation, especially the powers of the court adopting the judicial reorganization plan (plan de redressement) in the event of rejection by the creditors of proposals made to them, are similar, subject to certain exceptions including:

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if the debtor does not meet the required thresholds, the authorization to form classes of affected parties may also be requested from the supervisory judge by the court-appointed administrator, without the debtor’s approval (in addition to being requested by the debtor);

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any affected party may also prepare a reorganization draft plan which shall be submitted, together with the plan drafted by the debtor, to a vote of the classes of affected parties at the latest 15 days before the date of the vote;

•	if the draft reorganization plan or the plan provides for a change in the equity structure or share transfers, prior approval clauses (clauses d’agrément) are deemed null and void;

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if the classes of affected parties do not approve the reorganization plan, it may be approved (arrêté) by the court at the request of the debtor, the court-appointed administrator (with the debtor’s consent), or the court-appointed administrator with the approval of one affected party and be imposed on the classes that voted against the draft plan (the “Cross-Class Cram-Down”), where the plan meets the conditions of the Cross-Class Cram-Down mechanism;

•

if the reorganization plan is not adopted by the classes of affected parties or according to the Cross-Class Cram-Down mechanism, the ability to impose an alternative plan according to the classic individual consultation and impose payment terms by the court is possible (following individual consultation, the court can impose a term-out plan on dissenting creditors for up to ten years).

At any time during the observation period, the court can, at the request of the debtor, the appointed administrator, the creditors’ representative (mandataire judiciaire), the public prosecutor, or at its own initiative, order the partial stop of the activity (cessation partielle de l’activité) or order the liquidation of the debtor if its recovery is manifestly impossible. At the end of the observation period, the outcome of the proceedings is decided by the court.

In addition, Ordinance No. 2021-1193, dated September 15, 2021 modified, the judicial reorganization proceedings to provide for the new Post Money Lien (as defined and detailed above see “—Court-administered proceedings—safeguard”).

In judicial reorganization proceedings, in the framework of individual standard consultation, in case a shareholders’ meeting needs to vote to bring the shareholders’ equity to a level equal to at least one half of the share capital as required by Article L. 626-3 of the French Commercial Code, the court-appointed administrator may appoint a trustee (mandataire de justice) to convene a shareholders’ meeting and to vote the restoration of the shareholders’ equity up to the amount proposed by the court-appointed administrator on behalf of the shareholders that refuse to vote in favor of such a resolution if the draft restructuring plan provides for a modification of the equity to the benefit of a third party(ies) undertaking to comply with the reorganization plan.

If the proposed reorganization plans are manifestly not likely to ensure that the debtor will recover or if no reorganization plan is proposed, the court, upon the request of the court-appointed administrator, can order the total or partial transfer of the business in accordance with the process for a sale of the business described below.

In judicial reorganization proceedings if (i) the company has at least 150 employees, or if it controls (within the meaning of the French Labor Code) one or more companies having together at least 150 employees, (ii) the disappearance of the company is likely to cause serious harm to the national or regional economy and to local employment and (iii) the modification of the company’s share capital seems to be the only credible way to avoid harm to the national or regional economy and allows the continued operation of the business as a going concern, then at the request of the court-appointed administrator or of the public prosecutor (x) after the review of the options for a total or partial sale of the business and (y) if at least three months have elapsed as from the court decision commencing the proceedings, provided that the shareholders meetings required to approve the modification of the company’s share capital required for adoption of the reorganization plan have refused such modification, the insolvency court may either:

•

appoint a court officer (mandataire) in order to convene the shareholders meeting and vote the share capital increase in lieu of the shareholders having refused to do so, up to the amount provided for in the reorganization plan; or

•

order, in favor of the persons who have undertaken to perform the reorganization plan, the sale of all or part of the share capital held by the shareholders having refused the share capital modification and holding, directly or indirectly a portion of the share capital providing them with a majority of the voting rights (including as a result of an agreement with other shareholders) or a blocking minority in the company’s shareholders’ meetings, any consent clause being deemed unwritten; the other shareholders have the right to withdraw from the company and request that their shares be simultaneously purchased by the transferees.

In the event of a sale ordered by the court, the price of the shares shall, failing agreement between the parties, be set by an expert designated by the court in summary proceedings.

In either of the above cases, the reorganization plan shall be subject to the undertaking of the new shareholders to hold their shares for a certain time period set by the court which may not exceed the duration of the reorganization plan.

If the court decides to order the judicial liquidation of the debtor, the court will appoint a liquidator, which is generally the former creditors’ representative (mandataire judiciaire). There is no observation period in judicial liquidation proceedings, nor does the law limit their duration (except with respect to simplified judicial liquidation proceedings). The liquidator is vested with the power to perform the liquidation operations (mainly liquidate the assets and settle the liabilities to the extent the proceeds from the liquidated assets are sufficient, in accordance with the creditors’ priority order of payment). Managers are no longer in possession.

Concerning the liquidation of the assets of the debtor, there are two possible outcomes of such liquidation scenario, both of which are decided by the court without a vote of the creditors:

•

a sale of the business (cession d’entreprise) (in which case a court-appointed administrator (administrateur judiciaire) will usually be appointed to manage the debtor during a temporary period of continuation of the business operations ordered by the court (three months, renewable once) and organize such sale of the business as a going-concern via an asset sale, known as a “sale plan” (plan de cession)), any third party (as construed under French insolvency law) being entitled to present a bid on all or part of the debtor’s business;

•

as part of the bids submitted to the court, the third-party purchaser can cherry-pick assets (including the real estate assets, jobs, and contracts) without the liabilities pertaining to them (with exceptions). The price offered for the transferred assets (including the real estate assets) is usually at a significant discount compared to their in bonis market value. The court will tend to favor a credible sale plan, that ensures the sustainability of the business as a going concern, and the preservation of jobs, over the payment of creditors.

•

subject to certain exceptions, the court can judicially impose such a sale plan on creditors, including secured creditors and mortgagees as a general principle, the payment of the purchase price operating to release their security interests. By way of exception:

•

a purchaser is obliged to continue to pay the remaining instalments due to creditors having granted financing for the acquisition of assets, used as collateral for such creditors and included in the sale of the business plan, provided that such creditors have filed their claims. In this case, the debtor is released from the payment of these remaining installments;

•

the purchaser will be able to exercise the purchase option under a financial lease only if the outstanding amounts under such lease are repaid (but within the limit of the value of the leased asset as set by agreement between the parties or, failing such agreement, by the court); and

•

only those secured creditors benefitting from a retention right (which is the case for pledges over inventory or certain types of pledges over shares, but not mortgages over real estate assets for example) would be entitled to retain their security interest over the asset on which they have such right (and therefore in practice prevent its sale) until repaid in full of their claim so secured or unless reaching an agreement with the relevant parties.

Third-party purchasers may also submit combined bids in respect of all or part of the business of several debtors subject to insolvency proceedings, in particular when the key assets are located in different legal entities subject to insolvency proceedings. Again, the price offered for the transferred assets could be significantly less than their in bonis market value;

•	separate sales of the individual assets of the debtor, in which case the insolvency judge (liquidateur) may decide to:

•	launch auction sales (vente aux enchères (or adjudication amiable for real estate assets only));

•

sell on an amicable basis (vente de gré à gré) each asset for which spontaneous purchase offers have been received (the formal authorization of the supervisory judge being necessary to conclude the sale agreement with the bidder); or

•

request, under the supervision of the supervisory judge, all potential interested purchasers to bid on each asset, as the case may be, by way of a private competitive process whereby the bidders submit their offers only at the hearing without the proposed prices being disclosed before such hearing (procédure des plis cachetés). However, the possibility to implement such process is questioned by certain legal authors and case-law in this respect has varied.

If the court adopts a sale plan, it can set a time-period during which the assets that it deems to be essential to the continuation of the business of the debtor may not be sold without its consent.

The court will end the proceedings when (a) there are no remaining due liabilities and the liquidator has sufficient funds to pay off the creditors (extinction du passif), or (b) the continuation of the liquidation process becomes impossible due to insufficiency of assets (insuffisance d’actif).

The court may also terminate the proceedings when the interest of the continuation of the liquidation process is disproportionate compared to the difficulty of selling the assets or in the event where there are insufficient funds to pay off the creditors, by appointing a mandataire in charge of continuing ongoing lawsuits and allocating the amounts received from these lawsuits between the remaining creditors.

Law n°2021-689 May 31, 2021 has introduced a new insolvent procedure available until June 2, 2023, which is called “procédure de traitement de sortie de crise” and can be summarized as an accelerated and simplified judicial reorganization proceedings for small undertaking, i.e. undertakings that have less than 20 employees and whose reported liability amount excluding equity is lower than 3 million euros. As a result, its regime will not be discussed further herein.

The hardening period (période suspecte) in judicial reorganization and liquidation proceedings

The date of insolvency (cessation des paiements) of a debtor is deemed to be the date of the court order commencing proceedings, unless, in this decision or a subsequent one, the court sets an earlier date, which may be no earlier than 18 months before the date of such court order. Also, except in the case of fraud, the date of insolvency may not be set at a date earlier than the date of the final court decision that approved an agreement (homologation) in the context of conciliation proceedings. The date of insolvency is important because it marks the beginning of the hardening period (période suspecte), being the period from the date of insolvency of the debtor to the court decision commencing the judicial reorganization or liquidation proceedings affecting it.

Certain transactions entered into during the hardening period are automatically void by the court (the court must declare these transactions void on petition by the administrator, the insolvency judge, or the public prosecutor) or voidable by the court (subject to the court’s discretionary decision on petition by the administrator, the insolvency judge, or the public prosecutor).

•

Automatically void transactions include transactions or payments entered into during the hardening period that may constitute voluntary preferences for the benefit of some creditors to the detriment of other creditors. These include transfers of assets for no consideration or for a nominal consideration, contracts under which the obligations of the debtor significantly exceed the reciprocal obligations of the other party, payments of debts not due at the time of payment, payments of debts that are due not made in cash, wire transfer, remittance of negotiable instruments, Dailly assignment of receivables or any other means commonly used in the ordinary course of business, deposits of cash or monetary instruments ordered by a court decision that has not yet become final to serve as bond or as a precautionary measure in accordance with Article 2350 of the French Civil Code (Code civil), contractual security interest or contractual rights of retention constituted on the debtor’s assets or rights guaranteeing debts having previously incurred (unless they replace a security interest having at least the same nature and perimeter and with the exception of the Dailly assignment of a claim provided for in Articles L. 313-23 et seq. of the French Monetary and Financial Code, made in performance of a framework agreement concluded prior to the date of cessation of payments), for debts having previously incurred, provisional attachment or seizure measures (mesures conservatoires) (unless the attachment or seizure predates the date of insolvency), any grant, exercise, or resale relating to stock options made under Article L. 225-177 et seq. of the French Commercial Code, the transfer of any assets or rights to a trust arrangement (fiducie) (unless such transfer is made as security for a debt simultaneously incurred), any amendment to a trust arrangement (fiducie) that affects assets or rights already transferred in the trust as security for debt incurred prior to such amendment, and notarized declarations of exemption of assets from seizure (déclaration d’insaisissabilité) pursuant to Article L. 526-1 of the French Commercial Code.

•

Transactions that are voidable by the court include payments made on debts that are due, transactions for consideration, administrative seizure measures, notices of attachments made to third parties (avis à tiers détenteur), seizures (saisie attribution) and oppositions made during the hardening period, in each case if the court determines that the party dealing with the debtor knew that the debtor was insolvent at the relevant time. Transactions relating to the transfer of assets for no consideration and notarized declarations of exemption of assets from seizure (déclaration d’insaisissabilité) pursuant to Article L. 526-1 of the French Commercial Code are also voidable when entered into during the six-month period prior to the beginning of the hardening period. Unlike automatically void transactions, which must be set aside by the court if so requested, the court has discretion to decide whether or not it is appropriate to set aside transactions that are only “voidable.” In addition, pursuant Article L. 632-1 of the French Commercial Code, the court may declare null and void any acts transferring the ownership of asset without any consideration entered into within six months prior to the date of insolvency (date de cessation des paiements).

Third party rights, including bona fide third parties, can be affected by those voidance provisions.

There is no hardening period prior to successful safeguard or accelerated safeguard proceedings.

Status of creditors during safeguard, accelerated safeguard, judicial reorganization or judicial liquidation proceedings

Contractual provisions pursuant to which the commencement of the proceedings triggers the acceleration of the debt or the termination or cancellation of an ongoing contract are not enforceable against the debtor. Nor are “contractual provisions modifying the conditions of continuation of an ongoing contract, diminishing the rights or increasing the obligations of the debtor solely upon the opening of judicial reorganization proceedings” (in accordance with a decision of the French Supreme Court (Cour de cassation) dated January 14, 2014, No. 12-22.909 regarding a judicial reorganization proceedings and in accordance with a decision of the French Supreme Court dated February 22, 2017, No 15-15.942 regarding a safeguard proceedings, which case law may be extended to accelerated safeguard proceedings). The court-appointed administrator can, conversely, require that other parties to a contract continue to perform their obligations even though the debtor may have been in default, but on the condition that the debtor fully performs its post-commencement contractual obligations (and provided that, in the case of reorganization or liquidation proceedings, absent consent to other terms of payment, the debtor pays cash on delivery). The commencement of liquidation proceedings, however, automatically accelerates the maturity of all of a debtor’s obligations unless the court orders the continued operation of the business with a view to the adoption of a “plan for the sale of the business” (plan de cession) (which it may do for a period of three months, renewable once), in which case the acceleration of the obligations will only occur on the date of the court decision adopting the “plan for the sale of the business” or on the date on which the continued operation of the business ends.

As from the court decision commencing the proceedings:

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accrual of interest is suspended, except in respect of loans for a term of at least one year, or of contracts providing for a payment which is deferred by at least one year (however, accrued interest can no longer be compounded);

•

the debtor is prohibited from paying debts incurred prior to the date of the court decision commencing the proceedings, subject to specified exceptions (which essentially cover the set-off of related (connexes) debts and payments authorized by the supervisory judge (juge-commissaire) to recover assets (whether they be pledged, retained by a creditor based on a retention right or constitute collateral in a security trust estate (patrimoine fiduciaire)) required by the continued operation of the business or to pay a carrier requesting payment directly from the debtor);

•

the debtor is prohibited from paying debts having arisen after the commencement of the proceedings unless they were incurred for the purposes of the proceedings or of the observation period or in consideration of services rendered/goods provided to the debtor, security interests can be granted as regards such debts the payment of which is not prohibited, subject to prior authorization by the supervisory judge;

•

debts duly arising after the commencement of the proceedings and that were incurred for the purposes of the proceedings or of the observation period, or in consideration of services rendered/goods provided to the debtor during this period, must be paid as and when they fall due and, if not, will be given priority over debts incurred prior to the commencement of the proceedings (with certain limited exceptions, such as claims secured by a New Money Lien or a Post Money Lien), provided that they are duly brought to the attention of the judicial administrator or, failing one, the creditors’ representative (mandataire judiciaire), or, should they both have ceased to be in office, the plan commissioner (commissaire à l’exécution du plan) or the judicial liquidator within one year of the end of the observation period;

•

creditors (or beneficiaries of a security interest over tangible asset granted by a third-party to secure the debt of the debtor) may not initiate or pursue any individual legal action against the debtor or against a guarantor of the debtor where such guarantor is a natural person with respect to any claim arising prior to the court decision commencing the proceedings in the framework of a safeguard, an accelerated safeguard or a reorganization proceedings, if the objective of such legal action is:

•

to obtain an order for payment of a sum of money by the debtor to the creditor (however, the creditor may require that a court determine the amount due in order to file a proof of claim, as described below);

•	to terminate a contract for non-payment of pre-opening amounts owed to the creditor; or

•

to enforce the creditor’s rights against any assets of the debtor, including if such assets secure third party debt, except (i) in judicial liquidation proceedings, by way of the applicable specific process for judicial foreclosure (attribution judiciaire) of the pledged assets or (ii) where such asset—whether tangible or intangible, movable or immovable—is located in another EU Member State within the European Union, in which case the rights in rem of creditors thereon would not be affected by the insolvency proceedings commenced in France, in accordance with the terms of Article 8 of the EU Insolvency Regulation (provided no secondary proceedings are commenced in such EU Member State). Similarly, the rights of a creditor on the debtor’s assets located outside France and the EU would only be affected by the French insolvency proceedings if they were to be recognized by the local courts where the assets at stake are located (unless provided otherwise in a treaty to which France is a party).

•

any increase to the base of a contractual security interest or a contractual retention right: (by any means whatsoever, by adding or supplementing assets or rights, in particular by registration of securities or proceeds supplementing the securities registered in a pledged securities account) is prohibited; any contrary provision, in particular relating to the transfer of future assets or rights of the debtor not yet in existence on the date of the judgment commencing the proceedings, will be held unenforceable as from the date of commencement of the proceedings; by exception, the increase in the base of a contractual security interest may however validly result from an assignment of professional receivables (Dailly assignment) pursuant to a master agreement entered into before commencement of the proceedings or from other specific contrary provisions of the French Commercial Code regarding restructuring and insolvency, the French Monetary and Financial Code (Code monétaire et financier) or the French Insurance Code (Code des assurances); and

•

in the context of reorganization or liquidation proceedings only, absent consent to other terms of payment, immediate cash payment for services rendered pursuant to an ongoing contract (contrats en cours), will be required.

A natural person that is the guarantor of the debtor may avail itself of the provisions of a safeguard plan (plan de sauvegarde) or a judicial reorganization plan (plan de redressement).

In accelerated safeguard proceedings, the above rules only apply to the creditors that fall within the scope of the proceedings. Debts owed to creditors that are not within the scope of the proceedings continue to be payable in the ordinary course of business.

As a general rule, creditors domiciled in metropolitan France whose claims and securities arose prior to the commencement of proceedings must file a proof of claim with the court-appointed creditors’ representative within two months of the publication of the court decision in an official gazette (Bulletin officiel des annonces civiles et commerciales) (by exception, the deadline starts upon receipt of an individual notification for those creditors whose claim arose out of a published contract or who benefit from a published security interest); this period is extended to four months for creditors domiciled outside metropolitan France.

Creditors must also file a claim for the post-commencement non-privileged debts, with respect to which the two- or four-month period referred to above starts to run as from their maturity date. Creditors whose claims or securities have not been submitted during the relevant period, or claims that are not deemed filed with the creditors’ representative, are, except for limited exceptions, barred from receiving distributions made in connection with the proceedings. Employees are not subject to such limitations and are preferred creditors under French law.

In addition, the holder of a security interest in rem granted by the debtor to secure the debt of a third party must also file a statement of claim with the creditors representative under the same conditions.

At the beginning of the proceedings, the debtor must provide the court-appointed administrator and the creditors’ representative with the list of all its creditors and all of their claims. Where the debtor has informed the creditors’ representative of the existence of a claim, the claim as reported by the debtor is deemed to be a filing of the claim with the creditors’ representative on behalf of the creditor. Creditors are allowed to ratify or amend a proof of claim so made on their behalf until the supervisory judge (juge-commissaire) rules on the admissibility of the claim. They may also file their own proof of claim within the deadlines described above.

In accelerated safeguard proceedings, however the debtor draws a list of the claims of its creditors having taken part in the conciliation proceedings, which is certified by its statutory auditors (failing which, its chartered certified accountant). Although such creditors may file proofs of claim as part of the regular process, they may also avail themselves of this simplified alternative and merely adjust if necessary the amounts of their claims as set forth in the list prepared by the debtor (within the above two or four months’ time limit). Creditors that did not take part in the conciliation proceedings would have to file their proofs of claim within the aforementioned deadlines.

If the court adopts a safeguard plan, accelerated safeguard plan or reorganization plan, claims of creditors included in the plan will be paid according to the terms of the plan.

If the court adopts a plan for the sale of the business (plan de cession) of the debtor whether partial (within the frame of safeguard, reorganization or liquidation proceedings) or total (within the frame of reorganization or liquidation proceedings), the proceeds of the sale will be allocated towards the repayment of its creditors according to the ranking of the claims. If the court decides to order the judicial liquidation of the debtor, the court will appoint a liquidator (usually the former creditor’s representative) in charge of selling the assets of the debtor and settling its debts in accordance with their ranking.

French insolvency legislation assigns priority to the payment of certain preferred creditors, including employees, post-commencement legal costs (essentially, court official fees), creditors who benefit from a New Money Lien or a Post Money Lien, post-commencement privileged creditors and the French State (taxes and social charges). In the event of judicial liquidation proceedings only, certain pre-commencement secured creditors whose claim is secured by real estate are paid prior to post-commencement privileged creditors. This order of priority does not apply to all creditors, for example it does not apply to creditors benefiting from a retention right over assets with respect to their claim related to such asset.

Creditors’ liability

Pursuant to Article L. 650-1 of the French Commercial Code (as interpreted by case law), where safeguard, judicial reorganization or judicial liquidation proceedings have been commenced, creditors may only be held liable for the losses suffered as a result of facilities granted to the debtor on the following grounds (and may only be held liable on those grounds) provided that such grant was itself wrongful and if the relevant creditor (i) committed a fraud, or (ii) wrongfully interfered (immixtion) with the management of the debtor or (iii) obtained security or guarantees taken to support the facilities being disproportionate to such facilities. In addition, any security or guarantees taken to support facilities in respect of which a creditor is found liable on any of these grounds can be cancelled or reduced by the court.

If a creditor has repeatedly interfered in the company’s management, it can be deemed a de facto manager of such company. In such case, Article L. 651-2 of the French Commercial Code provides that, if liquidation proceedings have been commenced against the debtor, such creditor being deemed de facto manager may be liable bearing the excess of liabilities over the company’s assets, along with the other managers (whether de jure or de facto), as the case may be, if it is established that their mismanagement has contributed to the company’s shortfall of assets. If such conditions are met, French courts will decide whether the managers should bear all or part of the shortfall amount. However, the liabilities of the company shall not be borne by the managers in case of “simple negligence” (simple negligence).

Rights in the Collateral may be adversely affected by the failure to perfect security interests in the Collateral

Under French law, a security interest in certain assets can only be properly perfected, and its priority retained, through certain actions undertaken by the secured party and/or the grantor of the security. The liens on the Collateral securing the New Notes may not be perfected with respect to the claims of the New Notes if we, or the Notes Collateral Agent, fail or are unable to take the actions required to perfect any of these liens. Furthermore, it should be noted that neither the Trustee nor the Notes Collateral Agent shall have any obligation to take any steps or action to perfect any of these liens. In particular, pledges over the securities of French subsidiaries in the form of a stock company (société par actions) that are governed by French law consist of pledges over a securities account (nantissement de compte de titres financiers) in which the relevant securities are registered. The securities account pledges will be validly established after execution of a statement of pledge (déclaration de nantissement de compte titres financiers) by each security provider in favor of the Notes Collateral Agent. Each statement of pledge will have to be registered in the relevant shareholder’s account (compte d’actionnaire) and shares registry (registre de mouvement de titres) of a French guarantor. In France, no lien searches are available for security interests which are not publicly registered (such as pledges over securities account), with the result that no assurance can be given on the priority of a security interest if it is not publicly registered.

Limitations on enforcement of security interests and cash amount (“soulte”)

Security interests governed by French law may only secure a creditor up to the secured amount that is due and unpaid to it. Under French law, pledges over securities (whether in the form of a pledge over securities account or in the form of a pledge over shareholding interests (parts sociales)) may generally be enforced at the option of the secured creditors either (i) by way of a sale of the pledged securities in a public auction (the proceeds of the sale being paid to the secured creditors) or (ii) by way of judicial foreclosure (attribution judiciaire) or contractual foreclosure (pacte commissoire) of the pledged securities to the secured creditors, following which the secured creditors become the legal owner of the pledged securities. If the secured creditors choose to enforce by way of foreclosure (whether a judicial foreclosure or contractual foreclosure), the secured liabilities would be deemed extinguished up to the value of the foreclosed securities. Such value is determined either by the court-appointed expert in the context of a judicial attribution or by a pre-contractually agreed or judicially-appointed expert in the context of a contractual foreclosure. If the value of the Collateral exceeds the amount of secured debt, the secured creditor may be required to pay the pledgor a cash amount (soulte) equal to the difference between the value of the securities as so determined and the amount of the secured debt. This is true regardless of the actual amount of proceeds ultimately received by the secured creditor from a subsequent on-sale of the Collateral.

If the value of such securities is less than the amount of the secured debt, the relevant amount owed to the relevant creditors will be reduced by an amount equal to the value of such securities, and the remaining amount owed to such creditors will be unsecured in that respect.

An enforcement of the pledged securities could be undertaken through a public auction in accordance with applicable law. If enforcement is implemented through a public auction procedure, it is possible that the sale price received in any such auction might not reflect the value of the securities since the latter will not be sold pursuant to a competitive bid process and/or a private sale organized by an investment bank and controlled by the vendor on the basis of a value determined pursuant to the methods usually used for the purpose of the acquisition of companies or groups of companies.

Approval of the French regulatory authorities in order to allow the Notes Collateral Agent to enforce the pledges over the shares of a French entity

In addition, it should be noted that foreign investments in companies or businesses which operate in certain sectors (notably where their activities relate to equipment, products or services which are critical to the interests of France in terms of public order, public safety or national security, in particular in the areas of energy and water supply, public health, public transport and electronic communication) may require the prior authorization of the French authorities. This requirement may interfere with the enforcement of the Collateral consisting of shares or a business. Where any of the sectors specified by law or regulations are involved, the following shall constitute foreign investments which are subject to the prior authorization procedure:

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a transaction as a result of which a non-EU/EEA investor (i) acquires the control (within the meaning of Article L. 233-3 of the French Commercial Code), (ii) acquires all or part of a business (branche d’activité) or (iii) crosses the threshold of 33.33 percent of the share capital or voting rights, in each case of a company whose registered office is located in France;

•

a transaction as a result of which an EU/EEA investor (i) acquires the control (within the meaning of Article L. 233-3 of the French Commercial Code) or (ii) acquires all or part of a business, in either case of a company whose registered office is located in France; and

•	a transaction as a result of which a French investor under non-French control acquires all or part of a business of a company whose registered office is located in France.

When a foreign investment is subject to the authorization of the French authorities as above, the transaction cannot be completed prior to authorization. The foreign investor must submit a formal application for prior authorization to the French authorities which must render a decision within 30 business days of receipt of the application (failing which authorization shall not be deemed to have been granted). The decision can grant or not the authorization or condition its obtainment to further examination (examen complémentaire) by the French authorities.

In the event of further examination (examen complémentaire) the French authorities must render a decision within 45 business days of receipt of the decision conditioning the obtainment of the authorization to further examination (examen complémentaire) (failing which authorization shall be deemed not to have been granted).

We can provide no assurance that the approval of the French authorities would not be required in order to allow the Notes Collateral Agent (acting at the direction of the Notes Trustee) to enforce the pledge over the shares of the French guarantor or that such approval, if required, would be granted.

In addition to these limitations, specific insolvency-related limitations may prevent the enforcement of security interests in the context of court-assisted or court-administered proceedings.

Constitution of Collateral

The security interests in the Collateral that will secure the obligations of the Issuer under the New Notes and the obligations of the Guarantors under the guarantees will not be granted directly to the holders of the New Notes but will be granted in favor of the Notes Collateral Agent. The New Notes Indenture will provide, and the Intercreditor Agreements provide, that only the Notes Collateral Agent (acting at the direction of the Notes Trustee) have the right to enforce the security documents. As a consequence, holders of the New Notes will not have direct security interests and will not be entitled to take enforcement action in respect of the Collateral securing the New Notes, except through the Notes Trustee under the New Notes Indenture, who will (subject to the provisions of the New Notes Indenture) provide instructions to the Notes Collateral Agent for the Collateral.

The beneficial holders of interests in the New Notes from time to time will not be parties to the security documents. Under French law, the pledgee of a French law security interest and the creditor of the claim secured by such security interest are required to be the same person. Such security interest cannot be held on behalf of third parties who do not hold the secured claim, unless they act as agent (mandataire) under Article 1984 et. seq. of the French Civil Code, as fiduciary (fiduciaire) under Article 2011 of the French Civil Code or as collateral agent (agent des sûretés) under Article 2488-6 et. seq. of the French Civil Code.

The pledges governed by French law may be granted in favor of the Notes Collateral Agent acting as collateral agent (agent des sûretés) under Article 2488-6 et. seq. of the French Civil Code.

Notes Collateral Agent

Articles 2488-6 to 2488-12 of the French Civil Code allow for the creation of security interests and personal guarantees for the benefit of a collateral agent, who will hold any rights or assets acquired during the performances of its duties in a separate estate (which shall be separate from its own estate) and act in its name on behalf of the secured parties in such capacity. By the creation of a separate estate, the rights of secured creditors under security interests and personal guarantees will be ring-fenced if the Notes Collateral Agent is the subject of insolvency proceedings (except in cases of fraud or in cases of the exercise of a right of pursuit (droit de suite) of a creditor). The Notes Collateral Agent will remain liable for its misconduct (faute) in the performance of its duties. The Notes Collateral Agent (acting at the direction of the Notes Trustee) may take all legal actions to protect the secured creditor’s interests and file a proof of claim (déclaration de créance) on behalf of one or several creditors in a debtor’s insolvency proceeding. The Notes Collateral Agent has been appointed pursuant to, and its duties, the duration of its duties and its powers are set out in, the New Notes Indenture.

Fraudulent conveyance

French law contains specific “action paulienne” provisions dealing with fraudulent conveyance both in and outside insolvency proceedings. The action paulienne offers creditors protection against a decrease in their means of recovery. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which such debtor guarantees the performance of the obligations of a third party or agrees to provide or provides security for any of such debtor’s or a third party’s obligations, enters into additional agreements benefiting from existing security or any other legal act having a similar effect) can be challenged in, or outside of, the context of (i) insolvency proceedings of the relevant debtor, by the creditors’ representative (mandataire judiciaire) or the court-appointed commissioner in charge of overseeing the implementation of the safeguard or reorganization plan (commissaire à l’exécution du plan), or (ii) by any of the creditors of the relevant debtor outside the insolvency proceedings or any creditor who was prejudiced in its means of recovery as a consequence of the act in or outside insolvency proceedings. Any such legal act may be declared unenforceable against all the creditors of the relevant debtor (if the claim was lodged by the creditors’ representative (mandataire judiciaire) or the court-appointed commissioner in charge of overseeing the implementation of the safeguard or reorganization plan (commissaire à l’exécution du plan)) or the concerned creditor (if the claim was lodged by such creditor) if: (i) the debtor performed such act without an obligation to do so, (ii) the relevant creditor or (in the case of a claim lodged by the creditors’ representative (mandataire judiciaire) or the court-appointed commissioner in charge of overseeing the implementation of the safeguard or reorganization plan (commissaire à l’exécution du plan)) any creditor was prejudiced in its means of recovery as a consequence of the act and (iii) at the time the legal act was performed, both the debtor and the counterparty to the transaction knew or should have known that one or more of such debtor’s creditors (existing or future) would be prejudiced in their means of recovery (where the legal act was entered into for no consideration (à titre gratuit), no such knowledge of the counterparty is necessary). If a court found that the issuance of the New Notes or the grant of the security interests in the Collateral involved a fraudulent conveyance that did not qualify for any defense under applicable law, then the issuance of the New Notes or the granting of the security interests in the Collateral could be (i) declared unenforceable against all the creditors if the claim was lodged by the creditors’ representative (mandataire judiciaire) or the court-appointed commissioner in charge of overseeing the implementation of the safeguard or reorganization plan (commissaire à l’exécution du plan) or (ii) declared unenforceable against the creditor who lodged the claim in relation to the relevant act. As a result of such successful challenges, holders of the New Notes may not enjoy the benefit of the New Notes or the security interests in the Collateral and the value of any consideration that holders of the New Notes received with respect to the New Notes, the security interests in the Collateral could also be subject to recovery from the holders of the New Notes and, possibly, from subsequent transferees. In addition, under such circumstances, holders of the New Notes might be held liable for any damages incurred by prejudiced creditors of the Issuer or the Guarantors as a result of the fraudulent conveyance.

Recognition of intercreditor arrangements by French courts

The only provisions under French law which explicitly govern validity or enforceability of the obligations of an agreement such as an intercreditor agreement, are Articles L. 626-30 and L. 628-7 of the French Commercial Code pursuant to which, in the context of safeguard or judicial reorganization proceedings, the court-appointed administrator, while constituting the classes shall comply with the provisions of subordination agreements between creditors that were entered into prior to the commencement of the safeguard, accelerated safeguard or judicial reorganization proceedings, provided that such subordination agreements have been brought to his attention within the required deadline. As a consequence, except to the extent referred to above (which, as at the date of this prospectus, has received no judicial interpretation), we cannot rule out that a French court would not give effect to certain provisions of an intercreditor agreement.

Priority of a pledge over a securities account

A pledge over the shares of a stock company (société par actions) governed by French law is a pledge over the relevant securities account (nantissement de compte de titres financiers) in which the shares of such company which are held by the grantor are credited. In France, no lien searches are available for security interests which are not registered, such as pledges over securities accounts (nantissements de comptes de titres financiers). As a result, no assurance can be given on the priority of a pledge over a securities account in which the shares of such a company are credited.

Priority of a pledge over the bank accounts and receivables

The pledges over the bank accounts and receivables are governed by French law. In France, no lien searches are available for security interests, which are not registered, such as pledges over bank accounts and receivables. As a result, no assurance can be given on the priority of the pledges over the relevant bank accounts or receivables of a debtor.

Assumption as to the enforceability of lower-ranking pledges over the bank accounts

By way of background, a pledge over bank accounts is a variant of a pledge over receivables. Since the reform of security law introduced by Ordinance No. 2021-1192 of September 15, 2021, which entered into effect on January 1st, 2022, French law recognizes that a grantor of a pledge over present or future receivables could grant lower ranking pledges over those receivables. This structure has not been tested before the French courts and no assurance can be given on its concrete application.

Limitations on guarantees

The liabilities and obligations of a French guarantor are subject to:

•

certain exceptions, including to the extent of any obligations which, if incurred, would constitute prohibited financial assistance within the meaning of Article L. 225-216 of the French Commercial Code or infringement of the provisions of Articles L. 241-3, L. 242-6 or L. 244-1 of the French Commercial Code or any other law or regulations having the same effect, as interpreted by French courts; and

•	French corporate benefit rules.

French law requires that, when a French company grants a guarantee of third-party obligations, the guarantee must be in the corporate purposes and in the corporate interests of the guarantor company.

Under French financial assistance rules, a company incorporated as a société anonyme or a société par actions simplifiée is prohibited from guaranteeing indebtedness of another company that is used, directly or indirectly, for the purpose of its acquisition.

Under French corporate benefit rules, a guarantor must receive an actual and adequate benefit from the transaction involving the granting by it of the guarantee, taken as a whole. A court could declare any guarantee unenforceable and, if payment had already been made under the relevant guarantee, require that the recipient return the payment to the relevant guarantor, if the court found that these criteria were not fulfilled. Existence of corporate benefit is a factual matter which must be determined on a case-by-case basis. French case law has recognized that certain intragroup transactions (including upstream guarantees), can be in the corporate interest of the guarantor, in particular where the four following criteria are fulfilled:

•

the existence of a genuine group of companies operating under a common strategy working towards a common objective and the guarantee and the transaction to which it relates must be entered into in the common economic intent of the group as a whole and the liability under the guarantee should be commensurate of such group benefit;

•	the risk assumed by a French guarantor must be proportionate to the benefit;

•

the French guarantor must receive an actual and adequate benefit, consideration or advantage from the transaction involving the granting by it of the guarantee which is commensurate to such group benefit; and

•	the obligations of the French guarantor under the guarantee must not exceed its financial capability.

The existence of a real and adequate benefit to the guarantor and whether the amounts guaranteed are commensurate with the benefit received are matters of fact as to which French case law provides no clear guidance.

Accordingly, the aggregate obligations and liabilities of a French guarantor under its guarantee for any credit facility, for its obligation and the obligation of any issuer of notes, and the amounts recoverable thereunder will be limited, at any time, to an amount equal to the aggregate of all amounts borrowed directly (as borrower under the credit facility or issuer of notes, as the case may be) or indirectly under On-Lending Facilities (as defined below) by that French guarantor and/or any of its subsidiaries under intercompany loans or similar arrangements and outstanding from time to time (the “Maximum Guaranteed Amount”); it being specified that any payment made by such French guarantor under its guarantee under any credit facility or any notes in respect of the obligations of any other obligor shall reduce pro tanto the outstanding amount of the intercompany loans (if any) due by such French guarantor or its subsidiaries under the intercompany loan arrangements referred to above under such On-Lending Facilities.

For the avoidance of doubt, any payment made by a French guarantor under the On-Lending Facilities shall reduce the Maximum Guaranteed Amount.

By virtue of this limitation, a French guarantor’s obligation under the guarantees could be significantly less than amounts payable with respect to the credit facility or notes, or a French guarantor may have effectively no obligation under its guarantees.

“On-Lending Facilities” means, in respect of a French guarantor, the loans made available to such French guarantor and/or its subsidiaries as borrowers (including all interest, commissions, costs, fees, expenses and other sums accruing or payable in connection with such amount) to the extent that such loans are financed by way of amounts which are made available to such French guarantor and/or its subsidiaries by a borrower under the credit facility with the proceeds of the credit facility and/or by an issuer of notes with the proceeds of the notes, and on-lent (either directly or through one or more other subsidiaries of the borrower of the credit facilities and/or of the issuer of the notes) to, or used to refinance any indebtedness previously on-lent directly or indirectly to, such French guarantor and/or its subsidiaries.

Germany

Insolvency

Certain of the Guarantors are organized under the laws of Germany, have their registered offices in Germany and, except for shareholding interests in certain subsidiaries, substantially all of their assets are located in Germany. In the event of an insolvency of a Guarantor organized under the laws of Germany and/or having its “centre of main interests” in Germany at the time the petition for the opening of insolvency proceedings (Insolvenzeröffnungsantrag) is filed, any main insolvency proceedings would most likely be initiated in Germany. Such proceedings would then be governed by German law. Under certain circumstances, insolvency proceedings may also be opened in Germany in accordance with German law over the assets of companies that are not established under German law (for example, if the centre of main interests of such company is within Germany) or, vice versa, insolvency over a Guarantor may be opened in other jurisdictions.

The insolvency laws of Germany and, in particular, the provisions of the German Insolvency Code (Insolvenzordnung) may not be as favorable to your interests as creditors than the insolvency laws of the United States, the Netherlands or any other jurisdiction which you may be familiar with, including in respect of priority of creditors, the ability to obtain post-petition interest as well as in certain circumstances priority recovery for secured creditors and the duration of the insolvency proceedings, and thus may limit your ability to recover payments due on the New Notes to an extent exceeding the limitations arising and other insolvency laws.

The following is a brief description of certain aspects of the insolvency laws of Germany:

Under German insolvency law, there is no group insolvency concept, which generally means that, despite the economic ties between various entities within one group of companies, there will be one separate insolvency proceeding for each of the entities if and to the extent there exists an insolvency reason on the part of the relevant entity. Each of these insolvency proceedings will be legally independent from all other insolvency proceedings (if any) within the group. In particular, there is no consolidation of assets and liabilities of a group of companies in the event of insolvency and no pooling of claims among the respective entities of a group. The German legislator adopted an act to facilitate the handling of group insolvencies (Gesetz zur Erleichterung der Bewältigung von Konzerninsolvenzen) which entered into force on April 21, 2018. However, this act mainly provides for coordination of and cooperation between insolvency proceedings of group companies. The act does not provide for a consolidation of the insolvency proceedings of the insolvent group companies, or a consolidation of the assets and liabilities of a group of companies or pooling of claims amongst the respective entities of a group, but rather stipulates four key amendments of the German Insolvency Code in order to facilitate an efficient administration of group insolvencies: (i) a single court may be competent for each group entity insolvency proceeding; (ii) the appointment of a single person as insolvency administrator for all group companies is facilitated; (iii) certain coordination obligations are imposed on insolvency courts, insolvency administrators and creditors’ committees; and (iv) certain parties may apply for “coordination proceedings” (Koordinationsverfahren) and the appointment of a “coordination insolvency administrator” (Koordinationsverwalter) with the ability to propose a “coordination plan” (Koordinationsplan).

Under German insolvency law, insolvency proceedings are not initiated by the competent insolvency court ex officio, but require that the debtor or a creditor files a petition for the opening of insolvency proceedings. Insolvency proceedings can be initiated either by the debtor or by a creditor in the event of over-indebtedness (Überschuldung) of the debtor or in the event of its illiquidity (Zahlungsunfähigkeit), generally meaning that the debtor is unable to pay its debts as and when they fall due. As a guideline, the debtor is deemed illiquid if it is unable to pay 10% or more of its due and payable liabilities during the subsequent three weeks, unless it is virtually certain that the company can close the liquidity gap shortly thereafter (demnächst) and it can be deemed acceptable to the creditor to continue to wait for the payments owed by such debtor. According to the relevant provision of the German Insolvency Code (Insolvenzordnung), a debtor is over-indebted when its liabilities exceed the value of its assets (based on their liquidation values), unless a continuation of the debtor’s business as a going concern is predominantly likely (überwiegend wahrscheinlich) for a prognosis period covering the next four months (positive Fortführungsprognose). If a limited liability company (Gesellschaft mit beschränkter Haftung) or any other company not having an individual as personally liable shareholder or partner finds itself in a situation of illiquidity and/or over-indebtedness, the managing director(s) or board of such company and, in certain circumstances, its shareholders, or members of the supervisory board are obligated to file for insolvency without undue delay but not later than three weeks after such illiquidity and/or eight weeks after such over-indebtedness occurred. Non-compliance with these obligations exposes management to both severe damages claims as well as sanctions under criminal law. Only the debtor, but not the creditors, can file for the opening of insolvency proceedings in the event of imminent illiquidity (drohende Zahlungsunfähigkeit), if there is the imminent risk of the company being unable to pay its debts as and when they fall due at some point in time within a prognosis period of usually 24 months, whereas imminent illiquidity (drohende Zahlungsunfähigkeit) does not give rise to an obligation for the management of the debtor to file for insolvency proceedings.

By temporarily modifying the above rules, the German federal government has, in the context of rising energy and raw material prices, just recently passed the Act regarding the Mitigation of Consequences of a Crisis under Restructuring and Insolvency Laws (Sanierungs- und insolvenzrechtliches Krisenfolgenabmilderungsgesetz – “SanInsKG”), which temporarily amends certain provisions of the German Insolvency Code (Insolvenzordnung). Effective November 9, 2022 and currently limited in time until the lapse of December 31, 2023, the SanInsKG has, in particular, (i) reduced the above mentioned prognosis period regarding the likelihood of debtor’s business continuing as a going concern for the purpose of assessing over-indebtedness (Überschuldung), allowing companies to avoid the obligation to file for insolvency for over-indebtedness

(Überschuldung) if their ability to continue as a going concern is predominantly likely (überwiegend wahrscheinlich) for at least four months (instead of the twelve month period) and (ii) increased the maximum period for filing for insolvency due to over-indebtedness (Überschuldung) from six weeks to eight weeks.

A company may also file for preliminary “debtor-in-possession” proceedings (vorläufige Eigenverwaltung), if, in general, the company has developed a comprehensive and conclusive turn-around plan (Eigenverwaltungsplanung) to be implemented by way of debtor-in-possession proceedings and the insolvency court is not aware of any circumstances that indicate that key aspects of the filed turn-around plan are based on incorrect assumptions. If a company faces imminent illiquidity (drohende Zahlungsunfähigkeit) and/or is over-indebted (überschuldet), but not illiquid (zahlungsunfähig), it may also file for preliminary “debtor-in-possession” protective shield proceedings (Schutzschirmverfahren) unless—from a third party perspective—there is no reasonable chance for a successful restructuring. Upon such filing by the debtor, the court will appoint a preliminary trustee (vorläufiger Sachwalter) and prohibit enforcement measures (other than with respect to immovable assets). It may also implement other preliminary measures to protect the debtor from creditor enforcement actions for up to three months. During that period, the debtor shall prepare an insolvency plan which ideally shall be implemented in formal “debtor-in-possession” proceedings (Eigenverwaltung) after formal insolvency proceedings have been opened. During the period of either the preliminary debtor-in-possession proceedings (vorläufige Eigenverwaltung) the debtor can, or during the protective shield proceedings (Schutzschirmverfahren) the debtor shall, prepare an insolvency plan which ideally shall be implemented in formal “debtor-in-possession” proceedings (Eigenverwaltung) after formal insolvency proceedings have been opened.

The insolvency proceedings are controlled by the competent insolvency court, which monitors the due performance of the proceedings. Upon receipt of the insolvency petition, the insolvency court may take preliminary measures to secure the property of the debtor during the preliminary proceedings (Insolvenzeröffnungsverfahren). In particular, the insolvency court may prohibit or suspend any measures taken to enforce individual claims against the debtor’s assets during these preliminary proceedings (other than with respect to immoveable assets) or, to the extent required to ensure the continuation of the debtor’s business, prohibit the enforcement of any collateral granted over claims, rights or other movable assets of debtor. If the enforcement of collateral is prohibited by the insolvency court, secured creditors have to be adequately compensated by the insolvency estate.

Unless the debtor has applied for debtor-in-possession proceedings (Eigenverwaltung) (in which event the court will generally only appoint a preliminary trustee (vorläufiger Sachwalter) who will supervise the management of the affairs by the debtor) the insolvency court will in most cases appoint a preliminary trustee or preliminary insolvency administrator (vorläufiger Insolvenzverwalter). The rights and duties of the preliminary administrator or the preliminary trustee depend on the decision of the court. The duties of the preliminary administrator or preliminary trustee may include safeguarding and preserving the debtor’s property and assessing whether the debtor’s net assets will be sufficient to cover at least the costs of the insolvency proceedings. Depending on the decision of the court, even the right to manage the business and dispose of the assets of the debtor may pass to the preliminary insolvency administrator, whilst in “debtor-in-possession” proceedings, the debtor’s management retains the right to manage the business. However, the court may also order that certain disposals of the debtor may require the preliminary trustee’s consent also in “debtor-in-possession” proceedings. The insolvency court can also order a stay of all enforcement measures by unsecured creditors against the debtor.

During preliminary insolvency proceedings, the insolvency court has to appoint a “preliminary creditors’ committee” (vorläufiger Gläubigerausschuss) if the debtor satisfies at least two of the following three requirements:

(a)	a balance sheet total of at least €6,000,000 (after deducting an equity shortfall if the debtor is over-indebted);

(b)	revenues of at least €12,000,000 in the twelve months prior to the last day of the financial year preceding the filing; and/or

(c)	fifty or more employees on an annualized average basis.

The preliminary creditors’ committee will be able to participate in certain important decisions made in the preliminary insolvency proceedings. It will have, for example, the power to influence the following: the selection of a preliminary insolvency administrator (vorläufiger Insolvenzverwalter) or an insolvency administrator (Insolvenzverwalter); court orders for “debtor-in-possession” proceedings (Anordnung der Eigenverwaltung); and appointments of a (preliminary) trustee ((vorläufiger) Sachwalter). The court opens formal insolvency proceedings (Eröffnung des Insolvenzverfahrens) if certain formal requirements are met, including if (i) the debtor is in a situation of imminent illiquidity (if the petition has been filed by the debtor), illiquidity and/or over-indebtedness and (ii) if there are sufficient assets to cover at least the cost of the insolvency proceedings. If the assets of the debtor are not expected to be sufficient to cover such costs, the insolvency court will only open formal insolvency proceedings if third parties (e.g., creditors), advance the costs themselves. In the absence of such advancement, the petition for the opening of insolvency proceedings will usually be refused for insufficiency of assets (Abweisung mangels Masse).

Unless the court has granted debtor-in-possession status (Eigenverwaltung) (in which case the court will only appoint a trustee (Sachwalter) who will supervise the management of the debtor), upon opening of the insolvency proceedings, the court will appoint an insolvency administrator (Insolvenzverwalter) who has full administrative and disposal authority over the debtor’s assets, whereas the debtor is no longer entitled to dispose of its assets. The insolvency creditors (Insolvenzgläubiger) will only be entitled to change the individual appointed as insolvency administrator at the occasion of the first creditors’ assembly (erste Gläubigerversammlung) with such change requiring that (i) a simple majority of votes cast (by heads and amount of insolvency claims) has voted in favor of the proposed individual to become insolvency administrator and (ii) the proposed individual being eligible as officeholder, i.e., sufficiently qualified, business experienced and impartial. Individual creditors, or the debtor, can request the insolvency court to remove the insolvency administrator only on the grounds of a lack of impartiality and only within six months from the appointment. The insolvency administrator (or in the case of debtor in possession proceedings, the debtor) may raise new financial indebtedness and incur other liabilities to continue the debtor’s operations, and satisfaction of these liabilities as preferential debts of the estate (Masseverbindlichkeiten) will be preferred to any unsecured insolvency liabilities created by the debtor.

Powers of attorney granted by the relevant debtor and certain other legal relationships cease to be effective upon the opening of insolvency proceedings. Certain executory contracts become unenforceable at such time unless and until the insolvency administrator opts for performance.

The insolvency administrator or trustee, as the case may be, may also challenge transactions that are deemed detrimental to insolvency creditors and which were effected prior to the opening of the insolvency proceedings (See “—Hardening Periods and Fraudulent Transfer”).

For the holders of the New Notes, the consequences of the opening of German insolvency proceedings against any German Guarantor would include, among others, the following:

(a)

unless the court orders debtor-in-possession proceedings (Eigenverwaltung), the right to administer and dispose of the German Guarantor’s assets would generally pass to, or in preliminary insolvency proceedings if ordered by court be subject to the consent of, the (preliminary) insolvency administrator ((vorläufiger) Insolvenzverwalter) as sole representative of the insolvency estate;

(b)

unless the court orders debtor-in-possession proceedings (Eigenverwaltung), disposals effected by the German Guarantor’s management after the opening of insolvency proceedings are null and void by operation of law;

(c)

if, during the final month preceding the date of filing for insolvency proceedings or thereafter, a creditor in the insolvency proceedings acquires through execution (e.g., attachment) a security interest in part of the debtor’s property that would normally form part of the insolvency estate, such security becomes null and void by operation of law upon the opening of the insolvency proceedings;

(d)	claims against any German Guarantor may generally only be pursued in accordance with the rules set forth in the German Insolvency Code (Insolvenzordnung); and

(e)

any person that has a right for segregation (Aussonderung), i.e., the relevant asset of this person does not constitute part of the insolvency estate, does not participate in the insolvency proceedings; the claim for separation must be enforced in the course of ordinary court proceedings against the insolvency administrator.

Under German insolvency and restructuring law, termination rights, automatic termination events or “escape clauses” entitling one party to terminate an agreement, or resulting in an automatic termination of an agreement, upon the opening of insolvency proceedings in respect of the other party, the filing for insolvency or restructuring proceedings or the occurrence of reasons justifying the opening of insolvency or restructuring proceedings (insolvenzbezogene Kündigungsrechte oder Lösungsklauseln) may be invalid in case of insolvency proceedings if such clause would frustrate the election right of the insolvency administrator whether or not to perform the contract unless they reflect termination rights (Wahlrecht des Insolvenzverwalters) unless such clause only reflects termination rights applicable under statutory law. This may also relate to agreements that are not governed by German law.

All other creditors, whether secured or unsecured (unless they have a right to separate an asset from the insolvency estate (Aussonderungsrecht) or are preferred creditors (Massegläubiger) as opposed to a preferential right (Absonderungsrecht)), who wish to assert claims against the debtor need to participate in the insolvency proceedings and have to file their claims against the debtor and the rights they claim in the assets of the debtor with the insolvency administrator. With the exception of certain secured creditors, an individual enforcement action brought against the debtor by any of its creditors is subject to an automatic stay once the insolvency proceedings have been opened (and, if so ordered by a court, also between the time when an insolvency petition is filed and the time when insolvency proceedings commence). German insolvency proceedings are collective proceedings and creditors may generally no longer pursue their individual claims in the insolvency proceedings separately, but can instead only enforce them in compliance with the restrictions of the German Insolvency Code (Insolvenzordnung). Accordingly, unsecured creditors may file their claims in the insolvency proceedings and will be paid on a pro rata basis from the insolvency estate (to the extent sufficient assets are available). Secured creditors are generally not entitled to enforce their security interests after insolvency proceedings have been commenced, to the extent the German Insolvency Code (Insolvenzordnung) authorizes the insolvency administrator to dispose of the relevant collateral but have only certain preferential rights (Absonderungsrechte) in the insolvency proceedings. In this case, secured creditors will only have a right to claim the recoveries (minus costs and fees) from such realization. Whether or not, after the initiation of insolvency proceedings, a secured creditor remains entitled to enforce security granted to it by the relevant debtor depends on the type of security: The insolvency administrator generally has the sole right (i) to realize any movable assets within its possession that are subject to preferential rights (Absonderungsrechte) (e.g., pledges over movable assets and rights (Mobiliarpfandrechte), transfer by way of security (Sicherungsübereignung)) and (ii) to collect any claims that are subject to security assignment agreements (Sicherungsabtretungen). According to some voices in legal literature, it is uncertain whether the secured creditors are entitled to initiate the enforcement process in respect of pledged uncertificated shares on their own or, insofar as the pledged assets are part of any insolvency estate, whether the insolvency administrator has standing to realize the pledges on behalf of and for the benefit of the secured creditors. However, there is no authoritative case law on this question.

Even if the law vests the right of disposal regarding the relevant collateral in the insolvency administrator, the secured creditor retains the right of preferred satisfaction with regard to the disposal proceeds (Ersatzabsonderungsrecht). Consequently, the enforcement proceeds minus certain contributory charges for (i) assessing the value of the secured assets and (ii) realizing the secured assets are paid to the creditor holding a security interest in the relevant collateral up to an amount equal to its secured claims. These contributory charges, in the aggregate, usually add up to 9% (or more in certain circumstances) of the gross enforcement proceeds plus VAT (if any). Any remaining amounts (“excess proceeds”) will be allocated to the insolvency estate

(Insolvenzmasse) and would, after deduction of the costs of the insolvency proceedings (e.g., fees for and expenses of the preliminary insolvency administrator, the insolvency administrator and the insolvency court as well as the members of the (preliminary) creditors’ committee) and after satisfaction of certain preferential liabilities be distributed among the non-preferential unsecured creditors, including the holders of the New Notes (to the extent not satisfied after enforcement of the New Notes Collateral securing the New Notes). If a German Guarantor or a subsidiary subject to German insolvency proceedings grants security over its assets to creditors other than the holders of the New Notes, such security may result in a preferred satisfaction of creditors secured by such security (however, the preferential treatment would be limited to the proceeds obtained through the disposal of the relevant collateral). The excess proceeds resulting from such collateral may not be sufficient to satisfy the obligations under the New Notes guarantees by the German Guarantors after such secured creditors have been satisfied.

The right of a creditor to preferred satisfaction (Absonderungsrecht) may not necessarily prevent the insolvency administrator from using a movable asset that is subject to this right. The insolvency administrator, however, must compensate the creditor in accordance with specific rules. In addition, it may take several years before proceeds from the liquidation of the insolvency estate, if any, are distributed to unsecured creditors. A different distribution of enforcement proceeds can be proposed in an insolvency plan (Insolvenzplan) that can be submitted by the debtor or the insolvency administrator and which requires, in principle, the consent of the debtor as well as the consent of each class of creditors in accordance with specific majority rules.

The insolvency court may order the deemed approval of one or more opposing creditor groups under certain conditions (cram down). The insolvency plan may derogate from the provisions of the German Insolvency Code (Insolvenzordnung). In particular, it may contain provisions regarding the discharge of secured and unsecured creditors, the disposal of the insolvency estate as well as procedure. It may also create, modify, transfer or terminate rights in rem such as property rights or security interests. If the debtor is a corporate entity, the shares or, as the case may be, the partnership interests in the debtor can also be included in the insolvency plan, including an issuance of shares or partnership interests to third parties or to creditors based on a debt-to-equity swap. However, it will not be possible to force a creditor into a debt-to-equity conversion if it does not consent to such debt-to-equity swap.

An insolvency plan can further provide for the release or other impairment of guarantees or other security interests provided by debtor affiliates (gruppeninterne Drittsicherheiten), without such debtor affiliates being required to become subject of the debtor’s or separate insolvency proceedings, provided that the relevant debtor affiliate consents to the impairment. Creditors affected by such impairment are entitled to receive adequate compensation.

German insolvency law provides for certain creditors and their claims to be subordinated by law (including, but not limited to, claims made by shareholders (unless privileged) of the relevant debtor for the return of repayment of shareholder loans or comparable actions, but except for government development banks and its affiliates). The restrictive nature of the covenants and undertakings in the New Notes Indenture may result in the holders of the New Notes and/or the applicable Trustee being considered in a “shareholder like position” (gesellschafterähnliche Stellung). In that event, in an insolvency proceeding over the assets of a Guarantor, the claims arising from a New Notes guarantee would be treated as a subordinated insolvency claim (nachrangige Insolvenzforderungen). Subordinated insolvency claims are not eligible to participate in the insolvency proceedings over the assets of a Guarantor unless the insolvency court handling the case has granted special permission allowing these subordinated insolvency claims to be filed which is not granted in the vast majority of insolvency cases governed by German law. Claims of a person who becomes a creditor of the insolvency estate only after the opening of insolvency proceedings generally rank senior to the claims of regular, unsecured creditors. Powers of attorney granted by the relevant debtor and certain other legal relationships cease to be effective upon the opening of insolvency proceedings. Certain executory contracts become unenforceable at such time unless and until the insolvency administrator (or, in case debtor-in-possession proceedings (Eigenverwaltung) has been granted, the debtor, with consent of the custodian (Sachwalter), if necessary), opts for performance.

Hardening Periods and Fraudulent Transfer

Under the German Insolvency Code (Insolvenzordnung), an insolvency administrator or in the event that “debtor-in-possession” status (Eigenverwaltung) has been granted, the trustee (Sachwalter), may also challenge (anfechten) transactions, performances or other acts that are deemed detrimental to insolvency creditors and were effected prior to the commencement of insolvency proceedings during applicable avoidance periods. The administrator’s or the trustee’s right to challenge transactions can, depending on the circumstances, extend to transactions during the ten year period prior to the filing of the petition for commencement of insolvency proceedings.

In the event of insolvency proceedings based on and governed by the insolvency laws of Germany, the payment of any amounts to the holders of New Notes as well as the granting of collateral for or providing credit support for the benefit of the New Notes could be subject to potential challenges by an insolvency administrator or, as the case may be, trustee under the rules of avoidance as set forth in the German Insolvency Code (Insolvenzordnung). In case the validity or enforceability of the New Notes or any collateral in favor of the New Notes is challenged successfully, the holder of the New Notes may not be able to recover any amounts under the New Notes or the relevant collateral. If payments have already been made under the New Notes or collateral, any amounts received from a transaction that had been challenged would have to be repaid to the insolvency estate. In this case, holders of New Notes would only have a general unsecured claim under the New Notes without preference in insolvency proceedings.

In particular, an act (Rechtshandlung) or a transaction (Rechtsgeschäft) (which terms also include the provision of security or the repayment of debt) may be avoided in the following cases:

(a)

any act granting an insolvency creditor, or enabling an insolvency creditor to obtain, security (including a guarantee) (Sicherung) or satisfaction (Befriedigung) if such act was taken (i) during the last three months prior to the filing of a petition for the commencement of insolvency proceedings, if the debtor was illiquid (zahlungsunfähig) at the time such act was taken and the creditor knew of such illiquidity (or of circumstances that imperatively suggest that the debtor was illiquid (zahlungsunfähig)) at such time, or (ii) after the filing of the petition for the opening of insolvency proceedings, if the creditor knew of the debtor’s illiquidity (Zahlungsunfähigkeit) or the filing of such petition (or of circumstances imperatively suggesting such illiquidity (Zahlungsunfähigkeit) or filing); whereby in each case an “affiliated party” (nahestehende Person) as described below shall be presumed to have been aware of the debtor’s insolvency or of the filing to open insolvency proceedings;

(b)

any act granting an insolvency creditor, or enabling an insolvency creditor to obtain, security (including a guarantee) (Sicherung) or satisfaction (Befriedigung) to which such creditor was not entitled or which was granted or obtained in a form in which or at a time at which such creditor was not entitled to such security or satisfaction, if (i) such act was taken during the last month prior to the filing of the petition for the commencement of insolvency proceedings or after such filing, (ii) such act was taken during the second or third month prior to the filing of the petition and the debtor was illiquid (zahlungsunfähig) at such time or (iii) such act was taken during the second or third month prior to the filing of the petition for the opening of insolvency proceedings and the creditor knew at the time such act was taken that such act was detrimental to the other insolvency creditors (or had knowledge of circumstances that imperatively suggest such detrimental effect); whereby in each case an “affiliated party” (nahestehende Person) as described below shall be presumed to have been aware of the debtor’s insolvency or of the filing to open insolvency proceedings;

(c)

any transaction by the debtor that is directly detrimental to the insolvency creditors or by which the debtor loses a right or the ability to enforce a right or by which a proprietary claim against a debtor is obtained or becomes enforceable, provided it was entered into (i) during the three months prior to the filing of the petition of the commencement of insolvency proceedings and the debtor was illiquid (zahlungsunfähig) at the time of such transaction and the counterparty to such transaction knew of the illiquidity (Zahlungsunfähigkeit) at such time or (ii) after the filing of the petition for the commencement of insolvency proceedings and the counterparty to such transaction knew of either the debtor’s illiquidity or such filing at the time of the transaction or of circumstances imperatively suggesting such illiquidity (Zahlungsunfähigkeit) or filing; whereby in each case an “affiliated party” (nahestehende Person) as described below shall be presumed to have been aware of the debtor’s illiquidity (Zahlungsunfähigkeit) or of the filing to open insolvency proceedings;

(d)

any act by the debtor without (adequate) consideration (e.g., whereby a debtor grants security (including a guarantee) for a third party debt, which might be regarded as having been granted gratuitously (unentgeltlich)), if it was effected in the four years prior to the filing of the petition for the commencement of insolvency proceedings;

(e)

any act performed by the debtor (i) during the ten years prior to the filing of the petition for the commencement of insolvency proceedings or at any time after the filing with the intent to prejudice the insolvency creditors (Gläubigerbenachteiligungsvorsatz) and the other party knew of such intention at the time of such act, with such knowledge being presumed if the beneficiary knew that the debtor’s illiquidity was at least imminent (drohende Zahlungsunfähigkeit) and that the transaction disadvantaged the other creditors (except for acts granting an insolvency creditor, or enabling an insolvency creditor, to obtain security or satisfaction to which such creditor was entitled, in which case such knowledge (solely) being presumed if such creditor knew that the debtor was illiquid and that the transaction disadvantaged the other creditors), or (ii) except for such act granting an insolvency creditor, or enabling an insolvency creditor, to obtain security (Sicherung) or satisfaction (Befriedigung) (whether or not it was granted or obtained in a form or at a time to which or at which such creditor was entitled to such security or satisfaction), which may only be avoided if such act was effected in the four years prior to the filing of the petition for the commencement of insolvency proceedings or at a time after the filing. There is a rebuttable presumption that, if the debtor reached a payment agreement (Zahlungsvereinbarung) with the creditor or the creditor granted any other form of deferred payment (Zahlungserleichterungen) to the debtor, he had no knowledge of the debtor’s illiquidity (Zahlungsunfähigkeit) at the time of the transaction;

(f)

any non-gratuitous contract (entgeltlicher Vertrag) concluded between the debtor and an affiliated party (nahestehende Person) which directly operates to the detriment of the creditors can be challenged unless such contract was concluded earlier than two years prior to the filing of the petition for the opening of insolvency proceedings or the other party had no knowledge of the debtor’s intention to disadvantage its creditors as of the time the contract was concluded;

(g)

any act that provides security (including a guarantee) (Sicherung) or satisfaction (Befriedigung) for a shareholder loan made to the debtor or an economically similar claim if (i) in the case of the provision of security, the act took place during the ten years prior to the filing of the petition for the commencement of insolvency proceedings or after the filing of such petition, or (ii) in the case of satisfaction, the act took place during the last year prior to the filing of the petition for the opening of insolvency proceedings or after the filing of such petition. The regulation for shareholder loans does not apply (i) to shareholders which own 10% or less of the shares or interest and are not engaged in the debtor’s management and (ii) until the sustainable restructuring (nachhaltige Sanierung) of the debtor in case a creditor for the first time acquires shares during over-indebtedness, illiquidity or imminent illiquidity for the purpose of restructuring the debtor; and

(h)

any act whereby the debtor grants satisfaction to a third party for a loan claim or an economically equivalent claim to a third party if (i) the transaction was effected in the last year prior to the filing of a petition for the commencement of insolvency proceedings or thereafter and (ii) a shareholder of the debtor had granted security or was liable as a guarantor or surety provider (Garant oder Bürge) (in which case the shareholder has to compensate the debtor for the amounts paid (subject to further conditions)).

In this context, “knowledge” is generally deemed to exist if the other party is aware of the facts from which the conclusion must be drawn that the debtor (e.g., a German Guarantor) was unable to pay its debts generally as they fell due, that a petition for the opening of insolvency proceedings had been filed, or that the act was detrimental to, or intended to prejudice, the insolvency creditors, as the case may be. Knowledge of pending restructuring proceedings (see “—Preventive Restructuring Framework”) per se does not suffice for a creditor to be deemed to have such “knowledge.” A person is further deemed to have knowledge of the debtor’s intention to prejudice the insolvency creditors if it knew of the debtor’s imminent illiquidity and that the transaction prejudiced the debtor’s creditors. If the relevant act granted an insolvency creditor, or enabled an insolvency creditor to obtain, security (including a guarantee) (Sicherung) or satisfaction (Befriedigung) in a form in which and at a time at which such creditor was entitled to such security or satisfaction (kongruente Deckungshandlung), the words “imminent illiquidity” (drohende Zahlungsunfähigkeit) in the preceding sentence have to be replaced by “actual illiquidity” (eingetretene Zahlungsunfähigkeit). With respect to an “affiliated party” (nahestehende Person), there is a general statutory presumption that such party had “knowledge.”

In relation to corporate entities, the term “affiliated party” (nahestehende Person) includes, subject to certain limitations, members of the management or supervisory board, general partners and shareholders owning more than 25% of the debtor’s share capital, persons or companies holding comparable positions that give them access to information about the economic situation of the debtor, and other persons who are spouses, relatives or members of the household of any of the foregoing persons.

The granting of a security concurrently with the incurrence of debt funded as new money may be qualified as a “cash transaction” and may as such be privileged. This means that under certain circumstances it may not be subject to avoidance rights under the German Insolvency Code (Bargeschäftsprivileg). According to recent case law of the German Federal Court of Justice (Bundesgerichtshof), however, this privilege does not apply to claims as described under (g) above.

Furthermore, any transactions contemplated by a restructuring plan (see “—Preventive Restructuring Framework”) are not subject to avoidance actions until a sustainable restructuring (nachhaltige Sanierung) of the debtor is achieved, unless the restructuring plan was based on incorrect or incomplete information presented by the debtor and the addressee of the avoidance action had knowledge thereof. This privilege does not apply to shareholder loans or economically similar transactions or collateral provided therefor.

Any amounts obtained from transactions that have been challenged would have to be repaid to the insolvency estate.

Furthermore, even in the absence of an insolvency proceeding, a third party creditor who has obtained an enforcement order (Vollstreckungstitel) but has failed to obtain satisfaction of its enforceable claims by a levy of execution, under certain circumstances, has the right to void certain transactions, such as the payment of debt and the granting of security pursuant to the German Avoidance Act (Anfechtungsgesetz). The conditions for avoidance under the German Avoidance Act differ to a certain extent from the above described rules under the German Insolvency Code and the avoidance periods are calculated from the date when a creditor exercises its rights of avoidance in the courts.

In addition, under German law, a creditor who provided additional, or extended existing funding to a debtor or obtained security from a debtor may be liable in tort if such creditor was aware of the debtor’s (impending) insolvency or of circumstances indicating such debtor’s (impending) insolvency at the time such funding was provided or extended or such security was granted. The German Federal Supreme Court (Bundesgerichtshof) held that this could be the case if, for example, the creditor was to act with the intention of detrimentally influencing the position of the other creditors of the debtor in violation of the legal principle of bonos mores (Sittenwidrigkeit). Such intention could be present if the beneficiary of the transaction was aware of any circumstances indicating that the debtor as the grantor of the guarantee or security was close to collapse (Zusammenbruch), or had reason to enquire further with respect thereto.

Satisfaction of Subordinated Claims

The insolvency estate shall serve to satisfy the liquidated claims held by the personal creditors against the debtor on the date when the insolvency proceedings were opened. The following claims shall be satisfied ranking below the other claims of insolvency creditors in the order given below, and according to the proportion of their amounts if ranking with equal status: (a) interest and penalty payments accrued on the claims of the insolvency creditors from the day of the opening of the insolvency proceedings; (b) costs incurred by individual insolvency creditors due to their participation in the proceedings; (c) fines, regulatory fines, coercive fines and administrative fines, as well as such incidental legal consequences of a criminal or administrative offence binding the debtor to pay money; (d) claims to the debtor’s gratuitous performance of a consideration; and (e) claims for restitution of a shareholder loan (Gesellschafterdarlehen) or claims resulting from legal transactions corresponding in economic terms to such a loan.

Preventive Restructuring Framework

The following is a brief description of certain aspects of the proceedings under the Corporate Stabilization and Restructuring Act (StaRUG). The Corporate Stabilization and Restructuring Act provides for a pre-insolvency procedure to restructure the liabilities of debtors, whose “centre of main interest” is located in Germany. This may apply to the German Guarantors.

For the holders of the New Notes, among the relevant consequences of an initiation of restructuring proceedings by a German Guarantor or any other Guarantor having its centre of main interest in Germany would be in particular the following:

•	potentially no or limited court review and/or supervision of the restructuring proceedings;

•

any measures (such as reduction in principal and/or interest or deferrals) regulated by the restructuring plan may be approved within a class of creditors (e.g., the holders of the New Notes) with a majority of 75% of the claims or by way of a so-called cross-class cram down by other classes under certain presumptions;

•	any collateral granted by the debtor as well as intra-group collateral may be subject to restructuring proceedings potentially leading to a negative impact on the respective collateral; and

•

restrictions on individual enforcement actions for all or certain creditors regarding their claims, or, if applicable, their respective collateral over moveable assets of up to eight months due to a moratorium.

Restructuring Proceedings

Restructuring proceedings may be initiated only by the relevant debtor with a notification of the competent restructuring court of the commencement of restructuring proceedings. A debtor is eligible to file for restructuring proceedings if it has become imminently illiquid (drohend zahlungsunfähig). Such imminent illiquidity (drohende Zahlungsunfähigkeit) occurs if it is more likely than not that the debtor will be unable to pay its debts as and when they fall due within the look-forward period of typically 24 months.

During the restructuring proceedings, the debtor has to observe the duty of a prudent business manager, which includes safeguarding the best interest of all of the debtor’s creditors. In particular, the debtor has to refrain from any actions, which cannot be reconciled with or potentially frustrate the restructuring goal (Restrukturierungsziel). This means that, generally, any claims, which shall be subject to the envisaged restructuring plan, must not be settled or secured during the restructuring proceedings.

During the restructuring proceedings, the duty to file for insolvency without undue delay if the debtor becomes illiquid (zahlungsunfähig) or over-indebted (überschuldet) is generally suspended. However, if such an insolvency event occurs, the debtor is obliged to notify the restructuring court accordingly without undue delay. The restructuring court then abrogates the restructuring proceedings unless, in the restructuring court’s discretion, (a) the abrogation of the restructuring proceedings is, against the backdrop of the advanced status of restructuring proceedings, evidently not in the interest of all creditors or (b) the illiquidity (Zahlungsunfähigkeit) or over indebtedness (Überschuldung) is caused by the enforcement of any such claim that is envisaged to be subject to the restructuring plan, provided the achievement of the restructuring goal (Restrukturierungsziel) remains predominantly likely. Once restructuring proceedings have been abrogated by the restructuring court, the debtor is again obliged to file for insolvency under the German Insolvency Code (Insolvenzordnung). If (a) the envisaged restructuring also comprises of consumer claims or claims of small or medium enterprises or respective collateral granted for the benefit of such claims, (b) the debtor has filed for a moratorium against all or essentially all creditors or (c) the envisaged restructuring plan provides for specific supervision of the settlement of claims subject to the plan, the restructuring court has to appoint a mandatory restructuring officer (Restrukturierungsbeauftragter). A mandatory restructuring officer is also to be appointed by the restructuring court if the restructuring goal (Restrukturierungsziel) can predictably only be achieved by a cram-down of dissenting classes (unless only claims originated by financial institutions and/or shareholders are to be compromised).

The restructuring court may appoint as mandatory restructuring officer (Restrukturierungsbeauftragter) any person with experience in restructurings and insolvencies who is suitable for the respective individual case and who is qualified as a tax advisor, accountant, lawyer or has comparable qualifications (an “Eligible Restructuring Officer”); the court may take suggestions by the debtor, creditors or shareholders into account. If (a) the debtor is, based on expert opinion provided by an Eligible Restructuring Officer, eligible for a moratorium (see “—Moratorium”), or (b) creditors of one class with at least 25% of the corresponding votes in such class propose a mandatory restructuring officer, the court may only appoint a mandatory restructuring officer different from the proposed Eligible Restructuring Officer if the proposed Eligible Restructuring Officer is evidently inadequate. If a mandatory restructuring officer is appointed based on the proposal of the debtor or a group of creditors, the restructuring court may appoint an additional mandatory restructuring officer in its own discretion.

The mandatory restructuring officer (Restrukturierungsbeauftragter) is entitled to decide on the procedure to be elected for the voting on the restructuring plan (see “—Restructuring Plan”) and can be empowered by the restructuring court to (a) supervise the debtor’s board and business situation and (b) receive payments to and approve payments made by the debtor. If a moratorium is granted, the mandatory restructuring officer is obliged to monitor that the respective prerequisites of such moratorium persist and, in case such prerequisites do not persist, entitled to file for a lifting of such moratorium. Additionally, the mandatory restructuring officer is obliged to comment on the proposed plan’s prospects to remove the debtor’s imminent illiquidity (drohende Zahlungsunfähigkeit) and restore the debtor’s viability. The mandatory restructuring officer (Restrukturierungsbeauftragter) has to perform its duties independently and the debtor is obliged to share all relevant information with the mandatory restructuring officer.

The restructuring court can remove the mandatory restructuring officer from office for good cause ex officio or, if the mandatory restructuring officer (Restrukturierungsbeauftragter) has not acted independently, on the debtor’s or a creditor’s petition. Furthermore, the debtor or at least 25% of creditors in a voting class, can request the appointment of an optional restructuring officer to facilitate the development and negotiation of a restructuring plan. Creditors may only request such appointment if they agree to be jointly and severally liable for the costs of the optional restructuring officer. The optional restructuring officer is only obliged to support the stakeholders involved in the negotiations of the restructuring plan, but has no further powers. An optional restructuring officer can also be removed from office by the restructuring court ex officio for good cause or, if the optional restructuring officer has not acted independently, on the debtor’s or a creditor’s petition.

Prior to a confirmation and implementation of a restructuring plan, the restructuring court may terminate the restructuring proceedings for certain reasons, e.g., if the debtor notifies the restructuring court of the occurrence of an insolvency event unless, in the restructuring court’s discretion (taking into account the actual status of the relevant restructuring proceedings), the opening of formal insolvency proceedings is obviously not in the interest of the entirety of the creditors or if the debtor files for insolvency or insolvency proceedings are opened over the assets of the debtor based on a creditor’s filing.

Restructuring Plan

Key element of the restructuring proceedings is the restructuring plan, which can comprise certain selected or all (with the exception of employees’ claims, including pensions, and claims based on intentionally committed acts of tort) of the debtor’s liabilities, or amend the terms of financial and other agreements to which more than the debtor and one other party are parties.

Any form of financial or operational debt may be compromised, including contingent claims and undue claims, and relating contractual arrangements including syndicated credit facilities and intercreditor agreements can be amended by virtue of the plan. Corresponding collateral provided by debtor affiliates (gruppeninterne Drittsicherheiten) may also be released and/or granted under a restructuring plan, provided that affected creditors are adequately compensated. Consequently, the New Notes or the New Notes’ guarantees could also be subject to a restructuring plan provided the respective debtor has its “centre of main interest” in Germany.

Further, a restructuring plan may provide for a (partial) debt-to-equity swap or other corporate law measures like a share-capital increase. Debt-to-equity swaps can be implemented without the shareholders’ consent but require the willingness of at least certain creditors to equitize their debt claims as no creditor can be forced to take equity as a consideration under a restructuring plan. Hence, if the New Notes or New Notes guarantees were subject to a restructuring plan providing for debt-to-equity swap, single holders of the New Notes could not be forced under the restructuring plan to take equity in a German Guarantor without their respective consent.

The restructuring plan will be voted on by creditors of the debtor and must subsequently be confirmed by the restructuring court. The vote may take place by way of consent solicitation process or in a (virtual) creditors’ meeting. Creditors will be divided into classes determined on the basis of the respective creditors’ economic interests in the debtor. As a minimum distinction, secured creditors, unsecured creditors, creditors that benefit from intra-group credit support and subordinated creditors (e.g., shareholders) will form separate classes. However, also other factors such as, e.g., cross-holdings, could be taken into account for class composition. 75% by value of all claims of one class will be required to approve the plan for such class. There is no numerosity requirement. Dissenting classes can be crammed down (or up), if:

(a)

the class members can be expected to be no worse off under the plan than absent the plan (whereby the alternative scenario must not necessarily be an in-court insolvent liquidation, but can also be an alternative out-of-court restructuring on a going concern basis);

(b)	the crammed down (or up) class members receive an adequate share in the economic value created by the plan; and

(c)	a majority of classes has accepted the plan.

A crammed down (or up) class receives an adequate share in the economic value created by the plan if (a) no other creditor receives more than its claim’s par value, (b) no creditors that would rank junior in insolvency proceedings, the debtor or its shareholders receive any value through the plan which is not covered by a respective stakeholder’s contribution to the plan and (c) no creditor that would rank pari passu in insolvency proceedings receives a preferential treatment compared to the dissenting class under the restructuring plan (unless such preferential treatment is appropriate (sachgerecht) in light of the individual situation of distress to overcome and the dissenting class accounts for no more than 50% of the rank’s total claims). However, despite the prerequisite described under (b) in the foregoing sentence, a creditor class can also be crammed down in case a shareholder retains equity without any additional contribution if the shareholder itself is crucial for and bindingly committed to the continuation of the debtor’s business and the realization of the restructuring plan or the creditors’ rights are only compromised marginally (e.g., by a maturity extension of no more than 18 months).

Upon the debtor’s decision, either the debtor or the restructuring court can lead the voting on the plan. In case the voting has been led by the debtor, the restructuring court has to hold a hearing of affected stakeholders before the plan can be confirmed.

The restructuring court will confirm the plan unless (a) the debtor is no (longer) imminently illiquid (drohend zahlungsunfähig), (b) there is a material breach of statutory provisions regarding the procedure to adopt the restructuring plan or its permitted content that cannot or has not been cured upon the restructuring court’s notice, (c) claims contemplated by or surviving the restructuring plan can obviously be not satisfied by the debtor or (d), if new money financing is contemplated under the restructuring plan, the underlying restructuring concept is incoherent or appears to be based on incorrect facts or to have no reasonable prospect of success. Additionally, dissenting creditors can request the restructuring court to reject the restructuring plan if the applicant will be expectedly worse off under the restructuring plan than without the proposed restructuring plan and the applicant has already raised such concern in the creditors’ meeting or creditors’ hearing, as applicable. However, such application has no merits if the restructuring plan provides for funds to be distributed to creditors that can prove to be worse-off, irrespective of whether any such applicant actually benefits from such funds.

Dissenting creditors can appeal against the restructuring court’s confirmation order of the plan if they are able to produce prima facie evidence (glaubhaft machen) that they are worse-off under the restructuring plan and funds provided thereunder to compensate worse-off creditors (if any) will not suffice for their individual compensation. Such appeal will only have suspensive effect (aufschiebende Wirkung) against the effectiveness of the restructuring plan if requested by the dissenting creditor and ordered by the court based on serious and irreversible disadvantages for such dissenting creditor that are not in proportion to the benefits of an immediate implementation of the restructuring plan.

Restructuring plans which are public and confirmed by a German restructuring court will be recognized in any EU Member State pursuant to the EU Insolvency Regulation. In any other case, the recognition of the restructuring plan is subject to certain rules and regulations under applicable international private law.

Moratorium

In order for the debtor to be able to draft up and negotiate the restructuring plan, the Corporate Stabilization and Restructuring Act (StaRUG) offers the possibility of having a moratorium ordered by the competent court upon application by the debtor, which can restrict enforcement measures by certain or all creditors with regard to their payment claims or the realization of respective collateral over moveable assets. The moratorium can initially be ordered for a maximum period of up to three months, with subsequent orders extending the moratorium up to a maximum of eight months being permissible under certain conditions. Such moratorium may also be sanctioned with regard to collateral provided by the debtor’s affiliates (gruppeninterne Drittsicherheiten).

The moratorium does not suspend the relevant creditor’s interest claims. However, whereas creditors may still file an insolvency petition against the debtor during a moratorium, correspondingly initiated insolvency proceedings are suspended for the time of the moratorium. Under certain conditions, in particular if the requirements to terminate restructuring proceedings are met or the debtor does not comply with certain statutory duties under the Corporate Stabilization and Restructuring Act (StaRUG) the competent court may lift the moratorium, also on a creditor’s application.

Limitations on Enforcement

Some of the Guarantors are incorporated in Germany in the form of a limited liability company (Gesellschaft mit beschränkter Haftung —“GmbH”) or limited partnership (Kommanditgesellschaft) with a limited liability company as its only general partner (“GmbH & Co. KG”). The granting of guarantees, indemnities and security interests by these companies and partnerships for obligations of their affiliates (other than their respective subsidiaries) is regarded as distribution and therefore subject to certain provisions of the German Limited Liability Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, “GmbHG”) and other laws. These provisions would also apply to any future Guarantor in the form of a GmbH or a GmbH & Co. KG.

GmbH Limitation Language

As a general rule, sections 30 and 31 of the GmbHG (“Sections 30 and 31”) prohibit a GmbH from disbursing its assets to its direct or indirect shareholders, to the extent that the amount of the GmbH’s net assets (i.e., assets minus liabilities and liability reserves as determined under German GAAP) is already less or would fall below the amount of its stated share capital (Stammkapital); in case of a GmbH & Co. KG, such provisions apply to the general partner which is a GmbH. The granting or enforcement of guarantees or security interests by a GmbH or by a GmbH & Co. KG in order to guarantee or secure liabilities of a direct or indirect parent or sister company may be considered a disbursement under Sections 30 and 31. Therefore, in order to enable German subsidiaries to issue guarantees or create security interests to secure liabilities of a direct or indirect parent or sister company without the risk of violating Sections 30 and 31, it is standard market practice for indentures, certain credit agreements, guarantees and security documents to contain “limitation language” in relation to subsidiaries incorporated or established in Germany in the legal form of a GmbH or a GmbH & Co. KG. Pursuant to such limitation language, the beneficiaries of the guarantees or the security interests agree, subject to certain adjustments and exemptions, to enforce the guarantees or the security interests against the German subsidiary only to the extent that such enforcement does not result in the GmbH’s (or, in case of a partnership with a GmbH as general partner, such GmbH’s) net assets falling below its stated share capital or, as the case may be, if the net assets are already below the amount of its stated share capital, to cause such amount to be further reduced. Accordingly, the New Notes Indenture, the guarantee and the security documents provided by the Guarantors will contain such limitation language and therefore the enforcement of the New Notes Indenture, the guarantee and collateral is limited in the manner described. This could lead to a situation in which the respective guarantee or collateral granted by the relevant Guarantor cannot be enforced, at all.

German capital maintenance, liquidity maintenance and financial assistance rules (including with respect to Sections 30 and 31 GmbHG and Section 15 German Insolvency Code (Insolvenzordnung)) are subject to evolving case law. We cannot assure you that future court rulings may not further limit the access of shareholders to assets of its subsidiaries constituted in the form of, as applicable, a GmbH or a GmbH & Co. KG, which can negatively affect the ability of the German Guarantors to make payments on the New Notes or the relating guarantees or the enforceability of the New Notes Indenture, the guarantees and the security documents relating to the collateral provided by the Guarantors.

In addition, it cannot be ruled out that the case law of the German Federal Supreme Court (Bundesgerichtshof) regarding “destructive interference” (existenzvernichtender Eingriff) (i.e., a situation in which a shareholder deprives a GmbH of the liquidity necessary for it to meet its own payment obligations) may be applied by courts with respect to the enforcement of a guarantee or other collateral granted by the Guarantors. In such a case, the amount of proceeds to be realized in an enforcement process may be reduced, even to zero.

Moreover, according to a decision of the German Federal Supreme Court (Bundesgerichtshof), a security agreement may be void due to tortious inducement of breach of contract if a creditor knows about the stressed financial situation of the debtor and anticipates that the debtor will only be able to grant collateral by disregarding the vital interests of its other business partners. It cannot be ruled out that German courts may apply this case law with respect to the granting of the guarantee or any collateral by the Guarantors.

Furthermore, the beneficiary (e.g., a holder of New Notes) of a transaction qualifying as a repayment of the stated share capital of the grantor of a guarantee or security interest, as applicable (e.g., the provision or the enforcement of a guarantee or a security interest) could moreover become personally liable under exceptional circumstances. The German Federal Supreme Court (Bundesgerichtshof) ruled that this could be the case if, for example, the creditor were to act with the intention of detrimentally influencing the position of the other creditors of the debtor in violation of the legal principle of bonos mores (Sittenwidrigkeit). Such intention could be present if the beneficiary of the transaction was aware of any circumstances indicating that the grantor of the guarantee or provider of security interest is close to collapse (Zusammenbruch), or had reason to enquire further with respect thereto.

Parallel Debt

Under German law, certain “accessory” security interests such as pledges (Pfandrechte) require that the pledgee and the creditor of the secured claim be the same person. Such accessory security interests (akzessorische Sicherungsrechte) cannot be held on behalf of third parties who do not (yet) hold the secured claim, will automatically lapse to the extent a secured claim is settled, discharged or novated, and may not be assigned independently, but will automatically follow the claims they secure in case the relevant secured claim is assigned. The holders of the New Notes from time to time will not be party to the security documents. In order to permit the holders of the New Notes from time to time to benefit from pledges granted to the Notes Collateral Agent under German law, the applicable financing documents will provide for the creation of a “parallel debt”. Pursuant to the creation of the parallel debt, the Notes Collateral Agent has its own separate and independent claim equal to each amount payable by each obligor under, in particular, the New Notes. The pledges governed by German law will (to the extent the New Notes are concerned) secure the parallel debt. The validity of the parallel debt concept and of the pledges granted under German law to secure such parallel debt has not been tested before German courts, and there is no certainty that it will eliminate or mitigate the risk of unenforceability posed by German law. Therefore, the ability of the Notes Collateral Agent (acting at the direction of the Notes Trustee) to enforce the collateral may be restricted. In addition, holders of the New Notes bear some risk associated with a possible insolvency or bankruptcy of the Notes Collateral Agent.

German law does not generally permit the appropriation of pledged assets by the pledgee upon enforcement of the pledge. The enforcement of a share pledge under German law usually requires the sale of the asset constituting the collateral through a formal process involving a public auction to which certain waiting periods and notice requirements apply. Under German law, it is unclear whether the security interest in the collateral gives the Notes Collateral Agent the right to prevent other creditors of the entities having granted such security from foreclosing on and realizing the asset constituting the collateral. Some courts have held that certain types of security interests only give their holders priority (according to their ranking) in the distribution of any proceeds from the realization of the asset constituting the collateral and no right to intervene (i.e., the right to request the court to impose a stay on proceedings initiated by other creditors).

Italy

For purposes of this Section “Italian Guarantor” means a guarantor incorporated under the laws of Italy or granting a security interest or a guarantee governed by Italian law.

Limitations on granting security interests and guarantees under Italian Law

Under Italian law, the entry into a transaction (including the creation of a security interest or the granting of a guarantee) by a company incorporated under Italian law must be permitted by the applicable laws and by its by- laws (statuto sociale) and is subject to compliance with the rules on corporate benefit, corporate authorization and certain other Italian mandatory provisions. If a security interest or a guarantee is being provided in the context of an acquisition, group reorganization, refinancing or restructuring, financial assistance issues may also be triggered. Notably, the limitations set forth in the following paragraphs will apply.

Corporate Benefit

An Italian company entering into a transaction (including granting a guarantee or a security interest) must receive a real and adequate benefit in exchange for the guarantee or the security interest being provided by such company. The concept of real and adequate benefit is not defined in the applicable legislation, is assessed and determined by a factual analysis on a case by case basis and its existence is a business decision of the directors and the statutory auditors, if any (i.e. no legal test). As a general rule, corporate benefit is to be assessed at the level of the relevant company on a stand-alone basis, although upon certain circumstances and subject to specific rules the interest of the group to which such company belongs may also be taken into consideration. While corporate benefit for downstream guarantee or security (i.e., a guarantee or a security interest granted to secure financial obligations of direct or indirect subsidiaries of the relevant grantor) is usually self-evident, the validity and effectiveness of up-stream or cross stream security or guarantee (i.e., security or guarantee granted to secure financial obligations of the direct or indirect parent or sister companies of the relevant grantor) granted by an entity organized under the laws of Italy depend on the existence of a real and adequate benefit in exchange for the granted security interest or guarantee and may be challenged unless it can be proved that the grantor may derive adequate benefits or advantages from the granting of such guarantee or security. In particular, in case of an up-stream and cross-stream guarantee or security for the financial obligations of group companies, examples may include financial consideration in the form of access to cash flows through intercompany loans from other members of the group, while transactions featuring debt financings of distributions to shareholders are largely untested in Italian courts, and, therefore, limited guidance is provided as to whether and to what extent such transactions could be challenged for lack of corporate benefit and conflict of interest. Generally, the risk assumed by an Italian grantor of security or guarantor under a guarantee must not be disproportionate to the direct or indirect economic benefit to it.

As a general rule, absence of a real and adequate benefit could render the transaction (including granting a security interest or a guarantee entered into) by an Italian company ultra vires and potentially affected by a conflict of interest and the related corporate resolutions adopted by the shareholders and directors may be the subject matter of challenges and annulment. Civil liabilities may be imposed on the directors of an Italian grantor if a court holds that it did not act in the best interest of the grantor and that the acts carried out do not fall within the corporate purpose of the company or were against mandatory provisions of Italian law. The lack of corporate benefit could also result in the imposition of civil liabilities on those companies or persons ultimately exercising control over an Italian grantor or having knowingly received an advantage or profit from such improper control. Moreover, the transaction (including the security interest or guarantee granted by an Italian company) could be declared null and void if the lack of corporate benefit was known or presumed to be known by the third party and such third party acted intentionally against the interest of the Italian company.

The above principles on corporate benefit apply equally to up-stream, cross-stream and down-stream guarantees or security interests granted by Italian companies.

Upon certain conditions, the granting of guarantees may be considered as a restricted financial activity within the meaning of Article 106 of Italian Legislative Decree No. 385 of September 1, 1993 (the “Italian Banking Act”), whose exercise is exclusively demanded to banks and authorized financial intermediaries. Non-compliance with the provisions of the Italian Banking Act may, among others, entail the relevant guarantees being considered null and void. In this respect, Italian Legislative Decree No. 53 of April 2, 2015, implementing Article 106, paragraph 3, of the Italian Banking Act, states that the issuance of guarantees or the granting of security by a company for the obligations of another company which is part of the same group does not qualify as a restricted financial activity, whereby “group” includes controlling and controlled companies within the meaning of Article 2359 of the “Italian Civil Code” as well as companies which are under the control of the same entity. As a result of the above described rules, subject to the relevant guarantors and the guaranteed entity being part of the same group of companies, the provision of the guarantees would not amount to a restricted financial activity.

Financial Assistance

In addition, the granting of a security or a guarantee by an Italian Guarantor cannot include any liability which would result in unlawful financial assistance within the meaning of Article 2358 or 2474, as the case may be, of Royal Decree No. 262 of March 16, 1942 (the “Italian Civil Code”) pursuant to which, subject to specific exceptions, it is unlawful for a company to give financial assistance (whether by means of loans, security, guarantees or otherwise) to support the acquisition or subscription by a third party of its own shares or quotas or those of any entity that (directly or indirectly) controls the Italian company. Financial assistance for refinancing indebtedness originally incurred for the purchase or subscription of its own shares or quotas or those of its direct or indirect parent company would also be a violation of financial assistance provisions. Any loan, guarantee or security given or granted in breach of these provisions is null and void. In addition, directors may be personally liable for failure to act in the best interests of the company.

Limitations to the Guarantee and Collateral

In order to comply with the above corporate law requirements on corporate benefit and financial assistance, the maximum amount that any Italian Guarantor and/or Italian security provider may be required to pay in respect of its obligations as guarantor under the relevant guarantee will be subject to limitations set forth in the relevant indenture and/or in the applicable security documents. By virtue of these limitations, the obligations of an Italian Guarantor under its guarantee may be significantly less than amounts payable with respect to the New Notes, or such Italian Guarantor may have effectively no obligation under its guarantee. In particular, the maximum amount that any Italian Guarantor may be required to pay under the relevant guarantee and/or security will be subject to the Guaranty and Security Principles, certain limitations under applicable law and any limitation referred to in the relevant security document and/or guarantee and/or the documentation that will be executed in the context of the accession of the relevant Italian Guarantor, including any supplement indenture to the 2024 Senior Notes Indenture. The proceeds of the enforcement of said guarantees will be distributed amongst the guaranteed creditors in accordance with the provisions of an intercreditor agreement. Accordingly, the holders of the New Notes will be able to recover limited amounts under the relevant guarantees and security.

Notwithstanding any provision to the contrary in any indenture, in order to comply with the mandatory provisions of Italian law in relation to (i) maximum interest rates (including the Italian Usury Law and article 1815 of the Italian Civil Code) and (ii) capitalization of interests (including article 1283 of the Italian Civil Code and article 120 of the Italian Legislative Decree No. 385 of 1 September 1993), the obligations of any Italian Guarantor under its guarantee shall not include and shall not extend to (A) any interest qualifying as usurious pursuant the Italian Usury Law and (B) any interest on overdue amounts compounded in violation of the provisions set forth by article 1283 of the Italian Civil Code and/or article 120 of the Italian Legislative Decree No. 385 of 1 September 1993, respectively.

Maximum Guaranteed Amount

Pursuant to Article 1938 of the Italian Civil Code, if a guarantee granted by an Italian Guarantor is issued to guarantee conditional or future obligations, the guarantee must be limited to a maximum amount. Such maximum amount should be expressly identified at the outset and expressed in figures (either in the guarantee deed or by reference to a separate document, such as the New Notes Indenture). In addition, as mentioned above, the guarantees granted by the Italian Guarantor must be supported by corporate benefit and, therefore, the maximum guaranteed amount must be indicated in the guarantee and shall not exceed the financial capabilities of the relevant Italian Guarantor. Such determination must be proportionate to the relevant Italian Guarantor’s assets and if it is deemed disproportional to the assets of the relevant Italian Guarantor, there is the risk that the guarantee could be declared void.

Trust and Parallel Debt

Italian Law No. 164 of November 11, 2014 introduced the provision by which the security interests and guarantees assisting bond issuances can be validly created and perfected in favor of the Notes Collateral Agent acting in its capacity as representative (rappresentante) of the holders of the New Notes pursuant to Article 2414-bis, paragraph 3, of the Italian Civil Code.in favor of the holders of the notes who will then be entitled to exercise in the name and on behalf of the holders all their rights (including any rights before any court and judicial proceedings) relating to the security interests and guarantees. However, there is no guidance or available case law on the exercise of the rights and enforcement of such security interest and guarantees by a rappresentante pursuant to Article 2414-bis, paragraph 3, of the Italian Civil Code also in the name and on behalf the holders of the New Notes which are neither directly parties to the collateral nor are specifically identified therein or in the relevant share certificates and corporate documents or public registries.

In addition, as the holders of the New Notes are not direct parties to any indenture, there is the risk that the appointment of the Notes Collateral Agent in its capacity as representative (rappresentante) of the holders of the New Notes pursuant to Article 2414-bis, paragraph 3, of the Italian Civil Code is not upheld by an Italian court and that therefore an Italian court may determine that the holders of the New Notes at the time of enforcement are not secured by the security under any of the security documents and/or that the rappresentante cannot exercise the rights and enforce the security interest also in the name and on behalf of the holders of the New Notes. In addition, the provisions and the subject matter of paragraph 3 of Article 2414-bis, paragraph 3, of the Italian Civil Code are new and, as such, untested by Italian Courts and, therefore, even if the appointment of the rappresentante is upheld by an Italian Court, it cannot be excluded that an Italian Court may take a different view and interpretation and determine that, where the security interest is granted in favor of the rappresentante, the holders of the New Notes at the time of enforcement are not secured by the security interest and/or cannot enforce that security interest.

It is uncertain and untested in the Italian courts whether, under Italian law, a security interest or a guarantee can be created and perfected: (i) in favor of creditors (such as the holders of the New Notes) which are neither directly parties to the relevant security documents and/or guarantee agreement or are not specifically identified therein or in the relevant share certificates and corporate documents or public registries; and (ii) in favor of a “trustee,” since there is no established concept of “trust” or “trustee” under Italian law and the precise nature, effect and enforceability of the duties, rights and powers of a “trustee” as trustee under security interests granted over Italian assets or guarantee is uncertain under Italian law. Given the above and considering that the holders of the New Notes are not party to the Italian law governed security documents, there is a risk that an Italian court may determine that the holders of the New Notes (in relation to which the relevant perfection formalities acknowledging their status as a secured creditor are not perfected at the time of enforcement) are not secured by the security interests created under the Italian law governed security documents and/or cannot enforce that security interest.

It being understood that the Parallel Debt will not apply to any collateral, Italian security document and/or guarantee granted by an Italian Guarantor; investors should note that the enforceability of Italian law governed security interests granted in favor of the creditor of a parallel debt has not been tested before the Italian courts and, therefore, there is no certainty that the parallel debt will eliminate or mitigate the risk of unenforceability by the holders of the New Notes of the collateral securing the New Notes governed by Italian law.

Furthermore, to date, the Italian courts have not considered whether a common representative (rappresentante comune) of the creditors (such as the holders of the New Notes) pursuant to Articles 2417 and 2418 of the Italian Civil Code may be validly appointed by means of a contractual arrangement, including in the form of an indenture (establishing the terms of an issuance of notes or bonds) or other similar contractual arrangements and the validity and enforceability of such appointment may not be upheld by a court.

Undercapitalization

Italian corporate law (Articles 2497-quinquies and 2467 of the Italian Civil Code) provides for rules to protect creditors against “undercapitalized companies” and provides for remedies in respect thereof. In this respect, in case of a loan to a company made by (i) a person that, directly or indirectly, directs the company or exercises management and coordination powers over that borrowing company or (ii) any entity subject to the management and coordination powers of the same person or (iii) a quotaholder in the case of a company incorporated in Italy as a società a responsabilità limitata, will be subordinated to all other creditors of that borrower and rank senior only to the equity in that borrower, if the loan is made when, taking into account the kind of business of the borrower, there was an excessive imbalance of the borrower’s indebtedness compared to its net assets or the borrower was already in a financial situation requiring an injection of equity and not a loan (“undercapitalization”). The above rules apply to shareholders’ loans “made in any form” and scholars generally conclude that such provisions should be interpreted broadly and apply to any form of financial support provided to a company by its shareholders, either directly or indirectly.

Therefore, upon the occurrence of the requirements provided for by the relevant provisions, Italian courts may apply such provisions of the Italian Civil Code to the Issuer’s relationship with its Italian subsidiary under the relevant intercompany loans. Accordingly, an Italian court may conclude that the obligations of any Italian subsidiary under any intercompany loan are subordinated to all its obligations towards other creditors. Should any of the obligations of any subsidiary under any intercompany loan or note be deemed subordinated to the obligations owed to other creditors by operation of law and senior only to the equity, the Issuer may not be able to recover any amounts under any intercompany loan or note granted to the Italian subsidiary, which could have a material adverse effect on the Issuer’s ability to meet its payment obligations under the New Notes. Moreover, in circumstances where any obligations of an Italian subsidiary under any intercompany loans or notes is subordinated by operation of law, the ability of the holders of the New Notes to recover under any collateral created over such intercompany loans or notes or any guarantees and/or security interests granted by such Italian subsidiary may be impaired or restricted.

General

The procedures for the enforcement of Italian law security and the timing for obtaining judicial decisions (including in relation to security enforcement) in the Republic of Italy are materially complex and time-consuming, especially given that the Italian courts maintain a significant role in the enforcement process, in comparison to other jurisdictions with which investors may be familiar.

Certain Limitations on Enforcement

Under Italian law, in the event that an entity becomes subject to insolvency proceedings, guarantees and security interests given by it or by way of a trust or parallel debt obligation could be subject to potential challenges by the appointed bankruptcy or judicial liquidation receiver or by other creditors under the rules of ineffectiveness or avoidance or clawback of (i) Italian bankruptcy law (i.e. Royal Decree No. 267 of March 16, 1942, as amended and supplemented from time to time, the “Italian Bankruptcy Law” and/or (ii) Legislative Decree No. 14 of January 12, 2019, as amended and supplemented from time to time, the “Italian Insolvency Code”) and the relevant law on the non-insolvency avoidance or clawback of transactions made by the debtor during a certain legally specified period (the “suspect period”). If challenged successfully, the guarantee or the security interest may become unenforceable and any amounts received must be refunded to the insolvent estate. To the extent that the grant of any security interest or guarantee is voided, holders of the New Notes could lose the benefit of the security interest or guarantee and may not be able to recover any amounts under the related security documents or guarantee.

In addition, under Italian law, in certain circumstances also in the ordinary course of business, an action can be brought by any creditor of a given debtor within five (5) years from the date in which the latter enters into a guarantee, security, agreement and any other act by which it disposes of any of its assets, in order to seek a claw- back action (azione revocatoria ordinaria) pursuant to Articles 2901 and following of the Italian Civil Code (which results in a declaration of ineffectiveness as to the acting creditor) of the said guarantee, security, agreement and other act that is purported to be prejudicial to the acting creditor’s right of credit. An Italian court could revoke the said guarantee, security, agreement and other act only if it, in addition to the ascertainment of the prejudice, was to make the two following findings:

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that the debtor was aware of the prejudice which the act would cause to the rights of the acting creditor, or, if such act was done prior to the existence of the claim or credit, that the act was fraudulently designed for the purpose of prejudicing the satisfaction of the claim or credit; and

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that, in the case of non-gratuitous acts, the third party involved was aware of said prejudice and, if the act was done prior to the existence of the claim or credit, that the said third party participated in the fraudulent design.

Furthermore, under fraudulent conveyance and other provisions of Italian law, a court could void or invalidate all or a portion of the obligations of a guarantor under the relevant guarantee and, if payment had already been made under that guarantee, require the recipients of that payment to return the payment to the relevant guarantor, if the court found that, inter alia:

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the relevant guarantor gave such guarantee with actual intent to hinder, delay or defraud its current or future creditors or with a desire to prefer some creditors over others, or when the beneficiary of the guarantee was aware that the relevant guarantor was insolvent when it gave the relevant guarantee;

•	the relevant guarantor did not receive fair consideration or reasonably equivalent value for its guarantee or the relevant guarantor was insolvent at the time the guarantee was given;

•	the relevant guarantee was held to exceed the corporate objects of the relevant guarantor or not to be in the best interest or for the corporate benefit of the relevant guarantor; or

•	the guarantor giving such guarantee was aware, or should have been aware, that the transaction was to the detriment of the creditors.

If a court decided either that a guarantee was a fraudulent conveyance and voided such guarantee, or held it unenforceable for any other reason, the beneficiary of the guarantee may cease to have any claim with respect to the relevant guarantor. The same would also apply to any security interest.

Furthermore, in the event that the limitations on the guarantee issued by an Italian Guarantor apply and/or there are payment obligations under any New Notes other than in respect of principal or interest, the noteholders could have a reduced claim against the relevant guarantor.

According to Italian law, the enforcement of any claims, obligations, security interest and rights in general may be subject to, among others, the following aspects:

•	the enforcement of obligations may be limited by the insolvency proceedings relating to or affecting the rights of creditors;

•	an Italian court will not necessarily grant any specific enforcement or precautionary measures, the availability of which is subject to the discretion of the Court;

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with respect to contracts providing for mutual obligations (contratti a prestazioni corrispettive), each party can refuse to perform its obligation if the other party does not perform or does not offer to perform its own obligation thereunder, in accordance with and subject to the provisions of Article 1460 of the Italian Civil Code;

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claims arising under Italian law governed documents may become barred under the provision of Italian law concerning prescriptions and limitations by the lapse of time (prescrizioni e decadenze) or may be or become subject to a claim of set-off (compensazione) or to counterclaim;

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pursuant to Article 1241 of the Italian Civil Code concerning set-off of reciprocal obligations (compensazione), persons who have reciprocal debt obligations may set-off such obligations for the correspondent amount when both such debt obligations have as an object a pecuniary obligation or fungible assets of the same kind and are equally liquid and payable;

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any provision contained in any agreement or instrument purporting to require a party to indemnify another person against the damages suffered by the latter as a result of a default of the former is subject to: (i) Article 1223 of the Italian Civil Code, providing that the damages payable as a result of a breach of contract are constituted by the actual loss (danno emergente) and the loss of profit (lucro cessante) provided that both elements can be recovered only insofar as they are an immediate and direct consequence of the breach; and (ii) Article 1225 of the Italian Civil Code, providing that, except in the event of a breach of contract caused by wilful default (dolo), the liability of a party is limited to those damages which were foreseeable at the time the contract was entered into;

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an objection by the grantor of any security interest or guarantee to the enforcement of such security interest or guarantee may be upheld by an Italian court in the absence of any default to fulfil the obligations expressed to be secured or guaranteed thereunder by the respective grantor;

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under Italian law, it is unclear whether a partial assignment of an agreement is valid and, therefore, it may be re-characterized by an Italian court as a novation, to the effect that, inter alia, the relevant assignee may not benefit from the corresponding assignment of any related security interest or guarantee;

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according to Italian law, a security interest or guarantee can be validly created only directly in favour of the relevant secured creditors, acting directly or through attorneys-in-law, up to the secured amount corresponding to each of such secured creditors’ claims; by contrast a security interest or guarantee cannot be created in favour of an entity acting on behalf of third parties (e.g., security trustee);

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where any party to any agreement or instrument is vested with discretion or may determine a matter in its opinion, Italian law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds;

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the enforceability in Italy of obligations or contractual provisions governed by a foreign law may be limited by the application of Italian overriding mandatory provisions (norme di applicazione necessaria) and by the fact that the relevant provisions of foreign laws may be deemed contrary to Italian public policy principles and there is no case law setting out specific criteria for the application of such legal concepts under Italian law;

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there is some possibility that an Italian court could hold that a judgment on a particular agreement or instrument, whether given in an Italian court or elsewhere, would supersede such agreement or instrument to all intents and purposes, so that any obligation thereunder which by its terms would survive such judgment might not be held to do so;

•	enforcement of obligations may be invalidated by reason of fraud or abuse of the law (abuso del diritto);

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the enforceability of an obligation pursuant to the terms set forth in any agreement or instrument may be subject to the interpretation of an Italian court which may carry out such interpretation pursuant to the provisions of Articles 1362 and following of the Italian Civil Code;

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any question as to whether or not any provision of any agreement or instrument which is illegal, invalid, not binding, unenforceable or void may be severed from the other provisions thereof in order to save those other provisions would be determined by an Italian court on the basis of the interpretation of intention of the parties, taking also into account the conduct of the parties following the execution of such agreement or instrument (Article 1419 of the Italian Civil Code);

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a document is admissible in evidence in the Italian courts provided that it is in Italian language or, in the event it is not in Italian language, it has been applied to the Italian courts together with the relative sworn translation (traduzione asseverata);

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an Italian court may decide that a security interest cannot be validly created to secure the claim by way of recourse (credito di regresso) of a secured creditor in relation to payments made under a guarantee, where the guarantee had not yet been issued at the time the relevant security was created;

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for the purposes of the compliance with the financial assistance’s provisions, an Italian company, either directly or indirectly, cannot grant loans or provide security interest for the purchase or subscription of its own shares unless the strict requirements provided for the Italian Civil Code are satisfied;

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for the purposes of the compliance with the corporate benefit principle, an Italian company must have a specific corporate interest in guaranteeing or securing financial obligations of its parent company or any other companies, whether related or unrelated, such interest being determined by the relevant company on a case-by-case basis;

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in case of bankruptcy (filed or pending before July 15, 2022) or a judicial liquidation, a receiver is appointed by the court to administer the proceeding under the supervision of the court and creditors’ committee and creditors cannot start or continue individual foreclosure actions (including the enforcement of security interests) against the debtor (automatic stay). Furthermore, the sale of the relevant collateral assets is carried out by such receiver unless the secured creditor is expressly authorized by the court or, in case of judicial liquidation, to have the collateral assets assigned at a fair market value returning any excess to the judicial liquidation estate;

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the preemption rights (prelazione) granted by a pledge extend to interest accrued in the year in which the date of the relevant seizure/attachment or adjudication in bankruptcy falls (or, in the absence of seizure/attachment, at the date of the notification of the payment demand (precetto) and extend, moreover, to interest accrued and to accrue thereafter, but only to the extent of legal interest and until the date of the forced sale occurred in the context of the relevant foreclosure proceeding or bankruptcy/judicial liquidation proceedings);

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in order to oppose an assignment and/or a pledge to any third party, it will be necessary to notify such assignment and/or pledge to the relevant debtor or make such debtor to accept it by an instrument bearing an undisputable date (data certa); the priority of such assignment and/or pledge will be determined accordingly. One way of ensuring that a document has an indisputable date is that of ensuring that the execution of the relevant document by one of the parties to it is witnessed by a notary who states the date of witnessing on the document;

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a special lien (privilegio speciale) created pursuant to article 46 of Legislative Decree n. 385 of September 1, 1993 (the “Italian Banking Law”) is generally deemed applicable only to financing granted by banks authorised to carry on banking business in Italy, although this requirement is not clearly provided under the Italian Banking;

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in order to oppose a special lien (privilegio speciale) pursuant to article 46 of the Italian Banking Law to any third party, it must be created pursuant to a deed executed in form of notarial deed or, at least, a deed certified by Public Notary and the same must be registered with a special register at the public registry held by the court of the place where the debtor and the grantor have their registered office; the priority of such special lien will be determined accordingly;

•	there could be circumstances in which Italian law would not give effect to provisions concerning advance waivers or forfeitures to the extent that it is deemed to be contrary to public order;

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the effectiveness of terms exculpating a party from liability or duties otherwise owed is prevented by Italian law in the event of gross negligence (colpa grave), willful misconduct (dolo) or the violation of mandatory provisions;

•	penalties and liquidated damages (penali) may be equitably reduced by a court;

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any obligation of an Italian company and/or any obligation secured or guaranteed by an Italian company, which is in violation of certain Italian mandatory or public policy rules (including, among others, any obligation to pay: (i) any portion of interest exceeding the thresholds of the interest rate permitted under the Italian law no. 108 of March 7, 1996 (i.e., the Italian usury law), as amended from time to time and related implementing rules and regulations; and (ii) any portion of interest deriving from any compounding of interest which does not comply with Italian law, including Article 1283 of the Italian Civil Code, according to which, accrued and unpaid interest can be capitalized only after legal proceedings to recover the debt were started or in the event the interest were unpaid and capitalized for not less than six months based on an agreement executed after the relevant maturity date and Article 120 of the Italian Legislative Decree no. 385/1993 (i.e., the Italian Banking Act)) may not be enforceable;

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if a party to an agreement is aware of the invalidity of that agreement and does not inform the other parties to that agreement of such invalidity, it is liable for the damages suffered by such other parties as a consequence of having relied upon the validity of the agreement;

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an Italian court may refuse to give effect to any contractual provision for the payment of expenses in respect of the costs of enforcement (actual or contemplated) or of unsuccessful litigation brought before an Italian court;

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a security interest does not prevent creditors of the relevant debtor other than the secured creditor from continuing enforcement or enforcement proceedings on the assets secured by the relevant pledge; and

•	enforceability of a subordination arrangement made among creditors of a debtor subsequently declared bankrupt is untested before an Italian court; and

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in case of bankruptcy (to the extent applicable after July 15, 2022) or judicial liquidation of the grantor of the pledge over quotas or shares, the assets secured by the pledge could be freely sold to any third party in the context of the relevant bankruptcy proceeding or in case of a judicial liquidation the pledged assets can also be assigned to secured creditors at a fair market value and, as a consequence, the proceeds would be set aside for the prior satisfaction of the pledgee but the pledge would be terminated and, therefore, the latter would lose entitlement to the voting rights on the pledged quotas/shares.

Certain Italian Insolvency Law Considerations

To the extent that the “center of main interests” (as defined in the EU Insolvency Regulation described under section European Union above and also pursuant to article 2, paragraph 1, letter m of the Italian Insolvency Code) of an Italian Guarantor is located in Italy in the event of the insolvency or financial distress of such entities, insolvency, reorganization and debt restructuring proceedings will be initiated in Italy.

The insolvency laws of Italy may not be as favorable to investors’ interests as those of other jurisdictions with which investors may be familiar. In Italy, courts play a central role in the insolvency process. Moreover, in court procedures may be materially more complex and the enforcement of security interests by creditors in Italy can be more time-consuming than in equivalent situations in jurisdictions with which holders of the New Notes may be familiar.

The following is a brief description of certain aspects of insolvency law in Italy, which does not include special provisions applying to banks, insurance and other companies authorized to carry out certain reserved activities nor it provides a comprehensive description of insolvency laws application where publicly-owned companies are involved.

Insolvency laws and regulations have been replaced with effects from July 15, 2022 by the Italian Insolvency Code, which is compliant with EU directive 1023/2019 (Insolvency Directive). The main innovations introduced by the Italian Insolvency Code include: (i) the elimination of the term “bankrupt” (fallito) due to its negative connotation and the replacement of bankruptcy proceedings (fallimento) with a judicial liquidation (liquidazione giudiziale); (ii) a new definition of “state of crisis”; (iii) the adoption of the same procedural framework in order to ascertain such state of crisis and to access the different judicial insolvency proceedings provided for by the same Italian Insolvency Code; (iv) a new set of rules concerning group restructurings; (v) restrictions to the use of the pre-bankruptcy composition with creditors (concordato preventivo) in order to favor going concern proceedings; (vi) a new crisis settlement procedure (composizione negoziata della crisi); (vii) jurisdiction of specialized courts over proceedings involving large debtors; (viii) the adoption of definition of debtor’s “center of main interest” as provided in the new set of rules concerning group restructurings; (ix) the introduction of the new restructuring plan subject to homologation (piano di ristrutturazione soggetto ad omologazione) as well as of new restructuring tools and frameworks (strumenti di regolazione della crisi e dell’insolvenza della società); (x) the regulation of adequate measures and plans to early detect a crisis with specific criteria to be adopted by companies and (xi) amendments to certain provisions of the Italian Civil Code aimed at ensuring the general effectiveness of the reform.

The Italian Insolvency Code has been amended and supplemented by, among others, (i) the Italian Legislative Decree No. 147 of October 26, 2020, (ii) the Italian Draft Legislative Decree on “Amendments to the Business Crisis and Insolvency Code, implementing Directive (EU) 2019/1023” approved on March 17, 2022 by the Italian Council of Ministers (Consiglio dei Ministri), (iii) the Italian Legislative Decree No. 83 of June 17, 2022 and (iv) the Italian Law Decree No. 73 of June 21, 2022 as converted into law (with amendments) by Law No. 122 of August 4, 2022.

Except for minor changes in some provisions of the Italian Civil Code, which already entered into force on March 16, 2019, in response to the COVID-19 pandemic, the entry into force of the Italian Insolvency Code has been initially postponed to September 1, 2021 by the “Decreto liquidità” (i.e., Law Decree April 8, 2020, no. 23, published in the Gazzetta Ufficiale on April 8, 2020 and converted in law by the Italian Parliament by the Law June 5, 2020, no. 40, published in the Gazzetta Ufficiale on June 6, 2020 the “Liquidity Decree”), and is now effective starting from July 15, 2022.

Provisions under the Italian Bankruptcy Law continue to apply only to any procedure pending before July 15, 2022 (i.e., the effective date of the Italian Insolvency Code).

Considering the above, the following is a brief description of certain main aspects of insolvency law in Italy as it stands now and in particular: (i) of the Italian Bankruptcy Law and the other ancillary applicable regulations in place until July 15, 2022 and (ii) of the Italian Insolvency Code after its entry into force.

Italian Bankruptcy Law—applicable to proceedings filed or opened before July 15, 2022 only

In particular, please find below a brief description of the main provisions of the Italian Bankruptcy Law and the other ancillary applicable regulations

The two primary aims of the Italian Bankruptcy Law are to liquidate the debtor’s assets and protect the goodwill of the going concern (if any) for the satisfaction of creditors’ claim as well as, in case of the amministrazione straordinanria, to maintain employment. These competing aims have often been balanced by the sale of businesses as going concerns and ensuring that employees are transferred along with the businesses being sold.

Under the Italian Bankruptcy Law, bankruptcy (fallimento) must be declared by a court, based on the insolvency (insolvenza) of a company upon a petition filed by the company itself, the public prosecutor and/or one or more creditors. Insolvency, as defined under Article 5 of the Italian Bankruptcy Law, occurs when a debtor is no longer able to regularly meet with ordinary means its obligations as they come due. This must be a permanent, rather than a temporary status of insolvency, in order for a court to hold that a company is insolvent.

In cases where a debtor is facing financial difficulties or temporary cash shortfall and, in general, financial distress, it may be possible for it to enter into out-of-court arrangements with its creditors, which may safeguard the existence of the company, but which are susceptible of being reviewed by a court in the event of a subsequent insolvency, and possibly challenged as voidable transactions.

Restructuring Outside of a Judicial Process (Accordi Stragiudiziali)

Restructuring generally takes place through a formal judicial process because it provides the debtor with significant advantages and because informal out-of-court arrangements put in place as a result of an out-of-court restructuring are vulnerable to being very likely reviewed by a court in the event of a subsequent insolvency, and possibly challenged as voidable transactions, and may trigger various liabilities in the event of a subsequent bankruptcy. However, in cases where a company is solvent, but facing temporary financial difficulties, it may be possible to enter into an out-of-court arrangement with its creditors, which may safeguard the existence of the company.

Out-of-Court Reorganization Plans (Piani di Risanamento) Pursuant to Article 67, Paragraph 3(d) of the Italian Bankruptcy Law

Out-of-court debt restructuring agreements are based on restructuring plans (piani di risanamento) prepared by companies in order to restructure their indebtedness and to ensure the recovery of their financial condition. An independent expert appointed directly by the debtor must verify the feasibility of the restructuring plan and the truthfulness of the business data provided by the company. There is no need to obtain court approval to appoint the expert. The expert must possess certain specific professional requisites and qualifications and meet the requirements set forth by Article 2399 of the Italian Civil Code and may be subject to liability in case of misrepresentation or false certification.

Out-of-court debt restructuring arrangements are not under any form of judicial control or approval and, therefore, no application is required to be filed with the court or supervising authority. Out-of-court debt restructuring arrangements are not required to be approved and consented to by a specific majority of all outstanding claims.

The terms and conditions of these plans are freely negotiable, provided that they are finalized at restructuring the debtor’s indebtedness and rebalancing its capital structure. Unlike in-court pre-bankruptcy agreement proceedings and debt restructuring agreements, out-of-court reorganization plans do not offer the debtor any protection against enforcement proceedings and/or precautionary actions of third-party creditors or any public authority including tax authorities. The Italian Bankruptcy Law provides that, should these plans fail and the debtor be declared bankrupt, the payments and/or acts carried out, and/or security interest granted for the implementation of the reorganization plan, subject to certain conditions (a) are not subject to claw-back action; and (b) are exempted from the potential application of certain criminal sanctions. Neither ratification by the court nor publication in the Companies’ Register are needed (although publication in the Companies’ Register is possible upon a debtor’s request and would allow to certain tax benefits), and, therefore, the risk of bad publicity or disvalue judgments are lower than in case of an in-court pre-bankruptcy agreement or a debt restructuring agreement.

Debt Restructuring Agreements with Creditors Pursuant to Article 182-bis of the Italian Bankruptcy Law (Accordi di Ristrutturazione dei Debiti)

The debtor may negotiate with creditors holding at least 60% of the total amount of claims or debt restructuring agreements, subject to court’s approval (omologazione). An independent expert appointed by the debtor must assess the truthfulness of the business and accounting data provided by the company and declare that the agreement is feasible and that it ensures that the non-participating creditors can be fully satisfied within the following terms: (a) 120 days from the date of approval of the agreement by the court, in the case of debts which are due and payable to the non-participating creditors as of the date of the approval (omologazione) of the debt restructuring agreement by the court; and (b) 120 days from the date on which the relevant debts fall due, in case of debts which are not yet due and payable to the non-participating creditors as at the date of the approval (omologazione) of the debt restructuring agreement by the court. Only a debtor who is insolvent or in a situation of “financial distress” (i.e., facing financial crisis which does not yet amount to insolvency) can initiate this process and request the court’s approval (omologazione) of the debt restructuring agreement entered into with its creditors.

The agreement is published in the companies’ register and is effective as of the day of its publication. Starting from the date of such publication and for 60 days thereafter, creditors cannot start or continue any conservative or enforcement actions against the assets of the debtor in relation to pre-existing receivables and cannot obtain any security interest (unless agreed) in relation to preexisting debts. The Italian Bankruptcy Law does not expressly provide for any indications concerning the contents of the debt restructuring agreement. The plan can therefore provide, among others, either for the prosecution of the business by the debtor or by a third party, or the sale of the business to a third party, and may contain refinancing agreements, moratoria, write-offs and/or postponements of claims. The debt restructuring agreement may also contain a proposed tax settlement for the partial or deferred payment of certain taxes.

The 60-days moratorium can also be requested by the debtor, pursuant to Article 182-bis, Paragraph 6 of the Italian Bankruptcy Law, while negotiations with creditors are pending (i.e., prior to the above-mentioned publication of the agreement), subject to certain conditions. Such moratorium request must be published in the companies’ register and becomes effective as of the date of publication. The court, having verified the completeness of the documentation filed by the debtor, sets the date for a hearing within 30 days of the publication and orders the company to supply the relevant documentation in relation to the moratorium to the creditors. At such hearing, the court assesses whether the conditions for anticipating the moratorium are in place and, in such case, orders that no conservative or enforcement action may be started or continued, nor can security interests (unless agreed) be acquired over the assets of the debtor, and sets a deadline (not exceeding 60 days) within which a debt restructuring agreement and the assessment by the expert must be deposited.

The court’s order may be challenged within 15 days of its publication. Within the same time frame, an application for the concordato preventivo (as described below) may be filed, without prejudice to the effect of the moratorium. Creditors and other interested parties may oppose the agreement within 30 days from the publication of the agreement in the companies’ register. After having settled the oppositions (if any) the court will validate the agreement by issuing a decree, which can be appealed within 15 days of its publication.

The Decree 83/2015, as amended by Law 132/2015 modified the basis for calculation of the 60% of the outstanding debtor’s debt threshold required for courts’ sanctioning of debt restructuring agreements (accordi di ristrutturazione dei debiti), easing the requirements with respect to financial creditors.

The new Article 182-bis, Paragraph 8 of the Italian Bankruptcy Law, as amended by Italian Law No. 69 of May 21, 2021, and subsequently replaced by the Law Decree 118/2021, sets the rule for when substantial amendments are made to the plan, inter alia, if any substantial change to the plan are is necessary or required before or after the homologation of a debt restructuring agreement with creditors, the entrepreneur shall make the appropriate changes aimed at the implementation of such plan, requesting (i) the independent expert to renew its report as well as (ii) the creditors involved in such debt restructuring agreement to manifest their consent the necessary amendments.

The Law Decree 118/2021 significantly amended Article 182 septies of the Italian Bankruptcy Law and introduced in the Italian Bankruptcy Law the new Article 182 octies, Article 182 novies and Article 182 decies, thus anticipating some of the provisions of the Insolvency Code.

Pursuant to the new Article 182 novies of the Italian Bankruptcy Law, introduced by the Law Decree 118/2021, the percentage of 60% provided under Article 182-bis, Paragraph 1, of the Italian Bankruptcy Law is reduced to the 30% if the debtor (a) waives the 120-day term for the satisfaction of its creditors provided for under Article 182-bis, Paragraph 1, letters (a) and (b) of the Italian Bankruptcy Law (therefore implying that the plan must be adequate and capable for the full and timely payment of dissenting creditors); (b) does not previously file a petition for admission to the concordato in bianco pursuant to Article 161, Paragraph 6, of the Italian Bankruptcy Law, and (c) does not request the 60-days moratorium pursuant to Article 182-bis, Paragraph 6 of the Italian Bankruptcy Law.

Pursuant to the new Article 182-septies of the Italian Bankruptcy Law, debtors are entitled to enter into debt restructuring agreements by obtaining the approval of creditors representing at least 75% of the credits belonging to the same category (with respect to the homogeneity of their legal status and economic interests), and can request the court to declare that agreement binding on non-adhering creditors of the same category (a so-called “cram-down”), provided that certain conditions are met, including that non-participating creditors shall be satisfied to a no lesser extent than the liquidation alternative. The law also provides that (i) the agreement shall be of a non- liquidating nature, (ii) the agreement shall contemplate the direct or indirect continuation of the business activity as a going concern, and (iii) all the creditors belonging affected by the proceeding and to the relevant category have been duly notified of the beginning of the negotiations, have been kept informed and have been notified the debt restructuring agreement and the sanctioning decree (decreto di omologa) and the related documentation. If these conditions are met, the remaining 25% of non-participating creditors belonging to the same class of creditors are crammed down; however, non-participating crammed down creditors can challenge the deal and refuse to be forced into it.

Pursuant to Article 11 of The Law Decree 118/2021 the percentage of 75% is lowered to 60% if the reach of the debt restructuring agreement results from the Final Report issued by the Expert at the end of the negotiations pertaining to the composizione negoziata della crisi.

Pursuant to the new Article 182 septies, Paragraph 5, of the Italian Bankruptcy Law, a special provision is set forth for debtors whose financial indebtedness is at least 50% of their total indebtedness: in this situation the debt restructuring agreement may identify one or more categories of creditors which are banks and financial intermediaries which have a homogeneous legal position and economic interests and extend the effects of the agreement to non-participating creditors who are part of the same category. In such instance, the agreement is valid even if it does not contemplate the direct or indirect continuation of the business activity as a going concern. However, in such case, the rights of creditors who are not banks or financial intermediaries remain valid.

Similarly, pursuant to the new Article 182 octies of the Italian Bankruptcy Law, a standstill agreement (convenzione di moratoria) entered into between a debtor and creditors representing 75% of the same class would also bind the non-participating creditors, provided that (A) an independent expert meeting the requirements provided under Article 67, Paragraph 3(d) of the Italian Bankruptcy Law certifies (i) the truthfulness of the business data, (ii) the attitude of the standstill agreement to temporarily regulate the effects of the crisis and (iii) the fact that the non-adhering creditors suffer a prejudice that is proportionate and consistent with the recovery strategies undertaken by the debtor, and (B) certain further conditions are met (e.g., all the creditors belonging to the relevant category have been duly noticed of the beginning of the negotiations have been made able to participate in the negotiations and have received complete and up-to-date information on the debtor’s assets, economic and financial situation and on the agreement and its related effects). Non-adhering crammed-down creditors can challenge the standstill agreement within 30 days after having been notified of the same.

The debt restructuring agreement provided under Article 182 septies of the Italian Bankruptcy Law and the standstill agreement provided under Article 182 octies of the Italian Bankruptcy Law shall not impose new obligations, the granting of new overdraft facilities, the maintenance of the possibility to utilize the existing facilities or the utilization of new facilities on non-participating creditors.

Pursuant to the new Article 182 decies of the Italian Bankruptcy Law, introduced by the Law Decree 118/2021, Article 1239 of the Italian Civil Code applies to the creditors that have adhered to the debt restructuring agreements. Non-participating creditors maintain their claims towards (i) those who are jointly and severally liable with the debtor, (ii) the debtor’s guarantors and (iii) debtors by way of right of recourse (regresso). Unless agreed otherwise, debt restructuring agreements produce effect towards the shareholders who are jointly liable with non-limited liability companies, provided that, if such shareholders have granted guarantees, they will remain liable as guarantors.

Pursuant to Article 182-quater of the Italian Bankruptcy Law, financing granted to the debtor pursuant to the approved debt restructuring agreement (or a court-supervised Pre-Bankruptcy Composition with Creditors) enjoy priority status in cases of subsequent bankruptcy (such status also applies to financing granted by shareholders, but only up to 80% of such financing). Financing granted “in view of” (i.e., before) presentation of a petition for a debt restructuring agreement or a court- supervised Pre-Bankruptcy Composition with Creditors (finanza ponte) or granted in execution of the composition with creditors (finanza in esecuzione) may be granted such priority status provided that it is envisaged by the relevant plan or agreement and that such priority is expressly provided for by the court at the time of approval of the plan or sanctioning (omologazione) of the agreement or the approval of the Pre-Bankruptcy Composition with Creditors.

Moreover, pursuant to the new Article 182-quinquies of the Italian Bankruptcy Law, the Court, pending the sanctioning (omologazione) of the debt restructuring agreement pursuant to Article 182-bis, Paragraph 1, of the Italian Bankruptcy Law or after the filing of the moratorium application pursuant to Article 182-bis, Paragraph 6, of the Italian Bankruptcy Law or a petition pursuant to Article 161, Paragraph 6, of the Italian Bankruptcy Law (in relation to the court supervised pre-bankruptcy arrangement with creditors procedure described below) may authorize the debtor, if so expressly requested: (i) to incur in new super senior indebtedness and to secure such indebtedness with in rem security (garanzie reali), or by assigning claims, provided that the expert appointed by the debtor, having verified the overall financial needs of the company until the sanctioning (omologazione), declares that the new financing aims at providing a better satisfaction of the rights of the creditors, and (ii) to pay pre-existing debts deriving from the supply of services or goods, to the extent already payable and due, provided that the expert declares that such payment is essential for the keeping of the company’s activities and to ensure the best satisfaction for all creditors. In addition, according to the provisions of the Decree 83/2015, as amended by Law 132/2015, the aforementioned authorization may be given also before the filing of the additional documentation required pursuant to Article 161, Paragraph 6 of the Italian Bankruptcy Law.

The provision of Article 182-quinques of the Italian Bankruptcy Law applies to both debt restructuring agreement and to the court-supervised pre-bankruptcy compositions with creditors (concordato preventivo) outlined below.

Furthermore, according to the Article 182-quinquies, paragraph 3 of the Italian Bankruptcy Law, pending the sanctioning (omologazione) of the debt restructuring agreement pursuant to Article 182-bis, Paragraph 1 of the Italian Bankruptcy Law or after the filing of the moratorium application pursuant to Article 182-bis, Paragraph 6 of the Italian Bankruptcy Law also in absence of the plan pursuant to Article 161, Paragraph 2, letter (e) of the Italian Bankruptcy Law, the court may also authorize the debtor to incur in new super senior (so-called prededucibile) indebtedness, aimed at supporting urgent financial needs related to the company’s business. The company, while filing such request of authorization, is required to specify (i) the purpose of the financing; (ii) that it is unable to otherwise obtain the required funds and (iii) that the absence of such financing will entail an imminent and irreparable prejudice to the company.

Court Supervised Pre-Bankruptcy Composition with Creditors (Concordato Preventivo)

A company which is insolvent or in a situation of crisis (i.e., financial distress which does not yet amount to insolvency) and that has not been declared insolvent by the court has the option to make a composition proposal to its creditors, under court supervision, in order to compose its overall indebtedness and/or reorganize its business, thereby avoiding a declaration of insolvency and the initiation of bankruptcy proceedings. Such composition proposal can be made by a commercial enterprise which exceeds any of the following thresholds: (i) has had assets (attivo patrimoniale) in an aggregate amount exceeding €0.3 million for each of the three preceding fiscal years, (ii) gross revenue (ricavi lordi) in an aggregate amount exceeding €0.2 million for each of the three preceding fiscal years, and (iii) has total indebtedness in excess of €0.5 million. Only the debtor company can initially file a petition with the court for a concordato preventivo (together with, among others, a restructuring plan and an independent expert report assessing the feasibility of the composition proposal and the truthfulness of the business and accounting data provided by the company). The petition for concordato preventivo is then published by the debtor in the company’s register. From the date of such publication to the date on which the court sanctions the concordato preventivo, all enforcement and interim relief actions by the creditors (whose debt became due before the sanctioning of the concordato preventivo by the court) are stayed. During this time, all enforcement, precautionary actions and interim measures sought by the creditors, whose title arose beforehand, are stayed. Preexisting creditors cannot obtain security interests (unless authorized by the court) and mortgages registered within the 90 days preceding the date on which the petition for the concordato preventivo is published in the company’s register are ineffective against such pre-existing creditors.

The composition proposal filed in connection with the petition may provide for: (i) the restructuring and payment of debts and the satisfaction of creditors’ claims (provided that, in any case, it will ensure payment of at least 20% of the unsecured receivables, except for the case of composition with creditors with continuity of the going concern (concordato con continuità aziendale) pursuant to Article 186-bis of the Italian Bankruptcy Law, including through extraordinary transactions, such as the granting to creditors and to their subsidiaries or affiliated companies of shares, bonds (including bonds convertible into shares), or other financial instruments and debt securities); (ii) the transfer to a receiver (assuntore) of the operations of the debtor company making the composition proposal; (iii) the division of creditors into classes; and (iv) different treatment of creditors belonging to different classes. The composition proposal may also contain a proposed tax settlement for the partial or deferred payment of certain taxes.

The filing of the petition for the concordato preventivo may be preceded by the filing of a preliminary petition for a concordato preventivo (so-called concordato in bianco, pursuant to Article 161, paragraph 6, of the Italian Bankruptcy Law, as amended by Law Decree No. 69/2013 as converted into Italian Law No. 98/2013 (“Law Decree 69/2013”)). The debtor company may file such petition along with: (i) its financial statements from the latest three financial years; and (ii) the list of creditors with the reference to the amount of their respective receivables, reserving the right to submit the underlying plan, the proposal and all relevant documentation within a period assigned by the court between 60 and 120 days from the date of the filing of the preliminary petition, subject to only one possible further extension of up to 60 days, where there are reasonable grounds for such extension (giustificati motivi). In advance of such deadline, the debtor may also file a petition for the approval of a debt restructuring agreement (pursuant to Article 182-bis of the Italian Bankruptcy Law). If the court accepts such preliminary petition, it may: (i) appoint a judicial commissioner (commissario giudiziale) to overview the company, who, in the event that the debtor has carried out one of the activities under Article 173 of the Italian Bankruptcy Law (e.g., concealment of part of assets, omission to report one or more claims, declaration of nonexistent liabilities or commission of other fraudulent acts), will report it to the court, which, upon further verification, may reject the petition at court for a concordato preventivo; and (ii) set forth reporting and information duties of the company during the abovementioned period. The statutory provisions providing for the stay of enforcement and interim relief actions by the creditors referred to in respect of the concordato preventivo also apply to preliminary petitions for concordato preventivo (so-called concordato in bianco).

The debtor company may not file such pre-application where it had already done so in the previous two years without the admission to the concordato preventivo having followed. The decree setting the term for the presentation of the documentation contains also the periodical information requirements (also relating to the financial management of the company and to the activities carried out for the purposes of the filing of the application and the restructuring plan) that the company has to fulfill, at least on a monthly basis, until the lapse of the term established by the court. The debtor company will file, on a monthly basis, the company’s financial position, which is published, the following day, in the company’s register.

Noncompliance with these requirements results in the application for the composition with creditors being declared inadmissible and, upon request of the creditors or the public prosecutor and provided that the relevant requirements are verified, in the adjudication of the distressed company into bankruptcy. If the activities carried out by the debtor company appear to be clearly inappropriate to the preparation of the application and the restructuring plan, the court may, ex officio, after hearing the debtor and—if appointed—the judicial commissioner, reduce the time for the filing of additional documents.

Following the filing of the preliminary petition and until the decree of admission to the composition with creditors, the distressed company may: (i) carry out acts pertaining to its ordinary activity; and (ii) seek the court’s authorization to carry out acts pertaining to its non-recurring activity, to the extent they are urgent.

Claims arising from acts lawfully carried out by the distressed company and new super senior indebtedness authorized by the court, pending the sanctioning (omologazione) of the debt restructuring agreement pursuant to Article 182-bis, Paragraph 1 of the Italian Bankruptcy Law or after the filing of the moratorium application pursuant to Article 182-bis, Paragraph 6 of the Italian Bankruptcy Law also in absence of the plan pursuant to Article 161, Paragraph 2, letter (e) of the Italian Bankruptcy Law, aimed at supporting urgent financial needs related to the company’s business as recently introduced by Article 1 of the Decree 83/2015, as amended by Law 132/2015, are treated as super-senior (so-called prededucibili) pursuant to Article 111 of the Italian Bankruptcy Law and the related acts, payments and security interests granted are exempted from the claw-back action provided under Article 67 of the Italian Bankruptcy Law. Italian Law No. 9/2014 specified that the super- seniority of the claims—which arise out of loans granted with a view to allowing the filing of the preliminary petition for the composition with creditors (domanda di pre-concordato)—is granted, pursuant to Article 111 of the Italian Bankruptcy Law, conditional upon the proposal, the plan and all other required documents being filed within the term set by the court and the company being admitted to the concordato preventivo within the same proceeding opened with the filing of the preliminary petition.

The composition proposal may propose that: (i) the debtor’s company’s business continues to be run by the debtor’s company as a going concern; or (ii) the business is transferred to one or more companies and any assets which are no longer necessary to run the business are liquidated (concordato con continuità aziendale). In these cases, the petition for the concordato preventivo should fully describe the costs and revenue that are expected as a consequence of the continuation of the business as a going concern, as well as the financial resources and support which will be necessary. The report of the independent expert will also certify that the continuation of the business is conducive to the satisfaction of creditors’ claims to a greater extent than if such composition proposal was not implemented. Furthermore, the going concern-based arrangements with creditors can provide for, among others, the winding up of those assets that are not functional to the business allowed.

If the court determines that the composition proposal is admissible, it appoints a judge (giudice delegato) to supervise the procedure, appoints one or more judicial officers (commissari giudiziali) and calls a creditors’ meeting. During the implementation of the proposal, the company generally continues to be managed by its corporate bodies (usually its board of directors), but is supervised by the appointed judicial officers and judge. The debtor is allowed to carry out urgent extraordinary transactions only upon the prior court’s authorization, while ordinary transactions may be carried out without authorization. Third-party claims, related to the interim acts legally carried out by the debtor, are super-senior (so-called prededucibili) pursuant to Article 111 of the Italian Bankruptcy Law.

The concordato preventivo is voted on at a creditors’ meeting and must be approved with the favorable vote of (a) the creditors representing the majority of the receivables admitted to vote and, also in the event that the plan provides for more classes of creditors, and (b) the majority of the classes. The Composition with Creditors is approved only if the required majorities of creditors expressly voted in favor of the proposal. Law 132/2015 abrogated the implied consent rule under which those creditors who, being entitled to vote, did not do so and those who did not express their dissent within 20 days of the closure of the minutes of the creditors’ meeting are deemed as consenting to the composition with creditors. Under the current regime, creditors who did not exercise their voting rights in the creditors’ meeting can do so (even via email) within 20 days of the closure of the minutes of the creditors’ meeting and, after such term, creditors who have did not exercise their voting right will be deemed not to approve the concordato preventivo proposal. In relation to voting by the holder of the New Notes in the concordato proceeding, the interaction between (i) the provisions set forth under the New Notes Indenture with respect to meetings of holders of the New Notes, the applicable majorities and the rights of each holder of the New Notes to vote in the relevant meeting and (ii) applicable Italian law provisions relating to quorum and majorities in meetings of holders of notes issued by Italian companies is untested in the Italian courts. Secured creditors are not entitled to vote on the proposal of concordato preventivo unless and to the extent they waive their security, or the concordato preventivo provides that they will not receive full satisfaction of the fair market value of their secured assets (such value being assessed by an independent expert), in which case they can vote only in respect of the part of their debt affected by the proposal. The court may also approve the concordato preventivo (notwithstanding the circumstance that one or more classes objected to it) if: (i) the majority of classes has approved it; and (ii) the court deems that the interests of the dissenting creditors would be adequately safeguarded through it compared to other solutions. If an objection to the implementation of the concordato preventivo is filed by 20% of the creditors or, in case there are different classes of creditors, by a creditor belonging to a dissenting class, entitled to vote, the court may nevertheless sanction the concordato preventivo if it deems that the relevant creditors’ claims are likely to be satisfied to a greater extent as a result of the concordato preventivo than would otherwise be the case.

The Decree 83/2015, as amended by Law 132/2015, introduced the possibility for creditors (except for individuals or entities controlled, controlling or under common control of the debtor) holding at least 10% of the aggregate claims against a debtor to present an alternative plan to the debtor’s plan in a pre-bankruptcy agreement proceedings (concordato preventivo) subject to certain conditions being met, including, in particular, that the proposal of the debtor do not ensure recovery of at least (i) 40% of the unsecured claims (crediti chirografari) in case of pre-bankruptcy agreement proposal with liquidation purpose (concordato liquidatorio), or (ii) 30% of the unsecured claims (crediti chirografari) in case of pre-bankruptcy agreement proposals based on the continuation of the going concern (concordato con continuità aziendale).

In addition, in order to strengthen the position of the unsecured creditors, Law 132/2015 sets forth that a pre-bankruptcy agreement proposal with liquidation purpose (concordato liquidatorio) (i.e., a pre-bankruptcy agreement proposal aiming at transferring all the assets to the creditors and having such assets sold in their interest by the judicial commissioner) must ensure that the unsecured creditors are paid in a percentage of at least 20% of their claims.

This provision does not apply to pre-bankruptcy agreement proposals based on the continuation of the going concern (concordato con continuità aziendale).

To the extent the alternative plan is approved by the creditors and ratified (omologato), the court may grant special powers to the judicial commissioner to implement the plan if the debtor does not cooperate, including by taking all corporate actions required.

In addition, Article 163-bis of the Italian Bankruptcy Law, introduced by the Decree 83/2015, as amended by Law 132/2015, provides that, if a plan in pre-bankruptcy composition with creditors (concordato preventivo), pursuant to Article 161, Paragraph 2, letter (e) of the Italian Bankruptcy Law, includes an offer for the sale of the debtor’s assets or of a going concern of the debtor to an identified third party, the judicial commissioner may request to the court the opening a competitive bidding process to the extent that it would be in the best interest of the creditors. After the approval by the creditors’ meeting, the court (having settled possible objections raised by the dissenting creditors, if any) confirms the concordato preventivo proposal by issuing a confirmation order.

Pursuant to article 169-bis of the Italian Bankruptcy Law, the debtor may request the competent court to be authorized to terminate outstanding agreements (contratti ancora ineseguiti o non compiutamente eseguiti), except for certain agreements which are excluded from the scope of the above provision (e.g., employment agreements (rapporti di lavoro subordinato), residential real estate preliminary sale agreements (contratti preliminari di vendita aventi ad oggetto immobili ad uso abitativo) and real estate lease agreements (contratti di locazione di immobili)). The request may be filed with the competent court at the time of the filing of the application for the concordato preventivo or to the judge (giudice delegato), if the application is made after admission to the procedure. Upon the debtor’s request, the pending agreements can also be suspended for a period of time not exceeding 60 days, renewable just once. In such circumstances, the other party has the right to receive an indemnification equivalent to the damages suffered for the non-fulfillment of the agreement. Such indemnification would be paid prior to and outside of the admission to the pre-bankruptcy composition.

If the creditors’ meeting does not approve the concordato preventivo, the court may, upon request of the public prosecutor or a creditor, and having decided that the appropriate conditions apply, declare the company bankrupt.

Impacts of the COVID-19 emergency on Insolvency Proceedings

In response to the COVID-19 pandemic, the Italian Government adopted new urgent measures, inter alia, on insolvency matters (in addition to the Law Decree 118/2021 mentioned above) in order to (i) preserve the continuity of companies throughout the COVID-19 pandemic and after its end, with particular regard to those that were trading on a going concern basis before the COVID-19 pandemic, and (ii) ensure the successful outcome of certain insolvency proceedings already pending during the COVID-19 pandemic or already approved by the beginning of the COVID-19 pandemic.

Among such legislative measures, the Italian Government enacted the Liquidity Decree.

According to Article 9 of the Liquidity Decree the deadlines for the fulfilment of concordati preventivi and the ratified debt restructuring agreements provides, among other things, the extension of 6 months of the deadlines for fulfillment of the obligations provided in an approved concordato preventivo or accordo di ristrutturazione dei debiti omologati based on a plan expiring after February 23, 2020 shall be extended by six month. In the procedures for the approval (omologazione) of a concordato and of a debt restructuring agreement with creditors (accordo di ristrutturazione dei debiti), pending on February 23, 2020, the debtor may submit, until the hearing, a petition for the grant of an extension up to 90 days for the deposit of a new plan and a new proposal for a concordato preventivo in accordance with Article 161 of the Italian Bankruptcy Law or a new debt restructuring agreement pursuant to Article 182-bis of the Italian Bankruptcy Law. The period starts from the date of the decree by which the court assigns the term, and it shall not be extended. The request is inadmissible if submitted in the context of a concordato preventivo in the course of which it has already been held the meeting of creditors but the majorities were not reached according to Article 177 of the Italian Bankruptcy Law.

Also, a set of measures is aimed at “relaxing” directors’ duties in connection with insolvency/pre-insolvency scenarios. The rules requiring the recapitalization (or liquidation or transformation into a different company type) of companies whose losses have substantially eroded the share capital will not apply with respect to losses arisen in the financial year ended on December 31, 2020 and until the five subsequent financial years. This measure, originally provided for by Article 6 of the Liquidity Decree, subsequently replaced by Article 1, Paragraph 266, of Law No. 178 of December 30, 2020, is intended to address the risk that the impact of losses arising from the COVID-19 pandemic on the share capital of companies push directors into the unsustainable position of choosing between the following: (i) putting the company into liquidation or into a bankruptcy or insolvency proceedings or (ii) facing potential personal liability as a result of the delay in complying with such obligations.

Bankruptcy Proceedings (Fallimento)

A request to declare a debtor bankrupt and to commence bankruptcy proceedings (fallimento) for the judicial liquidation of its assets can be filed by the debtor, any of its creditors and, in certain cases, the public prosecutor when a debtor is insolvent. Insolvency, as defined under Italian Bankruptcy Law, occurs when a debtor is no longer able to regularly meet its obligations with ordinary means as they come due. Bankruptcy is declared by the competent bankruptcy court. The Italian Bankruptcy Law is applicable only to commercial enterprises (imprenditori commerciali) if any of the following thresholds are met: the company (i) has had assets (attivo patrimoniale) in an aggregate amount exceeding €0.3 million for each of the three preceding fiscal years; (ii) has had gross revenue (ricavi lordi) in an aggregate amount exceeding €0.2 million for each of the three preceding fiscal years; and (iii) has total indebtedness in excess of €0.5 million.

Upon the commencement of bankruptcy proceedings, amongst other things:

•	subject to certain exceptions, all actions of creditors, actions are stayed and creditors must file claims within a defined period;

•

under certain circumstances secured creditors may execute against the secured property as soon as their claims are admitted as preferred claims. Secured claims are paid out of the proceeds of liquidation of the secured assets, together with the applicable interest and subject to any relevant expenses. In case the sale price is not high enough to determine a full satisfaction of their credits, any outstanding balance will be considered unsecured and rank pari passu with all of the bankrupt’s other unsecured debt. Secured creditors may sell the secured asset only with the court authorization. After hearing the bankruptcy receiver (curatore fallimentare) and the creditors’ committee, the court decides whether to authorize the sale, and sets forth the relevant timing in its decision;

•	the administration of the debtor and the management of its assets are transferred to the bankruptcy receiver (curatore fallimentare);

•

continuation of business may be authorized by the court if an interruption would cause greater damage to the company, but only if the continuation of the company’s business does not cause damage to creditors;

•

any act (including payments, pledges, and issuance of guarantees) made by the debtor after (and in certain cases even before for a limited period of time) the commencement of the proceedings, other than those made through the receiver, become ineffective against creditors; and

•	the execution of certain contracts and/or transactions pending as of the date of the bankruptcy declaration are suspended until the receiver decides whether to take them over.

Although the general rule is that the bankruptcy receiver is allowed to terminate contracts where some or all of the obligations have not been performed, certain contracts are subject to specific rules expressly provided for by Italian Bankruptcy Law.

Bankruptcy proceedings are carried out and supervised by a court-appointed bankruptcy receiver, a deputy judge (giudice delegato) and a creditors’ committee. The bankruptcy receiver is not a representative of any one of the creditors, and is responsible for the liquidation of the assets of the debtor to the satisfaction of creditors as a whole.

The proceeds from the liquidation are distributed in accordance with statutory priority. The liquidation of a debtor can take a considerable amount of time, particularly in cases where the debtor’s assets include real estate properties. In this respect, Law 132/2015 amended the relevant provision of the Italian Bankruptcy Law which sets forth the requirements applicable to the liquidation procedure and as a consequence the timing for the liquidation of a debtor is shortened. Italian Bankruptcy Law provides for priority of payment to certain preferential creditors, including employees, the Italian treasury, and judicial and social authorities. Such priority of payment is provided under mandatory provisions of law (as a consequence it is untested and it is unlikely that priority of payments such as those commonly provided in intercreditor contractual arrangements would be recognized by an Italian bankruptcy estate to the extent they are inconsistent with the priorities provided by law). Unsecured creditors are satisfied after payment of preferential and secure creditors, out of available funds and assets (if any) as below indicated.

•

Bankruptcy composition with creditors (concordato fallimentare). Bankruptcy proceedings can terminate prior to liquidation through a bankruptcy composition proposal with creditors. The relevant petition can be filed by one or more creditors, third parties or the receiver starting from the declaration of bankruptcy, whereas the debtor or its subsidiaries are admitted to file such a proposal only after one year following such declaration but before the lapse of two years from the decree giving effectiveness to the bankruptcy’s estate (stato passivo). Secured creditors are not entitled to vote on the proposal of concordato fallimentare, unless and to the extent they waive their security or the concordato fallimentare provides that they will not receive full satisfaction of the fair market value of their secured assets (such value being assessed by an independent expert), in which case they can vote only in respect of the part of their debt affected by the proposal. The petition may provide for the division of creditors into classes (thereby proposing different treatments among the classes), and the satisfaction of creditors’ claims in any manner. The petition may provide that secured claims are paid only in part. The concordato fallimentare proposal must be approved by the creditors’ committee and the creditors holding the majority (by value) of claims (and, if classes are formed, by a majority (by value) of the claims in a majority of the classes). Final court confirmation is also required.

•

Statutory priorities. The statutory priority assigned to creditors under the Italian Bankruptcy Law may be different from the priorities in the United States, the United Kingdom and certain other EU jurisdictions. Article 111 of the Italian Bankruptcy Law establishes that proceeds of liquidation shall be allocated according to the following order: (i) for payments of “predeductible” claims (i.e., claims originated in the insolvency proceeding, such as costs related to the procedure); (ii) for payment of claims which are privileged, such as claims of secured creditors; and (iii) for the payment of unsecured creditors’ claims. Under Italian law, the highest priority claims (after the costs of the proceedings are paid) are the claims of preferential creditors, including the claims of the Italian tax authorities and social security administrators, and claims for employee wages. The remaining priorities of claims are, in order of priority, those related to secured creditors (creditori privilegiati; a preference in payment in most circumstances, but not exclusively, provided for by law), mortgages (creditori ipotecari), pledges (creditori prignoratizi) and, lastly, unsecured creditors (crediti chirografari). Under Italian law, the proceeds from the sale of the bankrupt’s estate are distributed according to legal rules of priority. Neither the debtor nor the court can deviate from these priority rules by proposing their own priorities of claims or by subordinating one claim to another based on equitable subordination principles. The law creates a hierarchy of claims that must be adhered to when distributing the proceeds derived from the sale of the entire bankrupt’s estate or part thereof, or from a single asset.

•

Avoidance powers in insolvency. Similar to other jurisdictions, there are so-called “claw-back” or avoidance provisions under Italian law that may give rise, among others, to the revocation of payments or to the granting of security interests made by the debtor prior to the declaration of bankruptcy. The key avoidance provisions address transactions made below market value, preferential transactions and transactions made with a view to defraud creditors. Claw-back rules under Italian law are normally considered to be particularly favorable to the receiver in bankruptcy compared to the rules applicable in other jurisdictions.

In bankruptcy proceedings, the Italian Bankruptcy Law provides for a claw-back period of up to one year (six months in certain circumstances) and a two-year ineffectiveness period for certain other transactions. Please note that in the context of extraordinary administration procedures (as described below), the claw-back period may last up to three or five years in certain circumstances. The Italian Bankruptcy Law distinguishes between acts or transactions which are ineffective by operation of law and acts or transactions which are voidable at the request of the bankruptcy receiver/court commissioner, as detailed below.

•

Acts ineffective by operation of law. Under (i) Article 64 of the Italian Bankruptcy Law, subject to certain limited exception, all transactions entered into for no consideration are ineffective vis-à-vis creditors if entered into by the bankrupt entity in the two-year period prior to the insolvency declaration. Any asset subject to a transaction which is ineffective pursuant to Article 64 of the Italian Bankruptcy Law becomes part of the bankruptcy estate by operation of law upon registration (trascrizione) of the declaration of bankruptcy, without need to wait the ineffectiveness of the transaction is sanctioned by a court. Any interested person may challenge the registration before the delegated judge for violation of law; and (ii) Article 65 of the Italian Bankruptcy Law, payments of receivables falling due on the day of the insolvency declaration or thereafter are deemed ineffective vis-à-vis creditors, if made by the bankrupt entity within the two-year period prior to the insolvency declaration.

•	Acts that could be declared ineffective at the request of the bankruptcy receiver/court commissioner.

a.

The following acts and transactions, if done or made during the period specified below, may be clawed back (revocati) vis-à-vis the bankruptcy as provided for by article 67 of the Italian Bankruptcy Law and be declared ineffective, unless the non-insolvent party proves that it had no actual or constructive knowledge of the debtor’s insolvency at the time the transaction was entered into:

i.

onerous transactions entered into in the year before the insolvency declaration, when the value of the debt or the obligations undertaken by the bankrupt entity exceeds 25% of the value of the consideration received by and/or promised to the debtor;

ii.	payments of debts, due and payable, which were not made by the debtor in cash or by other customary means of payment in the year prior to the insolvency declaration;

iii.

pledges and mortgages granted by the bankrupt entity in the year prior to the insolvency declaration in order to secure pre-existing debts which were not yet due at the time when the new security was granted; and

iv.

pledges and mortgages granted by the bankrupt entity in the six months prior to the insolvency declaration in order to secure pre-existing debts which had already fallen due at the time when the new security was granted.

b.

The following acts and transactions, if made during the vulnerability period or such other period specified below, may be clawed back (revocati) and declared ineffective if the bankruptcy receiver proves that the non-insolvent party knew that the bankrupt entity was insolvent at the time of the act or transaction:

i.	payments of debts that are immediately due and payable and any onerous transactions entered into or made within six months prior to the insolvency declaration; and

ii.	granting of security interest for debts incurred in the six months prior to the insolvency declaration.

c.	The following transactions are exempt from claw-back actions:

i.	payments for goods or services made in the ordinary course of business according to market practice;

ii.	a remittance on a bank account; provided that it does not materially and permanently reduce the bankrupt entity’s debt towards the bank;

iii.

the sale, including an agreement for sale registered pursuant to Article 2645-bis of the Italian Civil Code, currently in force, made for a fair value and concerning a residential property that is intended as the main residence of the purchaser or the purchaser’s family (within three degrees of kinship) or a non-residential property that is intended as the main seat of the enterprise of the purchaser; provided that, as at the date of the insolvency declaration, the activity is actually exercised therein or the investments for the commencement of such activity have been carried out therein;

iv.	transactions entered into, payments made and guarantees granted by the debtor pursuant to a plan (piano attestato) under Article 67, Paragraph 3(d) of the Italian Bankruptcy Law;

v.

a transaction entered into, payment made or guarantee granted in the context of “concordato preventivo” under Article 161 of the Italian Bankruptcy Law or an “accordo di ristrutturazione del debito” under Article 182-bis of the Italian Bankruptcy Law;

vi.	remuneration payments to the bankrupt entity’s employees and consultants concerning work carried out by them; and

vii.	payments of a debt that is immediately due, payable and made on the due date, with respect to services necessary for access to concordato preventivo procedures.

In addition, in certain cases, the bankruptcy receiver can request that certain transactions of the bankrupt entity be declared ineffective within the ordinary claw-back period of five years (revocatoria ordinaria) provided for by the Italian Civil Code. Under Article 2901 of the Italian Civil Code, a creditor may demand that transactions whereby the bankrupt entity disposed of its assets prejudicially to such creditor’s rights be declared ineffective with respect to such creditor, provided that the bankrupt entity was aware of such prejudice (or, if the transaction was entered into prior to the date on which the claim was originated, that such transaction was fraudulently entered into by the bankruptcy entity for the purpose of prejudicing the bankrupt entity) and that, in the case of a transaction entered into for consideration with a third party, the third party was aware of such prejudice (and, if the transaction was entered into prior to the date on which the claim was originated, such third party participated in the fraudulent design). The burden of proof is entirely with the receiver.

Law 132/2015 also introduced new Article 2929-bis to the Italian Civil Code, providing for a “simplified” clawback action for the creditor with respect to certain types of transactions put in place by the debtor with the aim to subtract (registered) assets from the attachment by its creditors. In particular, the creditor can now start enforcement proceedings over the relevant assets without previously obtaining a Court decision clawing back/nullifying the relevant (fraudulent) transaction, to the extent that such transaction had been carried out without consideration (e.g., gratuitous transfers, or creation of shield instruments such as trusts or the so-called fondo patrimoniale or “family trust”). In case of gratuitous transfers, the enforcement action can also be carried out by the creditor against the third-party purchaser.

Compulsory Administrative Winding-Up (Liquidazione Coatta Amministrativa)

A compulsory administrative winding-up (liquidazione coatta amministrativa), provided for pursuant to Article 194 and ff. of the Italian Bankruptcy Law, is only available for public interest entities such as state-controlled companies, insurance companies, credit institutions and other financial institutions, none of which can be wound up pursuant to judicial liquidation proceedings, save for a different indication under Italian law. It is irrelevant whether these companies belong to the public or the private sector. A compulsory administrative winding-up is special insolvency proceedings in that the entity is liquidated not by the court but by the relevant administrative authority that oversees the industry in which the entity is active. The procedure may be triggered not only by the insolvency of the relevant entity, but also by other grounds expressly provided for by the relevant legal provisions (e.g., in respect of Italian banks, serious irregularities concerning the management of the bank or serious violations of the applicable legal, administrative or statutory provisions).

The effect of this procedure is that the entity loses control over its assets and a liquidator (commissario liquidatore) is appointed to wind up the company by the relevant governmental authority (e.g., the Bank of Italy or the Ministry of Economic Development, which are competent for the filing of an application for a declaration of insolvency with the subsequent opening of the compulsory administrative winding-up proceeding). The liquidator’s actions are monitored by a steering committee (comitato di sorveglianza). The powers assigned to the designated judge and the court under the other bankruptcy proceedings are assumed by the relevant administrative authority under this procedure. The effect of the forced administrative winding-up on creditors is largely the same as under bankruptcy proceedings and includes, for example, a ban on enforcement measures. The same rules set forth for bankruptcy proceedings with respect to existing contracts and creditors’ claims largely apply to a compulsory administrative winding-up.

Italian Insolvency Code

In addition to the above, the Italian Insolvency Code came into force on July 15, 2022 and it supersedes the Italian Bankruptcy Law.

The two primary aims of the Italian Insolvency Code are to liquidate the debtor’s assets and protect the goodwill of the going concern (if any) for the satisfaction of creditors’ claims. The aim of the “Prodi-bis” procedure or “Marzano” procedure (which remain available to large companies also in the context of the new set of rules, as will be further detailed below), is to maintain employment. These competing aims often have been balanced by the sale of businesses as going concerns and ensuring that employees are transferred along with the businesses being sold. Under the Italian Insolvency Code, the judicial liquidation (liquidazione giudiziale) must be declared by a court, based on the insolvency (insolvenza) of a debtor upon a petition filed by the debtor itself, the public prosecutor and/or one or more creditors. Insolvency, as defined under Article 2, paragraph 1, letter b of the Italian Insolvency Code, is defined as the state of the debtor, manifested by defaults and/or other external elements evidencing that the debtor is no longer able to regularly meet its obligations as they come due. This must be a permanent, and not a temporary status of insolvency, in order for a court to hold that a debtor is insolvent. The Italian Insolvency Code also introduced a specific concept of crisis, which is defined under Article 2, letter (a) of the Italian Insolvency Code as the state of the debtor such that it is likely that insolvency will follow, which is manifested by the inadequacy of prospective cash flows to meet obligations in the following

12 months. Both insolvency and crisis are factual situations upon the occurrence of which different instruments provided for by the Italian Insolvency Code may be activated.

In cases where a debtor is facing financial difficulties or temporary cash shortfall and, in general, a state of crisis/financial distress, it may be possible for it to enter into pre-judicial liquidation restructuring frameworks (strumenti di regolazione della crisi e dell’insolvenza della società) or out-of-court arrangements with its creditors, which may safeguard the existence of the debtor, but which are susceptible of being reviewed by a court in the event of a subsequent insolvency, and possibly challenged as voidable transactions.

The following debt restructuring and insolvency alternatives are available under Italian law for companies in a state of crisis and for insolvent debtors and, in certain cases, also to debtors experiencing an economic or financial imbalance such as to make it likely that a state of crisis and/or distress or their insolvency will occur.

Restructuring outside of a judicial process (accordi stragiudiziali)

Restructuring generally takes place through a formal judicial process because it is more favorable for the debtor and because informal out-of-court arrangements put in place as a result of an out-of-court restructuring are vulnerable to being reviewed by a court in the event of a subsequent insolvency, and possibly challenged as voidable transactions, and may trigger liabilities in the event of a subsequent bankruptcy. However, in cases where a company is solvent, but facing financial difficulties, it may be possible to enter into an out-of-court arrangement with its creditors, which may safeguard the existence of the company.

Composizione negoziata per la soluzione della crisi d’impresa pursuant to the Italian Insolvency Code

The composizione negoziata per la soluzione della crisi d’impresa is an out-of-court proceeding, but the court can be involved in the two following circumstances: (i) when the entrepreneur files a petition pursuant to Article 18 of the Italian Insolvency Code requesting the competent court to confirm or modify the protective measures (the “Protective Measures”) within the day after as the publication of the request in the relevant Companies’ Register (Registro delle Imprese) and the acceptance of the Expert (as defined below), and, if necessary, to enact the interim measures necessary to complete the negotiations (the “Interim Measures”), and (ii) when the entrepreneur files a petition asking the court to authorize certain acts in line with the provisions set forth under Article 22 of the Italian Insolvency Code.

The composizione negoziata per la soluzione della crisi d’impresa is a proceeding aimed at facilitating the recovery of companies which “despite being in conditions of asset or economic and financial imbalance such as to make it likely that financial distress or insolvency will occur, have the potential to remain in the market, including through the sale of the business or a branch of it.”

According to Article 12 of the Italian Insolvency Code, the composizione negoziata per la soluzione della crisi d’impresa can be pursued by enterprises, either commercial (imprenditore commerciale) and agricultural (imprenditore agricolo), which are undergoing a distressed situation with reference to their assets, their business and/or their financial situation, such that it is likely that a distress/crisis or insolvency will follow. It is, therefore, a procedure aiming at anticipating further deterioration of the debtor’s situation. Pursuant to Article 17, paragraph 3, letter d) of the Italian Insolvency Code, inter alia, the entrepreneur or the enterprise filing for a composizione negoziata per la soluzione della crisi d’impresa (i) shall certify that no judical liquidation proceedings or similar proceedings are pending towards itself nor requests for the admission to the procedures provided for under Articles 40 of the Italian Insolvency Code, including pursuant to Articles 44, paragraph 1, letter a) and 54, paragraph 3, have been previously filed and (ii) in the event that the application for a composizione negoziata per la soluzione della crisi d’impresa is dismissed, other than the case where such dismissal is requested by the entrepreneur, may not submit a new request before one year has elapsed after dismissal.

Pursuant to Article 25 of the Italian Insolvency Code, the composizione negoziata per la soluzione della crisi d’impresa may also apply to group of companies, which may commence one proceeding all together. It should be noted that paragraph 9 of such provision provides for the group companies—at the end of the negotiations—to either enter into one of the agreements referred to in Article 23, paragraph 1 of the Italian Insolvency Code as a group, or use one of the tools referred to under Article 23 of the Italian Insolvency Code, both separately or as a whole group. The composizione negoziata per la soluzione della crisi d’impresa is commenced on a voluntary basis only filing of a petition for the appointment of a third party and independent expert to the Secretary General of the relevant Chamber of Commerce by way of a dedicated electronic platform (the “Expert”). Pending a procedure for over-indebtedness restructuring agreement or liquidation of assets referred to in Articles 7 and 14- ter of Law No 3 of 27 January 2012 (i.e., procedimenti di composizione della crisi da sovraindebitamento e di liquidazione del patrimonio), the petition cannot be filed. Pursuant to Article 16 of the Italian Insolvency Code the person who acted as Expert in the context of such proceeding, shall not have or maintain professional relations with the entrepreneur during the two years following the termination of the negotiated proceeding.

The Expert is appointed within five days upon the filing of the request. The Expert is responsible for facilitating and managing the negotiations between the company, its creditors and any other interested parties, in order to identify a solution to overcome the crisis or the insolvency, including through the transfer of the business or a branch thereof.

The Expert assesses his/her own independence, the adequacy of his/her own professional expertise and his/ her own time availability with respect to the prospected assignment, and, if the outcome of the assessment is positive, notifies his/her acceptance to the entrepreneur and uploads it on the Platform. In case of negative outcome, the Expert confidentially notifies it to the commission, which appoints a new Expert. If the Expert accepts the appointment, he/she meets with the entrepreneur in order to assess whether there are concrete and real chances of recovery. The entrepreneur attends the meeting personally, and can be assisted by its advisors.

If the Expert finds that there are concrete and real chances of recovery (risanamento), he/she meets with the parties involved in the entrepreneur’s recovery process and presents the possible strategies, scheduling periodic meetings close in time to one another. During the negotiations, all the parties involved must act in good faith and with fairness, must cooperate and are bound by confidentiality on the entrepreneur’s situation, on the actions carried out or planned by the entrepreneur and on the information received in the course of the negotiations. The entrepreneur must provide a complete and clear representation of his/her situation, and manage his/her assets without causing unfair prejudice to the creditors. Banks and financial intermediaries, their agents, and, in case of credit assignment and/or transfer, their assignees or transferees, must take part in the negotiations actively and in an informed manner, and the access to the composizione negoziata per la soluzione della crisi d’impresa does not, by itself, constitute ground for withdrawal of overdraft facilities. Specific provisions apply to negotiations involving employment contracts.

If the Expert finds that there are no real chances of recovery (risanamento), after the meeting with the entrepreneur or thereafter, he/she has to promptly notify the entrepreneur and the secretary general of the chamber of commerce, which provides for the dismissal of the entrepreneur’s petition. The Expert’s appointment is considered terminated if, after 180 days from its appointment, the parties have not agreed on a solution (that can also be proposed by the Expert) for overcoming the entrepreneur’s distressed situation. However, the Expert’s appointment can continue up to further 180 days (pursuant to Article 17, paragraph 7 of the Italian Insolvency Code) if (i) all the parties involved in the negotiations require so and the Expert agrees, or (ii) the prosecution of the appointment is required by the fact that the entrepreneur has filed a petition to the court pursuant to Article 19 and/ or Article 22 of the Italian Insolvency Code.

Pursuant to Article 17, paragraph 8 of the Italian Insolvency Code, at the end of his/her appointment the Expert issues a final report (the “Final Report”), uploads it on the Platform, and notifies it to the entrepreneur and to the court that has granted the Protective Measures and Interim Measures (if any) which declares the termination of their related effects.

Pursuant to Article 18 of the Italian Insolvency Code, together with the petition for appointment of the Expert, or with a subsequent petition, the entrepreneur can request the application of Protective Measures, which may also be limited, upon entrepreneur request, to certain creditors’ claims or to a specific category of creditors. The Protective Measures consist of the following: from the date of publication of the relevant petition, preexisting creditors cannot obtain preemption rights (diritti di prelazione) unless agreed upon by the entrepreneur and all enforcement and interim actions are stayed. However, as opposed to what happens in the concordato preventivo, payment of preexisting creditors is not forbidden. The Protective Measures do not apply to employees’ claims.

From the date of publication of the petition requesting the application of the Protective Measures until the date of conclusion of the negotiations or dismissal of the petition for the composizione negoziata, the ruling of opening the judicial winding-up proceeding (sentenza di apertura della liquidazione giudiziale) or the declaration of the insolvency of the entrepreneur cannot be declared insolvent by the court, provided that the court revokes the Protective Measures.

The creditors whose rights are affected by the Protective Measures cannot unilaterally refuse to perform their obligations under the contracts in place with the entrepreneur, nor terminate such contracts, nor anticipate their expiration date, nor amend them with detrimental consequences for the entrepreneur, solely on the ground of the missed payment of claims arisen prior to the publication of the petition requesting the application of the Protective Measures. However, the creditors may suspend the fulfilment of the pending contracts from the publication of the petition requesting Protective Measures to the obtainment of such Protective Measures.

If the entrepreneur applies for the Protective Measures (which, as said, are immediately effective), he must simultaneously file the same request to the competent court, in order to allow a judge to check the said measures and to confirm them or, if necessary, to modify them. In the absence of this request, the Protective Measures will be ineffective.

The duration of the Protective Measures and, if necessary, the Interim Measures, is established by an order of the court in a range between 30 and 120 days, and, upon request of the parties and after obtaining the opinion of the Expert, can be extended for the time required to positively finalize the negotiations up to a maximum of 240 days, given that the judge may discretionary order the revocation of such Protective Measures or shorten their duration.

During the procedure the entrepreneur remains able to continue the ordinary and extraordinary management of the company, subject to certain conditions. More precisely, pursuant to Article 21 of the Italian Insolvency Code, pending the negotiations, the entrepreneur may carry out acts pertaining to ordinary activity, and, upon written notice to the Expert, carry out acts pertaining to extraordinary activity or make payments non-consistent with the negotiations nor with the perspectives of recovery, in such a way as to avoid prejudicing the economic and financial sustainability of the business. Furthermore, if during the course of the negotiations, it appears that the entrepreneur is insolvent but there are real prospects of recovery, the entrepreneur shall manage the enterprise in the best interests of the creditors, subject to his liabilities.

If the Expert believes that a certain act causes prejudice to the creditors, to the negotiations or to the perspectives of recovery, he/she reports it in writing to the entrepreneur and to the enterprise’s control body. If, notwithstanding the Expert’s report, the entrepreneur carries out the relevant act, the entrepreneur gives immediate notice to the Expert, who may file his/her dissent for the registration with the companies’ register. At the request of the entrepreneur, one or more creditors or the Expert, the Court that has granted the Protective Measures and/or Interim Measures may, at any time, revoke such measures or reduce their duration when they do not meet the aim of ensuring the positive outcome of the negotiations or they appear disproportionate in relation to the prejudice caused to the creditors, pursuant to Article 19, paragraph 6 of the Italian Insolvency Code. If the Protective Measures are revoked, the prohibition of the obtainment of preemption rights by preexisting creditors ceases to be effective for the date on which the Protective Measure has been revoked.

Pursuant to Article 22 of the Italian Insolvency Code, the court, upon the entrepreneur’s request and to the extent that this is consistent with the continuation of the business as a going concern and with the maximization of the creditors’ recovery, may authorize:

(a)	the entrepreneur or one or more companies belonging to the same group to incur new super-senior indebtedness (prededucibile) pursuant to Article 6 of the Italian Insolvency Code;

(b)	the entrepreneur to incur new super-senior indebtedness (so-called prededucibile) via shareholders’ financing pursuant to Article 6 of the Italian Insolvency Code; and

(c)

the entrepreneur to transfer its business, or certain business branches, without the effects provided under Article 2560, paragraph 2, of the Italian Civil Code, without prejudice to Article 2112 of the Italian Civil Code. However, in such case it will be for the court itself to identify the measures it considers appropriate, taking also into account the requests of the parties concerned, in order to protect all the interests involved. The court shall also verify the compliance with the competitiveness principle in choosing the purchaser.

Pursuant to Article 23 of the Italian Insolvency Code, the composizione negoziata per la soluzione della crisi d’impresa can terminate as follow:

(a)

execution of an agreement between the entrepreneur and one or more creditors, which constitutes cause for application of the reward measures provided under Article 25-bis, paragraph 1 of the Italian Insolvency Code if, according to the Expert’s Final Report, such agreement ensures the continuation of the business as a going concern for at least 2 years;

(b)	execution of a standstill agreement (convenzione di moratoria) pursuant to Article 62 of the Italian Insolvency Code; and

(c)

execution of an agreement signed by the entrepreneur, by the creditors and by the Expert, with the effects provided under Articles 166, paragraph 3, lett. d) and 324. With such agreement the Expert acknowledges that the reorganization plan (piano di risanamento) seems to be consistent with the composition of the insolvency and crisis of the entrepreneur.

At the end of the negotiations, if none of the above mentioned agreement is executed, the entrepreneur may alternatively:

(a)

file a petition requesting the sanctioning of a debt restructuring agreement with creditors (accordo di ristrutturazione dei debiti) pursuant to Articles 57, 60 and 61 of the Italian Insolvency Code. The percentage referred to under Article 61, paragraph 2, letter c) of the Italian Insolvency Code is reduced to 60% if the achievement of the agreement results from the final report of the Expert.

(b)	arrange an out-of-court reorganization plan (piano attestato di risanamento) pursuant to Article 56 of the Italian Insolvency Code;

(c)	file a petition for admission to the concordato semplificato per la liquidazione del patrimonio provided for pursuant to Article 25-sexies of the Italian Insolvency Code; and

(d)	enter into one of the insolvency proceedings provided under the Italian Insolvency Code or in the so-called Prodi-bis procedure or the Marzano procedure.

Furthermore, pursuant to Article 24 of the Italian Insolvency Code:

(i)

the acts authorized by the court pursuant to Article 22 of the Italian Insolvency Code shall maintain their effects in the event of subsequent sanctioned debt restructuring agreement with creditors (accordo di ristrutturazione dei debiti omologato), sanctioned court-supervised pre-judicial composition with creditors (concordato preventivo omologato), opening of the judicial winding-up proceeding (apertura della liquidazione giudiziale), a sanctioned restructuring plan provided for pursuant to Article 64-bis of the Italian Insolvency Code, a compulsory administrative winding-up (liquidazione coatta amministrativa), extraordinary administration for large insolvent companies (amministrazione straordinaria) or simplified pre-judicial liquidation composition with creditors agreement aimed at the liquidation of the debtor’s assets (concordato semplificato per la liquidazione del patrimonio) provided for pursuant to Article 25-sexies of the Italian Insolvency Code;

(ii)

the payments of debts that are immediately due and payable, any onerous transactions and the granting of security interests made after the Expert accepted its appointment, are exempted from claw-back actions pursuant to Article 166, paragraph 2, of the Italian Insolvency Code if they are consistent with the development and the status of the negotiations and with the perspectives of recovery (risanamento) in place at the time the payment/transaction/granting of security interest was made;

(iii)

acts pertaining to the entrepreneur’s extraordinary activity and payment made after the Expert accepted its appointment are subject to claw-back actions pursuant to Article 165 and Article 166 of the Italian Insolvency Code if the Expert has registered his/her dissent in the companies’ register pursuant to Article 21, paragraph 4 of the Italian Insolvency Code or if the competent court has denied its authorization pursuant to Article 22 of the Italian Insolvency Code; and

(iv)

payment and transactions made after the Expert accepted its appointment, which the Expert assesses to be consistent with the development of the negotiations and with the perspectives of recovery (risanamento) of the enterprise, or which have been authorized by the court pursuant to Article 22 of the Italian Insolvency Code, benefit of exemptions from the potential application of certain criminal sanctions.

Potential outcomes: concordato semplificato per la liquidazione del patrimonio

Article 25-sexies of the Italian Insolvency Code introduces a simplified court-supervised pre-judicial liquidation composition with creditors with liquidation purpose (concordato semplificato per la liquidazione del patrimonio).

If, in its Final Report, in the context of a composizione negoziata per la soluzione della crisi d’impresa proceeding, the Expert states that the negotiations did not have a positive outcome but have been conducted according to fairness and good faith, that the options provided under Article 23, paragraphs 1 and 2, letter b), of the Italian Insolvency Code are not feasible and the entrepreneur has not been able to reach an agreement with its creditors, within 60 days following the notification of the Final Report the entrepreneur may file to the competent court where the entrepreneur has its center of main interests a petition for admission to the concordato semplificato per la liquidazione del patrimonio, together with a liquidation plan and the documents listed under Article 39 of the Italian Insolvency Code. The petition for concordato semplificato per la liquidazione del patrimonio is then published in the companies’ register within the day following the filing with the court. From the date of such publication, the effects provided under Articles 6, 46, 94 and 96 of the Italian Insolvency Code are produced.

Following the filing of such application, the court (i) appoints a so-called “auxiliary” (ausiliario) to, inter alia, express an opinion on the entrepreneur’s proposal; (ii) orders that the proposal, together with the opinion of the auxiliary and the final report of the expert, be delivered by the debtor to the creditors appearing on the list filed by the debtor itself; and (iii) sets the date of the hearing for the court approval (omologazione). Creditors and any third party which has any interests are entitled to object to the court approval (omologazione) within 10 days before the date fixed for the hearing.

If the court, having verified the legitimacy of the objection and the procedure, as well as compliance with priority creditor claims and the feasibility of the liquidation plan, finds that the proposal does not prejudice the creditors with respect to the alternative of a judicial winding-up liquidation and that, in any event, it ensures a benefit to each creditor, it approves the composition with creditors proposal by decree, by which it shall also appoint a liquidator.

The court issues a decree approval (omologazione) the concordato semplificato per la liquidazione del patrimonio when it finds that (i) the proceeding has been carried out in accordance with relevant laws and regulations and the adversarial principle among the parties (contraddittorio); (ii) the proposal is compliant with preemption rights (cause di prelazione) and the liquidation plan is feasible, and (iii) the proposal does not cause a prejudice to the creditors compared to what they would receive in case of insolvent liquidation of the entrepreneur, and in any case ensures that each creditor receives a certain recovery. With the approval decree, the court also appoints a liquidator.

The parties may file an objection (opposizione) to the abovementioned decree within 30 days after having been notified of the same.

Pursuant to Article 25-septies of the Italian Civil Code, the liquidation plan may also include an offer by a pre- identified third party to transfer the business or one or more branches of the business or specific assets to such third party, even before the approval: in this case, the judicial liquidator, having verified the absence of better solutions on the market, may implement the offer.

Out-of-court reorganization plans (piani attestati di risanamento) pursuant to Article 56 of the Italian Insolvency Code

Out-of-court debt restructuring agreements are based on restructuring plans (piani attestati di risanamento) addressed to the creditors and prepared by debtors who are either insolvent or in a state of crisis, in order to restructure their indebtedness and to ensure the recovery of their financial condition. An independent expert appointed directly by the debtor and enrolled in the Register of Auditors and Accounting Experts (Registro dei Revisori Contabili) must verify the feasibility of the restructuring plan and the truthfulness of the business data provided by the company. There is no need to obtain court approval to appoint the expert. The expert must possess certain specific professional requisites and qualifications and meet the requirements set forth by Article 2399 of the Italian Civil Code and may be subject to liability in case of misrepresentation or false certification.

Out-of-court debt restructuring arrangements are not under any form of judicial control or approval and, therefore, no application is required to be filed with the court or supervising authority. Out-of-court debt restructuring arrangements are not required to be approved and consented to by a specific majority of all outstanding claims.

The terms and conditions of these plans are freely negotiable, provided they are finalized at restructuring the debtor’s indebtedness and rebalancing its capital structure. However, the possibility to adopt such tools to liquidate the debtor is disputed, as it is argued they shall provide for the restructuring of the debtor’s indebtedness and the rebalancing its financial condition on a going concern basis. Unlike in-court pre-judicial liquidation agreement proceedings and debt restructuring agreements, out-of-court reorganization plans do not offer the debtor any protection against enforcement proceedings and/or precautionary actions of third-party creditors. The Italian Insolvency Code provides that, should these plans fail, and the debtor be declared insolvent, the payments and/or acts carried out, and/or security interest granted on the debtor’s assets for the implementation of the reorganization plan, subject to certain conditions (a) are not subject to any claw-back action (azione revocatoria), including the claw-back action provided for pursuant to Article 2901 of the Italian Civil Code, as provided for pursuant to Article 166, paragraph 3, letter d of the Italian Insolvency Code; and (b) are exempted from the potential application of certain criminal sanctions. Neither ratification by the court nor publication in the Companies’ Register are needed (although publication in the Companies’ Register is possible upon a debtor’s request and would allow to certain tax benefits), and, therefore, the risk of bad publicity or disvalue judgments are lower than in case of an in-court pre-judicial liquidation agreement or a debt restructuring agreement. Since the reorganization plan (or the agreements entered into to implement it) is not subject to any court approval or judicial review, it cannot be excluded that the abovementioned exemption effects will be challenged in the event of subsequent judicial winding-up, if the competent court were to assess that the reorganization plan was not feasible at the time it was certified by the independent expert.

In order to grant protection against claw-back actions and potential civil and criminal responsibilities, out-of-court debt restructuring plans pursuant to Article 56 of the Italian Insolvency Code must be supported by adequate documentation representing the financial and commercial situation of the company and which also needs to indicate, among others, the causes of the crisis and the new resources which will be made available to the debtor and the industrial plan. Moreover, they must be suitable for the purpose of assuring the restructuring of the indebtedness of the debtor and rebalancing its financial position and, in case of its failure and subsequent challenge (impugnazione) before an Italian court, it must not be deemed as being unreasonable.

Debt restructuring agreements with creditors (accordi di ristrutturazione dei debiti) pursuant to Article 57 of the Italian Insolvency Code

Debt restructuring agreements with creditors (accordi di ristrutturazione dei debiti) provided for pursuant to Article 57 and ff. of the Italian Insolvency Code may be entered into by the debtor with creditors holding at least 60% of the outstanding indebtedness, to be sanctioned (omologato) by the competent court. An independent expert appointed by the debtor must assess the truthfulness of the business and accounting data provided by the company and declare and that the agreement is feasible and, particularly, that it ensures that the indebtedness vis-à-vis non- participating creditors can be fully satisfied within the following terms in a 120-day term from: (i) the date of sanctioning (omologazione) of the agreement by the court, in the case of debts which are due and payable to the non-participating creditors as of the date of the sanctioning (omologazione) of the debt restructuring agreement by the court; and (ii) the date on which the relevant debts fall due, in case of debts which are not yet due and payable to the non-participating creditors as at the date of the sanctioning (omologazione) of the debt restructuring agreement by the court. Pursuant to Article 57 of the Italian Insolvency Code, only a debtor who is insolvent or in a situation of “financial distress” (i.e., facing financial crisis which does not yet amount to insolvency) can initiate this process and request the court’s sanctioning (omologazione) of the debt restructuring agreement entered into with its creditors.

The agreement is published in the companies’ register and becomes effective as of the day of its publication. Creditors and other interested parties may challenge the agreement within 30 days from the publication of the agreement in the companies’ register. After having settled with the opposition (if any), the court will validate (omologare) the agreement by issuing a decree, which can be appealed within 30 days of its publication pursuant to Article 51 of the Italian Insolvency Code.

The Italian Insolvency Code does not expressly provide for any indications concerning the contents of the debt restructuring agreement. The plan can therefore provide, inter alia, either for the debtor or a third party carrying out the business, or the sale of the business, and may contain refinancing agreements, moratoria, write offs and/or postponements of claims. The debt restructuring agreement may also contain a proposed tax settlement for the partial or deferred payment of certain taxes. Article 58, paragraph 1 of the Italian Insolvency Code sets the rule for when substantial amendments are made to the plan. More precisely, in the event of substantial amendments to the plan before the approval, the report issued by the expert and the consent to the debt restructuring agreement expressed by creditors shall be renewed. The report shall also be renewed in the event of substantial amendment. In the event of substantial amendments after the approval, the debtor shall make such amendments as are appropriate to ensure the implementation of the agreements, by requesting the update of the certified report issued by the expert having the requirements set forth in Article 57, paragraph 4 of the Italian Insolvency Code. In this case, the renewed certified report, together with the amended restructuring plan, shall be published in the companies’ register, giving appropriate notice to the creditors by registered letter or by certified email (PEC). The parties may file an objection (opposizione) to the abovementioned decree within 30 days after having been notified of the same.

The key features of a debt restructuring agreement

With the petition for the approval by the court of the debt restructuring agreement (or at any time pending the procedure) the debtor may request to be granted any Measures (e.g., a stay of actions or the creation by creditors of security interest) (unless it is agreed in the debt restructuring agreement) in relation to pre-existing debts. Such Measures can also be requested, (i) pursuant to Article 54, paragraph 3 of the Italian Insolvency Code, to the court by the debtor pending negotiations with creditors (i.e., prior to the filing of the petition for approval of the agreement), subject to certain conditions or (ii) pursuant to Article 44 of the Italian Insolvency Code, together with a pre-petition for the access to one of the restructuring tools provided for by the Italian Insolvency Code. According to Article 54, paragraph 2, of the Italian Insolvency Code, provided that the petition for approval of the debt restructuring agreement includes the relevant request for Measures, from the date of publication of the petition in the companies’ registry, it is prohibited to commence or continue the enforcement and the conservative actions, (or, in any event, to take any initiatives prohibited under the relevant Measures). No dispossession of debtor occurs in respect of a debt restructuring agreement but the court may appoint a judicial commissioner to oversee the proceedings and must do so in case petitions for the opening of judicial liquidation are pending, when it is necessary for the protection of the parties who filed such petitions. It is a court-supervised procedure, which can take from a few months up to more than a year (the duration of the proceedings are generally influenced by challenges). Creditors entering into the debt restructuring agreement are not required to receive the same treatment (i.e., they are free to reject the proposal and to protect their interests otherwise) and no cram-down is applicable to third-party non-adhering creditors, who shall be fully re-paid within 120 days from validation (omologa) of the debt restructuring agreement (if the claims are already due and payable at such date) or within 120 days from the respective maturity date if such creditors’ claims are not yet due as of the validation date of such debt restructuring agreement as per respectively Article 57, paragraph 3 letters a) and b).

The court, having verified the completeness of the documentation filed by the debtor, sets the date for a hearing to be held no earlier of 15 days from the notification of the relevant filing. Pending such deadline, creditors and other interested parties may file an opposition to the approval. At such hearing, the court decides upon any opposition and assesses whether the conditions for approval are met.

Pursuant to the Article 61 of the Italian Insolvency Code, debtors are entitled to enter into debt restructuring agreement by obtaining the approval of creditors representing at least 75% of the credits belonging to the same category (with respect to the homogeneity of their status and economic interests), and can request the court to declare that agreement binding on the non-adhering creditors belonging to the same category (so called “cram down”).

More in detail, debt restructuring agreements with extended effects (accordi di ristrutturazione ad efficacia estesa) provided pursuant to Article 61 of the Italian Insolvency Code- which were previously only permitted in relation to debts owed to banks and financial intermediaries where such debts represented at least 50% of the total indebtedness – can now be applied to any category of creditors, provided that, inter alia: (i) all the creditors belonging to the same category have been informed of the start of the negotiations and have been able to participate in them in good faith and have received complete and up-to-date information on the debtor’s assets, economic and financial situation as well as on the restructuring agreement and its effects; (ii) the agreement provides for the continuation of the business activity either directly or indirectly pursuant to Article 84 of the Italian Insolvency Code; (iii) the claims of the consenting creditors belonging to a same category represent at least 75% of all the claims belonging to the same category; (iv) the non-adhering creditors belonging to the same category to which the effects of the agreement are extended can be satisfied under the agreement for an amount not lower than the amount they would receive with the judicial liquidation being understood that a creditor may hold claims in more than one category; and (v) the debtor has notified the agreement, the application for court approval and the documents attached thereto to the creditors to be crammed down. The percentage of 75% is lowered to 60% if the debt restructuring agreement is referred to in the Final Report issued by the Expert at the end of the negotiations pertaining to the composizione negoziata per la soluzione della crisi d’impresa.

Moreover, pursuant to the new Article 61, paragraph 5, of the Italian Insolvency Code, a special provision is set forth for debtors whose financial indebtedness is at least 50% of their total indebtedness: in this situation the debt restructuring agreement may identify one or more categories of creditors which are banks and financial intermediaries which have a homogeneous legal position and economic interests and extend the effects of the agreement to non-participating creditors who are part of the same category. In such instance, the agreement is valid even if it does not contemplate the direct or indirect continuation of the business activity as a going concern. However, in such case the rights of creditors who are not banks or financial intermediaries remain valid.

Similarly, pursuant to the new Article 62 of the Italian Insolvency Code, a standstill agreement (convenzione di moratoria) entered into between a debtor and its creditors representing 75% of the same class would also bind the non-participating creditors, provided that (A) an independent expert meeting the requirements provided under Article 62, paragraph 3 of the Italian Insolvency Code has been appointed and certifies (i) the truthfulness of the business data, (ii) the attitude of the standstill agreement to temporarily regulate the effects of the crisis and (iii) the fact that the non-adhering creditors suffer a prejudice that is proportionate and consistent with the recovery strategies undertaken by the debtor, and (B) certain further conditions are met (e.g., all the creditors belonging to the relevant category have been duly noticed of the beginning of the negotiations, have been made able to participate in the negotiations and have received complete and up-to-date information on the debtor’s assets, economic and financial situation and on the agreement and its related effects). Non-adhering crammed-down creditors can challenge the standstill agreement within 30 days after having been notified of the same.

In no case debt restructuring agreements provided for under Article 61 of the Italian Insolvency Code and standstill agreements provided under Article 62 of the Italian Insolvency Code may impose on the non-adhering creditors, inter alia, performance of new obligations, the granting of new overdraft facilities, the maintenance of the possibility to utilize the existing facilities or the utilization of new facilities.

Furthermore, Article 60 of the Italian Insolvency Code provides for the so called facilitated debt restructuring agreement (“accordi di ristrutturazione agevolati”). Such proceeding, is a particular kind of debt restructuring agreement which may be entered into with creditors representing as little as 30% of the total indebtedness (instead of the 60% generally required under Article 57, paragraph 1, of the Italian Insolvency Code) provided that the debtor: (i) has waived the standstill on the payment of non-consenting creditors (usually provided for by law, for a period of 120 days from the court approval of the agreement or from the maturity date of the relevant obligations, in “ordinary” restructuring agreements); and (ii) has not previously requested to the court the granting of protective interim measures on the its assets. By virtue of Article 59 of the Italian Insolvency Code, Article 1239 of the Italian Civil Code applies to the creditors that have adhered to the debt restructuring agreements. Non- participating creditors maintain their claims towards (i) those who are jointly and severally liable with the debtor, (ii) the debtor’s guarantors and (iii) debtors by way of right of recourse (regresso). Unless agreed otherwise, debt restructuring agreements produce effect towards the shareholders who are jointly liable with non-limited liability companies, provided that, if such shareholders have granted guarantees, they will remain liable as guarantors.

The provision of Article 99 of the Italian Insolvency Code applies to both debt restructuring agreement and to the court-supervised compositions with creditors (concordato preventivo) outlined below.

Pursuant to Article 100 of the Italian Insolvency Code, in the event of a composition with creditors on a going concern basis:

(a)

the debtor may repay, in accordance with the relevant contractual terms, the installments due under a loan agreement which is secured by way of a security interest over the assets used in the business, provided that: at the date of the filing of the application for admission to the composition with creditors, the debtor has fulfilled its obligations or the court authorises the payment of the debt for principal and interest due at that date; and the expert meeting the requirements set forth in Article 52, paragraph 3, of the Italian Insolvency Code certifies (i) that such payments are essential for the continuation of the business activity and functional to ensuring the best satisfaction of the creditors (as already required by Article 100 of the Italian Insolvency Code) and, (ii) that the secured claims can be fully satisfied with the proceeds of the liquidation of the asset carried out at market value and that the repayment of the installments due does not prejudice the rights of the other creditors;

(b)

the court may authorize payment of the remuneration due, for the months preceding the filing of the application for the composition with creditors, to the workers employed in the business whose continuation is envisaged under the plan.

Furthermore, pursuant to Article 73 of the Italian Insolvency Code, in case of revocation of the validation (omologa) of the procedure, the court, upon the debtor’s petition, shall order the conversion to a judicial winding- up procedure. If the revocation results from acts of fraud (atti in frode ai creditori) or non-performance of the obligations arising under the debt restructuring agreement, the petition for conversion may also be proposed by creditors or by the public prosecutor. In case of conversion, the court shall grant additional time to the debtor aimed at supplementing the documentation and shall act in accordance with Article 270 of the Italian Insolvency Code.

Court supervised composition with creditors (concordato preventivo)

A company which is insolvent or in a situation of crisis (as defined above) and that has not been declared insolvent by the court has the option to make a composition proposal to its creditors, under court supervision, in order to compose its overall indebtedness and/or reorganize its business, thereby avoiding a declaration of insolvency and the initiation of insolvency proceedings (so called “concordato preventivo”). Such composition proposal can be made by a commercial enterprise which exceeds any of the following thresholds: (i) has had assets (attivo patrimoniale) in an aggregate amount exceeding €0.3 million for each of the three preceding fiscal years, (ii) gross revenue (ricavi lordi) in an aggregate amount exceeding €0.2 million for each of the three preceding fiscal years, and (iii) has total indebtedness in excess (included debts not yet due) of €0.5 million. Only the debtor company can initially file a petition with the court for a concordato preventivo with the court based in the location of the debtor’s main office. The debtor must file the petition, together with, among others, a restructuring plan containing an analytic description of manner and timing of the fulfillment of the proposal and an independent expert report assessing the feasibility of the composition proposal and the truthfulness of the business and accounting data provided by the company. The petition for concordato preventivo is then published by the debtor in the company’s register by the registry of the court and communicated to the public prosecutor. From the date of such publication to the date on which the court sanctions the concordato preventivo, preexisting creditors cannot obtain security interests (unless authorized by the court) and mortgages registered within the 90 days preceding the date on which the petition for the concordato preventivo is published in the company’s register are ineffective against such pre-existing creditors. According to Article 54, paragraph 2, of the Italian Insolvency Code, provided that the petition for the admission to the concordato proceedings includes the relevant request for Measures, from the date of publication of the petition in the companies’ registry, it is prohibited to commence or continue the enforcement and the conservative actions (or, in any event, to take any initiatives prohibited under the relevant Measures). As already described with reference to debt restructuring agreements, at any time pending the proceedings, the debtor may request to be granted Measures, which can also be requested pursuant to Article 44 of the Italian Insolvency Code, together with a pre-petition for the access to one of the restructuring tools provided for by the Italian Insolvency Code.

The composition proposal filed in connection with the petition may provide for: (i) the restructuring and payment of debts and the satisfaction of creditors’ claims (provided that, in any case, it will ensure payment of at least 20% of the unsecured receivables, except for the case of composition with creditors with continuity of the going concern (concordato con continuità aziendale), including through extraordinary transactions, such as the granting to creditors and to their subsidiaries or affiliated companies of shares, bonds (including bonds convertible into shares), or other financial instruments and debt securities); (ii) the transfer to a receiver (assuntore) of the operations of the debtor company making the composition proposal; (iii) the division of creditors into classes (which is mandatory in certain cases provided under the Article 85 of the Italian Insolvency Code), provided that each class is composed of creditors having homogeneous legal positions and economic interests; and (iv) different treatment of creditors belonging to different classes. The composition proposal may also contain a proposed tax settlement for the partial or deferred payment of certain taxes. Save for the provisions provided for under Article 109 of the Italian Insolvency Code, Article 86 of the Italian Insolvency Code, has

provided that, in the context of a composition with creditors on a going concern basis (concordato con continuità), the plan may provide for a standstill for the secured creditors, which could be provided for six months from the date of sanctioning (omologa) of the composition with creditors proposal for the payment of secured creditors (creditori privilegiati) pursuant to Article 2751-bis of the Italian Civil Code (i.e., employees, professionals, etc.).

Pursuant to Article 84, paragraph 4, the Italian Insolvency Code, in order to strengthen the position of the unsecured creditors, a composition with creditors proposal with liquidation purpose (concordato liquidatorio) (i.e., a composition with creditors proposal aiming at transferring all the assets to the creditors and having such assets sold in their interest by the judicial commissioner) must ensure that (i) with the relevant filing for such proceeding, external resources are contributed which increase the assets available at the time of such filing by at least 10% and (ii) the degraded secured creditors as well as unsecured creditors are paid in a percentage equal to 20% of their total claims. In this respect, it should be noted that resources contributed for the purpose of a composition with creditors proposal with liquidation purpose (concordato liquidatorio) may be distributed notwithstanding the provisions set forth under Articles 2740 and 2741 of the Italian Civil Code provided that such distribution complies with the 20% requirement set forth above. Resources contributed are considered as “external” when provided for any reason by the debtor’s shareholders without obligation of repayment or subordination, in relation to which the plan provides them to be for the sole benefit of the creditors. This provision does not apply to composition with creditors proposals based on the continuation of the going concern (concordato con continuità aziendale).

Under the composition with creditors, there is no dispossession of the debtor who accordingly retains management powers under the supervision of a court-appointed official (commissario giudiziale) and the deputy judge. From the date of the publication of the petition to the date on which the court sanctions the concordato preventivo, the debtor is entitled to operate in the ordinary course of its business, although extraordinary transactions require the prior written approval of the court. During this time, all enforcement actions, precautionary actions and interim measures sought by the creditors, whose title arose beforehand, are stayed. The accrual of interests is suspended for the same timeframe, except for claims secured by pledges, liens or mortgages. Pre-existing creditors cannot obtain security interests (unless authorized by the court) and mortgages registered within the 90 days preceding the date on which the petition for the concordato preventivo is published in the companies’ register are ineffective against such pre-existing creditors. Any act, payment or security executed or created after the filing of the concordato preventivo application and in accordance with its rules and procedures is exempt from claw-back action. The debtor is also exempt from certain bankruptcy crimes provided under Articles 322, third paragraph (“preferential bankruptcy”), and 323 (“simple bankruptcy”) of the Italian Insolvency Code, in relation to acts and payments made in execution of the Composition with Creditors and/or in relation to finance provided under Article 99 of the Italian Insolvency Code upon judicial authorization. Claims arising from acts lawfully carried out by the distressed company have super senior priority (prededucibilità) in the event of a subsequent judicial winding-up (see Statutory priorities below).

For details regarding super senior financing, please refer to the relevant paragraph.

The filing of the petition for the concordato preventivo may be preceded by the filing of a preliminary and simplified petition pursuant to Article 44 of the Italian Insolvency Code. For sake of clarity, under Italian Insolvency Code, the simplified petition may be utilized by the debtor also to access a debt restructuring agreement or a restructuring plan subject to approval by the court (piano di ristrutturazione soggetto ad omologazione) or a concordato. The debtor company may file such petition, reserving the right to submit the underlying plan, the proposal and all relevant documentation (or the debt restructuring agreement, or the restructuring plan) within a period assigned by the court (a) between 30 and 60 days from the date of the filing of the preliminary petition, subject to only one possible further extension of up to 60 days, where there are reasonable grounds for such extension (giustificati motivi) or in the event where filings for a judicial winding-up proceeding are not pending. If the court accepts such preliminary petition, it may, among other things: (i) appoint a judicial commissioner (commissario giudiziale) to overview the company, who, in the event that the debtor has carried out one of the activities under Article 106 of the Italian Insolvency Code (e.g., concealment of part of assets, omission to report one or more claims, declaration of nonexistent liabilities or commission of other fraudulent acts), will report it to the court, which, upon further verification, may reject the petition at court for a concordato preventivo; and (ii) set forth reporting and information duties of the company during the abovementioned period. As mentioned above, filing the simplified petitition, the debtor may request the application of Measures.

Pursuant to Article 44, paragraph 1, letter c) of the Italian Insolvency Code, the decree setting the term for the presentation of the documentation contains also the periodical information requirements (also relating to the financial management of the company and to the activities carried out for the purposes of the filing of the application and the restructuring plan) that the company has to fulfill, at least on a monthly basis, until the lapse of the term established by the court. The debtor company will file, on a monthly basis, the company’s financial position, which is published, the following day, in the company’s register.

Noncompliance with these requirements results in the simplified petition being declared inadmissible and, upon request of the creditors or the public prosecutor and provided that the relevant requirements are verified, in the adjudication of the distressed company into judicial winding-up. If the activities carried out by the debtor company appear to be clearly inappropriate to the preparation of the application and the restructuring plan, the court may, ex officio, after hearing the debtor and if appointed the judicial commissioner, reduce the time for the filing of additional documents. Following the filing of the simplified petition and until the decree of admission to the composition with creditors, the distressed company may: (i) carry out acts pertaining to its ordinary activity; and (ii) seek the court’s authorization to carry out acts pertaining to its non-recurring activity, to the extent they are urgent. Claims arising from acts lawfully carried out by the distressed company after the filing of the petition (including preliminary petition) have super priority (prededucibilità) in case of a subsequent judicial winding-up.

The concordato preventivo proposal may also provide, inter alia: (i) the continuation of the business by the debtor as going concern; or (ii) the transfer of the business to one or more companies (concordato con continuità aziendale) as well as for a particular composition with creditors proceeding through which any assets that are no longer necessary to run the business of the company are liquidated (concordato misto). According to Article 84, paragraph 3 of the Italian Insolvency Code, the concordato misto qualifies as a concordato con continuità aziendale regardless the portion of business for which going concern is envisaged. In these cases, the plan and the petition for the concordato preventivo should fully describe the costs and revenue that are expected as a consequence of the continuation of the business as a going concern, as well as the financial resources and support which will be necessary. The report of the independent expert will also certify that the continuation of the business is conducive to the satisfaction of creditors’ claims to a greater extent than if such composition proposal was not implemented. Existing contracts, even if entered with governmental bodies, are automatically not to be terminated by admission to procedure.

Furthermore, the going concern-based arrangements with creditors can provide for, among others, the winding up of those assets that are not functional to the business allowed. The composition agreement may also contain a proposed tax settlement for the partial or deferred payment of certain taxes.

Under Article 100 of the Italian Insolvency Code, a debtor who files for a concordato pursuant to Articles 44 and 87 of the Italian Insolvency Code based on business continuity may request the court to be authorized to pay pre- filing claims relating to the purchase of goods or services if an independent expert certifies that they are essential for business continuity and to ensure the best satisfaction of creditors.

If the court determines that the composition proposal is admissible, it appoints a judge (giudice delegato) to supervise the procedure, appoints one or more judicial commissioners (commissari giudiziali) and schedules a specific period of time during which creditors can express their vote. During the implementation of the proposal, the company generally continues to be managed by its corporate bodies (usually its board of directors), but is supervised by the appointed judicial officers and judge (who will authorize all transactions that exceed the ordinary course of business).

Article 91 of the Italian Insolvency Code, provides that, if the composition with creditors’ plan, includes an offer for the sale of the debtor’s assets or the sale of a going concern of the debtor to an identified third party, the court or the delegated judge shall order that for appropriate publicity to be given to the offer itself in order to acquire competing offers (offerte concorrenti). If expressions of interest are received, the court or the delegated judge, by decree, shall order the opening of the competitive proceeding. Furthermore pursuant to Article 91, paragraph 4, the judicial decree referred above establishes the procedures for the submission of irrevocable offers, providing that in all cases, among others, the following is ensured: (a) their comparability, (b) the requirements for the participation of the bidders, (c) the forms and timing of access to relevant information, (d) any limits on their use, (e) the manner in which the judicial commissioner must provide them to those who request them, (f) the manner in which the competitive procedure is to be conducted, (g) the minimum increase in the consideration to be provided by the subsequent offers, (h) the guarantees to be given by the bidders, (i) the forms of publicity, and (j) the date of the hearing for the evaluation of the bids if the sale takes place before the court. With the sale or with the assignment, whichever is earlier, to a person other than the original bidder identified in the plan, the latter and the debtor are released from their obligations towards each other and accordingly he debtor shall amend the proposal and plan in accordance with the outcome of the competitive proceeding.

The concordato preventivo is voted within the period of time scheduled by the court and must be approved with the favorable vote of (a) the creditors representing the majority of the receivables admitted to vote and, also in the event that the plan provides for more classes of creditors, or (b) the majority of the receivables admitted to vote is reached the majority of the classes. Pursuant to Article 109, paragraph 1, of the Italian Insolvency Code, in case one creditor holds more than the majority of receivables admitted to voting, it is also necessary to reach majority by headcount. The concordato preventivo is approved only if the required majorities of creditors expressly voted in favor of the proposal. Creditors who did not exercise their voting right will be deemed not to approve the concordato preventivo proposal. In relation to voting by the holder of the New Notes in the concordato proceedings, the interactions between (i) the provisions set forth under the New Notes Indenture with respect to meetings of holders of the New Notes, the applicable majorities and the rights of each holder of the New Notes to vote in the relevant meeting and (ii) applicable Italian law provisions relating to quorum and majorities in meetings of holders of notes issued by Italian companies are largely untested in the Italian courts (recent case law has however affirmed the right of noteholders whose vote may be tainted by conflict of interest as could be the case of disenfranchised noteholders to be computed for the purposes of relevant quora and be admitted to vote, albeit in a specific class). Secured creditors are not entitled to vote on the proposal of concordato preventivo unless and to the extent they waive their security, or the concordato preventivo provides that they will not receive full satisfaction of the fair market value of their secured assets (such value being assessed by an independent expert), in which case they can vote only in respect of the part of their debt affected by the proposal. Among others, (i) the companies controlling the debtor, controlled by the debtor and those under the control of the entity controlling the debtor, (ii) the assignees of the claims of the entities under point (i), if the assignment has been perfected during the year preceding the concordato and (iii) creditors in conflict of interest are excluded from voting. The court may also approve the concordato preventivo (notwithstanding the circumstance that one or more classes objected to it) if: (i) the majority of classes has approved it; and (ii) the court deems that the interests of the non-adhering creditors would be adequately safeguarded through it compared to other solutions (in particular in comparison with the judicial liquidation). If an objection to the implementation of the concordato preventivo is filed by 20% of the creditors or, in case there are different classes of creditors, by a creditor belonging to a non-adhering class, entitled to vote, the court may nevertheless sanction the concordato preventivo if it deems that the relevant creditors’ claims are likely to be satisfied to a greater extent as a result of the concordato preventivo than would otherwise be the case (including the judicial winding-up).

The court approves the concordato preventivo even in the absence of a vote by the tax authority or by the social contribution entities (enti gestori di forme di previdenza o assistenza obbligatorie) when their positive vote is decisive for the purposes of achieving the majorities referred to in Article 109, paragraph 1 of the Italian Insolvency Code, also on the basis of the result of the report of the independent expert referred to in Article 88 of the Italian Insolvency Code, the proposal to satisfy the aforesaid authorities and entities is convenient compared to a judicial liquidation scenario. Furthermore, pursuant to Article 90 of the Italian Insolvency Code provides for the possibility for creditors (except for individuals or entities controlled, controlling or under common control of the debtor) holding at least 10% of the aggregate claims against a debtor to present an alternative plan (proposta concorrente) to the debtor’s plan – within 30 days prior from the related creditors’ vote on the debtor’s plan – in a court supervised composition with creditors proceedings (concordato preventivo) subject to certain conditions being met, including, in particular, that the proposal of the debtor does not ensure recovery of at least 30% of the unsecured claims (crediti chirografari), considering also that such percentage is reduced to 20% in case the debtor has filed for a composizione negoziata provided for pursuant to Article 13 of the Italian Insolvency Code.

Differently from the general rules set out above, pursuant to Article 109 paragraph 5 of the Italian Insolvency Code, the composition with creditors on a going-concern basis (concordato con continuità), is approved if all the creditors’ classes vote in favor of such composition with creditors arrangement. In each class, the relevant composition with creditors’ proposal is approved if the majority of the claims allowed to vote is reached or, failing that, if two-thirds of the claims of the voting creditors have voted favorably, provided that the creditors holding at least half of the total claims of the same class have voted. In case of non-approval, Article 112, paragraph 2, of the Italian Insolvency Code shall apply. In this respect, it should be noted that secured creditors shall not vote if their claims are satisfied in cash, in full, within 180 days from the sanctioning (omologa) of the concordato con continuità and provided that the security interests supporting the related claims remains firm until the winding- up, functional to their satisfaction. In case of claims of employees or other claims secured under Article 2751-bis of the Italian Civil Code, the delay is reduced to 30 days from the approval by the court.

Pursuant to Article 112, paragraph 5 of the Italian Insolvency Code, after the approval of the concordato preventivo proposal, non-adhering creditors (or creditors belonging to a non-adhering class) representing 20% or more of the liabilities may file an opposition (opposizione), challenging the economic convenience of the plan. In such case, the court has the authority to “cram-down” non-adhering creditors, compelling their acceptance of the plan, if it deems that the proposed treatment of their claims is equivalent to what they would recover in a judicial winding-up scenario. After the creditors’ approval, the court approves the composition with creditors and appoints one or more liquidators in order to execute the approved plan if it has to be realized by way of a transfer of assets. The court may grant special powers to the judicial commissioner to implement the plan if the debtor does not cooperate, including by taking all corporate actions required.

Pursuant to Article 111 of the Italian Insolvency Code, if the creditors do not approve the concordato preventivo, the delegated judge (giudice delegato) shall promptly inform the court which, having decided that the appropriate conditions apply, shall declare the opening of the judicial winding-up proceeding.

The terms and the performance of the outstanding contracts which have been entered into, from time to time, by the debtor are not automatically affected by the concordato preventivo proceeding and normally continue pending the procedure, any agreement to the contrary being ineffective. However, pursuant to Article 97 of the Italian Insolvency Code, the debtor may request the competent court to be authorized to terminate outstanding agreements (contratti ancora ineseguiti o non compiutamente eseguiti) if the continuation of such agreements is inconsistent with the prospects and the execution of the composition with creditors’ plan, except for certain agreements which are excluded from the scope of the above provision (e.g., employment agreements (rapporti di lavoro subordinato), residential real estate preliminary sale agreements (contratti preliminari di vendita aventi ad oggetto immobili ad uso abitativo) and real estate lease agreements (contratti di locazione di immobili)). The request may be filed with the competent court at the time of the filing of the application for the concordato preventivo or to the judge (giudice delegato), if the application is made after admission to the procedure. Upon the debtor’s request, the pending agreements can also be suspended for a period of time (a) between 30 and 60 days from the date of the filing of the preliminary petition, subject to only one possible further extension of up to 60 days, where there are reasonable grounds for such extension (giustificati motivi) or in the event where filings for a judicial liquidation proceeding are pending, renewable just once. When the composition proposal together with the relevant plan have been submitted, the suspension may also be authorized by the court for a further duration, which, however, may not exceed thirty days from the date of the decree opening the procedure, which may not be further extended. In such circumstances, the other party has the right to receive an indemnification equivalent to the damages suffered for the non-fulfillment of the agreement. Such indemnification would be paid prior to and outside of the admission to the concordato preventivo procedure.

Pursuant to Articles 119 and 120 of the Italian Insolvency Code, in the event of a breach of the composition with creditors plan or fraud, provided that the relevant requirements are met, the concordato can be terminated or annulled, as the case may be, upon petition of one or more of the creditors and the judicial winding-up may follow, at the behest of the relevant court. if the composition with creditors is implemented, terms and conditions of payments are amended as per the concordato proposal, and the debtor may return to its usual operations (if the assets of the company are still in his possession). Concordato preventivo is compulsory for all creditors prior to the publication of the application in the companies’ register. However, creditors retain without prejudice their rights against co-debtors and guarantors of the debtor.

In case of non-minor breaches, the concordato may be terminated by each of the creditors or the judicial commissioner (in case of petition by one or more of the creditors). The relevant lawsuit must be brought within one year from the deadline originally scheduled for the last activity to be carried out under the concordato itself. The concordato may also be annulled upon request of the judicial commissioner or of one or more creditors in case a portion of the assets of the debtor has been concealed or the liabilities have been willfully exaggerated. The relevant lawsuit must be brought within six months from the discovery of the concealment/exaggeration and, in any event, within two years from the deadline originally scheduled for the last activity to be carried out under the concordato itself.

Available financing forms under the Italian Insolvency Code

The enactment of the Italian Insolvency Code did not change the main features of the previous legal framework set out in the Italian Bankruptcy Law. The aim at preserving the value of the company as a going concern and maximizing creditor’s repayment are the main goals both of the previous legal framework and the Italian Insolvency Code.

However, the new provisions under the Italian Insolvency Code remove some uncertainties and clarifies some debated issues.

In addition, the provisions under the Italian Bankruptcy Law focused mainly on the perspective of creditors already having claims against the company to avoid that the expectations of recovery of such claims were reduced due to the potential considerable increase in predeductible claims and, to this extent, granted a preeminent role to the independent expert together with the court authorization procedures. Unlike the former legal framework, the new provisions of the Italian Insolvency Code focus more on preserving the business value of the distressed company as a going concern by strengthening the key role of the financing of the debtor in the context of the relevant proceedings.

The provision of Article 99 of the Italian Insolvency Code applies to both debt restructuring agreement and to the court-supervised compositions with creditors (concordato preventivo).

The main features of the provisions concerning different available financings under the Italian Insolvency Code are set out below.

(A) Interim financing—Article 99 Paragraph 1 to 4 Italian Insolvency Code

Pursuant to Article 99, paragraphs 1 and 2, of the Italian Insolvency Code, in the context of restructuring transactions on a going concern basis, also in cases in which business continuity is maintained exclusively in a view of liquidation, the Court, pending the sanctioning (omologazione) of the debt restructuring agreement pursuant to Article 57 (or Article 60 or 61) of the Italian Insolvency Code or a petition pursuant to Article 87 of the Italian Insolvency Code (in relation to the court-supervised composition with creditors procedure described below) may authorize the debtor, if so expressly requested to incur in new super senior indebtedness and to secure such indebtedness, subject to the court’s authorization with in rem security (garanzie reali), or by assigning claims, provided that: (i) the petition specifies (A) the purpose of the financing; (B) that the debtor is unable to otherwise obtain the required funds and (C) that the absence of such financing will entail an imminent and irreparable prejudice to the going concern or to the proceedings; and (ii) the expert appointed by the debtor, having verified the overall financial needs of the company until the sanctioning (omologazione), declares that the new financing are functional to the continuity of the business activities until the sanctioning (omologa) of the relevant insolvenc proceedings or to the opening of the proceedings or to conduct them and, in any case, are aimed at providing a better satisfaction of the rights of the creditors. The expert report is not necessary in case the court recognizes that there is the urgent need to avoid an imminent and irreparable prejudice to the going concern. In the event of the subsequent admission of the debtor to the judicial winding-up proceeding (liquidazione giudiziale), the aforementioned financings do not enjoy the super senior priority status (prededucibilità) in case the petition or the expert report contain false data or omit important information or in case the debtor performed acts in fraud of the creditors (atti in frode ai creditori) and the judicial receiver proves that who made available such financings to the debtor, had knowledge of such circumstances at the date of the disbursement.

(B) Bridge Financings—Article 99 Paragraph 5 Italian Insolvency Code

Pursuant to Article 99, paragraph 5, of the Italian Insolvency Code, financings (together with the related claims) granted, in any form, in view of (i.e., before) presentation of a petition for the sanctioning (omologazione) of a debt restructuring agreement or a court-supervised composition with creditors (concordato preventivo) (finanza ponte), may be granted such priority status provided that (i) they meet the requirements of Article 99, paragraphs 1 and 2 (described above), and (ii) it is envisaged by the relevant plan or agreement and that such priority status is expressly provided for by the court at the time of approval of the plan or sanctioning (omologazione) of the debt restructuring agreement or the approval of the concordato preventivo. The indebtedness under such financing option may be secured, subject to the court’s authorization, with in rem security (garanzie reali), or by assigning claims.

(C) Implementation financing—Article 101 Italian Insolvency Code

In restructuring transactions on a going concern basis, pursuant to Article 101 of the Italian Insolvency Code, any financing granted to the debtor pursuant to a debt restructuring agreement (or a court-supervised pre-judicial liquidation composition with creditors) sanctioned by the competent court and expressly provided for in the relevant plan, enjoy super senior priority status (prededucibilità) in case of subsequent judicial liquidation, save for the below (such status also applies to financing granted by shareholders, but only up to 80% of such financing, unless the lender has become a shareholder of the debtor as implementation of the debt restructuring agreement or of the supervised pre-bankruptcy composition with creditors, as in such case the priority status is afforded to 100% of the financing) according with the provisions set forth in Article 221 of Italian Insolvency Code. In the event of the subsequent admission of the debtor to the judicial winding-up proceeding (liquidazione giudiziale), the aforementioned financings do not enjoy the super senior priority status (prededucibilità) in case the composition plan or the debt restructuring agreement, on the basis of an assessment to be made at the time of the relevant filing, results to be based upon false data or omission of relevant information or in case the debtor performed acts in fraud of the creditors (atti in frode ai creditori) and the judicial receiver proves that who made available such financings to the debtor, had knowledge of such circumstances at the date of the disbursement.

(D) The shareholders’ financing—Art. 102 Italian Insolvency Code

Pursuant to Art. 102, Paragraph 1 of the Italian Insolvency Code super senior ranking status also applies to any financings made available by shareholders in any form (including any guarantee facility or granting counter-indemnities) up to 80% of their amount.

Paragraph 2 of Article 102 of the Italian Insolvency Code clarifies that, to the extent the financing is made available by an entity becoming a shareholder in the context of and by way of implementation of a composition with creditors or debt restructuring agreement, all the claims deriving from such financings benefit of super senior ranking status and the 80% threshold limitation set out in Paragraph 1 does not apply.

(E) Super senior ranking—Art. 99 Paragraph 6 and 101 Paragraph 2 Corporate Crisis and Insolvency Code

Super senior ranking (prededucibilità) of the claims is the most relevant feature of bridge financings, interim financings and implementation financings as described in the paragraphs above.

Pursuant to Article 6(1) of the Italian Insolvency Code, the claims deriving from such financings are expressly qualified as super senior by law and by Article 6(2) of the Italian Insolvency Code which clarifies that their super senior ranking natures continues in the context of any subsequent insolvency or enforcement proceedings (including in a judicial liquidation or any so-called minor proceedings).

As already explained above, super senior ranking nature of such financings will be excluded in case of acts of fraud (which may be relevant also in the context of debt restructuring agreements). Such limit to super senior ranking is regulated differently for interim financings and bridge financings on the one side and for the implementation financings on the other side.

More specifically, for interim financings or bridge financings false data or omission of relevant information are relevant when found by the court in the request for the incurrence of the financings or the attestation of the independent expert, whilst for implementation financings such elements are relevant when on included in plan underlying the composition with creditors or the debt restructuring agreement.

With reference to interim financings and bridge financings, Article 99 Paragraph 6 of the Italian Insolvency Code provides that, in case of the opening of a judicial liquidation, such financings (although authorized by the court in the context of the composition with creditors or the debt restructuring agreement) do not benefit from super senior ranking when it is proved (jointly) that:

(i)	the request or the independent expert report contains false data or omits relevant information, or when the debtor has committed acts to defraud creditors in order to obtain the authorization; and

(ii)	the receiver proves that the entities who provided the financing, at the date of issuance, knew the aforementioned circumstances.

With reference to implementation financings, the relevant provisions are set out in Article 101 Paragraph 2 of the Italian Insolvency Code providing that such financings do not benefit from the super senior ranking, in case of the opening of a judicial liquidation (alternatively):

(i)

when, based on an assessment to be made at the time of filing of the petition for the opening of the proceeding, the plan underlying the composition with creditors or debt restructuring agreement turns out to be based on false data or on the omission of relevant information; or

(ii)

when the debtor has carried out acts of fraud towards its creditors and the receiver proves that the lenders providing the financings were aware of such circumstances at the time of the establishment of the financings.

Restructuring plan subject to homologation (piano di ristrutturazione soggetto ad omologazione)

An extremely important novelty concerns the crisis regulation procedures governed by Title IV of Part I of the Italian Insolvency Code, is the new figure of the restructuring plan subject to homologation (piano di ristrutturazione soggetto ad omologazione) (the so-called “PRO”, the rules of which are set out in the new Articles 64-bis and 64-ter of the Italian Insolvency Code).

This new crisis regulation procedure, takes the form of a restructuring framework that may disregard the distribution rules of regular insolvency proceedings but can only be enacted if is approved by all the parties concerned in each class of creditors. In this regard, it should be noted that recourse to this instrument will be reserved for a debtor in crisis or insolvent that plans to satisfy its creditors by dividing them into classes according to homogeneous legal positions and economic interests. This instrument allows the plan’s proceeds to be distributed even in derogation of the principle of “par condicio creditorum” (i.e. the equal treatment of creditors), provided that the proposal is approved by unanimous consent of the classes. A judgement of admissibility is provided for by the court, which is called upon to assess the proposal’s timeliness and to verify the correctness of the class formation criteria.

The regulation of the restructuring plan subject to homologation (piano di ristrutturazione soggetto ad omologazione), from the date of submission of the application until its approval, is based on the model of the negotiated crisis settlement: the entrepreneur maintains the ordinary and extraordinary management of the company in the prevailing interest of the creditors under the supervision of the court commissioner. The debtor is, in any case, allowed to amend the application at any time, formulating the proposal of composition. In that case, the time limit for approval is shortened. Similarly, the debtor that has filed an application for composition with creditors may amend the application by applying for approval of the restructuring plan provided that the application is made before voting commences. In each class, the proposal is approved if a majority of the claims allowed to vote is reached or, failing that, if two-thirds of the claims of the voting creditors have voted in favour, provided that creditors holding at least half of the total claims of the same class have voted. The court will approve the restructuring plan in the event of approval by all classes. If a dissenting creditor objects to the proposal, the court will approve and homologate the restructuring plan if the proposal satisfies the claim to a not lesser extent than the one resulting from a judicial liquidation. A creditor that has not objected to the lack of convenience in its observations may not file an objection referred before, unless it proves such the lack of objection was due to a cause not attributable to it. In summary the restructuring plan subject to homologation (piano di ristrutturazione soggetto ad omologazione) thus represents for the debtor an opportunity instrument which minimises the admissibility phase, providing greater freedom of action, but requiring the approval of all classes of creditors in order to be effectively approved.

Against the judgment of the court ruling on the approval of the restructuring plan subject to homologation (piano di ristrutturazione soggetto ad omologazione), the parties may file an appeal to the competent court of appeal within the term of 30 days from the notification of the relevant judgement of the court.

Judicial winding-up (liquidazione giudiziale)

The judicial winding-up (liquidazione giudiziale) is a court-supervised procedure for the liquidation of an insolvent company’s assets and for the distribution of the related proceeds. It results in the company’s liquidation. Insolvency, as defined under Article 2 of the Italian Insolvency Code, also evidenced by defaults and/or external elements, occurs when a debtor is no longer able to regularly meet its obligations as they come due.

The judicial winding-up is declared by the competent court and is applicable only to commercial enterprises (imprenditori commerciali) if any of the following thresholds are met: the company (i) has had assets (attivo patrimoniale) in an aggregate amount exceeding €0.3 million for each of the three preceding fiscal years; (ii) has had gross revenue (ricavi lordi) in an aggregate amount exceeding €0.2 million for each of the three preceding fiscal years; and (iii) has total indebtedness (including debts not yet due) in excess of €0.5 million. Pursuant to

Article 37 of the Italian Insolvency Code, the request to commence the judicial liquidation of the debtor company’s assets can be filed by (i) the debtor company itself, (ii) the administrative bodies and authorities that have control and supervisory functions over the company, (iii) by one or more of the debtor’s creditors and (iv) in certain cases, by the public prosecutor.

Upon the commencement of judicial winding-up proceedings, amongst other things:

•

subject to certain exceptions, all actions of creditors are stayed and creditors must file claims within a defined period. In particular, under certain circumstances, secured creditors may enforce against the secured property as soon as their claims are admitted as secured claims. Secured claims are paid out of the proceeds of the secured assets, together with interest and expenses. Any outstanding balance will be considered unsecured and rank pari passu with all of the debtor’s other unsecured debt. The secured creditor may sell the secured asset only after it has obtained authorization from the designated judge (giudice delegato). After hearing the judicial receiver and the creditors’ committee, the designated judge decides whether to authorize the sale, and sets forth the timing in its decision;

•

under certain circumstances secured creditors may execute against the secured property as soon as their claims are admitted as preferred claims. Secured claims are paid out of the proceeds of liquidation of the secured assets, together with the applicable interest and subject to any relevant expenses. In case the sale price is not high enough to determine a full satisfaction of their credits, any outstanding balance will be considered unsecured and rank pari passu with all of the debtor’s other unsecured debt. Secured creditors may sell the secured asset only with the court authorization. After hearing the judicial receiver (curatore) and the creditors’ committee, the court decides whether to authorize the sale, and sets forth the relevant timing in his or her decision;

•

the payments of all debts and liabilities of the debtor and all the acts, transactions, payments made or received by the insolvent debtor are immediately suspended and formalities with third parties that have been carried out after the declaration of insolvency are not effective as regards the creditors of the debtor (Article 145 of Italian Insolvency Code);

•

the debtor is dispossessed, and the administration of the debtor and the management of its assets are transferred to the judicial receiver (curatore). The debtor may no longer validly act in court as claimant or defendant in relation to the assets (Article 142 of the Italian Insolvency Code). The judicial receiver is vested with such powers upon the authorization of the delegated judge. However, all pending proceedings in which the debtor is involved are automatically stayed from the date the adjudication is issued and need to be re-initiated by or against the judicial receiver;

•

the beginning of the judicial winding-up involves the cessation of all the activities of the company with a view to a sale of all assets. However, continuation of business may be authorized by the court if the continuation of the company’s business does not cause damage to creditors. If the competent court authorizes the continuation of the business (esercizio provvisorio dell’impresa), the management of the business is entrusted to the judicial receiver (who may in turn avail himself of qualified third parties for this purpose);

•

certain payments made, security interests given or transactions entered into by the debtor in a certain period before the debtor’s submission to a judicial winding-up procedure (varying from six months to two years) can be set aside and clawed back if certain conditions are met (provided for pursuant to Article 166 of the Italian Insolvency Code);

•

any act (including payments, pledges, and issuance of guarantees) made by the debtor after (and in certain cases even before for a limited period of time) the commencement of the proceedings, other than those made through the receiver, become ineffective against creditors; and

•

the execution of certain contracts and/or transactions pending as of the date of the insolvency declaration are suspended until the receiver decides whether to take them over. Although the general rule is that the judicial receiver is allowed to either continue or terminate contracts where some or all of the obligations have not been performed by both parties, certain contracts are subject to specific rules expressly provided for the Italian Insolvency Code.

In order to overcome the uncertainty that may predictably arise, the contractual counterparty may file a written petition requiring the Court to give the judicial receiver (curatore) a deadline of no more than 60 days scheduled; within such deadline, the receiver must decide to enter into the agreement or withdraw from it. Upon expiration of the deadline without the judicial receiver having replied to the counterparty’s request, the pending agreement is deemed terminated. Although the general rule is that the judicial receiver is allowed to terminate contracts where some or all of the obligations have not been performed, certain contracts are subject to specific rules expressly provided for by the Italian Insolvency Code.

Judicial winding-up proceedings, as per the former bankruptcy proceedings under Italian Bankruptcy Law, are carried out and supervised by a court-appointed judicial receiver, a deputy judge (giudice delegato) and a creditors’ committee (comitato dei creditori). The judicial receiver is not a representative of the creditors, and is responsible for the liquidation of the assets of the debtor to the satisfaction of creditors. The proceeds from the liquidation are distributed in accordance with statutory priority rights. The liquidation of a debtor can take a considerable amount of time, particularly in cases where the debtor’s assets include real estate property.

Furthermore, the parties of a judicial winding-up proceeding as well as any interested party, may file an appeal (opposizione) to the decree closing the judicial winding-up proceeding within 30 days after having been notified of the same.

•

Composition with creditors in judicial liquidation (concordato nella liquidazione giudiziale). Pursuant to Article 240 of the Italian Insolvency Code, judicial liquidation proceedings can terminate prior to the actual judicial liquidation (liquidazione giudiziale) of the debtor, through a proposal for a composition with creditors in judicial liquidation. By way of preliminary note, such agreement occurring in the context of a judicial liquidation proceeding (i) replaced the former proceeding defined as “concordato fallimentare”, a composition with creditors agreement occurring in the context of a bankruptcy proceeding (fallimento) formerly provided for under Article 124, paragraph 1 of the Italian Bankruptcy Law and (ii) should be kept distinct from the concordato preventivo, which is an independent insolvency proceeding. This particular composition with creditor agreement arrangement benefits in a certain way both the debtor as well as the creditors, in fact while the former is released of the debts falling into the relevant plan also regaining free disposal of his assets, the latter is satisfied faster and to a greater extent than they would have been with the full completion of the judicial liquidation process pertaining to the debtor’s assets.

The creditor, a third party or the debtor himself formulates a proposal having as its object a “plan” to satisfy creditors, including preferential creditors, in full or in part. In case the concordato nella liquidazione giudiziale is proposed by the debtor, such proposal, inter alia, (i) shall be filed after 1 year from the opening of the judicial liquidation proceeding and (ii) shall provide for the contribution by the debtor of resources that increase the value of the debtor’s assets by at least 10%.

Such proposal shall be submitted to the competent judge, shall then be approved by the creditors and finally by the court. In case the court’s decree approving the concordato nella liquidazione giudiziale becomes final (definitivo), the court declares the judicial liquidation to be closed and terminated, initiating the enactment phase of the concordato nella liquidazione giudiziale. In the context of a concordato nella liquidazione giudiziale, the competent court supervises both the proposal and execution phases while the judicial receiver (curatore), once the liquidation is closed, loses his management functions and retains only supervisory duties over the fulfillment of the terms and the conditions of the arrangement obligations arising from or in connection with the aforementioned concordato nella liquidazione giudiziale.

Pursuant to Article 240, paragraph 2 of the Italian Insolvency Code, the proposal may provide for:

(i)	the division of creditors into classes, according to homogeneous legal position and economic interests.

Under the relevant provision, such division is not mandatory but discretionary, provided two criteria for the class identification: (a) legal position, i.e., the nature of the claim, e.g., unsecured or preferential and (b) the homogeneous economic interests. In this respect, the Italian Insolvency Code requires for the criteria and rationale for the division into classes to be expressly stated in order to avoid the distorted use of class formation, put in place for the sole purpose of obtaining the approval of the abovementioned proposal;

(ii)	differential treatment between creditors belonging to different classes, indicating the reasons of such differences; and

(iii)	the restructuring of the financial indebtedness of the debtor as well as the satisfaction of claims in any form possible, by way of example:

a)	by assignment of assets;

b)	by assumption (accollo); and

c)

by means of other extraordinary transactions, including the assignment to creditors (as well as to companies in which they have an interest), of shares, quotas or bonds, including those convertible into shares or other financial instruments and debt securities.

It should be noted that a special feature of the concordato nella liquidazione giudiziale is the option to provide that secured creditors may not be satisfied in full. However, it is necessary for the plan to provide for their satisfaction to a non-lesser extent than that the one which can be realized, by reason of preferential placement, from the relevant proceeds in the event of a judicial liquidation, having regard to the market value attributable to the assets or rights over which the cause of pre-emption exists.

The concordato nella liquidazione giudiziale proposal must be approved by the creditors’ committee and the creditors holding the simple majority (by value) of claims (and, if classes are formed, by a majority (by value) of the claims in the majority of the classes). However, in the event of dissent by more than one creditor’s class, a cram-down may occur (i.e. in case the court decides to approve the concordato – despite a creditor belonging to a dissenting class contests the appropriateness of the proposal – if it finds that the claims can be satisfied by the concordato to a non-lesser extent than the practicable alternatives. Final court confirmation and sanctioning (omologazione) is also required).

Finally, once approved and sanctioned (omologato) by the court the concordato nella liquidazione giudiziale is mandatory:

(i)	for all existing creditors prior to the opening of the judicial liquidation proceeding; and

(ii)

for creditors who have not applied for the admission to the judicial liquidation estate, to whom the guarantees or the security interests given in the concordato nella liquidazione giudiziale by third parties do not extend.

With the termination of the judicial liquidation—as a consequence of the sanctioning decree (decreto di omologa), which pursuant to Article 247 of the Italian Insolvency Code may be challenged and appealed within 30 days from its notification—the debtor returns “in bonis” and enjoys the renewed availability of its assets.

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Statutory priorities. The statutory priority assigned to creditors under the Italian Insolvency Code may be different from the priorities in the United States, the United Kingdom and certain other EU jurisdictions. The proceeds of liquidation shall be allocated according to the following order: (i) for payments of “predeductible” claims (i.e., claims originated in the insolvency proceeding, such as costs related to the procedure) as better identified in Article 6 of the Italian Insolvency Code; (ii) for payment of claims which are privileged, such as claims of secured creditors; and (iii) for the payment of unsecured creditors’ claims. Under Italian law, the highest priority claims (after the costs of the proceedings are paid) are the claims of preferential creditors, including, inter alia, a claim whose priority is legally acquired (i.e., repayment of rescue or interim financing), the claims of the Italian tax authorities and social security administrators, and claims for employee wages. The remaining priorities of claims are, in order of priority, those related to secured creditors (creditori privilegiati; a preference in payment in most circumstances, but not exclusively, provided for by law), mortgages (creditori ipotecari), pledges (creditori prignoratizi) and, lastly, unsecured creditors (crediti chirografari). Under Italian law, the proceeds from the sale of the debtor’s estate are distributed according to legal rules of priority. Neither the debtor nor the court can deviate from these priority rules by proposing their own priorities of claims or by subordinating one claim to another based on equitable subordination principles (as a consequence it must be noted that priority of payments such as those commonly provided in intercreditor contractual arrangements may not be enforceable against an Italian judicial liquidation estate to the extent they are inconsistent with the priorities provided by law). The law creates a hierarchy of claims that must be adhered to when distributing the proceeds derived from the sale of the entire debtor’s estate or part thereof, or from a single asset.

In particular, pursuant to Article 6 of the Italian Insolvency Code, in addition to claims expressly qualified as “prededucibili” under Italian law, among others, the following claims are “prededucibile”:

(i)	claims relating to expenses and fees for services rendered by the business crisis settlement body;

(ii)

professional claims arising from or in connection with the filing for the approval of a restructuring plan subject to homologation, the debt restructuring agreements and for the application for protective measures, to the extent of 75% of the assessed claim and provided that the abovementioned plan or agreements are approved and homologated;

(iii)

professional claims arising from or in connection with the filing of for a court supervised composition with creditors procedure as well as the filing of the related proposal and the plan accompanying it, within the limits of 75% of the ascertained claims and provided that the proceedings are opened pursuant to Article 47 of the Italian Insolvency Code; and

(iv)

claims legally arisen in connection with insolvency proceedings for the management of the debtor’s assets and the continuation of the business of the company as well as arising from the professional services required by the related bodies.

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Avoidance powers in insolvency. A fundamental principle of the Italian Insolvency Code is the equal treatment of all creditors (“par condicio creditorum”), according to which, absent statutory priorities or security right, no creditor may be paid a higher percentage of his claim than other creditors. A consequence of this principle is not only that the payment of debts by the judicial receiver is strictly regulated, but also that all transactions effected by the debtor over the previous year (or, in certain cases, over the previous six months) are scrutinized and potentially unwound as preferential.

Similar to other jurisdictions, there are so-called “claw-back” or avoidance provisions under Italian law that may give rise, inter alia, to the revocation of payments or to the granting of security interests made by the debtor prior to the declaration of insolvency. The key avoidance provisions include, but are not limited to, transactions made below market value, preferential transactions and transactions made with a view to defraud creditors. Claw-back rules under Italian law are normally considered to be particularly favorable to the receiver in judicial winding-up compared to the rules applicable in other jurisdictions.

In insolvency proceedings, depending on the circumstances, the Italian Insolvency Code provides for a claw- back period of up to two years (six months in certain circumstances) and a two-year ineffectiveness period for certain other transactions. In the context of extraordinary administration procedures (as described below), the claw-back period may last up to three or five years in certain circumstances. The Italian Insolvency Code distinguishes between acts or transactions which are ineffective by operation of law and acts or transactions which are voidable at the request of the judicial receiver/court commissioner, as detailed below.

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Acts ineffective by operation of law. Under (i) Article 163 of the Italian Insolvency Code, subject to certain limited exception, all transactions entered into for no consideration are ineffective vis-à-vis creditors if entered into by the debtor after the filing to the relevant court followed by the opening of the judicial winding-up procedure or within the two years preceding the opening of such insolvency proceeding. Any asset subject to a transaction which is ineffective pursuant to Article 163 of the Italian Insolvency Code becomes part of the liquidation estate by operation of law upon registration (trascrizione) of the court’s decision opening the insolvency proceeding, without needing to wait for the ineffectiveness of the transaction to be sanctioned by a court. Any interested person may challenge the registration before the delegated judge as a violation of law, and (ii) under Article 164 of the Italian Insolvency Code, (A) payments of receivables falling due on the day of the of the judicial declaration of opening of the judicial liquidation or later, if they were executed by the debtor after the filing of the application followed by the opening of the winding-up proceeding or in the prior two-year period; and (B) payments made by the debtor with respect to any intercompany loan within one year prior to a judicial winding-up declaration (or after the filing of the application followed by the opening of the winding-up proceeding) are ineffective vis-à-vis creditors.

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Acts that may be avoided at the request of the judicial receiver/court commissioner. The following acts and transactions, if done or made during the period specified below, may be clawed back (revocati) vis-à-vis the debtor as provided for by Article 166 of the Italian Insolvency Code and be declared ineffective, unless the non-insolvent party proves that it had no actual or constructive knowledge of the debtor’s insolvency at the time the transaction was entered into:

(i)

onerous transactions carried out after the filing followed by the opening of the judicial liquidation proceeding or in the previous year, where the value of the debt or the obligations undertaken by the debtor exceeds 25% of the value of the consideration received by and/or promised to the debtor;

(ii)

payments of debts, due and payable, made by the debtor which were not paid in cash or by other customary means of payment which were carried out after the filing followed by the opening of the judicial liquidation proceeding or in the previous year;

(iii)

pledges and mortgages granted by the debtor after the filing followed by the opening of the judicial liquidation proceeding or in the year prior, in order to secure pre-existing debts which were not yet due at the time the new security was granted; and

(iv)

pledges and mortgages granted by the debtor after the filing followed by the opening of the judicial liquidation proceeding or in the six months prior in order to secure pre-existing debts which had already fallen due at the time the new security was granted.

Furthermore, payments of debts that are immediately due and payable and any onerous transactions and/or granting of priority rights/security interests for debts simultaneously created (event those of third parties) may be clawed back (revocati) and declared ineffective, if the judicial receiver proves that the other party knew of the debtor’s state of insolvency and if made by the debtor after the filing of the petition followed by the opening of the judicial liquidation or during the prior six months.

(b)	The following transactions are exempt from claw-back actions:

(i)	payments for goods or services made in the ordinary course of business according to market practice;

(ii)	a remittance on a bank account; provided that it does not materially and permanently reduce the entity’s debt towards the bank;

(iii)

the sale, including an agreement for sale registered pursuant to Article 2645-bis of the Italian Civil Code, in force as the date of this prospectus, made for a fair value and concerning a residential property that is intended as the main residence of the purchaser or the purchaser’s family (within three degrees of kinship) or a non-residential property that is intended as the main seat of the enterprise of the purchaser; provided that, as at the date of the insolvency declaration, the activity is actually exercised therein or the investments for the commencement of such activity have been carried out therein;

(iv)

transactions entered into, payments made or guarantees granted with respect to the debtor’s goods, provided that they concern the implementation of a piano attestato di risanamento (see “Out-of-court reorganization plans (piani attestati di risanamento) pursuant to Articles 56 or 284 of the Italian Insolvency Code” above);

(v)

a transaction entered into, payment made or guarantee or security interests granted in the context of a court supervised composition with creditors (concordato preventivo), of a restructuring plan subject to homologation (piano di ristrutturazione soggetto ad omologazione) provided for pursuant to Article 64- bis of the Italian Insolvency Code or of sanctioned debt restructuring agreements with creditors (accordi di ristrutturazione dei debiti omologati) and/or transactions entered into, payments made and security interests legitimately granted by the debtor after the filing of the application for a concordato preventivo or of an accordo di ristrutturazione dei debiti (see above);

(vi)	remuneration payments to the entity’s employees and consultants concerning work carried out by them; and

(vii)

payments of a debt that is immediately due, payable and made on the due date, with respect to services necessary for access to a pre-judicial liquidation restructuring framework (strumenti di regolazione della crisi e dell’insolvenza della società) or to other insolvency procedures provided for pursuant to the Italian Insolvency Code.

Pursuant to Article 170 of the Italian Insolvency Code, the limitation period for initiating claw-back action proceedings is three years from the opening of the judicial liquidation procedure or, if earlier, five years from the act or transaction to be clawed back. In case judicial liquidation is commenced after the filing of a petition to be admitted to any insolvency proceedings, according to Article 170, paragraph 2 of the Italian Insolvency Code, the suspect period is calculated backward from the date in which such petition is filed. In addition, in certain cases, the judicial receiver can request that certain transactions of the debtor be declared ineffective within the ordinary claw-back period of five years (revocatoria ordinaria) provided for by the Italian Civil Code. In this respect, under Article 2901 of the Italian Civil Code, a creditor may demand that transactions whereby the entity disposed of its assets prejudicially to such creditor’s rights be declared ineffective with respect to such creditor, provided that the debtor was aware of such prejudice (or, if the transaction was entered into prior to the date on which the claim was originated, that such transaction was fraudulently entered into by the debtor for the purpose of prejudicing the creditors) and that, in the case of a transaction entered into for consideration with a third person, the third person was aware of such prejudice (and, if the transaction was entered into prior to the date on which the claim was originated, such third person participated in the fraudulent design). The burden of proof is entirely with the receiver.

The Italian Insolvency Code provides special regimes on preferences and avoidances of intra-group transactions. Under Article 290 of the Italian Insolvency Code the limitation period of initiating intra-group claw-back actions (referring to acts and transactions entered into by companies belonging to the same group that jeopardize the creditors’ interest) is extended to five years from the filing for judicial winding-up declaration.

Law 132/2015 also introduced new Article 2929-bis to the Italian Civil Code, providing for a “simplified” claw- back action for the creditor with respect to certain types of transactions put in place by the debtor with the aim to subtract (registered) assets from the attachment by its creditors. In particular, the creditor can now start enforcement proceedings over the relevant assets without previously obtaining a Court decision clawing back/ nullifying the relevant (fraudulent) transaction, to the extent that such transaction had been carried out without consideration (e.g., gratuitous transfers, or creation of shield instruments such as trusts or the so called fondo patrimoniale or “family trust”). In case of gratuitous transfers, the enforcement action can also be carried out by the creditor against the third party purchaser. Finally, as noted above, the Insolvency Regulation contains conflicts of law rules which replace the various national rules of private international law in relation to insolvency proceedings within the European Union.

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Adequate organizational, administrative and accounting corporate structures. One of the main novelties included in the Italian Insolvency Code concerns the definition of the organizational, administrative and accounting structures of a company which are deemed to be adequate under Article 2086 of the Italian Civil Code, required by the applicable regulations for the purpose of timely detection of the state of crisis and the undertaking of suitable initiatives by the debtor. Article 3 of the Italian Insolvency Code requires the entrepreneur to adopt an appropriate organizational structure in accordance with Article 2086 of the Italian Civil Code, for the purpose of timely detection of the crisis of the company as well as the timely undertaking of suitable initiatives to overcome the crisis and recover business continuity. However, neither the aforementioned Article 3, in its current wording, nor Article 2086 of the Italian Civil Code, as amended by the Italian Insolvency Code, contains a precise description of the parameters, conditions and characteristics that are deemed to be necessary/needed for the definition and especially for the identification of “adequate structures”.

In this regard, Article 3 of the Italian Insolvency Code precisely enunciates, on the one hand, the purposes to which the measures and structures must aim in order to be considered as adequate for the timely detection of the crisis and, on the other hand, the relevant warning signs in relation to the same. In this respect, it is stipulated that, for the purpose of the timely detection of the company’s state of crisis, the measures and structures deemed to be adequate should make it possible to:

(i)	detect any imbalances of an equity or economic-financial nature, related to the specific characteristics of the company as well as to the business activity carried out by the debtor;

(ii)

verify the non-sustainability of debts and the absence of prospects for business continuity for the next twelve months as well as the warning signs identified by Article 3, paragraph 4 of the Italian Insolvency Code; and

(iii)	derive the information necessary to follow the detailed checklist and conduct the practical test for the reasonable pursuit of the debtor’s financial recovery.

For the sake of completeness and as set out above, it should also be noted that Article 3, paragraph 4 of the Italian Insolvency Code provides an exact indication of the warning signs, identified, inter alia, as follows:

(i)	the existence of payroll debts overdue for at least 30 days equal to more than half of the total monthly payroll amount;

(ii)	the existence of receivables owed to suppliers that are at least 90 days past due in an amount greater than the amount of receivables that are not past due;

(iii)

the existence of exposures to banks and other financial intermediaries that have been past due for more than 60 days or have exceeded the limit of credit facilities obtained in any form for at least 60 days provided that they represent in the aggregate at least 5% of the total exposures; and

(iv)	the existence of one or more exposures to certain public institutions listed under Article 25-novies of the Italian Insolvency Code.

Compulsory Administrative Winding-Up (Liquidazione Coatta Amministrativa)

A compulsory administrative winding-up (liquidazione coatta amministrativa), provided for pursuant to Article 293 and ff. of the Italian Insolvency Code, is only available for public interest entities such as state-controlled companies, insurance companies, credit institutions and other financial institutions, none of which can be wound up pursuant to judicial liquidation proceedings, save for a different indication under Italian law. It is irrelevant whether these companies belong to the public or the private sector. A compulsory administrative winding-up is special insolvency proceedings in that the entity is liquidated not by the court but by the relevant administrative authority that oversees the industry in which the entity is active. The procedure may be triggered not only by the insolvency of the relevant entity, but also by other grounds expressly provided for by the relevant legal provisions (e.g., in respect of Italian banks, serious irregularities concerning the management of the bank or serious violations of the applicable legal, administrative or statutory provisions).

The effect of this procedure is that the entity loses control over its assets and a liquidator (commissario liquidatore) is appointed to wind up the company by the relevant governmental authority (e.g., the Bank of Italy or the Ministry of Economic Development, which are competent for the filing of an application for a declaration of insolvency with the subsequent opening of the compulsory administrative winding-up proceeding). The liquidator’s actions are monitored by a steering committee (comitato di sorveglianza). The powers assigned to the designated judge and the court under the other insolvency proceedings are assumed by the relevant administrative authority under this procedure. The effect of the forced administrative winding-up on creditors is largely the same as under insolvency proceedings and includes, for example, a ban on enforcement measures. The same rules set forth for insolvency proceedings with respect to existing contracts and creditors’ claims largely apply to a compulsory administrative winding-up.

Common rules for pre-judicial liquidation restructuring frameworks (strumenti di regolazione della crisi e dell’insolvenza)

In order to facilitate access and filing of restructuring procedures by the Italian companies, among other things, pursuant to Article 120- bis, paragraph 2 of the Italian Insolvency Code and the purposes of a successful restructuring, the restructuring plan may provide for “any modification of the articles of association of the debtor company, including capital increases and reductions, including with limitation or exclusion of the option right and other modifications that directly affect the shareholders’ participation rights, as well as for mergers, demergers and transformations”. Shareholders, who may no longer have an interest in the company, are prevented from hindering the restructuring or even one of its stages. For this reason, pursuant to Article 120-bis, paragraphs 3 and 4 of the Italian Insolvency Code, the shareholders, while retaining a right to information in relation to both the initiation and the progress of the restructuring process, may not remove the directors without just cause, as is the case for the statutory auditors of joint stock companies, also in light of the fact that under the provisions of the Italian Insolvency Code it is not considered as being just cause for directors’ removal, the filing for access to the pre-judicial liquidation restructuring frameworks (strumenti di regolazione della crisi e dell’insolvenza) when the related legal conditions and requirements are met. However, pursuant to Article 120-bis, paragraph 5, shareholders representing at least 10% of the filing company’s corporate capital may make a competing proposal.

The plan may provide for the formation of one class of shareholders or several classes if there are shareholders to whom different rights are granted by the by-laws, including as a result of the changes provided for in the plan. The formation of classes is, however, mandatory if the plan provides for changes that directly affect the shareholders’ participation rights and, in any case, for large companies and companies with widespread capital. In this context, special conditions for approval of the arrangement are set out pursuant to Article 120-quater of the Italian Insolvency Code when and if the plan provides for shareholder attributions. Specific rules are then provided to ensure that creditors’ interests are protected in all cases in which the restructuring tool envisages shareholders to retain a participation in the company with a certain value.

Article 120-quinquies of the Italian Insolvency Code, regulates the execution phase of such measure. In order to avoid any obstructive attitude of the shareholders towards the approval of the restructuring framework, this provision expressly excludes the necessity for their approval and/or resolution on the implementation of such restructuring framework, by generally attributing the relevant powers to the directors or more specifically to the competent court, in relation to any amendment to the debtor’s by-laws which – being specifically provided for by the plan – do not require any discretionary resolution. Finally, it is stipulated that changes in the corporate structure resulting from the implementation of a pre-judicial liquidation restructuring framework (strumenti di regolazione della crisi e dell’insolvenza) shall not be considered as and constitute cause for the termination or amendment of any agreement entered into by the debtor with third parties.

Articles 284 and ff. of the Italian Insolvency Code contain specific rules regarding (i) the access of a group to one of the pre-judicial liquidation restructuring tools (strumenti di regolazione della crisi e dell’insolvenza) aiming at unifying—to the extent possible—the relevant proceedings; (ii) liability lawsuits available to the receiver; and (iii) subordination of claims.

Other Italian Insolvency laws

Extraordinary Administration for Large Insolvent Companies (Amministrazione Straordinaria delle Grandi Imprese in Stato di Insolvenza)

The extraordinary administration procedure is available under Italian law for large industrial and commercial enterprises; this procedure is commonly referred to as the “Prodi-bis procedure.” To be eligible, companies must be insolvent although able to demonstrate serious recovery prospects, have employed at least 200 employees in the previous year preceding the commencement of the procedure, and have debts equal to at least two-thirds of its assets as shown in its financial statements and two-thirds of its income deriving from sales and services during its last financial year. The procedure may be commenced by petition of the creditors, the debtor, a court or the public prosecutor. The same rules set forth for judicial winding-up proceedings with respect to existing contracts and creditors’ claims largely apply to an extraordinary administration proceeding. Preferential payment is granted to those credits (even unsecured) accrued to allow the conduct of the company’s business activity. Extraordinary administration procedures involve two main phases—a judicial phase and an administrative phase.

Judicial Phase

In the judicial phase, the court determines whether the company meets the admission criteria and whether it is insolvent. It then issues a decision to that effect and appoints up to three judicial receivers (commissario giudiziale) to investigate whether there are serious prospects for recovery via a business sale or reorganization. The judicial receiver submit(s) a report to the court (within 30 days) together with an opinion from the Italian Ministry of Economic Development (the “Ministry”). The court has 30 days to decide whether to admit the company to the procedure or place it into judicial winding-up.

Administrative Phase

If the company is admitted to the extraordinary administration procedure, the administrative phase begins and the extraordinary commissioner(s) appointed by the Ministry prepare a restructuring plan. The plan can provide either for the sale of the business as a going concern within one year (unless extended by the Ministry) (the “Disposal Plan”) or a reorganization leading to the company’s economic and financial recovery within two years (unless extended by the Ministry) (the “Recovery Plan”). It may also include a composition with creditors (concordato). The plan must be approved by the Ministry within 30 days from submission by the extraordinary commissioner(s). In addition, the extraordinary commissioner draws up a report every six months on the financial condition and interim management of the company and sends it to the Ministry. The procedure ends upon successful completion of either a Disposal Plan or a Recovery Plan; however, should either plan fail, the company will be declared insolvent.

Industrial Restructuring of Large Insolvent Companies (Ristrutturazione Industriale di Grandi Imprese in Stato di Insolvenza)

Introduced in 2003 pursuant to Law Decree No. 347 of December 23, 2003, as converted into Italian Law No. 39 of 2004 and subsequently amended, this procedure is also known as the “Marzano procedure.” It is complementary to the Prodi-bis procedure and, except as otherwise provided, the same provisions apply. The Marzano procedure is intended to work faster than the Prodi-bis procedure. For example, although a company must be insolvent, the application to the Ministry can be made before the court commences the administrative phase.

The Marzano procedure only applies to large insolvent companies which, on a consolidated basis, have at least 500 employees in the year before the procedure is commenced and at least €300 million of debt (including those from outstanding guarantees). The decision whether to open a Marzano procedure is taken by the Ministry following the debtor’s request (who must also file an application for the declaration of insolvency). The Ministry assesses whether the relevant requirements are met and then appoints the extraordinary commissioner(s) who will manage the company. The court also decides on the company’s insolvency.

The extraordinary commissioner(s) has/have 180 days (or 270 days if the Ministry so agrees) to submit a Disposal Plan or Recovery Plan. The restructuring through the Disposal Plan or the Recovery Plan must be completed within, respectively, one year (extendable to two years) and two years. If no Disposal or Recovery Plan is approved by the Ministry, the court will declare the company insolvent and open judicial winding-up proceedings.

Hardening Period/Clawback and Fraudulent Transfer

In a judicial winding-up proceeding, the Italian Insolvency Code provides for a claw-back period of up to two years (six-months in certain circumstances). In addition, in certain cases, the judicial receiver can request that certain transactions of the debtor are declared ineffective within the Italian Civil Code ordinary claw-back period of five years (revocatoria ordinaria).

Under Italian law, in the event that the relevant guarantor and/or security provider enters into insolvency proceedings, the security interests created under the documents entered into to secure the Collateral and any future security interests or guarantees could be subject to potential challenges by an insolvency administrator or by other creditors of such guarantor and/or security provider under the rules of avoidance or claw-back (revocatoria) provided for pursuant to the Italian Insolvency Code and the relevant law on the non-insolvency avoidance or claw-back of transactions by the debtor made during a certain legally specified period (the “suspect period”). The avoidance may relate to (i) transactions made by the debtor within the suspect period of one year prior to the opening of the judicial liquidation proceeding or occurred after the filing for the opening of the judicial liquidation, at below market value (i.e., to the extent the asset or obligation given or undertaken exceeds by one quarter the value of the consideration received by the debtor), or involving unusual means of payment (e.g., payment in kind) or new security granted with respect to pre-existing debts not yet due at the time the security is entered into after the creation of the secured obligations, unless the non-insolvent creditor proves that it had no knowledge of the debtor’s insolvency at the time the transaction was entered into, (ii) security granted during the suspect period of one year prior to the opening of the judicial liquidation proceeding or occurred after the filing for the opening of the judicial liquidation with respect to pre-existing debts due and payable, unless the non- insolvent creditor proves that it had no knowledge of the debtor’s insolvency at the time the transaction was entered into, and (iii) payments of due and payable obligations, transactions at arm’s length or security taken simultaneously to the creation of the secured obligations during the suspect period of one year prior to the opening of the judicial liquidation proceeding or occurred after the filing for the opening of the judicial liquidation, if the judicial receiver proves that the creditor was aware of the insolvency of the debtor. In case judicial liquidation is commenced after the filing of a petition to be admitted to any insolvency proceedings, according to Article 170, paragraph 2 of the Italian Insolvency Code, the suspect period is calculated backward from the date in which such petition is filed. The transactions potentially subject to avoidance also include those contemplated by a Guarantor’s Guarantee or the granting of security interests under the security documents by a guarantor and/or security provider. If they are challenged successfully, the rights granted under the guarantees or in connection with security interests under the relevant security documents may become unenforceable and any amounts received must be refunded to the insolvent estate. To the extent that the grant of any security interest is voided, holders of the New Notes could lose the benefit of the security interest and may not be able to recover any amounts under the related security documents.

It should be noted that: (i) under Article 163 of the Italian Insolvency Code, subject to certain limited exceptions, all transactions carried out by the debtor for no consideration are ineffective vis-a-vis creditors if entered into by the debtor after the filing to the relevant court followed by the opening of the judicial winding-up procedure or within the two years preceding the opening of such insolvency proceeding. Any asset subject to a transaction which is ineffective pursuant to Article 163 of the Italian Insolvency Code becomes part of the liquidation estate by operation of law upon registration (trascrizione) of the court’s decision opening the insolvency proceeding, without needing to wait for the ineffectiveness of the transaction to be sanctioned by a court. Any interested person may challenge the registration before the delegated judge as a violation of law, and (ii) under Article 164 of the Italian Insolvency Code, (a) payments of receivables falling due on the day of the of the judicial declaration of opening of the judicial liquidation or in the prior two-year period; and (b) payments made by the debtor with respect to any intercompany loan within one year prior to a judicial winding-up declaration (or after the filing of the application followed by the opening of the winding-up proceeding), are ineffective vis-a-vis creditors.

Poland

The validity and enforcement of the notes provided by the Guarantors organized under the laws of Poland (the “Polish Guarantors”) may be limited by the laws relating to bankruptcy, reorganization or other laws relating to or affecting the enforcement of the rights of creditors in general.

In the event of insolvency of the Polish Guarantor, insolvency proceedings may be initiated in Poland. Note, however, that if the centre of main interest of the Polish Guarantor is situated in another European Union member state, the courts of that state shall have jurisdiction and the insolvency laws of that state shall generally apply pursuant to the Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015, on insolvency proceedings (Official Journal No. L 141 of June 5, 2015) (however Polish law will continue to apply with respect to the enforcement of security interests).

If the centre of main interest of the Polish Guarantor is situated in Poland, the insolvency proceedings will be governed by the Bankruptcy Law (Prawo Upadłościowe) of February 28, 2003 (as amended) (the “Polish Bankruptcy Law”), and the restructuring proceedings will be governed by the Restructuring Law (Prawo Restrukturyzacyjne) of May 15, 2015 (as amended) (the “Polish Restructuring Law”).

Please find below the general and non-exhaustive description of certain provisions of the Polish Bankruptcy Law and the Polish Restructuring Law.

Note that the Polish Bankruptcy Law and the Polish Restructuring Law may not be as favorable to your interests as creditors as the insolvency laws of other jurisdictions, including in respect of priority of creditors, the ability to obtain interest after the commencement of insolvency proceedings and the duration of the insolvency proceedings, and hence may limit your ability to recover payments due on the New Notes and the New Notes guarantees to an extent exceeding the limitations arising under other insolvency laws.

Insolvent Debtor

Bankruptcy proceedings under Polish law may be initiated against insolvent debtors. There are two tests according to which the state of insolvency of the debtor is determined. The first (liquidity) test is satisfied when the debtor has lost its ability to satisfy the due monetary debts, provided that such loss of ability to settle due monetary debts is presumed when the debtor’s delay with the performance of its obligations exceeds three months. In turn, according to the second (assets) test, debtors being legal persons and organizational units without legal personality yet enjoying legal capacity are also deemed insolvent in case their liabilities (due and not due) exceed the value of all the assets of such entity and such situation continues for more than 24 months. Note that even if the above conditions are met, the court may reject a bankruptcy petition if it determines that there is no threat to the debtor’s ability to perform its due and payable obligations in a short term.

After the issuance of the New Notes guarantees, the solvency of the Polish Guarantors would be reviewed in light of the above tests. Yet, the enforceability of the New Notes guarantees would be subject to certain mandatory provisions of Polish law governing the scope of allowed financial assistance, maintenance of statutory capital and fraudulent conveyances, as well as adequate level of remuneration payable to the security provider in return for the grant of security. Therefore, in order to enable the Polish Guarantors to grant guarantees securing the liabilities of the Issuer without the risk of insolvency of the Polish Guarantors and addressing the other legal issues raised above, the New Notes guarantees shall contain “limitation language” pursuant to which the liability under the New Notes guarantees granted by the Polish Guarantors will be limited to the net value of the assets owned by the Polish Guarantors.

Bankruptcy Petition

Bankruptcy proceedings are initiated upon submitting a bankruptcy petition. Such a petition may be submitted by either the debtor or any of its creditors.

According to the Polish Bankruptcy Law, the catalogue of persons authorized and obliged to submit a bankruptcy petition for the debtor has been determined, inter alia, as all persons who on the basis of the law, articles of association/statute of the company have the right to conduct the company’s affairs and to represent it. The deadline for submitting the bankruptcy petition is thirty days from the date on which the reason for bankruptcy occurred.

Note that persons obliged to submit the bankruptcy petition may be held liable for damages resulting from a delay in submitting the petition to the court.

The court is obliged to refuse to initiate bankruptcy proceedings if the debtor’s assets are insufficient to cover the cost of the proceedings or, additionally if the debtor’s assets are sufficient to cover only the cost of the proceedings. The court may also reject the petition to declare bankruptcy if the debtor’s assets are encumbered with a mortgage, pledge, registered pledge, treasury pledge or maritime mortgage to such a degree that the debtor’s remaining assets are not sufficient to cover the cost of the proceedings.

Safeguard Procedure Before the Bankruptcy Proceedings

Upon receiving a bankruptcy petition, the court can, ex officio or upon a motion, secure the debtor’s assets. The court may do so, inter alia, through the appointment of an interim court supervisor (tymczasowy nadzorca sądowy) or a mandatory administrator (zarządca przymusowy), and suspend the execution proceedings against the debtor (and additionally the court may revoke seizure of a bank account).

Bankruptcy Proceedings

Pursuant to the Polish Bankruptcy Law, the bankruptcy proceedings are conducted in the form of liquidation bankruptcy proceedings.

Upon filing of the bankruptcy petition, the court decides whether to initiate the bankruptcy proceedings. This decision shall be made within two months of submitting the bankruptcy petition, however this deadline has only instructive character. The date of the bankruptcy is the date on which the bankruptcy order is issued by the court.

Creditors have the right to submit their claims within thirty days from the announcement of the bankruptcy order; claims may be submitted also after the lapse of the set deadline, however, all actions undertaken in the bankruptcy proceedings until that date are valid towards the creditor. Only claims recorded in public registers as well as employees claims are automatically (ex officio) placed on such a list. If a claim is not included in the list prepared by a court receiver despite the relevant creditor having submitted the claim, such creditor has the right to appeal. The procedural requirements for submitting claims are very formal.

Prepared Liquidation (So Called “Pre-Pack”)

The Polish Bankruptcy Law provides for an institution called prepared liquidation (przygotowana likwidacja), also called “pre-pack.”

In the pre-pack procedure, the bankruptcy petition may be accompanied by an application for approval of the terms of sale of a debtor’s enterprise, its organized part or assets representing a major part of its enterprise. Nevertheless, it may not include assets secured with registered pledge if the registered pledge agreement provides for foreclosure of the assets or their sale to satisfy a pledgee’s claims (unless a pledgee gives its consent). Such application for approval of terms of sale must specify at least the sale price and a potential purchaser, and be accompanied by a valuation report prepared by a certified court expert.

It is possible to request that the debtor’s enterprise will be handed over to the purchaser on the bankruptcy declaration day, in which case the full price will have to be paid in advance to the court’s deposit account. Note that the sale to an affiliated company of the debtor is permissible only at a price not lower than the price indicated in the valuation report.

The court is obliged to accept the application if the offered price is higher than the estimated liquidation proceeds that could be raised in “standard” bankruptcy proceedings, less the estimated costs of the proceedings and other liabilities of the bankruptcy estate that would have to be paid in such proceedings. If the offered price is lower than (but still close to) the estimated net liquidation proceeds, the court will still be in a position to approve the sale if it is supported by an “important social interest” or if it allows the distressed enterprise to be preserved.

Each creditor will be entitled to appeal against the court’s decision approving a pre-packed sale within two weeks of its publication (whereas only the petitioner may appeal against a negative decision).

Liquidation Bankruptcy

As a rule, upon the court declaring bankruptcy, the debtor loses its right to manage its assets and a bankruptcy receiver (syndyk masy upadłości) is appointed. The financial liabilities of the debtor that have not yet become due and payable, automatically become due and payable on the day the bankruptcy order is issued. The debtor’s assets become the bankruptcy estate to be used to settle the debtor’s creditors. The bankruptcy estate is managed by a bankruptcy receiver appointed by the court. Consent of the creditors’ committee (zgromadzenie wierzycieli) or the judge-commissioner responsible for supervising the bankruptcy is required for specified decisions made in relation to some matters connected with the bankruptcy process.

As a rule, the preferred type of liquidation under the Polish Bankruptcy Law is the sale of the bankrupt’s business as a whole.

Ineffectiveness of Some Legal Acts with Respect to the Bankruptcy Estate

Following the declaration of bankruptcy, the bankrupt’s assets become the bankruptcy estate, which serves to satisfy the claims of the bankrupt’s creditors. The bankruptcy estate covers, subject to exceptions, the assets belonging to the insolvent debtor on the date of the bankruptcy or acquired by it during the bankruptcy proceedings. The Polish Bankruptcy Law lists assets that are excluded from the bankruptcy estate by virtue of law, while other assets of the debtor can be excluded from the bankruptcy estate through the proceedings reviewed by the judge-commissioner (sędzia-komisarz).

Under the Polish Bankruptcy Law, contractual provisions which provide for a change or termination of a legal relationship, to which the bankrupt is a party, due to the declaration of bankruptcy (or in the case of filling a petition for bankruptcy), are null and void. Furthermore, contractual provisions, which make it impossible or difficult to achieve the objective of the bankruptcy proceedings, are ineffective towards the bankruptcy estate.

Legal transactions are ineffective towards the bankruptcy estate if concluded by the bankrupt within one year preceding the day, on which the bankruptcy petition was submitted and resulting in the bankrupt disposing of its assets: (i) without any reciprocal consideration for the bankrupt or (ii) bankrupt’s consideration significantly exceeds the value of the consideration received by the bankrupt or reserved for the bankrupt or a third party.

Also ineffective towards the bankruptcy estate is granting of collateral for an undue debt and the payment of such debt effected by the insolvent debtor in six months preceding the day, on which the bankruptcy petition was submitted. The beneficiaries of such actions may, however, apply to have these transactions considered effective, if they have not been aware of grounds for the declaration of bankruptcy while receiving payment or being granted the collateral.

Moreover, in relation to non-gratuitous legal transactions concluded by an insolvent legal person with its shareholders, representatives (including their spouses), as well as affiliated companies, their shareholders or representatives (including their spouses) executed within six months before the day on which the bankruptcy petition was submitted, the judge-commissioner (sędzia-komisarz) is entitled to declare them ineffective (ex officio or upon a motion) unless the party to such legal transaction demonstrates that such transaction was not to the creditors’ detriment.

In addition, a transfer of future receivable owed to the insolvent debtor is ineffective towards the bankruptcy estate if such receivable arises after the declaration of bankruptcy, unless the agreement on the transfer of receivable was concluded in writing with a certified date (forma pisemna z datą pewną) at least six months before the day on which the bankruptcy petition was submitted.

Mortgages, pledges, registered pledges or maritime mortgages established by the bankrupt within one year preceding the day on which the bankruptcy petition was submitted may be challenged in one of the following situations: (i) the bankrupt was not the personal debtor of the creditor (for example, if the debtor was a guarantor) and the bankrupt did not receive any consideration in connection with such security, (ii) the consideration received was substantially lower than the value of the security, or (iii) the security interests was established for the benefit of its shareholders, representatives (including their spouses), as well as affiliated companies, their shareholders or representatives (including their spouses). The judge-commissioner, acting upon a motion, is competent to decide on the ineffectiveness of the established security towards the bankruptcy estate, however in case described in point (iii) above it is obliged to decide on such ineffectiveness unless the party to such legal transaction demonstrates that it was not to the creditors’ detriment.

Pursuant to the Polish Bankruptcy Law, the judge-commissioner, is authorized to deem ineffective towards the bankruptcy estate any contractual penalty (reserved for non-performance or improper performance of obligations) if the obligation was already performed to a large extent or the contractual penalty is excessive.

The security transfer of the ownership title to a thing, claim or other right to the creditor (przewłaszczenie / przelew na zabezpieczenie) is effective towards the bankruptcy estate if such agreement has been made in writing with a certified date, but for the purposes of the bankruptcy proceedings the property or rights so transferred by way of security shall be treated as though it were pledged.

A credit agreement expires on the date bankruptcy is declared if prior to that date the lender did not disburse the funds to the bankrupt. The lender may pursue a claim in the bankruptcy proceedings for compensation by filing the claim with the judge-commissioner. If only a portion of the funds was disbursed to the bankrupt prior to the date of declaring bankruptcy, the bankrupt loses the right to request the disbursement of the remaining balance.

A declaration of bankruptcy does not affect the bankrupt’s bank account agreement, securities account agreement, account agreement for derivatives, clearing account or collective account agreement.

Certain Other Consequences of Bankruptcy

Declaration of bankruptcy proceedings affects the court, arbitration, administrative proceedings and enforcement proceedings pending against the bankrupt. After declaration of bankruptcy, court, arbitration and administrative proceedings related to the bankruptcy estate may be opened and continued only by a bankruptcy receiver or against him. Execution proceeding concerning a claim subject to filing to the bankruptcy estate, opened before the bankruptcy has been declared, shall be stayed by the virtue of law as at the date bankruptcy is declared. Execution proceeding shall be discontinued by the virtue of law after the decision declaring bankruptcy becomes final.

Satisfaction of Claims in Bankruptcy Proceedings

The bankruptcy estate is composed of the assets owned by the bankrupt at the time of declaration of bankruptcy and the assets acquired thereafter, subject to certain exceptions specified in the Polish Bankruptcy Law. Once the judge commissioner approves the list of claims and the liquidation is wholly or partially completed, the receiver prepares the plan of distribution of such funds. Then the plan is submitted to the judge commissioner who can amend or supplement it. The plan can be objected to within two weeks from the date of its announcement. All objections are examined by the judge-commissioner whose decision in this respect can be appealed to the court. If no objections are made against the plan or after such objections are recognized in a final way, the plan is then executed.

In the case of bankruptcy, settling the creditors’ claims is usually only possible upon the registration of the claims by the bankruptcy receiver. The claims are satisfied according to certain priorities. The costs of bankruptcy proceedings and debts of the bankruptcy estate (i.e., arising after bankruptcy declaration) shall be satisfied on an on-going basis during the process of liquidation, before first category. Claims described in the below categories are settled only after all costs of the bankruptcy proceedings and debts of bankruptcy estate have been settled.

Unsecured creditors’ claims are settled in the following order (as applicable to the bankrupt other than an individual not conducting business):

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first category—this category, inter alia, covers claims arising out of an employment relationship falling due and payable before the bankruptcy was declared, with certain exceptions, certain contributions to the social security insurance system, certain claims which arise during restructuring proceedings, claims arising from credit, loans, bonds, guarantees or letters of credit or other financing arrangement provided in the approved restructuring proceedings and granted in connection with the performance of such arrangement (if the bankruptcy was declared as a recognition of a bankruptcy petition submitted not later than three months after the final repeal of such restructuring arrangement).

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second category—covers claims not covered in other categories including claims payable to private creditors as well as tax liabilities, other public levies and contributions to the social security insurance system. Thus, private creditors are treated equally with tax authorities.

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third category—covers subordinated interest on claims included in the senior categories in the order, in which they are paid on the capital, as well as judicial and administrative fines and claims arising under donations and legacies.

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fourth category—covers shareholders’ claims arising from loan agreements as well as other legal transactions with similar effects, which were executed within five years before the bankruptcy announcement was made (with some exceptions such as loans granted within the frame of the restructuring proceedings or loans granted by the shareholders), shareholders under this category are also entitled to interest on described transactions.

Settling claims from one of these categories is only possible after fully settling claims of the creditors from a more senior category. If settling all debts included in the same category is not possible due to lack of assets, the debts should be settled proportionally within that category.

The liquidation of the bankruptcy estate is performed by selling the bankrupt’s enterprise as a whole or by organized parts, by selling all immovable and movable property, by enforcing claims against the debtors of the bankrupt, and by exercising other proprietary rights included in the bankruptcy estate or by alienation thereof.

The Polish Bankruptcy Law distinguishes between two regimes of sale (meaning, a public tender procedure available to all interested investors or a private sale (z wolnej ręki) negotiated by an administrator with a selected investor). The sale (transfer) of receivables is permissible. As stated above, as a rule, the bankrupt’s enterprise should be sold as a whole.

The above order does not affect rights of secured creditors as monies obtained from the liquidation of assets, liabilities and rights encumbered with a mortgage, a pledge or security transfer of title, registered pledge, treasury pledge, maritime mortgages are allocated to settle creditors’ claims that are secured by such assets, liabilities or rights (subject to certain exceptions and statutory deductions). Monies remaining after settling those creditors’ claims are included in the bankruptcy estate and satisfied in accordance with categories of claims specified above.

The proceedings will be closed by the court once all the monies are distributed. The court shall also close the insolvency proceeding in the event of lack of assets or inability to fully settle the creditors’ claims. In some cases, liquidation may be avoided through arrangement with creditors and the company can continue to operate.

Debts Currency and Interest Due in the Bankruptcy Proceedings

Any debt payable in a currency other than Polish zloty (such as euro), if being put on the list of debts, must be converted into Polish zloty at the National Bank of Poland’s average exchange rate for the date the bankruptcy court issues a decision on the debtor’s bankruptcy (and regardless of whether the debt has fallen due or not).

Furthermore, in case of unsecured claims, interest is satisfied from the assets of the bankruptcy estate only for the time period until the date the bankruptcy is declared.

Restructuring Proceedings

In order to enable insolvent debtors or those threatened with insolvency to recover their ability to overcome financial difficulties, rather than declare bankruptcy, four types of restructuring proceedings are provided by the Polish Restructuring Law:

•	proceedings for approval of an arrangement (postępowanie o zatwierdzenie układu),

•	accelerated arrangement proceedings (przyspieszone postępowanie układowe),

•	arrangement proceedings (postępowanie układowe),

•	remedial proceedings (postępowanie sanacyjne).

As a general rule the above proceedings will not affect the rights of secured creditors to enforce the security in accordance with the terms of the relevant security documents, except that in remedial proceedings and in the publicly announced proceedings for approval of an arrangement initiating court enforcement proceedings shall not be allowed (however, the above rights may be limited under the new legislation which is currently in the public consultation stage).

The above proceedings are aimed at the debtor concluding an arrangement with its creditors (including partial arrangements), which enable the debtor to satisfy the creditors’ claims and operate further. The difference in the said proceedings is, among the others, in the scope of the debtor’s rights to manage its assets, and the scope of the debtors’ protection against the creditors. Proceedings, subject to certain exceptions, are initiated by the debtor. For instance, also a creditor is entitled to file a petition for the commencement of remedial proceedings in relation to an insolvent legal person (i.e., certain types of companies).

The creditors may vote in single or separate groups. If creditors vote in a single group, the arrangement is concluded if it is accepted by the majority of voting creditors who hold in aggregate at least two thirds of the total sum of claims held by the voting creditors (except for the proceedings for approval of an arrangement, where the debtor collects the votes in writing itself and the required majority is measured by reference to the total amount of creditors entitled to vote and not by reference to the amount of voting creditors).

The creditors may be split into separate groups (classes) based on the criteria of “common category of interests”. In such case, the arrangement is concluded if it is accepted in each group by a majority of voting creditors in the group whose claims amount to (in aggregate) at least two thirds of the total sum of claims held by the voting group members (with respective modification of calculating the majority in case of proceedings for approval of an arrangement described above). Even if there is no required majority in one or more of the groups of creditors, the arrangement will still be deemed concluded if: (i) the creditors representing in aggregate at least two thirds of the total sum of claims held by the voting creditors have voted in favor of the arrangement (with respective modification of calculating the majority in case of proceedings for approval of an arrangement described above), and (ii) the creditors from the dissenting group/groups are satisfied through the arrangement to an extent which is not less favorable than in the case of bankruptcy of the debtor (“cross-class cram-down”).

An arrangement accepted by the required majority of creditors is subject to an approval by the court. The court rejects the arrangement if: (i) it violates the law or (ii) it is obvious that the arrangement will not be performed. The court is also entitled to reject the arrangement if it is obviously detrimental to creditors who voted against it and raised objections. The accepted arrangement is binding on all creditors, whose receivables are, under the law, covered by the arrangement, which may include claims not specified on the list of creditors.

In case of conflicting petitions for bankruptcy and for restructuring, the court withholds the bankruptcy petition and the restructuring petition should be considered first (if the restructuring petition is accepted, it will not be possible to declare bankruptcy as long as restructuring proceedings are pending). Exceptionally, if the withholding of the bankruptcy petition should be contrary to the interest of all creditors, the bankruptcy court may decide to consider both petitions at the same time.

Information on bankruptcy and restructuring proceedings initiated upon petitions submitted after 30 November 2021 are disclosed in the National Register of Indebted (Krajowy Rejestr Zadłużonych).

As a general rule, the arrangement covers, subject to some exceptions, all personal claims against the debtor originated prior to the commencement of the restructuring proceedings (the day of issuing a court’s decision on the opening of accelerated arrangement proceedings, arrangement proceedings and/or remedial proceedings further referred to as “commencement date,” in case of proceedings for approval of an arrangement the consequences of commencing the restructuring proceedings take effect from the arrangement day determined by the debtor), together with interest accruing from the commencement date, as well as conditional claims, if the condition fulfils when the arrangement is being performed. Above relates both to financial and non-financial claims (except for inter alia certain social insurance contributions, claims under employment agreements or claims for the handover of property). If a creditor objects to the restructuring of its non-monetary claim (or if due to the nature of a non-monetary claim, it is not possible to restructure it), the relevant claim will be converted to a monetary one (with effect from the commencement date). In addition, claims under reciprocal agreements (umowy wzajemne) are covered by the arrangement only if: (i) the counterparty’s performance is divisible and (ii) only to the extent that the counterparty has performed the agreement prior to the commencement date of the restructuring proceedings and has not received a reciprocal consideration from the debtor.

“Partial” Arrangements

The debtor may enter into a “partial” arrangement (układ częs´ciowy) only with selected classes of creditors (for example, secured creditors or significant suppliers), however, it is permitted only in (i) proceedings for approval of an arrangement and (ii) accelerated arrangement proceedings. It should allow the debtor to reach an arrangement in a faster and more discreet way. However, the selection of creditors for that purpose must be compliant with statutory tests (meaning, it must be based on objective, unambiguous and economically justified criteria) and must not be only aimed at eliminating dissenting creditors from relevant voting classes.

Impact of Restructuring Proceedings on Certain Agreements

Contractual provisions, according to which termination or modification of legal relationship, to which the debtor is a party, is triggered by submitting a petition for the commencement of restructuring proceedings or commencement of such proceedings are void by virtue of law. Also, the terms of agreements with the debtor to be restructured which make it impossible or difficult to achieve the purposes of restructuring proceedings (except for proceedings for approval of an arrangement), are ineffective against the debtor’s estate.

In principle, upon the commencement of restructuring proceedings (other than proceedings for approval of an arrangement), it is prohibited to terminate certain agreements which constitute source of incomes for the debtor, such as tenancy or lease agreements relating to the premises in which the debtor’s enterprise is operated, property insurances, facility agreements (but only in relation to funds made available to the debtor before the commencement date), leasing agreements, bank account agreements, suretyships, licenses granted to the debtor, guarantees and letters of credit issued before the commencement date (unless the board of creditors agrees otherwise).

Preservation of Security Interests in Restructuring Proceedings

As a rule, it is not possible to establish new security interests to secure a claim not covered by the arrangement (unless the board of creditors agrees otherwise) once the restructuring proceedings have commenced. However, if an application to register a mortgage, registered pledge, treasury pledge or maritime mortgage is filed more than six months before submitting a petition to commence restructuring proceedings, the mortgage or pledge will be registered (in accelerated arrangement, arrangement and remedial proceedings).

Also, according to a general rule, in rem security interests (for example, mortgage, pledge, registered pledge, security assignment) securing a claim not covered by the arrangement survive the restructuring proceedings and the claims secured by any of such security interests are not affected by the arrangement. Hence, the arrangement covers secured claims only to the extent such claims are not covered by the value of collateral, or if the relevant secured creditors agree to be covered by the arrangement (however, under the new legislation which is currently in the public consultation stage, secured claims are to be covered by the arrangement in full subject to certain conditions). Secured creditors who give their consent to the arrangement may be assigned to a separate group (class) of creditors and be afforded different treatment in the arrangements from the one of unsecured creditors.

In relation to partial arrangements, if the proposed arrangement offers the relevant secured creditor full satisfaction (on a date specified in the arrangement) or satisfaction in part, but to the extent not lower than the one, which is expected in the case of enforcement of security interest, the relevant secured claim will be covered by the arrangement irrespective of the creditor’s consent.

Proceedings for Approval of an Arrangement

These proceedings are available if the sum of disputed claims does not exceed fifteen per cent of the total claims held by creditors entitled to vote. Although, the debtor continues to manage its assets, it is required to appoint a licensed supervisor (nadzorca układu), who will: (i) prepare a restructuring plan, (ii) cooperate with the debtor in preparing the arrangement proposals, (iii) prepare a list of claims and a list of disputed claims, (iv) assist the debtor in proper collecting the votes of creditors in favor of the arrangement, and (v) prepare a feasibility assessment of the arrangement in a form of a report.

After an initial restructuring plan and lists of claims are prepared, the supervisor may make an announcement of the arrangement day (which is generally determined by the debtor). As of the date of announcement, the following effects occur: (i) the licensed supervisor obtains the rights of a court supervisor (nadzorca sadowy), supervising the debtor’s management of its assets; (ii) it is prohibited to terminate certain agreements which constitute source of incomes for the debtor, such as tenancy or lease agreements relating to the premises in which the debtor’s enterprise is operated, property insurances, facility agreements (but only in relation to funds made available to the debtor before the announcement date), leasing agreements, bank account agreements, suretyships, licenses granted to the debtor, guarantees and letters of credit issued before the announcement date, and (iii) pending execution proceedings relating to remedial estate are suspended by virtue of law, new execution proceedings cannot be initiated by creditors, and at the request of the debtor, the judge-commissioner may revoke the seizure of elements included in the remedial estate in the course of execution proceedings or proceedings aimed at securing claims (postęoowanie zabezpieczajace), if such elements are necessary for the debtor to operate. At the request of the creditor, debtor or supervisor, the court may revoke the above effects of the announcement if certain prerequisites are met. Nevertheless, the debtor has to apply to the court for approval of the arrangement within four months from the date of the announcement. Otherwise, the effects of the announcement expire by operation of law.

Claims arising after the arrangement day are not subject to the arrangement. The debtor presents a restructuring plan to its creditors and collects their votes on the arrangement. Once the approving votes of the required regulatory majority have been obtained, the debtor files a petition with the court (within three months from giving the votes) in order to accept and approve the arrangement. The debtor also submits to the court a report with a feasibility assessment of the arrangement. The court issues a decision whether to accept and approve the arrangement within fourteen days from submitting the petition.

Accelerated Arrangement Proceedings

Similarly to proceedings for approval of an arrangement, these proceedings are available if the sum of disputed claims also does not exceed fifteen per cent of the total claims held by creditors entitled to vote. It may be used, in particular, if there is a large number of creditors and the debtor is unable to collect their votes on the arrangement by itself.

The debtor prepares and submits a petition for the opening of the arrangement proceedings together with a statement that information included therein is true and complete. The court issues a decision whether to accept and approve the petition within one week from submitting the petition and appoints (i) a court supervisor (nadzorca sądowy), who will supervise the debtor’s management of its assets and (ii) a judge-commissioner (sędzia-komisarz), who inter alia will manage the restructuring proceedings, supervise the activity of the court supervisor and—if applicable—(iii) the administrator. If the court refuses to commence accelerated arrangement proceedings, the debtor may lodge a complaint against it. The creditors, in turn, may lodge a complaint against the commencement of the accelerated arrangement proceedings, however only to the limited extent.

Within 2 weeks from the date on which the accelerated arrangement proceedings are commenced, the court supervisor prepares and submits to the judge-commissioner (i) a restructuring plan, (ii) a list of claims and (iii) a list of disputed claims. Subsequently, the judge-commissioner sets the date of the creditors’ meeting for the purpose of voting on the arrangement and informs of that date the creditors, who are on the list of claims, providing them with (i) arrangement proposals, (ii) information on division of the creditors on the grounds of their category of interests as well as on (iii) a manner of way of voting at the creditors’ meeting.

The debtor continues to manage its assets under the supervision of the court supervisor (optionally the court may appoint an administrator (zarządca) to take over the management of the arrangement estate). The court may revoke the debtor’s management of assets and establish an administrator if: (i) the debtor does not comply with the judge-commissioner’s or the court supervisor’s directions, (ii) its management does not guarantee the performance of the arrangement or if a trustee (kurator) has been appointed for the debtor or (iii) the debtor’s management does not comply with law (whether intentionally or not) to the detriment (actual or potential) of the creditors.

In addition, once the accelerated arrangement proceedings are commenced, inter alia: (i) the estate which enables the debtor to operate its undertaking and the debtor’s estate become the arrangement estate (masa układowa), (ii) the debtor provides the judge-commissioner and the court supervisor with information and documents concerning the debtor’s undertaking and assets, (iii) execution proceedings relating to claims covered by the arrangement are suspended by virtue of law, and (iv) the debtor/administrator may not settle performances from the claims, which are covered by the arrangement when the proceedings are pending (to some extend this rule does not apply to contractual compensation clauses (klauzula kompensacyjna)).

Arrangement Proceedings

These proceedings are available only for the debtors, whose disputed claims exceed fifteen per cent of the total claims held by creditors entitled to vote and, as a result, both types of previous proceedings cannot be initiated.

The debtor prepares and submits a petition for opening of the arrangement. The debtor needs to demonstrate in the petition the probability of settling by the debtor the costs of the proceedings and fulfilling liabilities which will arise after the commencement of arrangement proceedings. In principle, the court issues a decision whether to open the arrangement within two weeks from submitting the petition (this period may be extended to six weeks, if it is necessary to conduct a trial).

The court also appoints a court supervisor (nadzorca sądowy), who will supervise the debtor’s management of its assets and a judge-commissioner (sędzia-komisarz), who will manage the restructuring proceedings and supervise the activities of the court supervisor and, if applicable, the administrator (zarządca).

The court may: (i) secure the debtor’s assets through the appointment of an interim court supervisor (tymczasowy nadzorca sądowy) for the period between the filing of the petition and the commencement of the proceedings, (ii) suspend pending enforcement proceedings conducted in order to enforce claims covered with the arrangement and (iii) revoke the seizure of the debtor’s bank account at the request of the debtor or the interim court supervisor. The debtor or the creditor who is in the course of conducting the enforcement may lodge a complaint against the court’s decision to suspend pending enforcement proceedings and to revoke the seizure of the debtor’s bank account. If the court decides to revoke the seizure of the debtor’s bank account, it needs to appoint an interim court supervisor, who will give consent to the debtor’s dispositions regarding the sums maintained on this bank account.

Within thirty days from the commencement of the arrangement proceedings, the court supervisor: (i) prepares and submits to the judge-commissioner a restructuring plan and a list of claims, and (ii) determines the composition of the arrangement estate (masa układowa) by preparing a specification of inventory (spis inwentarza) together with an estimation of the arrangement estate. Upon the receipt of the restructuring plan and approval of the list of claims, the judge-commissioner sets the date of the creditors’ meeting for the purpose of voting on the arrangement and informs the creditors of that date providing them with (i) arrangement proposals, (ii) information on division of the creditors on the grounds of their category of interests as well as on (iii) a manner of way of voting at the creditors’ meeting.

The debtor continues to manage its assets under the supervision of the court supervisor (optionally the court may appoint an administrator to take over the management of the arrangement estate). The court may revoke the debtor’s management if: (i) the debtor does not comply with the judge-commissioner’s or court supervisor’s directions, (ii) its management does not guarantee the performance of the arrangement or (iii) its management does not comply with the law (whether intentionally or not) to the detriment (actual or potential) of the creditors.

In addition, once the arrangement proceedings are commenced, inter alia: (i) execution proceedings relating to claims covered by the arrangement are suspended by virtue of law, (ii) the creditors may initiate judicial, administrative or judicial-administrative proceedings or proceedings before arbitration courts (sądy polubowne)

regarding satisfaction of claims disclosed in the list of claims, and (iii) the court supervisor accedes by virtue of law to pending judicial, administrative or judicial-administrative proceedings or proceedings before arbitration courts regarding the arrangement estate.

Remedial Proceedings

This type of proceedings provides for the broadest scope of restructuring activities and protection against creditors. Unlike other types of restructuring proceedings, it may be also initiated by the debtor’s personal creditor (wierzyciel osobisty) (if a debtor is already insolvent) or a trustee (kurator), if appointed by the registry court.

The debtor prepares and submits a petition for commencing remedial proceedings. The debtor needs to demonstrate in the petition the probability of settling by the debtor the costs of the proceedings and fulfilling liabilities which will arise after the commencement of remedial proceedings. The court may secure the debtor’s assets through the appointment of an interim court supervisor (tymczasowy nadzorca sądowy) or an interim administrator (tymczasowy zarządca) for the period between the filing of the petition and the commencement of the proceedings. In principle, the court issues a decision whether to commence remedial proceedings within two weeks from submitting the petition (this period may be extended to six weeks, if it is necessary to conduct a trial). The court appoints a judge-commissioner (sędzia-komisarz), who will manage the proceedings and supervise the activities of the administrator (zarządca). The appointment of an administrator to manage the debtor’s estate (remedial estate) is mandatory. In case the debtor’s involvement is necessary to conduct successful restructuring and the debtor guarantees proper management, the court may agree to the debtor’s retaining management over the whole or a part of the undertaking, however only to the limited extent.

Once the court issues the decision on the commencement of remedial proceedings, the debtor is obliged to pass the whole estate and documents related thereto to the administrator (unless the debtor has been given the right to manage its assets), and provide the judge-commissioner and the administrator with all necessary or required information. Subsequently the administrator, in cooperation with the debtor, submits a restructuring plan to the judge-commissioner within thirty days from the commencement of the proceedings (this period may be extended to three months), who accepts and approves the restructuring plan upon obtaining, the opinion of the board of creditors (rada wierzycieli). After obtaining the approval, the administrator performs the restructuring plan.

In addition, once the remedial proceedings are commenced, inter alia: (i) commercial power of attorney (prokura) and other powers of attorney granted by the debtor expire by virtue of law (in the course of remedial proceedings new commercial power of attorney or powers of attorney may be granted by the administrator), (ii) the administrator is granted the right to terminate the reciprocal agreements (umowy wzajemne) which have not been performed in full or in part prior to the commencement date, subject to the judge-commissioner’s consent, (iii) the estate which enables the debtor to operate and the debtor’s estate becomes the remedial estate (masa sanacyjna), whose components are determined by the administrator by means of preparing a specification of inventory (spis inwentarza) together with an estimation of the remedial estate (ustalenie składu masy sanacyjnej), within thirty days from the commencement of the proceedings, (iv) it is possible to adjust the employment level to the needs of the reorganized undertaking, (v) opened inheritance to which the debtor is appointed, is included in the remedial estate, (vi) pending execution proceedings relating to remedial estate are suspended by virtue of law, (vii) the creditors may still initiate judicial, administrative or judicial-administrative proceedings or proceedings before arbitration courts (sądy polubowne) which regard satisfaction of claims disclosed in the list of claims, (viii) judicial, administrative or judicial-administrative proceedings or proceedings before arbitration courts regarding the remedial estate may be initiated by or conducted against the administrator, in such case the administrator acts in his/her own name but on behalf of the debtor, and (ix) at the request of the debtor, the judge-commissioner may revoke the seizure of elements included in the remedial estate in the course of enforcement or proceedings aimed at securing claims (postępowanie zabezpieczające), if such elements are necessary for the debtor to operate.

Also, certain legal transactions are ineffective towards the remedial estate once the remedial proceedings are commenced. These are: (i) transactions by means of which the debtor has disposed of its assets, if they were concluded by the debtor within one year preceding the day, on which the petition on commencement of the remedial proceedings was submitted and the value of the debtor’s performance (świadczenie) significantly exceeds the value of the performance received by or reserved for the debtor, (ii) security interests, which have not been established directly in connection with receiving a performance by the debtor within one year preceding the day, on which the petition on commencement of the remedial proceedings was submitted and (iii) security interests, which have been established by the debtor within one year preceding the day, on which the petition on commencement of the remedial proceedings was submitted in the part such security interests exceed more than the half of the value of secured performance received by or reserved for the debtor together with claims for ancillary claims on the day of establishing such security interests. The above rules also apply to guarantees, suretyships (poręczenia) and to other similar activities performed to secure performances.

Limitations on Validity and Enforceability of the New Notes Guarantees and the Security Interests

Comments made below are relevant for the Polish Guarantor, being the Polish limited liability company and the joint-stock company.

Insolvency as a Result of an Excess of Obligations over the Value of the Issuer’s Assets

Obligations of the Polish Guarantor under the New Notes guarantees and collateral are subject to limitations resulting from the application of provisions of the Polish Bankruptcy Law.

The companies may be deemed insolvent if one of the statutory insolvency tests is met (see section Insolvent Debtor above).

Actio Pauliana

Polish civil law provides a basis for declaring some actions done to the detriment of creditors ineffective (so-called “actio Pauliana”). In general, if as a result of a legal act performed by a debtor to the detriment of creditors, a third party gains a financial benefit, each of the creditors may demand that the said act be declared ineffective with respect to it, if the debtor acted knowingly to the creditors’ detriment, and the third party knew or, having used due care, could have learned of it. This provision applies accordingly if the debtor acts with an intention to harm future creditors. It is assumed that the debtor’s legal act is performed to the creditors’ detriment if, as a result of such act, the debtor becomes insolvent or becomes insolvent to a greater degree than he was before performing the act (as described in Supreme Court judgements Case No. II CSK 548/11, Case No. III CSK 143/16, Case No. III CSK 214/11). The application to the court with respect to “actio Pauliana” can be filed within five years from the date of the act but not longer than within two years from the opening of insolvency proceedings (if a debtor has been declared bankrupt).

Limitation on Enforcement

Under Polish law, claims may become time-barred (being the six years general term established for claims and three years term for claims pertaining to periodical performances and claims resulting from an economic activity; however the end of the period of limitation shall fall on the last day of the calendar year) according to the Act of 23 April 1964 Civil Code (as amended) (the “Polish Civil Code”), or may be, or may become, subject to the defense of set-off or counterclaim.

In the case of tort claims under Article 442 (1) § 1 of the Polish Civil Code, the period of limitation is three years from the date on which the injured party becomes aware of the damage and of the person obliged to remedy it; however, the period cannot be longer than ten years from the date on which the said event causing the damage took place.

The term “enforceable” means that a claim right or agreement is of a type and in a form enforced by Polish courts. It does not mean that an obligation will be enforced in accordance with its terms in every circumstance in Poland. In particular, specific performance may not always be available as a remedy due to other legal implications such as force majeure, circumvention of law, abuse in the exercise of rights or misrepresentation.

In general terms, any guarantee granted under Polish law must guarantee or secure another obligation to which it is ancillary and such primary obligation must be clearly identified in the relevant guarantee or security agreement. Furthermore, a Polish law guarantee and security interests become null if the primary obligation is null and terminate upon termination of the primary obligation. Moreover, an act in law performed by the original debtor with its creditor after issuance of the guarantee cannot increase the obligation of the guarantor without its consent.

If a guarantee given by the Polish Guarantors relates to future debts, then from the perspective of the Polish Civil Code the maximum amount of guaranteed debt should be specified in the guarantee document. The guarantee unlimited in time for a future debt may be revoked by the guarantor at any time before the debt arises.

In the event that the security providers are able to prove that there are no existing and valid guaranteed obligations, Polish courts may consider that the security providers’ obligations under the relevant guarantees or securities are not enforceable.

The above only applies to guarantees and security interests granted under Polish law and may not necessarily apply to foreign law guarantees and security interests granted by the Polish Guarantor.

Limitations Resulting from the Polish Commercial Code

The liabilities assumed by the Polish Guarantor under the New Notes guarantees and the grant of collateral by the Polish Guarantor is also subject to certain provisions of the Polish Commercial Companies Code (Kodeks Spółek Handlowych) of September 15, 2000 (as amended) (the “Polish Commercial Companies Code”). With respect to the limited liability company (spółka z ograniczoną odpowiedzialnością, sp. z o.o.) and the joint-stock company (spółka akcyjna) pursuant to the Polish Commercial Companies Code, the creation of a limited right in rem over the enterprise or over its organized part requires a resolution of the shareholders under the pain of invalidity.

Pursuant to Article 189 § 2 of the Polish Commercial Companies Code, the shareholders may not receive, under any title, any payments from the Polish limited liability company’s assets needed to fully cover the share capital of this company. A breach of this rule results in the shareholders’ obligation to return the payments up to the amount of the share capital. Therefore, the liability of any Polish Guarantor on account of payments under the New Notes guarantees and collateral should be limited, in particular, to the extent that it would result in a reduction of its assets necessary to cover in full its share capital in breach of Article 189 § 2 of the Polish Commercial Companies Code.

If a share pledge is enforced and the shareholder changes, a new “relation of domination” might arise. In such case the new shareholder would be obliged to notify the dependent company, meaning, the Polish Guarantor, of this fact. Otherwise, its right to vote from its shares representing more than 33% of the share capital of the dependent company will be suspended. A new relation of domination might also arise if under a pledge agreement, the pledgee gains a majority of the votes at the general meeting of the Polish Guarantor. The corresponding notification duty has to be fulfilled by the pledgee.

Interests Limitation

Pursuant to Article 359 § 21 in conjunction with § 2 of the Polish Civil Code, the maximum interest resulting from the legal act, meaning, so-called “capital interest” (odsetki kapitałowe) cannot per annum exceed double statutory interest (meaning, double of the sum of: (i) the reference rate published by the National Bank of Poland and (ii) 3.5 percentage points).

In addition, according to the Article 481 § 21 in conjunction with § 2 of the Polish Civil Code, the maximum interest resulting from a delay (odsetki za opóźnienie) cannot per annum exceed double statutory interest for delay (meaning, double of the sum of: (i) the reference rate published by the National Bank of Poland and (ii) 5.5 percentage points).

Should the value of interest exceed the value of relevant maximum interest, then relevant maximum interest is due. Contractual provisions cannot exclude or limit the provisions on maximum interest. The above mentioned specific provision of Polish law shall be applied by a Polish court irrespective of the fact that the parties have chosen foreign law to govern the transaction (overriding mandatory provisions).

Clearance from the President of the Polish Office for Protection of Competition and Consumers in Order to Execute Some Rights over Shares

An exercise of pledge over shares or voting rights in the Polish Guarantor by the holder of the relevant share security under a power of attorney may be recognized as a change of control pursuant to the Act on Protection of Competition and Consumers of February 16, 2007 (as amended) (the “Polish Competition Law”). Art. 14 of the Polish Competition Law provides with exceptions, when the clearance from the President of the Polish Office for Protection of Competition and Consumers (the “President of UOKiK”), is not required. Among others, the notification is not required, when an entity acquires or takes up, on a temporary basis, stocks and shares with a view to securing debts, provided, however, that such entity does not exercise the rights arising from these stocks or shares, except for the right to sell.

Thus, the holder of such security may be obliged to notify the President of UOKiK about its intention to exercise its voting rights and to obtain prior antimonopoly clearance as the enforcement of a registered pledge through the appropriation of the shares by the Collateral Agent may be recognized as a notifiable concentration under the Polish Competition Law.

Perfection Requirements

Generally, under Polish law, for a valid and effective establishment of security interests certain perfection requirements need to be fulfilled, including the requirements specified below.

The pledge over the shares in the Polish Guarantor may be validly established only after fulfillment of the certain perfection requirements including the following: (i) the share pledge agreement must be executed, (ii) the registered pledge created under such agreement must be registered in the register of pledges maintained by the competent court; (iii) the Polish Guarantor must be notified and both a financial and a registered pledge over its shares will become effective vis-à-vis the Polish Guarantor once it is notified; and (iv) the pledges should be disclosed in the book of shares of the Polish Guarantor.

In principle, a secured creditor can enforce its security once the secured claim becomes mature (that is, the debt becomes due and payable). Under certain circumstances, the creditor must obtain a final and non-appealable court decision and enforcement clause before enforcing its security. Private enforcement is possible, for example, if the claim is secured by registered or financial pledge and the pledge agreement provides that the creditor can take over the pledge object.

Parallel Debt Structure under Polish Law

In majority of cases, under Polish law security interests cannot be granted to a party other than the creditor of the secured claim. Generally, under Polish law, the pledge or mortgage is strictly accessory and follows the debt or claim it secures and may not be transferred without such debt or claim. If such debt or claim is transferred without the pledge or mortgage, the latter will expire.

For that reason, in certain transactions, also in Poland, a parallel debt structure is used, whereby the guarantor, as a separate and independent obligation governed by non-Polish law, undertakes to pay to the Notes Collateral Agent amounts equal to the amounts due by it to the other creditors. Such parallel debt structure, therefore, creates a separate and independent claim of the Notes Collatereal Agent that can be validly secured by a security interest. Consequently, the security interests are granted to the Notes Collateral Agent in its own capacity as a creditor acting in its own name pursuant to the parallel debt. It is usually expressly agreed in such parallel debt agreement that the obligations of the debtor towards the security agent shall be decreased to the extent that the corresponding principal obligations to the creditors are reduced (and vice versa).

The Supreme Court issued the judgments on October 9, 2009 (Case No. IV CSK 145/09, Case No. IV CSK 169/09 and Case No. IV CSK 155/09) concerning the effectiveness of establishing security interests over the assets of the debtor of parallel debt. In the above cases, the Supreme Court has not challenged the validity of a foreign law parallel debt structure, however, such structure was only indirectly referred to in the above judgments. As there is no doctrine of “precedence” under Polish law, uncertainty exists as to validity and enforceability of the parallel debt under Polish law.

As Polish law does not recognize the concept of “trust” or “trustee”, it is uncertain how a foreign law trust will be treated by a Polish court. However, Polish law recognizes the role of a Collateral Agent with respect to the registered pledges (administrator zastawu) and the mortgages (administrator hipoteki).

The Netherlands

Limitation on Enforcement

If a Dutch company grants a guarantee or security interest and that guarantee or security interest is not in the company’s corporate interest, the guarantee or security interest may be nullified by the Dutch company, its receiver (curator) in bankruptcy (faillissement) and its administrator (bewindvoerder) in moratorium of payment proceedings (surseance van betaling) or otherwise and, as a consequence, not be valid, binding and enforceable against it. In determining whether the granting of a guarantee or security interest is in the interest of a Dutch company, Dutch courts would not only consider the text of the objects clause in the articles of association (statuten) of the company but all relevant circumstances, including (i) whether the company irrespective of the wording of the objects clause derives certain commercial benefits from the transaction in respect of which the guarantee or security interest was granted and (ii) the balance between the risk that the company is assuming and the benefit it derives from such transaction. In addition, if it is determined that there are no, or insufficient, commercial benefits from the transactions for the company that grants the guarantee or security interest, then such company (and any bankruptcy receiver) may challenge the enforcement of the guarantee or security interest, and it is possible that such challenge would be successful. Such benefit may, according to Dutch case law, consist of an indirect benefit derived by the company as a consequence of the interdependence of such company with the group of companies to which it belongs. In addition, it is relevant whether, as a consequence of the granting of the guarantee or security interest, the continuity of such company would foreseeably be endangered by the granting of such guarantee or security interest.

It remains possible that even if such strong financial and commercial interdependence exists, the transaction may be declared void if it appears that the granting of the guarantee or security interest cannot serve the realization of the relevant company’s objects or where it is determined that there is a material imbalance to the disadvantage of the company between the commercial benefit on the one hand and the risks on the other hand. The above ultra vires (doeloverschrijding) concept within the meaning of Section 2:7 of the Dutch Civil Code (Burgerlijk Wetboeks) also applies with respect to any security interest granted or other legal act entered into by a Dutch company. The mere fact that a certain legal act (rechtshandeling) is explicitly reflected in a Dutch company’s objects clause may not be conclusive evidence that such legal act is not ultra vires.

If Dutch law applies, a guarantee or security governed by Dutch law may be voided by a court, if the document was executed through undue influence (misbruik van omstandigheden), fraud (bedrog), duress

(bedreiging) or mistake (dwaling) of a party to the agreement contained in that document. A party claiming voidance must involve all parties to such agreement in the proceeding.

Payment pursuant to a guarantee or following enforcement or foreclosure of security granted may, regardless of an insolvency situation occurring or not, also be withheld due to unforeseen circumstances (onvoorziene omstandigheden), force majeure (niet-toerekenbare tekortkoming) or reasonableness and fairness (redelijkheid en billijkheid). Other impeding factors include the right to suspend performance (opschorting), dissolution (ontbinding) of contract and set off (verrekening).

In addition, a guarantee issued by a Dutch company and a security interest provided by a Dutch company may be suspended or avoided by the Enterprise Chamber of the Court of Appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) on the motion of the holder or holders of 10% or more of the shares in such company or shares or depositary receipts issued therefor with a nominal value of €225,000 or more or such lesser amount as provided in the Dutch company’s articles of association, as well as on the motion of a trade union and of other entities entitled thereto in the articles of association of the relevant Dutch company. Likewise, the guarantee or security itself may be upheld by the Enterprise Chamber, yet actual payment under it may be suspended or avoided.

Parallel Debt

Under Dutch law, certain “accessory” security interests such as pledges require that the pledgee and the creditor be the same person. Such security interests cannot be held by a third party which does not hold the secured claim but purports to hold security interests for the parties that do. The beneficial holders of the New Notes from time to time will not be party to the agreements granting security interests for their benefit. In order to permit the holders of the New Notes from time to time to have a secured claim, such agreements or other finance documents will provide for the creation of a “parallel debt.” Pursuant to the parallel debt, the applicable collateral agent becomes the holder of a claim equal to each amount payable by an obligor under the New Notes. The pledges governed by Dutch law will directly secure the parallel debt. The parallel debt structure has not been tested under Dutch law, and there is no certainty that it will eliminate or mitigate the risk of unenforceability posed by Dutch law.

Fraudulent Transfer

To the extent that Dutch law applies, a guarantee or security interest granted by a legal entity may, under certain circumstances, be nullified by any of its creditors, if (i) the guarantee or security interest was granted without prior existing legal obligation to do so (onverplicht), (ii) the creditor concerned was prejudiced as a consequence of the guarantee or the granting of the security interest and (iii) at the time the guarantee or security interest was granted both the legal entity and, unless the guarantee or security interest was granted for no consideration (om niet), the beneficiary of the guarantee or security interest knew or should have known that one or more of the entities’ creditors (existing or future) would be prejudiced (actio pauliana). Knowledge of prejudice is presumed by law for transactions performed within a “suspect period” of one year prior to an adjudication of bankruptcy. This is applicable for certain transactions only, the most important application being in cases where the obligations of the insolvent debtor materially exceed those of the other party, the satisfaction of existing obligations of the insolvent debtor that are not yet due and acts between the insolvent debtor and its counterparty when the shares in both are held (indirectly) by the same shareholder or if the insolvent debtor and its counterparty are part of the same group of companies. Even payments made that were due and payable can be nullified if (i) the payee knew that the application for bankruptcy of the debtor was filed at the moment of payment or (ii) the debtor and the payee engaged in this payment in a conspiracy in order to prejudice other creditors. In addition, the bankruptcy receiver may challenge the guarantee or security interest if it was granted on the basis of a prior existing legal obligation to do so (verplichte rechtshandeling), if (i) the guarantee or security interest was granted at a time that the beneficiary of such guarantee or security interest knew that a request for bankruptcy had been filed or (ii) if such guarantee or security interest was granted as a result of deliberation between the debtor and the beneficiary of such guarantee or security interest with a view to give preference to the beneficiary over the debtor’s other creditors. Consequently, the validity of any guarantees or security interests granted by a Dutch legal entity may be challenged and it is possible that such challenge would be successful.

It is not certain and has not been determined in published case law whether a right of pledge on shares can be created in advance of the acquisition of the shares by the pledgor.

If a security right is created in collateral to which a Dutch company has not yet obtained title, such collateral will not be subject to such a security interest if that company is declared bankrupt or granted a moratorium of payments prior to obtaining title thereto.

It is not possible to conduct searches in respect of any Dutch law governed security (other than in respect of rights of mortgage, if any), except that any security created over the shares in a Dutch company should be registered in its shareholders’ register. However, this does not constitute conclusive evidence of the absence of any pre-existing security.

Insolvency

Where a company (incorporated in the Netherlands or elsewhere) has its “centre of main interests” or an “establishment” in the Netherlands, it may be subjected to Dutch law governed insolvency proceedings, subject to certain exceptions provided for in the EU Insolvency Regulation. This is particularly relevant for (i) the Dutch Subsidiary, and (ii) Diebold Nixdorf B.V., Diebold Nixdorf Global Holding B.V., Diebold Nixdorf Software Partner B.V., Diebold Nixdorf Software C.V. and Diebold Nixdorf Global Solutions B.V. (the “Dutch Guarantors” and each a “Dutch Guarantor”).

The following is a brief description of certain aspects of Dutch insolvency law.

There are three insolvency regimes under Dutch law: the first, moratorium of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s indebtedness and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate assets and distribute the proceeds of the assets of a debtor to its creditors. The third, a composition outside bankruptcy or moratorium of payments proceedings, allows debtors in (early) financial distress to propose restructuring plans to their creditors and shareholders outside of formal insolvency proceedings, with the prospect of the debtor in possession being preserved on a going-concern basis. These insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). A general description of the principles of the aforementioned insolvency regimes is set out below.

Insolvency—Moratorium of payments

An application for a moratorium of payments can only be made by the debtor itself. Once the request for a moratorium of payments is filed, a court will immediately (dadelijk) grant a provisional moratorium and appoint an administrator (bewindvoerder). A meeting of creditors is required to decide on the definitive moratorium. If a draft composition (ontwerpakkoord) is filed simultaneously with the application for moratorium of payments, the court can order that the composition will be processed before a decision about a definitive moratorium. If the composition is accepted and subsequently ratified by the court (gehomologeerd), the provisional moratorium ends. The definitive moratorium will generally be granted unless a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or more than one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent. The moratorium of payments is only effective with regard to unsecured non-preferential creditors.

Secured and preferential creditors (including tax and social security authorities) may enforce their rights against assets of the company in moratorium of payments to satisfy their claims as if there were no moratorium of payments. A recovery under Dutch law could, therefore, involve a sale of assets that does not reflect the going concern value of the debtor. However, the court may order a “cooling down period” (afkoelingsperiode) for a maximum period of four months during which enforcement actions by secured or preferential creditors are barred. Also in a definitive moratorium of payments, a composition (akkoord) may be offered to creditors. A composition will be binding on all unsecured and non-preferential creditors if it is approved by (i) a majority in number of the creditors represented at the creditors’ meeting, representing at least 50% in amount of the claims that are admitted for voting purposes and (ii) subsequently ratified (gehomologeerd) by the court. Consequently, Dutch insolvency law could preclude or inhibit the ability of the holders of the New Notes to effect a restructuring and could reduce the recovery of a holder of New Notes in Dutch moratorium of payments proceedings. Interest payments that fall due after the date on which a moratorium of payments is granted cannot be claimed in a composition.

Insolvency—Bankruptcy

Under Dutch law, a debtor can be declared bankrupt when it has ceased to pay its due and payable debts. Bankruptcy can be requested by a creditor of the debtor or the holders of a security interest over a claim from such a creditor, when there is at least one other creditor. At least one of the claims (of the creditor of the debtor requesting bankruptcy or the other creditor of the debtor) needs to be due and payable. The debtor can also request the application of bankruptcy proceedings itself.

Under Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the respective rank and priority of their claims. The general principle of Dutch bankruptcy law is the so-called paritas creditorum (principle of equal treatment) which means that all creditors have an equal right to payment and that the proceeds of bankruptcy proceedings shall be distributed in proportion to the size of their claims. However, certain creditors (such as secured creditors and tax and social security authorities) will have special rights that take priority over the rights of other creditors. Consequently, Dutch insolvency law could reduce your potential recovery in Dutch bankruptcy proceedings.

The claim of a creditor may be limited depending on the date the claim becomes due and payable in accordance with its terms. Generally, claims of the holders of the New Notes that were not due and payable by their terms on the bankruptcy date of the Dutch Subsidiary or any of the Dutch Guarantors will be accelerated and become due and payable as of that date. Each of these claims will have to be submitted to the bankruptcy receiver to be verified. “Verification” under Dutch law means that the receiver determines the value of the claim and whether and to what extent it will be admitted in the bankruptcy proceedings to the purpose of the distribution of the proceeds. The valuation of claims that otherwise would not have been payable at the time of the bankruptcy proceedings may be based on a net present value analysis. Interest payments that fall due after the date of the bankruptcy cannot be verified. Where interest is accruing after the date of opening of the proceedings, it can be admitted pro memoria. The existence, value and ranking of any claims submitted by the holders of the New Notes may be challenged in the Dutch bankruptcy proceedings. Generally, in a creditors’ meeting (verificatievergadering), the bankruptcy receiver, the insolvent debtor and all verified creditors may dispute the verification of claims of other creditors. Creditors whose claims or value thereof are disputed in the creditors’ meeting may be referred to separate court proceedings (renvooiprocedure). These procedures could cause the holders of the New Notes to recover less than the principal amount of their New Notes or less than they could recover in a U.S. liquidation. Such renvooi proceedings could also cause payments to the holders of the New Notes to be delayed compared with holders of undisputed claims. As in moratorium of payments proceedings, in a bankruptcy a composition may be offered to creditors, which shall be binding on unsecured non-preferential creditors if it is approved by (i) a majority in number of the creditors represented at the creditors’ meeting, representing at least 50% in amount of the claims that are admitted for voting purposes and (ii) subsequently confirmed by the court. The Dutch Bankruptcy Act does not in itself recognize the concept of classes of creditors. Remaining amounts, if any, after satisfaction of the secured and the preferential creditors are distributed among the unsecured non-preferential creditors, who will be satisfied on a pro rata basis. Contractual subordination may to a certain extent be given effect in Dutch insolvency proceedings. The actual effect depends largely on the way such subordination is construed.

Secured creditors may enforce their rights against assets of the debtor to satisfy their claims under a Dutch bankruptcy as if there is no bankruptcy. As in moratorium of payments proceedings, the court may order a “cooling down period” (afkoelingsperiode) for a maximum of four months during which enforcement actions by secured or preferential creditors are barred unless such creditors have obtained leave for enforcement from the supervisory judge (rechter-commissaris). Note that any applicable cooling down period does not bar creditors of the bankruptcy estate (boedelschuldeisers) to take enforcement actions against the bankruptcy estate if and when a claim of such creditor has become due and payable. Further, a receiver in bankruptcy can force a secured creditor to enforce its security interest within a reasonable period of time (as determined by the receiver pursuant to Article 58(1) of the Dutch Bankruptcy Act), failing which the receiver will be entitled to sell the secured assets, if any, and the secured creditor will have to share in the bankruptcy costs, which may be significant. Excess proceeds of enforcement must be returned to the bankrupt estate; they may not be set-off against an unsecured claim of the secured creditor in the bankruptcy. Such set-off is allowed prior to the bankruptcy, although a set-off prior to bankruptcy may be subject to clawback in the case of fraudulent conveyance or bad faith in obtaining the claim used for set-off.

Moreover, to the extent that Dutch law applies, a legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party or agrees to provide or provides security for any of its or a third party’s obligations, enters into additional agreements benefiting from existing security and any other legal act having a similar effect) can be challenged in an insolvency proceeding or otherwise and may be nullified by any of its creditors or its trustee in bankruptcy, if (i) it performed such acts without an obligation to do so (onverplicht), (ii) generally the creditor concerned or, in the case of its bankruptcy, any creditor was prejudiced as a consequence of the act, and (iii) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced. In addition, in the case of such a bankruptcy, their trustee may nullify its performance of any due and payable obligation (including (without limitation) an obligation to provide security for any of its or a third party’s obligations) if (i) the payee (hij die betaling ontving) knew that a request for bankruptcy had been filed at the moment of payment, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor’s other creditors. Whether or not the Dutch Subsidiary or any of the Dutch Guarantors are insolvent in the Netherlands, pursuant to Dutch law, payment under a guarantee or a security document may be withheld under the doctrines of reasonableness and fairness (redelijkheid en billijkheid), force majeure (overmacht) and unforeseen circumstances (onvoorziene omstandigheden).

Any pending executions of judgments against the debtor will be suspended by operation of law when suspension of payments is granted and terminate by operation of law when bankruptcy is declared. In addition, all attachments on the debtor’s assets will cease to have effect upon the suspension of payments having become definitive, a composition having been ratified by the court or the declaration of bankruptcy (as the case may be) subject to the ability of the court to set an earlier date for such termination. Litigation pending on the date of the bankruptcy order is automatically stayed. Under Dutch law, bankruptcy and suspension of payment generally take effect at 00.00 a.m. on the day of the judgment of the bankruptcy or the suspension of payments.

Insolvency—Dutch Scheme

Dutch law also provides for composition scheme proceedings outside bankruptcy or moratorium of payments proceedings (also referred to as the ‘Dutch Scheme’), which allows debtors in (early) financial distress to propose restructuring plans to their creditors and shareholders outside of formal insolvency proceedings, with the prospect of the debtor in possession being preserved on a going-concern basis. Under the Dutch Scheme, a debtor of which it can reasonably be assumed that it will not be able to continue paying its debts as they fall due is permitted to propose a restructuring plan for approval by all or some of the debtor’s creditors (secured, preferential, and unsecured) and/or shareholders on a going concern basis. Upon confirmation by the competent Dutch court (as further discussed below), the restructuring plan may alter the involved stakeholder’s rights and can be enforced upon dissenting creditors. Also, guarantees granted for the debtor’s obligations can be affected by the restructuring plan if (i) the involved guarantor is a legal entity that forms a group with the debtor within the meaning of Dutch law, (ii) it can reasonably be assumed that the involved guarantor will not be able to continue paying its debts as they fall due, (iii) the involved guarantor has approved the proposed amendment or the plan is proposed by a restructuring expert and (iv) the court assumes jurisdiction over the relevant group company. The Dutch Scheme is available both to Dutch companies that have their center of main interest in the Netherlands and foreign companies with sufficient connection to the Dutch legal sphere. If a debtor’s center of main interest is located in the Netherlands, a “public” Dutch Scheme proceeding may be opened (an Insolvency Proceeding ex Annex A of the EU Insolvency Regulation), which will be publicized by registration in the insolvency register and in which court decisions are public. Dutch public Scheme proceedings benefit from automatic recognition throughout the European Union pursuant to the EU Insolvency Regulation. The debtor remains in control of the company’s affairs throughout the Dutch Scheme proceeding. The Dutch Scheme provides the debtor with various supportive instruments to enhance or enforce the implementation of the restructuring plan, including inter alia: (i) a “cooling down period” (afkoelingsperiode) on (all) creditors’ actions and insolvency proceedings upon the debtor’s (or the restructuring expert’s) request for a period of four months, with the option to extend to a total maximum of eight months; (ii) contractual provisions purporting to unilaterally or automatically terminate, amend, or suspend contract rights (i.e., “ipso facto” clauses) can temporarily not be enforced during Dutch Scheme proceedings; and (iii) the debtor may propose amendments to burdensome contracts (e.g., lowering periodic lease payments or interest payments) or terminate such contracts if the counterparty does not accept the proposed amendments. Damage claims resulting from termination may be included in the restructuring plan. Stakeholders may be split into voting classes divided on the basis of the similarity of their rights vis-à-vis the debtor. The restructuring plan has to be approved by a two-thirds majority of each voting class, with the possibility of requesting a cross-class cram down in certain circumstances. The debtor (or restructuring expert) may request that the court confirms the plan if at least one class of impaired creditors has voted in favor of the restructuring plan.

Spain

Limitations on validity and enforceability of guarantees and security interests

The New Notes will be guaranteed by certain Guarantor incorporated in Spain (the “Spanish Guarantor”) and secured by certain security interests subject to Spanish law. We summarized in this section below certain Spanish legal limitations and considerations that may be relevant to holders as regards the guarantees and security interests granted by the Spanish Guarantor.

General enforcement limitations under Spanish law

The obligations under the New Notes, the guarantees and collateral might not necessarily be enforced in accordance with their respective terms in every circumstance.

Such enforcement is subject to, inter alios, the nature of the remedies available in the Spanish Courts, the acceptance by such court of jurisdiction, the discretion of the courts, the power of such courts to stay proceedings, the provisions of the Spanish Civil Procedure Act (Ley 1/2000, de 7 de enero, de Enjuiciamento Civil) regarding remedies and enforcement measures available under Spanish law, the provisions of the Spanish Insolvency Act and other principles of law of general application.

In this regard, prospective investors should note and analyze with their own legal advisors any such potential limitations including without limitation the following matters:

(i)	Spanish law does not expressly recognize the concept of an indemnity;

In particular, Article 1,152 of the Spanish Civil Code provides that any penalty (cláusula penal) agreed by the parties in an agreement will substitute damages (indemnización de daños) and the payment of interest (abono de intereses) in an event of breach, unless otherwise agreed.

Spanish Courts may modify the penalty agreed on an equitable basis if the debtor has partially or irregularly performed its obligations, unless the penalty (liquidated damages) was aimed at such partial performance.

There is doubt as to the enforceability of punitive damages in Spain.

(ii)	Where obligations are to be performed in a jurisdiction outside Spain, they may not be enforceable in Spain to the extent that performance would be illegal under the laws of Spain;

(iii)

Spanish law precludes the validity and performance of contractual obligations to be left at the discretion of one of the contracting parties. Therefore, Spanish courts may refuse to uphold and enforce terms and conditions of an agreement giving discretionary authority to one of the contracting parties;

(iv)

Spanish law, as applied by the Spanish Supreme Court, permits Spanish courts to preclude early termination of an agreement if the basis of the breach of obligations, undertakings or covenants are merely ancillary or complementary to the main undertakings foreseen under the relevant agreement (such as payment obligations under financing agreements or the perfection and continuance of the relevant security interests and guarantees), and allows Spanish courts not to enforce any such early termination because of the relevant obligor’s breach of those ancillary, complementary or non-essential undertakings;

(v)

Under Spanish law, acts carried out in accordance with the terms of a legal provision whenever said acts seek a result which is forbidden by or contrary to law, shall be deemed to have been executed in circumvention of law (fraude de ley) and the provisions whose application was intended to be avoided shall apply;

(vi)	A Spanish Court may award damages if the specific performance of an obligation is deemed impracticable;

(vii)	A specific performance obligation may not automatically convert in a damages claim;

(viii)

A Spanish Court may modify the obligations deriving from contracts in the terms considered necessary in order to restore the balance between the obligations, if unexpected and exceptional circumstances, which were unforeseeable when the contracts were executed;

(ix)

In accordance with the general principles of Spanish Civil Procedural laws, the rules of evidence in any judicial proceeding cannot be modified by agreement of the parties. Accordingly, provisions in an agreement in which determinations by a party are to be deemed to be conclusive would not be upheld by a Spanish court. A determination, designation, calculation or certificate from one party as to any matter provided in the secured documents might, in certain circumstances, be held by a Spanish court not to be final, conclusive and binding, if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the secured documents to the contrary;

(x)

It may not be disregarded that the enforcement of a Guarantee granted by a Spanish Guarantor could require a judgment to be previously rendered in New York declaring the default or acceleration of the guaranteed obligations and the amount due and payable thereunder;

(xi)	A certified translation into Spanish by an official translator of any document not executed in Spanish will be required to make such document admissible in evidence before any court in Spain;

(xii)	Under Spanish law, nullity or termination of the principal obligation will entail nullity or termination of collateral obligations securing it; and

(xiii)

Under Spanish law, claims may become time-barred (five years being the general term established for obligations in personam under article 1,964 of the Spanish Civil Code (Código Civil)) or may be or become subject to the defenses of set-off or counterclaim, abuse of rights (abuso de derecho), misrepresentation, force majeure, unforeseen circumstances, undue influence, duress or error.

Limitations on Guarantees

The figure of a first demand guarantee (garantía a primera demanda) has been admitted in several judgments by the Spanish Supreme Court as an autonomous guarantee, detached from the underlying agreement whose obligations are being guaranteed, acknowledging therefore the validity of the provision pursuant to which the guarantor has renounced to call on exceptions different to those arising from the guarantee. Notwithstanding this, case law has also admitted the possibility that the guarantor objects to the beneficiary of the guarantee the exception of fraud, bad faith or abuse of right (abuso de derecho) in the events where the beneficiary enforces the guarantee in a fraudulent manner or with bad faith. Besides, case law has also admitted that the guarantor can stay the enforcement by showing that there has been no event of default (the guarantor bearing the burden of proof).

The obligations under guarantees and security interests granted by a Spanish Guarantor in the form of a private limited liability companies (sociedades de responsabilidad limitada) shall not include any obligations or liabilities which, if incurred, would constitute a breach of Article 401 of the Spanish Companies Royal Decree-Law 1/2010, 2 July (Ley de Sociedades de Capital), as interpreted by Spanish courts. In particular, it should be noted that the guarantees granted by a private limited liability companies (sociedad de responsabilidad limitada) cannot exceed an amount equal to twice its equity (recursos propios) unless the issuance is guaranteed by way of mortgage, pledge over negotiable securities (valores), public guarantee or joint and several guarantee by a credit entity and we cannot disregard Spanish courts to consider that such limitation also applies to any guarantee granted by a private limited liability companies (sociedad de responsabilidad limitada) to secure any issuance of notes. However, there is no consistent opinion among scholars and practitioners, or any case law regarding the interpretation of article 401 of the Spanish Companies Act, regarding the restrictions applicable to Spanish private limited companies.

Corporate benefit in cross-collateral security structures

The Spanish Guarantor will be granting certain guarantees or security interests, as applicable, as security of the New Notes issued by a company of the group receiving the financing under the New Notes (i.e. the Issuer), so it can be argued whether such Spanish Guarantor has obtained a corporate benefit for granting the relevant guarantee or security interests over their assets.

Unlike other jurisdictions, there is no concept of “corporate benefit” expressly regulated under the Spanish Companies Act or any other piece of legislation, However, Spanish lower courts, particularly Spanish commercial courts (Juzgados de lo Mercantil) ruling on insolvency matters, are declaring null or rescinding upstream guarantees by applying the rebuttable presumption of actions detrimental to the estate of an affiliate granting guarantees or security interests in favor of the liabilities incurred by a parent company and/or other companies of its group for the purposes of Article 226 of the Spanish Insolvency Act (i.e. rescission or claw-back of these actions during the 2-year hardening period, as described below), when the obligations guaranteed or secured does not provide for a direct benefit to the Spanish company granting such guarantee or security interest (beyond an abstract group interest or a general indication of belonging to the same group of companies, or so-called “group interest”). Whether the granting of an upstream guarantee by the guarantor is detrimental to the guarantor’s estate is a factual matter that needs to be proved on a case-by-case basis (with the beneficiary of the guarantee bearing the burden of proof).

Some decisions by the Spanish Supreme Court are ruling in favor of the validity and enforceability of such guarantees and security interests to the extent proof can be given that amounts can be borrowed directly by the company granting the guarantee or security interest or indirectly on-lent or otherwise made available to such company under a intercompany loan agreement, equity contribution or similar arrangement, also taking into account any indirect benefits deriving from the enhancement of the financial position of the group of companies to which such company belongs and the granting of parent guarantees, indemnities and comfort letters for which the relevant company obtains most favorable economic and financial conditions under its contractual relationships with suppliers and other counterparties, in accordance with Spanish case law existing as for the construction of the concept of “compensatory advantage” (“ventaja compensatoria”).

However, it cannot be conclusively ensured that further proof of the actual existence of benefits and compensatory advantages would need to be delivered to court, to the insolvency administrator and/or the insolvency court in the event of an insolvency scenario where the claims of the holders of the New Notes, particularly as “special privilege claims” may be challenged if the insolvency administrator or other creditors may allege that such corporate benefit did not exist.

Collateral agency structure under Spanish law

Spanish law neither expressly recognizes the concept of collateral agent nor the concept of trustee and, therefore, the collateral agent or trustee structure may not be recognized by Spanish courts. Therefore, in those cases where an entity acts as collateral agent or trustee of the actual beneficiaries of the security interest or a guarantee (i.e. the creditors of the secured obligations), such collateral agent or trustee must be duly empowered for that purpose at the time it acts as collateral agent or trustee. Otherwise the security interest or guarantee will not be validly created in favor of its purported beneficiaries. Particularly, since holders of the New Notes will not have any power to accept and enforce the Spanish guarantee or collateral securing the New Notes except through the Notes Collateral Agent, and the authority of the Notes Collateral Agent to represent them and to enforce the Spanish guarantee or collateral in their name and for their benefit is contained in documents governed by New York law, there is some uncertainty as to whether or not a Spanish court would actually recognize holders of the New Notes as secured parties, whether obligations to beneficial owners of the New Notes that are not identified as registered holders in a collateral document will be validly secured or whether the Notes Collateral Agent (acting at the direction of the Notes Trustee) would only be able to enforce the guarantees or the security interest in respect of those obligations.

These limitations may be overcome if such creditors grant formal powers of attorney duly notarized and legalized (and, if applicable, duly apostilled in accordance with the Hague Convention of October 5, 1961) in favor of the Notes Collateral Agent in order for the latter to represent them in the enforcement proceedings.

In the absence of the abovementioned powers of attorney, the Notes Collateral Agent (acting at the direction of the Notes Trustee) may not be able to enforce any security interest on behalf of all of the secured creditors (including the holders of the New Notes), and there is a risk that the Notes Collateral Agent would only be able to enforce the security interest against the debt individually hold, and not for the full amount owed to creditors for whom it may be acting as Notes Collateral Agent.

Parallel Debt

Parallel debt structures have not been tested under Spanish law and we cannot assure that by creating any such structure it will eliminate or mitigate the risk of unenforceability by the Notes Collateral Agent. If any challenge to the validity, perfection or enforceability of the security interests created by the security documents were successful, the holders of the New Notes may be unable to enforce the security.

Also, under Spanish law, in the event that the relevant obligor enters into insolvency proceedings, the securities or the parallel debt obligation could be subject to potential challenges by an insolvency administrator, the obligor itself or by other creditors of such obligor under the rules of avoidance or clawback of Spanish insolvency laws and the relevant law on the non-insolvency avoidance or clawback of transactions by the debtor.

Court enforceability

The terms “enforceable,” “enforceability,” “valid,” “legal,” “binding” and “effective” (or any combination thereof) mean that all of the obligations assumed by the relevant party under the relevant documents are of a type enforced by Spanish courts; the terms do not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms.

Enforcement before the courts will in any event be subject to:

(i)	the nature of the remedies available in the courts; and

(ii)

the availability of defenses such as (without limitation) set-off (unless validly waived), circumvention of law (fraude de ley), abuse in the exercise of rights (abuso de derecho), misrepresentation, force majeure, unforeseen circumstances, undue influence, duress, abatement and counterclaim.

Financial assistance

Spanish law prohibits financial assistance: (i) for public limited liability companies (sociedades anónimas) in relation to the acquisition of their own shares or the shares of any direct or indirect parent company, and (ii) for private limited liability companies (sociedades de responsabilidad limitada), in relation to the acquisition of their own shares and the shares of any member of their corporate group.

For the purposes of the paragraph above, reference to a “parent company” of a Spanish Guarantor shall mean the company which, directly or indirectly, owns the majority of the voting rights of such Spanish Guarantor or that may have a dominant influence on such Spanish Guarantor. It shall be presumed that one company has a dominant influence on another company when any of the scenarios set out in section 1 of article 42 of the Spanish Commercial Code (Código de Comercio) are met.

Therefore, Spanish law governed security interests or guarantees granted by subsidiaries incorporated under the laws of Spain shall not extend to any payment obligation incurred for the purpose of acquiring the shares of such Spanish subsidiary or the shares of its direct or indirect parent company, to the extent that such security interest or guarantee would constitute unlawful financial assistance within the meaning of Article 150 and 143 of Spanish Decree 1/2010 dated July 2 on Spanish Corporations (Ley de Sociedades de Capital). Furthermore, any security interest granted by any Spanish subsidiary shall not apply to the extent the proceeds are used to repay existing indebtedness that was used for the purposes described above.

Capitalization

Under Spanish law there are some provisions on capitalization that should be taken into account when guarantees are enforced. Enforcement of guarantees may cause the amount of the relevant Spanish Guarantor net equity (patrimonio neto) to fall below half of its share capital, and, in such case, the Spanish Guarantor will need to be wound up (disolverse), unless its share capital is increased or decreased in the required amount to reestablish the balance between its net equity and its share capital, and provided that it is not required to declare its insolvency.

Insolvency

The Legislative Royal Decree 1/2020, of 5 May, approving the recast text of the Insolvency Act (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), which repealed the Act 22/2003 of 9 July, on Insolvency (Ley 22/2003, de 9 de julio, Concursal), as amended by Act 16/2022, of 5 September, amending the recast text of the Insolvency Act (the “Spanish Insolvency Act”) regulates judicial pre-insolvency and insolvency proceedings.

The insolvency proceedings are applicable to all individuals and legal entities, except for public entities. These proceedings may lead either to the restructuring of the business or to the liquidation of the assets of the debtor. The pre-insolvency proceedings are available for all individuals and legal entities that carry out a business activity. In addition, the Spanish Insolvency Act foresees a streamlined proceeding available for micro enterprises.

The insolvency laws of Spain may differ from the laws of the United States or other jurisdictions to which you may be familiar. The following is a brief description of certain aspects of the insolvency laws of Spain.

Concept and Petition for Insolvency

In Spain, insolvency proceedings are commenced when a debtor is deemed insolvent, which means either (i) when a debtor becomes unable to regularly meet its obligations as they become due and payable (“current insolvency” or insolvencia actual); or (ii) when a debtor expects that it will shortly be unable to do so (“imminent insolvency” or insolvencia inminente). Insolvency proceedings are available as a type of legal protection that a debtor may request in order to avoid the attachment of its assets by its creditors.

A petition for insolvency (solicitud de declaración de concurso) may be initiated:

(a)	by the debtor (in the case of a company, by decision of its directors), in which case the insolvency proceedings are considered as “voluntary insolvency” (concurso voluntario); or

(b)

by any creditor, provided that it has not acquired the credit within the six months prior to the filing of the petition for insolvency, for inter vivos acts, on a singular basis and once the credit was mature, or by certain other interested third parties, in which case the insolvency proceedings are considered as “involuntary insolvency” (concurso necesario).

Notwithstanding that, only the debtor may file a petition for insolvency on the basis of its imminent insolvency.

As described in further detail below, the Spanish Insolvency Act provides that insolvency proceedings conclude following either the court confirmation of a creditors’ composition agreement for a reorganization or convenio (the “Reorganization Plan” or “Convenio”), or the liquidation of the debtor’s estate (the “Liquidation”). Insolvency proceeding can also conclude, inter alia, (i) at any moment when it is verified that there are insufficient assets to pay post-insolvency liabilities, (ii) at any moment when it is verified that all of the claims have been paid, or the situation of insolvency no longer exists, or (iii) when it is verified that all of the creditors have waived their credit rights.

Voluntary insolvency (concurso voluntario)

Insolvency is considered voluntary (concurso voluntario) if filed by the debtor itself.

As a general rule, the debtor must file a petition for insolvency within two (2) months after it becomes aware, or should have become aware, of its state of insolvency. It is presumed that the debtor becomes aware of its insolvency, unless otherwise proved, if any of the circumstances that qualify as the basis for a petition for involuntary insolvency occur.

Failure to file a petition for insolvency within the statutory 2-month period can entail the liability of directors in the event of liquidation for the amount of those claims that are not paid with the debtor’s asset.

Involuntary insolvency (concurso necesario)

Insolvency is considered involuntary (concurso necesario) if filed by a creditor.

In accordance with Article 2.4 of the Spanish Insolvency Act, a creditor can seek a declaration of insolvency of its debtor if (i) such creditor can prove it is not possible to attach any assets, or sufficient assets of the debtor, to pay the amount owed; or (ii) evidences before the court a final previous judicial or administrative declaration of insolvency; or (iii) there is a generalized default on payments by such debtor; (iv) there is a seizure of assets affecting or comprising the generality of such debtor’s assets; (v) there is a misplacement, “fire sale” or ruinous liquidation of the debtor’s assets; or (vi) there is a generalized default on certain tax, social security and employment obligations during the applicable statutory period (i.e. three months).

Upon receipt of an insolvency petition by the entitled party, the court may issue interim measures to protect the assets of the relevant debtor and may request a guarantee from the petitioning creditor asking for the adoption of such measures to cover damages caused by the preliminary protective measures.

The relevant debtor may challenge the necessary insolvency petition, for which it will have to prove that it is not insolvent, unless the creditor’s insolvency petition is based on (i) the evidence of a final previous judicial or administrative final declaration of insolvency; (ii) the failure to seize sufficient assets of the debtor to pay the amounts owed; or (iii) the seizure of assets affecting or comprising the generality of such debtor’s assets, where the insolvency court will hand down an order declaring the opening of the insolvency proceeding without hearing the debtor. In other cases, the insolvency court will summon the parties to a hearing and will finally render a ruling either dismissing the application filed by the creditor or declaring insolvency.

Pre-Insolvency, Notice of Negotiations and Restructuring Plans

The general rule of the debtors’ duty to file for insolvency within the abovementioned 2-month period does not apply if within such 2-month period the debtor notifies to the competent court the commencement of negotiations with its creditors to reach a restructuring plan (plan de reestructuración) as set out in Article 614 et seq. of the Spanish Insolvency Act, by means of the communication that is foreseen under Article 585 of the Spanish Insolvency Act (the “Notice of Negotiations”). A restructuring plan is a pre-insolvency tool introduced in the Spanish Insolvency Act to allow for the restructuring of the debtor’s indebtedness pre-insolvency (“Restructuring Plan”).

Pursuant to Article 585 of the Spanish Insolvency Act, a Notice of Negotiations may be communicated to the competent court by any debtor in the event of: (i) current insolvency (insolvencia actual); (ii) imminent insolvency (insolvencia inminente); or (iii) “likelihood of insolvency” (probabilidad de insolvencia).

The most recent amendment of the Spanish Insolvency Act has introduced the concept of “likelihood of insolvency” (probabilidad de insolvencia), defined as the situation in which it is objectively foreseeable that the debtor will be unable to regularly fulfil its payment obligations that fall due in the next two years unless it agrees a Restructuring Plan with its creditors. In addition to being able to start negotiating with its creditors with a view to entering a Restructuring Plan at any time during this period when insolvency is likely, the debtor will also be able to file for pre-insolvency in court, in which case it will inform the court that it is trying to negotiate a Restructuring Plan with its creditors.

If the debtor files with the relevant court a Notice of Negotiations, in addition to the aforesaid 2-month general term, the debtor gains an additional 3-month period to achieve an agreement with its creditors regarding a Restructuring Plan, plus one (1) additional month to file for insolvency, unless it has overcome its insolvency status. This 3-month period may be extended by the competent court for a further 3-month period at the request of the debtor or of creditors representing 50% in value of the claims that may be affected by the Restructuring Plan.

During this 3-month period (or the additional 3-month period, as the case may be), creditors’ petitions for involuntary insolvency will not be processed. Likewise, this Notice of Negotiations prevents the commencement of court or out-of- court enforcement actions, and/or suspends (as applicable) existing enforcement actions, over assets or rights integrated in the debtor’s estate (patrimonio del deudor) or demanding seizure of assets or rights deemed necessary for the company’s business operations (other than those arising from public law claims) during the abovementioned additional 3-month period (or the additional 3-month period, as the case may be).

Nevertheless, secured creditors shall be entitled to bring enforcement proceedings against the relevant secured assets, though once the proceedings have been initiated, such enforcement proceedings shall be immediately suspended. In any event, financial collateral and security interests over collateral located in another EU Member State of Spain should not be affected by the Notice of Negotiations automatic stay of proceedings.

In addition, a petition to commence insolvency proceedings filed by the debtor during the period of the Notice of Negotiations may be suspended (and not processed) at the request of (i) creditors representing 50% in value of the claims that may be affected by the Restructuring Plan; or (ii) by the restructuring expert appointed by the court to oversee the negotiations among the debtor and the creditors aimed at achieving a Restructuring Plan. The suspension will be lifted if within one month from the date the debtor filed for insolvency the creditors have not submitted an application for the court confirmation of the Restructuring Plan.

A request to judicially sanction a Restructuring Plan can be made by the debtor and any affected creditor that has executed the Restructuring Plan. In case the application is made by a creditor, the debtor shall be given access to the Restructuring Plan.

The court sanctioning of a Restructuring Plan requires that the debtor is (i) in a situation of current or imminent insolvency or (ii) in a situation when insolvency is probable (i.e., if it is objectively foreseeable that absent the approval of a Restructuring Plan the company will not be able to meet the payment obligations that mature in the following two years).

The confirmation (homologación) of the Restructuring Plan by a court is required when (i) the Restructuring Plan shall be extended to non-participating creditors, the debtor or its shareholders; (ii) in order to protect the new money or the transactions contemplated therein from avoidance actions in case of insolvency and grant the new money a super senior ranking (also in case of insolvency), or (iii) to terminate executory contracts

A Restructuring Plan can be approved by a (i) simple majority of classes (provided one of the classes would rank as preferential secured or unsecured in insolvency proceedings –i.e., taxes, Social Security, etc.); or (ii) only one class of creditors provided that this class is impaired and it can be reasonably presumed that it would receive a payment in insolvency proceedings assuming a valuation of the company as a going concern (in which case the Restructuring Plan should attach a valuation report issued by the restructuring expert).

A Restructuring Plan can be approved without the debtor’s agreement, provided that (i) the debtor is in a situation of current or imminent insolvency; (ii) the Restructuring Plan is approved by at least one class of creditors that would be impaired under the plan; and (iii) it is reasonable to expect that this class would receive a payment after a valuation of the debtor as a going concern (based on the valuation report issued by the restructuring expert).

Subject to certain conditions (including, inter alia, the company being currently or imminently insolvent and all formalities being met) a court can confirm a Restructuring Plan that entails a debt-for-equity swap even if the shareholders do not approve it.

The court may appoint a creditors’ representative to implement the required corporate resolutions (including to record them in the Mercantile Registry).

The court will appoint a restructuring expert proposed by the debtor’s or creditors’ when: (i) a Restructuring Plan is approved by just one class, or without the debtor’s or shareholders’ intervention, or (ii) over 50% of the creditors that may be impaired by the Restructuring Plan so request (the “Restructuring Expert”).

The role of the Restructuring Expert primarily consists of: (i) assisting with negotiations of a Restructuring Plan pending a Notice of Negotiations; (ii) issue a valuation report when the Restructuring Plan is approved by just one class; and (iii) request the suspension of an insolvency filing made voluntarily by the debtor.

The Restructuring Expert is a national or foreign professional or firm with legal, financial and business expertise and restructuring experience. The Restructuring Expert is not vested with authority to supervise the debtor’s management.

The creditors that represent more than 50% of the impaired creditors are entitled to request the appointment of the Restructuring Expert they pick (or ask the replacement of the one already appointed by the court by one of their choice). The court has the authority to appoint the Restructuring Expert and may deny the appointment of the Restructuring Expert proposed by the creditors and ask them to propose three candidates, from which the court shall pick one.

It is possible to affect (also release, to the extent the secured claims suffer a 100% haircut) personal or in rem guarantees granted by entities that do not take part in the Restructuring Plan provided that they belong to the same corporate group of the debtor and the enforcement of those guarantees could entail the insolvency of the guarantor and the debtor.

Creditors will vote on classes, formed by those creditors that have a commonality of interests, which will typically reflect the payment waterfall of the Spanish Insolvency Act. Classes are determined on a company by company basis, even if a single joint Restructuring Plan or several coordinated Restructuring Plans are filed. Secured creditors are generally part of the same class but the determination of whether a creditor is secured will be carried out on the basis of the valuation of the collateral (i.e., second lien holders may vote as unsecured for the amount of the claim that is not guaranteed by the collateral).

The debtor and creditors representing more than 50% of the debt that might be affected by the Restructuring Plan are entitled to request from the court the confirmation of the correct class formation prior to submitting a Restructuring Plan for confirmation. The court will decide after having allowed submissions from any affected creditor. The court’s decision will not be subject to appeal and class formation cannot be used as a basis to challenge the sanctioning of the Restructuring Plan.

All creditors that may be affected by the Restructuring Plan are entitled to vote, even if they hold continent or litigious claims or are persons related with the debtor. A plan is deemed to be approved by a class if 2/3 vote in favour (3/4 for secured creditors).

The plan is sanctioned by a mercantile court and a challenge to the ruling sanctioning a Restructuring Plan will be heard by the Court of Appeals, whose decision is non appealable.

The petitioner of the court sanction is entitled to ask any affected party to oppose to the Restructuring Plan before it is sanctioned. The grounds to challenge the Restructuring Plan are the same that would apply to challenge the sanctioning ruling. A creditor that successfully challenges the confirmation ruling shall not be bound by the Restructuring Plan, which will continue to be effective on all other creditors. However, if the court determines the lack of the necessary thresholds or the incorrect class formation, the Restructuring Plan will be declared ineffective on all parties.

A Restructuring Plan that is court-sanctioned and has been subscribed by creditors holding claims representing, at least, 51% of the debtor’s financial liabilities will be protected against avoidance actions. Such protection shall be extended to: (i) acts or operations that are reasonable and immediately necessary for the success of the negotiation with the creditors, provided that they have been expressly identified as such in the plan itself; (ii) interim financing and new financing, including such financing granted by specially related persons (if the Restructuring Plan has been subscribed by creditors representing 60% of the debtor’s financial liabilities, and excluding those held by those related persons); and (iii) the acts, operations or businesses that are reasonable and immediately necessary for the execution of the Restructuring Plan.

Request of coordinated insolvency

The insolvency of a company that forms part of a group of companies, including the parent company, does not automatically lead to the insolvency of the remaining companies of the group. As stated above, a company is insolvent when it cannot regularly meet its payment obligations as they fall due.

Notwithstanding the above, creditors may apply for a coordinated insolvency declaration of two or more of its debtors (acumulación de concursos) if, inter alia,: (a) the assets are commingled, or (b) such debtors form part of the same group of companies.

Coordinated insolvency may also be requested by the companies themselves provided that they form part of the same group.

Any of the insolvent debtors or the insolvency administrator, as the case may be, may apply for the procedural coordination of insolvency proceedings already declared under certain circumstances (and, in particular, if the insolvent debtors form part of the same group of companies). Moreover, creditors may apply for the procedural coordination of the insolvency proceedings of two or more of its debtors already declared if either (a) the assets are commingled, or (b) they pertain to the same group of companies, provided that a petition has not been submitted by any of the insolvent debtors or by the insolvency administrator pursuant to Article 41 of the Spanish Insolvency Act.

It is important to note that coordinated insolvency proceedings do not entail substantive consolidation. As a result, and as a general rule, a “group insolvency” does not lead to a commingling of the debtors’ assets and creditors of such group. This means that the creditors of one company of the group will not have recourse against other companies of the same group (except where cross-guarantees exist, in which case such a financial claim shall be subordinated).

The current system that the Spanish Insolvency Act provides for is basically a procedural one, which is aimed at making the insolvency proceedings as time and cost-efficient as possible. However, exceptionally, for the purpose of drafting the insolvency report, by the insolvency administrator only, assets and liabilities amongst the insolvent companies may be consolidated where the estates and liabilities are so commingled, in order to avert unjustified costs and delays.

Certain effects of insolvency

Effects for the debtor

As a general rule and subject to certain exceptions, in a voluntary insolvency (concurso voluntario) the debtor retains its powers to manage and dispose of its business, but it is subject to the supervision of the insolvency administrator (“administración concursal”) (the “Insolvency Administrator”) appointed by the competent Commercial Court (Juzgado de lo Mercantil) dealing with the insolvency proceedings (the “Insolvency Court”).

In contrast, in the case of mandatory insolvency (concurso necesario), as a general rule and subject to certain exceptions, the debtor no longer has authority to dispose over its assets, and management powers (including the power to dispose of assets) are conferred solely upon the Insolvency Administrator. However, the Insolvency Court has the power to modify this general regime subject to the specific circumstances of the case.

In addition, upon the Insolvency Administrator request, the Insolvency Court has the power to change the intervention regime for a suspension regime or vice versa.

Actions carried out by the debtor in breach of any required supervision of the insolvency authorities may be declared null and void unless ratified by the Insolvency Administrator.

Subject to certain exceptions linked to the maintenance and conservation of the debtor’s estate, the debtor shall not sell or create security over its rights and assets without the Insolvency Court’s authorization until the approval of the Reorganization Plan with the creditors or the opening of the liquidation phase.

Effects on contracts

One of the main general principles underlying the Spanish insolvency regime is that of “no termination effect” or continuity of all contracts to which the insolvent debtor is party.

In accordance with Article 156 of the Spanish Insolvency Act, all clauses in contracts with reciprocal obligations that allow any party to terminate an agreement based solely on the other party’s insolvency declaration (ipso facto clauses) are deemed as not included in the agreement and, therefore, unenforceable, except if expressly permitted by specific laws (i.e. agency laws or Royal Decree Law 5/2005, applicable to financial collateral, as defined therein). Any provision to the contrary will be null and void.

Insolvency declaration does not hinder the effectiveness of contracts with reciprocal obligations pending on performance by both the insolvent party and the counterparty (executory contracts), which remain in full force and effect, and the obligations of the insolvent debtor will be fulfilled against the insolvent estate (administrative expense—post-insolvency liabilities- créditos contra la masa, as further explained below).

However, upon post- petition breaches, the Insolvency Court can terminate any such contracts at the request of the non-breaching party of the agreement or declare the continuation of the executory contract based on the “insolvency proceeding´s best interest” (mantenimiento del contrato en interés del concurso), in which case the non-insolvent party’s claim will be considered as a post-insolvency claim (pre-deductible from the debtor’s estate, créditos contra la masa).

On the other hand, the Insolvency Administrator (together with the insolvent debtor or by its sole discretion if debtor’s powers to manage and dispose of its business have been conferred to the Insolvency Administrator) may request the Insolvency Court to early terminate the executory contract in the interest of the insolvent debtor’s estate (resolución del contrato en interés del concurso). The termination of such contracts may result in the insolvent debtor having to return and indemnify damages to its counterpart against the insolvency estate (con cargo a la masa). In the event that debtor, the Insolvency Administrator and the counterparty agree on the termination and its effects, the Insolvency Court will approve the parties’ agreement; otherwise, if the Insolvency Court upholds termination, it will also fix the damages claim to be received by the non-breaching party.

Furthermore, insolvency declaration stays the accrual of interest amounts under the relevant agreements, except for: (i) credit rights secured with an in rem right, in which case interest accrues up to the value of the security interest as such value is to be determined in accordance with the provisions of the Spanish Insolvency Act (i.e. 90% of the collateral fair value minus senior claims), and (ii) any wage credits in favor of employees, which will accrue the legal interest set forth in the Act of the State Budget (Ley de Presupuestos del Estado) in force at that time.

Effects on enforcement proceedings

As a general rule, the initiation of insolvency proceedings stays enforcement actions (except for certain actions conducted by public authorities that do not concern assets necessary for the continuation of the debtor’s commercial or professional activity and in which the seizure of such assets was initiated prior to the date of the declaration of insolvency).

In particular, the enforcement of any in rem security interest over those assets or rights that are deemed by the Insolvency Court as necessary to the continuation of the debtor’s commercial or professional activity, or to a business unit of the insolvent company, cannot be commenced (and the procedures already initiated before insolvency declaration shall be suspended) until the earlier of: (i) approval of a Reorganization Plan or Convenio provided that such Reorganization Plan does not affect such right; or (ii) one (1) year has elapsed since the declaration of insolvency without the liquidation phase of the insolvency proceedings being initiated.

This stay of enforcement proceedings will only be lifted when the Insolvency Court determines that the assets or rights is not considered necessary for the debtor to continue its professional or business activities, or when any of the aforementioned scenarios occur.

When it comes to determining which assets or rights of the debtor are used for its professional or business activities, Spanish courts have generally embraced a broad interpretation and will likely include most of the debtor’s assets and rights.

Nevertheless, shares (either acciones or participaciones sociales) held by an insolvent debtor in another company whose only activity is the holding of a material asset and servicing the financing provided in connection with the acquisition of that asset, are not considered to be an asset necessary for the debtor’s business activity as long as the foreclosure of the relevant security interest that has been granted over such shares does not bring about an early termination or amendment of the contractual relations permitting the economic exploitation of the relevant asset.

Moreover, as a general rule, insolvency proceedings are not compatible with other enforcement proceedings that can have an effect on the estate (excluding enforcement proceedings with regard to financial collateral, as defined in RDL 5/2005). When compatible, in order to protect the interests of the debtor and creditors, the Spanish Insolvency Act extends the jurisdiction of the Insolvency Court, which is then legally authorized to handle any enforcement proceedings or interim measures affecting the debtor’s assets (whether based upon civil, labor, or administrative law).

Finally, prospective investors should also note that enforcement of any security interests will be subject to the provisions of Spanish Civil Procedure Act and Spanish Insolvency Act (where applicable), which may entail delays in the enforcement.

Ranking of creditors’ credits and claims

The court decision issued by the competent Insolvency Court declaring the opening of insolvency proceedings for a particular debtor (auto de declaración de concurso) shall contain an express request for the creditors (i) to prove those claims owed to them within the period of one (1) month period as from the day after the publication of the insolvency proceedings in the Spanish Official Gazette (Boletín Oficial del Estado), and (ii) to provide the Insolvency Administrator with the relevant documentation to justify such claims.

Based on the documentation provided by the creditors and that is held by the debtor, the Insolvency Administrator shall draw up an inventory and a list of acknowledged creditors/claims and classify them according to the categories that the Spanish Insolvency Act provides for and that are summarized below.

In accordance with the Spanish Insolvency Act, creditors’ claims are classified in two main groups: (i) post-insolvency credits/estate claims (créditos contra la masa); and (ii) insolvency claims (créditos concursales).

Post-insolvency credits/estate claims (créditos contra la masa)

Article 242 of the Spanish Insolvency Act provides for the so-called “estate claims” (créditos contra la masa) which main feature is that these are pre-deductible (i.e. when they become due and payable) claims from the insolvent debtor’s estate (excluding those assets of the insolvent debtor subject to in rem security).

Debt against the insolvent debtor’s estate includes, among others:

(a)	certain amounts of the employee payroll;

(b)	costs and expenses of the insolvency proceedings;

(c)	debtor’s liabilities under executory contracts, as well as those arising out of termination for breach, assumption or rejection of executory contracts;

(d)	those debts that derive from the exercise of a claw-back action within insolvency of bilateral contracts (except in cases of bad faith);

(e)	certain amounts arising from obligations created by law or tort liability of the insolvent debtor after the commencement of insolvency proceedings and upon its conclusion;

(f)	certain debts incurred by the debtor following the date of the insolvency declaration;

(g)	insolvency administrator’s fees;

(h)

in case of liquidation, the financing granted to the debtor before the opening of the liquidation phase to finance the viability plan for the execution of a Reorganization Plan in accordance with the Spanish Insolvency Act; and

(i)	50% of the new funds (i.e. fresh money) lent under a Restructuring Plan.

However, this benefit shall not apply to the new funds lent by the debtor or by specially related parties (personas especialmente relacionadas) of the debtor resulting from a share capital increase, loans or acts with analogous purpose.

These post-insolvency claims are deemed “super-senior” in the sense that they are not subject to ranking or acknowledgement and, in principle, must be paid as and when they fall due; therefore, these claims are preferred to all others, except for proceeds from collateral subject to secured claims (as described below).

Insolvency claims (créditos concursales)

Insolvency claims are classified in the following categories:

(a)

Secured claims (créditos con privilegio especial): Those creditors benefiting from security interests created by the insolvent debtor over certain assets (i.e. in rem securities) up to the amount of the value of their security interests calculated in accordance with the rules set out in Article 270 of the Spanish Insolvency Act, i.e. 90% of the reasonable value of the secured asset minus those claims that hold higher ranking security over such asset, provided that such security interest is listed in the creditors’ list.

The portion of the claim of a secured creditor exceeding the value of the relevant security interest calculated as per the above will be classified according to the nature of the claim (usually, non-preferential unsecured or subordinated claims).

These claims benefiting from collateral may entail separate proceedings, though subject to certain restrictions derived from a waiting period that may last up to one (1) year and certain additional limitations that the Spanish Insolvency Act provides for.

Secured creditors are not subject to the Reorganization Plan or Convenio unless they give their express support by voting in favor of the Reorganization Plan or, in case they do not give such express support, if creditors holding security which represent at least 60% (or 75% depending on the workout measures envisaged under the Reorganization Plan) of the total value of secured claims of the same class vote in favor of such Reorganization Plan.

In the event of liquidation, the secured creditors are the first to collect payment against the assets on which their credit are secured up to the value of the collateral. However, the Insolvency Administrator has the option to halt any enforcement of the security interests and pay these claims as administrative expenses under specific payment rules.

(b)

Preferential unsecured claims (créditos con privilegio general): Those creditors benefiting from a general privilege, including, among others, (a) specific labor claims and specific claims brought by public entities or authorities; (b) 50% of the claims held by the creditor who firstly filed for the insolvency of the debtor (excluding subordinated claims); and (c) 50% of the new funds under a Restructuring Plan.

Similarly to secured creditors, these preferential unsecured creditors are not subject to the Reorganization Plan or Convenio unless creditors holding claims benefiting from general privileges which represent at least 60% (or 75% depending on the workout measures envisaged under the Reorganization Plan) of the total value of claims benefiting from general privileges of the same class vote in favor of such Reorganization Plan.

In the event of liquidation, they are the first to collect payment of their claim from the proceeds obtained after the liquidation of assets other than those creditors holding a preferential secured, in accordance with the ranking set forth in the Spanish Insolvency Act.

(c)

Non-preferential unsecured claims (créditos ordinarios): Non-preferential unsecured creditors are all those creditors who have claims that are not classified as non-subordinated or preferential claims, and they shall be paid pro rata once the super priority claims and preferential claims have been paid.

(d)	Subordinated claims (créditos subordinados): Subordinated creditors is a category of claims that includes, among others:

•	claims communicated untimely (outside the specific 1-month period mentioned above);

•	claims which are contractually subordinated vis-à-vis all other claims of the debtor;

•	claims relating to unpaid interest claims (including default interest), except for those claims secured with an in rem right up to the value of the security interest;

•	fines; and

•

claims of creditors which are “specially related parties” (personas especialmente relacionadas) to the insolvent debtor, which is a category that is particularly noteworthy and can be summarized as follows:

•

In the case of individuals: any debtor’s relatives; legal entities controlled by the debtor or its relatives; directors or shadow directors of such legal entities; any other legal entity forming part of the same group of companies and the legal entities in respect of which the people described in this paragraph are their directors or shadow directors.

•	In the case of a legal entity:

•	shareholders with unlimited liability (in case such shareholders are natural persons it would include any special related party to these shareholders, as described herein);

•

limited liability shareholders holding directly or indirectly 10% or more of the insolvent company’s share capital (or 5% if the company is listed or has securities listed in a secondary official market) at the time the claim is originated;

•

directors (including shadow directors), liquidators, general managers holding general powers of attorney from the insolvent company (including those people that have held these positions during the two years prior to the insolvency declaration); and

•

companies belonging to the same group as the debtor and their respective shareholders provided that such shareholders meet the minimum shareholding requirements set forth above (i.e. 10% or 5% if the relevant company is listed).

Furthermore, in the absence of proof to the contrary, assignees or awardees of claims belonging to any of the persons mentioned above are presumed to be persons specially related to the insolvent debtor as long as the acquisition has taken place within two years prior to the insolvency proceedings being declared open.

Notwithstanding the above, those creditors who have directly or indirectly capitalized their credit rights pursuant to a Restructuring Plan (and who have even been appointed as directors) shall not be considered as being in a special relationship with the debtor, in respect of claims against the debtor, as a result of the financing granted under such Restructuring Plan.

Subordinated creditors are “second-level” creditors. They do not have voting rights but are subject to the terms of the Reorganization Plan once non-preferential unsecured claims are satisfied pursuant to the terms of such Reorganization Plan.

Therefore, subordinated creditors have rather limited chances of collecting payment according to the ranking of claims set forth in the Spanish Insolvency Act.

As an exception to this subordination regime, fresh money granted to the debtor pursuant to an out-of-court workout regulated under Articles 596 et seq. of the Spanish Insolvency Act or an Homologated Restructuring Plan, which also contemplates a debt-for-equity swap executed before the granting of such fresh money, shall not be classified as subordinated claim under Article 281.1.5. º of the Spanish Insolvency Act provided that the requirements set out in Article 283.2 of the Spanish Insolvency Act are met.

No termination effects

The Spanish Insolvency Act provides for the general principle of “no termination effect” as one of the cornerstones upon which the Spanish insolvency regime is built.

According to this principle, all contracts and arrangements of the insolvent debtor remain effective at the time of the insolvency, which means that the declaration of insolvency by itself does not impair the existence and effectiveness of the agreements contracts entered into by the debtor Any contractual arrangements providing for the early termination of a contract with mutual obligations and/or entitling the relevant creditor to terminate it in the event of the declaration of insolvency of the debtor will be unenforceable.

As a general rule, the declaration of insolvency does not alter the general contractual rules on termination, but under the Spanish Insolvency Act, the Insolvency Court may decide to remedy an eventual default of the insolvent debtor by reinstating an agreement, with the effect that any outstanding amounts and further payments under the agreement will be post-insolvency claims (créditos contra la masa) with the effects summarized above. If the Insolvency Court deems it appropriate for the interests of the insolvency proceedings, it is also entitled to terminate an agreement, with compensation for damages if it deems it is best for the insolvency proceeding. There are specific rules for employment agreements, mainly affecting collective dismissals, which are dealt with by the Insolvency Court.

Set-off

The Spanish Insolvency Act generally prohibits setoff of the claims and debts of the insolvent debtor once it has been declared insolvent, but such setoff where the requirements in order to operate were met before the declaration of insolvency can still apply. However, setoff may be exercised by a creditor vis-à-vis the insolvent debtor if the governing law of the reciprocal credit right of the insolvent company permits it under insolvency scenarios as well as when the set-off results from reciprocal claims of the same legal relationship.

Hardening periods

There is no clawback by operation of law, which means that there are no prior transactions by a debtor that automatically become void as a result of the commencement of the insolvency proceedings, but instead the Insolvency Administrator (or those creditors that have asked the Insolvency Administrator to do so in the absence of action by the Insolvency Administrator) must expressly challenge those transactions that are considered detrimental to the insolvent debtor’s estate by filing an action for rescission (acción de reintegración).

In accordance with the Spanish Insolvency Act, in particular under Article 226 therein, upon insolvency declaration only those transactions that could be deemed detrimental to the insolvent debtor’s estate (perjuicio patrimonial) during the two (2) years prior to the date the insolvency is declared, or two (2) years prior to the date de insolvent debtor has initiated negotiations with its creditors as long as a Restructuring Plan has not been sanctioned by the court and that the insolvency proceedings has not commenced in the following year from the date the insolvent debtor has initiated such negotiations, may be challenged, even if there was no fraudulent intention.

Moreover, subject to ordinary Spanish Civil Code (Código Civil) based actions, the Insolvency Administrator or any creditor may bring an action to rescind a contract or agreement provided that the same is performed or entered into fraudulently and the creditor cannot obtain payment of the amounts owed in any other way. The limitation period for this action is of four (4) years.

The Spanish Insolvency Act does not define the meaning of detrimental (perjuicio patrimonial). Detrimental does not refer to the intention of the parties, but to the consequences of the transaction on the debtor’s interest resulting in the damage to the insolvent debtor’s estate or the prejudice the equal treatment of creditors which is an overriding principle of the Spanish Insolvency Act (pars condition creditorum).

Although such definition of detrimental does not exist, it is important to note that Articles 227 and 228 of the Spanish Insolvency Act provide for the following types of presumptions to determine whether it was detrimental to the insolvent debtor’s estate or not within the 2-year hardening period:

(a)

“non-rebuttable presumptions” (iuris et de iure), which refer to any free disposals and to prepayment or cancellation of unsecured claims or obligations where the relevant maturity date(s) would have fall after the date on which the declaration of insolvency takes place; and

(b)	“rebuttable presumptions” (iuris tantum) that are subject to being contested by the other party, which include the following actions:

•	any disposals in favor of “specially related parties”;

•	the creation of in rem security interests as collateral of previously existing obligations or of new obligations replacing existing ones (e.g., under a refinancing); and

•	the payment or other acts to terminate obligations being secured by an in rem security interest and which mature after the date of declaration of insolvency.

As a general exception to what has been described above, ordinary transactions carried out within the debtor’s ordinary course of business cannot be rescinded, provided that they are carried out at arm’s length.

Consequently, those acts that have been entered into by the relevant debtor may be rescinded if carried out during the 2-year hardening period and considered detrimental for such debtor’s estate. In particular, judges have considered detrimental payments made by an insolvent company prior to a declaration of insolvency, determining that in some situations a debtor could not be compelled to repay its obligations at the time of payment, because it was already unable to regularly pay debts as they came due.

For this determination, there is no need of proving before the competent Insolvency Court the existence of actual or constructive fraud; it just must be proven that the relevant transaction was detrimental to the estate. The consequence of the Insolvency Court ruling for the rescission of a prejudicial act is that the parties involved in such transaction are required to return their reciprocal consideration with any accrued rents or interest and the guarantees and security interests are cancelled (concerning bilateral contracts, otherwise, the only party obliged to return is the non-insolvent one). Such claims are generally regarded as post-insolvency claims (créditos contra la masa) unless in case of bad faith by the relevant creditor, in which case its claims will rank as subordinated.

Notwithstanding the foregoing, pursuant to Article 730 of the Spanish Insolvency Act, it is important to note that those acts and transactions governed by laws other than Spanish law will not be subject to claw-back actions if such act or transaction cannot be rescinded or challenged by any means and under any grounds whatsoever (i.e. not only in insolvency scenarios) under the relevant non-Spanish applicable laws. Procedurally, lenders can be sued, but the Insolvency Court should dismiss the claw-back action on the merits if lenders prove (i) that the act or transaction at issue is subject to foreign law, and (ii) that such act or transaction is unavoidable under the circumstances pursuant to such foreign law.

Neither Restructuring Plans, nor any transactions, acts and payments accomplished or any security interests created in the performance of such Restructuring Plans, will be subject to an action for rescission, provided that such Restructuring Plans, transactions, acts, payments or security interests comply with the requirements set out below.

Conclusion of insolvency

Composition with creditors by means of a Reorganization Plan

Once the debtor’s assets and liabilities have been identified, the Spanish Insolvency Act encourages creditors to agree on a composition or reorganization plan regarding payment of the insolvency debts (i.e. the Reorganization Plan we referred to in previous sections).

This Reorganization Plan may be proposed either by the debtor or by the creditors, and it shall set forth how, when and up to what amount creditors are to be paid. Once executed, this Reorganization Plan must be honored by the debtor and respected by the creditors.

The Reorganization Plan must contain proposals for write-offs (quitas) and/or stays (esperas). Article 317.2 of the Spanish Insolvency Act provides that it may also contain proposals for alternative or complementary measures for all creditors or for certain classes of creditors (except for Public Law creditors), as permitted by any applicable law (including conversion of debt into shares, into profit participating loans, convertible bonds or subordinated debt, or any financial instrument different from the original debt). The Reorganization Plan may also include proposals for allocation of all assets or of certain assets to a specific person with a commitment from the acquirer to continue the activity and to pay off the debt as determined in the Reorganization Plan. The Reorganization Plan may not include (i) any change in the amount of the debt, as determined by the Spanish Insolvency Act (without prejudice of any agreed write-offs (quitas) and/or stays (esperas)), (ii) any amendment of the claims ranking as set out in the Spanish Insolvency Act and (iii) the liquidation of the debtor’s assets for the payment of the claims.

The proposals in the Reorganization Plan must include a payment schedule.

(a)	In order for a Reorganization Plan to be approved by the creditors, the following majorities shall be met:

•	In case the Reorganization Plan includes:

•

write-offs equal to or less than 50% of the amount of the claims; or stays on the payment of principal, interest or any other outstanding amount, for a period not exceeding 5 years; at least creditors representing 50% of the unsecured liabilities (i.e. non-preferential unsecured claims) shall vote in favor of such Reorganization Plan. Notwithstanding the above, a simple majority (i.e. a portion of the unsecured liabilities voting in favor that exceeds the votes against) will suffice when the Reorganization Plan consists of (i) full payment of non-preferential unsecured or unsecured claims within a period not exceeding 3 years, or (ii) immediate repayment of outstanding non-preferential unsecured claims applying a write-off of less than 20%.

(b)

In case the Reorganization Plan includes any other content different from the abovementioned, creditors representing 65% of the unsecured liabilities (non-preferential unsecured claims) should have voted for the Reorganization Plan according to Article 376.3 of the Spanish Insolvency Act.

The holders of subordinated claims and those creditors considered as especially related to the debtor are not entitled to vote.

Although in principle secured creditors are not subject to an approved Reorganization Plan (unless they have expressly voted in its favor), the effects of an approved Reorganization Plan can be extended to secured and preferential unsecured creditors if the relevant Reorganization Plan is approved by the following majorities of creditors:

(i)

In case the Reorganization Plan includes (a) full payment of non-preferential unsecured or unsecured claims within a period not exceeding 3 years, (b) immediate repayment of outstanding non-preferential unsecured claims applying a write-off of less than 20%; (c) a write-off (or debt discharges) equal to or less than 50% of the amount of the claims; or (d) stays for a period no longer than 5 years, at least 60% of secured or preferential unsecured creditors of the same class (for secured creditors, by value of their collateral as per the valuation rules that the Spanish Insolvency Act provides for) shall vote in favor; and

(ii)

In case the Reorganization Plan includes any other content different from the abovementioned, at least 75% of secured or preferential unsecured creditors of the same class according to Article 397.2.2.º of the Spanish Insolvency Act (for secured creditors, by value of their collateral as per the valuation rules that the Spanish Insolvency Act provides for) shall vote in favor.

Liquidation

Failure to obtain the approval of a Reorganization Plan or upon debtor’s petition at any time leads to liquidation.

A debtor must file for liquidation after a Reorganization Plan has been approved when it becomes aware of its renovated insolvency situation or its inability to comply with the Reorganization Plan. Liquidation triggers such debtor’s dissolution and the Insolvency Administrator taking over the authority to dispose and administer the debtor’s assets.

The Insolvency Administrator must prepare a liquidation plan that must be approved by the Insolvency Court. The Insolvency Administrator is required to produce a quarterly report on the liquidation and has one (1) year to complete it. If the liquidation is not completed within one year, the Insolvency Court may appoint a different Insolvency Administrator.

Termination of the insolvency proceedings

Article 465.5 of the Spanish Insolvency Law also foresees the termination of the insolvency proceedings at any stage when it is proved that all credits have been paid, or that all creditors have been entirely satisfied by other means.

Finally, it must be noted that article 465.7 of the Spanish Insolvency Law foresees the termination of the insolvency proceedings at any time when there are not enough assets to pay post-insolvency debt, as long as the requirements set out in article 473 of the Spanish Insolvency Law are met, namely no future clawback actions are envisaged, no actions claiming third-party liability are brought, and the court does not qualify the insolvency as culpable (concurso culpable).

Sweden

Applicable Insolvency Law

Any insolvency proceeding applicable to a Swedish Guarantor, including any and all of its assets (in Sweden and abroad), will as a starting point, as a matter of Swedish law and pursuant to Article 7 of the Recast EU Insolvency Regulation, be governed by Swedish insolvency law. However, pursuant to the Recast EU Insolvency Regulation, where a Swedish company conducts business in more than one member state of the European Union, the jurisdiction of the Swedish courts may be limited if the company’s “centre of main interests” is found to be in a member state other than Sweden. There are a number of factors that are taken into account to ascertain the centre of main interests, which should correspond to the place where the company conducts the administration of its interests on a regular basis and which is ascertainable by third parties. The point at which this issue falls to be determined is at the time that the relevant insolvency proceedings are opened.

Under Swedish law, a debtor company may be subject to one of three types of insolvency proceedings: (i) bankruptcy pursuant to the Swedish Bankruptcy Act (konkurslagen (1987:672)), as amended (the “Swedish

Bankruptcy Act”), (ii) reorganization pursuant to the Swedish Reorganization Act (lag (2022:964) om företagsrekonstruktion), as amended (the “Swedish Reorganization Act”) and (iii) debt restructuring pursuant to the Swedish Debt Rescheduling Act for Companies (lag (2016:676) om skuldsanering för företagare) as amended.

Bankruptcy proceedings

Pursuant to the Swedish Bankruptcy Act, if a Swedish Company is unable to rightfully pay its debts as they fall due and such inability is not merely temporary, it is deemed insolvent and can be declared bankrupt following a bankruptcy petition filed with the competent district court (Sw. tingsrätt) by the debtor or by a creditor of the debtor.

In the event of bankruptcy (Sw. konkurs), the court will appoint a receiver in bankruptcy (Sw. konkursförvaltare) who will work in the interest of all creditors with the objective of selling the debtors assets and distribute the proceeds among the creditors. The bankruptcy estate is deemed to constitute a separate legal entity.

The purpose of bankruptcy proceedings is to wind up the company in such a way that the company’s creditors receive as high a proportion of their claims as possible. The receiver in bankruptcy is required to safeguard the assets and can decide to continue the business or to close it down, depending on what is best for all creditors. In general, the receiver in bankruptcy is required to sell the assets of the debtor as soon as possible and to distribute the proceeds. In the interim, the receiver will take over the management and control of the company and the company’s directors or managing director will no longer be entitled to represent the company or dispose of the company’s assets.

When distributing the proceeds, the receiver must follow the mandatory provisions of the Swedish Rights of Priority Act, (Sw. förmånsrättslagen (1970:979)) as amended, which states the order in which creditors have a right to be paid. As a general principle, in bankruptcy proceedings competing claims have equal right to payment in relation to the size of the amount claimed from the debtor’s assets. However, preferential or secured creditors have the benefit of payment before other creditors.

A declaration of bankruptcy does not automatically terminate existing contracts; instead, the receiver in bankruptcy may in its discretion choose to have the bankruptcy estate itself step into any such existing contracts. A clause in a contract which provides that the contract is terminated by reason of bankruptcy proceedings or similar is likely to be unenforceable (the bankruptcy estate shall always be given a right to fulfil the company’s obligations according to a contract). If the bankruptcy estate steps into the contract and performance by the creditor is due, the creditor may demand that the bankruptcy estate performs its newly assumed obligations as well or, if a grace period has been granted, request that the bankruptcy estate, without unreasonable delay, provides acceptable security for its performance. If performance by the creditor is not due, the creditor may request security where this is necessary in order to protect it against loss. If the bankruptcy estate does not step into the contract within a reasonable time after the creditor’s demand or if it does not comply with the creditor’s request to provide security, the creditor may terminate the contract.

Enforcement

In case of enforcement outside of bankruptcy, an enforcement process is initiated by the creditor obtaining an enforcement order (Sw. exekutionstitel) from the Swedish Enforcement Authority (Sw. Kronofogdemyndigheten) or a court judgment. Upon obtaining an enforcement order against a debtor, a creditor may apply to the Swedish Enforcement Authority for enforcement of its claim.

If agreed upon between a pledgor and a secured creditor and the secured creditor or its agent is in physical possession of the security assets, the agent may under certain circumstances enforce the pledge without the involvement of the Swedish Enforcement Authority or a court. A provision granting the secured party or its agent such right of enforcement is typically included in any pledge agreement between the pledgor and the secured party or its agent but it should be noted that the secured party or its agent has, in case of such a right of enforcement, extensive obligations to observe the pledgor’s interest when enforcing the pledge. However, where a security holder seeks to enforce such security itself, certain statutory notice requirements apply and the pledgee is under a fiduciary duty to protect the interest of the pledgor when exercising its rights as a secured party or liquidating a secured asset. This duty includes, inter alia, an obligation to notify the pledgor of any liquidation or sale of the collateral, to account for the proceeds of such liquidation or sale, and to pay to the pledgor that portion of the proceeds of such liquidation or sale which exceeds the debt secured by such asset. There are provisions in the Swedish Contracts Act (Lag (1915:218) om avtal och andra rättshandlingar på förmögenhetsrättens område) which prohibit an enforcing party from foreclosing a secured asset by assuming ownership of the secured asset without accounting for the value thereof. Certain categories of properties may however only be enforced through the Swedish Enforcement Authority.

Priority of certain creditors

As a general principle, under Swedish insolvency law competing claims have equal right to payment in relation to the size of the amount claimed from the debtor’s assets. However, according to the Swedish Rights of Priority Act some preferential and secured creditors have the benefit of payment before other creditors. There are two types of preferential rights: specific and general preferential rights. Specific preferential rights apply to certain specific property and give the creditor a right to payment from such property. Such preferential and secured creditors may also under certain circumstances enforce the security in accordance with the Swedish Enforcement Code (utsökningsbalken (1981:774)), or if the security is provided by way of a pledge on movable assets (handpanträtt), enforcement through private enforcement procedures as permitted pursuant to the Swedish Bankruptcy Act. General preferential rights cover all property belonging to the insolvent company’s estate in bankruptcy, which is not covered by specific preferential rights, and give the creditor a right to payment from such property. Claims that do not carry any of the above mentioned preferential rights or exceed the value of the security provided for such claim (to the extent of such excess), are non-preferential and are of equal standing as against each other. However, a claim can also be subordinated, although a subordination by contract of the claims of a class of creditors to all other unsecured creditors may not be effective against the administrator in bankruptcy (Sw. konkursförvaltare), to non-preferential claims by way of agreement between the creditor and the debtor of such a claim. It should be noted that, in the case of bankruptcy, claims in relation to the bankruptcy estate (a legal entity separate from the debtor) due to costs relating to the bankruptcy (including fees payable to the receiver in bankruptcy), may have priority over claims in relation to the debtor.

Limitations on the value of a guarantee or security interest

Certain provisions of the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)) may limit a guarantee or security interest provided by a Swedish Guarantor.

If a Swedish limited liability company (a “Swedish Company”) provides any security interest or guarantee without receiving sufficient corporate benefit in return, such security interest or guarantee will, in whole or in part, be considered a distribution of assets or another value transfer. According to the Swedish Companies Act, a value transfer from a Swedish Company would be unlawful to the extent (i) the Swedish Company after such transfer would not have sufficient funds to cover its restricted equity or (ii) to the extent it would not be considered prudent by the Swedish Company to undertake the value transfer after having taken into consideration the equity requirements imposed by the nature, scope and risks relating to the Swedish Company’s business or the Swedish Company’s need to strengthen its balance sheet, liquidity or financial position. Should the Swedish Company be a parent company, the latter assessment should be made also on group level. The provision of a guarantee or security interest by a Swedish company for a third party’s obligation would typically be deemed to constitute a value transfer to the extent the guarantee or security interest is deemed to be made for an obligation, if the obligor in relation to such obligation would be deemed not able to fulfil its obligation to repay the Swedish Company at the time the guarantee or security interest is provided by the Swedish Company.

Furthermore, according to the Swedish Companies Act, a Swedish Company may not, subject to certain exceptions, provide a guarantee or security interest for an obligation of, among other things, its shareholder or a shareholder of another company within the same group of companies. The most important exception in this case would be that the prohibition does not apply to any guarantee or security interest provided for an obligation of another company within the same group of companies where the parent company of the group is domiciled within the EEA.

Finally, the Swedish Companies Act prohibits a Swedish Company from providing a guarantee or security interest for a loan that is provided to facilitate the acquisition of shares in the Swedish Company or any of its parent or sister companies.

All three of the above described provisions of the Swedish Companies Act may under certain conditions limit a guarantee or security interest provided by a Swedish Guarantor, and the guarantees and security interests provided by the Swedish Guarantor has been limited accordingly to ensure compliance with the Swedish Companies Act.

Liquidation due to Capital Deficiency

Pursuant to the Swedish Companies Act whenever a Swedish Company’s board of directors has reason to assume that the Swedish Company’s equity is less than half of the registered share capital, the company’s board of directors shall prepare a balance sheet for liquidation purposes (Sw. kontrollbalansräkning) and, if applicable, have it reviewed by the Swedish Company’s auditors. The same obligation arises if the company in connection with enforcement pursuant to Chapter 4 of the Swedish Enforcement Code is determined to not have sufficient seizeable assets.

If the balance sheet for liquidation purposes shows that the equity of the company is less than half of the registered share capital, the board of directors shall, as soon as possible, give notice of a general meeting at which it shall be considered whether the company shall be liquidated (the “first control general meeting”). If the control balance sheet presented at the first control general meeting does not show that the equity of the company amounts to, at least, the registered share capital and the first control general meeting has not resolved to liquidate the company, the question of whether the company shall be liquidated must be reconsidered at a second control general meeting within eight months of the first control general meeting. Prior to the second control general meeting a new balance sheet for liquidation purposes must be prepared and reviewed by the company’s auditors (if applicable).

Should the general meeting not resolve on a voluntary liquidation the court shall put the company into compulsory liquidation and appoint a liquidator (Sw. likvidator) if (i) a second control general meeting is not held within the required time period; or (ii) the new balance sheet for liquidation purposes which was prepared for the second control general meeting was not reviewed by the company’s auditor (if applicable) or does not show that the equity of the company amounts to at least the registered share capital.

Limitations on the validity of certain transactions

In bankruptcy and company reorganization proceedings, transactions can (in certain circumstances and subject to specific time limits) be reversed and the goods or money can then be returned to the bankruptcy estate or the company subject to company reorganization. Broadly, these transactions include, among others, situations where the debtor has conveyed property fraudulently or preferentially to one creditor to the detriment of its other creditors before the initiation of the relevant insolvency proceedings, created a new security interest, granting a guarantee or security that was either not stipulated at the time when the secured obligation arose, or not perfected without delay after such time and the delay is not considered to be ordinary, or has not been perfected within the statutory time before the bankruptcy or company reorganization proceedings, or paid a debt that is not due or that is considerable compared to the value of the debtor’s assets or if the payment is made by using unusual means of payment. In the majority of situations, a claim for recovery can be made concerning actions that were made during the three or six month periods preceding the commencement of the relevant insolvency proceedings. In certain situations, longer time limits apply and in others there are no time limits. These include, among others, situations where the other party to an agreement or other arrangement is deemed to be a closely related party to the debtor, such as a subsidiary or parent company.

Security granted in favor of an agent

It is generally possible under Swedish law to grant security interests in favor of an agent acting on behalf of the secured parties. However, it is not established by judicial precedent or otherwise by law that a power of attorney or a mandate of agency, including the appointment of an agent, can be made irrevocable. Therefore, any powers of attorney or mandates of agency can under Swedish law be revoked and will in addition terminate by operation of law and without notice at the bankruptcy or temporal demise of the party giving such powers.

Limitations on enforceability due to the Swedish Reorganization Act

The Swedish Reorganization Act which entered into force on 1 August 2022, provides Swedish companies facing economic difficulties with an opportunity to resolve these difficulties without being declared bankrupt. Corporate reorganization proceedings shall, as a main rule, terminate within three months from commencement but may under certain conditions be extended for up to fifteen months, although certain key provisions for the benefit of the debtor, e.g., the moratorium on execution in respect of a claim or enforcement of security and the termination of contracts entered into by the debtor, can only be extended to have effect for a total of twelve months.

An administrator (Sw. rekonstruktör) is appointed by the court and supervises the day-to-day activities and safeguards the interests of creditors of the debtor. However, the debtor remains in full possession of the business except that the consent of the administrator is required for important decisions such as paying a debt that arose prior to the granting of a reorganization order, granting security for a debt that arose prior to the granting of a reorganization order, undertaking new obligations or transferring, pledging or granting rights in respect of assets of a substantial value for the business. Any actions that the debtor takes that are incompliant with such restrictions can be invalidated at the discretion of the administrator if the administrator challenges such actions within a reasonable time from being informed or should have been informed of such actions. However, any actions taken by the debtor on or before the day of registration in the insolvency register that is incompliant with the restrictions are valid unless proven that the counterparty knew or had reasonable cause to believe that restructuring had been decided in respect of the debtor.

The corporate reorganization proceedings do not have the effect of terminating contracts entered into by the debtor. Further, the initiation of corporate reorganization proceedings entails limitations in a contracting party’s right to terminate a contract due to the debtor’s delay with payment of performance. However on the other hand, the debtor, in certain cases subject to the approval of the administrator, may decide to terminate certain contracts. As a general rule, the debtor can terminate the agreement with three months’ notice, regardless of the duration of the agreement. The debtor’s counterparty is, however, entitled to compensation for the damage caused by the early termination.

A moratorium also applies to enforcement in respect of a claim or enforcement of security during corporate reorganization proceedings unless the security assets are in the physical possession of the secured creditor or any agent acting on behalf of such creditor and always provided that such enforcement is not likely to jeopardize the corporate reorganization unless the stay would unfairly prejudice the creditors secured by such assets. In addition to the above requirements, in order to be able to enforce security in physical possession of the creditor or an agent on behalf of such creditor during a corporate reorganization proceedings, it is also necessary that the administrator has agreed to such enforcement.

In a corporate reorganization proceeding, the debtor may request that the court decides on negotiations of a reorganization plan (Sw. rekonstruktionsplan). A reorganization plan can also be proposed by the administrator but only if the debtor’s proposal did not lead to the adoption of a reorganization plan. The possible scope of a reorganization plan is very broad, for example (i) debt write-down, (ii) increase/decrease of share capital, (iii) conversion of debt to equity, and (iv) new financing with superpriority if the debtor later is declared bankrupt under the Swedish Bankruptcy Act. All creditors with claims arising before the decision on reorganization, shareholders and others which are directly affected by the proposal are entitled to vote on the adoption of a reorganization plan. If the plan is adopted it shall be confirmed by a court, provided that the plan meets the requirements set out in the Swedish Restructuring Act, after which it becomes binding on the debtor and all other parties concerned.

When voting, the affected parties will be divided into separate classes of claims reflecting a commonality of interest (so that for example secured and unsecured creditors are split into difference classes). A company reorganization plan shall, as a general rule, be adopted and thereby binding on all affected parties provided that, in each class, at least two-thirds of the voting parties have voted in favor of the plan and that their claims or rights represent at least two-thirds of the total amount of the claims or rights of each class. However, if the proposed reorganization plan is not approved by all classes according to the above, it may under certain circumstances still be confirmed by the court under a “cram-down-procedure” provided that inter alia: (i) more than half of the classes have approved the plan and at least one of these classes are prioritized creditors or that at least two of the classes are creditors which would be likely to receive payment in the event of the company’s bankruptcy (ii) those classes that have voted against the reorganization plan are treated at least as favorable as other classes which in the event of the debtor’s bankruptcy would have the same priority (the principle of equal treatment), (iii) those classes that have voted against the reorganization plan get full recovery on their claims if a class which in the event of the debtor’s bankruptcy have lower priority will get any recovery at all (the rule of absolute priority), and (iv) no group of affected parties keeps more than the full value of their claims or rights. This means that various actions, including write-down of debt, could be forced upon individual creditors as well as classes of creditors. In exceptional circumstances, the reorganization plan may be confirmed by the court even if it departs from the principle of equal treatment or the rule of absolute priority. In order for a reorganization plan to be adopted by way of cross-class cram-down or in exceptional circumstances the debtor’s consent is required provided that the debtor has fewer than 250 employees and (i) an annual turnover not exceeding EUR 50 million, or (ii) an annual balance sheet not exceeding EUR 43 million.

Creation of valid security interests

In order to create a valid security interest under Swedish law, the asset subject to such security interest must generally fulfil the following criteria: (a) there must be an underlying debtor-creditor relationship in respect of the obligations which the security purports to secure; (b) the security provider must grant the security interest, typically in the form of a pledge agreement; (c) the security assets must be sufficiently specified; and (d) an act perfecting the security interest must take place. The method for perfection varies depending on the asset type.

Under Swedish law, in addition to certain actions that must be taken to perfect a security interest by the secured party and the grantor, for any security to be validly created, the grantor must be effectively deprived of its right to control, deal with or dispose of the assets subject to the security interest. Any security interests purported to be created under Swedish law over assets which the security provider may remain in possession of, retain exclusive control over, freely operate or collect, invest and dispose of any income from until the occurrence of an enforcement event would therefore not be effective until an enforcement event has occurred and the security interests have been perfected. Security interests that are subject to such delayed perfection stand the risk of being subject to clawback claims whereby the security interest might be held invalid. Thus, a security provider must be effectively deprived of its right to control, deal with or dispose of the secured assets, and arrangements providing for the release of a security interest over an asset in connection with the disposal thereof or upon the occurrence of other circumstances would be at risk of impairing the validity of the security.

Trust

Currently, Swedish law does not contain any provisions for trusts to be formed and trustees to be appointed. While Swedish law does not know the concept of trust, it is generally believed that a trustee that has been appointed under foreign law, provided that a trustee is capable of being appointed under the laws governing such appointment, will be recognized and acknowledged in Sweden and that such an appointed trustee may be able to claim and enforce or procure the enforcement of the rights of the beneficiaries under the trust, subject to the terms of the relevant documents.

Parallel Debt

The concept of parallel debt arrangements is not generally recognized under Swedish law and any agreement or document may not be enforceable to the extent it purports to effect such arrangements.

ENFORCEABILITY OF CIVIL LIABILITIES

The following is a brief description of certain limitations on the enforceability of civil liabilities in England and Wales, Belgium, Canada, France, Germany, Italy, the Netherlands, Poland, Spain and Sweden, where the Dutch Subsidiary and certain Guarantors are organized.

England and Wales

The U.S. and England and Wales currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Consequently, a final judgment for payment rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be enforceable in England and Wales. In order to enforce any U.S. judgment in England and Wales, proceedings must be initiated before a court of competent jurisdiction in England and Wales. In such an action, the courts of England and Wales would not generally reinvestigate the merits of the original matter decided by a U.S. court (subject to what is said below) and it would usually be possible to obtain summary judgment on such a claim (assuming that there is no good defence to it). Recognition and enforcement of a U.S. judgment by the courts of England and Wales in such an action is conditional upon (among other things) the following:

•	the U.S. court having had jurisdiction over the original proceeding according to conflicts of laws principles in England and Wales;

•	the U.S. judgment being final and conclusive on the merits in the sense of being final and unalterable in the court which pronounced it and being for a debt for a definite sum of money;

•	the U.S. judgment not contravening public policy in England and Wales;

•	the U.S. judgment being not for a sum payable in respect of tax, or other charges of a like nature in respect of a penalty or fine;

•

the U.S. judgment not having been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980;

•	the U.S. judgment not having been obtained by fraud or in breach of principles of natural justice in England and Wales;

•	the U.S. judgment is not given in proceedings brought in breach of an agreement for settlement of disputes;

•	there not having been a prior inconsistent decision of the courts of England and Wales or a non-U.S. court between the same parties; and

•	the enforcement proceedings in England and Wales being commenced within six years from the date of the U.S. judgment.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. However, the Issuer cannot assure you that those judgments will be recognized or enforceable in England and Wales. In addition, it is questionable whether the courts of England and Wales would accept jurisdiction and impose civil liability if the original action was commenced in England and Wales, instead of the U.S., and predicated solely upon U.S. federal securities laws.

Belgium

Regarding the reciprocal recognition and enforcement of judicial decisions (other than arbitration awards) in civil and commercial matters between the United States and Belgium, the Belgian Code of Private international law is applicable. Belgian courts seized with a request for recognition and/or enforcement of a foreign judgement—falling outside the scope of (i) the Council Regulation (EU) N° 1215/2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters dated 12 December 2012 (ii) Regulation (EC) No 805/2004 of 21 April 2004 creating a European enforcement order for uncontested claims (iii) Regulation (EC) No 1896/2006 of 12 December 2006 creating a European order for payment procedure (iv) Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings and (v) the 2005 Hague Convention—shall only consider such request upon presentation of (i) an official copy of such foreign judgement, (ii) if the foreign judgement was a default judgement, admissible evidence that the writ of summons was properly served, and (iii) evidence that such foreign judgement is enforceable in the jurisdiction where it was obtained and that it has been served on the defendant. Belgian courts may also ask for a translation of any submitted document. The language (Dutch, French or German) of such translation will depend on the location of the competent Belgian court.

A final and conclusive judgment rendered by any U.S. federal or state court for the payment of money which is enforceable in the United States would only be enforceable in Belgium after the competent Belgian court of first instance shall have been satisfied that the following conditions, set forth in article 25 of the Belgian Private International Law Code, are fulfilled:

•	the consequences of the recognition or enforcement of the judgement are not manifestly incompatible with Belgian public policy;

•	the rights of defence have been respected;

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the judgement was not obtained solely for the purpose of evading the law applicable by virtue of the Belgian Private International Law Code in matters where persons do not freely have control over their rights;

•	the judgement is final (i.e., not subject to any normal right of appeal) pursuant to U.S. federal or state law;

•	the judgement is not incompatible with a decision rendered in Belgium or with a prior judgement rendered in another jurisdiction than Belgium that can be recognised in Belgium;

•	the action was not filed in U.S. federal or state court after the filing in Belgium of an action that is still pending between the same parties with respect to the same subject matter;

•	the Belgian courts did not have exclusive jurisdiction to decide on the claim; and

•	the jurisdiction of the U.S. federal or state that rendered the judgement was not based solely on the presence of the defendant, or of assets with no direct link with the dispute, in the state.

Furthermore, according to the relevant provisions of the Code of Private International Law, recognition and enforcement of a foreign judgement shall be refused if the legal action has been commenced in the other jurisdiction after Belgian courts had been seized of an action, which is still pending, involving the same cause and between the same parties.

Canada

Canada and the Province of Ontario are not parties to any convention or treaty with the United States that provide for the reciprocal recognition and enforcements of foreign judgments. The Province of Alberta is a reciprocating jurisdiction for the purpose of recognizing and enforcing judgments from the States of Washington, Idaho, Montana and Arizona. In the absence of an agreement for the reciprocal recognition and enforcement of judgments, a final judgment for payment rendered by any a federal or state court in the U.S. based on civil liability, whether predicated solely on U.S. federal securities laws or otherwise, would not automatically be enforceable in Canada. Further, Canada is a federation with a constitutional division of powers between the federal Government of Canada and its provinces and territories. Matters relating to property and civil rights fall within the exclusive jurisdiction of each of the provinces and territories of Canada. Accordingly, in order to enforce a U.S. judgment in Canada, proceedings must be initiated in a court of competent jurisdiction in Canada.

Courts in the Province of Ontario and the Province of Alberta will permit an action to be brought on any final, conclusive, subsisting and enforceable judgment in personam of any federal or state court in the U.S., without reconsideration of the merits of the original matter decided by a U.S. court, and will give judgment recognizing a U.S. judgment, if:

•	the U.S. court rendering such judgment had jurisdiction over the original proceeding according to Canadian conflicts of laws principles;

•

the U.S. judgment is final and conclusive on the merits in the sense that it is final and unalterable in the U.S. court which pronounced it, is for a debt for a definite sum of money, and is not impeachable as void or voidable under applicable U.S. law;

•

the U.S. judgment was not obtained by fraud or in breach of Canadian principles of natural justice and the U.S. judgment and the enforcement thereof would not be inconsistent with public policy, as this term is understood under the laws of the Province of Ontario or the Province of Alberta and the federal laws of Canada applicable therein;

•

the U.S. judgment was not given in proceedings brought in breach of an agreement for the settlement of disputes and is not inconsistent with a judgment of a Canadian court between the same parties concerning the same issues;

•	if the U.S. judgment is a default judgement, the U.S. judgment does not contain a manifest error on its face;

•

the enforcement of the U.S. judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, penal, or expropriatory laws, other public laws, or laws relating to the imposition of taxes or similar charges;

•

the enforcement of the U.S. judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, insolvency, reorganization, winding-up, moratorium and similar laws;

•

the enforcement of such judgment would not be contrary to any order under the Foreign Extraterritorial Measures Act (Canada), the United Nations Act (Canada), the Special Economic Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws and directives having effects on competition in Canada; and

•	enforcement proceedings in Ontario or Alberta are initiated within the applicable two-year limitation period.

In Alberta, the Reciprocal Enforcement of Judgments Act provides an expedited and alternative process to an enforcement action described above that will allow a judgment creditor to register a U.S. judgment granted by a court in a reciprocating U.S. jurisdiction. A U.S. judgment from a U.S. reciprocating jurisdiction may be registered in the Alberta court within six years after the date the U.S. judgment was granted, and enforced as if it were a judgment of the Alberta court, unless the judgment debtor can show that:

•

the U.S. reciprocating court acted without jurisdiction over the original proceeding according to Canadian conflicts of laws principles, or acted without authority under the laws of the U.S. reciprocating state to adjudicate the cause of action; or

•

the judgment debtor did not carry on business nor was ordinarily resident within the jurisdiction of the U.S. reciprocating court and did not appear or otherwise voluntarily submit to the jurisdiction of the U.S. reciprocating court; or

•	the judgment debtor was not duly served with the process of the U.S. reciprocating court and did not appear before the U.S. reciprocating court; or

•	the U.S. judgment was obtained by fraud or is in respect of a cause of action which for reasons of public policy or other similar reason would not have been entertained by the Alberta court; or

•	the U.S. judgment is under appeal or the judgment debtor is entitled and intends to appeal against the U.S. judgment; or

•	the judgment debtor would have a good defence if an action were brought on the U.S. judgment.

In addition, under the Currency Act (Canada), courts in Ontario and Alberta may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, an Ontario court will render its decision in the Canadian currency equivalent of such foreign currency.

The courts in Ontario and Alberta will apply their own respective provincial laws with respect to their procedures, including service of the judgment debtor in the Ontario or Alberta proceedings, and to matters that have overriding effect in the enforcement of a judgment of a U.S. court. The courts in Ontario and Alberta each retain the discretion to stay an Ontario or Alberta enforcement proceeding if the U.S. judgment is subject to appeal or if there is another subsisting judgment in another jurisdiction relating to the same cause of action. Courts in Ontario or Alberta may also decline to exercise their jurisdiction to hear an Ontario or Alberta enforcement action if the court determines that a court of another state or province is a more appropriate forum.

The Issuer cannot assure you that a U.S. judgment will be recognized or be enforceable in Canada. In addition, a Canadian court (including an Ontario or Alberta court) may not accept jurisdiction and impose civil liability in an original proceeding brought in Canada based solely on U.S. federal securities laws.

France

The U.S. and France currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitral awards rendered in commercial matters and, with respect to France, awards rendered in the United States civil matters). Consequently, a judgment rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon U.S. federal or state securities laws, enforceable in the United States, would not directly be recognized or enforceable in France. A party in whose favor such judgment was rendered could initiate enforcement proceedings (exequatur) in France before the relevant civil court (tribunal judiciaire). Enforcement in France of such U.S. judgment could be obtained following proper (i.e., non-ex parte) proceedings if the civil court is satisfied that the following conditions have been met (which conditions, under prevailing French case law, do not include a review by the French court of the merits of the foreign judgment):

•

such U.S. judgment was rendered by a court having “indirect” jurisdiction over the matter as this concept is defined by French courts in the context of enforcement of foreign judgments, meaning that the dispute is clearly connected to the jurisdiction of such courts, the choice of the U.S. courts is not fraudulent and the French courts did not have exclusive jurisdictions over the matter;

•	the court that has rendered such judgment has applied a law that would have been considered as applicable and/or appropriate under French rules of international conflict of laws;

•

such U.S. judgment does not contravene French international public policy rules (“ordre public international”), both pertaining to the merits and to the procedure of the case including fundamental procedural rights;

•	such U.S. judgment is not tainted with fraud; and

•

such U.S. judgment does not conflict with French judgment or a foreign judgment which has become effective in France and there are no proceedings pending before French courts at the time enforcement of the judgment is sought and having the same or similar subject matter as such U.S. judgment.

In addition, the discovery process under actions filed in the United States could be adversely affected under certain circumstances by, among others, (i) French law No. 68-678 of July 26, 1968, as modified by French law

No. 80-538 of July 16, 1980 and Ordinance No. 2000-916 of September 19, 2000 (relating to communication of documents and information of an economic, commercial, industrial, financial, or technical nature to foreign authorities or persons, the communication of which could harm the sovereignty, security or essential economic interests of France or contravening public policy) completed by Decree N°2022-207 of February 18, 2022 and (ii) by French law No. 2018-670 of July 30, 2018 and Decree No. 2018-1126 relating to the protection of trade secrets, as amended from time to time, which could prohibit or restrict obtaining evidence in France or from French persons in connection with a judicial or administrative U.S. action. Similarly, French data protection rules (law No. 78-17 of January 6, 1978 on data processing, data files and individual liberties, as mainly modified by French laws No. 2018-493 of June 20, 2018, No. 2021-998 of July 30, 2021 and No. 2021-1017 of August 2, 2021, Decrees No. 2018-687 of August 3, 2018 and No. 2019-536 of May 29, 2019, as well as French Ordinances No. 2018-1125 of December 12, 2018 and No. 2019-964 of September 18, 2019) could limit under certain circumstances the possibility of obtaining information in France and from French persons in connection with a judicial or administrative U.S. action in a discovery context.

Furthermore, if an original action is brought in France, French courts may refuse to apply the designated law if its application contravenes French international public policy. Further, in case of an action brought in France on the basis of U.S. federal or state securities laws, French courts may not have the requisite power to grant all the remedies sought.

Pursuant to Articles 14 and 15 of the French Civil Code (Code civil), a French national (either a company or an individual) can sue a foreign defendant before French courts (Article 14) and can be sued by a foreign claimant before French courts (Article 15). For a long time, case law has interpreted these provisions as meaning that a French national, either claimant or defendant, could not be forced against its will to appear before a jurisdiction other than French courts. However, according to recent case law, the French courts’ jurisdiction towards French nationals is no longer mandatory to the extent an action has been commenced before a court in a jurisdiction which has sufficient contacts with the litigation and the choice of jurisdiction is not fraudulent. In addition, the French national may waive its rights to benefit from the provisions of Articles 14 and 15 of the French Civil Code.

Germany

The United States and the Federal Republic of Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable, either in whole or in part, in Germany. A final judgment by a U.S. federal or state court, however, may be recognized and enforced in Germany in an action before a court of competent jurisdiction in accordance with the proceedings set forth by the German Code of Civil Procedure (Zivilprozessordnung). In such an action, a German court generally will not reinvestigate the merits of the original matter decided by a U.S. court, except as noted below. The recognition and enforcement of the U.S. judgment by a German court is conditional upon a number of factors, including the following:

•	U.S. courts could take jurisdiction of the case in accordance with the principles of jurisdictional competence according to German law;

•

the document commencing the proceedings was duly served and made known to the defendant in a timely manner that allowed for adequate defense, or in case of noncompliance with such requirement, (i) the defendant does not invoke such noncompliance or (ii) has nevertheless appeared in the proceedings;

•

the judgment is not contrary to (i) any judgment which became res judicata rendered by a German court or (ii) any judgment which became res judicata rendered by a foreign court which is recognized in Germany and the procedure leading to the respective judgment does not contradict any such judgment under (i) and (ii) or a proceeding previously commenced in Germany;

•

the effects of its recognition will not be in conflict with material principles of German law, including, without limitation, fundamental rights under the constitution of Germany (Grundrechte). In this context, it should be noted that any component of a U.S. federal or state court civil judgment awarding punitive damages or any other damages which do not serve a compensatory purpose, such as treble damages, will not be enforced in Germany. They are regarded to be in conflict with material principles of German law;

•	the reciprocity of enforcement of judgments is guaranteed; and

•	the judgment is final under U.S. federal or state law.

Enforcement and foreclosure based on U.S. judgments may be sought against German defendants after having received an exequatur decision from a competent German court in accordance with the above principles. Subject to the foregoing, investors may be able to enforce judgments in Germany in civil and commercial matters obtained from U.S. federal or state courts. However, we cannot assure you that those judgments will be enforceable. Enforcement is also subject to the effect of any applicable bankruptcy, insolvency, reorganization, liquidation, moratorium as well as other similar laws affecting creditors’ rights generally. In addition, it is doubtful whether a German court would accept jurisdiction and impose civil liability in an original action predicated solely upon U.S. federal securities laws.

Furthermore, German civil procedure differs substantially from U.S. civil procedure in a number of aspects. With respect to the production of evidence, for example, U.S. federal and state law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may, prior to trial, compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under German law.

If the party in whose favor such final judgment is rendered but not recognized in Germany, brings a new lawsuit in a competent court in Germany, such party may submit to the German court the final judgment rendered in the United States. Under such circumstances, a judgment by a federal or state court of the United States will be regarded by a German court only as evidence of the outcome of the dispute to which such judgment relates. A German court may choose to re-hear the dispute and may render a judgment not in line with the judgment rendered by a federal or state court of the United States.

Italy

There is no treaty regarding the reciprocal recognition and enforcement of judicial decisions (other than arbitration awards) in civil and commercial matters between the United States and Italy. However, recognition and enforcement in Italy of final judgments rendered by U.S. courts, including judgments obtained in actions predicated upon the civil liability provisions of the U.S. federal or state securities laws, may not require retrial and will be enforceable in Italy, provided that pursuant to Article 64 of Italian Law No. 218 of May 31, 1995 (Riforma del sistema italiano di diritto internazionale privato), among others, the following conditions are met:

•	the U.S. court which rendered the final judgment had jurisdiction according to Italian law principles of jurisdiction;

•	the relevant summons and complaint was appropriately served on the defendants in accordance with U.S. law and during the proceedings the essential rights of the defendant have not been violated;

•

the parties to the proceeding appeared before the court in accordance with U.S. law or, in the event of defendant party’s failure to appear before the court, the U.S. court declared such default in accordance with U.S. law;

•	the judgment is final and not subject to any further appeal in accordance with U.S. law;

•	there is no conflicting final judgment rendered by an Italian court;

•	there is no action pending in Italy among the same parties for decision on the same matter which commenced prior to the action in the United States; and

•	the provisions of such judgment would not violate Italian public policy (ordine pubblico).

In addition, pursuant to Article 67 of Italian Law No. 218 of May 31, 1995, if a judgment rendered by a U.S. court is not complied with, its recognition is challenged or its compulsory enforcement is necessary, then a proceeding shall be initiated before the competent Court of Appeal in Italy to that end. The competent Court of Appeal does not consider the merits of the case but exclusively ascertains the fulfillment of all the conditions set out above. In original actions brought before Italian courts, the enforceability of liabilities or remedies based solely on the U.S. federal securities law is debatable. If an original action is brought before an Italian court, the Italian court may apply not only Italian rules of civil procedure, but also certain substantive provisions of Italian law that are regarded as mandatory and may refuse to apply the U.S. law provisions or grant some of the remedies sought if their application violates Italian public policy and/or any mandatory provisions of Italian law.

Poland

The United States and Poland currently do not have a treaty providing for the reciprocal recognition and enforcement of court judgments in civil and commercial matters. Therefore, a final judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically or enforceable in Poland. Any party wishing to have a U.S. judgment enforceable in Poland must file an application seeking declaration of enforceability of the U.S. judgment which must be filed with the relevant Polish court.

In the event of subjecting the Polish Guarantor’s guarantees and collateral to the laws of foreign country, in case of a dispute pending before a Polish court, only substantive laws of that foreign law will be applied while the laws of procedure will be governed by Polish law. Furthermore, as a rule, Polish courts can refuse to apply or execute foreign legal provisions, if the application of such provisions results in the contravention of peremptory rules of Polish public policy, or if specific law has to be applied regardless of the choice of law (meaning, should any rights in rem be involved, they will be subject to the laws of the country in which the subject of these rights is located).

As a general rule, the decisions of Polish courts become final and non-appealable after execution of appropriate remedy path or after the expiry of the statutory term to file a remedy, subject to applicability of extraordinary legal remedies if available.

The decisions issued by foreign courts, as a rule, become enforceable in Poland after declaring their enforceability by the Polish court. Any judgment obtained against the Issuer or any of the Guarantors outside of Poland (and, in particular, in the United States) would be recognized and enforced in accordance with the Polish Civil Procedure Code in the courts of Poland. Under the Polish Civil Procedure Code, judgments of foreign courts in civil cases are recognized by virtue of law, however, a judgment cannot be recognized in Poland if:

1.	it is not valid in the state where it was issued;

2.	it was reached in a case subject to exclusive jurisdiction of Polish courts;

3.	the defendant, who did not argue the merits of the case, was not duly and timely served with the court letter initiating the proceedings and consequently was unable to defend himself/herself/itself;

4.	a party to the proceedings was deprived of defense;

5.	the same matter between the same parties was pending in Poland earlier before a court of foreign jurisdiction;

6.

it contradicts an earlier valid judgment of a Polish court or an earlier valid judgment of a foreign court which meets the criteria for its recognition in Poland, reached in a case for the same claim between the same parties; or

7.	its recognition would contradict the basic principles of the legal order of Poland (public policy clause).

As a general rule, decisions of the Polish courts (including declaring enforceability of a judgment by issuing a writ of execution) and appropriate actions of enforcement officers with whom the enforcement of claims is sought may be, depending on the circumstances, required for the enforcement of the given security interest.

The Netherlands

There is no treaty regarding the reciprocal recognition and enforcement of judicial decisions (other than arbitration awards) in civil and commercial matters between the United States and the Netherlands. Therefore, an executable judgment rendered by any competent court of New York, the United States, would not automatically be enforceable in the Netherlands. In order to obtain a judgment that can be enforced in the Netherlands against a Dutch company, the dispute must be re-litigated before a competent Dutch court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. However, a final judgment obtained in a competent court of New York, the United States, and not rendered by default, which is not subject to appeal or other means of contestation and is enforceable in the United States with respect to the payment of obligations of a Dutch company under the documents expressed to be subject to the laws of the State of New York (such as, inter alia, the New Notes, the New Notes Indenture and the related guarantees) would generally be upheld and be regarded by a Dutch court as conclusive evidence when asked to render a judgment in accordance with that judgment by a competent court of New York, the United States, without substantive re-examination or re-litigation of the merits of the subject matter thereof, if (i) that judgment has been rendered by a court of competent jurisdiction, in accordance with the principles of due justice, its contents and enforcement do not conflict with Dutch public policy (openbare orde) and it has not been rendered in proceedings of a criminal law or revenue or other public law nature, (ii) the jurisdiction of the competent court has been based on grounds that are internationally acceptable, (iii) the judgment was rendered legal proceedings that comply with the standards of the proper administration of justice that includes sufficient safeguards (behoorlijke rechtspleging) and (iv) the judgment is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for acknowledgement in the Netherlands.

Any enforcement of foreign judgments in the Netherlands will be subject to the applicable rules of civil procedure in the Netherlands. A Dutch court has the authority to make an award in a foreign currency. However, enforcement against assets in the Netherlands of a judgment for a sum of money expressed in a foreign currency would be executed in the applicable currency in the Netherlands and the applicable rate of exchange prevailing at the date of payment.

A Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Enforcement of obligations before a Dutch court will be subject to the degree to which the relevant obligations are enforceable under their governing law, to the nature of the remedies available in Dutch courts, the acceptance by such courts of jurisdiction, the effect of provisions imposing prescription periods and to the availability of defences such as set off (unless validly waived) and counter-claim; specific performance may not always be awarded.

Spain

A final and conclusive judgment obtained against the Issuer or any of the Guarantors in the United States would be recognized and enforced by the courts of Spain (unless that judgment contravenes principles of Spanish public policy) under the following regimes:

•	According to the provisions of any applicable treaty (there being none currently in existence between Spain and the United States for these purposes).

•

In the absence of any such treaty, the judgment would be enforced in Spain if it satisfies all of the following requirements in compliance with and subject to article 523 of the Spanish Civil Procedure Act (Ley 1/2000, de 7 de enero de Enjuiciamiento Civil) and subject to Act 29/2015, of July 30, on International Legal Cooperation in Civil Matters (Ley 29/2015, de 30 de julio, de Cooperación Jurídica Internacional en materia civil) (the “Law on International Legal Cooperation in Civil Matters”):

(i)	The judgment is final and conclusive (firme).

(ii)

The judgment was rendered by a court having jurisdiction over the matter and the choice of the court is not fraudulent. In particular, the court rendering the judgment must not have infringed an exclusive ground of jurisdiction provided for under Spanish law.

(iii)	The judgment is not contrary to Spanish public policy (orden público) or any mandatory provision, and the obligation to be fulfilled is legal in Spain.

(iv)	The documentation prepared for the purpose of requesting the enforcement of the judgment is accompanied by an original, authentic, sworn translation into Spanish.

(v)	The copy of the judgment presented before the Spanish court is duly apostilled.

(vi)	There is no ongoing proceedings between the same parties and in relation to the same subject in Spain initiated before a Spanish court before beginning the proceedings before the foreign court.

(vii)	There is no incompatible judgment rendered in Spain or previously rendered in another country that meets the requirements to be enforceable in Spain.

(viii)

The rights of defense of any of the parties were not breached (including, but not limited to, a proper service of process carried out with sufficient time for the defendant to prepare its defense and the judgment was not rendered by default (i.e., without appearance or without the possibility for the defendant to appear)).

(ix)

Although reciprocity is not a legal requirement, if it were proved that the U.S. jurisdiction in which the judgment was obtained does not recognize judgments issued by Spanish courts on a general basis, then the Spanish courts could be compelled to deny the recognition of the U.S. judgment in Spain.

The law on International Legal Cooperation in Civil Matters specifically prohibits a foreign judgment from being reviewed on the merits (revision sobre el fondo) by the Spanish competent court.

The United States and Spain are not party to any treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards rendered in civil and commercial matters. Accordingly, any party wishing to have a US ruling recognized or enforced in Spain must file an application seeking declaration of enforceability of the US resolution (exequatur) with the relevant Spanish judge of first instance court (Juzgado de Primera Instancia) or commercial court (Juzgado de lo Mercantil).

In addition, the discovery process under actions filed in the US could be adversely affected under certain circumstances by Spanish law (relating to communication of documents and information of an economic, commercial, industrial, financial or technical nature to foreign authorities or persons), which could prohibit or restrict obtaining evidence in Spain or from Spanish persons in connection with a judicial or administrative US action.

Spanish courts may express any such order in a currency other than euro in respect of the amount due and payable by the issuer or Guarantor, but in case of enforcement in Spain, the court costs and interest will be paid in euros.

The enforcement of any judgment in Spain entails, among others, the following actions and costs: (i) translation fees for documents in a language other than Spanish, which must be accompanied by a sworn translation into Spanish; (ii) certain professional fees for the verification of the legal authority of a party litigating in Spain, if necessary; (iii) judicial tax and fees; (iv) the procedural acts of a party litigating in Spain must be directed by an attorney at law and the party must be represented by a court agent (procurador); and (v) the content and validity of foreign law must be evidenced to the Spanish courts. Also, please note that Spanish civil proceedings rules cannot be amended by agreement of the parties and will therefore prevail regardless of any provision to the contrary in the New Notes or any other agreement.

Sweden

The United States and Sweden currently do not have a treaty providing for the reciprocal recognition and enforcement of court judgments in civil and commercial matters. Therefore, a final judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws (a “U.S. Judgment”), would not automatically be recognized or enforceable in Sweden. In order to enforce any such U.S. Judgment in Sweden, proceedings must first be initiated before a court of competent jurisdiction in Sweden. However, according to a Swedish Supreme Court case, judgements (i) that have been rendered by a U.S. Court due to a U.S. Court has been given jurisdiction through a prorogation clause (the Swedish court may assess whether the jurisdiction clause validly appoints the foreign court), (ii) that were rendered under observance of due process, (iii) against which there lies no further appeal and (iv) the recognition of which would not manifestly contravene fundamental principles of the legal policy of Sweden, may under certain circumstances form the basis for an identical Swedish judgment without a retrial on the merits. In case the U.S. Judgement does not fulfill the above requirements, the competent Swedish court will view the U.S. Judgment only as evidence of the outcome of the dispute to which the judgment relates, and the court will have to reassess the merits of the dispute.

Any legal proceedings in the courts of Sweden will be conducted in Swedish and a court or enforcement authority in Sweden may require, as a further condition for admissibility and/or enforceability the translation into Swedish of any relevant document, and assistance from Swedish authorities in the service of process in connection with foreign proceedings might require the observance of certain procedural and other regulations.

Swedish courts may award judgments or give awards in currencies other than the local currency, but the judgment debtor has the right under the laws of Sweden to pay the judgment debt (even though denominated in a foreign currency) in the local currency at the rate of exchange prevailing at the date of payment (however, the judgment creditor may, subject to availability of the foreign currency, convert such local currency into the foreign currency after payment and remove such foreign currency from Sweden), and a choice of currency provisions by the parties to an agreement may not be upheld by Swedish courts to constitute a right to refuse payment in Swedish kronor.

Any powers of attorney or mandates of agency for service of process cannot be made irrevocable under Swedish law and can therefore be revoked and will in addition terminate by operation of law and without notice at the bankruptcy or temporal demise of the party giving such powers.

BOOK-ENTRY SETTLEMENT AND CLEARANCE OF THE UNITS

The certificates representing the Units will be issued in fully registered, global form without interest coupons (each, a “Global Unit”) and will be deposited with the Units Trustee as a custodian for DTC and registered in the name of a nominee of such depositary. At the settlement of the Exchange Offer, the Issuer will reallocate and deposit with the Units Trustee, as initial custodian for the beneficial owners, attached New Warrants forming part of Units as provided in the Warrant Agreement (the “Attached Warrants”) and one or more attached New Notes forming part of Units as provided in the New Notes Indenture (the “Attached Notes”), each in definitive form. The Attached Warrants and Attached Notes will remain in such form until such New Warrants and New Notes become separable on the relevant Unit Split Date as provided in the Unit Agreement (such New Notes, the “Separated Notes” and such New Warrants, the “Separated Warrants”). From and after the Unit Split Date, with certain exceptions, Separated Warrants and Separated Notes, including Separated Warrants and Separated Notes issued upon any transfer or exchange thereof, will be issued in the form of global Warrants in registered form (the “Global Warrants”) and global Exchange Notes in registered form (the “Global Notes”), respectively, which will be deposited on behalf of DNI with DTC (or, at the direction of DTC, with the U.S. Bank Trust Company, National Association, as Custodian, or such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC.

The Global Units and Global Notes

The Issuer expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Units, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Units to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Units will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the exchanging holders and ownership of beneficial interests in the Global Units will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Units directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the Units, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Units represented by such Global Units for all purposes under the applicable agreements governing the Units. No beneficial owner of an interest in the Global Units will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Unit Agreement.

Whenever Global Units are separated, the Units Trustee will give effect to such separation by causing Schedule A of the Global Unit to be endorsed and the unit register to be updated to reflect any decrease in the Global Units as a result of such separation, the Notes Trustee shall cause the Attached Notes and Schedule A of the Global Notes (representing the Exchange Notes following such separation) to be endorsed to reflect such separation and the Warrant Agent will cause the Initial Warrant Certificates (representing the Warrants prior to such separation that form a part of the Units) and Schedule A of the Global Warrant (representing the Warrants following such separation) to be endorsed to reflect such separation.

From and after the Unit Split Date, payments of the principal of, premium (if any), and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, or the Information and Exchange Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Units or Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest on the Global Notes will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in the Global Units held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

On any interest payment date on which the Issuer pays interest in PIK Interest (a “PIK Payment”) with respect to a Global Note, the Notes Trustee will (subject to the Issuer delivering to the Notes Trustee and the Paying Agent (if other than the Notes Trustee) written notification directing the Notes Trustee and the Paying Agent (if other than the Notes Trustee) to increase the principal amount of the Global Notes in accordance with this paragraph, which notification the Notes Trustee and Paying Agent shall be entitled to rely upon) increase the principal amount of such Global Note by an amount equal to the interest payable as PIK Interest, rounded up to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Note as of the relevant record date for such interest payment date, to the credit of the holders of such Global Note on such record date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Notes Trustee with respect to such Global Note to reflect such increase. On any interest payment date on which the Issuer pays PIK Interest with respect to a definitive New Note or otherwise issues definitive PIK Notes, the principal amount of any definitive PIK Notes issued to any holder, for the relevant interest period on the principal amount of such New Note as of the relevant record date for such interest payment date, will be rounded up to the nearest whole dollar.

Book-Entry Procedures for the Global Units and Global Notes

All interests in the Global Units will be subject to the operations and procedures of DTC, Euroclear and Clearstream. The Global Units, as well as the Global Notes and the Global Warrants that are component parts thereof, will be made eligible for transfer (subject to restrictions prior to the Unit Split Date and as described in the Unit Agreement) through the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the Dealer Manager are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a direct participant in DTC (“Direct Participant”), either directly or indirectly. Investors who are not Direct Participants in DTC may beneficially own securities held by or on behalf of DTC only through Direct Participants in DTC or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Unit, that nominee will be considered the sole owner or holder of the Units represented by that Global Unit for all purposes under the Unit Agreement. Except as provided below, owners of beneficial interests in a Global Unit:

•	will not be entitled to have the Units represented by the Global Unit registered in their names, or the Exchange Notes that are component parts of the Units;

•	will not receive or be entitled to receive the Units, or the Exchange Notes that are component parts of the Units, in physical, certificated form; and

•

will not be considered the owners or holders of the Units under the Unit Agreement, or Issuer Notes that are component parts of the Units under the New Notes Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Units Trustee under the New Notes Indenture.

As a result, each investor who owns a beneficial interest in a Global Unit must rely on the procedures of DTC to exercise any rights of a holder of the Units under the Unit Agreement (and, if the investor is not a Direct Participant or an indirect participant in DTC, on the procedures of the Direct Participant in DTC through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the Global Notes will be made by the Units Trustee to DTC’s nominee as the registered holder of the Global Unit. Neither we nor the Units Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Unit, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by Direct Participants and indirect participants in DTC to the owners of beneficial interests in a Global Unit will be governed by standing instructions and customary industry practice and will be the responsibility of those Direct Participants or indirect participants and DTC.

Transfers between Direct Participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between Direct Participants in DTC, on the one hand, and Direct Participants in Euroclear or Clearstream, on the other hand, will be effected within DTC through the Direct Participants in DTC that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Unit held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Units in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Direct Participants in Euroclear and Clearstream may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Unit from a Direct Participant in DTC will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Unit to a Direct Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Units among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Units Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Attached Notes and Attached Warrants

Upon the consummation of the Exchange Offer, the Issuer will deposit with the Units Trustee, as custodian for the beneficial owners of the New Units offered in the Exchange Offer, warrant certificates in definitive form representing the Attached Warrants as provided in the Warrant Agreement (the “Initial Warrant Certificates”) duly executed by the Issuer and countersigned by the Warrant Agent as provided in the Warrant Agreement, representing Warrants that are freely transferable for U.S. securities law purposes, initially including Attached Warrants forming part of Units offered and sold by the Issuer in the Exchange Offer, with Annex A of such Initial Warrant Certificates initially reflecting their representation of a number of Warrants equal to the Unit Warrant Number corresponding to the aggregate principal amount of New Notes to be issued in the Exchange Offer. The Units Trustee will instruct the Warrant Agent to reflect on its registry, and on Annex A to the Initial Warrant Certificates issued in the Private Exchange Offer, corresponding decreases in the number of Attached Warrants represented by such Initial Warrant Certificates based on the Unit Warrant Number represented by the principal amount of Units (including any PIK Interest if applicable) having the relevant transfer restricted status for each such Initial Warrant Certificate after giving effect to the Exchange Offer. The Units Trustee will rely on the Issuer’s calculation of the Unit Warrant Number per $1,000 aggregate principal amount of New Notes transmitted to the Units Trustee in connection with the Exchange Offer to calculate the Unit Warrant Number for the aggregate principal amount of New Notes as part of such Units.

Upon the consummation of the Exchange Offer, the Issuer will issue and deposit with the Units Trustee, as custodian for the beneficial owners, New Notes duly executed by the Issuer and authenticated by the Trustee as provided in the New Notes Indenture, in the form of one or more Attached Notes representing unrestricted New Notes, initially including New Notes offered and sold by the Issuer in the Exchange Offer.

Upon the separation of the Units on the relevant Unit Split Date, the Units Trustee will give effect to such separation by causing Schedule A of each Unit to be endorsed and the unit register to be updated to reflect any decrease in the Global Units as a result of such separation, the Notes Trustee will cause the Attached Notes (representing the New Notes prior to such separation that form a part of the Units) and Schedule A of the Global Notes (representing the New Notes following such separation) to be endorsed to reflect such separation and the Warrant Agent will cause the Initial Warrant Certificates (representing the Warrants prior to such separation that form a part of the Units) and Schedule A of the Global Warrant (representing the Warrants following such separation) to be endorsed to reflect such separation. For the portion of the principal amount of any Unit being so separated, the number of such Separated Warrants shall be equal to the Unit Warrant Number corresponding to the relevant principal amount of New Notes forming a part of such Unit (including any PIK Interest, if applicable) as of the time of separation, provided that no fractional Warrants or scrip representing fractional Warrants will be reallocated upon any separation of Warrants from the Exchange Notes.

Upon the completion of the foregoing procedures, such Warrants and, if applicable, New Notes may be transferred, assigned or exchanged by the Holder thereof separately (subject to applicable securities laws), and will be represented by separate interests on the books of the respective agent and/or trustee, as of April 1, 2024, or, if the relevant Unit Split Date occurs prior to April 1, 2024, generally within one business day of such Unit Split Date, and the Issuer will take commercially reasonable efforts to have the Warrants and the New Notes issued on such date (to the extent not previously issued), and will have used commercially reasonable efforts to procure CUSIP numbers for such securities, and to have such CUSIP numbers made eligible for DTC, for such purpose prior to the date of separation, in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.

Payments of principal, premium (if any) and interest with respect to the Attached Notes received by the Units Trustee, as the holder of the Attached Notes, under the New Notes Indenture, will be distributed ratably to the holders of the Units (calculated as of the applicable record date).

Certificated Securities

Certificated Securities (other than the Attached Notes and Attached Warrants) will be issued in exchange for beneficial interests in the Global Units if DTC is at any time unwilling or unable to continue as a depositary for the Global Units and a successor depositary is not appointed by the Issuer within 90 days.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations relating to participation in the Exchange Offer (the “Exchange”) and the ownership of the Units (including, after April 1, 2024 or, if earlier, the Unit Split Date, ownership of the New Warrants and New Notes) acquired in the Exchange and the ownership of Common Shares upon the exercise of New Warrants, but does not purport to be a complete analysis of all potential U.S. federal income tax considerations. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could affect the tax consequences described herein. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Exchange or the ownership of Units.

This discussion applies only to U.S. Holders and Non-U.S. Holders (each as defined below) that hold 2024 Senior Notes, Units, New Warrants and New Notes and Common Shares as capital assets for U.S. federal income tax purposes and does not address all of the U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances, including tax considerations arising under the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address all of the U.S. federal income tax considerations relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	banks, insurance companies, and other financial institutions;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•

persons holding the 2024 Senior Notes, Units, New Notes, New Warrants, or Common Shares as part of a hedging transaction, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities or currencies;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that purchased or sell the 2024 Senior Notes, Units, New Notes, New Warrants, or Common Shares as part of a wash sale for tax purposes; and

•	tax-exempt entities or governmental organizations.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the 2024 Senior Notes, Units, New Notes, New Warrants, or Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any entity or arrangement that is classified for U.S. federal income tax purposes as a partnership and that owns the 2024 Senior Notes, Units, New Notes, New Warrants, or Common Shares, and any partners of such partnership, are urged to consult their tax advisors as to the tax consequences of the Exchange Offer and the ownership and disposition of the Units, New Notes, New Warrants, or Common Shares.

For purposes of this discussion, you are a “U.S. Holder” if you are a beneficial owner of the 2024 Senior Notes, the Units, the New Notes, the New Warrants or the Common Shares and, for U.S. federal income tax purposes, are or are treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of the 2024 Senior Notes, the Units, the New Notes, the New Warrants or the Common Shares that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. Holder.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE AND OWNERSHIP OF UNITS IN LIGHT OF THE HOLDER’S PARTICULAR CIRCUMSTANCES.

Characterization of the Exchange

Under U.S. federal income tax law, the exchange of 2024 Senior Notes for Units constitutes a disposition of the 2024 Senior Notes for U.S. federal income tax purposes if the Exchange results in a “significant modification” of the 2024 Senior Notes. Generally, governing Treasury Regulations provide that the modification of a debt instrument is a significant modification if, based on all the facts and circumstances (other than those which are subject to special rules, and taking into account all modifications of the debt instrument collectively), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” Although the issue is not free from doubt, the Issuer believes, and intends to take the position, that the Exchange should be treated as a significant modification. The discussion below assumes that the Exchange will be treated as a significant modification.

Consequences to Exchanging U.S. Holders

Treatment of the Exchange

The tax treatment of the Exchange depends upon whether the Exchange qualifies as a recapitalization for U.S. federal income tax purposes. In order for the Exchange to qualify as a recapitalization, the 2024 Senior Notes and the Units must both be treated as “securities” under the relevant provisions of the Code. Whether an instrument constitutes a security is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether the instrument is a security for U.S. federal income tax purposes. In this regard, debt instruments with a term of ten years or more generally have qualified as securities, whereas debt instruments with a term of less than five years generally have not qualified as securities. It is unclear whether the 2024 Senior Notes and the Units should be treated as securities for this purpose. If both were treated as securities, the exchange of 2024 Senior Notes for Units would be treated as a recapitalization and would be subject to the tax treatment described under “—Treatment as a Recapitalization” below. If either the 2024 Senior Notes or the Units were not treated as securities, the exchange of 2024 Senior Notes for Units would not be treated as a recapitalization, and would instead be treated as described under “—Treatment as a Fully Taxable Exchange” below.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO WHETHER THE EXCHANGE WILL CONSTITUTE A RECAPITALIZATION FOR U.S. FEDERAL INCOME TAX PURPOSES.

Treatment as a Recapitalization

If the Exchange is treated as a recapitalization, you will not recognize gain or loss on the Exchange, except with respect of cash in lieu of fractional amounts of Units, because you will not receive (i) cash (other than cash in lieu of fractional amounts of Units) or (ii) principal amount of Units that exceeds the principal amount of 2024 Senior Notes that you surrender in the Exchange (other than in respect of accrued but unpaid interest on the 2024 Senior Notes). You would recognize gain or loss in respect of cash in lieu of fractional amounts of Units equal to the difference between such amount and your adjusted tax basis in the portion of your 2024 Senior Notes exchanged for such fractional amounts. You would receive a tax basis in the Units (other than the Accrued Interest Units, as defined and described under “—Accrued but Unpaid Interest”) equal to your adjusted tax basis in the 2024 Senior Notes immediately prior to the Exchange, minus any portion for which you received cash in lieu of fractional amounts of Units, as further described under “—Ownership of the Units—Allocation of Basis” below. Your holding period for the Units generally would include the period during which you held the 2024 Senior Notes. The adjusted tax basis of the 2024 Senior Notes exchanged will generally equal your initial tax basis in the 2024 Senior Notes, increased by any market discount previously included in income with respect to such 2024 Senior Notes and decreased (but not below zero) by any bond premium that you have amortized with respect to such 2024 Senior Notes.

You will be considered to have acquired a 2024 Senior Note with “market discount” if the stated principal amount of such 2024 Senior Note exceeded your initial tax basis for such 2024 Senior Note by more than a de minimis amount. If your 2024 Senior Notes were acquired with market discount, (i) any accrued market discount on the 2024 Senior Notes that was not previously included in income will generally carry over to the Units and (ii) the Units you receive would also be treated as acquired at a market discount (in addition to, and without duplication of, any market discount from clause (i)) if the stated principal amount of the New Notes exceeds your initial tax basis for such Units by more than a de minimis amount (as described under “—Ownership of the Units—Treatment of the Noncontingent Component” below).

If you hold 2024 Senior Notes with differing tax bases and/or holding periods, the preceding rules must be applied separately to each identifiable block of 2024 Senior Notes.

Treatment as a Fully Taxable Exchange

If the Exchange is not treated as a recapitalization, you would recognize gain or loss on the Exchange in an amount equal to the difference between the amount you realize in the Exchange and your adjusted tax basis in the 2024 Senior Notes. The amount you realize in the Exchange would equal the sum of (i) the stated principal amount of your New Notes, (ii) the fair market value of your New Warrants as of the issue date and (iii) any cash that you receive in lieu of fractional amounts of New Notes. Your adjusted tax basis in the 2024 Senior Notes exchanged would generally equal your initial tax basis in the 2024 Senior Notes, increased by any market discount previously included in income with respect to such 2024 Senior Notes and decreased (but not below zero) by any bond premium that you have amortized with respect to the 2024 Senior Notes. Your holding period for the Units will not include your holding period for the 2024 Senior Notes exchanged and will begin on the day after the Settlement Date. Your initial tax basis in the Units will equal the sum of (i) the stated principal amount of your New Notes and (ii) the fair market value of your New Warrants as of the issue date.

Subject to the discussion below regarding accrued market discount, gain or loss that you recognize in the Exchange generally will be capital gain or loss, and will be long-term capital gain or loss if you held the 2024 Senior Notes for more than one year prior to the date of the Exchange. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

You will be considered to have acquired a 2024 Senior Note with “market discount” if the stated principal amount of such 2024 Senior Note exceeded your initial tax basis for such 2024 Senior Note by more than a de minimis amount. If your 2024 Senior Notes were acquired with market discount, any gain that you recognize on the Exchange will be treated as ordinary income to the extent of the market discount that accrued during your period of ownership, unless you previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes.

If you hold 2024 Senior Notes with differing tax bases and/or holding periods, the preceding rules must be applied separately to each identifiable block of 2024 Senior Notes.

Issue Price of the Units

Because the outstanding principal amount of 2024 Senior Notes (prior to the Exchange) and the outstanding principal amount of Units (after the Exchange) will both be less than $100 million, neither the 2024 Senior Notes nor the Units will be treated as “publicly traded” for U.S. federal income tax purposes. As a result, the Units will be subject to special rules described further under “—Ownership of the Units” below. Additionally, while the matter is not free from doubt, the Issuer intends to take the position that the issue price of the Units is the principal amount of the New Notes. However, it is possible that the IRS could argue that the issue price of the Units should instead be the fair market value of the Units, and there can be no assurance that the IRS would not prevail on such an argument. The Issuer’s determination of the issue price is binding upon you unless you explicitly disclose to the IRS, on your timely filed U.S. federal income tax return for the taxable year of the Exchange, that your determination is different from its determination, the reasons for your different determination, and how you determined the issue price. The remainder of this discussion assumes that the Units will have an issue price equal to the stated principal amount of the New Notes.

Accrued but Unpaid Interest

Regardless of whether the Exchange is treated as a recapitalization, a portion of the Units you receive will be treated as a payment of the accrued but unpaid interest on the 2024 Senior Notes as of the Settlement Date (the “Accrued Interest Units”). The amount of Units that are so treated will be an amount with an issue price equal to such accrued but unpaid interest. Your holding period for the Accrued Interest Units will not include your holding period for the 2024 Senior Notes exchanged and will begin on the day after the Settlement Date. Your initial tax basis in the Accrued Interest Units will equal their issue price.

Ownership of the Units

Characterization of the Units

No authority directly addresses the U.S. federal income tax treatment of Units. However, the Issuer believes that the Units should be treated as a single debt instrument for U.S. federal income tax purposes because the New Warrants cannot be separately traded until April 1, 2024 (or, if earlier, the Unit Split Date). While not entirely clear, the Issuer believes that a payment on the Units should be deemed to be made at the time the New Warrants become separately tradeable. The amount of such deemed interest payment should equal the value of the Common Shares that a holder would receive upon the exercise of the New Warrants less their exercise price. Because such value cannot be determined at the time the Units are issued, this deemed payment should be treated as a contingent interest payment on the Units. As a result, the Units should be characterized as debt instruments subject to the special rules governing contingent payment debt instruments for U.S. federal income tax purposes, and in particular, the rules applicable to contingent payment debt instruments issued in exchange for non-publicly traded property as discussed above under “—Issue Price of the Units”. The remainder of this discussion assumes that the Units will be so treated. However, no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the Units. Holders should consult their tax advisors concerning the application of the rules governing contingent payment debt instruments to the Units and the consequences thereof.

Under the rules applicable to contingent payment debt instruments issued in exchange for non-publicly traded property, separate rules apply to the “noncontingent component” of the Units (consisting of the all payments other than the payment deemed to occur upon the separation of the New Warrants) and the “contingent component” of the Units (consisting of the payment deemed to occur upon the separation of the New Warrants).

Allocation of Basis

Under the rules applicable to contingent payment debt instruments, you must allocate your basis in the Units between the “noncontingent component” of the Units and the “contingent component” of the Units. Under these rules, you must first allocate basis to the noncontingent component up to the issue price of the Units, and must allocate your remaining basis, if any, to the contingent component.

Treatment of the Noncontingent Component

For purposes of determining interest accruals on the noncontingent component, all noncontingent payments on the Units are treated as a separate debt instrument. Under this treatment, all scheduled payments (including payments of stated interest, but excluding the payment deemed to occur upon the separation of the New Warrants) will be treated as original issue discount (“OID”) for U.S. federal income tax purposes. As a result, you will be required to include OID in gross income (as ordinary income) as it accrues (regardless of your method of accounting). Your initial basis in the noncontingent component (as described under “—Allocation of Basis” above) will be increased by any amount of OID that you accrue in respect of the noncontingent component and decreased by any payment on the noncontingent component.

The following discussion applies only if the Exchange is treated as a recapitalization.

If you acquired the 2024 Senior Notes with market discount, and the basis allocated to the noncontingent component of your Units (as described under “—Allocation of Basis”) is less than the issue price of the noncontingent component by more than a de minimis amount, then such difference generally will be treated as market discount on the noncontingent component of your Units, which will accrue ratably from the time of the Exchange to the maturity date of the New Notes (unless you elect to accrue on a constant yield method). You will be required to treat any gain allocated to the noncontingent component of your Units (as described under “—Sale, Exchange or Other Disposition” below) on the sale, redemption or other disposition of the Units as ordinary income to the extent of the market discount that is treated as having accrued on the noncontingent component at the time of the sale, redemption or other disposition, and which has not previously been included in income. In addition, you may be required to defer, until the maturity of the Units or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the Units. You may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rules described above regarding the treatment of gain to the extent of accrued market discount and the deferral of interest deductions will not apply.

As discussed above under “Treatment of the Exchange—Treatment as a Recapitalization”, any accrued market discount on your 2024 Senior Notes that was not previously included in income and exceeds the gain recognized as a result of the Exchange will generally be treated as accrued market discount on the Units, and will be attributable to the noncontingent component of the Units. Currently, no legal authority directly addresses the method pursuant to which you should accrue market discount on Units that have both accrued market discount carried over from the 2024 Senior Notes in this manner (the “Carryover Market Discount”) and unaccrued “new” market discount determined pursuant to the rules in the immediately preceding paragraph (“Unaccrued Market Discount”). Given the substantial uncertainty on this issue, if you hold Units with both Carryover Market Discount and Unaccrued Market Discount you are strongly encouraged to consult your tax advisors regarding the method pursuant to which you should accrue market discount on the Units.

Treatment of the Contingent Component

The treatment of the contingent component is determined when the contingent payment is received (i.e., when the New Warrants separate from the Units). Under these rules, the contingent payment is treated as a payment of principal in an amount equal to the present value of the payment, determined by discounting the payment at a specified test rate from the date the payment is deemed to be made to the issue date of the Units. The applicable test rate is the lowest short-term applicable Federal rate in effect during the three-month period ending with the month in which the Units are issued. The amount of the contingent payment in excess of the amount treated as principal under this rule is treated as a payment of interest.

The portion of the contingent payment treated as principal will reduce your basis in the contingent component (if any) and thereafter will be treated as capital gain. Such gain will be long-term capital gain if your holding period in the Unit is more than one year. Any basis remaining in your contingent component after the contingent payment will increase your basis in the noncontingent component.

Sale, Exchange or Other Disposition

Disposition of the Units (Before the New Warrants Become Separately Tradeable)

Upon the sale, exchange or other taxable disposition of a Unit, you must allocate the amount received first to the noncontingent component up to the adjusted issue price of the noncontingent component, and the remaining amount, if any, to the contingent component.

You will recognize taxable gain or loss in respect of the noncontingent component in an amount equal to the difference between the amount realized (the sum of the cash and the fair market value of any property received in such disposition) that is allocated to the noncontingent component and your adjusted basis in the noncontingent component. Your adjusted basis in the noncontingent component will be the amount described under “Consequences to Exchanging U.S. Holders—Ownership of the Units—Allocation of Basis” above, increased by any OID or market discount previously included in income. Except to the extent attributable to accrued market discount that you have not previously included in income (as discussed above), such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if your holding period for the Units is more than one year at the time of the sale, redemption or other disposition. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

The amount allocated to the contingent component will be treated as a contingent payment that is made on the date of the sale, redemption, or other disposition and will be treated as described under “—Treatment of the Contingent Component” above. If your basis (if any) in the contingent component exceeds the amount realized that is allocated to the contingent component, such difference will be treated as a capital loss, and will be long-term capital loss if your holding period for the Units is more than one year at the time of the sale, redemption, or other disposition. The deductibility of capital losses is subject to limitations.

Disposition of the New Notes (after the New Warrants Become Separately Tradeable)

Upon the retirement, sale, exchange or other taxable disposition of a New Note, you generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized (the sum of the cash and the fair market value of any property received in such disposition) and your adjusted basis in the New Note. Your adjusted basis in a New Note will be the amount described under “—Ownership of the Units—Allocation of Basis” above, increased by any OID or market discount previously included in income and any amounts added to the basis of your noncontingent component as described under “—Treatment of the Contingent Component” above, and decreased by the amount of any noncontingent payments on the Units. Except to the extent attributable to accrued market discount that you have not previously included in income (as discussed above), such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if your holding period for the Units is more than one year at the time of the sale, redemption or other disposition. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Ownership of New Warrants and Common Shares

The following discussion describes certain consequences of owning New Warrants after they become separately tradable from the New Notes and of the ownership of Common Shares upon the exercise of New Warrants.

Exercise of New Warrants

You generally will not recognize taxable gain or loss on the acquisition of Common Shares upon exercise of a New Warrant. Your tax basis in the Common Shares received upon exercise of a New Warrant generally will be an amount equal to the sum of your adjusted basis in the New Warrants and the exercise price. In general, your basis in the New Warrants (when they become separately tradeable) is expected to equal the amount of the deemed payment on the Units when the New Warrants become separately tradeable. In general, the holding period in shares of stock obtained upon the exercise of a warrant does not include the holding period in the New Warrant. However, because the New Warrants have an exercise price of $0.01, it is possible that your holding period for the Common Shares received upon exercise of the New Warrants will begin on the date the New Warrants become separately tradeable. Because the treatment of your holding period in the New Warrants is unclear, you should consult your tax advisors regarding your holding period in Common Shares received upon the exercise of the New Warrants. If a New Warrant is allowed to lapse unexercised, you generally will recognize a capital loss equal to your tax basis in the New Warrant.

Possible Constructive Distributions

The terms of the New Warrants provide for an adjustment to the number of Common Shares for which the New Warrants may be exercised in certain events, as discussed in the section of this prospectus entitled “Description of the Warrants—Adjustment to the Warrant Shares.” An adjustment which has the effect of preventing dilution generally is not taxable. You would, however, be treated as receiving a constructive distribution from the Issuer if, for example, the adjustment to the number of such Common Shares increases your proportionate interest in the Issuer’s assets or earnings and profits (e.g., through an increase in the number of Common Shares that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of the Issuer’s Common Shares, or as a result of the issuance of a stock dividend to holders of the Issuer’s Common Shares, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described below under “—Distributions on Common Shares” in the same manner as if you received a cash distribution from us equal to the fair market value of such increased interest. In the event you receive a constructive distribution, your basis in the New Warrants will be increased by the amount of the constructive distribution.

Distributions on Common Shares

A distribution by the Issuer with respect to its Common Shares held by you generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from the Issuer’s current or accumulated earnings and profits (as determined for U.S. tax purposes). The portion (if any) of a distribution which exceeds the Issuer’s current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of your tax basis in the Issuer’s Common Shares and will reduce (but not below zero) such basis. Any remaining portion of a distribution you receive will be treated as capital gain from the sale or exchange of such Common Shares with results for you similar to those described in “—Sale or Other Disposition of Common Shares,” below.

Any portion of a distribution treated as a dividend with respect to you will be includible in your gross income and taxable to you on the day on which the dividend is received. Dividends generally are taxable as ordinary income. However, if you are a non-corporate U.S. Holder, dividend income may be treated as “qualified dividend income” that is currently subject to U.S. federal income tax at the preferential long-term capital gain rate, provided that certain holding period and other requirements are met. If you are a corporate U.S. Holder, dividend income may be eligible for the dividends-received deduction (subject to applicable limitations), provided that certain holding period and other requirements are met.

You should consult your tax advisors regarding the availability of the preferential tax rate on dividends and the dividends-received deduction with respect to dividends received from the Issuer.

Sale or Other Disposition of Common Shares

Upon the sale or other disposition of Common Shares, you generally will recognize gain or loss equal to the difference between the amount realized on such sale or taxable disposition and your adjusted tax basis in the Common Shares sold. Any such gain or loss will be capital gain or loss and generally will be long-term capital gain (taxable at a reduced rate for certain non-corporate U.S. Holders) or loss if you held the Common Share for more than one year. The deductibility of capital losses is subject to limitations.

Consequences to Exchanging Non-U.S. Holders

This subsection describes certain U.S. federal income tax consequences to a Non-U.S. Holder. This discussion does not address Non-U.S. Holders who own, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote or who are controlled foreign corporations related to the Issuer. Additionally, this discussion does not describe the U.S. federal income tax consequences to Non-U.S. Holders who are individuals present in the United States for 183 days or more in the taxable year of the Exchange or the taxable year of the sale, exchange or other disposition of the Units, New Notes, New Warrants, or Common Shares. Such Non-U.S. Holders will generally be subject to special rules and are encouraged to consult their tax advisors regarding the U.S. federal income tax consequences applicable to their particular situation.

Treatment of the Exchange

Subject to the discussion below in respect of backup withholding, FATCA withholding and effectively connected income, any gain realized and payments of accrued but unpaid interest, accrued market discount, and cash in lieu of fractional amounts of Units received by you in the Exchange generally should not be subject to U.S. federal income or withholding tax, provided that, in the case of any payments of, or attributable to, accrued interest on the 2024 Senior Notes, you certify on a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, under penalties of perjury, that you are not a United States person. If you have not provided a properly executed IRS Form W-8BEN or W-8BEN-E (or a properly executed IRS Form W-8ECI, as applicable (or appropriate substitute form) as discussed below), any payments attributable to accrued interest on the 2024 Senior Notes to you will be subject to U.S. federal withholding tax at a 30% rate (or lower treaty rate, provided you comply with applicable certification requirements).

If you are engaged in a trade or business in the United States, and if income or gain realized in connection with the Exchange is effectively connected with the conduct of that trade or business (and, if an income tax treaty so requires, is attributable to a permanent establishment in the United States), you, although exempt from the withholding tax referred to above, will generally be taxed in the same manner as a U.S. Holder (see “—Consequences to Exchanging U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to receive payments attributable to accrued but unpaid interest free of withholding. If you are engaged in a trade or business in the United States, you should consult your tax advisor with respect to other U.S. tax consequences of the Exchange including, if you are a foreign corporation, the possible imposition of a branch profits tax on your effectively connected earnings and profits at a rate of 30% (or lower treaty rate, provided you comply with applicable certification requirements).

Ownership and Disposition of the Units

Subject to the discussion below in respect of backup withholding, FATCA withholding and effectively connected income, gain realized and payments of principal and interest (including any OID) to you in respect of the Units generally should not be subject to U.S. federal income or withholding tax, provided that, in the case of any payments of, or attributable to, interest or OID on the Units, you certify on a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or a properly executed IRS Form W-8ECI (or appropriate substitute form) as discussed below), under penalties of perjury, that you are not a United States person. If you have not provided a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, any payments attributable to interest or OID on the Units to you will be subject to U.S. federal withholding tax at a 30% rate (or lower treaty rate, provided you comply with applicable certification requirements).

If you are engaged in a trade or business in the United States, and if income or gain on the Units is effectively connected with the conduct of that trade or business (and, if an income tax treaty so requires, is attributable to a permanent establishment in the United States), you, although exempt from the withholding tax referred to above, will generally be taxed in the same manner as a U.S. Holder (see “—Consequences to Exchanging U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to receive payments of interest (including any OID) free of withholding. If you are engaged in a trade or business in the United States, you should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of the Units including, if you are a foreign corporation, the possible imposition of a branch profits tax on your effectively connected earnings and profits at a rate of 30% (or lower treaty rate).

Ownership of New Warrants and Common Shares

Exercise of New Warrants

Assuming that the Issuer is not a USRPHC (as defined and discussed in “—Sale or Other Disposition of Common Shares,” below), you generally will not recognize any gain that a U.S. Holder would be required to recognize on the exercise, sale, extinguishment or other taxable disposition of a New Warrant except as described in “—Consequences to Exchanging Non-U.S. Holders—Treatment of the Exchange”. Any deemed taxable distributions resulting from adjustments under the New Warrants (as described in “—Consequences to Exchanging U.S. Holders—Ownership of New Warrants and Common Shares—Possible Constructive Distributions”) are treated in the same way as distributions on Common Shares discussed below. You should consult your tax advisors regarding the consequences of any such adjustments under the New Warrants.

Distributions on Common Shares

In general, any distributions we make to you, to the extent paid out of the Issuer’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with your conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty, if applicable), the Issuer (or another applicable withholding agent) will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) your adjusted tax basis in your Common Shares and, to the extent such distribution exceeds your adjusted tax basis, as gain realized from the sale or other disposition of the Common Shares, which will be treated as described under “—Sale or Other Disposition of Common Shares” below.

Dividends that the Issuer pays to you that are effectively connected with your conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by you) will generally not be subject to U.S. withholding tax, provided you comply with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if you were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Sale or Other Disposition of Common Shares

Subject to the discussion below in respect of backup withholding, gain realized on a sale or other disposition of Common Shares generally should not be subject to U.S. federal income or withholding tax unless the Issuer has been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that you held Common Shares, and, where the Issuer’s Common Shares are regularly traded on an established securities market, you owned, directly or constructively, more than 5% of the Issuer’s Common Shares at any time within the shorter of the five-year period immediately preceding the disposition or your holding period for the Common Shares.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). The Issuer does not believe it is, and does not currently anticipate that it will become, a USRPHC.

If you are engaged in a trade or business in the United States, and gain on the Common Shares is effectively connected with the conduct of that trade or business (and, if an income tax treaty so requires, is attributable to a permanent establishment in the United States), you will generally be taxed in the same manner as a U.S. Holder (see “—Consequences to Exchanging U.S. Holders” above). If you are engaged in a trade or business in the United States, you should consult your tax advisor with respect to other U.S. tax consequences of the sale or other disposition of Common Shares including, if you are a foreign corporation, the possible imposition of a branch profits tax on your effectively connected earnings and profits at a rate of 30% (or lower treaty rate).

Backup Withholding and Information Reporting

U.S. Holders

In general, information reporting requirements may apply to payments in respect of accrued interest and cash received in lieu of a fractional Unit in connection with the Exchange, and such requirements will apply to certain payments of interest (and accruals of OID) and dividends on, or proceeds from a disposition of, Units, New Notes, New Warrants and Common Shares (unless, in each case, you are an exempt recipient such as a corporation).

Backup withholding (currently at a rate of 24%) may apply to payments in respect of accrued interest and cash received in lieu of a fractional Unit in connection with the Exchange and payments of interest or dividends on or proceeds from disposition of the 2024 Senior Notes, Units, New Notes, New Warrants and Common Shares if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, the Issuer (or its paying agent) or other applicable withholding agent must report to the IRS and to you the amount of interest (including OID) and dividends paid to you with respect to the 2024 Senior Notes, Units, New Notes, New Warrants and Common Shares, and the amount of tax, if any, withheld with respect to such payments.

In general, you will not be subject to backup withholding with respect to the Exchange or interest (including OID) or dividends that the Issuer pays to you on the 2024 Senior Notes, Units, New Notes, New Warrants and Common Shares, provided that the Issuer does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and you have provided a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) establishing that you are a Non-U.S. Holder (or you satisfy certain documentary evidence requirements for establishing that you are a Non-U.S. Holder).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of 2024 Senior Notes, Units, New Notes, New Warrants and Common Shares made within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest (including OID) that you receive or are deemed to receive in respect of 2024 Senior Notes, Units, or New Notes, as well as payments of dividends (including constructive dividends) could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold 2024 Senior Notes, Units, New Notes, New Warrants, or Common Shares through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA withholding may be subject to different rules. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Under certain circumstances, you may be eligible for refunds or credits of such taxes. You are urged to consult with your own tax advisors regarding the effect, if any, of the FATCA provisions to you based on your own particular circumstances.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the participation in the Exchange and the ownership of the New Securities acquired in the Exchange by (i) “employee benefit plans” (within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA, any Similar Laws or otherwise (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an exchange of 2024 Senior Notes for Units, a fiduciary of a Plan should determine whether the Exchange, the acquisition and holding of Units or any interest therein and the continued holding of any 2024 Senior Notes or any interests therein is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Plan fiduciaries should consider the fact that none of the Issuer, the Consenting Holders, the 2024 Senior Notes Trustee, the Units Trustee, the Dealer Manager, the Information and Exchange Agent or any of their respective affiliates (each, a “Transaction Party”) is acting, or will act, as a fiduciary to any Covered Plan with respect to any of the transactions described in this prospectus. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the transactions described in this prospectus.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code and the engagement in a non-exempt prohibited transaction by a Plan that is an IRA may result in the disqualification of the IRA if the prohibited transaction involves the IRA owner or his or her beneficiary. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. A transaction by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless an applicable statutory, class or individual prohibited transaction exemption is available and all of the conditions of the exemption are satisfied.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition or holding of the 2024 Senior Notes or Units (including an Exchange of 2024 Senior Notes for Units). These exemptions include transactions effected on behalf of a Plan by a “qualified professional asset manager” (PTCE 84-14) or an “in-house asset manager” (PTCE 96-23), transactions involving insurance company general accounts (PTCE 95-60), transactions involving insurance company pooled separate accounts (PTCE 90-1), and transactions involving bank collective investment funds (PTCE 91-38). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person that is a party in interest or disqualified person with respect to the Covered Plan solely by reason of providing services to the Covered Plan or a relationship with such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the transaction. These exemptions do not provide relief from the self-dealing prohibitions of Section 406 of ERISA or Section 4975 of the Code. It should be further noted that even if the conditions specific to one or more of these exemptions are satisfied, the scope of relief provided by these exemptions may not necessarily cover all acts involving the transactions contemplated in this prospectus that might give rise to prohibited transactions. Fiduciaries of Covered Plans should carefully review the conditions and limitations of the exemption and consult with their legal advisors to ensure it is applicable. There can be no assurance that any of these exemptions described above or any other exemption will be available with respect to any transaction associated with the Exchange Offer.

Plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA), while generally not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to similar provisions under other applicable Similar Laws. Fiduciaries of any such Plans should consult with counsel before participating in the Exchange Offer.

Representations

Each Holder that tenders any 2024 Senior Notes in exchange for any Units pursuant to the Exchange Offer will be deemed to have represented and warranted that either (i) it is not, and is not acting on behalf of or with the assets of, a Plan or (ii) its participation in the Exchange Offer, including its tender of any 2024 Senior Notes and its acquisition and holding of any Units (including, after April 1, 2024 or, if earlier, the applicable Unit Split Date, its holding of any New Warrants and New Notes), will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries and other persons considering participating in the Exchange on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such decision and whether an exemption would be applicable to the Exchange. All communications, correspondence and materials from the Transaction Parties with respect to the transactions associated with the Exchange Offer, including this discussion and anything else provided in this prospectus, are intended to be general in nature and are not directed at any specific Holder, and do not constitute advice regarding the advisability of participating in the Exchange. The exchange of 2024 Senior Notes by a Plan for any Units pursuant to the Exchange Offer is in no respect a representation or recommendation by any Transaction Party that such transaction meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such transaction is appropriate or advisable for Plans generally or any particular Plan.

OFFER RESTRICTIONS AND NOTICES TO HOLDERS OUTSIDE THE UNITED STATES

For holders outside the United States and in the EEA, the UK, Canada or certain other relevant jurisdictions, the Exchange Offer is only being made, and the New Securities are only being offered, to “non-U.S. qualified offerees”. The New Securities are subject to restrictions on transfer as summarized below. By participating in the Exchange Offer and accepting New Securities, you will be deemed to have made the following acknowledgements, representations and agreements with us:

(1) If you are located in the EEA, you represent and warrant that you are (a) a qualified investor as defined in the Prospectus Regulation and (b) not a retail investor. For the purposes of this paragraph (1), a “retail investor” means any person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

(2) You understand and acknowledge that:

(a) the New Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any “retail investor” in the EEA (as defined in paragraph (1) above); and

(b) no key information document required by the PRIIPs Regulation in the EEA or for offering or selling the New Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

(3) If you are located in the UK, you represent and warrant that you are:

(a) a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b) not a retail investor; and

(c) an investment professional falling within Article 19(5) of the Order or a high net worth entity or other person to whom it may be lawfully communicated, falling within Article 49(2)(a) to (d) of the Order.

For the purposes of this paragraph (3), a “retail investor” means any person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of UK MiFIR.

(4) You understand and acknowledge that:

(a) the New Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any “retail investor” in the UK (as defined in paragraph (3) above); and

(b) no key information document required by the UK PRIIPs Regulation in the UK or for offering or selling the New Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the New Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

(5) If you are located in Canada, you represent and warrant that you are:

(a) purchasing, or deemed to be purchasing, the New Securities as principal; and

(b) an “accredited investor”, as defined in NI 45-106 or subsection 73.3(1) of the Securities Act (Ontario), and a “permitted client”, as defined in NI 31-103.

(6) You acknowledge that the Issuer, the Dealer Manager, the Information and Exchange Agent and others will rely upon the truth and accuracy of the above acknowledgments, representations and agreements. You agree that if any of the acknowledgments, representations or agreements you are deemed to have made by your acquisition of New Securities is no longer accurate, you will promptly notify the Issuer and the Information and Exchange Agent. If you are acquiring any New Securities as a fiduciary or agent for one or more investor accounts, you represent that you have sole investment discretion with respect to each of those accounts and that you have full power to make the above acknowledgments, representations and agreements on behalf of each account.

Notice to Holders in the European Economic Area

The New Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the New Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Holders in the United Kingdom

The New Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of UK MiFIR; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the New Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the New Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Neither the communication of this prospectus nor any other offer material relating to the Exchange Offer is being made, and this prospectus has not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus is not being distributed to, and must not be passed on to, the general public in the UK. Rather, in the UK the communication of this prospectus as a financial promotion is being made to, and is directed only at: (i) persons who are outside the UK, (ii) investment professionals falling within Article 19(5) of the Order or (iii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Exchange Offer is only being made, and the New Securities are only available to, and any solicitation, invitation, offer or agreement to deliver 2024 Senior Notes or subscribe, purchase or otherwise acquire the New Securities, as applicable, will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Holders in Canada

The New Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in NI 45-106 or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in NI 31-103, and by acquiring the New Securities, the Canadian acquirer thereof will be deemed to have represented and warranted as such to the Issuer and the Dealer Manager. Any resale of the New Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. The New Securities will be subject to the following legend restriction: “Unless permitted under securities legislation, the holder of the New Securities must not trade the security before the date that is 4 months and a day after the later of (i) the date of distribution of the New Securities, and (ii) the date the issuer became a reporting issuer in any province or territory.” In the event that no physical certificates representing the New securities are provided to the acquirer (including if the New Securities are entered into direct registration or other electronic book-entry system), the above constitutes written notice pursuant to, and as required by, Section 2.5(2)(3.1) of NI 45-102 of the legend requirement set out in section 2.5 of NI 45-102.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum contain a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of NI 33-105, the Dealer Manager is relying on an exemption from, and not required to comply with, the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the Exchange Offer.

LEGAL MATTERS

Certain legal matters with respect to the Exchange Offer will be passed upon for us by Sullivan & Cromwell LLP and Jones Day. Certain legal matters of Canadian law will be passed upon for us by McMillan LLP. Certain legal matters of Belgian law will be passed upon for us by Jones Day. Certain legal matters of Dutch law will be passed upon for us by Jones Day. Certain legal matters of French law will be passed upon for us by Sullivan & Cromwell LLP. Certain legal matters of German law will be passed upon for us by Sullivan & Cromwell LLP. Certain legal matters of Italian law will be passed upon for us by Jones Day. Certain legal matters of Polish law will be passed upon for us by K2 Legal Korboński I Partnerzy Kancelaria Radców Prawnych Spółka Partnerska. Certain legal matters of Spanish law will be passed upon for us by Jones Day. Certain legal matters of Swedish law will be passed upon for us by Gernandt & Danielsson Advokatbyrå KB. Certain legal matters of English law will be passed upon for us by Sullivan & Cromwell LLP. The Dealer Manager is being represented in connection with the Exchange Offer by Simpson Thacher & Bartlett LLP.

EXPERTS

The consolidated financial statements of Diebold Nixdorf, Incorporated as of December 31, 2022 and December 31, 2021 and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Diebold Nixdorf, Incorporated

OFFER TO EXCHANGE

Any and All 8.50% Senior Notes due 2024

for

Units Consisting of 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 and

Warrants Exercisable for Common Shares

PROSPECTUS

                , 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

In order to participate in the Exchange Offer, you will be required to submit or arrange to have submitted or arranged on your behalf valid Tender Instructions.

You should be aware that none of the Issuer, the 2024 Senior Notes Trustee, the Units Trustee, the Notes Trustee, the Warrant Agent, the Dealer Manager, the Information and Exchange Agent, any financial or legal advisor to any of the foregoing, or any of their respective affiliates, assumes any responsibility for technical or other difficulties you may encounter in submitting your Tender Instructions.

Until                , all dealers that effect transactions in the Units, whether or not participating in the Exchange Offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Any questions may be submitted, or requests for assistance or for additional copies of this prospectus, related documents and each of the documents incorporated by reference in this prospectus (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) may be obtained at no cost, by contacting the Information and Exchange Agent at its telephone number set forth below. You may also contact the Information and Exchange Agent, the Dealer Manager or the Issuer at their respective addresses and telephone numbers or email addresses set forth below with questions regarding the terms of the Exchange Offer.

Diebold Nixdorf, Incorporated

50 Executive Parkway, P.O. Box 2520

Hudson, OH 44236-1605

(330) 490-4000

Attn: Corporate Secretary

Information and Exchange Agent:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call Toll Free: (866) 388-7535

Email: diebold@dfking.com

Sole Dealer Manager:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Liability Management Group

Toll-Free: (866) 834-4666

Collect: (212) 834-4087

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Registrant incoporated under the law of the State of Ohio

Diebold Nixdorf, Incorporated

The general effect of DNI’s code of regulations is to provide for the indemnification of its directors and officers to the full extent permitted by applicable law, except that such indemnity shall not extend to any matters as to which any director, or officer shall be finally adjudged, in any action, suit or proceeding, to be liable for negligence or misconduct in the performance of duties as such director or officer, nor to any settlement made without judgment, unless it be determined by the board of directors that he was not guilty of such negligence or misconduct.

Section 1701.13 of the Ohio Revised Code, or ORC, generally permits indemnification of any director, officer or employee with respect to any proceeding against any such person provided that: (a) such person acted in good faith, (b) such person reasonably believed that the conduct was in or not opposed to the best interests of the corporation, and (c) in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director, officer or employee did not meet the standard of conduct required for indemnification to be permitted. Indemnification may be made against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by such person in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may be made only against actual and reasonable expenses (including attorneys’ fees) and may not be made with respect to any proceeding in which the director, officer or employee has been adjudged to be liable for negligence or misconduct to the corporation, except to the extent that the court in which the proceeding was brought shall determine, upon application, that such person is, in view of all the circumstances, entitled to indemnity for such expenses as the court shall deem proper.

Section 1701.13 of the ORC further provides that indemnification thereunder, unless ordered by a court, may not be made by the corporation unless authorized after a determination has been made that such indemnification is proper, with that determination to be made (a) by the board of directors by a majority vote of a quorum consisting of directors not parties to the proceedings; (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the shareholders; or (d) by the court in which the proceeding was brought.

Finally, Section 1701.13 of the ORC provides that indemnification or advancement of expenses provided by that Section is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or code of regulations or any agreement, vote of shareholders or disinterested directors or otherwise.

DNI maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. DNI also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by DNI.

Registrants incorporated under the laws of the state of New York

Griffin Technology Incorporated

The New York Business Corporation Law, or the NYBCL, provides that directors and officers of a New York corporation, such as Griffin Technology Incorporated, may be indemnified under certain circumstances against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred by them in disposing of actions to which they are a party or are threatened to be made a party by reason of acting as directors or officers if such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

The Restated Certificate of Incorporation of Griffin Technology Incorporated states that the personal liability of all directors of Griffin Technology Incorporated shall be eliminated or limited to the fullest extent permitted by the NYBCL. The liability waiver in the Restated Certificate of Incorporation is not to be deemed exclusive of any other rights to which such person may be entitled under any By-Law, shareholder resolution, director resolution, or otherwise.

Article V, Section 2 of the By-laws of Griffin Technology Incorporated provides as follows:

“Section 2. Indemnification of Directors and Officers. (1) To the full extent authorized or permitted by law, the Corporation shall indemnify any person (“Indemnified Person”) made, or threatened to be made, a party to any action or proceeding, whether civil, at law, in equity, criminal, administrative, investigative or otherwise, including any action by or in the right of the Corporation, by reason of the fact he, his testator or intestate (“Responsible Person”), whether before or after adoption of this Section, (a) is or was a director or officer of the Corporation, or (b), if a director or officer of the Corporation, is serving or served, in any capacity, at the request of the Corporation, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, or (c) if not a director or officer of the Corporation, is serving or served, at the request of the Corporation, as a director or officer of any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against all judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have consented to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys’ fees and costs of investigation, incurred by such Indemnified Person with respect to any such threatened or actual action or proceeding, and any appeal therein, provided only that (x) acts of the Responsible Person which were material to the cause of action so adjudicated or otherwise disposed of were not (i) committed in bad faith or (ii) were not the result of active and deliberate dishonesty, and (i) the Responsible Person did not personally gain in fact a financial profit or other advantage to which he was not legally entitled.”

Diebold Self-Service Systems

Section 40 of the New York Partnership Law provides that, subject to any agreement between the partners, the partnership, such as Diebold Self-Service Systems, must indemnify every partner in respect of payments made and personal liabilities reasonably incurred in the ordinary and proper conduct of its business, or for the preservation of its business or property.

The Amended and Restated Partnership Agreement of Diebold Self-Service Systems provides:

“Section 11.01. Indemnification. The Partnership (but not any Partner) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of a Partner or the Partnership) by reason of the fact that he is or was or has agreed to become a member of the Governing Committee an executive officer of the Partnership or is or was serving or has agreed to serve at the request of the Partnership as a director, officer, employee or agent of another partnership, corporation, joint venture, trust or other enterprise by reason of any action alleged to have been taken in any such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not meet the standard set forth above. The rights granted under this Section 11.01 shall inure to the benefit of the successors, heirs and personal representatives of the individuals entitled to the benefit of this indemnity. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such individual in connection with such action, suit or proceeding.

Section 11.02. Insurance. The Partnership may purchase and maintain insurance against any liability that may be asserted against any Person entitled to indemnity pursuant to Section 11.01.

Section 11.03. Indemnification of the Partners. Except as otherwise expressly provided in any Operative Document, each Partner agrees to, and does hereby, indemnify and hold harmless the other Partner, and to the extent set forth below each Affiliate of the other Partner, from and against all claims, causes of action, liabilities, payments, obligations, expenses (including without limitation reasonable fees and disbursements of counsel) or losses, except as otherwise expressly provided in any Operative Document (collectively, “claims, liabilities and losses”) arising out of a liability or obligation of the Partnership to the extent necessary to accomplish the result that neither Partner (together with its Affiliates) shall bear any portion of a liability or obligation of the Partnership in excess of 70% in the case of the Diebold Partner and 30% in the case of the IBM Partner. The Partnership agrees to, and does hereby, indemnify and hold harmless the Partners, and to the extent set forth below each Affiliate of the Partners, from all claims, liabilities and losses arising out of a liability or obligation of the Partnership. Without limiting the generality of the foregoing, a claim, liability or loss shall be deemed to arise out of a Partnership liability or obligation if it arises out of or is based upon the conduct of the business of the Partnership or the ownership of the property of the Partnership and, in any event, arises after its formation. The foregoing indemnification shall be available to an Affiliate of either Partner with respect to a claim, liability or loss arising out of a Partnership liability or obligation which is paid or incurred by such Affiliate as a result of such Affiliate directly or indirectly owning or controlling a Partner or as a result of the fact that an individual employed or engaged by the Partnership, or a seconded employee, is also a director, officer or employee of such Affiliate. The foregoing shall not inure to the benefit of either Partner (or any Affiliate of either Partner) in respect of any claim, liability or loss which (a) arises out of or is based upon the gross negligence or willful misconduct of such Partner (or an Affiliate of such Partner) or such Partner’s exceeding its authority to act as a Partner under this Agreement or (b) is a tax, levy or similar governmental charge not imposed upon the Partnership or on its property. It is understood and agreed that, for the purposes of the foregoing sentence, no claim, liability or loss shall be deemed to arise out of or be based upon the gross negligence or willful misconduct of any Partner (or any of its Affiliates) solely because it arises out of or is based upon the gross negligence or willful misconduct of a director, officer or employee of such Partner or such Affiliate if at the time of such negligence or misconduct such director, officer or employee was a seconded employee or was a member of the Governing Committee.”

Registrant incorporated under the law of the State of Delaware

Diebold Global Finance Corporation

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation, such as Diebold Global Finance Corporation, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•

the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of a registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents.

Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors or officers from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

The Certificate of Incorporation of Diebold Global Finance Corporation provides, in effect, that to the fullest extent permitted by the laws of the State of Delaware, Diebold Global Finance Corporation will indemnify and hold harmless any director, officer, employee or agent from and against any and all expenses and liabilities imposed upon such director, officer, employee or agent by reason of the fact that such person is or was such a director, officer, employee or agent of Diebold Global Finance Corporation.

Diebold Holding Company, LLC, Diebold SST Holding Company, LLC and Diebold Nixdorf Technology Finance, LLC

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company, such as Diebold Holding Company, LLC, Diebold SST Holding Company, LLC and Diebold Nixdorf Technology Finance, LLC, has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Certificate of Incorporation of Diebold Holding Company, LLC provides, in effect, that to the fullest extent permitted by the laws of the State of Delaware, Diebold Holding Company, LLC will indemnify and hold harmless any director, officer, employee or agent from and against any and all expenses and liabilities imposed upon such director, officer, employee or agent by reason of the fact that such person is or was such a director, officer, employee or agent of the company.

The Certificate of Incorporation of Diebold SST Holding Company, LLC provides, in effect, that to the fullest extent permitted by the laws of the State of Delaware, Diebold SST Holding Company, LLC will indemnify and hold harmless any director, officer, employee or agent from and against any and all expenses and liabilities imposed upon such director, officer, employee or agent by reason of the fact that such person is or was such a director, officer, employee or agent of the company.

Each of Diebold Holding Company, LLC, Diebold SST Holding Company, LLC and Diebold Nixdorf Technology Finance, LLC’s Limited Liability Company Agreement provides that, to the fullest extent permitted under the DLLCA, managers and officers of the company shall be entitled to indemnification and advancement of expenses from the company for and against any loss, damage, claim or expense (including attorneys’ fees) whatsoever incurred by the manager or officer relating to or arising out of any act or omission or alleged acts or omissions (whether or not constituting negligence or gross negligence) performed or omitted by the manager or officer on behalf of the company, to the extent such manager or officer reasonably and in good faith believed such act or omission to be within the express or implied scope of the authority and responsibility vested in such manager or officer.

Registrants incorporated under the laws of Canada

Diebold Canada Holding Company Inc.

Under the Business Corporations Act (Alberta) (the “ABCA”), except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other action or proceeding in which the director or officer is involved by reason of being or having been a director or officer of that corporation or body corporate, if: (i) the director or officer acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful. Such a person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal, administrative, investigative or other action or proceeding in which the person is involved by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done and if the individual fulfils the conditions set out in (i) and (ii) above. A corporation may, with the approval of the Court of King’s Bench of Alberta, also indemnify such a person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in (i) and (ii) above.

The ABCA also provides that a corporation may purchase and maintain insurance for the benefit of any person referred to above against any liability incurred by the person in the person’s capacity as a director or officer of the corporation or of another body corporate if the person acts or acted in that capacity at the corporation’s request.

The by-laws of Diebold Canada Holding Company Inc. require the corporation to indemnify, subject to the ABCA, its directors and officers, former directors and officers, and persons who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, in such circumstances as the ABCA permits or requires. The by-laws also provide that the corporation may purchase and maintain insurance for the benefit of any such person against any liability incurred against him or her in his or her capacity as a director or officer of the corporation or of another body corporate where he or she acts or acted in that capacity at the corporation’s request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the corporation or the body corporate, as applicable.

Diebold Nixdorf Canada, Limited

Under the Business Corporations Act (Ontario) (the “OBCA”), a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or another entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Such an individual is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity, if the individual seeking an indemnity was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfils the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify such a person in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the person fulfils the conditions set out in (i) above.

The OBCA also provides that a corporation may purchase and maintain insurance for the benefit of an individual referred to above against any liability incurred by the individual in the individual’s capacity as a director or officer of the corporation or as a director or officer, or a similar capacity, of another entity, if the person acts or acted in that capacity at the corporation’s request.

The by-laws of Diebold Nixdorf Canada, Limited require the corporation to indemnify its directors and officers, former directors and officers, and individuals who acts or acted at the corporation’s request as a director or officer (or an individual acting in a similar capacity) of another entity, in such circumstances as the OBCA or law permits or requires. The by-laws also provide that the corporation may, subject to the OBCA, purchase and maintain insurance for the benefit of any such individual as the board of directors may from time to time determine.

Registrant incorporated under the laws of Belgium

Diebold Nixdorf BV

Under Belgian law, the directors of the Belgian Guarantor may be liable for damages to the company in case of improper performance of their duties. Directors may be liable to the company and to third parties for infringement of the articles of association of the Belgian Guarantor or the Belgian Code of Companies and Associations. Under certain circumstances, directors may be criminally liable.

Registrant incorporated under the laws of Netherlands

Diebold Nixdorf B.V., Diebold Nixdorf Dutch Holding B.V., Diebold Nixdorf Global Holding B.V., Diebold Nixdorf Software Partner B.V., Diebold Nixdorf Global Solutions B.V., Diebold Nixdorf Software C.V.

Diebold Nixdorf B.V., Diebold Nixdorf Dutch Holding B.V., Diebold Nixdorf Global Holding B.V., Diebold Nixdorf Software Partner B.V. and Diebold Nixdorf Global Solutions B.V. are private limited companies incorporated and existing under the laws of the Netherlands (the “Dutch BVs”).

Diebold Nixdorf Software C.V. is a limited partnership established and existing under the laws of the Netherlands (the “Dutch LP”; the Dutch LP and the Dutch BVs are hereinafter each referred to as a “Dutch Guarantor” and together as the “Dutch Guarantors”).

A Dutch limited partnership (commanditaire vennootschap) does not have a board of directors. The partners of the Dutch LP at the date of this Exchange Offer are Diebold Nixdorf Software Partner B.V. as its general partner and Diebold Nixdorf Global Holding B.V. and IP Management GmbH as its limited partners. The following applies to the directors of Diebold Nixdorf Software Partner B.V. and Diebold Nixdorf Global Holding B.V.

Under Dutch law, a director’s liability can be retroactively limited by a resolution of the general meeting of shareholders of the relevant company. A discharge of liability includes a discharge for any and all acts of the director which are referred to in the annual accounts of the company or in any other information made available to the shareholders at the general meeting. A discharge of liability does however not provide any protection against external liability. Moreover, a discharge can be nullified in court proceedings.

The company and one or more of its directors can also enter into an agreement whereby the company agrees to refrain from commencing any liability suits against the directors. Please note that this form of liability protection is however not considered to be very effective as the obligation of directors of Dutch companies to perform their duties properly is mandatory and cannot be excluded by contract. Additionally, please note that an exclusion of liability for deliberate acts (opzet) or willful misconduct (bewuste roekeloosheid) is contrary to Dutch public policy and public morals (openbare orde en goede zeden) and would therefore be considered null and void.

A commitment by a third party (usually a shareholder) that it shall hold a director harmless in the event of claims that relate to their performance as director may protect against both internal and external liability. As with exclusion of liability, indemnifications may not be effective where there is deliberate breach (opzet) and/or willful misconduct (bewuste roekeloosheid) since an indemnification under these circumstances is generally contrary to Dutch public policy and public morals (openbare orde en goede zeden) and would therefore be considered null and void.

Registrant incorporated under the laws of France

Diebold Nixdorf S.A.S.

Under French law, provisions of by-laws that limit the liability of directors and officers are prohibited. However, French law allows sociétés par actions simplifiées to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company.

Registrants incorporated under the laws of Germany

Diebold Nixdorf Holding Germany GmbH, Wincor Nixdorf International GmbH, Diebold Nixdorf Systems GmbH, Diebold Nixdorf Deutschland GmbH, Diebold Nixdorf Logistics GmbH, Diebold Nixdorf Global Logistics GmbH, Wincor Nixdorf Facility GmbH, Diebold Nixdorf Real Estate GmbH & Co. KG, Diebold Nixdorf Business Administration Center GmbH, IP Management GmbH, Diebold Nixdorf Vermögensverwaltungs GmbH, Diebold Nixdorf Security GmbH, Diebold Nixdorf Operations GmbH, Diebold Nixdorf Finance Germany GmbH

Diebold Nixdorf Holding Germany GmbH, Wincor Nixdorf International GmbH, Diebold Nixdorf Systems GmbH, Diebold Nixdorf Deutschland GmbH, Diebold Nixdorf Logistics GmbH, Diebold Nixdorf Global Logistics GmbH, Wincor Nixdorf Facility GmbH, Diebold Nixdorf Real Estate GmbH & Co. KG, Diebold Nixdorf Business Administration Center GmbH, IP Management GmbH, Diebold Nixdorf Vermögensverwaltungs GmbH, Diebold Nixdorf Security GmbH, Diebold Nixdorf Operations GmbH, Diebold Nixdorf Finance Germany GmbH (each a “German Guarantor” and together the “German Guarantors”) are German companies with limited liability.

Under German law, a managing director of each of the German Guarantors shall be regularly entitled to claim indemnification from a shareholder of such German Guarantors in the event that the managing director will be liable for a business-destroying intervention (existenzvernichtender Eingriff) jointly with the shareholder provided that the shareholder has instructed the managing director to the action or omission resulting in the aforementioned business-destroying intervention.

Following the German legal principles regarding the “mandate and contract for the management of the affairs of another” and in particular sec. 670 of the German Civil Code (BGB), a German Guarantor will be obliged to make reimbursement of all expenses (Aufwendungen) incurred by a managing director for the purpose of performing a mandate on behalf of the respective German Guarantor that the managing director lawfully considered to be necessary in the circumstances.

The managing directors may also be entitled to ask for indemnification from the German Guarantor pursuant to sec. 426 (1) BGB in case of joint liability with the German Guarantor vis-à-vis third parties, provided that the managing director has not violated any of his/her obligations towards the German Guarantor. The same principles apply in case of a joint and several liability of two or more managing directors among themselves. In case of a joint liability of a managing director and the respective German Guarantor vis-à-vis the German tax authorities for any tax payments, the managing director is entitled to ask for indemnification by the German Guarantor in respect to the primary tax obligation but excluding any fine for late payment. The right to ask for such indemnification does generally not exist, however, if and to the extent the managing director and the German Guarantor would be liable based on tort (sec. 823 to 853, 31 BGB).

Registrant incorporated under the laws of Italy

Diebold Nixdorf s.r.l.

Italian law generally permits indemnification of any director, officer or employee of the Italian company or any controlling entity thereof with respect to any proceeding against any such person provided that: (a) criminal liabilities and civil liabilities arising as a result of criminal conducts judicially sanctioned and administrative fines, and (b), pursuant to art. 1229 of the Italian Civil Code civil liabilities (i) arising as a result of gross negligence (colpa grave) or willful misconduct (dolo) and/or (ii) which may result in the future from any conduct which will breach any public order principle; are not indemnifiable as a matter of law.

The amount of the indemnification must be ordered by a court or properly agreed between the indemnity provider and the indemnified person.

Advancement of expenses and indemnification is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or code of regulations or any agreement, vote of shareholders or disinterested directors or otherwise.

Registrants incorporated under the laws of Poland

Diebold Nixdorf Sp. z o.o., Diebold Nixdorf BPO Sp. z o.o.

In the Polish legal system, as a rule, a legal person (commercial company) is liable for damages caused by the fault of its body (e.g., members of the management board). Liability may arise from legal actions taken by the body of the legal person, but also from purely factual actions. Liability of a legal entity requires the damage, the fault of its organ, i.e. an individual or group of individuals forming the organ, and an adequate causal link between the behavior of the company’s organ and the damage. In addition, the prerequisite for examining the fault of the body is to establish the illegality of the act or omission of the legal entity. The above principles of liability do not exclude the personal liability of an individual who is a member of a representative body for his own act (e.g., this applies to the situation of overstepping the authority of a corporate body). In the event of concurrence, the liability is joint and several. Tort liability, like contractual liability in business relationships, can be limited or excluded in contractual relationships with certain exceptions. Indemnification has an internal effect between the member of the representative body of a company and the company, but in civil proceedings, the company under certain conditions may enter the process as the final responsible party for the damage. On the other hand, no indemnification is possible with respect to legal relations other than civil, such as with respect to fines awarded as a result of criminal proceedings, penalties of an administrative nature. As for the liability of directors - employees (not members of the company’s bodies), they are not liable to the company’s creditors only to the employer.

In connection with the content of this Registration Statement, it should be borne in mind that the actions taken by the company’s bodies must be in accordance with the articles of association, and in this regard it is necessary to have the appropriate corporate consent, so the granting of which will be tantamount to the governing body of the company acting within its authority.

Registrant incorporated under the laws of Spain

Diebold Nixdorf S.L.

Under Spanish law, the directors of a company are liable to the company, to its shareholders and to its creditors for damages caused by their acts or omissions contrary to law or the company’s bylaws, or performed in breach of the duties inherent to the office as director, provided that there has been fraud or negligence. Accordingly, under Spanish law, provisions of the bylaws that limit the liability of directors are not permitted.

However, Spanish law allows Spanish companies to contract for and maintain civil liability insurance in respect of directors’ statutory liability, provided that they acted in good faith and within their capacities as directors or officers of the Company.

Registrant incorporated under the laws of Sweden

Diebold Nixdorf AB

As of the date of this registration statement, neither any Swedish statute nor the Swedish registrant’s articles of association or other constitutional documents contain any provision concerning indemnification by the Swedish registrant of the Swedish registrant’s controlling persons or members of the Swedish registrant’s board of directors or officers.

Registrants incorporated under the laws of England and Wales

Diebold Nixdorf (UK) Limited

Subject to certain exceptions, the laws of England and Wales do not permit a company directly or indirectly to indemnify a director of a company in connection with any negligence, default, breach of duty or breach of trust by the director in relation to the company.

Articles 36 and 37 of Diebold Nixdorf (UK) Limited’s Articles of Association provide:

“36. Subject to the provisions of the Act, but without prejudice to any indemnity to which he may otherwise be entitled, each person who is a director, alternate director or secretary of the Company must be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

(a) defending proceedings (whether civil or criminal) in which judgement is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

(b) in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

37. The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(a) a director, alternate director, secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(b) trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested,

indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.”

For the purposes of these Articles, “the Act” means “the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force”. This captures the current prevailing company legislation in the UK, the Companies Act 2006.

The relevant sections of the Companies Act 2006 provide as follows:

232 Provisions protecting directors from liability

(1)

Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233 Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234 Qualifying third party indemnity provision

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—

(a)	any liability of the director to pay—

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director—

(i)	in defending criminal proceedings in which he is convicted, or

(ii)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)	For this purpose—

(a)	a conviction, judgment or refusal of relief becomes final—

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)	an appeal is disposed of—

(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

(6)

The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235 Qualifying pension scheme indemnity provision

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)

Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—

(a)	any liability of the director to pay—

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)	For this purpose—

(a)	a conviction becomes final—

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)	an appeal is disposed of—

(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

(6)	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

256 Associated bodies corporate

For the purposes of this Part—

(a)	bodies corporate are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

(b)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

239 Ratification of acts of directors

(1)	This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2)	The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3)	Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4)

Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.

This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

(5)	For the purposes of this section—

(a)	“conduct” includes acts and omissions;

(b)	“director” includes a former director;

(c)	a shadow director is treated as a director; and

(d)	in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

(6)	Nothing in this section affects—

(a)	the validity of a decision taken by unanimous consent of the members of the company, or

(b)	any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

(7)

This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

1157 Power of court to grant relief in certain cases

(1)	If in proceedings for negligence, default, breach of duty or breach of trust against—

(a)	an officer of a company, or

(b)	a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)	If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a)	he may apply to the court for relief, and

(b)

the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)

Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

Directors’ and Officers’ Liability Insurance

The Company has obtained directors’ and officers’ liability insurance with customary terms and subject to customary exclusions, for the benefit of its directors and officers, and directors and officers of its subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Diebold, Incorporated (incorporated by reference to Exhibit 3.1(i) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994 (Commission File No. 1-4879))

3.2	Certificate of Amendment by Shareholders to Amended Articles of Incorporation of Diebold, Incorporated (incorporated by reference to Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (Commission File No. 1-4879))

3.3	Certificate of Amendment to Amended Articles of Incorporation of Diebold, Incorporated (incorporated by reference to Exhibit 3.3 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (Commission File No. 1-4879))

3.4	Certificate of Amendment to Amended Articles of Incorporation of Diebold, Incorporated (incorporated by reference to Exhibit 3.1(i) to Registrant’s Current Report on Form 8-K filed on December 12, 2016 (Commission File No. 1-4879))

3.5	Certificate of Amendment to Amended Articles of Incorporation of Diebold Nixdorf, Incorporated (incorporated by reference to Exhibit 3.5 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (File No. 1-4879))

3.6	Certificate of Amendment to Amended Articles of Incorporation of Diebold Nixdorf, Incorporated, effective March 9, 2022 (incorporated by reference to Exhibit 3.1(vi) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (Commission File No. 1-4879))

3.7	Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.1(i) to Registrant’s Current Report on Form 8-K filed on February 17, 2017 (Commission File No. 1-4879))

3.8	Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on February 6, 2023 (Commission File No. 1-4879))

Exhibit No.	Description

4.1	Indenture, dated as of April 19, 2016, among Diebold, Incorporated, as issuer, the subsidiaries of Diebold, Incorporated named therein as guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on April 19, 2016 (Commission File No. 1-4879))

4.2	Form of 8.5% Senior Notes due 2024 (included in Exhibit 4.1)

4.3	First Supplemental Indenture, dated as of November 29, 2018, to the Indenture, dated as of April 19, 2016, among Diebold Nixdorf, Incorporated, the Guaranteeing Subsidiaries named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1(ii) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 (Commission File No. 1-4879))

4.4	Second Supplemental Indenture, dated as of February 20, 2019, to the Indenture, dated as of April 19, 2016, among Diebold Nixdorf, Incorporated, the Guaranteeing Subsidiary named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1(iii) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 (Commission File No. 1-4879))

4.5	Third Supplemental Indenture, dated as of July 20, 2020, to the Indenture, dated as of April 19, 2016, among Diebold Nixdorf, Incorporated, the Guaranteeing Subsidiary named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1(iv) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (Commission File No. 1-04879))

4.6**	Fourth Supplemental Indenture, dated as of December 23, 2022, to the Indenture, dated as of April 19, 2016, among Diebold Nixdorf, Incorporated, the subsidiary guarantors party thereto and U.S Bank Trust Company, National Association, as trustee

4.7	Fifth Supplemental Indenture, dated as of December 29, 2022, to the Indenture, dated as of April 19, 2016, among Diebold Nixdorf, Incorporated, the subsidiary guarantors party thereto and U.S Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K filed on January 5, 2023 (Commission File No. 1-4879))

4.8	Indenture, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, the subsidiary guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee, and GLAS Americas LLC, as collateral agent (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on January 5, 2023 (Commission File No. 1-4879))

4.9**	Form of Supplemental Indenture No. 1 to Indenture, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, the subsidiary guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee, and GLAS Americas LLC, as collateral agent

4.10	Form of 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 (included in Exhibit 4.8)

4.11	Unit Agreement, between Diebold Nixdorf, Incorporated and U.S. Bank Trust Company, National Association, as units trustee, as notes trustee and as warrant agent (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on January 5, 2023 (Commission File No. 1-4879))

4.12	Form of Unit Certificate (included in Exhibit 4.11)

4.13	Warrant Agreement, between Diebold Nixdorf, Incorporated and U.S. Bank Trust Company, National Association, as warrant agent (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on January 5, 2023 (Commission File No. 1-4879))

Exhibit No.	Description

4.14	Form of Warrant Certificate (included in Exhibit 4.13)

5.1**	Opinion of Sullivan & Cromwell LLP

5.2**	Opinion of Jones Day

5.3**	Opinion of McMillan LLP

5.4**	Opinion of Jones Day

5.5**	Opinion of Jones Day

5.6**	Opinion of Sullivan & Cromwell LLP

5.7**	Opinion of Sullivan & Cromwell LLP

5.8**	Opinion of Jones Day

5.9**	Opinion of K2 Legal Korboński I Partnerzy Kancelaria Radców Prawnych Spółka Partnerska

5.10**	Opinion of Jones Day

5.11**	Opinion of Gernandt & Danielsson Advokatbyrå KB

5.12**	Opinion of Sullivan & Cromwell LLP

10.1	Credit Agreement, dated as of November 23, 2015, among Diebold, Incorporated, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to Registrant’s Amendment No. 1 to Registration Statement on Form S-4/A filed on January 8, 2016 (Registration No. 333-208186))

10.2	Replacement Facilities Effective Date Amendment, dated as of December 23, 2015, among Diebold, Incorporated, and the subsidiary borrower party thereto, the guarantors party thereto, JPMorgan Chase Bank, N.A, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.2 to Registrant’s Amendment No. 1 to Registration Statement on Form S-4/A filed on January 8, 2016 (Registration No. 333-208186))

10.3	Second Amendment to Credit Agreement, dated as of May 6, 2016, among Diebold, Incorporated, the subsidiary borrowers party thereto, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on May 12, 2016 (Commission File No. 1-4879))

10.4	Third Amendment to Credit Agreement, dated as of August 16, 2016, between Diebold, Incorporated and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.34 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 (Commission File No. 1-4879))

10.5	Fourth Amendment to Credit Agreement, dated as of February 14, 2017, between Diebold, Incorporated and JP Morgan Chase Bank, N.A. as administrative agent (incorporated by reference to Exhibit 10.9(v) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 (Commission File No. 1-4879))

10.6	Incremental Amendment to Credit Agreement, dated as of May 9, 2017, among Diebold Nixdorf, Incorporated, the subsidiary borrowers party thereto, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.12 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (Commission File No. 1-4879))

Exhibit No.	Description

10.7	Fifth Amendment, dated as of April 17, 2018, among Diebold Nixdorf, Incorporated, the subsidiary borrower party thereto, the guarantor party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on April 20, 2018 (Commission File No. 1- 4879))

10.8	Sixth Amendment and Incremental Amendment, dated as of August 30, 2018, among Diebold Nixdorf, Incorporated, the subsidiary borrowers party thereto, the guarantor party thereto, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on September 4, 2018 (Commission File No. 1-4879))

10.9	Seventh Amendment, dated August 7, 2019, among Diebold Nixdorf, Incorporated, the subsidiary borrowers party thereto, the guarantor party thereto, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (Commission File No. 1-4879))

10.10	Eighth Amendment, dated as of February 27, 2020, among Diebold Nixdorf, Incorporated, the subsidiary borrowers party thereto, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (Commission File No. 1-4879))

10.11	Ninth Amendment, dated as of July 20, 2020, by and among Diebold Nixdorf, Incorporated, as borrower, the subsidiary borrowers named therein, the guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and the other institutions named on the signature pages thereto (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on July 24, 2020 (Commission File No. 1-4879))

10.12	Tenth Amendment, dated as of November 6, 2020, by and among Diebold Nixdorf, Incorporated, as borrower, the subsidiary borrowers named therein, the guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and other institutions named on the signature pages thereto (incorporated by reference to Exhibit 10.8 (xii) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (Commission File No. 1-4879))

10.13	Eleventh Amendment, dated as of March 11, 2022 by and among Diebold Nixdorf, Incorporated, as borrower, the subsidiary borrowers named therein, the guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and other institutions named on the signature pages thereto (incorporated by reference to Exhibit 10.8 (xiii) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (Commission File No. 1-4879))

10.14	Twelfth Amendment to Credit Agreement, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, the subsidiary borrowers party thereto, the guarantors party thereto, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed on January 5, 2023 (Commission File No. 1-4879))

10.15	Credit Agreement, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, Diebold Nixdorf Holding Germany GmbH, the lenders party thereto, GLAS USA LLC, as administrative agent, and GLAS Americas LLC, as collateral agent (incorporated by reference to Exhibit 10.4 to Registrant’s Current Report on Form 8-K filed on January 5, 2023 (Commission File No. 1-4879))

10.16	Credit Agreement, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, the lenders party thereto, JPMorgan Chase Bank, N.A., administrative agent, and GLAS Americas LLC, as collateral agent (incorporated by reference to Exhibit 10.5 to Registrant’s Current Report on Form 8-K filed on January 5, 2023 (Commission File No. 1-4879))

Exhibit No.	Description

10.17	Revolving Credit and Guaranty Agreement, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, the subsidiary borrowers and guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. and PNC Capital Markets LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, GLAS Americas LLC, as European collateral agent, JPMorgan Chase Bank, N.A. and PNC Bank, National Association, as co-syndication agents, and Bank of America, N.A. and Deutsche Bank, as co-documentation agents (incorporated by reference to Exhibit 10.5 to Registrant’s Current Report on Form 8-K filed on January 5, 2023 (Commission File No. 1-4879))

10.18	Amendment and Limited Waiver, dated as of March 21, 2023, between Diebold Nixdorf, Incorporated, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other borrowers and lenders party thereto (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on March 22, 2023 (Commission File No. 1-4879))

21.1	Subsidiaries of Diebold Nixdorf, Incorporated (incorporated by reference to Exhibit 21.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 (Commission File No. 1-4879)

22.1*	Subsidiary Guarantors and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize Securities of Diebold Nixdorf, Incorporated

23.1**	Consent of Sullivan & Cromwell LLP (Included in Exhibit 5.1)

23.2**	Consent of Jones Day (included in Exhibit 5.2)

23.3**	Consent of McMillan LLP (included in Exhibit 5.3)

23.4**	Consent of Jones Day (included in Exhibit 5.4)

23.5**	Consent of Jones Day (included in Exhibit 5.5)

23.6**	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.6)

23.7**	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.7)

23.8**	Consent of Jones Day (included in Exhibit 5.8)

23.9**	Consent of K2 Legal Korboński I Partnerzy Kancelaria Radców Prawnych Spółka Partnerska (included in Exhibit 5.9)

23.10**	Consent of Jones Day (included in Exhibit 5.10)

23.11**	Consent of Gernandt & Danielsson Advokatbyrå KB (included in Exhibit 5.11)

23.12**	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.12)

23.13*	Consent of KPMG LLP

24.1**	Power of Attorney (Included on the Signature Pages to this Form S-4)

25.1**	Statement on Form T-1 of eligibility of Trustee for the 8.500% Second Lien Senior Secured Notes due 2026

107**	Calculation of Filing Fee Table

*	Filed herewith
**	Previously filed as an exhibit to Registrant’s Registration Statement on Form S-4 (File No. 333-269706) filed on February 10, 2023.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications,

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h)

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(i)

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(k)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Octavio Marquez	President, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2023

/s/ James Barna James Barna	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2023

* Arthur F. Anton	Director	March 27, 2023

* Bruce H. Besanko	Director	March 27, 2023

* Reynolds C. Bish	Director	March 27, 2023

* William A. Borden	Director	March 27, 2023

* Ellen M. Costello	Director	March 27, 2023

* Phillip R. Cox	Director	March 27, 2023

* Dr. Alexander Dibelius	Director	March 27, 2023

* Matthew Goldfarb	Director	March 27, 2023

1. Diebold Nixdorf, Incorporated

Signature	Title	Date

* Gary G. Greenfield	Director	March 27, 2023

* Kent M. Stahl	Director	March 27, 2023

* Lauren C. States	Director	March 27, 2023

* Marjorie L. Bowen	Director	March 27, 2023

* Emanuel R. Pearlman	Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

1. Diebold Nixdorf, Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD GLOBAL FINANCE CORPORATION

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jonathan B. Leiken Jonathan B. Leiken	President and Director (Principal Executive Officer)	March 27, 2023

* James Barna	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 27, 2023

* Elizabeth Radigan	Vice President, Secretary and Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

2. Diebold Global Finance Corporation

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD HOLDING COMPANY, LLC

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jonathan B. Leiken Jonathan B. Leiken	President and Director (Principal Executive Officer)	March 27, 2023

* James Barna	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 27, 2023

* Elizabeth Radigan	Vice President, Secretary and Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

3. Diebold Holding Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD SST HOLDING COMPANY, LLC

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jonathan B. Leiken Jonathan B. Leiken	President and Director (Principal Executive Officer)	March 27, 2023

* James Barna	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 27, 2023

* Elizabeth Radigan	Vice President, Secretary and Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

4. Diebold SST Holding Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hudson, Ohio, on this 27th day of March, 2023.

GRIFFIN TECHNOLOGY INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jonathan B. Leiken Jonathan B. Leiken	President and Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* Elizabeth Radigan	Vice President, Secretary and Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

5. Griffin Technology Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD SELF-SERVICE SYSTEMS

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jonathan B. Leiken Jonathan B. Leiken	President and Director (Principal Executive Officer)	March 27, 2023

* James Barna	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 27, 2023

* Edward Crooks	Vice President, Secretary and Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

6. Diebold Self-Service Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF TECHNOLOGY FINANCE, LLC

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jonathan B. Leiken Jonathan B. Leiken	President and Director (Principal Executive Officer)	March 27, 2023

* James Barna	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 27, 2023

* Elizabeth Radigan	Vice President, Secretary and Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

7. Diebold Nixdorf Technology Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mississauga, Ontario, Canada, on this 27th day of March, 2023.

DIEBOLD NIXDORF CANADA, LIMITED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Vice President, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Jeannette Pacoli	President and Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

/s/ Jonathan B. Leiken Jonathan B. Leiken	Vice President, Secretary and Director	March 27, 2023

* Octavio Marquez	Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

8. Diebold Nixdorf Canada, Limited

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

8. Diebold Nixdorf Canada, Limited

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hudson, Ohio on this 27th day of March, 2023.

DIEBOLD CANADA HOLDING COMPANY INC.

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Vice President, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Jeannette Pacoli	President and Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

/s/ Jonathan B. Leiken Jonathan B. Leiken	Vice President, Secretary and Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

9. Diebold Canada Holding Company Inc.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

9. Diebold Canada Holding Company Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Zellik, Belgium, on this 27th day of March, 2023.

DIEBOLD NIXDORF BV

By:	/s/ Helena Müller
Name: Helena Müller
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Nancy De Troyer	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* Helena Müller	Managing Director (Principal Executive Officer)	March 27, 2023

* Hervé Grelet	Managing Director (Principal Executive Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

10. Diebold Nixdorf BV

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

10. Diebold Nixdorf BV

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Utrecht, Netherlands, on this 27th day of March, 2023.

DIEBOLD NIXDORF GLOBAL HOLDING B.V.

By:	/s/ Elizabeth Radigan
Name: Elizabeth Radigan
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Hendrik Schouten	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* Elizabeth Radigan	Managing Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

11. Diebold Nixdorf Global Holding B.V.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

11. Diebold Nixdorf Global Holding B.V.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Utrecht, Netherlands, on this 27th day of March, 2023.

DIEBOLD NIXDORF B.V.

By:	/s/ Elizabeth Radigan
Name: Elizabeth Radigan
Title: Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Hendrik Schouten	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* Michael Engel	Managing Director	March 27, 2023

* Dorothea Engel	Supervisory Director	March 27, 2023

* Elizabeth Radigan	Supervisory Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

12. Diebold Nixdorf B.V.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

12. Diebold Nixdorf B.V.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Utrecht, Netherlands, on this 27th day of March, 2023.

DIEBOLD NIXDORF DUTCH HOLDING B.V.

By:	/s/ Elizabeth Radigan
Name: Elizabeth Radigan
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Hendrik Schouten	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* Elizabeth Radigan	Managing Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

13. Diebold Nixdorf Dutch Holding B.V.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

13. Diebold Nixdorf Dutch Holding B.V.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Utrecht, Netherlands, on this 27th day of March, 2023.

DIEBOLD NIXDORF SOFTWARE PARTNER B.V.

By:	/s/ Michael Engel
Name: Michael Engel
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Michael Engel	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* Dorothea Engel	Supervisory Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

14. Diebold Nixdorf Software Partner B.V.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

14. Diebold Nixdorf Software Partner B.V.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Utrecht, Netherlands, on this 27th day of March, 2023.

DIEBOLD NIXDORF SOFTWARE C.V. By: Diebold Nixdorf Software Partner BV, general partner

By:	/s/ Michael Engel
Name: Michael Engel
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Michael Engel	Managing Director of General Partner (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* Dorothea Engel	Supervisory Director of General Partner	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

15. Diebold Nixdorf Software C.V.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

15. Diebold Nixdorf Software C.V.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Utrecht, Netherlands, on this 27th day of March, 2023.

DIEBOLD NIXDORF GLOBAL SOLUTIONS B.V.

By:	/s/ Hendrik Schouten
Name: Hendrik Schouten
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Hendrik Schouten	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

16. Diebold Nixdorf Global Solutions B.V.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

16. Diebold Nixdorf Global Solutions B.V.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vélizy Villacoublay, France, on this 27th day of March, 2023.

DIEBOLD NIXDORF S.A.S.

By:	/s/ Octavio Marquez
Name: Octavio Marquez
Title: President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Octavio Marquez	President (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

17. Diebold Nixdorf S.A.S.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

17. Diebold Nixdorf S.A.S.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF HOLDING GERMANY GMBH

By:	/s/ Olaf Heyden
Name: Olaf Heyden
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Olaf Heyden	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

18. Diebold Nixdorf Holding Germany GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

18. Diebold Nixdorf Holding Germany GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

WINCOR NIXDORF INTERNATIONAL GMBH

By:	/s/ Olaf Heyden
Name: Olaf Heyden
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Olaf Heyden	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* Jörn Förster	Managing Director (Principal Executive Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

19. Wincor Nixdorf International GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

19. Wincor Nixdorf International GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF SYSTEMS GMBH

By:	/s/ Jörn Förster
Name: Jörn Förster
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Jörn Förster	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* Tanja Werres	Managing Director (Principal Executive Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

20. Diebold Nixdorf Systems GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

20. Diebold Nixdorf Systems GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF DEUTSCHLAND GMBH

By:	/s/ Frank Johann
Name: Frank Johann
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Frank Johann	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

21. Diebold Nixdorf Deutschland GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

21. Diebold Nixdorf Deutschland GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF LOGISTICS GMBH

By:	/s/ Christina Wieber
Name: Christina Wieber
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Christina Wieber	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

22. Diebold Nixdorf Logistics GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

22. Diebold Nixdorf Logistics GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF GLOBAL LOGISTICS GMBH

By:	/s/ Christina Wieber
	Name:	Christina Wieber
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Christina Wieber	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

23. Diebold Nixdorf Global Logistics GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
	Name:	Jonathan B. Leiken
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

23. Diebold Nixdorf Global Logistics GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

WINCOR NIXDORF FACILITY GMBH

By:	/s/ Jörn Förster
	Name:	Jörn Förster
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Jörn Förster	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

24. Wincor Nixdorf Facility GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
	Name:	Jonathan B. Leiken
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

24. Wincor Nixdorf Facility GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF REAL ESTATE GMBH & CO. KG By: Diebold Nixdorf Security GmbH, general partner

By:	/s/ Jörn Förster
	Name:	Jörn Förster
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Jörn Förster	Managing Director of General Partner (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

25. Diebold Nixdorf Real Estate GmbH & Co. KG

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
	Name:	Jonathan B. Leiken
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

25. Diebold Nixdorf Real Estate GmbH & Co. KG

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF BUSINESS ADMINISTRATION CENTER GMBH

By:	/s/ Jörg Kleinschmidt
	Name:	Jörg Kleinschmidt
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Jörg Kleinschmidt	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

26. Diebold Nixdorf Business Administration Center GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
	Name:	Jonathan B. Leiken
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

26. Diebold Nixdorf Business Administration Center GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

IP MANAGEMENT GMBH

By:	/s/ Olaf Heyden
	Name:	Olaf Heyden
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Olaf Heyden	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

27. IP Management GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
	Name:	Jonathan B. Leiken
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

27. IP Management GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF VERMÖGENSVERWALTUNGS GMBH

By:	/s/ Olaf Heyden
	Name:	Olaf Heyden
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Olaf Heyden	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

28. Diebold Nixdorf Vermögensverwaltungs GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
	Name:	Jonathan B. Leiken
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

28. Diebold Nixdorf Vermögensverwaltungs GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF SECURITY GMBH

By:	/s/ Jörn Förster
	Name:	Jörn Förster
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Jörn Förster	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

29. Diebold Nixdorf Security GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
	Name:	Jonathan B. Leiken
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

29. Diebold Nixdorf Security GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF OPERATIONS GMBH

By:	/s/ Michael Schütt
	Name:	Michael Schütt
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Michael Schütt	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

30. Diebold Nixdorf Operations GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
	Name:	Jonathan B. Leiken
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

30. Diebold Nixdorf Operations GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paderborn, Germany, on this 27th day of March, 2023.

DIEBOLD NIXDORF FINANCE GERMANY GMBH

By:	/s/ Jörn Förster
	Name:	Jörn Förster
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Jörn Förster	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

31. Diebold Nixdorf Finance Germany GmbH

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
	Name:	Jonathan B. Leiken
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

31. Diebold Nixdorf Finance Germany GmbH

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Basiglio Milano, Italy, on this 27th day of March, 2023.

DIEBOLD NIXDORF S.R.L.

By:	/s/ Ewa Porebska
	Name:	Ewa Porebska
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Ewa Porebska	Managing Director (Principal Executive Officer)	March 27, 2023

* Ciro Mancino	Managing Director (Principal Financial and Accounting Officer)	March 27, 2023

* Filippo Visconti	Managing Director	March 27, 2023

* Lorenza Sbarbaro	Managing Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

32. Diebold Nixdorf s.r.l.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
	Name:	Jonathan B. Leiken
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

32. Diebold Nixdorf s.r.l.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Warszawa, Poland, on this 27th day of March, 2023.

DIEBOLD NIXDORF SP. Z O.O.

By:	/s/ Tomasz Rokita
Name: Tomasz Rokita
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Stanislav Zrcek	Managing Director (Principal Executive Officer)	March 27, 2023

* Tomasz Rokita	Managing Director (Principal Financial and Accounting Officer)	March 27, 2023

* Adrian Gawrys	Managing Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

33. Diebold Nixdorf Sp. z o.o.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

33. Diebold Nixdorf Sp. z o.o.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Warszawa, Poland, on this 27th day of March, 2023.

DIEBOLD NIXDORF BPO SP. Z O.O.

By:	/s/ Tomasz Rokita
Name: Tomasz Rokita
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Adrian Gawrys	Managing Director (Principal Executive Officer)	March 27, 2023

* Tomasz Rokita	Managing Director (Principal Financial and Accounting Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

34. Diebold Nixdorf BPO Sp. z o.o.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

34. Diebold Nixdorf BPO Sp. z o.o.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madrid, Spain, on this 27th day of March, 2023.

DIEBOLD NIXDORF, S.L.

By:	/s/ Ewa Porebska
Name: Ewa Porebska
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Luis Carlos Rodríguez Argüelles	Managing Director (Principal Executive Officer)	March 27, 2023

* Ewa Porebska	Managing Director (Principal Financial and Accounting Officer)	March 27, 2023

* Luis Pita Espiniella	Managing Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

35. Diebold Nixdorf, S.L.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

35. Diebold Nixdorf, S.L.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Solna, Sweden, on this 27th day of March, 2023.

DIEBOLD NIXDORF AB

By:	/s/ Rene Lauxtermann
Name: Rene Lauxtermann
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Ben Gale	Managing Director (Principal Executive Officer)	March 27, 2023

* Rene Lauxtermann	Managing Director (Principal Financial and Accounting Officer)	March 27, 2023

* Helena Müller	Managing Director	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

36. Diebold Nixdorf AB

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

36. Diebold Nixdorf AB

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bracknell, United Kingdom, on this 27th day of March, 2023.

DIEBOLD NIXDORF (UK) LIMITED

By:	/s/ Paul Young
Name: Paul Young
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

* Paul Young	Managing Director (Principal Executive, Financial and Accounting Officer)	March 27, 2023

* Ben Major Gale	Managing Director (Principal Executive Officer)	March 27, 2023

* By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

37. Diebold Nixdorf (UK) Limited

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement or amendment (including a post-effective amendment) thereto, solely in the capacity as the duly authorized representative in the United States of the registrant, in the city of Hudson, Ohio, on this 27th day of March, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan B. Leiken
Name: Jonathan B. Leiken
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary